PROSPECTUS SUPPLEMENT
(to prospectus dated December 20, 2004)

                                  $389,603,555
                                  (Approximate)

             Structured Asset Mortgage Investments II Trust 2005-F1
                                     Issuer

                  Structured Asset Mortgage Investments II Inc.
                                    Depositor

                    Pass-Through Certificates, Series 2005-F1

You should consider carefully the risk factors beginning on page S-14 in this prospectus supplement.

The Trust

The trust will consist primarily of (i) Class CF Federal National Mortgage Association Guaranteed REMIC Pass-Through Certificates, issued by Fannie Mae REMIC Trust 2005-69, which we refer to as the Fannie Mae pooled certificates, and each of Class MF, Class NF and Class AF Government National Mortgage Association Guaranteed REMIC Pass-Through Securities, issued by Ginnie Mae REMIC Trust 2005-058, which we refer to as the Ginnie Mae pooled certificates and, together with the Fannie Mae pooled certificates, as the pooled certificates, and (ii) four interest rate cap agreements, which we refer to as the interest rate caps, in each case as further described in this prospectus supplement. The trust will issue four classes of certificates which will represent the entire beneficial interest in the trust.

No Cross-Collateralization

Each class of certificates will be entitled to receive payments from one class of pooled certificates and one of the interest rate caps, and will not have the benefit of any cross-collateralization.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the depositor from the offering are expected to be approximately 100% of the aggregate principal amount of the certificates, less expenses. See "Method of Distribution" in this prospectus supplement.

                            Bear, Stearns & Co. Inc.

           The date of this prospectus supplement is August 26, 2005.

   Important notice about information presented in this prospectus supplement and the accompanying prospectus

You should rely only on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the certificates in two separate documents that progressively provide more detail:

      o the accompanying prospectus, which provides general information, some of which may not apply to this series of certificates; and

      o this prospectus supplement, which describes the specific terms of this series of certificates.

We have included in this prospectus supplement the following documents related to the pooled certificates, which we refer to in this prospectus supplement as the "Underlying Offering Documents":

Relating to the Fannie Mae pooled certificates and attached to this prospectus supplement as Exhibit A (the "Fannie Mae Underlying Offering Documents"):
--------------------------------------------------------------------------------

      o Fannie Mae Prospectus Supplement for Guaranteed REMIC Pass-Through Certificates, Fannie Mae REMIC Trust 2005-69, dated June 22, 2005 (the "Fannie Mae Supplement");

      o Fannie Mae Prospectus for Fannie Mae Guaranteed REMIC Pass-Through Certificates dated May 1, 2002 (the "Fannie Mae REMIC Prospectus"); and

      o Fannie Mae Prospectus for Fannie Mae Guaranteed Mortgage Pass-Through Certificates (Single Family Residential Mortgage Loans) dated July 1, 2004 (the "Fannie Mae MBS Prospectus")

Relating to the Ginnie Mae pooled certificates and attached to this prospectus supplement as Exhibit B (the "Ginnie Mae Underlying Offering Documents"):
--------------------------------------------------------------------------------

      o Ginnie Mae Offering Circular Supplement for Guaranteed REMIC Pass-Through Securities and MX Securities, Ginnie Mae REMIC Trust 2005-058, dated August 23, 2005 (the "Ginnie Mae Supplement"); and

      o Ginnie Mae Base Offering Circular for Ginnie Mae Guaranteed REMIC Pass-Through Securities, dated October 1, 2004 (the "Ginnie Mae Base Offering Circular").

If the description of your certificates in this prospectus supplement differs from the related description in the prospectus, you should rely on the information in this prospectus supplement.

The depositor's principal offices are located at 383 Madison Avenue, New York, New York 10179 and its phone number is (212) 272-2000.

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

Caption                                                                     Page
-------                                                                     ----
SUMMARY OF TERMS ....................................................        S-5
RISK FACTORS ........................................................       S-14
DESCRIPTION OF THE POOLED CERTIFICATES ..............................       S-18
     General ........................................................       S-18
     The Fannie Mae Pooled Certificates .............................       S-18
     The Ginnie Mae Pooled Certificates .............................       S-19
DESCRIPTION OF THE CERTIFICATES .....................................       S-21
     General ........................................................       S-21
     Book-Entry Registration ........................................       S-21
     Available Funds ................................................       S-24
     Distributions on the Certificates ..............................       S-24
     Calculation of Interest ........................................       S-25
     Determination of LIBOR .........................................       S-25
     The Interest Rate Caps .........................................       S-26
     The Cap Counterparty ...........................................       S-27
YIELD AND PREPAYMENT CONSIDERATIONS .................................       S-27
     General ........................................................       S-27
     Final Distribution Date ........................................       S-28
THE POOLING AGREEMENT ...............................................       S-29
     General ........................................................       S-29
     Voting Rights ..................................................       S-29
     Assignment of Pooled Certificates ..............................       S-29
     The Certificate Account ........................................       S-29
     Reports to Certificateholders ..................................       S-30
     Amendments .....................................................       S-30
     Certificateholder Action .......................................       S-31
     Termination ....................................................       S-31
     Indemnification of the Trustee .................................       S-31
     Certain Matters Regarding the Trustee ..........................       S-31
FEDERAL INCOME TAX CONSEQUENCES .....................................       S-33
     General ........................................................       S-33
     Tax Characterization of the Trust ..............................       S-33
CERTAIN STATE TAX CONSIDERATIONS ....................................       S-35
ERISA CONSIDERATIONS ................................................       S-35
LEGAL INVESTMENT ....................................................       S-36
METHOD OF DISTRIBUTION ..............................................       S-38
SECONDARY MARKET ....................................................       S-38
LEGAL MATTERS .......................................................       S-38
RATINGS .............................................................       S-39
INDEX OF PRINCIPAL DEFINITIONS ......................................       S-40

Exhibit A - Fannie Mae Underlying Offering Documents ................        A-1

Exhibit B - Ginnie Mae Underlying Offering Documents ................        B-1

Schedule I - Interest Rate Cap Notional Amounts .....................       SI-1

Annex I - Global Clearance, Settlement and
  Tax Documentation Procedures ......................................       AX-1

                                   PROSPECTUS

Caption                                                                     Page
-------                                                                     ----
Introduction ........................................................          5
The Mortgage Pools ..................................................          6
Servicing of Mortgage Loans .........................................         17
Description of the Securities .......................................         24
Description of Credit Enhancement ...................................         45
Other Financial Obligations Related to
   the Securities ...................................................         50
Description of Primary Mortgage
   Insurance, Hazard Insurance; Claims
   Thereunder .......................................................         52
The Depositor .......................................................         55
The Agreements ......................................................         56
Yield Considerations ................................................         64
Maturity and Prepayments
   Considerations ...................................................         67
Legal Aspects of Mortgage Loans .....................................         68
Federal Income Tax Consequences .....................................         85
State and Other Tax Consequences ....................................        111
ERISA Considerations ................................................        111
Legal Investment Matters ............................................        119
Use of Proceeds .....................................................        120
Methods of Distribution .............................................        120
Legal Matters .......................................................        121
Financial Information ...............................................        121
Rating ..............................................................        121
Available Information ...............................................        121
Reports to Securityholders ..........................................        122
Incorporation of Information by
   Reference ........................................................        122
Glossary ............................................................        123

                                SUMMARY OF TERMS

      The following summary is a very broad overview of the certificates and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the certificates, you should read carefully this entire prospectus supplement including the Underlying Offering Documents relating to the pooled certificates attached to and forming a part of this prospectus supplement as Exhibits A and B and the entire accompanying prospectus. An index of defined terms is included at the end of this prospectus supplement to assist you in finding the location of defined terms. Certain terms used in the Underlying Offering Documents are defined in those documents. Capitalized terms used but not defined in this prospectus supplement have the meanings assigned to them in the glossary at the end of the prospectus.

Title of Series..................   Structured Asset Mortgage Investments II
                                    Trust 2005-F1, Pass-Through Certificates,
                                    Series 2005-F1.

Issuer...........................    Structured Asset Mortgage Investments II
                                    Trust 2005-F1, also referred to as the
                                    "trust." The depositor will establish the trust pursuant to a pooling agreement, dated as of August 30, 2005, between the depositor and the trustee, which we refer to in this prospectus supplement as the "pooling agreement."

Depositor........................   Structured Asset Mortgage Investments II
                                    Inc., an affiliate of the underwriter and of the cap counterparty.

Trustee..........................   U.S. Bank National Association.

Cap Counterparty.................   Bear Stearns Financial Products, Inc., which
                                    has a rating of "AAA" from S&P and a rating of "Aaa" from Moody's. The cap counterparty is an affiliate of the depositor and the underwriter.

Closing Date.....................   On or about August 30, 2005.

Distribution Dates...............   Distributions on the Class FA Certificates
                                    will be made on the first business day
                                    following the 25th day of each month (or if the 25th day is not a business day, the second business day following the 25th day of each month, beginning in September 2005.
                                    Distributions on the remaining classes of certificates will be made on the 20th day of each month, or if that day is not a business day, then the next succeeding business day, beginning in September 2005.

Certificates.....................   The four classes of certificates and their
                                    pass-through rates, initial principal
                                    amounts and related pooled certificates are set forth in the table below.

Certificate    Pass-Through    Initial Principal
   Class          Rate(1)          Amount(2)      Related Pooled Certificates(3)
-----------  ---------------   -----------------  -----------------------------
    FA       Adjustable Rate     $ 69,260,555      Fannie Mae 2005-69, Class CF
    FB       Adjustable Rate     $ 95,343,000     Ginnie Mae 2005-058, Class NF
    FC       Adjustable Rate     $150,000,000     Ginnie Mae 2005-058, Class MF
    FD       Adjustable Rate     $ 75,000,000     Ginnie Mae 2005-058, Class AF

1. Each class of certificates will have the benefit of an interest rate cap which will terminate prior to the final distribution date for such class of certificates.

2. The initial principal amount of the Class FA Certificates is equal to the principal balance of the related pooled certificates after the distribution date for those pooled certificates that occurred in August 2005, as reported by Fannie Mae. The initial principal amount of each of the Class FB, Class FC and Class FD Certificates is equal to the initial principal balance of the related pooled certificates, as set forth in the Ginnie Mae Supplement.

3. You can find the full names of the pooled certificates under "Description of the Pooled Certificates" in this prospectus supplement.

                                    Each class of certificates represents in the aggregate the entire beneficial ownership interest in a portion of the trust consisting of the related pooled certificate and the related interest rate cap. Distributions of interest and principal on a class of certificates will be made only from payments received in connection with such related pooled certificate and related interest rate cap described below.

Pass-Through Rates...............   The certificates will bear interest at the
                                    following per annum pass-through rates:

                                    Class FA Certificates: for each distribution date, LIBOR plus the per annum margin of 0.50%, with a maximum rate of the applicable available funds cap and a minimum rate of 0.50%. The pass-through rate with respect to the first interest accrual period is expected to be approximately 4.14125% per annum.

                                    Class FB Certificates: for each distribution date, LIBOR plus the per annum margin of 0.41%, with a maximum rate of the applicable available funds cap and a minimum rate of 0.41%. The pass-through rate with respect to the first interest accrual period is expected to be approximately 3.98125% per annum.

                                    Class FC Certificates: for each distribution date, LIBOR plus the per annum margin of 0.40%, with a maximum rate of the applicable available funds cap and a minimum rate of 0.40%. The pass-through rate with respect to the first interest accrual period is expected to be approximately 3.97125% per annum.

                                    Class FD Certificates: for each distribution date, LIBOR plus the per annum margin of 0.35%, with a maximum rate of the applicable available funds cap and a minimum rate of 0.35%. The pass-through rate with respect to the first interest accrual period is expected to be approximately 3.92125% per annum.

                                    LIBOR for each accrual period for each class will be the same as LIBOR for the related pooled certificate.

                                    The available funds cap with respect to a class of certificates and a distribution date on or before the termination of the applicable interest rate cap is 4.50% plus amounts, if any, paid to the trust pursuant to the related interest rate cap, expressed as a per annum rate. With respect to each class of certificates and a distribution date after the termination of the applicable interest rate cap, the available funds cap is 4.50% per annum.

Interest Accrual Period..........   For each applicable distribution date and
                                    the Class FA Certificates, the period from the 25th day of the month preceding the month of such distribution date through the 24th day of the month of such distribution date, commencing for the September 2005 distribution date for such class on August
                                    25, 2005. For each applicable distribution date and the Class FB, Class FC and Class FD
                                    Certificates, the period from the 20th day of the month preceding the month of such distribution date through the 19th day of the month of such distribution date, commencing for the
                                    September 2005 distribution date for such classes on August 20, 2005.

Record Date......................   For each class of certificates for the first
                                    distribution date, the closing date, and for any distribution date thereafter, the last business day of the month preceding the month in which such distribution date occurs.

Denominations....................   The certificates will be issued in minimum
                                    denominations of $1,000 and increments of $1.00 in excess thereof.

Registration of..................   The trust will issue the certificates
the Certificates                    initially in book-entry form. Persons
                                    acquiring interests in the certificates will hold their beneficial interests through The
                                    Depository Trust Company in the United
                                    States or Clearstream Banking, societe
                                    anonyme or Euroclear in Europe.

The Pooled Certificates..........   The Class CF Fannie Mae Guaranteed REMIC
                                    Pass-Through Certificates, issued by Fannie
                                    Mae REMIC Trust 2005-69, which we refer to in this prospectus supplement as the "Fannie
                                    Mae pooled certificates" or "Fannie Mae
                                    2005-69, Class CF." The Class NF, Class MF and Class AF Ginnie Mae Guaranteed REMIC
                                    Pass-Through Securities, issued by Ginnie
                                    Mae REMIC Trust 2005-058, which we
                                    collectively refer to in this prospectus supplement as the "Ginnie Mae pooled certificates or individually as "Ginnie Mae
                                    2005-058, Class NF," "Ginnie Mae 2005-058,
                                    Class MF" and "Ginnie Mae 2005-058, Class
                                    AF."

                                    Certain information with respect to the
                                    pooled certificates is set forth below. The
                                    Fannie Mae 2005, Class CF was issued in July
                                    2005 and the Ginnie Mae pooled certificates are being issued in August 2005. Each pooled certificate constitutes 100% of its class:

                                     Pooled
                                   Certificate
                                    Principal                                      Maximum         Principal
Certificate     Related Pooled    Type/Interest      Initial      Interest Rate  Rate/Minimum      Balance in
   Class         Certificate         Type(1)      Interest Rate      Formula         Rate            Trust
----------      --------------    -------------   -------------  --------------  ------------   --------------
    FA          Fannie Mae          PAC/AD/FLT     4.14125%      LIBOR + 50 bp   4.5%/0.50%     $69,260,555(2)
                2005-69,
                Class CF
                                    TAC/AD/FLT     3.98125%      LIBOR + 41 bp   4.5%/0.41%     $  95,343,000
    FB          Ginnie Mae
                2005-058, Class
                NF

    FC          Ginnie Mae          TAC/AD/FLT     3.97125%      LIBOR + 40 bp   4.5%/0.40%     $150,000,000
                2005-058, Class
                MF

    FD          Ginnie Mae          TAC/AD/FLT     3.92125%      LIBOR + 35 bp   4.5%/0.35%     $  75,000,000
                2005-058, Class
                AF

----------
1. You can find the explanation of each "Principal Type" and "Interest Type" under "Description of the Pooled Certificates" in this prospectus supplement.
2. After distributions in August 2005.

                                    You should refer to "Description of the
                                    Pooled Certificates" in this prospectus
                                    supplement for more information regarding the pooled certificates In addition, Exhibit A, which is attached and is a part of this prospectus supplement, contains the Fannie Mae Underlying Offering Documents, and Exhibit B, which is attached and is a part of this prospectus supplement, contains the Ginnie Mae Underlying Offering Documents.

Interest Rate Caps...............   Each class of certificates will have the
                                    benefit of an interest rate cap. Payments under each interest rate cap will be made only to the related class of certificates.
                                    With respect to each class of certificates, the cap counterparty will agree to pay to the trust on each related distribution date, an amount equal to the product of (i) the excess of (x) the lesser of the applicable
                                    LIBOR and a maximum payment rate over (y) a strike rate, (ii) the lesser of (x) the related projected principal balance for the related distribution date set forth on a schedule which is attached as part of
                                    Schedule I to this prospectus supplement and
                                    (y) the current principal amount of the
                                    related class of certificates immediately following the prior distribution date and (iii) a fraction, the numerator of which is the number of days in the related interest accrual period (calculated on the basis of a 360-day year consisting of twelve
                                    30-day months), and the denominator if which is 360. Each interest rate cap is designed to partially mitigate the interest rate risk that results from LIBOR exceeding the applicable strike rate up to the applicable maximum payment rate. Each interest rate cap will terminate prior to August 2035 which is the final distribution date for each class of certificates.

                                    We have described the maximum payment rates, the strike rates, the prepayment rates used to calculate the projected principal balances and the termination dates for each interest rate cap under "Description of the Certificates - The Interest Rate Caps" in this prospectus supplement.

Payments on the Certificates.....   Payments on each class of certificates will
                                    be made to the extent of funds available from the related pooled certificates and related interest rate cap in accordance with the following:

                                    Interest Payments. As a certificateholder, you will generally be entitled to receive on each distribution date interest on the certificates of each class you hold, which will accrue during the preceding interest accrual period in an amount equal to:

                                    o     1/12th

                                          multiplied by

                                    o     the applicable pass-through rate for
                                          that class set forth in this
                                          prospectus supplement

                                          multiplied by

                                    o     the current principal amount of that
                                          class immediately prior to that
                                          distribution date.

                                    Interest will be calculated on the basis of a 360-day year comprised of twelve 30-day months.

                                    Principal Payments. Principal distributions received on the related pooled certificates will be paid to the related class of certificates.

Credit Enhancement...............   No Cross-Collateralization. Each class of
                                    certificates will be entitled to receive payments only from its related class of pooled certificates and the related interest rate cap. It will not have the benefit of any cross-collateralization from the other pooled certificates or interest rate caps.

                                    The certificates are not guaranteed by any entity. However, the Fannie Mae pooled certificates are entitled to the guaranty of Fannie Mae of timely payment of principal and interest and the Ginnie Mae pooled certificates are entitled to the guaranty of Ginnie Mae of timely payment of principal and interest, which latter guarantee is entitled to the full faith and credit of the United States. The guaranties of Fannie Mae and Ginnie Mae are more fully described in the Underlying Offering Documents.

Final Distribution Date..........   The final distribution date for each class
                                    of certificates is in August 2035, which is, in each case, the final distribution date for its related class of pooled certificates.

                                    It is likely that the actual final
                                    distribution dates will occur earlier due to prepayments and other factors. See "Yield and Prepayment Considerations--Final
                                    Distribution Date" in this prospectus
                                    supplement.

Federal Income Tax Consequences..   For federal income tax purposes, the trust
                                    will be classified as a grantor trust under Subpart E, part I of Subchapter J of the
                                    Code and not as a partnership or as an
                                    association taxable as a corporation or as a real estate mortgage investment conduit (a
                                    "REMIC") for federal income tax purposes.

                                    You should review the material under the caption "Federal Income Tax Consequences" in this prospectus supplement and in the prospectus for further information regarding the federal income tax consequences of investing in the certificates.

ERISA Considerations.............   Fiduciaries of employee benefit plans
                                    subject to Title I of the Employee
                                    Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the certificates. In addition, fiduciaries of employee benefit plans or other retirement arrangements (such as individual retirement accounts or certain Keogh plans) which are subject to Title I of ERISA, and/or Section
                                    4975 of the Code, as well as any entity, including an insurance company general account, whose underlying assets include plan assets by reason of a plan or account investing in such entity (collectively,
                                    "Plan(s)"), should consult with their legal counsel to determine whether an investment in the certificates will cause the assets of the trust ("Trust Assets") to be considered plan assets pursuant to the plan asset regulations set forth in 29 C.F.R. ss.
                                    2510.3-101, thereby subjecting the Plan to the prohibited transaction rules with respect to the Trust Assets and the trustee to the fiduciary investment standards of ERISA, or cause the excise tax provisions of
                                    Section 4975 of the Code to apply to the Trust Assets, unless some exemption granted by the Department of Labor applies to the acquisition, holding and transfer of the certificates.

                                    Subject to the considerations set forth
                                    under "ERISA Considerations herein and in the prospectus, the purchase or holding of the certificates by, on behalf of, or with plan assets of, a Plan may qualify for exemptive relief under Prohibited Transaction Exemption 2002-41.

Ratings..........................   The issuer will issue the certificates only
                                    if each class receives a rating of at least
                                    "AAA" from Standard & Poor's Ratings
                                    Services, a division of The McGraw-Hill
                                    Companies, Inc. ("S&P") and "Aaa" from
                                    Moody's Investors Service, Inc. ("Moody's").
                                    We also refer to each of S&P and Moody's in this prospectus supplement as a "rating agency."

                                    You should evaluate the ratings of the
                                    certificates of any class independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities.

                                    The rating agencies may revise or withdraw any of their ratings at any time.

Legal Investment.................   Each class of certificates will constitute
                                    "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement
                                    Act of 1984, as amended, so long as a
                                    nationally recognized statistical rating organization rates such certificates in one of the two highest rating categories.

                                  RISK FACTORS

The following information, together with the information set forth under "Risk Factors" in the prospectus and under "Risk Factors" or "Additional Risk Factors" in the Underlying Offering Documents which you should also carefully consider, identifies certain significant sources of risk associated with an investment in the certificates.

The certificates will
be sensitive to levels
of LIBOR.........................   The yields on the certificates will be
                                    sensitive to changes in the level of LIBOR.
                                    The pass-through rate on the certificates will generally decline as the level of LIBOR declines. If the level of LIBOR differs from the level you expect, your actual yield may be lower than you expect. No prediction can be made as to future levels of LIBOR.

The certificates may
not always receive
interest based on LIBOR
plus the applicable
margin...........................   The certificates may not always receive
                                    interest at a rate equal to LIBOR plus the applicable margin. The pass-through rate on each class of certificates is limited to the applicable available funds cap. Thus, the yield to investors in the certificates will be sensitive to fluctuations in the level of LIBOR that would result in a pass-through rate above the applicable available funds cap. Shortfalls resulting from LIBOR plus the applicable margin exceeding the applicable available funds cap will not be payable on future distribution dates.

                                    If prepayments on the mortgage loans
                                    underlying the related pooled certificates were constant at the assumed prepayment rate used to calculate the applicable projected principal balances, a maximum rate of 9.50% would be expected to be applicable to each class of certificates. However, payments under the interest rate caps may not result in a maximum effective interest rate of 9.50%. Since payments under each interest rate cap are made on each distribution date on a notional balance equal to the lesser of the current principal amount of the applicable class of certificates and the projected principal balance for such class for such distribution date set forth on a schedule which we have attached as Schedule I hereto, if prepayments are slower than the applicable prepayment rate assumed in creating the schedule of projected principal balances, the effective maximum interest rate on the actual current principal amount of the applicable class of certificates will be less than 9.50%. The schedules of projected principal balances for the Class FA, Class FB, Class FC and Class FD Certificates were created assuming prepayment rates of 350% PSA, 331% PSA, 300% PSA and 275% PSA, respectively. PSA is described in the Underlying Offering Documents.

                                    In addition, the interest rate caps
                                    terminate in accordance with their terms on the following distribution dates:

                                            Class FA         July 2021
                                            Class FB         August 2010
                                            Class FC         August 2011
                                            Class FD         May 2013

                                    We selected those dates based on the
                                    assumptions that the mortgage loans
                                    underlying the applicable pooled
                                    certificates prepay at the applicable rates set forth in the prior paragraph. If prepayments occur at a rate that is slower than such applicable rate, the related interest rate cap may terminate prior to the repayment in full of your certificates.

                                    To the extent that payments on the
                                    applicable class of certificates depend in part on payments to be received under the applicable interest rate cap, the ability of the trust to make payments on such certificates will be subject to the credit risk of Bear Stearns Financial Products Inc.

Payments on each class
of certificates will be
affected by the payment
priorities governing
the related pooled
certificates.....................   The rate at which you receive payments on a
                                    class of certificates will be affected by the applicable priority sequence governing principal payments on the related pooled certificates. Each class of pooled certificates is part of an aggregate group, the principal payments on which are governed by aggregate principal balance schedules as described in the Fannie Mae Supplement and the Ginnie Mae Supplement. As a result of such principal balance schedules, the pooled certificates may receive principal payments at rates faster or slower than would otherwise have been the case. While the Ginnie Mae pooled certificates were structured at a constant prepayment rate, their aggregate group does not have an effective constant prepayment rate at which scheduled payments will be received as described in the Ginnie Mae Supplement.

Delay in payment will
cause Class FA
Certificates to have a
lower yield......................   Since the Class FA Certificates do not
                                    receive interest immediately following each related interest accrual period as a result of a one business day delay, this class has a lower yield and possibly lower market value than it would if there were no such delay.

The rate of prepayment
on the mortgage loans
underlying the pooled
certificates is
uncertain and may
adversely affect the
average life of and
yield on your
certificates.....................   Mortgage loans underlying the pooled
                                    certificates may be prepaid, as further
                                    described in the Underlying Offering
                                    Documents. The rate of prepayments is
                                    influenced by many factors, including those factors described in the Underlying Offering
                                    Documents, and cannot be predicted.

                                    Payments of principal, including
                                    prepayments, on a pooled certificate will result in a payment of principal on the related certificates.

                                    o     If you purchase your certificates at a
                                          discount and principal is repaid
                                          slower than you anticipate, then your
                                          yield may be lower than you
                                          anticipate.

                                    o     If you purchase your certificates at a
                                          premium and principal is repaid faster
                                          than you anticipate, then your yield
                                          may be lower than you anticipate.

                                    See "Yield and Prepayment Considerations" in this prospectus supplement. See also "Risk Factors", "Additional Risk Factors" and other information relating to yield, maturity and prepayment considerations in the Underlying Offering Documents for a description of factors that may influence the rate and timing of prepayments of the pooled certificates and the consequent effects on yield and maturity of the related certificates.

The absence of a
secondary market may
interfere with your
ability to resell your
certificates.....................   There is currently no secondary market for
                                    the certificates, and it is not certain that one will develop. The underwriter may establish a market for the certificates, but is not required to do so. Even if a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your certificates. The certificates will not be listed on any securities exchange or quoted in the automatic quotation system of any registered securities organization. Each certificateholder will be provided access to monthly reports pertaining to the certificates. There are a limited number of sources which provide certain information about pass-through certificates in the secondary market, and they may not provide information about the certificates. You should consider the effect of limited information on the liquidity of the certificates.

                     DESCRIPTION OF THE POOLED CERTIFICATES

      General.

      The Fannie Mae pooled certificates were issued by the Federal National Mortgage Association ("Fannie Mae") on July 29, 2005, and it is anticipated that the Ginnie Mae pooled certificates will be issued by the Government National Mortgage Association ("Ginnie Mae") on the closing date, immediately prior to the issuance of the certificates. Bear, Stearns & Co. Inc. will sell the Fannie Mae pooled certificates and the Ginnie Mae pooled certificates to the depositor on the closing date. We have included in Exhibits A and B to this prospectus supplement, the Fannie Mae Underlying Offering Documents and the Ginnie Mae Underlying Offering Documents, respectively, which set forth information provided to investors in such pooled certificates. You should carefully read such materials.

      The Fannie Mae Pooled Certificates.

      The Fannie Mae pooled certificates represent beneficial ownership interests in Fannie Mae REMIC Trust 2005-69 (the "Fannie Mae 2005-69 Trust"). The Fannie Mae 2005-69 Trust and the Fannie Mae pooled certificates are more fully described in the Fannie Mae Supplement. The Fannie Mae pooled certificates were issued as part of group 4 referred to therein.

      The principal assets of the Fannie Mae 2005-69 Trust backing the group of pass-through certificates of which the Fannie Mae pooled certificates are a part are Fannie Mae guaranteed mortgage pass-through certificates ("Fannie Mae MBS") evidencing beneficial ownership interests in pools of first lien, one- to four-family, fixed rate residential mortgage loans having the characteristics described in the Fannie Mae Underlying Offering Documents.

      The Fannie Mae pooled certificates are entitled to payments of interest and principal, as described in the Fannie Mae Supplement. The Fannie Mae pooled certificates are guaranteed as to timely distribution of principal and interest by Fannie Mae, as described under "Description of the Certificates--General--Fannie Mae Guaranty" in the Fannie Mae Supplement. The Fannie Mae guaranty is not backed by the full faith and credit of the United States.

      The Fannie Mae pooled certificates bear interest at a floating rate equal to LIBOR + 40 basis points, subject to a maximum rate of 4.5% per annum and a minimum rate of 0.40% per annum. The interest rate for the Fannie Mae pooled certificates September 2005 distribution date will be 4.14125% per annum.

      The timing of principal payments on the Fannie Mae pooled certificates will be affected by the principal type and payment priority of such class. The Fannie Mae pooled certificates have the designations "PAC" (also referred to as a "Planned Amortization Class") and "AD" (also referred to as an "Accretion Directed Class"). Please refer to the Fannie Mae REMIC Prospectus in Exhibit A for a complete description of such terms. As a PAC, the Fannie Mae pooled certificates together with other classes in its aggregate group, were structured to receive principal payments based on a predetermined principal balance schedule derived by assuming two constant prepayment rates for the mortgage loans backing the related underlying securities. These two rates are the endpoints for the "structuring range" of the PAC class. As an Accretion

Directed Class, the Fannie Mae pooled certificates were structured to receive principal payments from the accrued interest on one other group 4 class issued by the Fannie Mae 2005-69 Trust.

      Fannie Mae does not have an option to effect an early termination of the Fannie Mae 2005-069 Trust and has agreed not to repurchase the mortgage loans underlying the Fannie Mae MBS.

      The Ginnie Mae Pooled Certificates.

      The Ginnie Mae pooled certificates represent beneficial ownership interests in Ginnie Mae REMIC Trust 2005-058 (the "Ginnie Mae 2005-058 Trust"). The Ginnie Mae 2005-058 Trust and the Ginnie Mae pooled certificates are more fully described in the Ginnie Mae Supplement.

      The principal assets of the Ginnie Mae 2005-058 Trust are either Ginnie Mae II MBS Certificates or Ginnie Mae Platinum Certificates backed by Ginnie Mae II MBS Certificates (as defined in the Ginnie Mae Base Offering Circular), which in turn represent undivided interests in certain first lien, single family, fixed rate, residential mortgage loans that are insured or guaranteed by the Federal Housing Administration, the United States Department of Veteran's Affairs, the Rural Housing Service or the United States Department of Housing and Urban Development, as further described in the Ginnie Mae Offering Documents.

      Each of the Ginnie Mae pooled certificates will be entitled to payments of interest and principal as described in the Ginnie Mae Supplement. Ginnie Mae, a wholly-owned corporate instrumentality of the United States of America, guarantees the timely payment of principal and interest on the Ginnie Mae pooled certificates, to the extent described in the Ginnie Mae Supplement, which generally constitutes a general obligation of the United States, for which the full faith and credit of the United States is pledged. See "Ginnie Mae Guaranty" in the Ginnie Mae Supplement.

      The Ginnie Mae pooled certificates will bear interest as follows:

         Pooled          Initial     Interest Rate
      Certificate     Interest Rate     Formula      Maximum Rate   Minimum Rate
    ---------------   -------------  --------------  ------------   ------------
       Ginnie Mae        3.98125%     LIBOR + 41 bp     4.50%          0.41%
    2005-058, Class
          NF

       Ginnie Mae        3.97125%     LIBOR + 40 bp     4.50%          0.40%
    2005-058, Class
          MF

       Ginnie Mae        3.92125%     LIBOR + 35 bp     4.50%          0.35%
    2005-058, Class
          AF

      The timing of principal payments on each class of Ginnie Mae pooled certificates will be based on the class designations and payment priority of such classes. Each class of Ginnie Mae pooled certificates will have the designations "TAC" (also referred to as a "Targeted Amortization Class") and "AD" (also referred to as an "Accretion Directed Class"). Please refer to the Ginnie Mae Base Offering Circular for a complete description of such terms. As TAC's each Ginnie Mae pooled certificate, together with other classes in its aggregate group, was structured to receive distributions of principal using a predetermined schedule derived by assuming a single constant prepayment rate for the mortgage loans in the Ginnie Mae 2005-058 Trust (referred to in the Ginnie Mae Supplement as the "Structuring Rate" for such TAC). The group of which the Ginnie Mae pooled certificates are a part do not have an effective rate as described in the Ginnie Mae Supplement. As an Accretion Directed class each Ginnie Mae pooled certificate was structured to receive principal distributions from accrued and unpaid interest on other specified classes issued by the Ginnie Mae 2005-058 Trust.

      Each of the Ginnie Mae pooled certificates together with certain other certificates issued by the Ginnie Mae 2005-058 Trust which are not pooled certificates may be exchanged for MX Securities as described in the Ginnie Mae Supplement. The Pooling Agreement does not give the trustee the power to acquire such other certificates and consequently the trustee will not be able to exchange all or any portion of the Ginnie Mae pooled certificates for MX Securities.

      The trustee of the Ginnie Mae 2005-058 Trust may, at its option, cause the purchase or sale of all the assets of the Ginnie Mae 2005-058 Trust and thereby cause such Trust to be terminated when the aggregate principal balance of all securities issued by the Ginnie Mae 2005-058 Trust is less than 1% of their aggregate initial principal balance. The Ginnie Mae pooled certificates will then be entitled to receive their outstanding principal and accrued and unpaid interest which will be paid to the holders of the applicable classes of certificates.

                         DESCRIPTION OF THE CERTIFICATES

      The following summaries describing certain provisions of the certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the prospectus and the provisions of the pooling agreement relating to the certificates offered by this prospectus supplement.

General

      The certificates will evidence in the aggregate the entire beneficial ownership interest in the trust. The trust will consist of:

      o     the pooled certificates;

      o     the interest rate caps;

      o     the Certificate Account;

      o the rights to enforce the representations and warranties made by the depositor with respect to the pooled certificates; and

      o     all proceeds of the foregoing.

Book-Entry Registration

      Each class of certificates ("book-entry certificates," will initially be issued as a single certificate in fully registered form (a "physical certificate,"), with a denomination that equals the initial principal amount of each related class of certificates and will initially be registered in the name of Cede & Co.

      As a holder of interests in book-entry certificates, or beneficial owner, you may elect to hold your interests in these certificates through DTC in the United States, or Clearstream Banking, societe anonyme, formerly known as Cedelbank SA, or Clearstream, or Euroclear, in Europe if you are a participant of their systems, or indirectly through organizations which are participants in their systems. Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold the positions in customers' securities accounts in the depositaries' names on the books of DTC. Except as described below, no beneficial owner of the book-entry certificates will be entitled to receive a physical certificate representing its interest in a class of certificates. Unless and until physical certificates are issued, it is anticipated that the only holder of the book-entry certificates will be Cede & Co., as nominee of DTC. Beneficial owners will not be holders as that term is used in the pooling agreement.

      The beneficial owner's ownership of a book-entry certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the beneficial owner's account for that purpose. In turn, the financial intermediary's ownership of the book-entry certificates will be recorded on the records of DTC, or of a participating firm that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's financial intermediary is not a DTC participant and on the records of Clearstream or Euroclear, as appropriate.

      Beneficial owners will receive all payments of principal and interest on the book-entry certificates from the trustee through DTC and DTC participants. While the book-entry certificates are outstanding, except under the circumstances described below, under the DTC rules, regulations and procedures, DTC is required to make book-entry transfers among participants on whose behalf it acts in connection with the book-entry certificates and is required to receive and transmit payments of principal and interest on the book-entry certificates.

      Participants and indirect participants with whom beneficial owners have accounts for certificates are similarly required to make book-entry transfers and receive and transmit the payments on behalf of their respective beneficial owners. Accordingly, although beneficial owners will not possess physical certificates, the DTC rules provide a mechanism by which beneficial owners will receive payments and will be able to transfer their interest.

      Beneficial owners will not receive or be entitled to receive physical certificates representing their respective interests in the book-entry certificates, except under the limited circumstances described below. Unless and until physical certificates are issued, beneficial owners who are not participants may transfer ownership of book-entry certificates only through participants and indirect participants by instructing the participants and indirect participants to transfer the book-entry certificates, by book-entry transfer, through DTC for the account of the purchasers of the book-entry certificates, which account is maintained with their respective participants. Under the DTC rules and in accordance with DTC's normal procedures, transfers of ownership of certificates will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited. Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing beneficial owners.

      Under a book-entry format, beneficial owners may experience delays in their receipt of payments, since distributions of principal and interest will be made by the trustee to Cede & Co., as nominee for DTC. Payments on book-entry certificates held through Clearstream or Euroclear will be credited to the cash accounts of Clearstream participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by the relevant depositary. The payments will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Because DTC can only act on behalf of financial intermediaries, the ability of a beneficial owner to pledge book-entry certificates to persons or entities that do not participate in the depositary system, or otherwise take actions relating to the book-entry certificates, may be limited due to the lack of physical certificates. In addition, issuance of the book-entry certificates may reduce the liquidity of such certificates in the secondary market since some potential investors may be unwilling to purchase securities for which they cannot obtain physical certificates.

      DTC has advised the trustee that, unless and until physical certificates are issued, DTC will take any action permitted to be taken by a certificateholder under the pooling agreement only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry certificates are credited, to the extent that the actions are taken on behalf of financial intermediaries whose holdings include the book-entry certificates. Clearstream or the Euroclear operator, as the case may be, will take any other action permitted to be taken by certificateholders under the pooling agreement on behalf of a Clearstream participant or Euroclear participant only in accordance with its relevant rules and procedures and subject to the ability of the relevant depositary to effect the actions on its behalf through DTC. DTC may take actions, at the direction of the related participants, with respect to some certificates which conflict with actions taken relating to other certificates.

      Physical certificates will be issued to beneficial owners or their nominees, respectively, rather than to DTC or its nominee, only upon the events specified in the pooling agreement. Such events may include the following: (1) the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as clearing agency with respect to the book-entry certificates and the depositor is unable to locate a qualified successor within 30 days or (2) after the occurrence of a default, certificateholders representing not less than 51% of the aggregate current principal amount of the applicable securities advise the trustee and DTC through participants in writing that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the best interest of the certificateholders.

      Upon its receipt of notice of the occurrence of any event described in the immediately preceding paragraph, the trustee is required to request that DTC notify all beneficial owners through its participants of the availability of physical certificates. Upon surrender by DTC of the physical certificates representing the book-entry certificates and receipt of instructions for re-registration, the trustee will reissue the book-entry certificates as physical certificates issued in the respective principal amounts owned by individual beneficial owners, and thereafter the trustee will recognize them as certificateholders under the pooling agreement.

      Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform the procedures and the procedures may be discontinued at any time. See Annex I to this prospectus supplement.

      The depositor and the trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the book-entry certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

      For additional information regarding DTC, Clearstream, Euroclear and the certificates, see "Description of the Securities--Form of Securities" and "--Global Securities" in the prospectus.

      Upon the issuance of physical certificates registered in the name of persons other than Cede, distributions will be made by the trustee to the persons in whose names such certificates are registered at the close of business on each record date, which will be the last business day of the month preceding the month in which the related distribution date occurs. These distributions will be made by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer, provided, however, that the final payment in respect of each class of certificates will be made only upon presentation and surrender of the respective certificates at the office or agency of the trustee specified in the notice to certificateholders of such final payment.

      Physical certificates, if any, will be transferable and exchangeable on a certificate register to be maintained by the trustee at the office or agency of the trustee maintained for that purpose. Physical certificates surrendered to the trustee for registration of transfer or exchange must be accompanied by a written instrument of transfer in form satisfactory to the trustee. No service charge may be made for any registration of transfer or exchange of physical certificates, but payment of a sum sufficient to cover any tax or other governmental charge may be required. The office or agency of the trustee is currently located at c/o DTC Transfer Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041.

      A "business day" is generally any day other than a Saturday, a Sunday or a day on which the Federal Reserve is closed or on which banking institutions in New York City or in the jurisdiction in which the trustee is located are obligated by law or executive order to be closed.

      The certificates will not be listed on any securities exchange or quoted in the automated quotation system of any registered securities association. As a result, investors in the certificates may experience limited liquidity. See "Risk Factors--The absence of a secondary market may interfere with your ability to resell your certificates" in this prospectus supplement.

Available Funds

      Available funds for any distribution date will be determined separately with respect to each class of certificates. In each case, "Available Funds" will be an amount equal to the aggregate of the following (without duplication):

      o all previously undistributed payments on account of principal and interest received with respect to the related pooled certificates,

      o any amounts received by the trustee from the cap counterparty in respect of the related interest rate cap, and

      o the purchase price received in connection with any related pooled certificates repurchased by the depositor under the pooling agreement.

Distributions on the Certificates

      On each distribution date for a class of certificate, the trustee will withdraw the Available Funds for that class of certificates from the Certificate Account and apply them to pay to that class of certificates as follows:

            (A) from amounts in respect of interest received on the related pooled certificates and from amounts received under the related interest rate cap, interest accrued on that class during the related interest accrual period for that distribution date at the applicable pass-through rate on the current principal amount of that class immediately prior to that distribution date; and

            (B) from amounts in respect of principal received on the related pooled certificates, a distribution in reduction of the current principal amount of that class, until the current principal amount thereof has been reduced to zero.

      The "current principal amount" of any certificate as of any distribution date will equal that certificate's initial principal amount on the closing date, as reduced by all amounts distributed on previous distribution dates on that certificate on account of principal.

      With respect to any class of certificates, the current principal amount of that class will equal the sum of the current principal amounts of all certificates in that class.

Calculation of Interest

      Interest will accrue during the preceding interest accrual period for each class of certificates at its then applicable pass-through rate on the current principal amount of that class immediately preceding the related distribution date. Accrued interest is calculated on the basis of a 360-day year consisting of twelve 30-day months.

      The "interest accrual period" for each applicable distribution date and the Class FA Certificates will be the period from the 25th day of the month preceding the month of such distribution date through the 24th day of the month of such distribution date, commencing for the September 2005 distribution date for such class on August 25, 2005. The interest accrual period for each applicable distribution date and the Class FB, Class FC and Class FD Certificates will be the period from the 20th day of the month preceding the month of such distribution date through the 19th day of the month of such distribution date, commencing for the September 2005 distribution date for such classes on August 20, 2005.

      The "pass-through rates" on the certificates are set forth under "Summary of Terms--Pass-Through Rates."

      No interest will be payable with respect to any class of certificates after the distribution date on which the outstanding current principal amount of that class of certificates has been reduced to zero.

Determination of LIBOR

      On the second LIBOR business day preceding the commencement of each applicable interest accrual period, the trustee will ascertain the LIBOR being used by Fannie Mae for the Fannie Mae pooled certificate and will use the same LIBOR in determining the interest rate on the Class FA Certificates. Similarly, on the second LIBOR business day preceding the commencement of each applicable interest accrual period, the Trustee will ascertain the LIBOR being used by Ginnie Mae for the Ginnie Mae pooled certificates and will use the same LIBOR in determining the interest rate on the Class FB, Class FC and Class FD Certificates. The term "LIBOR" as used in this prospectus supplement with respect to the certificates refers to either such LIBOR, as the context requires. The trustee will notify the cap counterparty of the applicable LIBOR on or prior to the beginning of the applicable interest accrual period and the cap counterparty will use such LIBOR in making calculations under the related interest rate cap.

"LIBOR business day" means a day on which banks are open for dealing in foreign currency and exchange in London and New York City.

The Interest Rate Caps

      On the closing date, the trustee will enter into four interest rate caps with the cap counterparty. Each interest rate cap will relate to one class of certificates. Each class of certificates will be entitled to payments only from the interest rate cap related to such class of certificates. The trustee will deposit into the Certificate Account amounts received by it under the interest rate caps.

      With respect to each class of certificates, the cap counterparty will agree to pay on each related distribution date, an amount equal to the product of (i) the excess of (x) the lesser of the LIBOR as determined with respect to that class of certificates for the related interest accrual period and the applicable maximum payment rate over (y) the applicable strike rate, (ii) the lesser of (x) the projected principal balance for that class of certificates for that distribution date set forth on a schedule which is attached as part of
Schedule I to this prospectus supplement and (y) the current principal amount of the related class of certificates immediately following the prior distribution date and (iii) a fraction, the numerator of which is the number of days in the related interest accrual period (calculated on the basis of a 360-day year consisting of twelve 30-day months), and the denominator if which is 360.

      Each interest rate cap terminates in accordance with its terms prior to the Final Distribution Date for the related class of certificates. We selected each termination date based on the assumption that the mortgage loans underlying the applicable pooled certificates prepay at the applicable rate used to determine the related projected principal balances. If prepayments occur at a rate that is slower than such applicable rate, the related interest rate cap may terminate prior to the repayment in full of your certificates.

      The maximum payment rates, the strike rates, the prepayment rates used to calculate the projected principal balances and the termination dates for the interest rate caps for each class of certificates are as follows:




                                    Prepayment Rate
            Maximum                  for Projected
            Payment                    Principal      Interest Rate Cap
  Class      Rate      Strike Rate     Balances       Termination Date
 -------   ---------  ------------- ---------------  -------------------
   FA        9.00%        4.00%        350% PSA          July 2021
   FB        9.09%        4.09%        331% PSA         April 2010
   FC        9.10%        4.10%        300% PSA        August 2011
   FD        9.15%        4.15%        275% PSA           May 2013

      To the extent that payments on the applicable class of certificates depend in part on payments to be received under the applicable interest rate cap, the ability of the trust to make payments on such certificates will be subject to the credit risk of Bear Stearns Financial Products Inc.

The Cap Counterparty

      Bear Stearns Financial Products Inc. will be the counterparty for the interest rate caps. BSFP is a bankruptcy remote derivatives product company based in New York, New York that has been established as a wholly owned subsidiary of The Bear Stearns Companies, Inc. BSFP maintains a ratings classification of "AAA" from S&P and "Aaa" from Moody's. BSFP will provide upon request, without charge, to each person to whom this prospectus supplement is delivered, a copy of (i) the ratings analysis from each of S&P and Moody's evidencing those respective ratings or (ii) the most recent audited annual financial statements of BSFP. Requests for such information should be directed to the DPC Manager of Bear Stearns Financial Products Inc. at (212) 272-4009 or in writing at 383 Madison Avenue, New York, New York 10179. BSFP is an affiliate of the depositor and the underwriter.

                       YIELD AND PREPAYMENT CONSIDERATIONS

General

      The yield to maturity and weighted average life of each class of certificates will be affected by, among other things, the amount and timing of principal payments, including prepayments (for this purpose the term "prepayments" includes payments resulting from refinancing, liquidations, purchases by the original transferors or others and guaranty payments), and interest payments on the mortgage loans underlying the related pooled certificates (the "mortgage loans"), the payment priorities and other characteristics of the related pooled certificates, the purchase price paid for the certificates and, if applicable, the occurrence of an optional termination with respect to the pooled certificates. No representation is made as to the anticipated rate of prepayments on the mortgage loans or the anticipated yield to maturity of the certificates. Prospective investors are urged to consider their own estimates as to the anticipated rate of future prepayments on the related mortgage loans and the suitability of the certificates to their investment objectives. If prevailing mortgage rates fall significantly below the mortgage rates on the mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the mortgage rates on the mortgage loans. Other factors affecting prepayments of mortgage loans include changes in mortgagors' housing needs, job transfers, unemployment, net equity in the mortgaged properties and servicing decisions. Since Fannie Mae and Ginnie Mae guarantee the timely payment of installments of principal of and interest on the respective mortgage loans, losses in respect of the mortgage loans underlying a pooled certificate will have the effect of a prepayment on the related certificates.

      Timing of Payments and Distributions. The timing and amount of payments, including prepayments, on the mortgage loans may significantly affect an investor's yield. In general, the earlier a prepayment of principal on the mortgage loans, the greater will be the effect on an investor's yield to maturity on a related certificate. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the certificates will not be offset by a subsequent like reduction (or increase) in the rate of principal prepayments on the mortgage loans underlying the related pooled certificates.

      Discounts and Premiums. In the case of any certificates purchased at a discount, a slower than anticipated rate of principal payments, other things being equal, could result in an actual yield that is lower than the anticipated yield. In the case of any certificates purchased at a premium, a faster than anticipated rate of principal payments, other things being equal, could result in an actual yield that is lower than the anticipated yield.

      Reinvestment Risk. Because the pooled certificates may be prepaid, it is not possible to predict the rate at which distributions on the certificates will be received. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors in the certificates will be able to reinvest the distributions thereon at yields equaling or exceeding the yields on the certificates. Yields on any such reinvestments may be lower, and may even be significantly lower, than yields on the certificates. Conversely, when prevailing interest rates decline, prepayment rates on mortgage loans tend to increase, resulting in a greater rate of return of principal to investors at a time when reinvestment at comparable yields may not be possible.

      LIBOR. The yield to investors in the certificates will also be affected by changes in LIBOR. In general, a low level of LIBOR will reduce the yield to investors in the certificates. Changes in LIBOR may not correlate with changes in mortgage interest rates. It is possible that lower mortgage interest rates could occur concurrently with an increase in the level of LIBOR. Conversely, higher mortgage interest rates could occur concurrently with a decrease in the level of LIBOR.

Final Distribution Date

      The "Final Distribution Date " for distributions on each class of certificates is the distribution date for that class occurring in August 2035. The Final Distribution Date for a class of certificates is the distribution date on which the final distribution on the related pooled certificates is scheduled to be made. Since the rate of payment (including prepayments) of principal on the mortgage loans underlying each pooled certificate can be expected to exceed the rate of payments used in calculating such final scheduled distribution, the date of the final distribution on each class of certificates is expected to be earlier, and could be substantially earlier, than the Final Distribution Date. See "The Pooling Agreement-Termination" in this prospectus supplement.

                              THE POOLING AGREEMENT

General

      The certificates will be issued pursuant to the pooling agreement. Reference is made to the prospectus for important information additional to that set forth herein regarding the terms and conditions of the pooling agreement and the certificates. The depositor will provide to a prospective or actual certificateholder without charge, upon written request, a copy (without exhibits) of the pooling agreement. Requests should be addressed to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179.

Voting Rights

      With respect to any date of determination, the voting rights will be allocated among the classes of certificates and among the certificates of a class based upon their respective current principal amounts. To the extent the matters to be voted on relate to a single class of pooled certificates or the related interest rate cap, only the holders of the related class of certificates will have the right to vote on such matter.

Assignment of Pooled Certificates

      At the time of issuance of the certificates, the depositor will cause the pooled certificates to be assigned to the trustee. The depositor will represent, among other things, that as of the closing date (i) it is the owner of the pooled certificates free and clear of any lien or adverse interests of any person and (ii) that it has acquired its ownership in the pooled certificates in good faith without notice of any adverse claim.

      Upon discovery or receipt of notice by either the depositor or the trustee of a breach of any of the representations and warranties regarding the pooled certificates which materially and adversely affects the interests of the holders of a class of certificates, the depositor or the trustee, the party discovering such breach will give prompt notice to the other. Within thirty days of the earlier of either discovery by or notice to the depositor of any such breach, the depositor shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the depositor shall, at the election of holders of more than 50% of the current principal amount of the certificates backed by such pooled certificate, repurchase such pooled certificate affected by the breach at a repurchase price equal to the outstanding principal amount thereof as of the date of repurchase plus accrued interest thereon.

The Certificate Account

      The trustee will cause all distributions received on the pooled certificates and the interest rate caps by the trustee in its capacity as holder of the pooled certificates and the interest rate caps, from whatever source, to be deposited directly into one or more accounts held in trust by the trustee for the benefit of the certificateholders (such accounts referred to collectively herein as the "Certificate Account"). Separate subaccounts will be established for distributions on each pooled certificate and the related interest rate cap. The trustee shall be entitled to any investment income earned on distributions on the Fannie Mae pooled certificates and payments on the related interest rate cap pending distribution to the holders of the Class FA certificates.

Reports to Certificateholders

      On each distribution date for a class or classes of certificates, the trustee will make available to each holder of the applicable certificates, the depositor and the rating agencies, a statement setting forth certain information with respect to the composition of the payment being made and certain other information relating to the certificates and the pooled certificates.

      The trustee will make that statement available via the trustee's internet website. The trustee's internet website will initially be located at "http://trustinvestorreporting.usbank.com." Assistance in using the website can be obtained by calling the trustee's customer service desk at 1-866-252-4360. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The trustee will have the right to change the way these reports are distributed in order to make the distribution more convenient and/or more accessible to the above parties, and the trustee will provide timely and adequate notification to all above parties regarding any such changes.

      In addition, the trustee promptly will furnish to the depositor and, upon request, to the applicable certificateholders, copies of any notices, statements, reports or other information received by the trustee in its capacity as the holder of the related pooled certificates.

      Furthermore, upon written request within a reasonable period of time after the end of each calendar year, the trustee, pursuant to the pooling agreement, will prepare and deliver to each holder of a certificate of record during the previous calendar year a statement containing aggregate payment information necessary to enable holders of the certificates to prepare their tax returns. These statements will not have been examined and reported upon by an independent public accountant.

Amendments

      The pooling agreement may be amended by the depositor and the trustee, without the prior written consent of any certificateholder (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provision therein which may be inconsistent with any other provision therein, (iii) to make any other provisions with respect to matters or questions arising under the pooling agreement that are not materially inconsistent with other provisions of the pooling agreement and (iv) to make such modifications as may be required in connection with a repurchase of a pooled certificate permitted under the pooling agreement; provided, however, that such amendment will not, as evidenced by an opinion of counsel delivered to the trustee, adversely affect in any material respect the interests of any certificateholder. The Agreement may also be amended by the depositor and the trustee and the holders of certificates evidencing more than 50% of the aggregate principal amount of the certificates or of one or more affected classes if less than all of the classes of certificates are affected (the "Majority Certificateholders") for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling agreement or modifying in any manner the rights of certificateholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, amounts required to be distributed on any certificate without the consent of the holder of such certificate; (ii) modify the provisions of the section of the pooling agreement governing amendments of the pooling agreement, without the consent of the holders of all certificates; or (iii) be made unless the trustee has received an opinion of counsel (at the expense of the party seeking such amendment) that such amendment will not adversely affect the status of the trust as a grantor trust for federal income tax purposes.

Certificateholder Action

      No Certificateholder will have any right to institute any action, suit or proceeding in equity or at law upon or under or with respect to the pooling agreement unless such holder previously has given to the trustee and the depositor a written notice of default and unless also the Majority Certificateholders have made written request upon the trustee to institute such action, suit or proceeding in its own name as trustee under the pooling agreement and have offered to the trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred, and the trustee, for 30 days after its receipt of such notice, request and offer of indemnity, will have neglected or refused to institute any such action, suit or proceeding.

Termination

      The respective obligations of the trustee and the depositor created by the pooling agreement will terminate upon the later of:

            (i) the making of the final payment on or other liquidation of the pooled certificates and

            (ii) the payment to certificateholders of all amounts required to be paid to them pursuant to the pooling agreement.

Indemnification of the Trustee

      The trustee and its directors, officers, employees and agents, will be indemnified by the trust against any loss, liability or expense arising out of or incurred in connection with, the exercise and performance of any powers and duties of the trustee under the pooling agreement, with certain exceptions described in the pooling agreement. The trustee and its directors, officers, employees and agents will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of the obligations and duties of the trustee.

Certain Matters Regarding the Trustee

      The trustee for the certificates will be U.S. Bank National Association. The trustee's corporate office is located at Corporate Trust Services, One Federal Street, Boston, MA 02110, Attention: Structured Finance/SAMI II 2005-F1, and its Customer Services telephone number is 1-800-934-6802. U.S. Bank National Association is also the trustee with respect to the Ginnie Mae pooled certificates.

      The trustee may at any time resign and be discharged from the trust by giving 30 days' written notice thereof to the depositor and the certificateholders. Upon receiving such notice of resignation, the depositor shall promptly appoint a successor trustee. If no successor trustee has been so appointed and has accepted appointment within 30 days after the giving of such notice of resignation, the resigning trustee may petition any court of competent jurisdiction for the appointment of a successor trustee. If at any time the trustee fails to meet the eligibility requirements or is incapable of acting, or certain insolvency events occur, then the depositor shall remove the trustee and appoint a successor trustee. The Majority Certificateholders may at any time remove the trustee and appoint a successor trustee. No resignation, discharge or removal of the trustee will become effective until a successor trustee shall have assumed the trustee's responsibilities and obligations under the pooling agreement.

                         FEDERAL INCOME TAX CONSEQUENCES

General

      The following discussion represents the opinion of Stroock & Stroock & Lavan LLP, special tax counsel to the Trust ("Tax Counsel"), as to the material federal income tax consequences of the purchase, ownership and disposition of certificates. However, the discussion does not purport to deal with federal income tax consequences applicable to all categories of holders, some of which may be subject to special rules. For example, it does not discuss the tax treatment of certificateholders that are insurance companies, regulated investment companies or dealers in securities. Prospective investors are urged to consult their own tax advisors in determining the federal, state, local, foreign and any other tax consequences to them of the purchase, ownership and disposition of certificates. Each certificate will be entitled to receive payment from one class of pooled certificates and one interest rate cap, which will be referred to as its "Corresponding Certificate" and "Corresponding Cap".

      To ensure compliance with requirements imposed by the IRS in Circular 230, you are hereby informed that (i) any tax advice contained in this prospectus supplement is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties under the Internal Revenue Code of 1986, as amended (the "Code"), (ii) the advice is written to support the promotion or marketing of the transactions or matters addressed in the prospectus supplement, and (iii) each investor and potential investor should seek advice based on its particular circumstances from an independent tax advisor.

      The following discussion is based upon current provisions of the Code, the Treasury regulations promulgated thereunder and judicial or ruling authority, all of which are subject to change, which change may be retroactive. No ruling on any of the issues discussed below will be sought from the Internal Revenue Service (the "IRS"). As a result, the IRS may disagree with all or part of the discussion below.

Tax Characterization of the Trust

      Tax counsel is of the opinion that the Trust will be classified for federal income tax purposes as a grantor trust and not as an association taxable as a corporation, a taxable mortgage pool taxable as a corporation or a partnership. Accordingly, each holder of a certificate will be treated for federal income tax purposes as the owner of an undivided interest in its Corresponding Certificate and Corresponding Cap. As further described below, each holder of a certificate therefore must report on its federal income tax return its proportionate share of the gross income from (and may deduct its proportionate share of the losses and deductions attributable to) its Corresponding Certificate and Corresponding Cap at the same time and to the same extent as such items would be included in income or deducted by such holder if it had purchased and held directly such interest in its Corresponding Certificate and Corresponding Class.

      A certificateholder that is an individual, estate or trust (or certain other pass-through entities) will be allowed deductions for such expenses only to the extent that the sum of those expenses and the holder's other miscellaneous itemized deductions exceeds two percent of such holder's adjusted gross income. In addition, in the case of a certificateholder who is an individual, certain otherwise allowable itemized deductions will be reduced, but not by more than 80%, by an amount equal to 3% of such certificateholder's adjusted gross income in excess of a statutorily defined threshold. Moreover, a certificateholder that is not a corporation cannot deduct such expenses for purposes of the alternative minimum tax (if applicable). Such deductions will include servicing and administrative fees, if any, paid to the trustee.

      You must allocate the purchase price of your certificate between its Corresponding Certificate and Corresponding Cap based upon their relative fair market values as of the date you purchased the certificate.

      The tax consequences to certificateholders of ownership of an undivided interest in pooled certificates are described in the related Underlying Offering Documents. The Underlying Offering Document for each of the pooled certificates states that such pooled certificates are REMIC Regular Interests. A general discussion of the tax consequences to a holder of REMIC Regular Interests can be found in the Underlying Offering Documents under the headings "Certain Federal Income Tax Consequences." in the Fannie Mae REMIC Prospectus, "Certain Additional Federal Income Tax Consequences" in the Fannie Mae Supplement, "Certain Federal Income Tax Consequences" in the Ginnie Mae Base Offering Circular and "Certain Federal Income Tax Consequences" in the Ginnie Mae Supplement.

      Taxable Mortgage Pools. Entities classified as "taxable mortgage pools" are subject to corporate level tax on their net income. A "taxable mortgage pool" is generally defined as an entity or a portion of an entity that meets the following requirements: (i) the entity is not a REMIC, (ii) substantially all of the assets of the entity are debt obligations, and more than 50 percent of such debt obligations consist of real estate mortgages (or interests therein), (iii) the entity is the obligor under debt obligations with two or more maturities, and (iv) payments on the debt obligations on which the entity is the obligor bear a relationship to the payments on the debt obligations which the entity holds as assets. With respect to requirement (iii), the Code authorizes the IRS to provide by regulations that equity interests may be treated as debt for purposes of determining whether there are two or more maturities. If the certificates were treated as obligations of a taxable mortgage pool, the trust would be ineligible to file consolidated returns with any other corporation and could be liable for corporate tax. The legislative history of the taxable mortgage pool provisions states that entities treated as grantor trusts will not be considered to be taxable mortgage pools. Based in part on the legislative history, Tax Counsel is of the opinion that the trust is not a taxable mortgage pool taxable as a corporation.

      As noted above, a beneficial owner of a certificate must allocate its purchase price for such certificate between the Corresponding Certificate and Corresponding Cap components. The Corresponding Certificate will therefore be treated as issued with additional market discount (which could cause the total amount of discount to exceed a statutorily defined de minimis amount) or less premium. See the discussions of market discount and premium in the Underlying Offering Documents under the headings "Certain Federal Income Tax Consequences." in the Fannie Mae REMIC Prospectus, "Certain Additional Federal Income Tax Consequences" in the Fannie Mae Supplement, "Certain Federal Income Tax Consequences" in the Ginnie Mae Base Offering Circular and "Certain Federal Income Tax Consequences" in the Ginnie Mae Supplement.

      The Corresponding Caps will not represent "loans ... secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C), "obligation[s] (including any participation or certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of Code section 860G(a)(3), or "real estate assets" within the meaning of Code section 856(c)(4)(A). Furthermore, payments on the Corresponding Caps will not be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code section 856(c)(3)(B).

      Upon the sale, exchange, or other disposition of a certificate, the beneficial owner will be treated as selling (or otherwise disposing of) the Corresponding Certificate and Corresponding Cap and must allocate a portion of the amount realized between the Corresponding Certificate and Corresponding Cap, based on their relative fair market values, in determining gain or loss on the sales of the Corresponding Certificate and Corresponding Cap.

      The portion of the overall purchase price attributable to the Corresponding Cap component must be amortized over the life of such Corresponding Cap, taking into account its declining balance. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Beneficial owners are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Corresponding Cap component of a certificate.

      Any payments received by a holder of a certificate in respect of the Corresponding Cap will be treated as periodic payments received under a notional principal contract. To the extent the sum of such periodic payments for any year exceed that year's amortized cost of the Corresponding Cap component, such excess is ordinary income. If for any year the amount of that year's amortized cost exceeds the sum of the periodic payments, such excess is treated as an expense the deduction of which, as discussed above, is subject to limits for individuals, estates or trusts (and certain other pass-through entities).

                        CERTAIN STATE TAX CONSIDERATIONS

      Because the income tax laws of the states vary, it is impossible to predict the income tax consequences to the certificateholders in all of the state taxing jurisdictions in which they are subject to tax. Certificateholders are urged to consult their own advisors with respect to state income and franchise taxes.

                              ERISA CONSIDERATIONS

      Fiduciaries of employee benefit plans subject to Title I of ERISA should consider the ERISA fiduciary investment standards before authorizing an investment by a plan in the certificates. In addition, fiduciaries of employee benefit plans subject to Title I of ERISA, as well as certain plans or other retirement arrangements not subject to ERISA, but which are subject to Section 4975 of the Code (such as individual retirement accounts and Keogh plans covering only a sole proprietor, or partners), or any entity whose underlying assets include plan assets by reason of a plan or account investing in such entity, including an insurance company general account (collectively, "Plan(s)"), should consult with their legal counsel to determine whether an investment in the certificates will cause the assets of the trust ("Trust Assets") to be considered plan assets pursuant to the plan asset regulations set forth at 29 C.F.R. ss. 2510.3-101 (the "Plan Asset Regulations"), thereby subjecting the Plan to the prohibited transaction rules with respect to the Trust Assets and the trustee to the fiduciary investments standards of ERISA, or cause the excise tax provisions of Section 4975 of the Code to apply with respect to the Trust Assets, unless an exemption granted by the Department of Labor applies to the purchase, sale, transfer or holding of the certificates and the operation and management of the trust and its assets.

      Prohibited Transaction Exemption 2002-41 ("PTE 2002-41") may be applicable to the purchase, sale or transfer of the certificates and the operation and management of the trust and its assets. The definition of an allowable "Trust" under PTE 2002-41 requires that the corpus of the Trust contain only certain categories of obligations: certain direct obligations (not here applicable), "guaranteed governmental mortgage pool certificates" as defined in the Plan Asset Regulations and fractional, undivided interests in either of the above types of obligations. Both the Fannie Mae Supplement pursuant to which the Fannie Mae pooled certificates were offered and the Ginnie Mae Supplement relating to the Ginnie Mae pooled certificates state that Fannie Mae and Ginnie Mae, respectively, had been advised by their respective counsel that each such respective class of pooled certificates should qualify as "guaranteed governmental mortgage pool certificates" within the meaning of the Plan Asset Regulations. Accordingly, such pooled certificates should qualify as an allowable type of Trust obligation under PTE 2002-41. However, any Plan fiduciary which proposes to cause a Plan to purchase certificates should consult with its own counsel and should make its own determination as to the availability of exemptive relief under PTE 2002-41, both with respect to whether the pooled certificates qualify as "guaranteed governmental mortgage pool certificates" and whether all of the specific and general conditions of PTE 2002-41 are satisfied with respect to any potential prohibited transaction relating to the purchase, sale and transfer of the certificates and the operation and management of the trust and its assets. Each beneficial owner of a certificate or any interest therein shall be deemed to have represented, by virtue of its acquisition or holding of that certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of that certificate is eligible for the exemptive relief of PTE 2002 - 41.

      Governmental plans and church plans, as defined in Sections 3(32) and 3(33) of ERISA, generally are not subject to ERISA or Code Section 4975. However, such plans may be subject to Federal, state and local law, which is, to a material extent, similar to the provisions of ERISA or Code Section 4975 ("Similar Law"). A fiduciary of a governmental or church plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any Similar Law.

                                LEGAL INVESTMENT

      The certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") so long as they are rated in one of the two highest rating categories by a nationally recognized statistical rating organization and, as such, will be legal investments for certain entities to the extent provided in SMMEA, subject to state laws overriding SMMEA.

      Investors whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the certificates. Any such institution should consult its own legal advisors in determining whether and to what extent there may be restrictions on its ability to invest in the certificates. See "Legal Investment" in the prospectus.

                             METHOD OF DISTRIBUTION

      Subject to the terms and conditions set forth in the Underwriting Agreement, to be dated the date hereof between the depositor and Bear, Stearns & Co. Inc. (the "underwriter"), the depositor has agreed to sell to the underwriter, and the underwriter has agreed to purchase, the certificates.

      Distribution of the certificates will be made by the underwriter from time to time, in one or more negotiated transactions or otherwise, at varying prices to be determined at the time of sale. The underwriter may effect such transactions by selling the certificates to or through dealers, which may receive from the underwriter, for which they act as agent, compensation in the form of underwriting discounts, concessions and commissions. The underwriter and any dealers that participate with the underwriter in the distribution of the certificates may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act") and any profit on the sale of the certificates by them and any discounts, commissions, concessions or other compensation received by them may be considered underwriting discounts and commissions under the Securities Act.

      Proceeds to the depositor are expected to be approximately 100% of the aggregate principal amount of the certificates less expenses payable by the depositor in connection with the certificates which are estimated to be approximately $300,000. In connection with the purchase and sale of the certificates, the underwriter may be deemed to have received compensation from the depositor in the form of an underwriting discount.

      The depositor will indemnify the underwriter against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments the underwriter may be required to make in respect thereof.

                                SECONDARY MARKET

      There can be no assurance that a secondary market for the certificates will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the certificates will be the monthly statements discussed in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders," which will include such information with respect to a class of certificates as the current principal amount of the certificates, the amount of interest and principal being distributed and the interest rate at which such interest accrued. There can be no assurance that any additional information regarding the certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the certificates will be generally available on an ongoing basis. The limited nature of information regarding the certificates may adversely affect the liquidity of the certificates, even if a secondary market for the certificates becomes available.

                                  LEGAL MATTERS

      Certain legal matters relating to the certificates will be passed upon for the depositor, the issuer and the underwriter by Stroock & Stroock & Lavan LLP, New York, New York.

                                     RATINGS

      It is a condition to the issuance of the certificates that each class receives a rating of at least "AAA" from S&P and "Aaa" from Moody's.

      The ratings assigned by S&P and Moody's to the certificates address the likelihood of the receipt by certificateholders of all distributions to which such certificateholders are entitled. The ratings are based principally on the guarantees of Fannie Mae and Ginnie Mae of the pooled certificates, the rating of the cap counterparty and structural and legal aspects associated with the certificates and the extent to which the payment stream on the pooled certificates and the interest rate caps is adequate to make payments on the certificates. Moody's and S&P ratings do not represent any assessment of the likelihood that prepayments will be made by borrowers on the mortgage loans underlying the pooled certificates or the degree to which such prepayments will differ from those originally anticipated. The rating does not address the possibility that, as a result of prepayments, certificateholders may suffer a lower than anticipated yield on the certificates.

      The ratings assigned to the certificates should be evaluated independently from similar ratings on other types of securities. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by S&P and Moody's.

      The depositor has not requested a rating of the certificates by any rating agency other than S&P and Moody's. However, there can be no assurance as to whether any other rating agency will rate the certificates or, in that event, what rating would be assigned to the certificates by that other rating agency. The ratings assigned by that other rating agency to the certificates may be lower than the ratings assigned by S&P and Moody's.

70238794

                         INDEX OF PRINCIPAL DEFINITIONS

Term     Page
----     ----
Available Funds .................................................           S-24
available funds cap .............................................            S-7
book-entry certificates .........................................           S-21
business day ....................................................           S-24
cap counterparty ................................................            S-5
Certificate Account .............................................           S-29
certificates ....................................................            S-6
closing date ....................................................            S-5
Code ............................................................           S-33
Corresponding Cap ...............................................           S-33
Corresponding Certificate .......................................           S-33
current principal amount ........................................           S-25
depositor .......................................................            S-5
ERISA ...........................................................           S-12
Fannie Mae ......................................................           S-18
Fannie Mae 2005-69 Trust ........................................           S-18
Fannie Mae MBS ..................................................           S-18
Fannie Mae MBS Prospectus .......................................            S-2
Fannie Mae pooled certificates ..................................            S-8
Fannie Mae Remic Prospectus .....................................            S-2
Fannie Mae Supplement ...........................................           S-18
Fannie Mae Supplement ...........................................            S-2
Fannie Mae Underlying Offering Documents ........................            S-2
Final Distribution Date .........................................           S-28
Ginnie ..........................................................           S-19
Ginnie Mae ......................................................           S-18
Ginnie Mae Base Offering Circular ...............................            S-2
Ginnie Mae pooled certificates ..................................            S-8
Ginnie Mae Supplement ...........................................            S-2
Ginnie Mae Underlying Offering Documents ........................            S-2
interest accrual period .........................................           S-25
IRS .............................................................           S-33
issuer ..........................................................            S-5
LIBOR ...........................................................           S-25
LIBOR business day ..............................................           S-26
Majority Certificateholders .....................................           S-30
Moody's .........................................................           S-12
mortgage loans ..................................................           S-27
mortgage related securities .....................................           S-36
pass-through rates ..............................................           S-25
physical certificate ............................................           S-21
Plan(s) .........................................................           S-12
pooled certificates .............................................            S-8
pooling agreement ...............................................            S-5
rating agency ...................................................           S-12
record date .....................................................            S-8
REMIC ...........................................................           S-11
S&P .............................................................           S-12
Securities Act ..................................................           S-38
SMMEA ...........................................................           S-36
Tax Counsel .....................................................           S-33
trust ...........................................................            S-5

Trust Assets ....................................................           S-12
trustee .........................................................            S-5
Underlying Offering Documents ...................................            S-2
underwriter .....................................................           S-38

                                                                       EXHIBIT A

                    FANNIE MAE UNDERLYING OFFERING DOCUMENTS

Supplement

(To Prospectus Supplement dated June 22, 2005)

                                  $912,532,145

                                      LOGO
                   Guaranteed REMIC Pass-Through Certificates
                         Fannie Mae REMIC Trust 2005-69
                            ------------------------

This is a supplement to the prospectus supplement dated June 22, 2005 (the "Prospectus Supplement"). If we use a capitalized term in this supplement without defining it, you will find the definition of that term in the Prospectus Supplement.

Notwithstanding anything to the contrary contained in the Prospectus Supplement, the Group 3 MBS Specified Payment Percentages are set forth below and are intended to replace the Group 3 MBS Specified Payment Percentages appearing on pages B-14 and B-15 of the Prospectus Supplement.

Carefully consider the risk factors starting on page S-14 of the Prospectus Supplement and on page 10 of the REMIC Prospectus. Unless you understand and are able to tolerate these risks, you should not invest in the certificates.

The certificates, together with any interest thereon, are not guaranteed by the United States and do not constitute a debt or obligation of the United States or any agency or instrumentality thereof other than Fannie Mae.

The certificates are exempt from registration under the Securities Act of 1933 and are "exempted securities" under the Securities Exchange Act of 1934.

                            Bear, Stearns & Co. Inc.

                  The date of this supplement is July 28, 2005

Group 3 MBS Specified Payment Percentages

                         Specified
    Distribution          Payment
        Date            Percentage
    ------------        ----------
Initial Balance.....  100.0000000000%
August 2005.........   99.5835391911%
September 2005......   99.5505793170%
October 2005........   99.5174965556%
November 2005.......   99.4842899503%
December 2005.......   99.4509585138%
January 2006........   99.4175012550%
February 2006.......   99.3839171697%
March 2006..........   99.3505978428%
April 2006..........   99.3171435530%
May 2006............   99.2835896592%
June 2006...........   99.2498990148%
July 2006...........   99.2160709915%
August 2006.........   99.1821049240%
September 2006......   99.1480001272%
October 2006........   99.1137559077%
November 2006.......   99.0793715459%
December 2006.......   99.0449061430%
January 2007........   99.0102987359%
February 2007.......   98.9759716163%
March 2007..........   98.9414993300%
April 2007..........   98.9075665598%
May 2007............   98.8734866318%
June 2007...........   98.8398876279%
July 2007...........   98.8089946593%
August 2007.........   98.7816766338%
September 2007......   98.7570794648%
October 2007........   98.7401538640%
November 2007.......   98.7341548128%
December 2007.......   98.7281133826%
January 2008........   98.7259419686%
February 2008.......   98.7237480267%
March 2008..........   98.7215312208%
April 2008..........   98.7192912119%
May 2008............   98.7170276694%
June 2008...........   98.7147402116%
July 2008...........   98.7124285126%
August 2008.........   98.7100921881%
September 2008......   98.7077308612%
October 2008........   98.7053441561%
November 2008.......   98.7029316991%
December 2008.......   98.7004930658%
January 2009........   98.6980278778%
February 2009.......   98.6955356984%
March 2009..........   98.6930161169%
April 2009..........   98.6904687101%
May 2009............   98.6878930269%
June 2009...........   98.6852886221%
July 2009...........   98.6826550358%
August 2009.........   98.6799918073%
September 2009......   98.6772984379%
October 2009........   98.6745744709%
November 2009.......   98.6718193741%
December 2009.......   98.6690326646%

                         Specified
    Distribution          Payment
        Date            Percentage
    ------------        ----------
                   January 2010........   98.6662137965%
February 2010.......   98.6633622587%
March 2010..........   98.6604774982%
April 2010..........   98.6575589499%
May 2010............   98.6546060519%
June 2010...........   98.6516182304%
July 2010...........   98.6485948731%
August 2010.........   98.6455353872%
September 2010......   98.6424391402%
October 2010........   98.6393054931%
November 2010.......   98.6361338087%
December 2010.......   98.6329233892%
January 2011........   98.6296735919%
February 2011.......   98.6263836841%
March 2011..........   98.6230529791%
April 2011..........   98.6196807063%
May 2011............   98.6162661600%
June 2011...........   98.6128085388%
July 2011...........   98.6093070676%
August 2011.........   98.6057609403%
September 2011......   98.6021693280%
October 2011........   98.5985313887%
November 2011.......   98.5948462457%
December 2011.......   98.5911130177%
January 2012........   98.5873307871%
February 2012.......   98.5834986199%
March 2012..........   98.5796155764%
April 2012..........   98.5756806322%
May 2012............   98.5716928107%
June 2012...........   98.5676510595%
July 2012...........   98.5635543284%
August 2012.........   98.5594015223%
September 2012......   98.5551915113%
October 2012........   98.5509231659%
November 2012.......   98.5465952703%
December 2012.......   98.5422066571%
January 2013........   98.5377560447%
February 2013.......   98.5332421729%
March 2013..........   98.5286637003%
April 2013..........   98.5240193202%
May 2013............   98.5193075872%
June 2013...........   98.5145271017%
July 2013...........   98.5096764029%
August 2013.........   98.5047539651%
September 2013......   98.4997582084%
October 2013........   98.4946875704%
November 2013.......   98.4895403745%
December 2013.......   98.4843149439%
January 2014........   98.4790095111%
February 2014.......   98.4736222909%
March 2014..........   98.4681514332%
April 2014..........   98.4625949876%
May 2014............   98.4569510287%
June 2014...........   98.4512174938%

                         Specified
    Distribution          Payment
        Date            Percentage
    ------------        ----------
                   July 2014...........   98.4453923268%
August 2014.........   98.4394733259%
September 2014......   98.4334582915%
October 2014........   98.4273449053%
November 2014.......   98.4211307949%
December 2014.......   98.4148135142%
January 2015........   98.4083905591%
February 2015.......   98.4018592709%
March 2015..........   98.3952169806%
April 2015..........   98.3884608744%
May 2015............   98.3815880849%
June 2015...........   98.3745956092%
July 2015...........   98.3674803836%
August 2015.........   98.3602392199%
September 2015......   98.3528687562%
October 2015........   98.3453656406%
November 2015.......   98.3377262742%
December 2015.......   98.3299470391%
January 2016........   98.3220240982%
February 2016.......   98.3139534964%
March 2016..........   98.3057311553%
April 2016..........   98.2973528697%
May 2016............   98.2888142039%
June 2016...........   98.2801105767%
July 2016...........   98.2712372804%
August 2016.........   98.2621893744%
September 2016......   98.2529617230%
October 2016........   98.2435490385%
November 2016.......   98.2339457683%
December 2016.......   98.2241461607%
January 2017........   98.2141441996%
February 2017.......   98.2039337035%
March 2017..........   98.1935081468%
April 2017..........   98.1828607548%
May 2017............   98.1719844915%
June 2017...........   98.1608720167%
July 2017...........   98.1495155743%
August 2017.........   98.1379072517%
September 2017......   98.1260386556%
October 2017........   98.1139010100%
November 2017.......   98.1014852015%
December 2017.......   98.0887817291%
January 2018........   98.0757805067%
February 2018.......   98.0624711074%
March 2018..........   98.0488426044%
April 2018..........   98.0348834656%
May 2018............   98.0205816643%
June 2018...........   98.0059245744%
July 2018...........   97.9908988929%
August 2018.........   97.9754907557%
September 2018......   97.9596854605%
October 2018........   97.9434676152%
November 2018.......   97.9268210103%
December 2018.......   97.9097285640%

                         Specified
    Distribution          Payment
        Date            Percentage
--------------------  ---------------
January 2019........   97.8921723968%
February 2019.......   97.8741333265%
March 2019..........   97.8555915527%
April 2019..........   97.8365257804%
May 2019............   97.8169137732%
June 2019...........   97.7967319025%
July 2019...........   97.7759549874%
August 2019.........   97.7545567951%
September 2019......   97.7325090275%
October 2019........   97.7097818979%
November 2019.......   97.6863439180%
December 2019.......   97.6621611434%
January 2020........   97.6371979427%
February 2020.......   97.6114161707%
March 2020..........   97.5847749474%
April 2020..........   97.5572311076%
May 2020............   97.5287380008%
June 2020...........   97.4992461468%
July 2020...........   97.4687022646%
August 2020.........   97.4370493974%
September 2020......   97.4042264426%
October 2020........   97.3701673988%
November 2020.......   97.3348016302%
December 2020.......   97.2980527455%
January 2021........   97.2598383270%
February 2021.......   97.2200692405%

                         Specified
    Distribution          Payment
        Date            Percentage
    ------------        ----------
                   March 2021..........   97.1786491912%
April 2021..........   97.1354734607%
May 2021............   97.0904286038%
June 2021...........   97.0433907709%
July 2021...........   96.9942254550%
August 2021.........   96.9427852235%
September 2021......   96.8889089611%
October 2021........   96.8324201283%
November 2021.......   96.7731245396%
December 2021.......   96.7108081102%
January 2022........   96.6452345937%
February 2022.......   96.5761426275%
March 2022..........   96.5032418004%
April 2022..........   96.4262087762%
May 2022............   96.3446831573%
June 2022...........   96.2582606028%
July 2022...........   96.1664874051%
August 2022.........   96.0688513344%
September 2022......   95.9647733346%
October 2022........   95.8535952322%
November 2022.......   95.7345656004%
December 2022.......   95.6068240817%
January 2023........   95.4693786067%
February 2023.......   95.3210816259%
March 2023..........   95.1605966741%
April 2023..........   94.9863581024%

                         Specified
    Distribution          Payment
        Date            Percentage
    ------------        ----------
                   May 2023............   94.7965213546%
June 2023...........   94.5888949725%
July 2023...........   94.4183287249%
August 2023.........   94.1727652064%
September 2023......   93.9066304223%
October 2023........   93.6044119965%
November 2023.......   93.2658139729%
December 2023.......   92.8838505770%
January 2024........   92.4496252891%
February 2024.......   91.9516291769%
March 2024..........   91.3747065240%
April 2024..........   90.6984860858%
May 2024............   89.9118838472%
June 2024...........   89.0782418109%
July 2024...........   87.9199279996%
August 2024.........   86.4633836334%
September 2024......   84.8620151359%
October 2024........   82.4541377785%
November 2024.......   79.0381551810%
December 2024.......   76.6167798281%
January 2025........   69.9382011804%
February 2025.......   64.2032683223%
March 2025..........   49.6376939585%
April 2025..........   34.0222849160%
May 2025............   49.6195571902%
June 2025...........   00.0000000000%

Prospectus Supplement

(To REMIC Prospectus dated May 1, 2002)
                                  $912,532,145

                                      LOGO
                   Guaranteed REMIC Pass-Through Certificates
                         Fannie Mae REMIC Trust 2005-69
The Certificates
We, the Federal National
Mortgage Association (Fannie
Mae), will issue the classes
of certificates listed in the
chart on this page.
Payments to Certificateholders
We will make monthly payments
on the certificates. You, the
investor, will receive
- interest accrued on the
  balance of your certificate
  (except in the case of the
  accrual classes), and
- principal to the extent
  available for payment on
  your class.
We may pay principal at rates
that vary from time to time.
We may not pay principal to
certain classes for long
periods of time.
The Fannie Mae Guaranty
We will guarantee that
required payments of principal
and interest on the
certificates are distributed
to investors on time.
The Trust and its Assets
The trust will own Fannie Mae
MBS.
The mortgage loans underlying
the Fannie Mae MBS are first
lien, single-family,
fixed-rate loans.
 Carefully consider the risk
 factors starting on page S-14
 of this prospectus supplement
 and on page 10 of the REMIC
 prospectus. Unless you
 understand and are able to
 tolerate these risks, you
 should not invest in the
 certificates.
 You should read the REMIC
 prospectus as well as this
 prospectus supplement.
 The certificates, together
 with interest thereon, are
 not guaranteed by the United
 States and do not constitute
 a debt or obligation of the
 United States or any agency
 or instrumentality thereof
 other than Fannie Mae.
 The certificates are exempt
 from registration under the
 Securities Act of 1933 and
 are "exempted securities"
 under the Securities Exchange
 Act of 1934.

If you own certificates of certain classes, you can exchange them for the corresponding RCR certificates to be issued at the time of the exchange. The KG, KL, KB, MB, LE, SG, TS, KC, AY, JM and AU Classes are the RCR classes, as further described in this prospectus supplement.

The dealer will offer the certificates from time to time in negotiated transactions at varying prices. We expect the settlement date to be July 29, 2005.

                            ------------------------

                            Bear, Stearns & Co. Inc.  June 22, 2005

                                                                 Original
                       Class            Principal      Interest
   Class     Group    Balance             Type          Rate


FA ........    1    $ 25,976,143         TAC/AD           (1)

FD ........    1      35,000,000         TAC/AD           (1)

HO(2)......    1       8,934,949           SUP            (3)

IB(2)......    1      24,006,681(4)        NTL           5.50%

IM(2)......    1       6,214,081(4)        NTL            (1)

IO(2)......    1       2,720,868(4)        NTL            (1)

KE ........    1      25,187,215           PAC           5.50

KI(2)......    1      18,181,818(4)        NTL           5.50

KJ(2)......    1     100,000,000           PAC           4.50

LG ........    1       9,447,785           PAC           5.50

MC(2)......    1     176,049,000           PAC           4.75

SA ........    1      16,629,857         TAC/AD           (1)

TA ........    1       9,552,179           PAC           5.50

TB ........    1      10,000,000         TAC/AD           (1)

TC ........    1      20,000,000         TAC/AD           (1)

TG ........    1      35,000,000(4)        NTL            (1)

TI ........    1         643,114(4)        NTL           5.50

TZ ........    1       1,427,643           SUP            (1)

YI(2)......    1      34,249,235(4)        NTL           5.50

YO(2)......    1      34,249,235           PAC            (3)

ZD ........    1       8,460,000           SUP           5.50

ZT ........    1       2,784,965           SUP            (1)

AD(2)......    2      25,593,000     SEG(PAC)/PAC/AD     5.00

AE(2)......    2      19,782,750     SEG(PAC)/SUP/AD     5.00

AF ........    2      37,789,000           PT             (1)

AS ........    2      37,789,000(4)        NTL            (1)

BF ........    2      15,125,250         PAC/AD           (1)

BS ........    2      15,125,250(4)        NTL            (1)

DZ ........    2      15,000,000           SUP           5.50

EZ ........    2          77,000         PAC/AD          5.50

JK ........    3      32,992,000           PAC           4.50

JL ........    3      74,462,000           PAC           4.50

JQ ........    3      53,400,000       TAC/JMP/AD        4.00

PI ........    3       5,933,333(4)        NTL           4.50

WI(2)......    3      43,921,641(4)        NTL           4.50

WO(2)......    3      43,921,641           PAC            (3)

ZH ........    3       2,260,695       NSJ/SUP/AD        4.50

ZL ........    3      18,990,288       JMP/SUP/AD        4.50

ZM ........    3          42,850           SUP           4.50

AG(2)......    4      15,122,941         TAC/AD          5.00

AO ........    4       1,936,691           SUP            (3)

CF ........    4      70,000,000         PAC/AD           (1)

CS ........    4       7,000,000(4)        NTL            (1)

GZ ........    4          29,799           PAC           4.50

HZ(2)......    4       2,277,470         SUP/AD          5.00

JI ........    4      22,349,175(4)        NTL           6.00

JZ(2)......    4          29,799           SUP           5.00

R .........                    0           NPR              0

RL ........                    0           NPR              0


                                                                    Final
             Interest     CUSIP      Distribution
   Class       Type      Number          Date
FA ........    FLT      31394E J 7 4   August 2035
FD ........    FLT      31394E J 8 2   August 2035
HO(2)......     PO      31394E J 9 0   August 2035
IB(2)......   FIX/IO    31394E K 2 3  November 2033
IM(2)......  FLT/T/IO   31394E K 3 1   August 2035
IO(2)......  FLT/T/IO   31394E K 4 9   August 2035
KE ........    FIX      31394E K 5 6    June 2034
KI(2)......   FIX/IO    31394E K 6 4  December 2031
KJ(2)......    FIX      31394E K 7 2  December 2031
LG ........    FIX      31394E K 8 0    June 2034
MC(2)......    FIX      31394E K 9 8  November 2033
SA ........    INV      31394E L 2 2   August 2035
TA ........    FIX      31394E L 3 0   August 2035
TB ........   INV/T     31394E L 4 8   August 2035
TC ........   INV/T     31394E L 5 5   August 2035
TG ........   INV/IO    31394E L 6 3   August 2035
TI ........   FIX/IO    31394E L 7 1   August 2035
TZ ........  INV/T/Z    31394E L 8 9   August 2035
YI(2)......   FIX/IO    31394E L 9 7   August 2035
YO(2)......     PO      31394EM21     August 2035
ZD ........   FIX/Z     31394EM39     August 2035
ZT ........  INV/T/Z    31394EM47     August 2035
AD(2)......    FIX      31394EM54     August 2035
AE(2)......    FIX      31394EM62     August 2035
AF ........    FLT      31394EM70     August 2035
AS ........   INV/IO    31394EM88     August 2035
BF ........    FLT      31394EM96     August 2035
BS ........   INV/IO    31394E N 2 0   August 2035
DZ ........   FIX/Z     31394E N 3 8   August 2035
EZ ........   FIX/Z     31394E N 4 6   August 2035
JK ........    FIX      31394E N 5 3  October 2013
JL ........    FIX      31394E N 6 1   April 2022
JQ ........    FIX      31394E N 7 9   August 2025
PI ........   FIX/IO    31394E N 8 7   August 2025
WI(2)......   FIX/IO    31394E N 9 5   August 2025
WO(2)......     PO      31394E P 2 8   August 2025
ZH ........   FIX/Z     31394E P 3 6    May 2023
ZL ........   FIX/Z     31394E P 4 4   August 2025
ZM ........   FIX/Z     31394E P 5 1   August 2025
AG(2)......    FIX      31394E P 6 9   August 2035
AO ........     PO      31394E P 7 7   August 2035
CF ........    FLT      31394E P 8 5   August 2035
CS ........   INV/IO    31394E P 9 3   August 2035
GZ ........   FIX/Z     31394E Q 2 7   August 2035
HZ(2)......   FIX/Z     31394E Q 3 5   August 2035
JI ........   FIX/IO    31394E Q 4 3   August 2035
JZ(2)......   FIX/Z     31394E Q 5 0   August 2035
R .........    NPR      31394E Q 6 8   August 2035
RL ........    NPR      31394E Q 7 6   August 2035



(1) Based on LIBOR.
(2) Exchangeable classes.
(3) Principal only classes.
(4) Notional balances. These classes are interest only classes.

                               TABLE OF CONTENTS

                                          Page
                                          ----
AVAILABLE INFORMATION.................... S- 3
INCORPORATION BY REFERENCE..............  S- 3
RECENT DEVELOPMENTS.....................  S- 4
REFERENCE SHEET.........................  S- 7
ADDITIONAL RISK FACTORS.................  S-14
DESCRIPTION OF THE CERTIFICATES.........  S-15
  GENERAL...............................  S-15
    Structure...........................  S-15
    Fannie Mae Guaranty.................  S-16
    Characteristics of Certificates.....  S-16
    Authorized Denominations............  S-17
    Distribution Dates..................  S-17
    Record Date.........................  S-17
    Class Factors.......................  S-17
    No Optional Termination.............  S-17
  COMBINATION AND RECOMBINATION.........  S-17
    General.............................  S-17
    Procedures..........................  S-17
    Additional Considerations...........  S-18
  THE MBS...............................  S-18
  FINAL DATA STATEMENT..................  S-19
  DISTRIBUTIONS OF INTEREST.............  S-20
    Categories of Classes...............  S-20
    General.............................  S-20
    Interest Accrual Periods............  S-21
    Accrual Classes.....................  S-21
    Notional Classes....................  S-21
    Floating Rate, Inverse Floating Rate
       and Toggle Classes...............  S-21
  CALCULATION OF LIBOR..................  S-21
  DISTRIBUTIONS OF PRINCIPAL............  S-22
    Categories of Classes...............  S-22
    Principal Distribution Amount.......  S-23
    Group 1 Principal Distribution
       Amount...........................  S-23
       TZ Accrual Amount................  S-23
       ZT Accrual Amount................  S-23
       ZD Accrual Amount................  S-23
       Group 1 Cash Flow Distribution
         Amount.........................  S-23
    Group 2 Principal Distribution
       Amount...........................  S-25
       EZ Accrual Amount................  S-25
       DZ Accrual Amount................  S-25
       Group 2 Cash Flow Distribution
         Amount.........................  S-25
    Group 3 Principal Distribution
       Amount...........................  S-26
       ZM Accrual Amount................  S-26
       Group 3 Cash Flow Distribution
         Amount.........................  S-26

                                          Page
                                          ----
                                              ZH Accrual Amount, ZL Accrual
         Amount and Remaining Group 3
         Cash Flow Distribution
         Amount.........................  S-26
    Group 4 Principal Distribution
       Amount...........................  S-27
       GZ Accrual Amount................  S-27
       Group 4 Cash Flow Distribution
         Amount.........................  S-27
       HZ Accrual Amount, JZ Accrual
         Amount and Remaining Group 4
         Cash Flow Distribution
         Amount.........................  S-28
  STRUCTURING ASSUMPTIONS...............  S-28
    Pricing Assumptions.................  S-28
    Prepayment Assumptions..............  S-28
    Structuring Ranges and Rates........  S-28
    Initial Effective Ranges............  S-29
  YIELD TABLES..........................  S-30
    General.............................  S-30
    The Principal Only Classes..........  S-31
    The Fixed Rate Interest Only
       Classes..........................  S-31
    The Inverse Floating Rate Classes
       and the SG, IM, TS and IO
       Classes..........................  S-33
  WEIGHTED AVERAGE LIVES OF THE
    CERTIFICATES........................  S-36
  DECREMENT TABLES......................  S-37
  CHARACTERISTICS OF THE R AND RL
    CLASSES.............................  S-46
CERTAIN ADDITIONAL FEDERAL INCOME TAX
  CONSEQUENCES..........................  S-47
  U.S. TREASURY CIRCULAR 230 NOTICE.....  S-47
  REMIC ELECTIONS AND SPECIAL TAX
    ATTRIBUTES..........................  S-47
  TAXATION OF BENEFICIAL OWNERS OF
    REGULAR CERTIFICATES................  S-47
  TAXATION OF BENEFICIAL OWNERS OF
    RESIDUAL CERTIFICATES...............  S-48
  TAXATION OF BENEFICIAL OWNERS OF RCR
    CERTIFICATES........................  S-48
    General.............................  S-48
    Combination RCR Classes.............  S-49
    Exchanges...........................  S-49
  TAX RETURN DISCLOSURE REQUIREMENTS....  S-49
PLAN OF DISTRIBUTION....................  S-49
    General.............................  S-49
    Increase in Certificates............  S-49
LEGAL MATTERS...........................  S-49
SCHEDULE 1..............................  A- 1
PRINCIPAL BALANCE SCHEDULES.............  B- 1

                             AVAILABLE INFORMATION

     You should purchase the certificates only if you have read and understood this prospectus supplement and the following documents (the "Disclosure Documents"):

     - our Prospectus for Fannie Mae Guaranteed REMIC Pass-Through Certificates dated May 1, 2002 (the "REMIC Prospectus");

     - our Prospectus for Fannie Mae Guaranteed Mortgage Pass-Through Certificates (Single-Family Residential Mortgage Loans) dated July 1, 2004 (the "MBS Prospectus"); and

     - any information incorporated by reference in this prospectus supplement as discussed below under the heading "Incorporation by Reference."

You can obtain copies of the Disclosure Documents by writing or calling us at:

    Fannie Mae
     MBS Helpline
     3900 Wisconsin Avenue, N.W., Area 2H-3S
     Washington, D.C. 20016
     (telephone 1-800-237-8627).

In addition, the Disclosure Documents, together with the class factors, are available on our corporate Web site at www.fanniemae.com.

     You also can obtain copies of the Disclosure Documents by writing or calling the dealer at:

    Bear Stearns & Co. Inc.
     c/o ADP Financial Services
     Prospectus Department
     1155 Long Island Avenue
     Edgewood, New York 11717
     (telephone 631-254-7106).

                             INCORPORATION BY REFERENCE

     In this prospectus supplement, we are incorporating by reference the MBS Prospectus described above. In addition, we are incorporating by reference the documents listed below. This means that we are disclosing information to you by referring you to these documents. These documents are considered part of this prospectus supplement, so you should read this prospectus supplement, and any applicable supplements or amendments, together with these documents.

     You should rely only on the information provided or incorporated by reference in this prospectus supplement, the REMIC Prospectus and the MBS Prospectus and any applicable supplements or amendments.

     We incorporate by reference the following documents we have filed, or may file, with the Securities and Exchange Commission ("SEC"):

     - our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 ("Form 10-K");

     - all other reports we have filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Form 10-K until the date of this prospectus supplement, excluding any information "furnished" to the SEC on Form 8-K; and

     - all proxy statements that we file with the SEC and all documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this prospectus supplement and prior to the completion of the offering of the certificates, excluding any information we "furnish" to the SEC on Form 8-K.

     Any information incorporated by reference in this prospectus supplement is deemed to be modified or superseded for purposes of this prospectus supplement to the extent information contained or incorporated by reference in this prospectus supplement modifies or supersedes such information. In such case, the information will constitute a part of this prospectus supplement only as so modified or superseded.

     We file annual, quarterly and current reports, proxy statements and other information with the SEC. You can obtain copies of the periodic reports we file with the SEC without charge by calling or writing our Office of Investor Relations, Fannie Mae, 3900 Wisconsin Avenue, NW, Washington, DC 20016, telephone: (202) 752-7115. The periodic and current reports that we file with the SEC are also available on our Web site. Information appearing on our Web site is not incorporated in this prospectus supplement except as specifically stated in this prospectus supplement.

     In addition, you may read our SEC filings and other information about Fannie Mae at the offices of the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Exchange. Our SEC filings are also available at the SEC's Web site at www.sec.gov. You also may read and copy any document we file with the SEC by visiting the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. We are providing the address of the SEC's Web site solely for the information of prospective investors. Information appearing on the SEC's Web site is not incorporated in this prospectus supplement except as specifically stated in this prospectus supplement.

                              RECENT DEVELOPMENTS

     On December 21, 2004, our Board of Directors (the "Board") announced the retirement of Chairman and Chief Executive Officer Franklin D. Raines and the resignation of Vice Chairman and Chief Financial Officer J. Timothy Howard. The Board further announced that the Audit Committee of the Board dismissed KPMG LLP as our independent auditor. On January 4, 2005, the Audit Committee of the Board approved the engagement of Deloitte & Touche LLP ("Deloitte") as our independent auditor. Deloitte will serve as our auditor for each of the fiscal years 2001, 2002, 2003 and 2004.

     Stephen B. Ashley, a member of the Board, currently is serving as the non-executive Chairman of the Board. On June 1, 2005, the Board announced that it had selected Daniel H. Mudd, the former Chief Operating Officer of Fannie Mae, to be the new President and Chief Executive Officer. Mr. Mudd had been serving as the interim Chief Executive Officer since the retirement of Mr. Raines. Executive Vice President Robert Levin currently is serving as the interim Chief Financial Officer.

     On December 15, 2004, the Office of the Chief Accountant of the Securities and Exchange Commission ("SEC") issued a statement (the "Statement") regarding certain accounting issues relating to Fannie Mae, including determinations by the SEC that we should (i) restate our financial statements to eliminate the use of hedge accounting under Financial Accounting Standard No. 133, Accounting for Derivative Instruments and Hedging Activities ("FAS 133"), (ii) evaluate the accounting under Financial Accounting Standard No. 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases ("FAS 91") and restate our financial statements filed with the SEC if the amounts required for correction are material, and
(iii) re-evaluate the information prepared under generally accepted accounting principles ("GAAP") and non-GAAP information that we previously provided to investors. On December 16, 2004, we filed a Current Report on Form 8-K with the SEC that includes a copy of the Statement.

     As a result of the SEC's findings, we will restate our financial results from 2001 through June 30, 2004 to comply fully with the SEC's determination. In a Form 12b-25 filed with the SEC on November 15, 2004, we estimated that a loss of hedge accounting under FAS 133 for all derivatives could result in recording into earnings a net cumulative loss on derivative transactions of approximately $9.0 billion as of September 30, 2004. (We estimate that as of December 31, 2004, this net cumulative after-tax loss was approximately $8.4 billion.) We also stated that there would be a corresponding decrease to retained earnings and, accordingly, regulatory capital. In a Form 12b-25 filed with the SEC on March 17, 2005, we stated that if we do not qualify for hedge accounting for mortgage commitments accounted for as derivatives since our July 1, 2003 adoption of Financial Accounting Standard No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities ("FAS 149"), we estimate that we would be required to record in earnings a net cumulative after-tax loss related to these commitments of approximately $2.4 billion as of December 31, 2004. We are working to determine the effect of the restatement, including the effect on each prior reporting period. We expect that the impact will be material to our reported GAAP and core business results for many, if not all, periods and will vary substantially from period to period based on the amount and types of derivatives held and fluctuations in interest rates and volatility. Our restated financial statements also will reflect corrections as a result of our misapplication of FAS 91 for each prior reporting period described above. We also will consider the impact, if any, of the SEC's decision on FAS 91 for periods prior to those described above.

     Accordingly, on December 17, 2004, the Audit Committee of the Board concluded that our previously filed interim and audited financial statements and the independent auditor's reports thereon for the periods from January 2001 through the second quarter of 2004 should no longer be relied upon because such financial statements were prepared applying accounting practices that did not comply with GAAP. We have not yet filed our quarterly reports on Form 10-Q for the quarters ended September 30, 2004 and March 31, 2005 or our annual report on Form 10-K for the year ended December 31, 2004. The financial information regarding our anticipated results of operations for the quarter ended September 30, 2004 that was contained in our Form 12b-25 filed on November 15, 2004 and in a Form 8-K filed on November 16, 2004 was prepared applying the same policies and practices, and, accordingly, should not be relied upon. The Audit Committee has discussed the matters described above and in a Form 8-K filed with the SEC on December 22, 2004 with KPMG LLP, our independent auditor through December 21, 2004.

     On September 20, 2004, the Office of Federal Housing Enterprise Oversight ("OFHEO") delivered its report to the Board of its findings to date of the agency's special examination. Among other matters, the OFHEO report raised a number of questions and concerns about our accounting policies and practices with respect to FAS 91 and FAS 133. On February 23, 2005, we announced that OFHEO notified our Board and management of several additional accounting and internal control issues and questions that OFHEO identified in its ongoing special examination, and directed that these matters be included in the internal reviews by the Board and management and reviewed by Deloitte. OFHEO indicated that it has not completed its review of all aspects of these issues, but has identified policies that it believes appear to be inconsistent with generally accepted accounting principles as well as internal control deficiencies that raise safety and soundness concerns. The issues and questions include the following areas: securities accounting, loan accounting, consolidations, accounting for commitments, and practices to smooth certain income and expense amounts. OFHEO also raised concerns regarding journal entry controls, systems limitations, and database modifications, as well as FAS 149 and new developments relating to FAS 91. A summary of the additional questions raised in OFHEO's ongoing special examination of Fannie Mae has been filed as an exhibit to a Form 8-K that we filed with the SEC on February 23, 2005.

     Our Board and management are addressing the issues and questions raised by OFHEO. In addition, the Board designated its Special Review Committee to review the findings of OFHEO's September 2004 special examination report. This review, led by former Senator Warren Rudman of the law firm of Paul, Weiss, Rifkind, Wharton & Garrison ("Paul Weiss"), is focused on: accounting issues, including accounting policies, procedures and controls regarding FAS 91 and FAS 133; organization, structure and governance, including Board oversight and management responsibilities and resources; and executive compensation. Paul Weiss' work continues as it examines these areas and other issues that may arise in the course of its review, reporting regularly to the Board. We will report to OFHEO regarding each of these issues and will continue to work with OFHEO to resolve these matters as part of our ongoing internal reviews and restatement process. In light of the foregoing, management has initiated a comprehensive review of accounting routines and controls, the financial reporting process and the application of GAAP, which will include the issues OFHEO has identified, as well as issues identified by management and/or Deloitte. Management, working with accounting consultants, will develop a view on these issues, which then will be reviewed with the Audit Committee, Deloitte and OFHEO. Upon conclusion of this review, our financial statements will be restated where necessary and submitted to Deloitte for review as part of its audit. We are providing periodic updates to the SEC and the New York Stock Exchange on the restatement. In addition, the SEC and the U.S. Attorney's Office for the District of Columbia are conducting ongoing investigations into these matters.

     OFHEO is required to review our capital classification quarterly, and as of September 30, 2004 and December 31, 2004, classified us as "significantly undercapitalized." As a result of this classification, we submitted a capital restoration plan to OFHEO in January 2005, and on February 23, 2005, we announced that OFHEO approved our proposed capital restoration plan. Under the plan, we detail how we expect to meet our minimum capital requirement on an ongoing basis, as well as achieve OFHEO's 30 percent surplus capital requirement by September 30, 2005. A summary of the capital restoration plan was filed as an exhibit to a Form 8-K that we filed with the SEC on February 23, 2005. On May 19, 2005, OFHEO classified us as "adequately capitalized" as of March 31, 2005. OFHEO has noted that this classification is subject to revision pending the outcome of ongoing accounting reviews, and that this classification does not amend any existing capital restoration plans currently in place between Fannie Mae and OFHEO.

     Forms 8-K that we file with the SEC prior to the completion of the offering of the certificates are incorporated by reference in this prospectus supplement. This means that we are disclosing information to you by referring you to those documents. You should refer to "Incorporation by Reference" above for further details on the information that we incorporate by reference in this prospectus supplement and where to find it.

                                REFERENCE SHEET

     This reference sheet is not a summary of the transaction and does not contain complete information about the certificates. You should purchase the certificates only after reading this prospectus supplement and each of the additional disclosure documents listed on page S-3.

Assets Underlying Each Group of Classes

Group                           Assets
-----                           ------
                              1                          Group 1 MBS
  2                          Group 2 MBS
  3                          Group 3 MBS
  4                          Group 4 MBS

Assumed Characteristics of the Mortgage Loans Underlying the MBS (as of July 1,
2005)
                                            Approximate
                             Original     Weighted Average
             Approximate      Term to      Remaining Term
              Principal      Maturity       to Maturity
               Balance      (in months)     (in months)
             -----------    -----------   ----------------
Group 1 MBS  $483,698,971       360             328
Group 2 MBS  $113,367,000       360             345
Group 3 MBS  $226,069,474       240             238
Group 4 MBS  $ 89,396,700       360             346

             Approximate
              Weighted     Approximate
               Average      Weighted
              Loan Age       Average
             (in months)     Coupon
             -----------   -----------
                     Group 1 MBS      27          5.910%
Group 2 MBS      11          6.470%
Group 3 MBS       2          5.000%
Group 4 MBS      11          6.475%

     The actual remaining terms to maturity, weighted average loan ages and interest rates of most of the mortgage loans will differ from the weighted averages shown above, perhaps significantly.

Class Factors

     The class factors are numbers that, when multiplied by the initial principal balance of a certificate, can be used to calculate the current principal balance of that certificate (after taking into account principal payments in the same month). We publish the class factors on or shortly after the 11th day of each month.

Settlement Date

     We expect to issue the certificates on July 29, 2005.

Distribution Dates

     We will make payments on the certificates on the 25th day of each calendar month, or on the next business day if the 25th day is not a business day.

Book-Entry and Physical Certificates

     We will issue the book-entry certificates through the U.S. Federal Reserve Banks, which will electronically track ownership of the certificates and payments on them. We will issue physical certificates in registered, certificated form.

     We will issue the classes of certificates in the following forms:

              Fed Book-Entry                     Physical
              --------------                     --------
All classes of certificates other than R and RL Classes
           the R and RL Classes

Exchanging Certificates Through Combination and Recombination

     If you own certain certificates, you will be able to exchange them for a proportionate interest in the related RCR certificates as shown on Schedule 1. We will issue the RCR certificates upon such exchange. You can exchange your certificates by notifying us and paying an exchange fee. We use the principal and interest of the certificates exchanged to pay principal and interest on the related RCR certificates. Schedule 1 lists the available combinations of the certificates eligible for exchange and the related RCR certificates.

Interest Rates

     During each interest accrual period, the fixed rate classes will bear interest at the applicable annual interest rates listed on the cover of this prospectus supplement or on Schedule 1.

     During the initial interest accrual period, the floating rate, inverse floating rate and toggle classes will bear interest at the initial interest rates listed below. During subsequent interest accrual periods, the floating rate, inverse floating rate and toggle classes will bear interest based on the formulas indicated below, but always subject to the specified maximum and minimum interest rates:

           Initial     Maximum    Minimum              Formula for
          Interest    Interest    Interest            Calculation of
 Class      Rate        Rate        Rate             Interest Rate(1)
 -----    --------    --------    --------           ----------------
FA .....  3.77000%     7.00000%    0.50%         LIBOR + 50 basis points
FD......   3.72000%    7.00000%    0.45%         LIBOR + 45 basis points
IM .....   0.00000%   25.66666%    0.00%                   (2)
IO .....   0.00000%   27.29999%    0.00%                   (3)
SA .....  11.84332%   23.83333%    0.00%     23.83333% - (3.66666667 x LIBOR)
TB......   6.50000%    6.50000%    0.00%                   (4)
TC......   7.00000%    7.00000%    0.00%                   (5)
TG......   0.05000%    0.05000%    0.00%              6.55% - LIBOR
TZ .....   6.50000%    6.50000%    0.00%                   (6)
ZT .....   7.00000%    7.00000%    0.00%                   (7)
AF .....   3.39000%    7.00000%    0.30%         LIBOR + 30 basis points
AS .....   3.61000%    6.70000%    0.00%               6.7% - LIBOR
BF .....   3.34000%    7.00000%    0.25%         LIBOR + 25 basis points
BS .....   3.66000%    6.75000%    0.00%              6.75% - LIBOR
CF .....   3.83000%    4.50000%    0.50%         LIBOR + 50 basis points
CS .....   6.70000%   40.00000%    0.00%            40% -(10 x LIBOR)
SG .....   0.00000%   25.66666%    0.00%                   (8)
TS .....   0.00000%   27.29999%    0.00%                   (9)

     --------------------
     (1) We will establish LIBOR on the basis of the "BBA Method."
     (2) The applicable interest rate for the IM Class each month will be as follows:

If LIBOR is:                          Applicable Rate
------------                          ---------------
Less than or equal to 6.5%.........       0.00000%
Greater than 6.5%..................      25.66666%

     (3) The applicable interest rate for the IO Class each month will be as follows:

If LIBOR is:                          Applicable Rate
------------                          ---------------
Less than or equal to 7.0%.........       0.00000%
Greater than 7.0%..................      27.29999%

     (4) The applicable interest rate for the TB Class each month will be as follows:

If LIBOR is:                          Applicable Rate
------------                          ---------------
Less than or equal to 7.0%.........       6.50000%
Greater than 7.0%..................       0.00000%

     (5) The applicable interest rate for the TC Class each month will be as follows:

If LIBOR is:                          Applicable Rate
------------                          ---------------
Less than or equal to 6.5%.........       7.00000%
Greater than 6.5%..................       0.00000%

     (6) The applicable interest rate for the TZ Class each month will be as follows:

If LIBOR is:                          Applicable Rate
------------                          ---------------
Less than or equal to 7.0%.........       6.50000%
Greater than 7.0%..................       0.00000%

     (7) The applicable interest rate for the ZT Class each month will be as follows:

If LIBOR is:                          Applicable Rate
------------                          ---------------
Less than or equal to 6.5%.........       7.00000%
Greater than 6.5%..................       0.00000%

     (8) The applicable interest rate for the SG Class each month will be as follows:

If LIBOR is:                          Applicable Rate
------------                          ---------------
Less than or equal to 6.5%.........       0.00000%
Greater than 6.5%..................      25.66666%

     (9) The applicable interest rate for the TS Class each month will be as follows:

If LIBOR is:                          Applicable Rate
------------                          ---------------
Less than or equal to 7.0%.........       0.00000%
Greater than 7.0%..................      27.29999%

     We will apply interest payments from exchanged REMIC certificates to the corresponding RCR certificates, on a pro rata basis, following any exchange.

Notional Classes

     A notional class will not receive any principal. Its notional principal balance is the balance used to calculate accrued interest. The notional principal balances will equal the percentages of the outstanding balances specified below immediately before the related distribution date:

        Class
        -----
IB ..................  13.6363636364%  of the MC Class
IM...................  69.5480298768%  of the HO Class
IO ..................  30.4519701232%  of the HO Class
KI ..................  18.1818181818%  of the KJ Class
TG...................            100%  of the FD Class
TI ..................   4.5454545454%  of the sum of the TB and TZ Classes
                        1.3841804601%  of the HO Class
YI ..................            100%  of the YO Class
AS ..................            100%  of the AF Class
BS ..................            100%  of the BF Class
PI ..................  11.1111111111%  of the JQ Class
WI...................            100%  of the WO Class
CS ..................             10%  of the CF Class
JI ..................             25%  of the sum of the AG, AO, CF, GZ, HZ and
                                  JZ Classes

Distributions of Principal

  Group 1 Principal Distribution Amount

     TZ Accrual Amount

     To the TB Class to its Targeted Balance, and thereafter to the TZ Class.

     ZT Accrual Amount

     To the TC Class to its Targeted Balance, and thereafter to the ZT Class.

     ZD Accrual Amount

     To Aggregate Group II to its Targeted Balance, and thereafter to the ZD Class.

     Group 1 Cash Flow Distribution Amount

     1. To Aggregate Group I to its Planned Balance.

     2. (a) 62.0225154140% of the remaining amount as follows:

          first, to Aggregate Group II to its Targeted Balance;

          second, to the ZD Class to zero; and

          third, to Aggregate Group II to zero, and

       (b) 37.9774845860% of such remaining amount as follows:

          first, to the TA Class to its Planned Balance;

          second, (a) 20.7078908315% to the HO Class to zero,

                 (b) 26.4850290365% as follows:

                     first, to the TB Class to its Targeted Balance;

                     second, to the TZ Class to zero; and

                     third, to the TB Class to zero, and

                 (c) 52.8070801320% as follows:

                     first, to the TC Class to its Targeted Balance;

                     second, to the ZT Class to zero; and

                     third, to the TC Class to zero; and

          third, to the TA Class to zero.

     3. To Aggregate Group I to zero.

     For a description of Aggregate Group I and Aggregate Group II, see "Description of the Certificates--Distributions of Principal--Group 1 Principal Distribution Amount" in this prospectus supplement.

  Group 2 Principal Distribution Amount

     EZ Accrual Amount

     1. (a) 75% as follows:

          first, to the AD Class to its Planned Balance;

          second, to the AE Class to zero; and
          third, to the AD Class to zero, and

       (b) 25% to the BF Class to zero.

     2. Thereafter to the EZ Class.

     DZ Accrual Amount

     To Aggregate Group III to its Planned Balance, and thereafter to the DZ Class.

     Group 2 Cash Flow Distribution Amount

     (a) 33.3333333333% to the AF Class to zero, and

     (b) 66.6666666667% as follows:

        first, to Aggregate Group III to its Planned Balance;

        second, to the DZ Class to zero; and

        third, to Aggregate Group III to zero.

     For a description of Aggregate Group III, see "Description of the Certificates--Distributions of Principal--Group 2 Principal Distribution Amount" in this prospectus supplement.

  Group 3 Principal Distribution Amount

     ZM Accrual Amount

     To the JQ, ZH and ZL Classes, in that order, to zero, and thereafter to the ZM Class.

     Group 3 Cash Flow Distribution Amount

     To Aggregate Group IV to its Planned Balance.

    ZH Accrual Amount, ZL Accrual Amount and Remaining Group 3 Cash Flow Distribution Amount

     1. If and only if either

       - the principal balance of the Group 3 MBS is less than the principal balance of the Group 3 MBS for the preceding month multiplied by the Group 3 MBS Specified Payment Percentage
                                       or

       - the principal balance of the ZH Class has been reduced to zero and the principal balance of the Group 3 MBS is less than the Group 3 MBS Specified Balance, then as follows:

          first, to the ZH to zero;

          second, to the ZL Class to zero; and

          third, to the JQ Class to zero.

     2. To the JQ Class to its Targeted Balance.

     3. To the ZH and ZL Classes, in that order, to zero.

     4. To the JQ Class to zero.

     5. To the ZM Class to zero.

     6. To Aggregate Group IV to zero.

     For a description of Aggregate Group IV, see "Description of the Certificates--Distributions of Principal--Group 3 Principal Distribution Amount" in this prospectus supplement.

  Group 4 Principal Distribution Amount

     GZ Accrual Amount

     To the CF Class to zero, and thereafter to the GZ Class.

     Group 4 Cash Flow Distribution Amount

     1. To Aggregate Group V to its Planned Balance.

     2. 10.0000046471% of the remaining amount to the AO Class to zero.

     HZ Accrual Amount, JZ Accrual Amount and Remaining Group 4 Cash Flow Distribution Amount

     1. To the AG Class to its Targeted Balance.

     2. To the HZ Class to zero.

     3. To the AG Class to zero.

     4. To the JZ Class to zero.

     5. To Aggregate Group V to zero.

     For a description of Aggregate Group V, see "Description of the Certificates--Distributions of Principal--Group 4 Principal Distribution Amount" in this prospectus supplement.

     We will apply principal payments from exchanged REMIC certificates to the corresponding RCR certificates, on a pro rata basis, following any exchange.

Weighted Average Lives (years)*

                                                      PSA Prepayment Assumption
                                ---------------------------------------------------------------------
       Group 1 Classes           0%     100%    119%    123%    150%    190%    205%    250%    500%
       ---------------           --     ----    ----    ----    ----    ----    ----    ----    ----
FA, FD, SA and TG.............  23.4    14.8    11.8    11.2    12.1     7.5     6.1     2.4      0.7
HO, IM, IO, TI, SG and TS.....  28.6    19.8    17.8    17.1    12.8     7.6     6.0     2.0      0.5
IB, MC, LE and MB.............  16.0     5.0     5.0     5.0     5.0     5.0     5.0     5.0      2.7
KE............................  23.9    11.0    11.0    11.0    11.0    11.0    11.0    11.0      5.5
KI, KJ, KB, KC and KL.........  14.6     4.0     4.0     4.0     4.0     4.0     4.0     4.0      2.2
LG............................  24.8    13.0    13.0    13.0    13.0    13.0    13.0    13.0      6.5
TA............................  26.6    10.9     3.3     3.3     3.3     3.3     3.3     3.1      1.1
TB............................  20.5    14.9    13.2    12.5     8.5     4.1     3.0     2.2      0.6
TC............................  19.7    14.6    13.0    12.3     8.3     4.1     2.9     2.2      0.6
TZ ...........................  29.0    23.6    22.8    22.6    21.2    18.4    17.0     0.6      0.1
YI, YO and KG.................  25.7    17.9    17.9    17.9    17.9    17.9    17.9    17.9      9.6
ZD ...........................  29.2    24.2    23.4    23.2     1.1     0.4     0.3     0.2      0.1
ZT ...........................  28.8    23.4    22.6    22.4    21.0    18.2    16.8     0.6      0.1

                                          PSA Prepayment Assumption
                                ---------------------------------------------
       Group 2 Classes           0%     100%    300%    331%    500%    700%
       ---------------           --     ----    ----    ----    ----    ----
AD............................   9.4     5.0     5.0     5.0     5.0      3.7
AE............................  16.5     6.8     1.7     1.7     1.7      1.3
AF and AS.....................  20.8    10.7     5.1     4.6     3.2      2.3
BF, BS and AY.................  12.5     5.8     3.6     3.6     3.6      2.6
DZ............................  25.9    19.0    11.0     8.9     1.5      0.8
EZ............................  20.6    18.5    18.5    18.5    18.5     13.4

                                                  PSA Prepayment Assumption
                                -------------------------------------------------------------
       Group 3 Classes           0%     100%    101%    131%    185%    186%    250%    500%
       ---------------           --     ----    ----    ----    ----    ----    ----    ----
JK ...........................   4.3     2.7     2.7     2.7     2.7     2.7     2.7      2.4
JL ...........................  10.3     6.0     6.0     6.0     6.0     6.0     6.0      3.8
JQ and PI.....................  10.7     5.5     5.5     3.5     1.8     6.8     2.9      1.6
WI, WO and JM.................  15.3    12.3    12.3    12.3    12.3    12.3    12.3      7.6
ZH ...........................  17.6    12.8    12.7    10.7     4.8     0.1     0.1      0.1
ZL ...........................  18.9    16.5    16.4    15.3    12.1     0.9     0.8      0.6
ZM............................  20.0    19.8    19.8    19.8    19.8    19.8     7.1      2.2

                                          PSA Prepayment Assumption
                                ---------------------------------------------
       Group 4 Classes           0%     200%    350%    381%    600%    800%
       ---------------           --     ----    ----    ----    ----    ----
AG............................  23.0    12.8     7.4     8.5     1.5      0.8
AO and AU.....................  28.8    16.1     9.4     7.9     1.3      0.7
CF and CS.....................  18.6     4.5     3.0     3.0     3.0      2.4
GZ............................  27.4    17.9    17.9    17.9    17.9     13.1
HZ............................  29.3    21.5    15.2     3.6     0.2      0.1
JI ...........................  20.8     7.0     4.4     4.1     2.7      2.0
JZ ...........................  30.0    28.5    25.8    24.9     3.5      1.4

---------------
* Determined as specified under "Description of the Certificates--Weighted Average Lives of the Certificates" in this prospectus supplement.

                            ADDITIONAL RISK FACTORS

     The rate of principal payments on the certificates will be affected by the rate of principal payments on the underlying mortgage loans. The rate at which you receive principal payments on the certificates will be sensitive to the rate of principal payments on the mortgage loans underlying the related MBS, including prepayments. Because borrowers generally may prepay their mortgage loans at any time without penalty, the rate of principal payments on the mortgage loans is likely to vary over time. It is highly unlikely that the mortgage loans will prepay

     - at any of the prepayment rates we assumed in this prospectus supplement, or

     - at any constant prepayment rate until maturity.

     Yields may be lower than expected due to unexpected rate of principal payments. The actual yield on your certificates probably will be lower than you expect:

     - if you buy your certificates at a premium and principal payments are faster than you expect, or

     - if you buy your certificates at a discount and principal payments are slower than you expect.

     Furthermore, in the case of interest only certificates and certificates purchased at a premium, you could lose money on your investment if prepayments occur at a rapid rate.

     You must make your own decisions about the various applicable assumptions, including prepayment assumptions, when deciding whether to purchase the certificates.

     Weighted average lives of the Jump and Non-Sticky Jump Classes are especially sensitive to prepayments under certain scenarios. The weighted average lives of the Jump and Non-Sticky Jump Classes are especially sensitive to the rate of principal payments, including prepayments, of the related mortgage loans. This sensitivity to prepayments is not necessarily proportional to the changes in prepayment rates. In some scenarios, small changes in prepayment rates of the related mortgage loans may have a dramatic effect on the weighted average lives of the Jump and Non-Sticky Jump Classes. For an illustration of this sensitivity, see the related decrement tables for these classes in this prospectus supplement.

     Any change in principal priority of the Jump or Non-Sticky Jump Classes may remain in effect for an extended period. Once a change in principal priority of the Jump or Non-Sticky Jump Classes occurs, under many prepayment scenarios the new payment priority may continue in effect for subsequent periods. Moreover, it is possible that under various prepayment scenarios the change in payment priority of the Jump or Non-Sticky Jump Classes will remain in effect indefinitely.

     Weighted average lives and yields on the certificates are affected by actual characteristics of the underlying mortgage loans. We have assumed that the mortgage loans underlying the MBS have certain characteristics. However, the actual mortgage loans probably will have different characteristics from those we assumed. As a result, your yields could be lower than you expect, even if the mortgage loans prepay at the indicated constant prepayment rates. In addition, slight differences between the assumed mortgage loan characteristics and the actual mortgage loans could affect the weighted average lives of the classes of certificates.

     Level of floating rate index affects yields on certain certificates. The yield on any floating rate or inverse floating rate certificate will be affected by the level of its interest rate index. If the level of the index differs from the level you expect, then your actual yield may be lower than you expect.

     Slight changes in LIBOR may significantly affect the interest rates of the Toggle classes. The Toggle classes may be extremely sensitive to certain changes in monthly LIBOR values. In particular, they may experience dramatic declines in their interest rates and yields as a result of certain changes in LIBOR, even if those changes are slight. For an illustration of this sensitivity, see the related yield tables in this prospectus supplement.

     Delay classes have lower yields and market values. Since certain classes do not receive inter-est immediately following each interest accrual period, these classes have lower yields and lower market values than they would if there were no such delay.

     Reinvestment of certificate payments may not achieve same yields as certificates. The rate of principal payments of the certificates is uncertain. You may be unable to reinvest the payments on the certificates at the same yields provided by the certificates.

     Unpredictable timing of last payment affects yields on certificates. The actual final payment of your class is likely to occur earlier, and could occur much earlier, than the final distribution date listed on the cover page of this prospectus supplement. If you assume that the actual final payment will occur on the final distribution date specified, your yield could be lower than you expect.

     Some investors may be unable to buy certain classes. Investors whose investment activities are subject to legal investment laws and regulations, or to review by regulatory authorities, may be unable to buy certain certificates. You should obtain legal advice to determine whether you may purchase the certificates.

     Uncertain market for the certificates could make them difficult to sell and cause their values to fluctuate. We cannot be sure that a market for resale of the certificates will develop. Further, if a market develops, it may not continue or be sufficiently liquid to allow you to sell your certificates. Even if you are able to sell your certificates, the sale price may not be comparable to similar investments that have a developed market. Moreover, you may not be able to sell small or large amounts of certificates at prices comparable to those available to other investors. You should purchase certificates only if you understand and can tolerate the risk that the value of your certificates will vary over time and that your certificates may not be easily sold.

     Terrorist activities and related military and political actions by the U.S. government could cause reductions in investor confidence and substantial market volatility in real estate and securities markets. It is impossible to predict the extent to which terrorist activities may occur or, if they do occur, the extent of the effect on the certificates. Moreover, it is uncertain what effects any past or future terrorist activities or any related military or political actions on the part of the United States government and others will have on the United States and world financial markets, local, regional and national economies, real estate markets across the United States, or particular business sectors, including those affecting the performance of mortgage loan borrowers. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, defaults on the mortgage loans could increase, causing early payments of principal to you and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the certificates may be impaired.

                        DESCRIPTION OF THE CERTIFICATES

     The material under this heading summarizes certain features of the Certificates. You will find additional information about the Certificates in the other sections of this prospectus supplement, as well as in the additional Disclosure Documents and the Trust Agreement. If we use a capitalized term in this prospectus supplement without defining it, you will find the definition of that term in the applicable Disclosure Document or in the Trust Agreement.

General

     Structure. We will create the Fannie Mae REMIC Trust specified on the cover of this prospectus supplement (the "Trust") and a separate trust (the "Lower Tier REMIC") pursuant to a trust agreement dated as of July 1, 2005 (the "Issue Date"). We will issue the Guaranteed REMIC Pass-Through Certificates (the "REMIC Certificates") pursuant to that trust agreement. We will issue the Combinable and Recombinable REMIC Certificates (the "RCR Certificates" and, together with the REMIC Certificates, the "Certificates") pursuant to a separate trust agreement dated as of the Issue Date (together with the trust agreement relating to the REMIC Certificates, the "Trust

Agreement"). We will execute the Trust Agreement in our corporate capacity and as trustee (the "Trustee"). In general, the term "Classes" includes the Classes of REMIC Certificates and RCR Certificates.

     The Trust and the Lower Tier REMIC each will constitute a "real estate mortgage investment conduit" ("REMIC") under the Internal Revenue Code of 1986, as amended (the "Code").

     - The REMIC Certificates (except the R and RL Classes) will be "regular interests" in the Trust.

     - The R Class will be the "residual interest" in the Trust.

     - The interests in the Lower Tier REMIC other than the RL Class (the "Lower Tier Regular Interests") will be the "regular interests" in the Lower Tier REMIC.

     - The RL Class will be the "residual interest" in the Lower Tier REMIC.

     The assets of the Trust will consist of the Lower Tier Regular Interests.

     The assets of the Lower Tier REMIC will consist of four groups of Fannie Mae Guaranteed Mortgage Pass-Through Certificates (the "Group 1 MBS," "Group 2 MBS," "Group 3 MBS" and "Group 4 MBS" and, together, the "MBS").

     Each MBS represents a beneficial ownership interest in a pool of first lien, one- to four-family ("single-family"), fixed-rate residential mortgage loans (the "Mortgage Loans") having the characteristics described in this prospectus supplement.

     Fannie Mae Guaranty. We guarantee that we will distribute to Certificateholders:

     - required installments of principal and interest on the Certificates on time, and

     - the principal balance of each Class of Certificates no later than its Final Distribution Date, whether or not we have received sufficient payments on the MBS.

In addition, we guarantee that we will distribute to each holder of an MBS:

     - scheduled installments of principal and interest on the underlying Mortgage Loans on time, whether or not the related borrowers pay us, and

     - the full principal balance of any foreclosed Mortgage Loan, whether or not we recover it.

Our guarantees are not backed by the full faith and credit of the United States. See "Description of Certificates--The Fannie Mae Guaranty" in the REMIC Prospectus, and "Description of the Certificates--Fannie Mae Guaranty" in the MBS Prospectus.

     Characteristics of Certificates. We will issue the Certificates (except the R and RL Classes) in book-entry form on the book-entry system of the U.S. Federal Reserve Banks. Entities whose names appear on the book-entry records of a Federal Reserve Bank as having had Certificates deposited in their accounts are "Holders" or "Certificateholders." A Holder is not necessarily the beneficial owner of a Certificate. Beneficial owners ordinarily will hold Certificates through one or more financial intermediaries, such as banks, brokerage firms and securities clearing organizations. See "Description of Certificates--Denominations and Form" in the REMIC Prospectus.

     We will issue the R and RL Certificates in fully registered, certificated form. The "Holder" or "Certificateholder" of the R or RL Certificate is its registered owner. The R or RL Certificate can be transferred at the corporate trust office of the Transfer Agent, or at the office of the Transfer Agent in New York, New York. U.S. Bank National Association ("US Bank") in Boston, Massachusetts will be the initial Transfer Agent. We may impose a service charge for any registration of transfer of the R or RL Certificate and may require payment to cover any tax or other governmental charge. See also "--Characteristics of the R and RL Classes" below.

     The Holder of the R Class will receive the proceeds of any remaining assets of the Trust, and the Holder of the RL Class will receive the proceeds of any remaining assets of the Lower Tier REMIC, in each case only by presenting and surrendering the related Certificate at the office of the Paying Agent. US Bank will be the initial Paying Agent.

     Authorized Denominations. We will issue the Certificates in the following denominations:

              Classes                                       Denomination
              -------                                       ------------
The Jump Classes $1,000,000 minimum plus whole dollar increments
The Principal Only, Interest Only,
  Inverse Floating Rate, Toggle and
  Non-Sticky Jump Classes          $100,000 minimum plus whole dollar increments
All other Classes (except the R and
  RL Classes)                      $1,000 minimum plus whole dollar increments

We will issue the R and RL Classes as single Certificates with no principal balances.

     Distribution Dates. We will make monthly payments on the Certificates on the 25th day of each month (or, if the 25th is not a business day, on the first business day after the 25th). We refer to each of these dates as a "Distribution Date." We will make the first payments to Certificateholders the month after we issue the Certificates.

     Record Date. On each Distribution Date, we will make each monthly payment on the Certificates to Holders of record on the last day of the preceding month.

     Class Factors. On or shortly after the eleventh calendar day of each month, we will publish a factor (carried to eight decimal places) for each Class of Certificates. When the applicable class factor is multiplied by the original principal balance (or notional principal balance) of a Certificate of any Class, the product will equal the current principal balance (or notional principal balance) of that Certificate after taking into account payments on the Distribution Date in the same month (as well as any addition to principal in the case of the Accrual Classes).

     No Optional Termination. We have no option to effect an early termination of the Lower Tier REMIC or the Trust. Further, we will not repurchase the Mortgage Loans underlying any MBS in a "clean-up call." See "Description of the Certificates--Termination" in the MBS Prospectus.

Combination and Recombination

     General. You are permitted to exchange all or a portion of the HO, IB, IM, IO, KI, KJ, MC, YI, YO, AD, AE, WI, WO, AG, HZ and JZ Classes of REMIC Certificates for a proportionate interest in the related RCR Certificates in the combinations shown on Schedule 1. You also may exchange all or a portion of the RCR Certificates for the related REMIC Certificates in the same manner. This process may occur repeatedly.

     Holders of RCR Certificates will be the beneficial owners of a proportionate interest in the related REMIC Certificates and will receive a proportionate share of the distributions on the related REMIC Certificates.

     The Classes of REMIC Certificates and RCR Certificates that are outstanding at any given time, and the outstanding principal balances (or notional principal balances) of these Classes, will depend upon any related distributions of principal, as well as any exchanges that occur. REMIC Certificates and RCR Certificates may be exchanged only in the proportions shown on Schedule 1.

     Procedures. If a Certificateholder wishes to exchange Certificates, the Certificateholder must notify our Structured Transactions Department through one of our "REMIC Dealer Group" dealers in writing or by telefax no later than two business days before the proposed exchange date. The exchange date can be any business day other than the first or last business day of the month subject to our approval. The notice must include the outstanding principal balance of both the Certificates to be exchanged and the Certificates to be received, and the proposed exchange date. After receiving the Holder's notice, we will telephone the dealer with delivery and wire payment instructions. Notice becomes irrevocable on the second business day before the proposed exchange date.

     In connection with each exchange, the Holder must pay us a fee equal to 1/32 of 1% of the outstanding principal balance (exclusive of any notional principal balance) of the Certificates to be exchanged. In no event, however, will our fee be less than $2,000.

     We will make the first distribution on a REMIC Certificate or an RCR Certificate received in an exchange transaction on the Distribution Date in the following month. We will make that distribution to the Holder of record as of the close of business on the last day of the month of the exchange.

     Additional Considerations. The characteristics of RCR Certificates will reflect the characteristics of the REMIC Certificates used to form those RCR Certificates. You should also consider a number of factors that will limit a Certificateholder's ability to exchange REMIC Certificates for RCR Certificates or vice versa:

     - At the time of the proposed exchange, a Certificateholder must own Certificates of the related Class or Classes in the proportions necessary to make the desired exchange.

     - A Certificateholder that does not own the Certificates may be unable to obtain the necessary REMIC Certificates or RCR Certificates.

     - If, as a result of a proposed exchange, a Certificateholder would hold a REMIC Certificate or RCR Certificate of a Class in an amount less than the applicable minimum denomination for that Class, the Certificateholder will be unable to effect the proposed exchange.

     - The Certificateholder of needed Certificates may refuse to sell them at a reasonable price (or any price) or may be unable to sell them.

     - Certain Certificates may have been purchased and placed into other financial structures and thus be unavailable.

     - Principal distributions will decrease the amounts available for exchange over time.

     - Only the combinations listed on Schedule 1 are permitted.

The MBS

     The following table contains certain information about the MBS. The MBS included in each specified Group will have the aggregate unpaid principal balance and Pass-Through Rate shown below and the general characteristics described in the MBS Prospectus. The MBS provide that principal and interest on the related Mortgage Loans are passed through monthly. The Mortgage Loans underlying the MBS are conventional, fixed-rate, fully-amortizing mortgage loans secured by first mortgages or deeds of trust on single-family residential properties. These Mortgage Loans have original maturities of up to 30 years in the case of the Group 1, Group 2 and Group 4 MBS, and up to 20 years in the case of the Group 3 MBS. See "The Mortgage Pools" and "Yield, Maturity, and Prepayment Considerations" in the MBS Prospectus.

     We expect the characteristics of the MBS and the related Mortgage Loans as of the Issue Date to be as follows:

                                                       Group 1 MBS
Aggregate Unpaid Principal Balance......................        $483,698,971
MBS Pass-Through Rate...................................            5.50%
Range of WACs (annual percentages)......................       5.75% to 8.00%
Range of WAMs...........................................241 months to 360 months
Approximate Weighted Average WAM........................         328 months
Approximate Weighted Average WALA (weighted average loan
  age)..................................................          27 months
Group 2 MBS
Aggregate Unpaid Principal Balance......................        $113,367,000
MBS Pass-Through Rate...................................            6.00%
Range of WACs (annual percentages)......................       6.25% to 8.50%
Range of WAMs...........................................241 months to 360 months
Approximate Weighted Average WAM........................         345 months
Approximate Weighted Average WALA.......................          11 months
Group 3 MBS
Aggregate Unpaid Principal Balance......................        $226,069,474
MBS Pass-Through Rate...................................            4.50%
Range of WACs (annual percentages)......................       4.75% to 7.00%
Range of WAMs...........................................181 months to 240 months
Approximate Weighted Average WAM........................         238 months
Approximate Weighted Average WALA.......................          2 months
Group 4 MBS
Aggregate Unpaid Principal Balance......................         $89,396,700
MBS Pass-Through Rate...................................            6.00%
Range of WACs (annual percentages)......................       6.25% to 8.50%
Range of WAMs...........................................241 months to 360 months
Approximate Weighted Average WAM........................         346 months
Approximate Weighted Average WALA.......................          11 months

Final Data Statement

     After issuing the Certificates, we will prepare a Final Data Statement containing certain information, including the Pool number, the current WAC (or original WAC, if the current WAC is not available) and the current WAM (or Adjusted WAM, if the current WAM is not available) of the Mortgage Loans underlying each of the MBS as of the Issue Date. The Final Data Statement also will include the weighted averages of all the current or original WACs and the weighted averages of all the current or Adjusted WAMs, based on the current unpaid principal balances of the Mortgage Loans underlying each of the MBS as of the Issue Date. You may obtain the Final Data Statement by telephoning us at 1-800-237-8627. In addition, the Final Data Statement is available on our corporate Web site at www.fanniemae.com.

Distributions of Interest

     Categories of Classes

     For the purpose of interest payments, the Classes will be categorized as follows:

        Interest Type*                                  Classes
        --------------                                  -------
                                    Group 1 Classes
Fixed Rate                             IB, KE, KI, KJ, LG, MC, TA, TI, YI and ZD
Floating Rate                          FA, FD, IM and IO
Inverse Floating Rate                  SA, TB, TC, TG, TZ and ZT
Toggle+                                IM, IO, TB, TC, TZ and ZT
Accrual                                TZ, ZD and ZT
Interest Only                          IB, IM, IO, KI, TG, TI and YI
Principal Only                         HO and YO
RCR**                                  KG, KL, KB, MB, LE, SG, TS and KC

Group 2 Classes
Fixed Rate                             AD, AE, DZ and EZ
Floating Rate                          AF and BF
Inverse Floating Rate                  AS and BS
Accrual                                DZ and EZ
Interest Only                          AS and BS
RCR**                                  AY

Group 3 Classes
Fixed Rate                             JK, JL, JQ, PI, WI, ZH, ZL and ZM
Accrual                                ZH, ZL and ZM
Interest Only                          PI and WI
Principal Only                         WO
RCR**                                  JM
Group 4 Classes
Fixed Rate                              AG, GZ, HZ, JI and JZ
Floating Rate                           CF
Inverse Floating Rate                   CS
Accrual                                 GZ, HZ and JZ
Interest Only                           CS and JI
Principal Only                          AO
RCR**                                   AU
No Payment Residual                     R and RL

     -------------------------
       * See "Description of Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus.
      ** See "--Combination and Recombination" above and Schedule 1 for a further description of the RCR Classes.
       + The "Toggle" or "T" designation refers to a Floating Rate or Inverse Floating Rate class whose interest rate changes significantly if the designated index meets one or more thresholds. For example, when the index meets a threshold, the interest rate may shift from a predetermined rate or formula to a different predetermined rate or formula. Accordingly, the change in interest rate may not be a continuous function of changes in the index.

     General. We will pay interest on the Certificates at the applicable annual interest rates specified on the cover or described in this prospectus supplement. We calculate interest based on an assumed 360-day year consisting of twelve 30-day months. We pay interest monthly (except in the case of the Accrual Classes) on each Distribution Date, beginning in the month after the Settlement Date specified in the Reference Sheet.

     Interest to be paid on each Certificate (or added to principal, in the case of the Accrual Classes) on a Distribution Date will consist of one month's interest on the outstanding balance of that Certificate immediately prior to that Distribution Date. For a description of the Accrual Classes, see "--Accrual Classes" below.

     We will apply interest payments from exchanged REMIC Certificates to the corresponding RCR Certificates, on a pro rata basis, following any exchange.

     Interest Accrual Periods. Interest to be paid on each Distribution Date will accrue on the Certificates during the applicable one-month periods set forth below (each, an "Interest Accrual Period").

              Classes                        Interest Accrual Periods
              -------                        ------------------------
                                     All Fixed Rate Classes and the IM, Calendar
  IO, TB, TC, TZ, ZT, SG and TS         month preceding the month in which the
  Classes (collectively, the "Delay     Distribution Date occurs
  Classes")
All other Floating Rate and Inverse  One-month period beginning on the 25th
  Floating Rate Classes                day of the month preceding the month
                                       in which the Distribution Date occurs

See "Additional Risk Factors--Delay classes have lower yields and market values" in this prospectus supplement.

     The Dealer will treat the HO, YO, WO and AO Classes as Delay Classes for the sole purpose of facilitating trading.

     Accrual Classes. The TZ, ZD, ZT, DZ, EZ, ZH, ZL, ZM, GZ, HZ and JZ Classes are Accrual Classes. Interest will accrue on the Accrual Classes at the applicable annual rates specified on the cover of this prospectus supplement. However, we will not pay any interest on the Accrual Classes. Instead, interest accrued on the Accrual Classes will be added as principal to their respective principal balances on each Distribution Date. We will pay principal on the Accrual Classes as described under "--Distributions of Principal" below.

     Notional Classes. The Notional Classes will not have principal balances. During each Interest Accrual Period, the Notional Classes will bear interest on their notional principal balances at their applicable interest rates. The notional principal balances of the Notional Classes will be calculated as specified under "Reference Sheet--Notional Classes" in this prospectus supplement.

     We use the notional principal balance of a Notional Class to determine interest payments on that Class. Although a Notional Class will not have a principal balance and will not be entitled to any principal payments, we will publish a class factor for that Class. References in this prospectus supplement to the principal balances of the Certificates generally shall refer also to the notional principal balances of the Notional Classes.

     Floating Rate, Inverse Floating Rate and Toggle Classes. During each Interest Accrual Period, the Floating Rate, Inverse Floating Rate and Toggle Classes will bear interest at rates determined as described under "Reference Sheet--Interest Rates" in this prospectus supplement.

     Changes in the specified interest rate index (the "Index") will affect the yields with respect to the related Classes. These changes may not correspond to changes in mortgage interest rates. Lower mortgage interest rates could occur while an increase in the level of the Index occurs. Similarly, higher mortgage interest rates could occur while a decrease in the level of the Index occurs.

     Our establishment of each Index value and our determination of the interest rate for each applicable Class for the related Interest Accrual Period will be final and binding in the absence of manifest error. You may obtain each such interest rate by telephoning us at 1-800-237-8627.

Calculation of LIBOR

     On each Index Determination Date, we will calculate LIBOR for the related Interest Accrual Period. We will calculate LIBOR on the basis of the "BBA Method," as described in the REMIC Prospectus under "Description of Certificates--Indexes for Floating Rate Classes and Inverse Floating Rate Classes--LIBOR."

     If we are unable to calculate LIBOR on the initial Index Determination Date, LIBOR for the following Interest Accrual Period will be equal to 3.27% in the case of the FA, FD, IM, IO, SA, TB, TC, TG, TZ, ZT, SG and TS Classes; 3.09% in the case of the AF, AS, BF and BS Classes; and 3.33% in the case of the CF and CS Classes.

Distributions of Principal

     Categories of Classes

     For the purpose of principal payments, the Classes fall into the following categories:

            Principal Type*                               Classes
            ---------------                               -------
                                          Group 1 Classes
PAC                                          KE, KJ, LG, MC, TA and YO
TAC                                          FA, FD, SA, TB and TC
Support                                      HO, TZ, ZD and ZT
Accretion Directed                           FA, FD, SA, TB and TC
Notional                                     IB, IM, IO, KI, TG, TI and YI
RCR**                                        KG, KL, KB, MB, LE, SG, TS and KC
Group 2 Classes
PAC                                          BF and EZ
Segment (PAC)/PAC                            AD
Segment (PAC)/Support                        AE
Support                                      DZ
Pass-Through                                 AF
Accretion Directed                           AD, AE, BF and EZ
Notional                                     AS and BS
RCR**                                        AY
Group 3 Classes
PAC                                          JK, JL and WO
TAC                                          JQ
Support                                      ZH, ZL and ZM
Jump+                                        JQ and ZL
Non-Sticky Jump                              ZH
Accretion Directed                           JQ, ZH and ZL
Notional                                     PI and WI
RCR**                                        JM
Group 4 Classes
PAC                                          CF and GZ
TAC                                          AG
Support                                      AO, HZ and JZ
Accretion Directed                           AG, CF and HZ
Notional                                     CS and JI
RCR**                                        AU

No Payment Residual                          R and RL

     -------------------------
       * See "Description of Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus.
      ** See "--Combination and Recombination" above and Schedule 1 for a further description of the RCR Classes.
       + The "JMP" or "Jump" designation refers to a security that has principal payment priorities that change upon the occurrence of
         (i) multiple "trigger events" or (ii) any "trigger event" calculated with reference to a prepayment speed or schedule that is not structured at a single PSA or CPR speed. Generally, a "Jump" class adjusts to its new priority on each Distribution Date when the trigger condition is met. It reverts to its original priority (i.e., does not "stick" to the new priority) on each Distribution Date when the trigger condition is not met.

     Principal Distribution Amount

     On the Distribution Date in each month, we will pay principal on the Certificates in an aggregate amount (the "Principal Distribution Amount") equal to the sum of

     - the principal then paid on the Group 1 MBS (the "Group 1 Cash Flow Distribution Amount") plus any interest then accrued and added to the principal balances of the TZ, ZD and ZT Classes (the "TZ Accrual Amount," "ZD Accrual Amount" and "ZT Accrual Amount," respectively, and together with the Group 1 Cash Flow Distribution Amount, the "Group 1 Principal Distribution Amount"),

     - the principal then paid on the Group 2 MBS (the "Group 2 Cash Flow Distribution Amount") plus any interest then accrued and added to the principal balances of the DZ and EZ Classes (the "DZ Accrual Amount" and "EZ Accrual Amount," respectively, and together with the Group 2 Cash Flow Distribution Amount, the "Group 2 Principal Distribution Amount"),

     - the principal then paid on the Group 3 MBS (the "Group 3 Cash Flow Distribution Amount") plus any interest then accrued and added to the principal balances of the ZH, ZL and ZM Classes (the "ZH Accrual Amount," "ZL Accrual Amount" and "ZM Accrual Amount," respectively, and together with the Group 3 Cash Flow Distribution Amount, the "Group 3 Principal Distribution Amount"), and

     - the principal then paid on the Group 4 MBS (the "Group 4 Cash Flow Distribution Amount") plus any interest then accrued and added to the principal balances of the GZ, HZ and JZ Classes (the "GZ Accrual Amount," "HZ Accrual Amount" and "JZ Accrual Amount," respectively, and together with the Group 4 Cash Flow Distribution Amount, the "Group 4 Principal Distribution Amount").

  Group 1 Principal Distribution Amount

     TZ Accrual Amount
     On each Distribution Date, we will pay the TZ Accrual Amount as principal of the TB Class, until its principal balance is reduced to its Targeted Balance for that Distribution Date. Thereafter, we will pay the TZ Accrual Amount as principal of the TZ Class.

     ZT Accrual Amount
     On each Distribution Date, we will pay the ZT Accrual Amount as principal of the TC Class, until its principal balance is reduced to its Targeted Balance for that Distribution Date. Thereafter, we will pay the ZT Accrual Amount as principal of the ZT Class.

     ZD Accrual Amount
     On each Distribution Date, we will pay the ZD Accrual Amount as principal of Aggregate Group II (described below), until the Aggregate II Balance (described below) is reduced to its Targeted Balance for that Distribution Date. Thereafter, we will pay the ZD Accrual Amount as principal of the ZD Class.

     Group 1 Cash Flow Distribution Amount

     On each Distribution Date, we will pay the Group 1 Cash Flow Distribution Amount as principal of the Group 1 Classes in the following priority:

          (i) to Aggregate Group I (described below), until the
     Aggregate I Balance (described below) is reduced to its Planned Balance for that Distribution Date;

Accretion
Directed/
TAC Class
and
Accrual
Class

Accretion
Directed/
TAC Class
and
Accrual
Class

Accretion
Directed/
TAC Group
and
Accrual
Class

PAC
Group

          (ii) (a) 62.0225154140% of the remaining amount as follows:

                first, to Aggregate Group II, until the Aggregate
           II Balance is reduced to its Targeted Balance for that Distribution Date;

                second, to the ZD Class, until its principal balance is reduced to zero; and

                third, to Aggregate Group II, without regard to its Targeted Balance and until the Aggregate II Balance is reduced to zero, and

             (b) 37.9774845860% of such remaining amount as follows:

                first, to the TA Class, until its principal balance is reduced to its Planned Balance for that Distribution Date;
                second, (a) 20.7078908315% to the HO Class, until its principal balance is reduced to zero,

                        (b) 26.4850290365% as follows:

                        first, to the TB Class, until its
                   principal balance is reduced to its Targeted
                   Balance for that Distribution Date;

                        second, to the TZ Class, until its
                   principal balance is reduced to zero; and

                        third, to the TB Class, without regard to
                   its Targeted Balance and until its principal balance is reduced to zero, and

                        (c) 52.8070801320% as follows:

                        first, to the TC Class, until its
                   principal balance is reduced to its Targeted
                   Balance for that Distribution Date;

                        second, to the ZT Class, until its
                   principal balance is reduced to zero; and

                        third, to the TC Class, without regard to
                   its Targeted Balance and until its principal balance is reduced to zero; and

                third, to the TA Class, without regard to its Planned Balance and until its principal balance is reduced to zero; and

          (iii) to Aggregate Group I, without regard to its Planned Balance and until the Aggregate I Balance is reduced to zero.

     "Aggregate Group I consists of the KJ, KE, MC, LG and YO Classes. On each Distribution Date, we will apply payments of principal of Aggregate Group I as follows:

          first, (a) 40.2940656744% of that amount, sequentially, to the KJ and KE Classes, in that order, until their principal balances are reduced to zero, and

              (b) 59.7059343256% of that amount, sequentially, to the MC and LG Classes, in that order, until their principal balances are reduced to zero; and

          second, to the YO Class, until its principal balance is reduced to zero.

     The "Aggregate I Balance" is equal to the aggregate principal balance of the Classes included in Aggregate Group I.

TAC
Group

Support
Class

TAC
Group

PAC
Class

Support
Class

TAC
Class

Support
Class

TAC
Class

TAC
Class

Support
Class

TAC
Class

PAC
Class

PAC
Group

     "Aggregate Group II" consists of the FA, FD and SA Classes. On each Distribution Date, we will apply payments of principal of Aggregate Group II, concurrently, to the FA, FD and SA Classes, pro rata (or 33.4718230549%, 45.0996057006% and 21.4285712445%, respectively), until their principal balances are reduced to zero.

     The "Aggregate II Balance" is equal to the aggregate principal balance of the Classes included in Aggregate Group II.

  Group 2 Principal Distribution Amount

     EZ Accrual Amount

     On each Distribution Date, we will pay the EZ Accrual Amount as principal of the Group 2 Classes specified below as follows:

          (i) (a) 75% of that amount as follows:

                first, to the AD Class, until its principal balance is reduced to its Planned Balance for that Distribution Date;

                second, to the AE Class, until its principal balance is reduced to
                                                                       Accretion
           zero; and
                                                                        Directed
                                                                         Classes
                third, to the AD Class, without regard to its Planned Balance and until its principal balance is reduced to zero, and

             (b) 25% of that amount to the BF Class, until its principal balance is reduced to zero; and
          (ii) thereafter to the EZ Class.

     DZ Accrual Amount
     On each Distribution Date, we will pay the DZ Accrual Amount as principal of Aggregate Group III (described below), until the Aggregate III Balance (described below) is reduced to its Planned Balance for that Distribution Date. Thereafter, we will pay the DZ Accrual Amount as principal of the DZ Class.

     Group 2 Cash Flow Distribution Amount

     On each Distribution Date, we will pay the Group 2 Cash Flow Distribution Amount as principal of the Group 2 Classes as follows:

          (a) 33.3333333333% of that amount to the AF Class, until its principal balance is reduced to zero, and

          (b) 66.6666666667% of that amount as follows:

             first, to Aggregate Group III, until the Aggregate
        III Balance is reduced to its Planned Balance for that Distribution Date;
             second, to the DZ Class, until its principal balance is reduced to zero; and

             third, to Aggregate Group III, without regard to tis
        Planned Balance and until the Aggregate III Balance is reduced to zero.

     "Aggregate Group III" consists of the AD, AE, BF and EZ Classes. On each Distribution Date, we will apply payments of principal of Aggregate Group III as follows:

PAC
Class

Support
Class

PAC
Class

Accrual
Class

Accretion
Directed/
PAC
Group and
Accrual
Class

Pass-Through
Class

PAC
Group

Support
Class

PAC
Group
          first, (a) 75% of that amount as follows:

             first, to the AD Class, until its principal balance is reduced to its Planned Balance for that Distribution Date;

             second, to the AE Class, until its principal balance is reduced to zero; and

             third, to the AD Class, without regard to its Planned Balance and until its principal balance is reduced to zero, and

               (b) 25% of that amount to the BF Class, until its principal balance is reduced to zero; and

          second, to the EZ Class, until its principal balance is reduced to zero.

     The "Aggregate III Balance" is equal to the aggregate principal balance of the Classes in Aggregate Group III. For determining principal payments on a Distribution Date, the Aggregate III Balance will include any increase in the principal balance of the EZ Class on that date.

  Group 3 Principal Distribution Amount

     ZM Accrual Amount

     On each Distribution Date, we will pay the ZM Accrual Amount, sequentially, as principal of the JQ, ZH and ZL Classes, in that order, until their principal balances are reduced to zero.
Thereafter, we will pay the ZM Accrual Amount as principal of the ZM Class.

     Group 3 Cash Flow Distribution Amount
     On each Distribution Date, we will pay the Group 3 Cash Flow
Distribution Amount as principal of Aggregate Group IV (described below), until the Aggregate IV Balance (described below) is reduced to its Planned Balance for that Distribution Date.

     ZH Accrual Amount, ZL Accrual Amount and Remaining Group 3 Cash Flow Distribution Amount

     On each Distribution Date, we will pay the ZH Accrual Amount and ZL Accrual Amount, together with the Group 3 Cash Flow Distribution Amount remaining after the payment specified above under "--Group 3 Cash Flow Distribution Amount," as principal of the Group 3 Classes in the following priority:

          (i) if and only if either

             - the aggregate principal balance of the Group 3 MBS on that
               Distribution Date (after giving effect to distributions made on that date) is less than the aggregate principal balance of the Group 3 MBS for the preceding Distribution Date (after giving effect to distributions made on that date) multiplied by the Group 3 MBS Specified Payment Percentage for the current Distribution Date

                                       or

             - the principal balance of the ZH Class has been reduced to zero and the aggregate principal balance of the Group 3 MBS on that Distribution Date (after giving effect to distributions made on that date) is less than the Group 3 MBS Specified Balance for that Distribution Date, then as follows:
                first, to the ZH Class, until its principal balance is reduced to zero;

Accretion
Directed
Classes and
Accrual
Class

PAC
Group

Non-Sticky
Jump
Class
                second, to the ZL Class, until its principal balance is reduced to zero; and

                third, to the JQ Class, without regard to its Targeted Balance and until its principal balance is reduced to zero;

          (ii) to the JQ Class, until its principal balance is reduced to its Targeted Balance for that Distribution Date;

          (iii) sequentially, to the ZH and ZL Classes, in that order, until their principal balances are reduced to zero;

          (iv) to the JQ Class, without regard to its Targeted
     Balance and until its principal balance is reduced to zero;
          (v) to the ZM Class, until its principal balance is reduced to zero; and

          (vi) to Aggregate Group IV, without regard to its Planned Balance and until the Aggregate IV Balance is reduced to zero.

     "Aggregate Group IV" consists of the JK, JL and WO Classes. On each Distribution Date, we will apply payments of principal of Aggregate Group IV, sequentially, to the JK, JL and WO Classes, in that order, until their principal balances are reduced to zero.

     The "Aggregate IV Balance" is equal to the aggregate principal balance of the Classes included in Aggregate Group IV.

  Group 4 Principal Distribution Amount

     GZ Accrual Amount
     On each Distribution Date, we will pay the GZ Accrual Amount as principal of the CF Class, until its principal balance is reduced to zero. Thereafter, we will pay the GZ Accrual Amount as principal of the GZ Class.

     Group 4 Cash Flow Distribution Amount

     On each Distribution Date, we will pay the Group 4 Cash Flow Distribution Amount as principal of the Group 4 Classes in the following priority:
          (i) to Aggregate Group V (described below), until the
     Aggregate V Balance (described below) is reduced to its Planned
     Balance for that Distribution Date; and

          (ii) 10.0000046471% of the remaining amount to the AO Class, until its principal balance is reduced to zero.

Jump
Class

Jump
Class

TAC
Class

Support
Classes

TAC
Class

Support
Class

PAC
Group

Accretion
Directed
Class and
Accrual
Class

PAC
Group

Support
Class

     HZ Accrual Amount, JZ Accrual Amount and Remaining Group 4 Cash Flow Distribution Amount

     On each Distribution Date, we will pay the HZ Accrual Amount and JZ Accrual Amount, together with the Group 4 Cash Flow Distribution Amount remaining after the payment specified above under "--Group 4 Cash Flow Distribution Amount," as principal of the Group 4 Classes specified below in the following priority:
          (i) to the AG Class, until its principal balance is reduced to its Targeted Balance for that Distribution Date;

          (ii) to the HZ Class, until its principal balance is reduced to zero;

          (iii) to the AG Class, without regard to its Targeted Balance and until its principal balance is reduced to zero;
          (iv) to the JZ Class, until its principal balance is reduced to zero; and

          (v) to Aggregate Group V, without regard to its Planned
     Balance and until the Aggregate V Balance is reduced to zero.

     "Aggregate Group V" consists of the CF and GZ Classes. On each Distribution Date, we will apply payments of principal of Aggregate Group V, sequentially, to the CF and GZ Classes, in that order, until their principal balances are reduced to zero.

     The "Aggregate V Balance" is equal to the aggregate principal balance of the Classes included in Aggregate Group V. For determining principal payments on a Distribution Date, the Aggregate V Balance will include any increase in the principal balance of the GZ Class on that date.

     We will apply principal payments from exchanged REMIC Certificates to the corresponding RCR Certificates, on a pro rata basis, following any exchange.

Structuring Assumptions

     Pricing Assumptions. Except where otherwise noted, the information in the tables in this prospectus supplement has been prepared based on the following assumptions (the "Pricing Assumptions"):

     - the Mortgage Loans underlying the MBS have the original terms to maturity, remaining terms to maturity, WALAs and interest rates specified under "Reference Sheet--Assumed Characteristics of the Mortgage Loans Underlying the MBS" in this prospectus supplement;

     - the Mortgage Loans prepay at the constant percentages of PSA specified in the related table;

     - the settlement date for the sale of the Certificates is July 29, 2005;
       and

     - each Distribution Date occurs on the 25th day of a month.

     Prepayment Assumptions. Prepayments of mortgage loans commonly are measured relative to a prepayment standard or model. The model used in this prospectus supplement is The Bond Market Association's standard prepayment model ("PSA"). To assume a specified rate of PSA is to assume a specified rate of prepayment each month of the then-outstanding principal balance of a pool of new mortgage loans computed as described under "Description of Certificates--Prepayment Models" in the REMIC Prospectus. It is highly unlikely that prepayments will occur at any constant PSA rate or at any other constant rate.

     Structuring Ranges and Rates. The Principal Balance Schedules are found beginning on page B-1 of this prospectus supplement. The Principal Balance Schedules have been prepared on the

TAC
Class

Support
Class

TAC
Class

Support
Class

PAC
Group
basis of the Pricing Assumptions and the assumption that the related Mortgage Loans will prepay at a constant PSA rate within the applicable Structuring Ranges or at the applicable PSA rates set forth below.

Principal Balance               Related Groups(1),
Schedule References              Classes and MBS      Structuring Ranges and Rates
-------------------             ------------------    ----------------------------
Planned Balances               Aggregate Group I      Between 100% and 250% PSA
Targeted Balances              Aggregate Group II     123% PSA
Planned Balances               TA Class               Between 119% and 190% PSA
Targeted Balances              TB Class               205% PSA
Targeted Balances              TC Class               205% PSA
Planned Balances               Aggregate Group III    Between 300% and 500% PSA
Planned Balances               AD Class               Between 100% and 500% PSA
Planned Balances               Aggregate Group IV     Between 100% and 250% PSA
Targeted Balances              JQ Class               185% PSA
Specified Balances             Group 3 MBS            100% PSA
Specified Payment Percentages  Group 3 MBS                       (2)
Targeted Balances              AG                     350% PSA
Planned Balances               Aggregate Group V      Between 350% and 600% PSA

---------------
    (1) The Structuring Ranges and Rate for the Aggregate Groups are associated with the related Aggregate Balances but not with the individual balances of the related Classes.
    (2) The Group 3 MBS Specified Payment Percentages have been derived based on a constant rate of 185% PSA.

     We cannot assure you that the balance of any Group, Class or MBS listed above will conform on any Distribution Date to the specified balance in the Principal Balance Schedules. As a result, we cannot assure you that payments of principal of any Group or Class listed above will begin or end on the Distribution Dates specified in the Principal Balance Schedules. We will distribute any excess of principal payments over the amount needed to reduce a Group or Class to its scheduled balance on a Distribution Date. Accordingly, the ability to reduce a Group or Class to its scheduled balance will not be improved by the averaging of high and low principal payments from month to month. In addition, even if the related Mortgage Loans prepay at rates falling within the applicable Structuring Ranges, principal distributions may be insufficient to reduce the applicable Groups and Classes to their scheduled balances if the prepayments do not occur at a constant PSA rate. Moreover, because of the diverse remaining terms to maturity of the related Mortgage Loans, which may include recently originated Mortgage Loans, the Groups and Classes specified above may not be reduced to their scheduled balances, even if prepayments occur at a constant rate within the applicable Structuring Ranges or at the applicable PSA rates specified above.

     Initial Effective Ranges. The Effective Range for a Group and Class is the range of prepayment rates (measured by constant PSA rates) which would reduce that Group or Class to its scheduled balance on each Distribution Date. The Initial Effective Ranges shown in the table below are based upon the assumed characteristics of the related Mortgage Loans specified in the Pricing Assumptions.

 Groups and Classes   Initial Effective Ranges
 ------------------   ------------------------
                   Aggregate Group I     Between 100% and 250% PSA
TA Class              Between 119% and 190% PSA
Aggregate Group III   Between 275% and 500% PSA
AD Class              Between 100% and 500% PSA
Aggregate Group IV    Between 100% and 250% PSA
Aggregate Group V     Between 350% and 600% PSA

     The actual Effective Ranges at any time will be based upon the actual characteristics of the related Mortgage Loans at that time, which are likely to vary (and may vary considerably) from the Pricing Assumptions. The actual Effective Ranges calculated on the basis of the actual characteristics are likely to differ from the Initial Effective Ranges. As a result, the applicable Groups and Classes might not be reduced to their scheduled balances even if prepayments were to occur at a constant PSA rate within the Initial Effective Ranges. This is so particularly if the rate were at the lower or higher end of this range. In addition, even if prepayments occur at rates falling within the actual Effective Ranges, principal distributions may be insufficient to reduce the applicable Groups and Classes to their scheduled balances if such prepayments do not occur at a constant PSA rate. It is highly unlikely that the related Mortgage Loans will prepay at any constant PSA rate. In general, the actual Effective Ranges may narrow, widen or shift upward or downward to reflect actual prepayment experience over time.

     The stability in principal payment of the Classes specified below will be supported by the corresponding supporting Classes as indicated in the follow table:

Classes                                             Supporting Classes
-------                                             ------------------
                                           Group 1
Aggregate Group I..........................   TA, TAC and Support
TA.........................................   HO, TB, TZ, TC and ZT
Aggregate Group II.........................   ZD
TB.........................................   TZ
TC.........................................   ZT
Group 2
Aggregate Group III........................   DZ
AD.........................................   AE
Group 3
PAC........................................   TAC and Support
TAC........................................   ZH and ZL
Group 4
Aggregate Group V..........................   TAC and Support
AG.........................................   HZ

     When the supporting Classes are retired, the Classes they support, if still outstanding, may no longer have Effective Ranges and will be more sensitive to prepayments.

Yield Tables

     General. The tables below illustrate the sensitivity of the pre-tax corporate bond equivalent yields to maturity of the applicable Classes to various constant percentages of PSA and, where specified, to changes in the Index. We calculated the yields set forth in the tables by

     - determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on the applicable Classes, would cause the discounted present values of the assumed streams of cash flows to equal the assumed aggregate purchase prices of those Classes, and

     - converting the monthly rates to corporate bond equivalent rates.

These calculations do not take into account variations in the interest rates at which you could reinvest distributions on the Certificates. Accordingly, these calculations do not illustrate the return on any investment in the Certificates when reinvestment rates are taken into account.

     We cannot assure you that

     - the pre-tax yields on the applicable Certificates will correspond to any of the pre-tax yields shown here, or

     - the aggregate purchase prices of the applicable Certificates will be as assumed.

     In addition, it is unlikely that the Index will correspond to the levels shown here. Furthermore, because some of the Mortgage Loans are likely to have remaining terms to maturity shorter or longer than those assumed and interest rates higher or lower than those assumed, the principal payments on the Certificates are likely to differ from those assumed. This would be the case even if all Mortgage Loans prepay at the indicated constant percentages of PSA. Moreover, it is unlikely that

     - the Mortgage Loans will prepay at a constant PSA rate until maturity,

     - all of the Mortgage Loans will prepay at the same rate, or

     - the level of the Index will remain constant.

     The Principal Only Classes. The Principal Only Classes will not bear interest. As indicated in the tables below, a low rate of principal payments (including prepayments) on the related Mortgage Loans will have a negative effect on the yields to investors in the Principal Only Classes.

The information shown in the yield tables has been prepared on the basis of the Pricing Assumptions and the assumption that the aggregate purchase prices of the Principal Only Classes (expressed in each case as a percentage of original principal balance) are as follows:

Class                                                           Price
-----                                                         ----------
HO .........................................................  95.082989%
YO .........................................................  57.161119%
WO..........................................................  64.286434%
AO .........................................................  76.734375%

                   Sensitivity of the HO Class to Prepayments

                                  PSA Prepayment Assumption
                 ------------------------------------------------------------
                 50%    100%   119%   123%   150%   190%   205%   250%   500%
                 ----   ----   ----   ----   ----   ----   ----   ----   ----
                                              Pre-Tax Yields
  to
  Maturity.....  0.2%   0.3%   0.3%   0.3%   0.4%   0.7%   0.9%   2.6%   9.9%

                   Sensitivity of the YO Class to Prepayments

                                   PSA Prepayment Assumption
                 -------------------------------------------------------------
                 50%    100%   119%   123%   150%   190%   205%   250%   500%
                 ----   ----   ----   ----   ----   ----   ----   ----   -----
                                              Pre-Tax Yields
  to
  Maturity.....  3.0%   3.2%   3.2%   3.2%   3.2%   3.2%   3.2%   3.2%   6.0%

                   Sensitivity of the WO Class to Prepayments

                               PSA Prepayment Assumption
                 ------------------------------------------------------
                 50%    100%   101%   131%   185%   186%   250%   500%
                 ----   ----   ----   ----   ----   ----   ----   -----
                                          Pre-Tax Yields
  to
  Maturity.....  3.4%   3.7%   3.7%   3.7%   3.7%   3.7%   3.7%    6.0%

                   Sensitivity of the AO Class to Prepayments

                         PSA Prepayment Assumption
                 -----------------------------------------
                 50%    200%   350%   381%   600%    800%
                 ----   ----   ----   ----   -----   -----
                                   Pre-Tax Yields
  to
  Maturity.....  1.0%   1.7%   2.9%   3.5%   22.6%   41.0%

     The Fixed Rate Interest Only Classes. The yields to investors in the Fixed Rate Interest Only Classes will be very sensitive to the rate of principal payments (including prepayments) of the related Mortgage Loans. The Mortgage Loans generally can be prepaid at any time without penalty. On the basis of the assumptions described below, the yield to maturity on the Fixed Rate Interest Only Classes would be 0% if prepayments of the related Mortgage Loans were to occur at the constant rates shown in the table below:

                           Class                                % PSA
                           -----                              ---------
IB .........................................................   416% PSA
KI .........................................................   419% PSA
TI .........................................................   264% PSA
YI .........................................................   586% PSA
PI .........................................................   225% PSA*
WI..........................................................   510% PSA
JI .........................................................   443% PSA

        -------------------------------
        * In addition, the yield to maturity on the PI Class would be 0% at a constant rate of 117% PSA.

     For any Fixed Rate Interest Only Class, if the actual prepayment rate of the related Mortgage Loans were to exceed the level specified for as little as one month while equaling that level for the remaining months, the investors in the applicable Class would lose money on their initial investments.

     The information shown in the yield tables has been prepared on the basis of the Pricing Assumptions and the assumption that the aggregate purchase prices of the Fixed Rate Interest Only Classes (expressed in each case as a percentage of original principal balance) are as follows:

                           Class                                Price*
                           -----                              ----------
IB .........................................................  17.429688%
KI .........................................................  14.234375%
TI .........................................................   9.042969%
YI .........................................................  44.042006%
PI .........................................................  19.054688%
WI..........................................................  33.291691%
JI .........................................................  20.968750%

        -------------------------------
        * The prices do not include accrued interest. Accrued interest has been added to the prices in calculating the yields set forth in the tables below.

                   Sensitivity of the IB Class to Prepayments

                                        PSA Prepayment Assumption
                 -----------------------------------------------------------------------
                  50%    100%    119%    123%    150%    190%    205%    250%     500%
                 -----   -----   -----   -----   -----   -----   -----   -----   -------
Pre-Tax Yields
  to
  Maturity.....  22.3%   14.2%   14.2%   14.2%   14.2%   14.2%   14.2%   14.2%   (10.0)%

                   Sensitivity of the KI Class to Prepayments

                                        PSA Prepayment Assumption
                 -----------------------------------------------------------------------
                  50%    100%    119%    123%    150%    190%    205%    250%     500%
                 -----   -----   -----   -----   -----   -----   -----   -----   -------
Pre-Tax Yields
  to
  Maturity.....  27.7%   16.9%   16.9%   16.9%   16.9%   16.9%   16.9%   16.9%   (12.0)%

                   Sensitivity of the TI Class to Prepayments

                                      PSA Prepayment Assumption
                 --------------------------------------------------------------------
                  50%    100%    119%    123%    150%    190%    205%    250%    500%
                 -----   -----   -----   -----   -----   -----   -----   -----   ----
Pre-Tax Yields
  to
  Maturity.....  66.0%   66.0%   66.0%   65.0%   57.5%   44.7%   39.0%   10.8%   *

---------------
* The pre-tax yield to maturity would be less than (99.9)%.

                    Sensitivity of the YI Class to Prepayments

                                      PSA Prepayment Assumption
                 --------------------------------------------------------------------
                  50%    100%    119%    123%    150%    190%    205%    250%    500%
                 -----   -----   -----   -----   -----   -----   -----   -----   ----
Pre-Tax Yields
  to
  Maturity.....  10.9%   10.6%   10.6%   10.6%   10.6%   10.6%   10.6%   10.6%   3.6%

                   Sensitivity of the PI Class to Prepayments

                                     PSA Prepayment Assumption
                 ------------------------------------------------------------------
                  50%    100%   101%    131%     185%     186%     250%      500%
                 -----   ----   ----   ------   -------   -----   -------   -------
Pre-Tax Yields
  to
  Maturity.....  11.5%   5.8%   5.5%   (6.1)%   (46.5)%   10.0%   (18.8)%   (79.6)%

                   Sensitivity of the WI Class to Prepayments

                               PSA Prepayment Assumption
                 -----------------------------------------------------
                 50%    100%   101%   131%   185%   186%   250%   500%
                 ----   ----   ----   ----   ----   ----   ----   ----
Pre-Tax Yields
  to
  Maturity.....  9.5%   8.8%   8.8%   8.8%   8.8%   8.8%   8.8%   0.4%

                   Sensitivity of the JI Class to Prepayments

                            PSA Prepayment Assumption
                 -----------------------------------------------
                  50%    200%    350%   381%    600%      800%
                 -----   -----   ----   ----   -------   -------
Pre-Tax Yields
  to
  Maturity.....  24.9%   15.8%   6.2%   4.1%   (10.8)%   (25.6)%

     The Inverse Floating Rate Classes and the SG, IM, TS and IO Classes. The yields on the Inverse Floating Rate Classes and the SG, IM, TS and IO Classes will be sensitive in varying degrees to the rate of principal payments, including prepayments, of the related Mortgage Loans and to the level of the Index. The Mortgage Loans generally can be prepaid at any time without penalty. In addition, the rate of principal payments (including prepayments) of the Mortgage Loans is likely to vary, and may vary considerably, from pool to pool. As illustrated in the applicable tables below, it is possible that investors in the SA, TG, SG, IM, TB, TZ, TS, IO, TC, AS, BS and CS Classes would lose money on their initial investments under certain Index and prepayment scenarios.

     Changes in the Index may not correspond to changes in prevailing mortgage interest rates. It is possible that lower prevailing mortgage interest rates, which might be expected to result in faster prepayments, could occur while the level of the Index increased.

     The information shown in the yield tables has been prepared on the basis of the Pricing Assumptions and the assumptions that

     - the interest rates for the Inverse Floating Rate Classes for the initial Interest Accrual Period are the rates listed in the table under "Reference Sheet--Interest Rates" in this prospectus supplement and for each following Interest Accrual Period will be based on the specified level of the Index, and

     - the aggregate purchase prices of those Classes (expressed in each case as a percentage of original principal balance) are as follows:

                           Class                                Price*
                           -----                              -----------
SA .........................................................  103.500000%
TG .........................................................    0.031250%
ZT .........................................................   99.890625%
SG .........................................................  102.640625%
IM .........................................................    8.057636%
TB .........................................................  101.000000%
TZ .........................................................  100.398438%
TS .........................................................  100.703125%
IO .........................................................    9.431832%
TC .........................................................  100.850000%
AS .........................................................    7.265625%
BS .........................................................    7.703125%
CS .........................................................    6.031250%

        -------------------------------
        * The prices do not include accrued interest. Accrued interest has been added to the prices in calculating the yields set forth in the tables below.

              Sensitivity of the SA Class to Prepayments and LIBOR
                          (Pre-Tax Yields to Maturity)

                                           PSA Prepayment Assumption
                 ------------------------------------------------------------------------------
     LIBOR        50%      100%     119%     123%     150%     190%     205%     250%     500%
     -----       ------   ------   ------   ------   ------   ------   ------   ------   ------
1.27%..........   19.1%    19.1%    19.0%    18.9%    18.9%    18.6%    18.4%    17.6%    13.2%
3.27%..........   11.7%    11.6%    11.5%    11.5%    11.5%    11.2%    11.1%    10.3%     6.6%
5.27%..........    4.3%     4.3%     4.2%     4.2%     4.2%     4.0%     3.9%     3.2%     0.1%
6.50%..........  (0.1)%   (0.2)%   (0.2)%   (0.2)%   (0.2)%   (0.3)%   (0.4)%   (1.1)%   (3.8)%

              Sensitivity of the TG Class to Prepayments and LIBOR
                          (Pre-Tax Yields to Maturity)

                                            PSA Prepayment Assumption
                 -------------------------------------------------------------------------------
     LIBOR        50%      100%     119%     123%     150%     190%     205%     250%     500%
     -----       ------   ------   ------   ------   ------   ------   ------   ------   -------
6.500%.........  222.3%   222.3%   214.2%   212.5%   212.3%   203.9%   198.7%   179.2%    19.2%
6.525%.........  100.0%   100.0%    94.3%    93.1%    92.4%    82.9%    77.9%    58.9%   (81.3)%
6.550%.........    *        *        *        *        *        *        *        *         *

---------------
* The pre-tax yield to maturity would be less than (99.9)%.

               Sensitivity of the ZT Class to Prepayments and LIBOR
                           (Pre-Tax Yields to Maturity)

                                  PSA Prepayment Assumption
                 ------------------------------------------------------------
     LIBOR       50%    100%   119%   123%   150%   190%   205%   250%   500%
     -----       ----   ----   ----   ----   ----   ----   ----   ----   ----
                                              6.5% and
  below........  7.1%   7.1%   7.1%   7.1%   7.1%   7.1%   7.1%   6.5%   3.7%
Above 6.5%.....  0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.0%   0.2%   1.4%

              Sensitivity of the SG Class to Prepayments and LIBOR
                          (Pre-Tax Yields to Maturity)

                                           PSA Prepayment Assumption
                 ------------------------------------------------------------------------------
     LIBOR        50%      100%     119%     123%     150%     190%     205%     250%     500%
     -----       ------   ------   ------   ------   ------   ------   ------   ------   ------
6.5% and
  below........  (0.1)%   (0.1)%   (0.1)%   (0.2)%   (0.2)%   (0.3)%   (0.4)%   (1.3)%   (4.9)%
Above 6.5%.....   25.9%    25.8%    25.8%    25.8%    25.6%    25.1%    24.9%    23.7%    17.2%

              Sensitivity of the IM Class to Prepayments and LIBOR
                          (Pre-Tax Yields to Maturity)

                                        PSA Prepayment Assumption
                 ------------------------------------------------------------------------
     LIBOR        50%      100%    119%    123%    150%    190%    205%    250%     500%
     -----       ------   ------   -----   -----   -----   -----   -----   -----   ------
6.5% and
  below........    *        *        *       *       *       *       *       *       *
Above 6.5%.....  469.1%   469.1%   469.1%  466.2%  446.3%  415.5%  403.6%  366.0%  109.3%

---------------
* The pre-tax yield to maturity would be less than (99.9)%.

               Sensitivity of the TB Class to Prepayments and LIBOR
                           (Pre-Tax Yields to Maturity)

                                           PSA Prepayment Assumption
                 ------------------------------------------------------------------------------
     LIBOR        50%      100%     119%     123%     150%     190%     205%     250%     500%
     -----       ------   ------   ------   ------   ------   ------   ------   ------   ------
7.0% and
  below........    6.4%     6.4%     6.4%     6.4%     6.3%     6.1%     6.0%     5.9%     4.0%
Above 7.0%.....  (0.0)%   (0.1)%   (0.1)%   (0.1)%   (0.1)%   (0.2)%   (0.2)%   (0.4)%   (1.6)%

              Sensitivity of the TZ Class to Prepayments and LIBOR
                          (Pre-Tax Yields to Maturity)

                                           PSA Prepayment Assumption
                 ------------------------------------------------------------------------------
     LIBOR        50%      100%     119%     123%     150%     190%     205%     250%     500%
     -----       ------   ------   ------   ------   ------   ------   ------   ------   ------
7.0% and
  below........    6.6%     6.6%     6.6%     6.5%     6.5%     6.5%     6.5%     5.2%   (1.2)%
Above 7.0%.....  (0.0)%   (0.0)%   (0.0)%   (0.0)%   (0.0)%   (0.0)%   (0.0)%   (0.6)%   (3.3)%

              Sensitivity of the TS Class to Prepayments and LIBOR
                          (Pre-Tax Yields to Maturity)

                                           PSA Prepayment Assumption
                 ------------------------------------------------------------------------------
     LIBOR        50%      100%     119%     123%     150%     190%     205%     250%     500%
     -----       ------   ------   ------   ------   ------   ------   ------   ------   ------
7.0% and
  below........  (0.0)%   (0.0)%   (0.0)%   (0.0)%   (0.1)%   (0.1)%   (0.1)%   (0.3)%   (1.3)%
Above 7.0%.....   28.1%    28.1%    28.1%    28.1%    27.9%    27.7%    27.5%    26.8%    22.8%

              Sensitivity of the IO Class to Prepayments and LIBOR
                          (Pre-Tax Yields to Maturity)

                                           PSA Prepayment Assumption
                 -----------------------------------------------------------------------------
     LIBOR        50%      100%     119%     123%     150%     190%     205%     250%    500%
     -----       ------   ------   ------   ------   ------   ------   ------   ------   -----
7.0% and
  below........    *        *        *        *        *        *        *        *        *
Above 7.0%.....  412.8%   412.8%   412.8%   410.2%   391.8%   363.4%   352.3%   317.1%   74.6%

---------------
* The pre-tax yield to maturity would be less than (99.9)%.

               Sensitivity of the TC Class to Prepayments and LIBOR
                           (Pre-Tax Yields to Maturity)

                                           PSA Prepayment Assumption
                 ------------------------------------------------------------------------------
     LIBOR        50%      100%     119%     123%     150%     190%     205%     250%     500%
     -----       ------   ------   ------   ------   ------   ------   ------   ------   ------
6.5% and
  below........    7.0%     7.0%     6.9%     6.9%     6.9%     6.7%     6.6%     6.4%     4.7%
Above 6.5%.....  (0.0)%   (0.0)%   (0.0)%   (0.1)%   (0.1)%   (0.1)%   (0.2)%   (0.4)%   (1.4)%

              Sensitivity of the AS Class to Prepayments and LIBOR
                          (Pre-Tax Yields to Maturity)

                             PSA Prepayment Assumption
                 -------------------------------------------------
     LIBOR        50%    100%    300%    331%     500%      700%
     -----       -----   -----   -----   -----   -------   -------
1.09%..........  83.9%   80.8%   67.9%   65.8%    54.3%      40.0%
3.09%..........  50.4%   47.3%   34.7%   32.7%     21.4%      7.2%
5.09%..........  18.7%   15.7%    3.2%    1.2%   (10.1)%   (24.3)%
6.70%..........    *       *       *       *        *         *

---------------
* The pre-tax yield to maturity would be less than (99.9)%.

               Sensitivity of the BS Class to Prepayments and LIBOR
                           (Pre-Tax Yields to Maturity)

                             PSA Prepayment Assumption
                 --------------------------------------------------
     LIBOR        50%    100%     300%     331%     500%     700%
     -----       -----   -----   ------   ------   ------   -------
1.09%..........  75.4%   71.1%    56.1%    56.1%    56.1%     47.0%
3.09%..........  43.8%   39.3%    24.2%    24.2%    24.2%     13.1%
5.09%..........  12.4%    6.7%   (7.7)%   (7.7)%   (7.7)%   (21.5)%
6.75%..........    *       *       *        *        *         *

---------------
* The pre-tax yield to maturity would be less than (99.9)%.

               Sensitivity of the CS Class to Prepayments and LIBOR
                           (Pre-Tax Yields to Maturity)

                              PSA Prepayment Assumption
                 ---------------------------------------------------
     LIBOR        50%      200%     350%     381%     600%     800%
     -----       ------   ------   ------   ------   ------   ------
1.33%..........  799.6%   774.9%   749.4%   749.4%   749.4%   748.2%
3.33%..........  133.4%   120.2%   105.9%   105.9%   105.9%    98.8%
4.00%..........    *        *        *        *        *        *

---------------
* The pre-tax yield to maturity would be less than (99.9)%.

  Weighted Average Lives of the Certificates

     The weighted average life of a Certificate is determined by

     (a) multiplying the amount of the reduction, if any, of the principal balance of the Certificate from one Distribution Date to the next Distribution Date by the number of years from the Settlement Date to the second such Distribution Date,

     (b) summing the results, and

     (c) dividing the sum by the aggregate amount of the reductions in principal balance of the Certificate referred to in clause (a).

     For a description of the factors which may influence the weighted average life of a Certificate, see "Description of Certificates--Weighted Average Life and Final Distribution Date" in the REMIC Prospectus.

     In general, the weighted average lives of the Certificates will be shortened if the level of prepayments of principal of the related Mortgage Loans increases. However, the weighted average lives will depend upon a variety of other factors, including

     - the timing of changes in the rate of principal payments,

     - the priority sequences of payments of principal of the Classes, and

     - the payment of principal of certain Classes in accordance with the Principal Balance Schedules.

See "--Distributions of Principal" above.

     The effect of these factors may differ as to various Classes and the effects on any Class may vary at different times during the life of that Class. Accordingly, we can give no assurance as to the weighted average life of any Class. Further, to the extent the prices of the Certificates represent discounts or premiums to their original principal balances, variability in the weighted average lives of those Classes of Certificates could result in variability in the related yields to maturity. For an example of how the weighted average lives of the Classes may be affected at various constant prepayment rates, see the Decrement Tables below.

Decrement Tables

     The following tables indicate the percentages of original principal balances of the specified Classes that would be outstanding after each date shown at various constant PSA rates and the corresponding weighted average lives of those Classes. The tables have been prepared on the basis of the Pricing Assumptions. However, in the case of the information set forth for each Class under 0% PSA, we assumed that the underlying Mortgage Loans have the original and remaining terms to maturity and bear interest at the annual rates specified in the table below.

Mortgage Loans
  Relating to     Original     Remaining
 Trust Assets       Terms       Terms to    Interest
Specified Below  to Maturity    Maturity     Rates
---------------  -----------   ---------    --------
Group 1 MBS      360 months    360 months     8.00%
Group 2 MBS      360 months    360 months     8.50%
Group 3 MBS      240 months    240 months     7.00%
Group 4 MBS      360 months    360 months     8.50%

     It is unlikely

     - that all of the underlying Mortgage Loans will have the interest rates, WALAs or remaining terms to maturity assumed or

     - that the underlying Mortgage Loans will prepay at any constant PSA level.

     In addition, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal distributions than indicated in the tables at the specified constant PSA rates. This is the case even if the dispersion of weighted average remaining terms to maturity and the weighted average WALAs of the Mortgage Loans are identical to the dispersion specified in the Pricing Assumptions.

                               Percent of Original Principal Balances Outstanding
                                          FA, FD, SA and TG+ Classes
                     ---------------------------------------------------------------------
                                                PSA Prepayment
                                                  Assumption
                     ---------------------------------------------------------------------
        Date          0%     100%    119%    123%    150%    190%    205%    250%    500%
        ----          --     ----    ----    ----    ----    ----    ----    ----    ----
Initial Percent.....   100     100     100     100     100     100     100     100     100
July 2006...........    99      99      95      94      94      91      87      77      20
July 2007...........    99      99      91      89      89      74      68      51       0
July 2008...........    98      98      87      85      83      61      54      31       0
July 2009...........    97      97      84      81      77      52      43      18       0
July 2010...........    97      97      81      78      72      45      35       8       0
July 2011...........    96      96      79      76      69      40      30       3       0
July 2012...........    95      95      77      73      66      37      27       *       0
July 2013...........    94      94      75      71      65      35      25       0       0
July 2014...........    93      91      72      68      63      33      24       0       0
July 2015...........    92      87      68      64      60      31      22       0       0
July 2016...........    91      81      62      59      56      29      21       0       0
July 2017...........    90      75      56      53      52      26      19       0       0
July 2018...........    89      68      50      46      48      24      17       0       0
July 2019...........    87      60      43      39      43      21      15       0       0
July 2020...........    86      52      36      32      39      19      13       0       0
July 2021...........    85      44      28      25      35      16      11       0       0
July 2022...........    83      35      21      18      30      14      10       0       0
July 2023...........    82      27      14      11      26      12       8       0       0
July 2024...........    80      18       6       4      23      10       7       0       0
July 2025...........    78      10       0       0      19       8       6       0       0
July 2026...........    76       2       0       0      16       7       5       0       0
July 2027...........    74       0       0       0      13       5       4       0       0
July 2028...........    72       0       0       0      10       4       3       0       0
July 2029...........    70       0       0       0       7       3       2       0       0
July 2030...........    68       0       0       0       5       2       1       0       0
July 2031...........    65       0       0       0       3       1       1       0       0
July 2032...........    42       0       0       0       1       *       *       0       0
July 2033...........    12       0       0       0       0       0       0       0       0
July 2034...........     0       0       0       0       0       0       0       0       0
July 2035...........     0       0       0       0       0       0       0       0       0
Weighted Average
 Life (years)**.....  23.4    14.8    11.8    11.2    12.1     7.5     6.1     2.4     0.7

                                      HO, IM+, IO+, TI+, SG and TS Classes
                      ---------------------------------------------------------------------
                                                 PSA Prepayment
                                                   Assumption
                      ---------------------------------------------------------------------
        Date           0%     100%    119%    123%    150%    190%    205%    250%    500%
        ----           --     ----    ----    ----    ----    ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100     100     100     100     100
July 2006...........    100     100     100      99      92      82      79      67       5
July 2007...........    100     100     100      98      86      68      62      43       0
July 2008...........    100     100     100      97      81      57      49      25       0
July 2009...........    100     100     100      97      77      49      40      12       0
July 2010...........    100     100     100      97      74      44      33       4       0
July 2011...........    100     100     100      96      72      40      29       0       0
July 2012...........    100     100     100      96      71      38      27       0       0
July 2013...........    100     100     100      96      70      37      27       0       0
July 2014...........    100     100      99      95      69      37      26       0       0
July 2015...........    100     100      95      91      66      34      25       0       0
July 2016...........    100     100      91      86      62      32      23       0       0
July 2017...........    100     100      85      81      57      29      21       0       0
July 2018...........    100      99      79      75      52      26      18       0       0
July 2019...........    100      92      73      69      48      23      16       0       0
July 2020...........    100      85      66      63      43      21      14       0       0
July 2021...........    100      77      60      57      38      18      13       0       0
July 2022...........    100      69      54      51      34      16      11       0       0
July 2023...........    100      62      47      45      29      13       9       0       0
July 2024...........    100      54      41      39      25      11       8       0       0
July 2025...........    100      47      35      33      21       9       6       0       0
July 2026...........    100      40      30      28      17       8       5       0       0
July 2027...........    100      33      24      23      14       6       4       0       0
July 2028...........    100      26      19      18      11       5       3       0       0
July 2029...........    100      20      14      13       8       3       2       0       0
July 2030...........    100      13      10       9       5       2       1       0       0
July 2031...........    100       7       5       5       3       1       1       0       0
July 2032...........    100       2       1       1       1       *       *       0       0
July 2033...........     69       0       0       0       0       0       0       0       0
July 2034...........     36       0       0       0       0       0       0       0       0
July 2035...........      0       0       0       0       0       0       0       0       0
Weighted Average
 Life (years)**.....   28.6    19.8    17.8    17.1    12.8     7.6     6.0     2.0     0.5

---------------
 * Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

** Determined as specified under "--Weighted Average Lives of the Certificates" above.

 + In the case of a Notional Class, the Decrement Table indicates the percentage of the original notional principal balance outstanding.

                                          IB+, MC, LE and MB Classes
                     ---------------------------------------------------------------------
                                                PSA Prepayment
                                                  Assumption
                     ---------------------------------------------------------------------
        Date          0%     100%    119%    123%    150%    190%    205%    250%    500%
        ----          --     ----    ----    ----    ----    ----    ----    ----    ----
Initial Percent.....   100     100     100     100     100     100     100     100     100
July 2006...........    99      88      88      88      88      88      88      88      88
July 2007...........    97      76      76      76      76      76      76      76      61
July 2008...........    96      66      66      66      66      66      66      66      37
July 2009...........    94      56      56      56      56      56      56      56      20
July 2010...........    92      46      46      46      46      46      46      46       8
July 2011...........    90      37      37      37      37      37      37      37       *
July 2012...........    88      29      29      29      29      29      29      29       0
July 2013...........    85      21      21      21      21      21      21      21       0
July 2014...........    83      14      14      14      14      14      14      14       0
July 2015...........    80       9       9       9       9       9       9       9       0
July 2016...........    77       4       4       4       4       4       4       4       0
July 2017...........    74       *       *       *       *       *       *       *       0
July 2018...........    70       0       0       0       0       0       0       0       0
July 2019...........    66       0       0       0       0       0       0       0       0
July 2020...........    62       0       0       0       0       0       0       0       0
July 2021...........    57       0       0       0       0       0       0       0       0
July 2022...........    52       0       0       0       0       0       0       0       0
July 2023...........    47       0       0       0       0       0       0       0       0
July 2024...........    41       0       0       0       0       0       0       0       0
July 2025...........    35       0       0       0       0       0       0       0       0
July 2026...........    28       0       0       0       0       0       0       0       0
July 2027...........    21       0       0       0       0       0       0       0       0
July 2028...........    13       0       0       0       0       0       0       0       0
July 2029...........     5       0       0       0       0       0       0       0       0
July 2030...........     0       0       0       0       0       0       0       0       0
July 2031...........     0       0       0       0       0       0       0       0       0
July 2032...........     0       0       0       0       0       0       0       0       0
July 2033...........     0       0       0       0       0       0       0       0       0
July 2034...........     0       0       0       0       0       0       0       0       0
July 2035...........     0       0       0       0       0       0       0       0       0
Weighted Average
 Life (years)**.....  16.0     5.0     5.0     5.0     5.0     5.0     5.0     5.0     2.7

                                                    KE Class
                      ---------------------------------------------------------------------
                                                 PSA Prepayment
                                                   Assumption
                      ---------------------------------------------------------------------
        Date           0%     100%    119%    123%    150%    190%    205%    250%    500%
        ----           --     ----    ----    ----    ----    ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100     100     100     100     100
July 2006...........    100     100     100     100     100     100     100     100     100
July 2007...........    100     100     100     100     100     100     100     100     100
July 2008...........    100     100     100     100     100     100     100     100     100
July 2009...........    100     100     100     100     100     100     100     100     100
July 2010...........    100     100     100     100     100     100     100     100      65
July 2011...........    100     100     100     100     100     100     100     100      27
July 2012...........    100     100     100     100     100     100     100     100       1
July 2013...........    100     100     100     100     100     100     100     100       0
July 2014...........    100      93      93      93      93      93      93      93       0
July 2015...........    100      67      67      67      67      67      67      67       0
July 2016...........    100      45      45      45      45      45      45      45       0
July 2017...........    100      27      27      27      27      27      27      27       0
July 2018...........    100      12      12      12      12      12      12      12       0
July 2019...........    100       0       0       0       0       0       0       0       0
July 2020...........    100       0       0       0       0       0       0       0       0
July 2021...........    100       0       0       0       0       0       0       0       0
July 2022...........    100       0       0       0       0       0       0       0       0
July 2023...........    100       0       0       0       0       0       0       0       0
July 2024...........    100       0       0       0       0       0       0       0       0
July 2025...........    100       0       0       0       0       0       0       0       0
July 2026...........    100       0       0       0       0       0       0       0       0
July 2027...........    100       0       0       0       0       0       0       0       0
July 2028...........     88       0       0       0       0       0       0       0       0
July 2029...........     47       0       0       0       0       0       0       0       0
July 2030...........      3       0       0       0       0       0       0       0       0
July 2031...........      0       0       0       0       0       0       0       0       0
July 2032...........      0       0       0       0       0       0       0       0       0
July 2033...........      0       0       0       0       0       0       0       0       0
July 2034...........      0       0       0       0       0       0       0       0       0
July 2035...........      0       0       0       0       0       0       0       0       0
Weighted Average
 Life (years)**.....   23.9    11.0    11.0    11.0    11.0    11.0    11.0    11.0     5.5

                                        KI+, KJ, KB, KC and KL Classes
                     ---------------------------------------------------------------------
                                                PSA Prepayment
                                                  Assumption
                     ---------------------------------------------------------------------
        Date          0%     100%    119%    123%    150%    190%    205%    250%    500%
        ----          --     ----    ----    ----    ----    ----    ----    ----    ----
Initial Percent.....   100     100     100     100     100     100     100     100     100
July 2006...........    98      86      86      86      86      86      86      86      86
July 2007...........    97      72      72      72      72      72      72      72      54
July 2008...........    95      59      59      59      59      59      59      59      25
July 2009...........    93      47      47      47      47      47      47      47       5
July 2010...........    90      36      36      36      36      36      36      36       0
July 2011...........    88      25      25      25      25      25      25      25       0
July 2012...........    85      15      15      15      15      15      15      15       0
July 2013...........    82       6       6       6       6       6       6       6       0
July 2014...........    79       0       0       0       0       0       0       0       0
July 2015...........    76       0       0       0       0       0       0       0       0
July 2016...........    72       0       0       0       0       0       0       0       0
July 2017...........    69       0       0       0       0       0       0       0       0
July 2018...........    64       0       0       0       0       0       0       0       0
July 2019...........    60       0       0       0       0       0       0       0       0
July 2020...........    55       0       0       0       0       0       0       0       0
July 2021...........    49       0       0       0       0       0       0       0       0
July 2022...........    44       0       0       0       0       0       0       0       0
July 2023...........    37       0       0       0       0       0       0       0       0
July 2024...........    30       0       0       0       0       0       0       0       0
July 2025...........    23       0       0       0       0       0       0       0       0
July 2026...........    15       0       0       0       0       0       0       0       0
July 2027...........     6       0       0       0       0       0       0       0       0
July 2028...........     0       0       0       0       0       0       0       0       0
July 2029...........     0       0       0       0       0       0       0       0       0
July 2030...........     0       0       0       0       0       0       0       0       0
July 2031...........     0       0       0       0       0       0       0       0       0
July 2032...........     0       0       0       0       0       0       0       0       0
July 2033...........     0       0       0       0       0       0       0       0       0
July 2034...........     0       0       0       0       0       0       0       0       0
July 2035...........     0       0       0       0       0       0       0       0       0
Weighted Average
 Life (years)**.....  14.6     4.0     4.0     4.0     4.0     4.0     4.0     4.0     2.2

                                                    LG Class
                      ---------------------------------------------------------------------
                                                 PSA Prepayment
                                                   Assumption
                      ---------------------------------------------------------------------
        Date           0%     100%    119%    123%    150%    190%    205%    250%    500%
        ----           --     ----    ----    ----    ----    ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100     100     100     100     100
July 2006...........    100     100     100     100     100     100     100     100     100
July 2007...........    100     100     100     100     100     100     100     100     100
July 2008...........    100     100     100     100     100     100     100     100     100
July 2009...........    100     100     100     100     100     100     100     100     100
July 2010...........    100     100     100     100     100     100     100     100     100
July 2011...........    100     100     100     100     100     100     100     100     100
July 2012...........    100     100     100     100     100     100     100     100       4
July 2013...........    100     100     100     100     100     100     100     100       0
July 2014...........    100     100     100     100     100     100     100     100       0
July 2015...........    100     100     100     100     100     100     100     100       0
July 2016...........    100     100     100     100     100     100     100     100       0
July 2017...........    100     100     100     100     100     100     100     100       0
July 2018...........    100      47      47      47      47      47      47      47       0
July 2019...........    100       0       0       0       0       0       0       0       0
July 2020...........    100       0       0       0       0       0       0       0       0
July 2021...........    100       0       0       0       0       0       0       0       0
July 2022...........    100       0       0       0       0       0       0       0       0
July 2023...........    100       0       0       0       0       0       0       0       0
July 2024...........    100       0       0       0       0       0       0       0       0
July 2025...........    100       0       0       0       0       0       0       0       0
July 2026...........    100       0       0       0       0       0       0       0       0
July 2027...........    100       0       0       0       0       0       0       0       0
July 2028...........    100       0       0       0       0       0       0       0       0
July 2029...........    100       0       0       0       0       0       0       0       0
July 2030...........     13       0       0       0       0       0       0       0       0
July 2031...........      0       0       0       0       0       0       0       0       0
July 2032...........      0       0       0       0       0       0       0       0       0
July 2033...........      0       0       0       0       0       0       0       0       0
July 2034...........      0       0       0       0       0       0       0       0       0
July 2035...........      0       0       0       0       0       0       0       0       0
Weighted Average
 Life (years)**.....   24.8    13.0    13.0    13.0    13.0    13.0    13.0    13.0     6.5

---------------
 * Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

** Determined as specified under "--Weighted Average Lives of the Certificates" above.

 + In the case of a Notional Class, the Decrement Table indicates the percentage of the original notional principal balance outstanding.

                                                   TA Class
                     ---------------------------------------------------------------------
                                                PSA Prepayment
                                                  Assumption
                     ---------------------------------------------------------------------
        Date          0%     100%    119%    123%    150%    190%    205%    250%    500%
        ----          --     ----    ----    ----    ----    ----    ----    ----    ----
Initial Percent.....   100     100     100     100     100     100     100     100     100
July 2006...........   100     100      79      79      79      79      79      79      79
July 2007...........   100     100      60      60      60      60      60      60       0
July 2008...........   100     100      45      45      45      45      45      45       0
July 2009...........   100     100      33      33      33      33      33      33       0
July 2010...........   100     100      24      24      24      24      24      24       0
July 2011...........   100     100      16      16      16      16      16      14       0
July 2012...........   100     100      11      11      11      11      11       2       0
July 2013...........   100      99       6       6       6       6       6       *       0
July 2014...........   100      90       0       0       0       0       0       *       0
July 2015...........   100      74       0       0       0       0       0       *       0
July 2016...........   100      52       0       0       0       0       0       *       0
July 2017...........   100      25       0       0       0       0       0       *       0
July 2018...........   100       0       0       0       0       0       0       *       0
July 2019...........   100       0       0       0       0       0       0       *       0
July 2020...........   100       0       0       0       0       0       0       *       0
July 2021...........   100       0       0       0       0       0       0       *       0
July 2022...........   100       0       0       0       0       0       0       *       0
July 2023...........   100       0       0       0       0       0       0       *       0
July 2024...........   100       0       0       0       0       0       0       *       0
July 2025...........   100       0       0       0       0       0       0       *       0
July 2026...........   100       0       0       0       0       0       0       *       0
July 2027...........   100       0       0       0       0       0       0       *       0
July 2028...........   100       0       0       0       0       0       0       *       0
July 2029...........   100       0       0       0       0       0       0       *       0
July 2030...........   100       0       0       0       0       0       0       *       0
July 2031...........   100       0       0       0       0       0       0       *       0
July 2032...........     0       0       0       0       0       0       0       *       0
July 2033...........     0       0       0       0       0       0       0       0       0
July 2034...........     0       0       0       0       0       0       0       0       0
July 2035...........     0       0       0       0       0       0       0       0       0
Weighted Average
 Life (years)**.....  26.6    10.9     3.3     3.3     3.3     3.3     3.3     3.1     1.1

                                                    TB Class
                      ---------------------------------------------------------------------
                                                 PSA Prepayment
                                                   Assumption
                      ---------------------------------------------------------------------
        Date           0%     100%    119%    123%    150%    190%    205%    250%    500%
        ----           --     ----    ----    ----    ----    ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100     100     100     100     100
July 2006...........     99      99      99      98      90      79      75      75       6
July 2007...........     98      98      98      96      82      62      54      49       0
July 2008...........     97      97      97      94      75      48      39      28       0
July 2009...........     96      96      96      92      70      38      27      14       0
July 2010...........     95      95      95      91      65      30      18       5       0
July 2011...........     93      93      93      89      61      25      12       0       0
July 2012...........     92      92      92      87      58      21       8       0       0
July 2013...........     90      90      90      86      56      19       6       0       0
July 2014...........     89      89      88      83      53      17       5       0       0
July 2015...........     87      87      82      77      48      12       1       0       0
July 2016...........     85      85      74      70      41       7       0       0       0
July 2017...........     83      83      66      62      34       2       0       0       0
July 2018...........     81      80      57      53      27       0       0       0       0
July 2019...........     79      70      48      44      19       0       0       0       0
July 2020...........     77      59      38      34      11       0       0       0       0
July 2021...........     74      48      28      25       3       0       0       0       0
July 2022...........     71      36      18      15       0       0       0       0       0
July 2023...........     68      25       8       5       0       0       0       0       0
July 2024...........     65      13       0       0       0       0       0       0       0
July 2025...........     62       1       0       0       0       0       0       0       0
July 2026...........     59       0       0       0       0       0       0       0       0
July 2027...........     55       0       0       0       0       0       0       0       0
July 2028...........     51       0       0       0       0       0       0       0       0
July 2029...........     47       0       0       0       0       0       0       0       0
July 2030...........     42       0       0       0       0       0       0       0       0
July 2031...........     37       0       0       0       0       0       0       0       0
July 2032...........     32       0       0       0       0       0       0       0       0
July 2033...........      0       0       0       0       0       0       0       0       0
July 2034...........      0       0       0       0       0       0       0       0       0
July 2035...........      0       0       0       0       0       0       0       0       0
Weighted Average
 Life (years)**.....   20.5    14.9    13.2    12.5     8.5     4.1     3.0     2.2     0.6

                                                   TC Class
                     ---------------------------------------------------------------------
                                                PSA Prepayment
                                                  Assumption
                     ---------------------------------------------------------------------
        Date          0%     100%    119%    123%    150%    190%    205%    250%    500%
        ----          --     ----    ----    ----    ----    ----    ----    ----    ----
Initial Percent.....   100     100     100     100     100     100     100     100     100
July 2006...........    99      99      99      98      90      79      75      75       6
July 2007...........    98      98      98      96      82      62      54      48       0
July 2008...........    97      97      97      94      75      48      39      28       0
July 2009...........    96      96      96      92      69      38      27      14       0
July 2010...........    94      94      94      90      65      30      18       5       0
July 2011...........    93      93      93      88      61      25      12       0       0
July 2012...........    91      91      91      87      58      21       8       0       0
July 2013...........    90      90      90      85      56      18       6       0       0
July 2014...........    88      88      87      82      53      16       4       0       0
July 2015...........    86      86      81      76      47      11       *       0       0
July 2016...........    84      84      73      69      40       6       0       0       0
July 2017...........    82      82      65      60      33       1       0       0       0
July 2018...........    79      78      56      51      25       0       0       0       0
July 2019...........    77      68      46      42      17       0       0       0       0
July 2020...........    74      57      36      32       9       0       0       0       0
July 2021...........    71      45      26      22       1       0       0       0       0
July 2022...........    68      34      15      12       0       0       0       0       0
July 2023...........    65      22       5       2       0       0       0       0       0
July 2024...........    61       9       0       0       0       0       0       0       0
July 2025...........    58       0       0       0       0       0       0       0       0
July 2026...........    54       0       0       0       0       0       0       0       0
July 2027...........    49       0       0       0       0       0       0       0       0
July 2028...........    45       0       0       0       0       0       0       0       0
July 2029...........    40       0       0       0       0       0       0       0       0
July 2030...........    34       0       0       0       0       0       0       0       0
July 2031...........    28       0       0       0       0       0       0       0       0
July 2032...........    22       0       0       0       0       0       0       0       0
July 2033...........     0       0       0       0       0       0       0       0       0
July 2034...........     0       0       0       0       0       0       0       0       0
July 2035...........     0       0       0       0       0       0       0       0       0
Weighted Average
 Life (years)**.....  19.7    14.6    13.0    12.3     8.3     4.1     2.9     2.2     0.6

                                                    TZ Class
                      ---------------------------------------------------------------------
                                                 PSA Prepayment
                                                   Assumption
                      ---------------------------------------------------------------------
        Date           0%     100%    119%    123%    150%    190%    205%    250%    500%
        ----           --     ----    ----    ----    ----    ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100     100     100     100     100
July 2006...........    107     107     107     107     107     107     107      17       0
July 2007...........    114     114     114     114     114     114     114       0       0
July 2008...........    121     121     121     121     121     121     121       0       0
July 2009...........    130     130     130     130     130     130     130       0       0
July 2010...........    138     138     138     138     138     138     138       0       0
July 2011...........    148     148     148     148     148     148     148       0       0
July 2012...........    157     157     157     157     157     157     157       0       0
July 2013...........    168     168     168     168     168     168     168       0       0
July 2014...........    179     179     179     179     179     179     179       0       0
July 2015...........    191     191     191     191     191     191     191       0       0
July 2016...........    204     204     204     204     204     204     181       0       0
July 2017...........    218     218     218     218     218     218     164       0       0
July 2018...........    232     232     232     232     232     210     147       0       0
July 2019...........    248     248     248     248     248     188     131       0       0
July 2020...........    264     264     264     264     264     166     115       0       0
July 2021...........    282     282     282     282     282     145     100       0       0
July 2022...........    301     301     301     301     268     126      86       0       0
July 2023...........    321     321     321     321     233     107      73       0       0
July 2024...........    343     343     329     310     200      90      61       0       0
July 2025...........    366     366     282     265     169      75      50       0       0
July 2026...........    390     318     236     222     139      61      41       0       0
July 2027...........    416     262     193     181     112      48      32       0       0
July 2028...........    444     209     152     142      87      37      24       0       0
July 2029...........    474     157     113     105      64      26      17       0       0
July 2030...........    506     107      77      71      42      17      11       0       0
July 2031...........    539      60      42      39      23       9       6       0       0
July 2032...........    576      15      10       9       5       2       1       0       0
July 2033...........    553       0       0       0       0       0       0       0       0
July 2034...........    287       0       0       0       0       0       0       0       0
July 2035...........      0       0       0       0       0       0       0       0       0
Weighted Average
 Life (years)**.....   29.0    23.6    22.8    22.6    21.2    18.4    17.0     0.6     0.1

---------------
 * Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

** Determined as specified under "--Weighted Average Lives of the Certificates" above.

                                            YI+, YO and KG Classes
                     ---------------------------------------------------------------------
                                                PSA Prepayment
                                                  Assumption
                     ---------------------------------------------------------------------
        Date          0%     100%    119%    123%    150%    190%    205%    250%    500%
        ----          --     ----    ----    ----    ----    ----    ----    ----    ----
Initial Percent.....   100     100     100     100     100     100     100     100     100
July 2006...........   100     100     100     100     100     100     100     100     100
July 2007...........   100     100     100     100     100     100     100     100     100
July 2008...........   100     100     100     100     100     100     100     100     100
July 2009...........   100     100     100     100     100     100     100     100     100
July 2010...........   100     100     100     100     100     100     100     100     100
July 2011...........   100     100     100     100     100     100     100     100     100
July 2012...........   100     100     100     100     100     100     100     100     100
July 2013...........   100     100     100     100     100     100     100     100      69
July 2014...........   100     100     100     100     100     100     100     100      47
July 2015...........   100     100     100     100     100     100     100     100      32
July 2016...........   100     100     100     100     100     100     100     100      22
July 2017...........   100     100     100     100     100     100     100     100      15
July 2018...........   100     100     100     100     100     100     100     100      10
July 2019...........   100      99      99      99      99      99      99      99       7
July 2020...........   100      80      80      80      80      80      80      80       4
July 2021...........   100      64      64      64      64      64      64      64       3
July 2022...........   100      51      51      51      51      51      51      51       2
July 2023...........   100      40      40      40      40      40      40      40       1
July 2024...........   100      31      31      31      31      31      31      31       1
July 2025...........   100      24      24      24      24      24      24      24       *
July 2026...........   100      18      18      18      18      18      18      18       *
July 2027...........   100      13      13      13      13      13      13      13       *
July 2028...........   100       9       9       9       9       9       9       9       *
July 2029...........   100       6       6       6       6       6       6       6       *
July 2030...........   100       4       4       4       4       4       4       4       *
July 2031...........    19       2       2       2       2       2       2       2       *
July 2032...........     *       *       *       *       *       *       *       *       *
July 2033...........     0       0       0       0       0       0       0       0       0
July 2034...........     0       0       0       0       0       0       0       0       0
July 2035...........     0       0       0       0       0       0       0       0       0
Weighted Average
 Life (years)**.....  25.7    17.9    17.9    17.9    17.9    17.9    17.9    17.9     9.6

                                                    ZD Class
                      ---------------------------------------------------------------------
                                                 PSA Prepayment
                                                   Assumption
                      ---------------------------------------------------------------------
        Date           0%     100%    119%    123%    150%    190%    205%    250%    500%
        ----           --     ----    ----    ----    ----    ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100     100     100     `100    100
July 2006...........    106     106     106     106      50       0       0       0       0
July 2007...........    112     112     112     112      10       0       0       0       0
July 2008...........    118     118     118     118       0       0       0       0       0
July 2009...........    125     125     125     125       0       0       0       0       0
July 2010...........    132     132     132     132       0       0       0       0       0
July 2011...........    139     139     139     139       0       0       0       0       0
July 2012...........    147     147     147     147       0       0       0       0       0
July 2013...........    155     155     155     155       0       0       0       0       0
July 2014...........    164     164     164     164       0       0       0       0       0
July 2015...........    173     173     173     173       0       0       0       0       0
July 2016...........    183     183     183     183       0       0       0       0       0
July 2017...........    193     193     193     193       0       0       0       0       0
July 2018...........    204     204     204     204       0       0       0       0       0
July 2019...........    216     216     216     216       0       0       0       0       0
July 2020...........    228     228     228     228       0       0       0       0       0
July 2021...........    241     241     241     241       0       0       0       0       0
July 2022...........    254     254     254     254       0       0       0       0       0
July 2023...........    269     269     269     269       0       0       0       0       0
July 2024...........    284     284     284     284       0       0       0       0       0
July 2025...........    300     300     293     275       0       0       0       0       0
July 2026...........    317     317     246     231       0       0       0       0       0
July 2027...........    334     273     201     188       0       0       0       0       0
July 2028...........    353     217     158     148       0       0       0       0       0
July 2029...........    373     163     118     110       0       0       0       0       0
July 2030...........    394     111      80      74       0       0       0       0       0
July 2031...........    417      62      44      41       0       0       0       0       0
July 2032...........    440      15      11      10       0       0       0       0       0
July 2033...........    465       0       0       0       0       0       0       0       0
July 2034...........    299       0       0       0       0       0       0       0       0
July 2035...........      0       0       0       0       0       0       0       0       0
Weighted Average
 Life (years)**.....   29.2    24.2    23.4    23.2     1.1     0.4     0.3     0.2     0.1

                                                   ZT Class
                     ---------------------------------------------------------------------
                                                PSA Prepayment
                                                  Assumption
                     ---------------------------------------------------------------------
        Date          0%     100%    119%    123%    150%    190%    205%    250%    500%
        ----          --     ----    ----    ----    ----    ----    ----    ----    ----
Initial Percent.....   100     100     100     100     100     100     100     100     100
July 2006...........   107     107     107     107     107     107     107      15       0
July 2007...........   115     115     115     115     115     115     115       0       0
July 2008...........   123     123     123     123     123     123     123       0       0
July 2009...........   132     132     132     132     132     132     132       0       0
July 2010...........   142     142     142     142     142     142     142       0       0
July 2011...........   152     152     152     152     152     152     152       0       0
July 2012...........   163     163     163     163     163     163     163       0       0
July 2013...........   175     175     175     175     175     175     175       0       0
July 2014...........   187     187     187     187     187     187     187       0       0
July 2015...........   201     201     201     201     201     201     201       0       0
July 2016...........   215     215     215     215     215     215     185       0       0
July 2017...........   231     231     231     231     231     231     168       0       0
July 2018...........   248     248     248     248     248     215     151       0       0
July 2019...........   266     266     266     266     266     192     134       0       0
July 2020...........   285     285     285     285     285     170     118       0       0
July 2021...........   305     305     305     305     305     148     102       0       0
July 2022...........   328     328     328     328     274     128      88       0       0
July 2023...........   351     351     351     351     239     110      75       0       0
July 2024...........   377     377     337     317     205      92      63       0       0
July 2025...........   404     384     288     271     173      77      51       0       0
July 2026...........   433     325     242     226     143      62      42       0       0
July 2027...........   464     268     197     185     115      49      33       0       0
July 2028...........   498     213     155     145      89      37      25       0       0
July 2029...........   534     160     116     108      65      27      18       0       0
July 2030...........   573     110      78      73      43      18      11       0       0
July 2031...........   614      61      43      40      24       9       6       0       0
July 2032...........   658      15      10      10       6       2       1       0       0
July 2033...........   565       0       0       0       0       0       0       0       0
July 2034...........   294       0       0       0       0       0       0       0       0
July 2035...........     0       0       0       0       0       0       0       0       0
Weighted Average
 Life (years)**.....  28.8    23.4    22.6    22.4    21.0    18.2    16.8     0.6     0.1

                                        AD Class
                      ---------------------------------------------
                                     PSA Prepayment
                                       Assumption
                      ---------------------------------------------
        Date           0%     100%    300%    331%    500%    700%
        ----           --     ----    ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100     100
July 2006...........    100     100     100     100     100     100
July 2007...........     98      91      91      91      91      91
July 2008...........     93      74      74      74      74      56
July 2009...........     88      57      57      57      57      32
July 2010...........     82      41      41      41      41      18
July 2011...........     77      28      28      28      28      10
July 2012...........     70      19      19      19      19       6
July 2013...........     64      13      13      13      13       3
July 2014...........     56       9       9       9       9       2
July 2015...........     49       6       6       6       6       1
July 2016...........     41       4       4       4       4       *
July 2017...........     32       2       2       2       2       0
July 2018...........     22       1       1       1       1       0
July 2019...........     12       1       1       1       1       0
July 2020...........      1       *       *       *       *       0
July 2021...........      *       *       *       *       *       0
July 2022...........      0       0       0       0       0       0
July 2023...........      0       0       0       0       0       0
July 2024...........      0       0       0       0       0       0
July 2025...........      0       0       0       0       0       0
July 2026...........      0       0       0       0       0       0
July 2027...........      0       0       0       0       0       0
July 2028...........      0       0       0       0       0       0
July 2029...........      0       0       0       0       0       0
July 2030...........      0       0       0       0       0       0
July 2031...........      0       0       0       0       0       0
July 2032...........      0       0       0       0       0       0
July 2033...........      0       0       0       0       0       0
July 2034...........      0       0       0       0       0       0
July 2035...........      0       0       0       0       0       0
Weighted Average
 Life (years)**.....    9.4     5.0     5.0     5.0     5.0     3.7

                                        AE Class
                      ---------------------------------------------
                                     PSA Prepayment
                                       Assumption
                      ---------------------------------------------
        Date           0%     100%    300%    331%    500%    700%
        ----           --     ----    ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100     100
July 2006...........     95      83      67      67      67      67
July 2007...........     92      73      32      32      32       9
July 2008...........     92      73      15      15      15       0
July 2009...........     92      73       4       4       4       0
July 2010...........     92      73       *       *       *       0
July 2011...........     92      70       *       *       *       0
July 2012...........     92      62       *       *       *       0
July 2013...........     92      52       *       *       *       0
July 2014...........     92      39       *       *       *       0
July 2015...........     92      26       *       *       *       0
July 2016...........     92      11       *       *       *       0
July 2017...........     92       *       *       *       *       0
July 2018...........     92       *       *       *       *       0
July 2019...........     92       *       *       *       *       0
July 2020...........     92       *       *       *       *       0
July 2021...........     78       *       *       *       *       0
July 2022...........     62       0       0       0       0       0
July 2023...........     45       0       0       0       0       0
July 2024...........     26       0       0       0       0       0
July 2025...........      6       0       0       0       0       0
July 2026...........      0       0       0       0       0       0
July 2027...........      0       0       0       0       0       0
July 2028...........      0       0       0       0       0       0
July 2029...........      0       0       0       0       0       0
July 2030...........      0       0       0       0       0       0
July 2031...........      0       0       0       0       0       0
July 2032...........      0       0       0       0       0       0
July 2033...........      0       0       0       0       0       0
July 2034...........      0       0       0       0       0       0
July 2035...........      0       0       0       0       0       0
Weighted Average
 Life (years)**.....   16.5     6.8     1.7     1.7     1.7     1.3

---------------
 * Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

** Determined as specified under "--Weighted Average Lives of the Certificates" above.

 + In the case of a Notional Class, the Decrement Table indicates the percentage of the original notional principal balance outstanding.

                                  AF and AS+ Classes
                     ---------------------------------------------
                                    PSA Prepayment
                                      Assumption
                     ---------------------------------------------
        Date          0%     100%    300%    331%    500%    700%
        ----          --     ----    ----    ----    ----    ----
Initial Percent.....   100     100     100     100     100     100
July 2006...........    99      95      88      87      81      74
July 2007...........    98      89      72      70      58      44
July 2008...........    98      82      59      55      40      25
July 2009...........    97      76      47      44      27      14
July 2010...........    95      70      38      34      19       8
July 2011...........    94      65      31      27      13       5
July 2012...........    93      60      25      21       9       3
July 2013...........    92      55      20      17       6       2
July 2014...........    90      50      16      13       4       1
July 2015...........    89      46      13      10       3       *
July 2016...........    87      42      10       8       2       *
July 2017...........    85      38       8       6       1       *
July 2018...........    83      35       6       5       1       *
July 2019...........    81      32       5       4       1       *
July 2020...........    78      28       4       3       *       *
July 2021...........    75      25       3       2       *       *
July 2022...........    72      23       2       2       *       *
July 2023...........    69      20       2       1       *       *
July 2024...........    66      18       1       1       *       *
July 2025...........    62      15       1       1       *       *
July 2026...........    58      13       1       *       *       *
July 2027...........    53      11       1       *       *       *
July 2028...........    49       9       *       *       *       *
July 2029...........    43       7       *       *       *       *
July 2030...........    37       6       *       *       *       *
July 2031...........    31       4       *       *       *       *
July 2032...........    24       2       *       *       *       *
July 2033...........    17       1       *       *       *       *
July 2034...........     9       0       0       0       0       0
July 2035...........     0       0       0       0       0       0
Weighted Average
 Life (years)**.....  20.8    10.7     5.1     4.6     3.2     2.3

                                 BF, BS+ and AY Classes
                      ---------------------------------------------
                                     PSA Prepayment
                                       Assumption
                      ---------------------------------------------
        Date           0%     100%    300%    331%    500%    700%
        ----           --     ----    ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100     100
July 2006...........     98      93      85      85      85      85
July 2007...........     95      83      66      66      66      55
July 2008...........     92      73      48      48      48      32
July 2009...........     90      64      34      34      34      18
July 2010...........     86      55      23      23      23      10
July 2011...........     83      46      16      16      16       6
July 2012...........     80      38      11      11      11       3
July 2013...........     76      30       7       7       7       2
July 2014...........     72      22       5       5       5       1
July 2015...........     68      15       3       3       3       *
July 2016...........     63       7       2       2       2       *
July 2017...........     58       1       1       1       1       0
July 2018...........     53       1       1       1       1       0
July 2019...........     47       *       *       *       *       0
July 2020...........     41       *       *       *       *       0
July 2021...........     34       *       *       *       *       0
July 2022...........     27       0       0       0       0       0
July 2023...........     20       0       0       0       0       0
July 2024...........     12       0       0       0       0       0
July 2025...........      3       0       0       0       0       0
July 2026...........      0       0       0       0       0       0
July 2027...........      0       0       0       0       0       0
July 2028...........      0       0       0       0       0       0
July 2029...........      0       0       0       0       0       0
July 2030...........      0       0       0       0       0       0
July 2031...........      0       0       0       0       0       0
July 2032...........      0       0       0       0       0       0
July 2033...........      0       0       0       0       0       0
July 2034...........      0       0       0       0       0       0
July 2035...........      0       0       0       0       0       0
Weighted Average
 Life (years)**.....   12.5     5.8     3.6     3.6     3.6     2.6

                                        DZ Class
                      ---------------------------------------------
                                     PSA Prepayment
                                       Assumption
                      ---------------------------------------------
        Date           0%     100%    300%    331%    500%    700%
        ----           --     ----    ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100     100
July 2006...........    106     106     100      95      65      30
July 2007...........    112     112     100      88      25       0
July 2008...........    118     118     100      84       5       0
July 2009...........    125     125     100      82       *       0
July 2010...........    132     132      97      78       *       0
July 2011...........    139     139      89      71       *       0
July 2012...........    147     147      79      62       *       0
July 2013...........    155     155      69      53       *       0
July 2014...........    164     164      59      45       *       0
July 2015...........    173     173      49      37       *       0
July 2016...........    183     183      41      30       *       0
July 2017...........    193     187      34      24       *       0
July 2018...........    204     171      27      20       *       0
July 2019...........    216     156      22      15       *       0
July 2020...........    228     141      18      12       *       0
July 2021...........    241     127      14      10       *       0
July 2022...........    254     113      11       7       *       0
July 2023...........    269     100       9       6       *       0
July 2024...........    284      88       7       4       *       0
July 2025...........    300      77       5       3       *       0
July 2026...........    292      66       4       2       *       0
July 2027...........    269      56       3       2       *       0
July 2028...........    245      46       2       1       *       0
July 2029...........    218      37       1       1       *       0
July 2030...........    189      28       1       1       *       0
July 2031...........    157      20       1       *       *       0
July 2032...........    123      12       *       *       *       0
July 2033...........     85       5       *       *       *       0
July 2034...........     44       0       0       0       0       0
July 2035...........      0       0       0       0       0       0
Weighted Average
 Life (years)**.....   25.9    19.0    11.0     8.9     1.5     0.8
                                       EZ Class
                     ---------------------------------------------
                                    PSA Prepayment
                                      Assumption
                     ---------------------------------------------
        Date          0%     100%    300%    331%    500%    700%
        ----          --     ----    ----    ----    ----    ----
Initial Percent.....   100     100     100     100     100     100
July 2006...........   106     106     106     106     106     106
July 2007...........   112     112     112     112     112     112
July 2008...........   118     118     118     118     118     118
July 2009...........   125     125     125     125     125     125
July 2010...........   132     132     132     132     132     132
July 2011...........   139     139     139     139     139     139
July 2012...........   147     147     147     147     147     147
July 2013...........   155     155     155     155     155     155
July 2014...........   164     164     164     164     164     164
July 2015...........   173     173     173     173     173     173
July 2016...........   183     183     183     183     183     183
July 2017...........   193     193     193     193     193     151
July 2018...........   204     204     204     204     204      84
July 2019...........   216     216     216     216     216      47
July 2020...........   228     228     228     228     228      26
July 2021...........   241     241     241     241     241      14
July 2022...........   254     173     173     173     173       8
July 2023...........   269     114     114     114     114       4
July 2024...........   284      74      74      74      74       2
July 2025...........   300      48      48      48      48       1
July 2026...........    31      31      31      31      31       1
July 2027...........    19      19      19      19      19       *
July 2028...........    12      12      12      12      12       *
July 2029...........     7       7       7       7       7       *
July 2030...........     4       4       4       4       4       *
July 2031...........     2       2       2       2       2       *
July 2032...........     1       1       1       1       1       *
July 2033...........     *       *       *       *       *       *
July 2034...........     0       0       0       0       0       0
July 2035...........     0       0       0       0       0       0
Weighted Average
 Life (years)**.....  20.6    18.5    18.5    18.5    18.5    13.4

                                                JK Class
                      -------------------------------------------------------------
                                             PSA Prepayment
                                               Assumption
                      -------------------------------------------------------------
        Date           0%     100%    101%    131%    185%    186%    250%    500%
        ----           --     ----    ----    ----    ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100     100     100     100
July 2006...........    100     100     100     100     100     100     100     100
July 2007...........     96      87      87      87      87      87      87      87
July 2008...........     77      31      31      31      31      31      31       0
July 2009...........     57       0       0       0       0       0       0       0
July 2010...........     35       0       0       0       0       0       0       0
July 2011...........     12       0       0       0       0       0       0       0
July 2012...........      0       0       0       0       0       0       0       0
July 2013...........      0       0       0       0       0       0       0       0
July 2014...........      0       0       0       0       0       0       0       0
July 2015...........      0       0       0       0       0       0       0       0
July 2016...........      0       0       0       0       0       0       0       0
July 2017...........      0       0       0       0       0       0       0       0
July 2018...........      0       0       0       0       0       0       0       0
July 2019...........      0       0       0       0       0       0       0       0
July 2020...........      0       0       0       0       0       0       0       0
July 2021...........      0       0       0       0       0       0       0       0
July 2022...........      0       0       0       0       0       0       0       0
July 2023...........      0       0       0       0       0       0       0       0
July 2024...........      0       0       0       0       0       0       0       0
July 2025...........      0       0       0       0       0       0       0       0
July 2026...........      0       0       0       0       0       0       0       0
July 2027...........      0       0       0       0       0       0       0       0
July 2028...........      0       0       0       0       0       0       0       0
July 2029...........      0       0       0       0       0       0       0       0
July 2030...........      0       0       0       0       0       0       0       0
July 2031...........      0       0       0       0       0       0       0       0
July 2032...........      0       0       0       0       0       0       0       0
July 2033...........      0       0       0       0       0       0       0       0
July 2034...........      0       0       0       0       0       0       0       0
July 2035...........      0       0       0       0       0       0       0       0
Weighted Average
 Life (years)**.....    4.3     2.7     2.7     2.7     2.7     2.7     2.7     2.4

---------------
 * Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

** Determined as specified under "--Weighted Average Lives of the Certificates" above.

 + In the case of a Notional Class, the Decrement Table indicates the percentage of the original notional principal balance outstanding.

                                               JL Class
                     -------------------------------------------------------------
                                            PSA Prepayment
                                              Assumption
                     -------------------------------------------------------------
        Date          0%     100%    101%    131%    185%    186%    250%    500%
        ----          --     ----    ----    ----    ----    ----    ----    ----
Initial Percent.....   100     100     100     100     100     100     100     100
July 2006...........   100     100     100     100     100     100     100     100
July 2007...........   100     100     100     100     100     100     100     100
July 2008...........   100     100     100     100     100     100     100      82
July 2009...........   100      90      90      90      90      90      90      36
July 2010...........   100      68      68      68      68      68      68       4
July 2011...........   100      48      48      48      48      48      48       0
July 2012...........    94      28      28      28      28      28      28       0
July 2013...........    83      11      11      11      11      11      11       0
July 2014...........    70       0       0       0       0       0       0       0
July 2015...........    56       0       0       0       0       0       0       0
July 2016...........    42       0       0       0       0       0       0       0
July 2017...........    26       0       0       0       0       0       0       0
July 2018...........    10       0       0       0       0       0       0       0
July 2019...........     0       0       0       0       0       0       0       0
July 2020...........     0       0       0       0       0       0       0       0
July 2021...........     0       0       0       0       0       0       0       0
July 2022...........     0       0       0       0       0       0       0       0
July 2023...........     0       0       0       0       0       0       0       0
July 2024...........     0       0       0       0       0       0       0       0
July 2025...........     0       0       0       0       0       0       0       0
July 2026...........     0       0       0       0       0       0       0       0
July 2027...........     0       0       0       0       0       0       0       0
July 2028...........     0       0       0       0       0       0       0       0
July 2029...........     0       0       0       0       0       0       0       0
July 2030...........     0       0       0       0       0       0       0       0
July 2031...........     0       0       0       0       0       0       0       0
July 2032...........     0       0       0       0       0       0       0       0
July 2033...........     0       0       0       0       0       0       0       0
July 2034...........     0       0       0       0       0       0       0       0
July 2035...........     0       0       0       0       0       0       0       0
Weighted Average
 Life (years)**.....  10.3     6.0     6.0     6.0     6.0     6.0     6.0     3.8

                                           JQ and PI+ Classes
                      -------------------------------------------------------------
                                             PSA Prepayment
                                               Assumption
                      -------------------------------------------------------------
        Date           0%     100%    101%    131%    185%    186%    250%    500%
        ----           --     ----    ----    ----    ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100     100     100     100
July 2006...........     88      78      78      76      72     100     100      92
July 2007...........     78      55      55      48      36      80      66      13
July 2008...........     76      53      53      41      19      64      40       0
July 2009...........     74      51      51      34       5      52      21       0
July 2010...........     72      49      48      28       0      44       9       0
July 2011...........     70      47      46      24       0      39       2       0
July 2012...........     67      44      43      20       0      36       0       0
July 2013...........     65      41      40      16       0      35       0       0
July 2014...........     62      35      34      10       0      32       0       0
July 2015...........     59      26      26       2       0      29       0       0
July 2016...........     56      17      16       0       0      26       0       0
July 2017...........     53       5       5       0       0      23       0       0
July 2018...........     50       0       0       0       0      19       0       0
July 2019...........     47       0       0       0       0      16       0       0
July 2020...........     44       0       0       0       0      13       0       0
July 2021...........     40       0       0       0       0      10       0       0
July 2022...........     14       0       0       0       0       7       0       0
July 2023...........      0       0       0       0       0       4       0       0
July 2024...........      0       0       0       0       0       2       0       0
July 2025...........      0       0       0       0       0       0       0       0
July 2026...........      0       0       0       0       0       0       0       0
July 2027...........      0       0       0       0       0       0       0       0
July 2028...........      0       0       0       0       0       0       0       0
July 2029...........      0       0       0       0       0       0       0       0
July 2030...........      0       0       0       0       0       0       0       0
July 2031...........      0       0       0       0       0       0       0       0
July 2032...........      0       0       0       0       0       0       0       0
July 2033...........      0       0       0       0       0       0       0       0
July 2034...........      0       0       0       0       0       0       0       0
July 2035...........      0       0       0       0       0       0       0       0
Weighted Average
 Life (years)**.....   10.7     5.5     5.5     3.5     1.8     6.8     2.9     1.6

                                        WI+, WO and JM Classes
                     -------------------------------------------------------------
                                            PSA Prepayment
                                              Assumption
                     -------------------------------------------------------------
        Date          0%     100%    101%    131%    185%    186%    250%    500%
        ----          --     ----    ----    ----    ----    ----    ----    ----
Initial Percent.....   100     100     100     100     100     100     100     100
July 2006...........   100     100     100     100     100     100     100     100
July 2007...........   100     100     100     100     100     100     100     100
July 2008...........   100     100     100     100     100     100     100     100
July 2009...........   100     100     100     100     100     100     100     100
July 2010...........   100     100     100     100     100     100     100     100
July 2011...........   100     100     100     100     100     100     100      72
July 2012...........   100     100     100     100     100     100     100      48
July 2013...........   100     100     100     100     100     100     100      31
July 2014...........   100      94      94      94      94      94      94      21
July 2015...........   100      75      75      75      75      75      75      13
July 2016...........   100      58      58      58      58      58      58       9
July 2017...........   100      45      45      45      45      45      45       5
July 2018...........   100      34      34      34      34      34      34       3
July 2019...........    86      25      25      25      25      25      25       2
July 2020...........    53      18      18      18      18      18      18       1
July 2021...........    19      13      13      13      13      13      13       1
July 2022...........     8       8       8       8       8       8       8       *
July 2023...........     5       5       5       5       5       5       5       *
July 2024...........     2       2       2       2       2       2       2       *
July 2025...........     0       0       0       0       0       0       0       0
July 2026...........     0       0       0       0       0       0       0       0
July 2027...........     0       0       0       0       0       0       0       0
July 2028...........     0       0       0       0       0       0       0       0
July 2029...........     0       0       0       0       0       0       0       0
July 2030...........     0       0       0       0       0       0       0       0
July 2031...........     0       0       0       0       0       0       0       0
July 2032...........     0       0       0       0       0       0       0       0
July 2033...........     0       0       0       0       0       0       0       0
July 2034...........     0       0       0       0       0       0       0       0
July 2035...........     0       0       0       0       0       0       0       0
Weighted Average
 Life (years)**.....  15.3    12.3    12.3    12.3    12.3    12.3    12.3     7.6

                                                ZH Class
                      -------------------------------------------------------------
                                             PSA Prepayment
                                               Assumption
                      -------------------------------------------------------------
        Date           0%     100%    101%    131%    185%    186%    250%    500%
        ----           --     ----    ----    ----    ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100     100     100     100
July 2006...........    105     105     105     105     105       0       0       0
July 2007...........    109     109     109     109     109       0       0       0
July 2008...........    114     114     114     114     114       0       0       0
July 2009...........    120     120     120     120     120       0       0       0
July 2010...........    125     125     125     125       3       0       0       0
July 2011...........    131     131     131     131       0       0       0       0
July 2012...........    137     137     137     137       0       0       0       0
July 2013...........    143     143     143     143       0       0       0       0
July 2014...........    150     150     150     150       0       0       0       0
July 2015...........    157     157     157     157       0       0       0       0
July 2016...........    164     164     164       4       0       0       0       0
July 2017...........    171     171     171       0       0       0       0       0
July 2018...........    179      24       8       0       0       0       0       0
July 2019...........    188       0       0       0       0       0       0       0
July 2020...........    196       0       0       0       0       0       0       0
July 2021...........    205       0       0       0       0       0       0       0
July 2022...........    215       0       0       0       0       0       0       0
July 2023...........      0       0       0       0       0       0       0       0
July 2024...........      0       0       0       0       0       0       0       0
July 2025...........      0       0       0       0       0       0       0       0
July 2026...........      0       0       0       0       0       0       0       0
July 2027...........      0       0       0       0       0       0       0       0
July 2028...........      0       0       0       0       0       0       0       0
July 2029...........      0       0       0       0       0       0       0       0
July 2030...........      0       0       0       0       0       0       0       0
July 2031...........      0       0       0       0       0       0       0       0
July 2032...........      0       0       0       0       0       0       0       0
July 2033...........      0       0       0       0       0       0       0       0
July 2034...........      0       0       0       0       0       0       0       0
July 2035...........      0       0       0       0       0       0       0       0
Weighted Average
 Life (years)**.....   17.6    12.8    12.7    10.7     4.8     0.1     0.1     0.1

---------------
 * Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

** Determined as specified under "--Weighted Average Lives of the Certificates" above.

 + In the case of a Notional Class, the Decrement Table indicates the percentage of the original notional principal balance outstanding.

                                               ZL Class
                     -------------------------------------------------------------
                                            PSA Prepayment
                                              Assumption
                     -------------------------------------------------------------
        Date          0%     100%    101%    131%    185%    186%    250%    500%
        ----          --     ----    ----    ----    ----    ----    ----    ----
Initial Percent.....   100     100     100     100     100     100     100     100
July 2006...........   105     105     105     105     105      39      27       0
July 2007...........   109     109     109     109     109       0       0       0
July 2008...........   114     114     114     114     114       0       0       0
July 2009...........   120     120     120     120     120       0       0       0
July 2010...........   125     125     125     125     125       0       0       0
July 2011...........   131     131     131     131     111       0       0       0
July 2012...........   137     137     137     137     104       0       0       0
July 2013...........   143     143     143     143      99       0       0       0
July 2014...........   150     150     150     150      93       0       0       0
July 2015...........   157     157     157     157      84       0       0       0
July 2016...........   164     164     164     164      75       0       0       0
July 2017...........   171     171     171     146      65       0       0       0
July 2018...........   179     179     179     127      55       0       0       0
July 2019...........   188     156     154     107      46       0       0       0
July 2020...........   196     129     127      87      36       0       0       0
July 2021...........   205     101     100      67      27       0       0       0
July 2022...........   215      74      73      49      19       0       0       0
July 2023...........   195      47      46      30      12       0       0       0
July 2024...........   102      21      20      13       5       0       0       0
July 2025...........     0       0       0       0       0       0       0       0
July 2026...........     0       0       0       0       0       0       0       0
July 2027...........     0       0       0       0       0       0       0       0
July 2028...........     0       0       0       0       0       0       0       0
July 2029...........     0       0       0       0       0       0       0       0
July 2030...........     0       0       0       0       0       0       0       0
July 2031...........     0       0       0       0       0       0       0       0
July 2032...........     0       0       0       0       0       0       0       0
July 2033...........     0       0       0       0       0       0       0       0
July 2034...........     0       0       0       0       0       0       0       0
July 2035...........     0       0       0       0       0       0       0       0
Weighted Average
 Life (years)**.....  18.9    16.5    16.4    15.3    12.1     0.9     0.8     0.6

                                                ZM Class
                      -------------------------------------------------------------
                                             PSA Prepayment
                                               Assumption
                      -------------------------------------------------------------
        Date           0%     100%    101%    131%    185%    186%    250%    500%
        ----           --     ----    ----    ----    ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100     100     100     100
July 2006...........    105     105     105     105     105     105     105     105
July 2007...........    109     109     109     109     109     109     109     109
July 2008...........    114     114     114     114     114     114     114       0
July 2009...........    120     120     120     120     120     120     120       0
July 2010...........    125     125     125     125     125     125     125       0
July 2011...........    131     131     131     131     131     131     131       0
July 2012...........    137     137     137     137     137     137      77       0
July 2013...........    143     143     143     143     143     143       *       0
July 2014...........    150     150     150     150     150     150       *       0
July 2015...........    157     157     157     157     157     157       *       0
July 2016...........    164     164     164     164     164     164       *       0
July 2017...........    171     171     171     171     171     171       *       0
July 2018...........    179     179     179     179     179     179       *       0
July 2019...........    188     188     188     188     188     188       *       0
July 2020...........    196     196     196     196     196     196       *       0
July 2021...........    205     205     205     205     205     205       *       0
July 2022...........    215     215     215     215     215     215       *       0
July 2023...........    224     224     224     224     224     224       *       0
July 2024...........    235     235     235     235     235     235       *       0
July 2025...........      0       0       0       0       0       0       0       0
July 2026...........      0       0       0       0       0       0       0       0
July 2027...........      0       0       0       0       0       0       0       0
July 2028...........      0       0       0       0       0       0       0       0
July 2029...........      0       0       0       0       0       0       0       0
July 2030...........      0       0       0       0       0       0       0       0
July 2031...........      0       0       0       0       0       0       0       0
July 2032...........      0       0       0       0       0       0       0       0
July 2033...........      0       0       0       0       0       0       0       0
July 2034...........      0       0       0       0       0       0       0       0
July 2035...........      0       0       0       0       0       0       0       0
Weighted Average
 Life (years)**.....   20.0    19.8    19.8    19.8    19.8    19.8     7.1     2.2

                                       AG Class
                     ---------------------------------------------
                                    PSA Prepayment
                                      Assumption
                     ---------------------------------------------
        Date          0%     200%    350%    381%    600%    800%
        ----          --     ----    ----    ----    ----    ----
Initial Percent.....   100     100     100     100     100     100
July 2006...........    99      99      99      99      69      31
July 2007...........    98      98      98      98      20       0
July 2008...........    98      98      98      98       1       0
July 2009...........    97      97      95      95       0       0
July 2010...........    96      96      84      86       0       0
July 2011...........    95      95      70      73       0       0
July 2012...........    94      94      55      60       0       0
July 2013...........    93      93      40      49       0       0
July 2014...........    91      91      27      38       0       0
July 2015...........    90      90      16      30       0       0
July 2016...........    89      82       6      23       0       0
July 2017...........    87      66       0      17       0       0
July 2018...........    86      51       0      12       0       0
July 2019...........    85      37       0       9       0       0
July 2020...........    83      25       0       6       0       0
July 2021...........    81      15       0       4       0       0
July 2022...........    80       5       0       2       0       0
July 2023...........    78       0       0       1       0       0
July 2024...........    76       0       0       *       0       0
July 2025...........    74       0       0       0       0       0
July 2026...........    72       0       0       0       0       0
July 2027...........    70       0       0       0       0       0
July 2028...........    67       0       0       0       0       0
July 2029...........    65       0       0       0       0       0
July 2030...........    62       0       0       0       0       0
July 2031...........    59       0       0       0       0       0
July 2032...........    57       0       0       0       0       0
July 2033...........    28       0       0       0       0       0
July 2034...........     0       0       0       0       0       0
July 2035...........     0       0       0       0       0       0
Weighted Average
 Life (years)**.....  23.0    12.8     7.4     8.5     1.5     0.8

                                    AO and AU Classes
                      ---------------------------------------------
                                     PSA Prepayment
                                       Assumption
                      ---------------------------------------------
        Date           0%     200%    350%    381%    600%    800%
        ----           --     ----    ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100     100
July 2006...........    100     100     100      95      60      27
July 2007...........    100     100     100      89      18       0
July 2008...........    100     100     100      86       1       0
July 2009...........    100     100      99      83       *       0
July 2010...........    100     100      90      75       *       0
July 2011...........    100     100      79      65       *       0
July 2012...........    100     100      66      54       *       0
July 2013...........    100     100      55      43       *       0
July 2014...........    100     100      44      35       *       0
July 2015...........    100     100      35      27       *       0
July 2016...........    100      94      28      21       *       0
July 2017...........    100      81      22      16       *       0
July 2018...........    100      69      17      12       *       0
July 2019...........    100      59      13       9       *       0
July 2020...........    100      50      10       7       *       0
July 2021...........    100      42       8       5       *       0
July 2022...........    100      35       6       4       *       0
July 2023...........    100      29       4       3       *       0
July 2024...........    100      24       3       2       *       0
July 2025...........    100      20       2       1       *       0
July 2026...........    100      16       2       1       *       0
July 2027...........    100      12       1       1       *       0
July 2028...........    100      10       1       *       *       0
July 2029...........    100       7       1       *       *       0
July 2030...........    100       5       *       *       *       0
July 2031...........    100       4       *       *       *       0
July 2032...........    100       2       *       *       *       0
July 2033...........     78       1       *       *       *       0
July 2034...........     41       0       0       0       0       0
July 2035...........      0       0       0       0       0       0
Weighted Average
 Life (years)**.....   28.8    16.1     9.4     7.9     1.3     0.7

                                   CF and CS+ Classes
                      ---------------------------------------------
                                     PSA Prepayment
                                       Assumption
                      ---------------------------------------------
        Date           0%     200%    350%    381%    600%    800%
        ----           --     ----    ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100     100
July 2006...........     99      90      83      83      83      83
July 2007...........     98      75      60      60      60      49
July 2008...........     97      61      40      40      40      25
July 2009...........     96      49      26      26      26      13
July 2010...........     94      39      16      16      16       7
July 2011...........     93      30      10      10      10       3
July 2012...........     91      22       6       6       6       2
July 2013...........     89      15       4       4       4       1
July 2014...........     87       9       2       2       2       *
July 2015...........     85       4       1       1       1       *
July 2016...........     83       1       1       1       1       *
July 2017...........     81       1       1       1       1       0
July 2018...........     78       *       *       *       *       0
July 2019...........     75       *       *       *       *       0
July 2020...........     72       *       *       *       *       0
July 2021...........     69       0       0       0       0       0
July 2022...........     65       0       0       0       0       0
July 2023...........     61       0       0       0       0       0
July 2024...........     56       0       0       0       0       0
July 2025...........     51       0       0       0       0       0
July 2026...........     46       0       0       0       0       0
July 2027...........     40       0       0       0       0       0
July 2028...........     34       0       0       0       0       0
July 2029...........     27       0       0       0       0       0
July 2030...........     20       0       0       0       0       0
July 2031...........     12       0       0       0       0       0
July 2032...........      3       0       0       0       0       0
July 2033...........      0       0       0       0       0       0
July 2034...........      0       0       0       0       0       0
July 2035...........      0       0       0       0       0       0
Weighted Average
 Life (years)**.....   18.6     4.5     3.0     3.0     3.0     2.4

---------------
 * Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

** Determined as specified under "--Weighted Average Lives of the Certificates" above.

 + In the case of a Notional Class, the Decrement Table indicates the percentage of the original notional principal balance outstanding.

                                       GZ Class
                     ---------------------------------------------
                                    PSA Prepayment
                                      Assumption
                     ---------------------------------------------
        Date          0%     200%    350%    381%    600%    800%
        ----          --     ----    ----    ----    ----    ----
Initial Percent.....   100     100     100     100     100     100
July 2006...........   105     105     105     105     105     105
July 2007...........   109     109     109     109     109     109
July 2008...........   114     114     114     114     114     114
July 2009...........   120     120     120     120     120     120
July 2010...........   125     125     125     125     125     125
July 2011...........   131     131     131     131     131     131
July 2012...........   137     137     137     137     137     137
July 2013...........   143     143     143     143     143     143
July 2014...........   150     150     150     150     150     150
July 2015...........   157     157     157     157     157     157
July 2016...........   164     164     164     164     164     164
July 2017...........   171     171     171     171     171     134
July 2018...........   179     179     179     179     179      67
July 2019...........   188     188     188     188     188      34
July 2020...........   196     196     196     196     196      17
July 2021...........   205     201     201     201     201       8
July 2022...........   215     122     122     122     122       4
July 2023...........   224      73      73      73      73       2
July 2024...........   235      43      43      43      43       1
July 2025...........   246      25      25      25      25       *
July 2026...........   257      15      15      15      15       *
July 2027...........   269       8       8       8       8       *
July 2028...........   281       4       4       4       4       *
July 2029...........   294       2       2       2       2       *
July 2030...........   307       1       1       1       1       *
July 2031...........   321       0       0       0       0       *
July 2032...........   336       0       0       0       0       *
July 2033...........     0       0       0       0       0       *
July 2034...........     0       0       0       0       0       0
July 2035...........     0       0       0       0       0       0
Weighted Average
 Life (years)**.....  27.4    17.9    17.9    17.9    17.9    13.1

                                        HZ Class
                      ---------------------------------------------
                                     PSA Prepayment
                                       Assumption
                      ---------------------------------------------
        Date           0%     200%    350%    381%    600%    800%
        ----           --     ----    ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100     100
July 2006...........    105     105     105      67       0       0
July 2007...........    110     110     110      28       0       0
July 2008...........    116     116     116       9       0       0
July 2009...........    122     122     122       6       0       0
July 2010...........    128     128     128       6       0       0
July 2011...........    135     135     135       6       0       0
July 2012...........    142     142     142       7       0       0
July 2013...........    149     149     149       7       0       0
July 2014...........    157     157     157       7       0       0
July 2015...........    165     165     165       8       0       0
July 2016...........    173     173     173       8       0       0
July 2017...........    182     182     166       9       0       0
July 2018...........    191     191     128       9       0       0
July 2019...........    201     201      98      10       0       0
July 2020...........    211     211      75      10       0       0
July 2021...........    222     222      56      11       0       0
July 2022...........    234     234      41      11       0       0
July 2023...........    246     220      30      12       0       0
July 2024...........    258     181      21      12       0       0
July 2025...........    271     146      15       8       0       0
July 2026...........    285     117       9       4       0       0
July 2027...........    300      91       5       2       0       0
July 2028...........    315      70       2       0       0       0
July 2029...........    331      51       *       0       0       0
July 2030...........    348      35       0       0       0       0
July 2031...........    366      22       0       0       0       0
July 2032...........    385      11       0       0       0       0
July 2033...........    404       1       0       0       0       0
July 2034...........    306       0       0       0       0       0
July 2035...........      0       0       0       0       0       0
Weighted Average
 Life (years)**.....   29.3    21.5    15.2     3.6     0.2     0.1
                                       JI+ Class
                     ---------------------------------------------
                                    PSA Prepayment
                                      Assumption
                     ---------------------------------------------
        Date          0%     200%    350%    381%    600%    800%
        ----          --     ----    ----    ----    ----    ----
Initial Percent.....   100     100     100     100     100     100
July 2006...........    99      92      87      86      78      71
July 2007...........    98      80      69      66      51      38
July 2008...........    98      70      53      50      32      20
July 2009...........    97      60      42      38      20      10
July 2010...........    95      52      32      29      13       5
July 2011...........    94      45      25      22       8       3
July 2012...........    93      39      19      17       5       1
July 2013...........    92      34      15      13       3       1
July 2014...........    90      29      12       9       2       *
July 2015...........    89      25       9       7       1       *
July 2016...........    87      21       7       5       1       *
July 2017...........    85      18       5       4       *       *
July 2018...........    83      15       4       3       *       *
July 2019...........    81      13       3       2       *       *
July 2020...........    78      11       2       2       *       *
July 2021...........    75       9       2       1       *       *
July 2022...........    72       8       1       1       *       *
July 2023...........    69       6       1       1       *       *
July 2024...........    66       5       1       *       *       *
July 2025...........    62       4       1       *       *       *
July 2026...........    58       3       *       *       *       *
July 2027...........    53       3       *       *       *       *
July 2028...........    49       2       *       *       *       *
July 2029...........    43       2       *       *       *       *
July 2030...........    37       1       *       *       *       *
July 2031...........    31       1       *       *       *       *
July 2032...........    24       *       *       *       *       *
July 2033...........    17       *       *       *       *       *
July 2034...........     9       0       0       0       0       0
July 2035...........     0       0       0       0       0       0
Weighted Average
 Life (years)**.....  20.8     7.0     4.4     4.1     2.7     2.0

                                        JZ Class
                      ---------------------------------------------
                                     PSA Prepayment
                                       Assumption
                      ---------------------------------------------
        Date           0%     200%    350%    381%    600%    800%
        ----           --     ----    ----    ----    ----    ----
Initial Percent.....    100     100     100     100     100     100
July 2006...........    105     105     105     105     105     105
July 2007...........    110     110     110     110     110       0
July 2008...........    116     116     116     116     116       0
July 2009...........    122     122     122     122       1       0
July 2010...........    128     128     128     128       1       0
July 2011...........    135     135     135     135       1       0
July 2012...........    142     142     142     142       1       0
July 2013...........    149     149     149     149       1       0
July 2014...........    157     157     157     157       1       0
July 2015...........    165     165     165     165       1       0
July 2016...........    173     173     173     173       1       0
July 2017...........    182     182     182     182       1       0
July 2018...........    191     191     191     191       1       0
July 2019...........    201     201     201     201       1       0
July 2020...........    211     211     211     211       1       0
July 2021...........    222     222     222     222       1       0
July 2022...........    234     234     234     234       1       0
July 2023...........    246     246     246     246       1       0
July 2024...........    258     258     258     258       1       0
July 2025...........    271     271     271     271       1       0
July 2026...........    285     285     285     285       1       0
July 2027...........    300     300     300     300       1       0
July 2028...........    315     315     315     289       1       0
July 2029...........    331     331     331     191       1       0
July 2030...........    348     348     217     121       1       0
July 2031...........    366     366     131      72       1       0
July 2032...........    385     385      69      37       *       0
July 2033...........    404     404      26      13       *       0
July 2034...........    425       0       0       0       0       0
July 2035...........      0       0       0       0       0       0
Weighted Average
 Life (years)**.....   30.0    28.5    25.8    24.9     3.5     1.4

---------------
 * Indicates an outstanding balance greater than 0% and less than 0.5% of the original principal balance.

** Determined as specified under "--Weighted Average Lives of the Certificates" above.

 + In the case of a Notional Class, the Decrement Table indicates the percentage of the original notional principal balance outstanding.

Characteristics of the R and RL Classes

     The R and RL Classes will not have principal balances and will not bear interest. If any assets of the Trust remain after the principal balances of all Classes are reduced to zero, we will pay the Holder of the R Class the proceeds from those assets. If any assets of the Lower Tier REMIC remain after the principal balances of the Lower Tier Regular Interests are reduced to zero, we will pay the proceeds of those assets to the Holder of the RL Class. Fannie Mae does not expect that any material assets will remain in either case.

     A Residual Certificate will be subject to certain transfer restrictions. We will not permit transfer of record or beneficial ownership of a Residual Certificate to a "disqualified organization." In addition, we will not permit transfer of record or beneficial ownership of a Residual Certificate to any person that is not a "U.S. Person" or a foreign person subject to United States income taxation on a net basis on income derived from that Certificate. Any transferee of a Residual Certificate must execute and deliver an affidavit and an Internal Revenue Service Form W-9 (or, if applicable, a Form W-8ECI) on which the transferee provides its taxpayer identification number. See "Description of Certificates--Special Characteristics of Residual Certificates" and "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Residual Certificates" in the REMIC Prospectus. The affidavit must also state that the transferee is a "U.S. Person" or a foreign person subject to United States income taxation on a net basis on income derived from that Certificate and that, if the transferee is a partnership for U.S. federal income tax purposes, each person or entity that holds an interest (directly, or indirectly through a pass-through entity) in the partnership is a "U.S. Person" or a foreign person subject to United States income taxation on a net basis on income derived from that Certificate. In addition, the transferee must receive an affidavit containing these same representations from any new transferee. Transferors of a Residual Certificate should consult with their own tax advisors for further information regarding such transfers.

     Treasury Department regulations (the "Regulations") provide that a transfer of a "noneconomic residual interest" will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. The R and RL Classes will constitute noneconomic residual interests under the Regulations. Having a significant purpose to impede the assessment or collection of tax means that the transferor of a Residual Certificate knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC trust (that is, the transferor had "improper knowledge").

     As discussed under the caption "Special Characteristics of Residual Certificates" in the REMIC Prospectus, the Regulations presume that a transferor does not have improper knowledge if two conditions are met. The Treasury Department has amended the Regulations to provide additional requirements that a transferor must satisfy to avail itself of the safe harbor regarding the presumed lack of improper knowledge. For transfers occurring on or after August 19, 2002, a transferor of a Residual Certificate is presumed not to have improper knowledge if, in addition to meeting the two conditions discussed in the REMIC Prospectus, both (i) the transferee represents that it will not cause income from the Residual Certificate to be attributed to a foreign permanent establishment or fixed base of the transferee or another taxpayer and (ii) the transfer satisfies either the "asset test" or the "formula test." The representation described in (i) will be included in the affidavit discussed above. See "Description of Certificates--Special Characteristics of Residual Certificates" and "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Residual Certificates" in the REMIC Prospectus.

     A transfer satisfies the asset test if (i) the transferee's gross assets exceed $100 million and its net assets exceed $10 million (in each case, at the time of the transfer and at the close of each of the transferee's two fiscal years preceding the year of transfer), (ii) the transferee is an "eligible corporation" and the transferee agrees in writing that any subsequent transfer of the Residual Certificate will be to an eligible corporation and will comply with the safe harbor and satisfy the asset test, and (iii) the facts and circumstances known to the transferor do not reasonably indicate that the taxes associated with the Residual Certificate will not be paid. A transfer satisfies the formula test if the present value of the anticipated tax liabilities associated with holding the Residual Certificate is less than or equal to the present value of the sum of
(i) any consideration given to the transferee to acquire the Residual Certificate, (ii) expected future distributions on the Residual Certificate, and
(iii) anticipated tax savings associated with holding the Residual Certificate as the related REMIC trust generates losses. The Regulations contain additional details regarding their application and you should consult your own tax advisor regarding the application of the Regulations to a transfer of a Residual Certificate.

     The Holder of the R Class will be considered to be the holder of the "residual interest" in the REMIC constituted by the Trust, and the Holder of the RL Class will be considered to be the holder of the "residual interest" in the REMIC constituted by the Lower Tier REMIC. See "Certain Federal Income Tax Consequences" in the REMIC Prospectus. Pursuant to the Trust Agreement, we will be obligated to provide to these Holders (i) information necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the R or RL Class that may be required under the Code.

               CERTAIN ADDITIONAL FEDERAL INCOME TAX CONSEQUENCES

     The Certificates and payments on the Certificates are not generally exempt from taxation. Therefore, you should consider the tax consequences of holding a Certificate before you acquire one. The following tax discussion supplements the discussion under the caption "Certain Federal Income Tax Consequences" in the REMIC Prospectus. When read together, the two discussions describe the current federal income tax treatment of beneficial owners of Certificates. These two tax discussions do not purport to deal with all federal tax consequences applicable to all categories of beneficial owners, some of which may be subject to special rules. In addition, these discussions may not apply to your particular circumstances for one of the reasons explained in the REMIC Prospectus. You should consult your own tax advisors regarding the federal income tax consequences of holding and disposing of Certificates as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

U.S. Treasury Circular 230 Notice

     The tax discussions contained in the REMIC Prospectus (including the sections entitled "Certain Federal Income Tax Consequences" and "ERISA Considerations") and this prospectus supplement were not intended or written to be used, and cannot be used, for the purpose of avoiding United States federal tax penalties. These discussions were written to support the promotion or marketing of the transactions or matters addressed in this prospectus supplement. You should seek advice based on your particular circumstances from an independent tax advisor.

REMIC Elections and Special Tax Attributes

     We will elect to treat the Lower Tier REMIC and the Trust as REMICs for federal income tax purposes. The REMIC Certificates, other than the R and RL Classes, will be designated as the "regular interests," and the R Class will be designated as the "residual interest," in the REMIC constituted by the Trust. The Lower Tier Regular Interests will be designated as the "regular interests" and the RL Class will be designated as the "residual interest" in the Lower Tier REMIC.

     Because the Lower Tier REMIC and the Trust will qualify as REMICs, the REMIC Certificates and any related RCR Certificates generally will be treated as "regular or residual interests in a REMIC" for domestic building and loan associations, as "real estate assets" for real estate investment trusts, and, except for the R and RL Classes, as "qualified mortgages" for other REMICs. See "Certain Federal Income Tax Consequences--REMIC Election and Special Tax Attributes" in the REMIC Prospectus.

Taxation of Beneficial Owners of Regular Certificates

     The Principal Only Classes, the Notional Classes and the Accrual Classes will be issued with original issue discount ("OID"), and certain other Classes of REMIC Certificates may be issued with

OID. If a Class is issued with OID, a beneficial owner of a Certificate of that Class generally must recognize some taxable income in advance of the receipt of the cash attributable to that income. See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Regular Certificates--Treatment of Original Issue Discount" in the REMIC Prospectus. In addition, certain Classes of REMIC Certificates may be treated as having been issued at a premium. See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Regular Certificates--Regular Certificates Purchased at a Premium" in the REMIC Prospectus.

     The Prepayment Assumptions that will be used in determining the rate of accrual of OID will be as follows:

Group   Prepayment Assumption
-----   ---------------------
         1           150% PSA
  2           331% PSA
  3           131% PSA
  4           381% PSA

See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Regular Certificates--Treatment of Original Issue Discount--Daily Portions of Original Issue Discount" in the REMIC Prospectus. No representation is made as to whether the Mortgage Loans underlying the MBS will prepay at any of those rates or any other rate. See "Description of the Certificates--Weighted Average Lives of the Certificates" in this prospectus supplement and "Description of Certificates--Weighted Average Life and Final Distribution Date" in the REMIC Prospectus.

Taxation of Beneficial Owners of Residual Certificates

     For purposes of determining the portion of the taxable income of the Trust (or the Lower Tier REMIC) that generally will not be treated as excess inclusions, the rate to be used is 5.13% (which is 120% of the "federal long-term rate"). See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Residual Certificates--Treatment of Excess Inclusions" and "--Foreign Investors--Residual Certificates" in the REMIC Prospectus.

     The Treasury Department recently issued Regulations providing that, to clearly reflect income, an inducement fee paid to a transferee of a noneconomic residual interest in a REMIC must be included in income over a period that is reasonably related to the period during which the applicable REMIC is expected to generate taxable income or net loss allocable to the transferee. The Regulations set forth two safe harbor methods under which a taxpayer's accounting for the inducement fee will be considered to clearly reflect income for these purposes. In addition, under the Regulations an inducement fee shall be treated as income from sources within the United States. The Regulations, which are effective for taxable years ending on or after May 11, 2004, contain additional details regarding their application. You should consult your own tax advisor regarding the application of the Regulations to the transfer of a Residual Certificate.

Taxation of Beneficial Owners of RCR Certificates

     General. The RCR Classes will be created, sold and administered pursuant to an arrangement that will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The REMIC Certificates that are exchanged for RCR Certificates (including any exchanges effective on the Settlement Date) will be the assets of the trust, and the RCR Certificates will represent an ownership interest in those REMIC Certificates. For a general discussion of the federal income tax treatment of beneficial owners of REMIC Certificates, see "Certain Federal Income Tax Consequences" in the REMIC Prospectus.

     The RCR Classes (each, a "Combination RCR Class") will represent the beneficial ownership of the underlying REMIC Certificates set forth in Schedule
1. Each Certificate of a Combination RCR Class (a "Combination RCR Certificate") will represent beneficial ownership of undivided interests in two or more underlying REMIC Certificates.

     Combination RCR Classes. A beneficial owner of a Combination RCR Certificate will be treated as the beneficial owner of a proportionate interest in the REMIC Certificates underlying that Combination RCR Certificate. Except in the case of a beneficial owner that acquires a Combination RCR Certificate in an exchange described under "--Exchanges" below, a beneficial owner of a Combination RCR Certificate must allocate its cost to acquire that Certificate among the underlying REMIC Certificates in proportion to their relative fair market values at the time of acquisition. Such an owner should account for its ownership interest in each underlying REMIC Certificate as described under "--Taxation of Beneficial Owners of Regular Certificates" above and "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Regular Certificates" in the REMIC Prospectus. When a beneficial owner sells a Combination RCR Certificate, the owner must allocate the sale proceeds among the underlying REMIC Certificates in proportion to their relative fair market values at the time of sale.

     Exchanges. If a beneficial owner exchanges one or more REMIC Certificates for the related RCR Certificate or Certificates in the manner described under "Description of the Certificates--Combination and Recombination" in this prospectus supplement, the exchange will not be taxable. Likewise, if a beneficial owner exchanges one or more RCR Certificates for the related REMIC Certificate or Certificates in the manner described in that discussion, the exchange will not be a taxable exchange. In each of these cases, the beneficial owner will be treated as continuing to own after the exchange the same combination of interests in the related REMIC Certificates (or the same interest in the related REMIC Certificate) that it owned immediately prior to the exchange.

Tax Return Disclosure Requirements

     The Treasury Department recently issued Regulations directed at "tax shelters" that could be read to apply to transactions generally not considered to be tax shelters. These Regulations require that taxpayers that participate in a "reportable transaction" disclose such transaction on their tax returns by attaching IRS Form 8886 and retain information related to the transaction. A transaction may be a "reportable transaction" based upon any of several indicia, one or more of which may be present with respect to the Certificates. You should consult your own tax advisor concerning any possible disclosure obligation with respect to your investment in the Certificates.

                              PLAN OF DISTRIBUTION

     General. We are obligated to deliver the Certificates to Bear, Stearns & Co. Inc. (the "Dealer") in exchange for the MBS. The Dealer proposes to offer the Certificates directly to the public from time to time in negotiated transactions at varying prices to be determined at the time of sale. The Dealer may effect these transactions to or through other dealers.

     Increase in Certificates. Before the Settlement Date, we and the Dealer may agree to offer Classes in addition to those contemplated as of the date of this prospectus supplement. In this event, we will increase the related MBS in principal balance, but we expect that all these additional MBS will have the same characteristics as described under "Description of the Certificates--The MBS" in this prospectus supplement. The proportion that the original principal balance of each Group 1, 2, 3 or 4 Class bears to the aggregate original principal balance of all Group 1, 2, 3 or 4 Classes, respectively, will remain the same. In addition, the dollar amounts shown in the Principal Balance Schedules will be increased to correspond to the increase of the principal balances of the applicable Classes.

                                 LEGAL MATTERS

     Sidley Austin Brown & Wood LLP will provide legal representation for Fannie Mae. Stroock & Stroock & Lavan LLP will provide legal representation for the Dealer.

                                                                      Schedule 1

                         Available Recombinations(1)(2)

 REMIC Certificates                                         RCR Certificates
---------------------   ----------------------------------------------------------------------------------------
           Original
          Principal
         or Notional              Original                                                            Final
          Principal      RCR     Principal     Interest   Interest      Principal        CUSIP     Distribution
Classes    Balances     Class     Balance        Rate     Type(3)        Type(3)        Number         Date
-------  -----------    -----    ---------     --------   --------      ---------       ------     ------------
                                                                          Recombination 1
YI       $ 34,249,235(4) KG     $ 34,249,235    5.50 %     FIX             PAC         31394ER26   August 2035
YO         34,249,235
Recombination 2
KJ        100,000,000   KL       100,000,000    5.00       FIX             PAC         31394ER34  December 2031
KI          9,090,909(4)
Recombination 3
KJ        100,000,000   KB       100,000,000    5.50       FIX             PAC         31394EQ84  December 2031
KI         18,181,818(4)
Recombination 4
MC        176,049,000   MB       176,049,000    5.00       FIX             PAC         31394ER59  November 2033
IB          8,002,227(4)
Recombination 5
MC        176,049,000   LE       176,049,000    5.50       FIX             PAC         31394ER42  November 2033
IB         24,006,681(4)
Recombination 6
HO          6,214,081   SG         6,214,081    (5)       FLT/T            SUP         31394ER67   August 2035
IM          6,214,081(4)
Recombination 7
HO          2,720,868   TS         2,720,868    (5)       FLT/T            SUP         31394ER75   August 2035
IO          2,720,868(4)
Recombination 8
KJ        100,000,000   KC       100,000,000    4.75       FIX             PAC         31394EQ92  December 2031
KI          4,545,455(4)
Recombination 9
AD         25,593,000   AY        45,375,750    5.00       FIX       SEG(PAC)/SUP/AD   31394ER83   August 2035
AE         19,782,750

 REMIC Certificates                                         RCR Certificates
---------------------   ----------------------------------------------------------------------------------------
           Original
          Principal
         or Notional              Original                                                            Final
          Principal      RCR     Principal     Interest   Interest      Principal        CUSIP     Distribution
Classes    Balances     Class     Balance        Rate     Type(3)        Type(3)        Number         Date
-------  -----------    -----    ---------     --------   --------      ---------       ------     ------------
                                                                          Recombination 10
WI       $ 43,921,641(4) JM     $ 43,921,641    4.50 %     FIX             PAC         31394ER91   August 2025
WO         43,921,641
Recombination 11
AG         15,122,941   AU        17,430,210(6)  5.00      FIX             SUP         31394E S 2 5  August 2035
HZ          2,277,470
JZ             29,799

---------------

(1) REMIC Certificates and RCR Certificates in Recombinations 1, 2, 3, 4, 5, 6, 7, 8 and 10 may be exchanged only in the proportions shown in this Schedule
    1. In any exchange under Recombination 9 or 11 the relative proportions of the REMIC Certificates to be delivered (or if applicable, received) in such exchange will equal the proportions reflected by the outstanding principal balances of the related REMIC Classes at the time of exchange.

(2) If, as a result of a proposed exchange, a Certificateholder would hold a REMIC Certificate or RCR Certificate of a Class in an amount less than the applicable minimum denomination for that Class, the Certificateholder will be unable to effect the proposed exchange. See "Description of the Certificates--General--Authorized Denominations" in this prospectus supplement.

(3) See "Description of Certificates--Class Definitions and Abbreviations" in the REMIC Prospectus and "Description of the Certificates--Distributions of Interest" and "--Distributions of Principal" in this prospectus supplement.

(4) Notional principal balance.

(5) For a description of these interest rates, see "Description of the Certificates--Distributions of Interest" in this prospectus supplement.

(6) Principal payments on the REMIC Certificates in Recombination 11 from the HZ Accrual Amount and JZ Accrual Amount will be paid as interest on the related RCR Certificates and thus will not reduce the principal balances of those RCR Certificates.

                          Principal Balance Schedules
Aggregate Group I Planned Balances

    Distribution          Planned
        Date              Balance
    ------------          -------
                   Initial Balance.....  $344,933,235.00
August 2005.........   342,024,651.72
September 2005......   339,045,481.60
October 2005........   335,997,051.75
November 2005.......   332,964,443.84
December 2005.......   329,947,576.45
January 2006........   326,946,368.61
February 2006.......   323,960,739.74
March 2006..........   320,990,609.69
April 2006..........   318,035,898.70
May 2006............   315,096,527.44
June 2006...........   312,172,416.98
July 2006...........   309,263,488.81
August 2006.........   306,369,664.81
September 2006......   303,490,867.25
October 2006........   300,627,018.83
November 2006.......   297,778,042.62
December 2006.......   294,943,862.11
January 2007........   292,124,401.15
February 2007.......   289,319,584.03
March 2007..........   286,529,335.37
April 2007..........   283,753,580.24
May 2007............   280,992,244.04
June 2007...........   278,245,252.60
July 2007...........   275,512,532.09
August 2007.........   272,794,009.09
September 2007......   270,089,610.55
October 2007........   267,399,263.79
November 2007.......   264,722,896.50
December 2007.......   262,060,436.76
January 2008........   259,411,812.99
February 2008.......   256,776,954.02
March 2008..........   254,155,789.01
April 2008..........   251,548,247.50
May 2008............   248,954,259.39
June 2008...........   246,373,754.93
July 2008...........   243,806,664.75
August 2008.........   241,252,919.83
September 2008......   238,712,451.48
October 2008........   236,185,191.41
November 2008.......   233,671,071.63
December 2008.......   231,170,024.54
January 2009........   228,681,982.87
February 2009.......   226,206,879.70
March 2009..........   223,744,648.44
April 2009..........   221,295,222.87
May 2009............   218,858,537.09
June 2009...........   216,434,525.54
July 2009...........   214,023,123.01
August 2009.........   211,624,264.61
September 2009......   209,237,885.80

    Distribution          Planned
        Date              Balance
    ------------          -------
                   October 2009........  $206,863,922.35
November 2009.......   204,502,310.38
December 2009.......   202,152,986.33
January 2010........   199,815,886.97
February 2010.......   197,490,949.39
March 2010..........   195,178,111.02
April 2010..........   192,877,309.58
May 2010............   190,588,483.14
June 2010...........   188,311,570.08
July 2010...........   186,046,509.09
August 2010.........   183,793,239.18
September 2010......   181,551,699.68
October 2010........   179,321,830.21
November 2010.......   177,103,570.74
December 2010.......   174,896,861.50
January 2011........   172,701,643.08
February 2011.......   170,517,856.32
March 2011..........   168,345,442.41
April 2011..........   166,184,342.82
May 2011............   164,034,499.33
June 2011...........   161,895,854.01
July 2011...........   159,768,349.24
August 2011.........   157,651,927.68
September 2011......   155,546,532.29
October 2011........   153,452,106.35
November 2011.......   151,368,593.39
December 2011.......   149,295,937.26
January 2012........   147,234,082.08
February 2012.......   145,182,972.27
March 2012..........   143,142,552.54
April 2012..........   141,112,767.87
May 2012............   139,093,563.52
June 2012...........   137,084,885.06
July 2012...........   135,086,678.30
August 2012.........   133,098,889.37
September 2012......   131,121,464.65
October 2012........   129,154,350.79
November 2012.......   127,197,494.74
December 2012.......   125,250,843.71
January 2013........   123,314,345.18
February 2013.......   121,387,946.89
March 2013..........   119,487,425.67
April 2013..........   117,614,769.85
May 2013............   115,769,584.82
June 2013...........   113,951,481.46
July 2013...........   112,160,076.03
August 2013.........   110,394,990.14
September 2013......   108,655,850.66
October 2013........   106,942,289.62
November 2013.......   105,253,944.19
December 2013.......   103,590,456.56

    Distribution          Planned
        Date              Balance
    ------------          -------
                   January 2014........  $101,951,473.89
February 2014.......   100,336,648.27
March 2014..........    98,745,636.62
April 2014..........    97,178,100.60
May 2014............    95,633,706.62
June 2014...........    94,112,125.70
July 2014...........    92,613,033.45
August 2014.........    91,136,109.99
September 2014......    89,681,039.90
October 2014........    88,247,512.14
November 2014.......    86,835,220.00
December 2014.......    85,443,861.06
January 2015........    84,073,137.08
February 2015.......    82,722,754.02
March 2015..........    81,392,421.88
April 2015..........    80,081,854.76
May 2015............    78,790,770.70
June 2015...........    77,518,891.69
July 2015...........    76,265,943.60
August 2015.........    75,031,656.12
September 2015......    73,815,762.71
October 2015........    72,618,000.54
November 2015.......    71,438,110.46
December 2015.......    70,275,836.93
January 2016........    69,130,927.98
February 2016.......    68,003,135.17
March 2016..........    66,892,213.50
April 2016..........    65,797,921.42
May 2016............    64,720,020.75
June 2016...........    63,658,276.63
July 2016...........    62,612,457.49
August 2016.........    61,582,334.99
September 2016......    60,567,683.98
October 2016........    59,568,282.48
November 2016.......    58,583,911.59
December 2016.......    57,614,355.49
January 2017........    56,659,401.37
February 2017.......    55,718,839.41
March 2017..........    54,792,462.72
April 2017..........    53,880,067.30
May 2017............    52,981,452.03
June 2017...........    52,096,418.58
July 2017...........    51,224,771.41
August 2017.........    50,366,317.74
September 2017......    49,520,867.46
October 2017........    48,688,233.15
November 2017.......    47,868,230.00
December 2017.......    47,060,675.82
January 2018........    46,265,390.94
February 2018.......    45,482,198.25
March 2018..........    44,710,923.09

    Distribution          Planned
        Date              Balance
--------------------  ---------------
April 2018..........  $ 43,951,393.28
May 2018............    43,203,439.04
June 2018...........    42,466,892.99
July 2018...........    41,741,590.09
August 2018.........    41,027,367.63
September 2018......    40,324,065.18
October 2018........    39,631,524.56
November 2018.......    38,949,589.83
December 2018.......    38,278,107.24
January 2019........    37,616,925.19
February 2019.......    36,965,894.22
March 2019..........    36,324,866.99
April 2019..........    35,693,698.22
May 2019............    35,072,244.67
June 2019...........    34,460,365.14
July 2019...........    33,857,920.39
August 2019.........    33,264,773.17
September 2019......    32,680,788.15
October 2019........    32,105,831.92
November 2019.......    31,539,772.93
December 2019.......    30,982,481.52
January 2020........    30,433,829.83
February 2020.......    29,893,691.81
March 2020..........    29,361,943.22
April 2020..........    28,838,461.52
May 2020............    28,323,125.96
June 2020...........    27,815,817.46
July 2020...........    27,316,418.62
August 2020.........    26,824,813.73
September 2020......    26,340,888.69
October 2020........    25,864,531.03
November 2020.......    25,395,629.86
December 2020.......    24,934,075.87
January 2021........    24,479,761.29
February 2021.......    24,032,579.88
March 2021..........    23,592,426.90
April 2021..........    23,159,199.11
May 2021............    22,732,794.72
June 2021...........    22,313,113.37
July 2021...........    21,900,056.17
August 2021.........    21,493,525.57
September 2021......    21,093,425.46
October 2021........    20,699,661.07
November 2021.......    20,312,138.97
December 2021.......    19,930,767.07
January 2022........    19,555,454.58
February 2022.......    19,186,112.00
March 2022..........    18,822,651.12
April 2022..........    18,464,984.97
May 2022............    18,113,027.80
June 2022...........    17,766,695.12
July 2022...........    17,425,903.62
August 2022.........    17,090,571.16

    Distribution          Planned
        Date              Balance
    ------------          -------
                   September 2022......  $ 16,760,616.81
October 2022........    16,435,960.76
November 2022.......    16,116,524.35
December 2022.......    15,802,230.05
January 2023........    15,493,001.41
February 2023.......    15,188,763.10
March 2023..........    14,889,440.85
April 2023..........    14,594,961.46
May 2023............    14,305,252.76
June 2023...........    14,020,243.62
July 2023...........    13,739,863.92
August 2023.........    13,464,044.57
September 2023......    13,192,717.43
October 2023........    12,925,815.36
November 2023.......    12,663,272.16
December 2023.......    12,405,022.61
January 2024........    12,151,002.39
February 2024.......    11,901,148.12
March 2024..........    11,655,397.33
April 2024..........    11,413,688.43
May 2024............    11,175,960.73
June 2024...........    10,942,154.41
July 2024...........    10,712,210.49
August 2024.........    10,486,070.86
September 2024......    10,263,678.23
October 2024........    10,044,976.13
November 2024.......     9,829,908.92
December 2024.......     9,618,421.75
January 2025........     9,410,460.56
February 2025.......     9,205,972.05
March 2025..........     9,004,903.72
April 2025..........     8,807,203.80
May 2025............     8,612,821.28
June 2025...........     8,421,705.88
July 2025...........     8,233,808.05
August 2025.........     8,049,078.94
September 2025......     7,867,470.42
October 2025........     7,688,935.06
November 2025.......     7,513,426.09
December 2025.......     7,340,897.43
January 2026........     7,171,303.68
February 2026.......     7,004,600.07
March 2026..........     6,840,742.51
April 2026..........     6,679,687.50
May 2026............     6,521,392.22
June 2026...........     6,365,814.44
July 2026...........     6,212,912.56
August 2026.........     6,062,645.56
September 2026......     5,914,973.03
October 2026........     5,769,855.16
November 2026.......     5,627,252.68
December 2026.......     5,487,126.93
January 2027........     5,349,439.79

    Distribution          Planned
        Date              Balance
    ------------          -------
                   February 2027.......  $  5,214,153.70
March 2027..........     5,081,231.64
April 2027..........     4,950,637.13
May 2027............     4,822,334.23
June 2027...........     4,696,287.52
July 2027...........     4,572,462.08
August 2027.........     4,450,823.53
September 2027......     4,331,337.96
October 2027........     4,213,971.98
November 2027.......     4,098,692.66
December 2027.......     3,985,467.58
January 2028........     3,874,264.77
February 2028.......     3,765,052.74
March 2028..........     3,657,800.46
April 2028..........     3,552,477.35
May 2028............     3,449,053.27
June 2028...........     3,347,498.55
July 2028...........     3,247,783.92
August 2028.........     3,149,880.56
September 2028......     3,053,760.07
October 2028........     2,959,394.45
November 2028.......     2,866,756.14
December 2028.......     2,775,817.96
January 2029........     2,686,553.14
February 2029.......     2,598,935.31
March 2029..........     2,512,938.47
April 2029..........     2,428,537.02
May 2029............     2,345,705.73
June 2029...........     2,264,419.73
July 2029...........     2,184,654.55
August 2029.........     2,106,386.05
September 2029......     2,029,590.45
October 2029........     1,954,244.33
November 2029.......     1,880,324.62
December 2029.......     1,807,808.58
January 2030........     1,736,673.80
February 2030.......     1,666,898.23
March 2030..........     1,598,460.12
April 2030..........     1,531,338.06
May 2030............     1,465,510.93
June 2030...........     1,400,957.96
July 2030...........     1,337,658.66
August 2030.........     1,275,592.86
September 2030......     1,214,740.68
October 2030........     1,155,082.54
November 2030.......     1,096,599.16
December 2030.......     1,039,271.53
January 2031........       983,080.93
February 2031.......       928,008.93
March 2031..........       874,037.36
April 2031..........       821,148.33
May 2031............       769,324.21
June 2031...........       718,547.64

    Distribution          Planned
        Date              Balance
--------------------  ---------------
July 2031...........  $    668,801.51
August 2031.........       620,068.99
September 2031......       572,333.47
October 2031........       525,578.61
November 2031.......       479,788.30
December 2031.......       434,946.70

    Distribution          Planned
        Date              Balance
    ------------          -------
                   January 2032........  $    391,038.18
February 2032.......       348,047.34
March 2032..........       305,959.05
April 2032..........       264,758.36
May 2032............       224,430.59
June 2032...........       184,961.23

    Distribution          Planned
        Date              Balance
    ------------          -------
                   July 2032...........  $    146,336.05
August 2032.........       108,540.98
September 2032......        71,562.19
October 2032........        35,386.06
November 2032 and
  thereafter........             0.00

Aggregate Group II Targeted Balances

    Distribution         Targeted
        Date             Balance
    ------------         --------
                   Initial Balance.....  $77,606,000.00
August 2005.........   77,226,032.91
September 2005......   76,837,579.23
October 2005........   76,441,009.54
November 2005.......   76,049,303.14
December 2005.......   75,662,414.28
January 2006........   75,280,297.58
February 2006.......   74,902,908.01
March 2006..........   74,530,200.84
April 2006..........   74,162,131.72
May 2006............   73,798,656.61
June 2006...........   73,439,731.82
July 2006...........   73,085,313.97
August 2006.........   72,735,360.02
September 2006......   72,389,827.25
October 2006........   72,048,673.28
November 2006.......   71,711,856.04
December 2006.......   71,379,333.75
January 2007........   71,051,064.99
February 2007.......   70,727,008.63
March 2007..........   70,407,123.86
April 2007..........   70,091,370.17
May 2007............   69,779,707.36
June 2007...........   69,472,095.53
July 2007...........   69,168,495.09
August 2007.........   68,868,866.74
September 2007......   68,573,171.50
October 2007........   68,281,370.65
November 2007.......   67,993,425.79
December 2007.......   67,709,298.81
January 2008........   67,428,951.86
February 2008.......   67,152,347.41
March 2008..........   66,879,448.19
April 2008..........   66,610,217.24
May 2008............   66,344,617.85
June 2008...........   66,082,613.60
July 2008...........   65,824,168.36
August 2008.........   65,569,246.24
September 2008......   65,317,811.66
October 2008........   65,069,829.27
November 2008.......   64,825,264.03
December 2008.......   64,584,081.13

    Distribution         Targeted
        Date             Balance
    ------------         --------
                   January 2009........  $64,346,246.05
February 2009.......   64,111,724.51
March 2009..........   63,880,482.49
April 2009..........   63,652,486.26
May 2009............   63,427,702.30
June 2009...........   63,206,097.37
July 2009...........   62,987,638.48
August 2009.........   62,772,292.89
September 2009......   62,560,028.10
October 2009........   62,350,811.87
November 2009.......   62,144,612.18
December 2009.......   61,941,397.27
January 2010........   61,741,135.62
February 2010.......   61,543,795.96
March 2010..........   61,349,347.22
April 2010..........   61,157,758.61
May 2010............   60,968,999.53
June 2010...........   60,783,039.65
July 2010...........   60,599,848.84
August 2010.........   60,419,397.22
September 2010......   60,241,655.12
October 2010........   60,066,593.11
November 2010.......   59,894,181.96
December 2010.......   59,724,392.68
January 2011........   59,557,196.50
February 2011.......   59,392,564.85
March 2011..........   59,230,469.40
April 2011..........   59,070,882.01
May 2011............   58,913,774.77
June 2011...........   58,759,119.97
July 2011...........   58,606,890.13
August 2011.........   58,457,057.94
September 2011......   58,309,596.34
October 2011........   58,164,478.43
November 2011.......   58,021,677.56
December 2011.......   57,881,167.24
January 2012........   57,742,921.20
February 2012.......   57,606,913.37
March 2012..........   57,473,117.87
April 2012..........   57,341,509.01
May 2012............   57,212,061.31
June 2012...........   57,084,749.47

    Distribution         Targeted
        Date             Balance
    ------------         --------
                   July 2012...........  $56,959,548.39
August 2012.........   56,836,433.14
September 2012......   56,715,379.00
October 2012........   56,596,361.42
November 2012.......   56,479,356.05
December 2012.......   56,364,338.70
January 2013........   56,251,285.40
February 2013.......   56,140,172.32
March 2013..........   56,021,158.40
April 2013..........   55,892,954.92
May 2013............   55,755,751.42
June 2013...........   55,609,734.41
July 2013...........   55,455,087.36
August 2013.........   55,291,990.79
September 2013......   55,120,622.28
October 2013........   54,941,156.53
November 2013.......   54,753,765.41
December 2013.......   54,558,617.96
January 2014........   54,355,880.49
February 2014.......   54,145,716.56
March 2014..........   53,928,287.07
April 2014..........   53,703,750.28
May 2014............   53,472,261.82
June 2014...........   53,233,974.80
July 2014...........   52,989,039.76
August 2014.........   52,737,604.76
September 2014......   52,479,815.43
October 2014........   52,215,814.95
November 2014.......   51,945,744.13
December 2014.......   51,669,741.43
January 2015........   51,387,943.01
February 2015.......   51,100,482.73
March 2015..........   50,807,492.21
April 2015..........   50,509,100.86
May 2015............   50,205,435.92
June 2015...........   49,896,622.45
July 2015...........   49,582,783.43
August 2015.........   49,264,039.72
September 2015......   48,940,510.16
October 2015........   48,612,311.54
November 2015.......   48,279,558.66
December 2015.......   47,942,364.35

    Distribution         Targeted
        Date             Balance
--------------------  --------------
January 2016........  $47,600,839.52
February 2016.......   47,255,093.15
March 2016..........   46,905,232.37
April 2016..........   46,551,362.43
May 2016............   46,193,586.77
June 2016...........   45,832,007.02
July 2016...........   45,466,723.06
August 2016.........   45,097,833.01
September 2016......   44,725,433.27
October 2016........   44,349,618.56
November 2016.......   43,970,481.92
December 2016.......   43,588,114.75
January 2017........   43,202,606.84
February 2017.......   42,814,046.38
March 2017..........   42,422,519.98
April 2017..........   42,028,112.71
May 2017............   41,630,908.13
June 2017...........   41,230,988.28
July 2017...........   40,828,433.72
August 2017.........   40,423,323.57
September 2017......   40,015,735.50
October 2017........   39,605,745.78
November 2017.......   39,193,429.27
December 2017.......   38,778,859.48
January 2018........   38,362,108.56
February 2018.......   37,943,247.31
March 2018..........   37,522,345.26
April 2018..........   37,099,470.62
May 2018............   36,674,690.33
June 2018...........   36,248,070.10
July 2018...........   35,819,674.38
August 2018.........   35,389,566.42
September 2018......   34,957,808.27
October 2018........   34,524,460.82
November 2018.......   34,089,583.76
December 2018.......   33,653,235.68
January 2019........   33,215,474.02
February 2019.......   32,776,355.13

    Distribution         Targeted
        Date             Balance
    ------------         --------
                   March 2019..........  $32,335,934.24
April 2019..........   31,894,265.53
May 2019............   31,451,402.11
June 2019...........   31,007,396.07
July 2019...........   30,562,298.44
August 2019.........   30,116,159.27
September 2019......   29,669,027.59
October 2019........   29,220,951.47
November 2019.......   28,771,978.01
December 2019.......   28,322,153.34
January 2020........   27,871,522.70
February 2020.......   27,420,130.35
March 2020..........   26,968,019.70
April 2020..........   26,515,233.22
May 2020............   26,061,812.54
June 2020...........   25,607,798.40
July 2020...........   25,153,230.69
August 2020.........   24,698,148.47
September 2020......   24,242,589.96
October 2020........   23,786,592.59
November 2020.......   23,330,192.97
December 2020.......   22,873,426.92
January 2021........   22,416,329.50
February 2021.......   21,958,934.99
March 2021..........   21,501,276.93
April 2021..........   21,043,388.11
May 2021............   20,585,300.60
June 2021...........   20,127,045.74
July 2021...........   19,668,654.18
August 2021.........   19,210,155.86
September 2021......   18,751,580.05
October 2021........   18,292,955.33
November 2021.......   17,834,309.63
December 2021.......   17,375,670.22
January 2022........   16,917,063.73
February 2022.......   16,458,516.16
March 2022..........   16,000,052.89

    Distribution         Targeted
        Date             Balance
    ------------         --------
                   April 2022..........  $15,541,698.68
May 2022............   15,083,477.69
June 2022...........   14,625,413.48
July 2022...........   14,167,529.05
August 2022.........   13,709,846.79
September 2022......   13,252,388.56
October 2022........   12,795,175.64
November 2022.......   12,338,228.77
December 2022.......   11,881,568.14
January 2023........   11,425,213.44
February 2023.......   10,969,183.80
March 2023..........   10,513,497.86
April 2023..........   10,058,173.75
May 2023............    9,603,229.10
June 2023...........    9,148,681.06
July 2023...........    8,694,546.29
August 2023.........    8,240,840.96
September 2023......    7,787,580.81
October 2023........    7,334,781.10
November 2023.......    6,882,456.64
December 2023.......    6,430,621.79
January 2024........    5,979,290.50
February 2024.......    5,528,476.25
March 2024..........    5,078,192.13
April 2024..........    4,628,450.81
May 2024............    4,179,264.53
June 2024...........    3,730,645.15
July 2024...........    3,282,604.13
August 2024.........    2,835,152.53
September 2024......    2,388,301.03
October 2024........    1,942,059.95
November 2024.......    1,496,439.23
December 2024.......    1,051,448.43
January 2025........      607,096.76
February 2025.......      163,393.10
March 2025 and
  thereafter........            0.00

TA Class Planned Balances

    Distribution         Planned
        Date             Balance
    ------------         -------
                   Initial Balance.....  $9,552,179.00
August 2005.........   9,379,784.13
September 2005......   9,203,162.93
October 2005........   9,022,500.21
November 2005.......   8,844,347.08
December 2005.......   8,668,681.67
January 2006........   8,495,482.29
February 2006.......   8,324,727.41
March 2006..........   8,156,395.67
April 2006..........   7,990,465.85

    Distribution         Planned
        Date             Balance
    ------------         -------
                   May 2006............  $7,826,916.93
June 2006...........   7,665,728.01
July 2006...........   7,506,878.37
August 2006.........   7,350,347.46
September 2006......   7,196,114.86
October 2006........   7,044,160.32
November 2006.......   6,894,463.74
December 2006.......   6,747,005.20
January 2007........   6,601,764.88
February 2007.......   6,458,723.16

    Distribution         Planned
        Date             Balance
    ------------         -------
                   March 2007..........  $6,317,860.55
April 2007..........   6,179,157.70
May 2007............   6,042,595.43
June 2007...........   5,908,154.69
July 2007...........   5,775,816.59
August 2007.........   5,645,562.36
September 2007......   5,517,373.42
October 2007........   5,391,231.28
November 2007.......   5,267,117.63
December 2007.......   5,145,014.28

    Distribution         Planned
        Date             Balance
--------------------  -------------
January 2008........  $5,024,903.19
February 2008.......   4,906,766.46
March 2008..........   4,790,586.32
April 2008..........   4,676,345.14
May 2008............   4,564,025.43
June 2008...........   4,453,609.83
July 2008...........   4,345,081.12
August 2008.........   4,238,422.21
September 2008......   4,133,616.14
October 2008........   4,030,646.08
November 2008.......   3,929,495.33
December 2008.......   3,830,147.33
January 2009........   3,732,585.64
February 2009.......   3,636,793.95
March 2009..........   3,542,756.06
April 2009..........   3,450,455.92
May 2009............   3,359,877.60
June 2009...........   3,271,005.27
July 2009...........   3,183,823.27
August 2009.........   3,098,316.01
September 2009......   3,014,468.05
October 2009........   2,932,264.06
November 2009.......   2,851,688.85
December 2009.......   2,772,727.33
January 2010........   2,695,364.51
February 2010.......   2,619,585.56

    Distribution         Planned
        Date             Balance
    ------------         -------
                   March 2010..........  $2,545,375.73
April 2010..........   2,472,720.40
May 2010............   2,401,605.07
June 2010...........   2,332,015.34
July 2010...........   2,263,936.93
August 2010.........   2,197,355.67
September 2010......   2,132,257.50
October 2010........   2,068,628.48
November 2010.......   2,006,454.76
December 2010.......   1,945,722.61
January 2011........   1,886,418.42
February 2011.......   1,828,528.67
March 2011..........   1,772,039.94
April 2011..........   1,716,938.94
May 2011............   1,663,212.47
June 2011...........   1,610,847.43
July 2011...........   1,559,830.83
August 2011.........   1,510,149.78
September 2011......   1,461,791.49
October 2011........   1,414,743.29
November 2011.......   1,368,992.58
December 2011.......   1,324,526.87
January 2012........   1,281,333.78
February 2012.......   1,239,401.02
March 2012..........   1,198,716.40
April 2012..........   1,159,267.82

    Distribution         Planned
        Date             Balance
    ------------         -------
                   May 2012............  $1,121,043.28
June 2012...........   1,084,030.88
July 2012...........   1,048,218.81
August 2012.........   1,013,595.35
September 2012......     980,148.88
October 2012........     947,867.87
November 2012.......     916,740.88
December 2012.......     886,756.57
January 2013........     857,903.67
February 2013.......     830,171.03
March 2013..........     797,536.18
April 2013..........     759,213.38
May 2013............     715,322.05
June 2013...........     665,979.73
July 2013...........     611,302.06
August 2013.........     551,402.89
September 2013......     488,386.36
October 2013........     423,615.20
November 2013.......     357,143.71
December 2013.......     289,025.15
January 2014........     219,311.74
February 2014.......     148,054.67
March 2014..........      75,304.12
April 2014..........       1,109.30
May 2014 and
  thereafter........           0.00

TB Class Targeted Balances

    Distribution         Targeted
        Date             Balance
    ------------         --------
                   Initial Balance.....  $10,000,000.00
August 2005.........    9,779,441.74
September 2005......    9,554,547.10
October 2005........    9,325,634.54
November 2005.......    9,101,035.57
December 2005.......    8,880,689.91
January 2006........    8,664,537.99
February 2006.......    8,452,521.00
March 2006..........    8,244,580.80
April 2006..........    8,040,659.99
May 2006............    7,840,701.85
June 2006...........    7,644,650.37
July 2006...........    7,452,450.18
August 2006.........    7,264,046.63
September 2006......    7,079,385.70
October 2006........    6,898,414.06
November 2006.......    6,721,079.00
December 2006.......    6,547,328.46
January 2007........    6,377,111.03
February 2007.......    6,210,375.93
March 2007..........    6,047,072.96
April 2007..........    5,887,152.59

    Distribution         Targeted
        Date             Balance
    ------------         --------
                   May 2007............  $ 5,730,565.86
June 2007...........    5,577,264.41
July 2007...........    5,427,200.48
August 2007.........    5,280,326.91
September 2007......    5,136,597.09
October 2007........    4,995,965.00
November 2007.......    4,858,385.18
December 2007.......    4,723,812.73
January 2008........    4,592,203.30
February 2008.......    4,463,513.09
March 2008..........    4,337,698.83
April 2008..........    4,214,717.79
May 2008............    4,094,527.76
June 2008...........    3,977,087.07
July 2008...........    3,862,354.53
August 2008.........    3,750,289.50
September 2008......    3,640,851.80
October 2008........    3,534,001.78
November 2008.......    3,429,700.26
December 2008.......    3,327,908.56
January 2009........    3,228,588.46
February 2009.......    3,131,702.24

    Distribution         Targeted
        Date             Balance
    ------------         --------
                   March 2009..........  $ 3,037,212.62
April 2009..........    2,945,082.81
May 2009............    2,855,276.45
June 2009...........    2,767,757.65
July 2009...........    2,682,490.96
August 2009.........    2,599,441.38
September 2009......    2,518,574.32
October 2009........    2,439,855.66
November 2009.......    2,363,251.68
December 2009.......    2,288,729.07
January 2010........    2,216,254.97
February 2010.......    2,145,796.91
March 2010..........    2,077,322.82
April 2010..........    2,010,801.04
May 2010............    1,946,200.31
June 2010...........    1,883,489.76
July 2010...........    1,822,638.90
August 2010.........    1,763,617.63
September 2010......    1,706,396.23
October 2010........    1,650,945.34
November 2010.......    1,597,235.98
December 2010.......    1,545,239.54

    Distribution         Targeted
        Date             Balance
--------------------  --------------
January 2011........  $ 1,494,927.76
February 2011.......    1,446,272.73
March 2011..........    1,399,246.92
April 2011..........    1,353,823.11
May 2011............    1,309,974.45
June 2011...........    1,267,674.43
July 2011...........    1,226,896.86
August 2011.........    1,187,615.89
September 2011......    1,149,805.99
October 2011........    1,113,441.97
November 2011.......    1,078,498.94
December 2011.......    1,044,952.35
January 2012........    1,012,777.93
February 2012.......      981,951.75
March 2012..........      952,450.16
April 2012..........      924,249.83
May 2012............      897,327.72
June 2012...........      871,661.07
July 2012...........      847,227.44
August 2012.........      824,004.65

    Distribution         Targeted
        Date             Balance
    ------------         --------
                   September 2012......  $   801,970.81
October 2012........      781,104.33
November 2012.......      761,383.86
December 2012.......      742,788.35
January 2013........      725,297.02
February 2013.......      708,889.35
March 2013..........      693,545.07
April 2013..........      679,244.20
May 2013............      665,966.99
June 2013...........      653,117.58
July 2013...........      640,198.57
August 2013.........      627,209.58
September 2013......      614,150.23
October 2013........      601,020.14
November 2013.......      587,818.93
December 2013.......      574,546.22
January 2014........      561,201.61
February 2014.......      547,784.72
March 2014..........      534,295.15
April 2014..........      520,732.52

    Distribution         Targeted
        Date             Balance
    ------------         --------
                   May 2014............  $   507,096.42
June 2014...........      493,386.46
July 2014...........      465,517.38
August 2014.........      435,116.32
September 2014......      404,423.40
October 2014........      373,446.84
November 2014.......      342,194.66
December 2014.......      310,674.72
January 2015........      278,894.67
February 2015.......      246,862.01
March 2015..........      214,584.07
April 2015..........      182,067.99
May 2015............      149,320.76
June 2015...........      116,349.20
July 2015...........       83,159.98
August 2015.........       49,759.60
September 2015......       16,154.40
October 2015 and
  thereafter........            0.00

TC Class Targeted Balances

    Distribution         Targeted
        Date             Balance
    ------------         --------
                   Initial Balance.....  $20,000,000.00
August 2005.........   19,559,413.62
September 2005......   19,110,169.91
October 2005........   18,652,903.75
November 2005.......   18,204,226.77
December 2005.......   17,764,018.67
January 2006........   17,332,160.61
February 2006.......   16,908,535.18
March 2006..........   16,493,026.40
April 2006..........   16,085,519.69
May 2006............   15,685,901.88
June 2006...........   15,294,061.13
July 2006...........   14,909,887.01
August 2006.........   14,533,270.39
September 2006......   14,164,103.48
October 2006........   13,802,279.82
November 2006.......   13,447,694.22
December 2006.......   13,100,242.77
January 2007........   12,759,822.86
February 2007.......   12,426,333.08
March 2007..........   12,099,673.29
April 2007..........   11,779,744.58
May 2007............   11,466,449.21
June 2007...........   11,159,690.67
July 2007...........   10,859,373.62
August 2007.........   10,565,403.87
September 2007......   10,277,688.39
October 2007........    9,996,135.31

    Distribution         Targeted
        Date             Balance
    ------------         --------
                   November 2007.......  $ 9,720,653.87
December 2007.......    9,451,154.40
January 2008........    9,187,548.37
February 2008.......    8,929,748.32
March 2008..........    8,677,667.84
April 2008..........    8,431,221.63
May 2008............    8,190,325.39
June 2008...........    7,954,895.90
July 2008...........    7,724,850.93
August 2008.........    7,500,109.27
September 2008......    7,280,590.74
October 2008........    7,066,216.10
November 2008.......    6,856,907.14
December 2008.......    6,652,586.56
January 2009........    6,453,178.06
February 2009.......    6,258,606.27
March 2009..........    6,068,796.74
April 2009..........    5,883,675.95
May 2009............    5,703,171.30
June 2009...........    5,527,211.08
July 2009...........    5,355,724.45
August 2009.........    5,188,641.49
September 2009......    5,025,893.11
October 2009........    4,867,411.11
November 2009.......    4,713,128.11
December 2009.......    4,562,977.58
January 2010........    4,416,893.82
February 2010.......    4,274,811.95

    Distribution         Targeted
        Date             Balance
    ------------         --------
                   March 2010..........  $ 4,136,667.89
April 2010..........    4,002,398.36
May 2010............    3,871,940.87
June 2010...........    3,745,233.72
July 2010...........    3,622,215.97
August 2010.........    3,502,827.44
September 2010......    3,387,008.72
October 2010........    3,274,701.11
November 2010.......    3,165,846.68
December 2010.......    3,060,388.21
January 2011........    2,958,269.20
February 2011.......    2,859,433.85
March 2011..........    2,763,827.08
April 2011..........    2,671,394.48
May 2011............    2,582,082.33
June 2011...........    2,495,837.61
July 2011...........    2,412,607.92
August 2011.........    2,332,341.57
September 2011......    2,254,987.48
October 2011........    2,180,495.24
November 2011.......    2,108,815.07
December 2011.......    2,039,897.82
January 2012........    1,973,694.95
February 2012.......    1,910,158.55
March 2012..........    1,849,241.29
April 2012..........    1,790,896.47
May 2012............    1,735,077.97
June 2012...........    1,681,740.25

    Distribution         Targeted
        Date             Balance
--------------------  --------------
July 2012...........  $ 1,630,838.35
August 2012.........    1,582,327.87
September 2012......    1,536,164.99
October 2012........    1,492,306.45
November 2012.......    1,450,709.53
December 2012.......    1,411,332.04
January 2013........    1,374,132.35
February 2013.......    1,339,069.35
March 2013..........    1,306,102.46
April 2013..........    1,275,191.61
May 2013............    1,246,297.25
June 2013...........    1,218,231.10
July 2013...........    1,190,001.24

    Distribution         Targeted
        Date             Balance
    ------------         --------
                   August 2013.........  $ 1,161,606.70
September 2013......    1,133,046.52
October 2013........    1,104,319.75
November 2013.......    1,075,425.40
December 2013.......    1,046,362.50
January 2014........    1,017,130.06
February 2014.......      987,727.11
March 2014..........      958,152.63
April 2014..........      928,405.64
May 2014............      898,485.13
June 2014...........      868,390.08
July 2014...........      810,036.48
August 2014.........      746,606.75

    Distribution         Targeted
        Date             Balance
    ------------         --------
                   September 2014......  $   682,567.16
October 2014........      617,933.88
November 2014.......      552,722.67
December 2014.......      486,948.96
January 2015........      420,627.80
February 2015.......      353,773.90
March 2015..........      286,401.63
April 2015..........      218,525.01
May 2015............      150,157.73
June 2015...........       81,313.16
July 2015...........       12,004.33
August 2015 and
  thereafter........            0.00

Aggregate Group III Planned Balances

    Distribution         Planned
        Date             Balance
    ------------         -------
                   Initial Balance.....  $60,578,000.00
August 2005.........   60,033,743.91
September 2005......   59,452,674.44
October 2005........   58,835,445.57
November 2005.......   58,182,768.50
December 2005.......   57,495,410.39
January 2006........   56,774,193.00
February 2006.......   56,019,991.20
March 2006..........   55,233,731.26
April 2006..........   54,416,389.08
May 2006............   53,568,988.21
June 2006...........   52,692,597.79
July 2006...........   51,788,330.36
August 2006.........   50,857,339.46
September 2006......   49,900,817.26
October 2006........   48,919,991.96
November 2006.......   47,916,125.14
December 2006.......   46,890,509.00
January 2007........   45,844,463.55
February 2007.......   44,779,333.65
March 2007..........   43,732,419.21
April 2007..........   42,703,413.18
May 2007............   41,692,013.66
June 2007...........   40,697,923.78
July 2007...........   39,720,851.62
August 2007.........   38,760,510.16
September 2007......   37,816,617.16
October 2007........   36,888,895.11
November 2007.......   35,977,071.11
December 2007.......   35,080,876.85
January 2008........   34,200,048.49
February 2008.......   33,334,326.60
March 2008..........   32,483,456.10
April 2008..........   31,647,186.15
May 2008............   30,825,270.14

    Distribution         Planned
        Date             Balance
    ------------         -------
                   June 2008...........  $30,017,465.55
July 2008...........   29,223,533.93
August 2008.........   28,443,240.83
September 2008......   27,676,355.71
October 2008........   26,922,651.88
November 2008.......   26,181,906.45
December 2008.......   25,453,900.27
January 2009........   24,738,417.85
February 2009.......   24,035,247.31
March 2009..........   23,344,180.30
April 2009..........   22,665,011.99
May 2009............   21,997,540.94
June 2009...........   21,341,569.13
July 2009...........   20,696,901.81
August 2009.........   20,063,347.53
September 2009......   19,448,933.00
October 2009........   18,853,157.57
November 2009.......   18,275,459.85
December 2009.......   17,715,295.27
January 2010........   17,172,135.56
February 2010.......   16,645,468.30
March 2010..........   16,134,796.42
April 2010..........   15,639,637.72
May 2010............   15,159,524.48
June 2010...........   14,694,002.98
July 2010...........   14,242,633.13
August 2010.........   13,804,988.01
September 2010......   13,380,653.51
October 2010........   12,969,227.93
November 2010.......   12,570,321.65
December 2010.......   12,183,556.71
January 2011........   11,808,566.51
February 2011.......   11,444,995.43
March 2011..........   11,092,498.54
April 2011..........   10,750,741.26

    Distribution         Planned
        Date             Balance
    ------------         -------
                   May 2011............  $10,419,399.06
June 2011...........   10,098,157.15
July 2011...........    9,786,710.19
August 2011.........    9,484,762.02
September 2011......    9,192,025.38
October 2011........    8,908,221.62
November 2011.......    8,633,080.50
December 2011.......    8,366,339.86
January 2012........    8,107,745.45
February 2012.......    7,857,050.66
March 2012..........    7,614,016.29
April 2012..........    7,378,410.32
May 2012............    7,150,007.75
June 2012...........    6,928,590.31
July 2012...........    6,713,946.31
August 2012.........    6,505,870.44
September 2012......    6,304,163.56
October 2012........    6,108,632.52
November 2012.......    5,919,090.00
December 2012.......    5,735,354.32
January 2013........    5,557,249.25
February 2013.......    5,384,603.91
March 2013..........    5,217,252.52
April 2013..........    5,055,034.33
May 2013............    4,897,793.44
June 2013...........    4,745,378.61
July 2013...........    4,597,643.21
August 2013.........    4,454,444.99
September 2013......    4,315,646.02
October 2013........    4,181,112.52
November 2013.......    4,050,714.75
December 2013.......    3,924,326.87
January 2014........    3,801,826.86
February 2014.......    3,683,096.37
March 2014..........    3,568,020.64

    Distribution         Planned
        Date             Balance
--------------------  --------------
April 2014..........  $ 3,456,488.36
May 2014............    3,348,391.58
June 2014...........    3,243,625.63
July 2014...........    3,142,088.98
August 2014.........    3,043,683.19
September 2014......    2,948,312.80
October 2014........    2,855,885.20
November 2014.......    2,766,310.62
December 2014.......    2,679,501.99
January 2015........    2,595,374.87
February 2015.......    2,513,847.38
March 2015..........    2,434,840.13
April 2015..........    2,358,276.11
May 2015............    2,284,080.66
June 2015...........    2,212,181.38
July 2015...........    2,142,508.05
August 2015.........    2,074,992.60
September 2015......    2,009,569.00
October 2015........    1,946,173.24
November 2015.......    1,884,743.23
December 2015.......    1,825,218.79
January 2016........    1,767,541.55
February 2016.......    1,711,654.90
March 2016..........    1,657,503.98
April 2016..........    1,605,035.56
May 2016............    1,554,198.05
June 2016...........    1,504,941.41
July 2016...........    1,457,217.14
August 2016.........    1,410,978.19
September 2016......    1,366,178.97
October 2016........    1,322,775.24
November 2016.......    1,280,724.14
December 2016.......    1,239,984.09
January 2017........    1,200,514.77
February 2017.......    1,162,277.11
March 2017..........    1,125,233.22
April 2017..........    1,089,346.36
May 2017............    1,054,580.90
June 2017...........    1,020,902.31
July 2017...........      988,277.12
August 2017.........      956,672.85
September 2017......      926,058.03
October 2017........      896,402.15
November 2017.......      867,675.62
December 2017.......      839,849.78
January 2018........      812,896.80
February 2018.......      786,789.73
March 2018..........      761,502.44
April 2018..........      737,009.60
May 2018............      713,286.64
June 2018...........      690,309.74
July 2018...........      668,055.84
August 2018.........      646,502.54

    Distribution         Planned
        Date             Balance
    ------------         -------
                   September 2018......  $   625,628.16
October 2018........      605,411.66
November 2018.......      585,832.66
December 2018.......      566,871.39
January 2019........      548,508.71
February 2019.......      530,726.03
March 2019..........      513,505.35
April 2019..........      496,829.23
May 2019............      480,680.76
June 2019...........      465,043.52
July 2019...........      449,901.63
August 2019.........      435,239.69
September 2019......      421,042.75
October 2019........      407,296.35
November 2019.......      393,986.46
December 2019.......      381,099.47
January 2020........      368,622.20
February 2020.......      356,541.88
March 2020..........      344,846.12
April 2020..........      333,522.92
May 2020............      322,560.66
June 2020...........      311,948.04
July 2020...........      301,674.15
August 2020.........      291,728.39
September 2020......      282,100.50
October 2020........      272,780.52
November 2020.......      263,758.83
December 2020.......      255,026.07
January 2021........      246,573.18
February 2021.......      238,391.39
March 2021..........      230,472.20
April 2021..........      222,807.36
May 2021............      215,388.88
June 2021...........      208,209.02
July 2021...........      201,260.28
August 2021.........      194,535.38
September 2021......      188,027.30
October 2021........      181,729.19
November 2021.......      175,634.44
December 2021.......      169,736.64
January 2022........      164,029.58
February 2022.......      158,507.24
March 2022..........      153,163.78
April 2022..........      147,993.57
May 2022............      142,991.11
June 2022...........      138,151.10
July 2022...........      133,468.41
August 2022.........      128,938.05
September 2022......      124,555.19
October 2022........      120,315.16
November 2022.......      116,213.43
December 2022.......      112,245.60
January 2023........      108,407.43

    Distribution         Planned
        Date             Balance
    ------------         -------
                   February 2023.......  $   104,694.79
March 2023..........      101,103.69
April 2023..........       97,630.26
May 2023............       94,270.76
June 2023...........       91,021.56
July 2023...........       87,879.14
August 2023.........       84,840.09
September 2023......       81,901.11
October 2023........       79,059.01
November 2023.......       76,310.69
December 2023.......       73,653.15
January 2024........       71,083.48
February 2024.......       68,598.87
March 2024..........       66,196.59
April 2024..........       63,874.00
May 2024............       61,628.55
June 2024...........       59,457.74
July 2024...........       57,359.19
August 2024.........       55,330.57
September 2024......       53,369.62
October 2024........       51,474.17
November 2024.......       49,642.11
December 2024.......       47,871.38
January 2025........       46,160.01
February 2025.......       44,506.08
March 2025..........       42,907.73
April 2025..........       41,363.16
May 2025............       39,870.63
June 2025...........       38,428.44
July 2025...........       37,034.98
August 2025.........       35,688.65
September 2025......       34,387.92
October 2025........       33,131.30
November 2025.......       31,917.37
December 2025.......       30,744.72
January 2026........       29,612.02
February 2026.......       28,517.96
March 2026..........       27,461.27
April 2026..........       26,440.73
May 2026............       25,455.16
June 2026...........       24,503.41
July 2026...........       23,584.37
August 2026.........       22,696.97
September 2026......       21,840.16
October 2026........       21,012.95
November 2026.......       20,214.35
December 2026.......       19,443.43
January 2027........       18,699.26
February 2027.......       17,980.97
March 2027..........       17,287.69
April 2027..........       16,618.61
May 2027............       15,972.91
June 2027...........       15,349.82

    Distribution         Planned
        Date             Balance
--------------------  --------------
July 2027...........  $    14,748.60
August 2027.........       14,168.51
September 2027......       13,608.85
October 2027........       13,068.93
November 2027.......       12,548.11
December 2027.......       12,045.74
January 2028........       11,561.20
February 2028.......       11,093.90
March 2028..........       10,643.26
April 2028..........       10,208.72
May 2028............        9,789.74
June 2028...........        9,385.79
July 2028...........        8,996.37
August 2028.........        8,620.98
September 2028......        8,259.16
October 2028........        7,910.45
November 2028.......        7,574.39
December 2028.......        7,250.56
January 2029........        6,938.55
February 2029.......        6,637.95
March 2029..........        6,348.37
April 2029..........        6,069.45
May 2029............        5,800.80
June 2029...........        5,542.09
July 2029...........        5,292.96
August 2029.........        5,053.10

    Distribution         Planned
        Date             Balance
    ------------         -------
                   September 2029......  $     4,822.18
October 2029........        4,599.90
November 2029.......        4,385.96
December 2029.......        4,180.06
January 2030........        3,981.93
February 2030.......        3,791.31
March 2030..........        3,607.92
April 2030..........        3,431.52
May 2030............        3,261.87
June 2030...........        3,098.73
July 2030...........        2,941.87
August 2030.........        2,791.07
September 2030......        2,646.12
October 2030........        2,506.81
November 2030.......        2,372.95
December 2030.......        2,244.34
January 2031........        2,120.79
February 2031.......        2,002.14
March 2031..........        1,888.19
April 2031..........        1,778.79
May 2031............        1,673.77
June 2031...........        1,572.98
July 2031...........        1,476.26
August 2031.........        1,383.48
September 2031......        1,294.47

    Distribution         Planned
        Date             Balance
    ------------         -------
                   October 2031........  $     1,209.12
November 2031.......        1,127.29
December 2031.......        1,048.85
January 2032........          973.67
February 2032.......          901.65
March 2032..........          832.66
April 2032..........          766.59
May 2032............          703.33
June 2032...........          642.79
July 2032...........          584.86
August 2032.........          529.44
September 2032......          476.45
October 2032........          425.78
November 2032.......          377.36
December 2032.......          331.10
January 2033........          286.93
February 2033.......          244.75
March 2033..........          204.49
April 2033..........          166.09
May 2033............          129.47
June 2033...........           94.57
July 2033...........           61.31
August 2033.........           29.64
September 2033 and
  thereafter........            0.00

AD Class Planned Balances

    Distribution         Planned
        Date             Balance
    ------------         -------
                   Initial Balance
  through
January 2007........  $25,593,000.00
February 2007.......   25,209,801.83
March 2007..........   24,828,014.24
April 2007..........   24,447,627.45
May 2007............   24,068,631.73
June 2007...........   23,691,017.40
July 2007...........   23,314,774.81
August 2007.........   22,939,894.35
September 2007......   22,566,366.43
October 2007........   22,194,181.53
November 2007.......   21,823,330.14
December 2007.......   21,453,802.80
January 2008........   21,085,590.07
February 2008.......   20,718,682.59
March 2008..........   20,353,070.98
April 2008..........   19,988,745.93
May 2008............   19,625,698.16
June 2008...........   19,263,918.42
July 2008...........   18,903,397.51
August 2008.........   18,544,126.24
September 2008......   18,186,095.47

    Distribution         Planned
        Date             Balance
    ------------         -------
                   October 2008........  $17,829,296.10
November 2008.......   17,473,719.06
December 2008.......   17,119,355.31
January 2009........   16,766,195.83
February 2009.......   16,414,231.67
March 2009..........   16,063,453.89
April 2009..........   15,713,853.57
May 2009............   15,365,421.86
June 2009...........   15,018,149.91
July 2009...........   14,672,028.91
August 2009.........   14,327,050.09
September 2009......   13,983,204.72
October 2009........   13,640,484.07
November 2009.......   13,298,879.48
December 2009.......   12,958,382.30
January 2010........   12,618,983.91
February 2010.......   12,280,675.72
March 2010..........   11,943,449.18
April 2010..........   11,607,295.78
May 2010............   11,272,207.01
June 2010...........   10,938,174.41
July 2010...........   10,605,189.55

    Distribution         Planned
        Date             Balance
    ------------         -------
                   August 2010.........  $10,276,607.46
September 2010......    9,958,006.73
October 2010........    9,649,086.11
November 2010.......    9,349,553.33
December 2010.......    9,059,124.95
January 2011........    8,777,525.99
February 2011.......    8,504,489.74
March 2011..........    8,239,757.50
April 2011..........    7,983,078.31
May 2011............    7,734,208.78
June 2011...........    7,492,912.80
July 2011...........    7,258,961.37
August 2011.........    7,032,132.35
September 2011......    6,812,210.28
October 2011........    6,598,986.19
November 2011.......    6,392,257.37
December 2011.......    6,191,827.21
January 2012........    5,997,505.00
February 2012.......    5,809,105.78
March 2012..........    5,626,450.14
April 2012..........    5,449,364.06
May 2012............    5,277,678.78

    Distribution         Planned
        Date             Balance
--------------------  --------------
June 2012...........  $ 5,111,230.59
July 2012...........    4,949,860.72
August 2012.........    4,793,415.17
September 2012......    4,641,744.58
October 2012........    4,494,704.09
November 2012.......    4,352,153.18
December 2012.......    4,213,955.60
January 2013........    4,079,979.17
February 2013.......    3,950,095.70
March 2013..........    3,824,180.87
April 2013..........    3,702,114.10
May 2013............    3,583,778.45
June 2013...........    3,469,060.50
July 2013...........    3,357,850.25
August 2013.........    3,250,041.02
September 2013......    3,145,529.35
October 2013........    3,044,214.88
November 2013.......    2,946,000.31
December 2013.......    2,850,791.25
January 2014........    2,758,496.18
February 2014.......    2,669,026.32
March 2014..........    2,582,295.60
April 2014..........    2,498,220.52
May 2014............    2,416,720.12
June 2014...........    2,337,715.87
July 2014...........    2,261,131.64
August 2014.........    2,186,893.57
September 2014......    2,114,930.06
October 2014........    2,045,171.64
November 2014.......    1,977,550.99
December 2014.......    1,912,002.78
January 2015........    1,848,463.68
February 2015.......    1,786,872.27
March 2015..........    1,727,168.99
April 2015..........    1,669,296.09
May 2015............    1,613,197.55
June 2015...........    1,558,819.07
July 2015...........    1,506,107.97

    Distribution         Planned
        Date             Balance
    ------------         -------
                   August 2015.........  $ 1,455,013.19
September 2015......    1,405,485.19
October 2015........    1,357,475.97
November 2015.......    1,310,938.94
December 2015.......    1,265,828.96
January 2016........    1,222,102.23
February 2016.......    1,179,716.31
March 2016..........    1,138,630.02
April 2016..........    1,098,803.44
May 2016............    1,060,197.86
June 2016...........    1,022,775.75
July 2016...........      986,500.71
August 2016.........      951,337.46
September 2016......      917,251.79
October 2016........      884,210.51
November 2016.......      852,181.45
December 2016.......      821,133.43
January 2017........      791,036.21
February 2017.......      761,860.46
March 2017..........      733,577.76
April 2017..........      706,160.54
May 2017............      679,582.07
June 2017...........      653,816.44
July 2017...........      628,838.53
August 2017.........      604,623.99
September 2017......      581,149.18
October 2017........      558,391.23
November 2017.......      536,327.93
December 2017.......      514,937.76
January 2018........      494,199.86
February 2018.......      474,093.99
March 2018..........      454,600.55
April 2018..........      435,700.52
May 2018............      417,375.47
June 2018...........      399,607.53
July 2018...........      382,379.38
August 2018.........      365,674.22
September 2018......      349,475.77

    Distribution         Planned
        Date             Balance
    ------------         -------
                   October 2018........  $   333,768.24
November 2018.......      318,536.34
December 2018.......      303,765.24
January 2019........      289,440.54
February 2019.......      275,548.32
March 2019..........      262,075.05
April 2019..........      249,007.65
May 2019............      236,333.41
June 2019...........      224,040.02
July 2019...........      212,115.55
August 2019.........      200,548.43
September 2019......      189,327.45
October 2019........      178,441.75
November 2019.......      167,880.79
December 2019.......      157,634.35
January 2020........      147,692.55
February 2020.......      138,045.77
March 2020..........      128,684.74
April 2020..........      119,600.42
May 2020............      110,784.08
June 2020...........      102,227.26
July 2020...........       93,921.74
August 2020.........       85,859.58
September 2020......       78,033.05
October 2020........       70,434.68
November 2020.......       63,057.23
December 2020.......       55,893.68
January 2021........       48,937.23
February 2021.......       42,181.27
March 2021..........       35,619.42
April 2021..........       29,245.48
May 2021............       23,053.44
June 2021...........       17,037.49
July 2021...........       11,191.99
August 2021.........        5,511.47
September 2021 and
  thereafter........            0.00

Aggregate Group IV Planned Balances

    Distribution          Planned
        Date              Balance
    ------------          -------
                   Initial Balance
  through
April 2007..........  $151,375,641.00
May 2007............   149,961,984.29
June 2007...........   148,518,786.92
July 2007...........   147,046,707.12
August 2007.........   145,546,416.89
September 2007......   144,018,601.48
October 2007........   142,463,958.89
November 2007.......   140,883,199.29
December 2007.......   139,311,144.65

    Distribution          Planned
        Date              Balance
    ------------          -------
                   January 2008........  $137,747,749.63
February 2008.......   136,192,969.13
March 2008..........   134,646,758.26
April 2008..........   133,109,072.38
May 2008............   131,579,867.07
June 2008...........   130,059,098.15
July 2008...........   128,546,721.66
August 2008.........   127,042,693.86
September 2008......   125,546,971.25
October 2008........   124,059,510.55

    Distribution          Planned
        Date              Balance
    ------------          -------
                   November 2008.......  $122,580,268.69
December 2008.......   121,109,202.84
January 2009........   119,646,270.39
February 2009.......   118,191,428.93
March 2009..........   116,744,636.30
April 2009..........   115,305,850.52
May 2009............   113,875,029.85
June 2009...........   112,452,132.77
July 2009...........   111,037,117.96
August 2009.........   109,629,944.33

    Distribution          Planned
        Date              Balance
--------------------  ---------------
September 2009......  $108,230,570.97
October 2009........   106,838,957.21
November 2009.......   105,455,062.58
December 2009.......   104,078,846.82
January 2010........   102,710,269.89
February 2010.......   101,349,291.92
March 2010..........    99,995,873.29
April 2010..........    98,649,974.55
May 2010............    97,311,556.47
June 2010...........    95,980,580.03
July 2010...........    94,657,006.38
August 2010.........    93,340,796.91
September 2010......    92,031,913.19
October 2010........    90,730,316.97
November 2010.......    89,435,970.24
December 2010.......    88,148,835.14
January 2011........    86,868,874.04
February 2011.......    85,596,049.48
March 2011..........    84,330,324.22
April 2011..........    83,071,661.19
May 2011............    81,820,023.51
June 2011...........    80,575,374.50
July 2011...........    79,337,677.67
August 2011.........    78,106,896.72
September 2011......    76,882,995.52
October 2011........    75,665,938.15
November 2011.......    74,455,688.87
December 2011.......    73,252,212.09
January 2012........    72,055,472.46
February 2012.......    70,865,434.78
March 2012..........    69,682,064.02
April 2012..........    68,505,325.37
May 2012............    67,335,184.15
June 2012...........    66,171,605.91
July 2012...........    65,014,556.33
August 2012.........    63,864,001.31
September 2012......    62,719,906.89
October 2012........    61,583,693.78
November 2012.......    60,465,497.36
December 2012.......    59,365,049.75
January 2013........    58,282,086.91
February 2013.......    57,216,348.59
March 2013..........    56,167,578.26
April 2013..........    55,135,523.09
May 2013............    54,119,933.87
June 2013...........    53,120,564.98
July 2013...........    52,137,174.32
August 2013.........    51,169,523.28
September 2013......    50,217,376.67
October 2013........    49,280,502.68
November 2013.......    48,358,672.85
December 2013.......    47,451,662.00
January 2014........    46,559,248.19

    Distribution          Planned
        Date              Balance
    ------------          -------
                   February 2014.......  $ 45,681,212.69
March 2014..........    44,817,339.90
April 2014..........    43,967,417.34
May 2014............    43,131,235.60
June 2014...........    42,308,588.28
July 2014...........    41,499,271.95
August 2014.........    40,703,086.14
September 2014......    39,919,833.25
October 2014........    39,149,318.54
November 2014.......    38,391,350.11
December 2014.......    37,645,738.79
January 2015........    36,912,298.17
February 2015.......    36,190,844.54
March 2015..........    35,481,196.84
April 2015..........    34,783,176.62
May 2015............    34,096,608.04
June 2015...........    33,421,317.79
July 2015...........    32,757,135.06
August 2015.........    32,103,891.55
September 2015......    31,461,421.36
October 2015........    30,829,561.03
November 2015.......    30,208,149.45
December 2015.......    29,597,027.87
January 2016........    28,996,039.82
February 2016.......    28,405,031.12
March 2016..........    27,823,849.83
April 2016..........    27,252,346.22
May 2016............    26,690,372.72
June 2016...........    26,137,783.95
July 2016...........    25,594,436.59
August 2016.........    25,060,189.45
September 2016......    24,534,903.38
October 2016........    24,018,441.26
November 2016.......    23,510,667.97
December 2016.......    23,011,450.36
January 2017........    22,520,657.23
February 2017.......    22,038,159.28
March 2017..........    21,563,829.12
April 2017..........    21,097,541.20
May 2017............    20,639,171.83
June 2017...........    20,188,599.09
July 2017...........    19,745,702.89
August 2017.........    19,310,364.85
September 2017......    18,882,468.38
October 2017........    18,461,898.54
November 2017.......    18,048,542.12
December 2017.......    17,642,287.53
January 2018........    17,243,024.86
February 2018.......    16,850,645.78
March 2018..........    16,465,043.56
April 2018..........    16,086,113.04
May 2018............    15,713,750.61
June 2018...........    15,347,854.17

    Distribution          Planned
        Date              Balance
    ------------          -------
                   July 2018...........  $ 14,988,323.13
August 2018.........    14,635,058.39
September 2018......    14,287,962.29
October 2018........    13,946,938.62
November 2018.......    13,611,892.59
December 2018.......    13,282,730.79
January 2019........    12,959,361.21
February 2019.......    12,641,693.19
March 2019..........    12,329,637.40
April 2019..........    12,023,105.84
May 2019............    11,722,011.81
June 2019...........    11,426,269.89
July 2019...........    11,135,795.91
August 2019.........    10,850,506.98
September 2019......    10,570,321.40
October 2019........    10,295,158.70
November 2019.......    10,024,939.61
December 2019.......     9,759,586.02
January 2020........     9,499,020.98
February 2020.......     9,243,168.69
March 2020..........     8,991,954.47
April 2020..........     8,745,304.76
May 2020............     8,503,147.08
June 2020...........     8,265,410.05
July 2020...........     8,032,023.32
August 2020.........     7,802,917.62
September 2020......     7,578,024.69
October 2020........     7,357,277.30
November 2020.......     7,140,609.22
December 2020.......     6,927,955.20
January 2021........     6,719,250.99
February 2021.......     6,514,433.27
March 2021..........     6,313,439.68
April 2021..........     6,116,208.79
May 2021............     5,922,680.10
June 2021...........     5,732,794.01
July 2021...........     5,546,491.80
August 2021.........     5,363,715.66
September 2021......     5,184,408.61
October 2021........     5,008,514.57
November 2021.......     4,835,978.25
December 2021.......     4,666,745.24
January 2022........     4,500,761.91
February 2022.......     4,337,975.48
March 2022..........     4,178,333.91
April 2022..........     4,021,786.00
May 2022............     3,868,281.28
June 2022...........     3,717,770.06
July 2022...........     3,570,203.40
August 2022.........     3,425,533.10
September 2022......     3,283,711.68
October 2022........     3,144,692.38
November 2022.......     3,008,429.16

    Distribution          Planned
        Date              Balance
--------------------  ---------------
December 2022.......  $  2,874,876.67
January 2023........     2,743,990.24
February 2023.......     2,615,725.88
March 2023..........     2,490,040.29
April 2023..........     2,366,890.79
May 2023............     2,246,235.37
June 2023...........     2,128,032.67
July 2023...........     2,012,241.93
August 2023.........     1,898,823.03
September 2023......     1,787,736.47
October 2023........     1,678,943.33

    Distribution          Planned
        Date              Balance
    ------------          -------
                   November 2023.......  $  1,572,405.30
December 2023.......     1,468,084.64
January 2024........     1,365,944.21
February 2024.......     1,265,947.41
March 2024..........     1,168,058.23
April 2024..........     1,072,241.18
May 2024............       978,461.34
June 2024...........       886,684.31
July 2024...........       796,876.23
August 2024.........       709,003.75

    Distribution          Planned
        Date              Balance
    ------------          -------
                   September 2024......  $    623,034.03
October 2024........       538,934.76
November 2024.......       456,674.09
December 2024.......       376,220.69
January 2025........       297,543.70
February 2025.......       220,612.75
March 2025..........       145,397.91
April 2025..........        71,869.74
May 2025 and
  thereafter........             0.00

JQ Class Targeted Balances

    Distribution         Targeted
        Date             Balance
    ------------         --------
                   Initial Balance.....  $53,400,000.00
August 2005.........   52,553,167.90
September 2005......   51,634,820.42
October 2005........   50,645,475.04
November 2005.......   49,585,718.14
December 2005.......   48,456,204.54
January 2006........   47,257,656.90
February 2006.......   45,990,865.00
March 2006..........   44,656,684.94
April 2006..........   43,256,038.21
May 2006............   41,789,910.65
June 2006...........   40,259,351.32
July 2006...........   38,665,471.23
August 2006.........   37,009,442.01
September 2006......   35,292,494.44
October 2006........   33,515,916.92
November 2006.......   31,681,053.75
December 2006.......   29,789,303.49
January 2007........   27,842,117.03

    Distribution         Targeted
        Date             Balance
    ------------         --------
                   February 2007.......  $25,840,995.68
March 2007..........   23,787,489.21
April 2007..........   21,683,193.70
May 2007............   20,943,406.08
June 2007...........   20,185,692.47
July 2007...........   19,411,116.39
August 2007.........   18,620,764.80
September 2007......   17,815,746.21
October 2007........   16,997,188.66
November 2007.......   16,166,237.77
December 2007.......   15,351,947.06
January 2008........   14,554,092.87
February 2008.......   13,772,454.00
March 2008..........   13,006,811.70
April 2008..........   12,256,949.64
May 2008............   11,522,653.88
June 2008...........   10,803,712.86
July 2008...........   10,099,917.34
August 2008.........    9,411,060.42

    Distribution         Targeted
        Date             Balance
    ------------         --------
                   September 2008......  $ 8,736,937.50
October 2008........    8,077,346.22
November 2008.......    7,432,086.50
December 2008.......    6,800,960.47
January 2009........    6,183,772.46
February 2009.......    5,580,328.97
March 2009..........    4,990,438.68
April 2009..........    4,413,912.37
May 2009............    3,850,562.95
June 2009...........    3,300,205.41
July 2009...........    2,762,656.82
August 2009.........    2,237,736.26
September 2009......    1,725,264.87
October 2009........    1,225,065.77
November 2009.......      736,964.06
December 2009.......      260,786.81
January 2010 and
  thereafter........            0.00

Group 3 MBS Specified Balances

    Distribution         Specified
        Date              Balance
    ------------         ---------
                   Initial Balance.....  $226,069,474.00
August 2005.........   225,399,094.01
September 2005......   224,689,294.23
October 2005........   223,940,350.36
November 2005.......   223,152,559.21
December 2005.......   222,326,238.48
January 2006........   221,461,726.63
February 2006.......   220,559,382.62
March 2006..........   219,619,585.72
April 2006..........   218,642,735.22
May 2006............   217,629,250.18
June 2006...........   216,579,569.17
July 2006...........   215,494,149.91

    Distribution         Specified
        Date              Balance
    ------------         ---------
                   August 2006.........  $214,373,469.01
September 2006......   213,218,021.59
October 2006........   212,028,320.95
November 2006.......   210,804,898.19
December 2006.......   209,548,301.81
January 2007........   208,259,097.31
February 2007.......   206,937,866.80
March 2007..........   205,585,208.52
April 2007..........   204,201,736.43
May 2007............   202,788,079.72
June 2007...........   201,344,882.35
July 2007...........   199,872,802.55
August 2007.........   198,372,512.32

    Distribution         Specified
        Date              Balance
    ------------         ---------
                   September 2007......  $196,844,696.91
October 2007........   195,290,054.32
November 2007.......   193,709,294.72
December 2007.......   192,137,240.08
January 2008........   190,573,845.07
February 2008.......   189,019,064.56
March 2008..........   187,472,853.69
April 2008..........   185,935,167.81
May 2008............   184,405,962.51
June 2008...........   182,885,193.58
July 2008...........   181,372,817.09
August 2008.........   179,868,789.29
September 2008......   178,373,066.68

    Distribution         Specified
        Date              Balance
--------------------  ---------------
October 2008........  $176,885,605.98
November 2008.......   175,406,364.12
December 2008.......   173,935,298.27
January 2009........   172,472,365.82
February 2009.......   171,017,524.37
March 2009..........   169,570,731.73
April 2009..........   168,131,945.95
May 2009............   166,701,125.28
June 2009...........   165,278,228.20
July 2009...........   163,863,213.40
August 2009.........   162,456,039.76
September 2009......   161,056,666.40
October 2009........   159,665,052.64
November 2009.......   158,281,158.01
December 2009.......   156,904,942.26
January 2010........   155,536,365.32
February 2010.......   154,175,387.35
March 2010..........   152,821,968.72
April 2010..........   151,476,069.98
May 2010............   150,137,651.90
June 2010...........   148,806,675.46
July 2010...........   147,483,101.82
August 2010.........   146,166,892.35
September 2010......   144,858,008.62
October 2010........   143,556,412.41
November 2010.......   142,262,065.67
December 2010.......   140,974,930.57
January 2011........   139,694,969.47
February 2011.......   138,422,144.92
March 2011..........   137,156,419.65
April 2011..........   135,897,756.62
May 2011............   134,646,118.94
June 2011...........   133,401,469.93
July 2011...........   132,163,773.10
August 2011.........   130,932,992.15
September 2011......   129,709,090.96
October 2011........   128,492,033.59
November 2011.......   127,281,784.30
December 2011.......   126,078,307.53
January 2012........   124,881,567.90
February 2012.......   123,691,530.21
March 2012..........   122,508,159.46
April 2012..........   121,331,420.80
May 2012............   120,161,279.58
June 2012...........   118,997,701.34
July 2012...........   117,840,651.76
August 2012.........   116,690,096.74
September 2012......   115,546,002.33
October 2012........   114,408,334.75
November 2012.......   113,277,060.41
December 2012.......   112,152,145.90
January 2013........   111,033,557.96
February 2013.......   109,921,263.51

    Distribution         Specified
        Date              Balance
    ------------         ---------
                   March 2013..........  $108,815,229.65
April 2013..........   107,715,423.65
May 2013............   106,621,812.92
June 2013...........   105,534,365.08
July 2013...........   104,453,047.89
August 2013.........   103,377,829.27
September 2013......   102,308,677.35
October 2013........   101,245,560.36
November 2013.......   100,188,446.75
December 2013.......    99,137,305.10
January 2014........    98,092,104.16
February 2014.......    97,052,812.86
March 2014..........    96,019,400.25
April 2014..........    94,991,835.58
May 2014............    93,970,088.23
June 2014...........    92,954,127.76
July 2014...........    91,943,923.87
August 2014.........    90,939,446.44
September 2014......    89,940,665.46
October 2014........    88,947,551.13
November 2014.......    87,960,073.77
December 2014.......    86,978,203.85
January 2015........    86,001,912.02
February 2015.......    85,031,169.05
March 2015..........    84,065,945.89
April 2015..........    83,106,213.61
May 2015............    82,151,943.45
June 2015...........    81,203,106.80
July 2015...........    80,259,675.19
August 2015.........    79,321,620.29
September 2015......    78,388,913.93
October 2015........    77,461,528.08
November 2015.......    76,539,434.84
December 2015.......    75,622,606.49
January 2016........    74,711,015.42
February 2016.......    73,804,634.18
March 2016..........    72,903,435.44
April 2016..........    72,007,392.04
May 2016............    71,116,476.95
June 2016...........    70,230,663.26
July 2016...........    69,349,924.23
August 2016.........    68,474,233.24
September 2016......    67,603,563.81
October 2016........    66,737,889.59
November 2016.......    65,877,184.38
December 2016.......    65,021,422.11
January 2017........    64,170,576.84
February 2017.......    63,324,622.77
March 2017..........    62,483,534.23
April 2017..........    61,647,285.68
May 2017............    60,815,851.72
June 2017...........    59,989,207.07
July 2017...........    59,167,326.59

    Distribution         Specified
        Date              Balance
    ------------         ---------
                   August 2017.........  $ 58,350,185.26
September 2017......    57,537,758.21
October 2017........    56,730,020.67
November 2017.......    55,926,948.01
December 2017.......    55,128,515.74
January 2018........    54,334,699.48
February 2018.......    53,545,474.98
March 2018..........    52,760,818.12
April 2018..........    51,980,704.90
May 2018............    51,205,111.44
June 2018...........    50,434,014.00
July 2018...........    49,667,388.94
August 2018.........    48,905,212.75
September 2018......    48,147,462.06
October 2018........    47,394,113.59
November 2018.......    46,645,144.20
December 2018.......    45,900,530.87
January 2019........    45,160,250.69
February 2019.......    44,424,280.87
March 2019..........    43,692,598.75
April 2019..........    42,965,181.76
May 2019............    42,242,007.47
June 2019...........    41,523,053.57
July 2019...........    40,808,297.84
August 2019.........    40,097,718.19
September 2019......    39,391,292.66
October 2019........    38,688,999.37
November 2019.......    37,990,816.57
December 2019.......    37,296,722.63
January 2020........    36,606,696.02
February 2020.......    35,920,715.33
March 2020..........    35,238,759.26
April 2020..........    34,560,806.59
May 2020............    33,886,836.27
June 2020...........    33,216,827.30
July 2020...........    32,550,758.82
August 2020.........    31,888,610.07
September 2020......    31,230,360.40
October 2020........    30,575,989.27
November 2020.......    29,925,476.23
December 2020.......    29,278,800.94
January 2021........    28,635,943.19
February 2021.......    27,996,882.85
March 2021..........    27,361,599.89
April 2021..........    26,730,074.41
May 2021............    26,102,286.57
June 2021...........    25,478,216.69
July 2021...........    24,857,845.14
August 2021.........    24,241,152.41
September 2021......    23,628,119.11
October 2021........    23,018,725.92
November 2021.......    22,412,953.63
December 2021.......    21,810,783.14

    Distribution         Specified
        Date              Balance
--------------------  ---------------
January 2022........  $ 21,212,195.44
February 2022.......    20,617,171.62
March 2022..........    20,025,692.86
April 2022..........    19,437,740.44
May 2022............    18,853,295.76
June 2022...........    18,272,340.27
July 2022...........    17,694,855.57
August 2022.........    17,120,823.31
September 2022......    16,550,225.26
October 2022........    15,983,043.28
November 2022.......    15,419,259.31
December 2022.......    14,858,855.40
January 2023........    14,301,813.69
February 2023.......    13,748,116.40

    Distribution         Specified
        Date              Balance
    ------------         ---------
                   March 2023..........  $ 13,197,745.86
April 2023..........    12,650,684.48
May 2023............    12,106,914.76
June 2023...........    11,566,419.30
July 2023...........    11,029,180.78
August 2023.........    10,495,181.97
September 2023......     9,964,405.74
October 2023........     9,436,835.04
November 2023.......     8,912,452.91
December 2023.......     8,391,242.47
January 2024........     7,873,186.93
February 2024.......     7,358,269.61
March 2024..........     6,846,473.88
April 2024..........     6,337,783.22

    Distribution         Specified
        Date              Balance
    ------------         ---------
                   May 2024............  $  5,832,181.19
June 2024...........     5,329,651.44
July 2024...........     4,830,177.68
August 2024.........     4,333,743.74
September 2024......     3,840,333.50
October 2024........     3,349,930.96
November 2024.......     2,862,520.16
December 2024.......     2,378,085.26
January 2025........     1,896,610.49
February 2025.......     1,418,080.14
March 2025..........       942,478.62
April 2025..........       469,790.39
May 2025 and
  thereafter........             0.00

Group 3 MBS Specified Payment Percentages

                          Specified
    Distribution           Payment
        Date             Percentages
    ------------         -----------
                   Initial Balance.....   100.0000000000%
August 2005.........    99.6607325145%
September 2005......    99.6279685387%
October 2005........    99.5950832673%
November 2005.......    99.5620757486%
December 2005.......    99.5289450336%
January 2006........    99.4956901365%
February 2006.......    99.4623100752%
March 2006..........    99.4288038536%
April 2006..........    99.3951704705%
May 2006............    99.3614088964%
June 2006...........    99.3275180989%
July 2006...........    99.2934970278%
August 2006.........    99.2593446348%
September 2006......    99.2250598328%
October 2006........    99.1906415419%
November 2006.......    99.1560886606%
December 2006.......    99.1214000812%
January 2007........    99.0865746574%
February 2007.......    99.0516112605%
March 2007..........    99.0165087290%
April 2007..........    98.9812658879%
May 2007............    98.9458815527%
June 2007...........    98.9103545102%
July 2007...........    98.8746835483%
August 2007.........    98.8388674281%
September 2007......    98.8029048984%
October 2007........    98.7667946885%
November 2007.......    98.7305355075%
December 2007.......    98.7284337090%
January 2008........    98.7263105159%
February 2008.......    98.7241656362%
March 2008..........    98.7219987538%
April 2008..........    98.7198095389%

                          Specified
    Distribution           Payment
        Date             Percentages
    ------------         -----------
                   May 2008............    98.7175976703%
June 2008...........    98.7153628127%
July 2008...........    98.7131046336%
August 2008.........    98.7108227674%
September 2008......    98.7085168683%
October 2008........    98.7061865873%
November 2008.......    98.7038315338%
December 2008.......    98.7014513504%
January 2009........    98.6990456429%
February 2009.......    98.6966140186%
March 2009..........    98.6941560922%
April 2009..........    98.6916714333%
May 2009............    98.6891596450%
June 2009...........    98.6866202974%
July 2009...........    98.6840529536%
August 2009.........    98.6814571621%
September 2009......    98.6788324924%
October 2009........    98.6761784634%
November 2009.......    98.6734946142%
December 2009.......    98.6707804609%
January 2010........    98.6680355026%
February 2010.......    98.6652592438%
March 2010..........    98.6624511638%
April 2010..........    98.6596107549%
May 2010............    98.6567374674%
June 2010...........    98.6538307392%
July 2010...........    98.6508900370%
August 2010.........    98.6479147663%
September 2010......    98.6449043527%
October 2010........    98.6418581830%
November 2010.......    98.6387756465%
December 2010.......    98.6356561362%
January 2011........    98.6324989769%
February 2011.......    98.6293035395%

                          Specified
    Distribution           Payment
        Date             Percentages
    ------------         -----------
                   March 2011..........    98.6260691342%
April 2011..........    98.6227950810%
May 2011............    98.6194806636%
June 2011...........    98.6161251756%
July 2011...........    98.6127278633%
August 2011.........    98.6092879916%
September 2011......    98.6058047561%
October 2011........    98.6022773903%
November 2011.......    98.5987050660%
December 2011.......    98.5950869518%
January 2012........    98.5914221930%
February 2012.......    98.5877099208%
March 2012..........    98.5839492194%
April 2012..........    98.5801392005%
May 2012............    98.5762788834%
June 2012...........    98.5723673361%
July 2012...........    98.5684035415%
August 2012.........    98.5643864740%
September 2012......    98.5603151234%
October 2012........    98.5561883766%
November 2012.......    98.5520051696%
December 2012.......    98.5477643312%
January 2013........    98.5434647391%
February 2013.......    98.5391051850%
March 2013..........    98.5346844459%
April 2013..........    98.5302012456%
May 2013............    98.5256543315%
June 2013...........    98.5210423286%
July 2013...........    98.5163638966%
August 2013.........    98.5116176362%
September 2013......    98.5068021003%
October 2013........    98.5019157767%
November 2013.......    98.4969571730%
December 2013.......    98.4919246856%

                         Specified
    Distribution          Payment
        Date            Percentages
--------------------   ---------------
January 2014........    98.4868167440%
February 2014.......    98.4816316156%
March 2014..........    98.4763676275%
April 2014..........    98.4710230166%
May 2014............    98.4655959389%
June 2014...........    98.4600845311%
July 2014...........    98.4544868779%
August 2014.........    98.4488009593%
September 2014......    98.4430247301%
October 2014........    98.4371560853%
November 2014.......    98.4311928406%
December 2014.......    98.4251327099%
January 2015........    98.4189734091%
February 2015.......    98.4127124929%
March 2015..........    98.4063475510%
April 2015..........    98.3998759658%
May 2015............    98.3932951114%
June 2015...........    98.3866022385%
July 2015...........    98.3797945269%
August 2015.........    98.3728691045%
September 2015......    98.3658229016%
October 2015........    98.3586527840%
November 2015.......    98.3513555316%
December 2015.......    98.3439278572%
January 2016........    98.3363662058%
February 2016.......    98.3286670275%
March 2016..........    98.3208266016%
April 2016..........    98.3128411193%
May 2016............    98.3047064919%
June 2016...........    98.2964186441%
July 2016...........    98.2879733025%
August 2016.........    98.2793659078%
September 2016......    98.2705919511%
October 2016........    98.2616465217%
November 2016.......    98.2525246968%
December 2016.......    98.2432212283%
January 2017........    98.2337307925%
February 2017.......    98.2240477432%
March 2017..........    98.2141661735%
April 2017..........    98.2040801602%
May 2017............    98.1937831884%
June 2017...........    98.1832688478%
July 2017...........    98.1725301593%
August 2017.........    98.1615599922%
September 2017......    98.1503509067%
October 2017........    98.1388950074%

                          Specified
    Distribution           Payment
        Date             Percentages
    ------------         -----------
                   November 2017.......    98.1271843372%
December 2017.......    98.1152102212%
January 2018........    98.1029638867%
February 2018.......    98.0904359876%
March 2018..........    98.0776169160%
April 2018..........    98.0644963620%
May 2018............    98.0510638472%
June 2018...........    98.0373080945%
July 2018...........    98.0232174976%
August 2018.........    98.0087797624%
September 2018......    97.9939820961%
October 2018........    97.9788108966%
November 2018.......    97.9632520657%
December 2018.......    97.9472906910%
January 2019........    97.9309109874%
February 2019.......    97.9140965873%
March 2019..........    97.8968299744%
April 2019..........    97.8790928965%
May 2019............    97.8608659977%
June 2019...........    97.8421288312%
July 2019...........    97.8228599293%
August 2019.........    97.8030363855%
September 2019......    97.7826341488%
October 2019........    97.7616276343%
November 2019.......    97.7399899245%
December 2019.......    97.7176921291%
January 2020........    97.6947039441%
February 2020.......    97.6709928718%
March 2020..........    97.6465246772%
April 2020..........    97.6212624812%
May 2020............    97.5951675081%
June 2020...........    97.5681977533%
July 2020...........    97.5403091652%
August 2020.........    97.5114539187%
September 2020......    97.4815811304%
October 2020........    97.4506365351%
November 2020.......    97.4185614014%
December 2020.......    97.3852931191%
January 2021........    97.3507639528%
February 2021.......    97.3149013800%
March 2021..........    97.2776267680%
April 2021..........    97.2388555580%
May 2021............    97.1984959217%
June 2021...........    97.1564488508%
July 2021...........    97.1126063481%
August 2021.........    97.0668515196%

                          Specified
    Distribution           Payment
        Date             Percentages
    ------------         -----------
                   September 2021......    97.0190568589%
October 2021........    96.9690831226%
November 2021.......    96.9167784614%
December 2021.......    96.8619763162%
January 2022........    96.8044940379%
February 2022.......    96.7441303301%
March 2022..........    96.6806638653%
April 2022..........    96.6138495040%
May 2022............    96.5434159005%
June 2022...........    96.4690612462%
July 2022...........    96.3904498197%
August 2022.........    96.3072056711%
September 2022......    96.2189078937%
October 2022........    96.1250823147%
November 2022.......    96.0251945457%
December 2022.......    95.9186379381%
January 2023........    95.8047228817%
February 2023.......    95.6826606515%
March 2023..........    95.5515462789%
April 2023..........    95.4103352935%
May 2023............    95.2578157980%
June 2023...........    95.0925748193%
July 2023...........    94.9129522477%
August 2023.........    94.7169873312%
September 2023......    94.5023459774%
October 2023........    94.2662256118%
November 2023.......    94.0052358624%
December 2023.......    93.7152314008%
January 2024........    93.3910916127%
February 2024.......    93.0264164961%
March 2024..........    92.6130995638%
April 2024..........    92.1407160739%
May 2024............    91.5956370394%
June 2024...........    90.9596867208%
July 2024...........    90.2080840248%
August 2024.........    89.3061319754%
September 2024......    88.2037140320%
October 2024........    86.8256563379%
November 2024.......    85.0538265400%
December 2024.......    82.6913394567%
January 2025........    79.3838000391%
February 2025.......    74.4224199914%
March 2025..........    66.1533570563%
April 2025..........    49.6150905894%
May 2025............    00.0000000000%

Aggregate Group V Planned Balances

    Distribution         Planned
        Date             Balance
    ------------         -------
                   Initial Balance.....  $70,029,799.00
August 2005.........   69,290,465.59
September 2005......   68,500,498.85
October 2005........   67,660,930.93
November 2005.......   66,772,886.23
December 2005.......   65,837,579.21
January 2006........   64,856,311.86
February 2006.......   63,830,470.90
March 2006..........   62,761,524.74
April 2006..........   61,651,020.12
May 2006............   60,500,578.49
June 2006...........   59,311,892.22
July 2006...........   58,086,720.45
August 2006.........   56,826,884.82
September 2006......   55,534,264.92
October 2006........   54,210,793.58
November 2006.......   52,858,451.97
December 2006.......   51,479,264.54
January 2007........   50,075,293.81
February 2007.......   48,648,635.03
March 2007..........   47,250,801.93
April 2007..........   45,881,218.58
May 2007............   44,539,320.47
June 2007...........   43,224,554.29
July 2007...........   41,936,377.69
August 2007.........   40,674,259.08
September 2007......   39,437,677.42
October 2007........   38,226,121.99
November 2007.......   37,039,092.21
December 2007.......   35,876,097.46
January 2008........   34,736,656.81
February 2008.......   33,620,298.89
March 2008..........   32,526,561.71
April 2008..........   31,454,992.42
May 2008............   30,405,147.18
June 2008...........   29,376,590.95
July 2008...........   28,368,897.33
August 2008.........   27,381,648.40
September 2008......   26,414,434.52
October 2008........   25,466,854.22
November 2008.......   24,538,513.97
December 2008.......   23,629,028.07
January 2009........   22,738,018.51
February 2009.......   21,879,308.22
March 2009..........   21,052,842.54
April 2009..........   20,257,416.27
May 2009............   19,491,869.10
June 2009...........   18,755,083.91
July 2009...........   18,045,985.19
August 2009.........   17,363,537.50
September 2009......   16,706,743.97

    Distribution         Planned
        Date             Balance
    ------------         -------
                   October 2009........  $16,074,644.87
November 2009.......   15,466,316.24
December 2009.......   14,880,868.54
January 2010........   14,317,445.39
February 2010.......   13,775,222.35
March 2010..........   13,253,405.69
April 2010..........   12,751,231.30
May 2010............   12,267,963.55
June 2010...........   11,802,894.25
July 2010...........   11,355,341.62
August 2010.........   10,924,649.33
September 2010......   10,510,185.52
October 2010........   10,111,341.93
November 2010.......    9,727,532.98
December 2010.......    9,358,194.96
January 2011........    9,002,785.20
February 2011.......    8,660,781.30
March 2011..........    8,331,680.35
April 2011..........    8,014,998.24
May 2011............    7,710,268.92
June 2011...........    7,417,043.78
July 2011...........    7,134,890.96
August 2011.........    6,863,394.72
September 2011......    6,602,154.88
October 2011........    6,350,786.21
November 2011.......    6,108,917.89
December 2011.......    5,876,192.94
January 2012........    5,652,267.76
February 2012.......    5,436,811.59
March 2012..........    5,229,506.03
April 2012..........    5,030,044.62
May 2012............    4,838,132.33
June 2012...........    4,653,485.21
July 2012...........    4,475,829.91
August 2012.........    4,304,903.32
September 2012......    4,140,452.20
October 2012........    3,982,232.77
November 2012.......    3,830,010.38
December 2012.......    3,683,559.18
January 2013........    3,542,661.80
February 2013.......    3,407,108.97
March 2013..........    3,276,699.31
April 2013..........    3,151,238.95
May 2013............    3,030,541.32
June 2013...........    2,914,426.81
July 2013...........    2,802,722.60
August 2013.........    2,695,262.29
September 2013......    2,591,885.77
October 2013........    2,492,438.91
November 2013.......    2,396,773.38
December 2013.......    2,304,746.41

    Distribution         Planned
        Date             Balance
    ------------         -------
                   January 2014........  $ 2,216,220.60
February 2014.......    2,131,063.70
March 2014..........    2,049,148.42
April 2014..........    1,970,352.26
May 2014............    1,894,557.33
June 2014...........    1,821,650.17
July 2014...........    1,751,521.55
August 2014.........    1,684,066.40
September 2014......    1,619,183.56
October 2014........    1,556,775.69
November 2014.......    1,496,749.10
December 2014.......    1,439,013.65
January 2015........    1,383,482.56
February 2015.......    1,330,072.33
March 2015..........    1,278,702.61
April 2015..........    1,229,296.07
May 2015............    1,181,778.29
June 2015...........    1,136,077.64
July 2015...........    1,092,125.22
August 2015.........    1,049,854.69
September 2015......    1,009,202.25
October 2015........      970,106.46
November 2015.......      932,508.24
December 2015.......      896,350.70
January 2016........      861,579.12
February 2016.......      828,140.85
March 2016..........      795,985.19
April 2016..........      765,063.40
May 2016............      735,328.54
June 2016...........      706,735.47
July 2016...........      679,240.75
August 2016.........      652,802.56
September 2016......      627,380.70
October 2016........      602,936.44
November 2016.......      579,432.56
December 2016.......      556,833.22
January 2017........      535,103.93
February 2017.......      514,211.54
March 2017..........      494,124.12
April 2017..........      474,810.96
May 2017............      456,242.51
June 2017...........      438,390.34
July 2017...........      421,227.11
August 2017.........      404,726.50
September 2017......      388,863.18
October 2017........      373,612.80
November 2017.......      358,951.93
December 2017.......      344,858.01
January 2018........      331,309.36
February 2018.......      318,285.11
March 2018..........      305,765.18

    Distribution         Planned
        Date             Balance
--------------------  --------------
April 2018..........  $   293,730.25
May 2018............      282,161.75
June 2018...........      271,041.80
July 2018...........      260,353.21
August 2018.........      250,079.42
September 2018......      240,204.54
October 2018........      230,713.24
November 2018.......      221,590.81
December 2018.......      212,823.07
January 2019........      204,396.40
February 2019.......      196,297.69
March 2019..........      188,514.33
April 2019..........      181,034.19
May 2019............      173,845.61
June 2019...........      166,937.36
July 2019...........      160,298.65
August 2019.........      153,919.09
September 2019......      147,788.71
October 2019........      141,897.88
November 2019.......      136,237.38
December 2019.......      130,798.32
January 2020........      125,572.14
February 2020.......      120,550.64
March 2020..........      115,725.90
April 2020..........      111,090.31
May 2020............      106,636.58
June 2020...........      102,357.65
July 2020...........       98,246.77
August 2020.........       94,297.44
September 2020......       90,503.39
October 2020........       86,858.61
November 2020.......       83,357.31
December 2020.......       79,993.93
January 2021........       76,763.11
February 2021.......       73,659.72
March 2021..........       70,678.80
April 2021..........       67,815.59
May 2021............       65,065.53
June 2021...........       62,424.20
July 2021...........       59,887.38
August 2021.........       57,451.00
September 2021......       55,111.14
October 2021........       52,864.06
November 2021.......       50,706.12
December 2021.......       48,633.85
January 2022........       46,643.92
February 2022.......       44,733.10
March 2022..........       42,898.30
April 2022..........       41,136.55
May 2022............       39,445.00
June 2022...........       37,820.90
July 2022...........       36,261.60

    Distribution         Planned
        Date             Balance
    ------------         -------
                   August 2022.........  $    34,764.57
September 2022......       33,327.38
October 2022........       31,947.66
November 2022.......       30,623.17
December 2022.......       29,351.74
January 2023........       28,131.28
February 2023.......       26,959.80
March 2023..........       25,835.36
April 2023..........       24,756.11
May 2023............       23,720.27
June 2023...........       22,726.14
July 2023...........       21,772.07
August 2023.........       20,856.47
September 2023......       19,977.84
October 2023........       19,134.70
November 2023.......       18,325.66
December 2023.......       17,549.37
January 2024........       16,804.53
February 2024.......       16,089.90
March 2024..........       15,404.28
April 2024..........       14,746.51
May 2024............       14,115.50
June 2024...........       13,510.18
July 2024...........       12,929.52
August 2024.........       12,372.56
September 2024......       11,838.34
October 2024........       11,325.96
November 2024.......       10,834.55
December 2024.......       10,363.28
January 2025........        9,911.33
February 2025.......        9,477.94
March 2025..........        9,062.36
April 2025..........        8,663.89
May 2025............        8,281.83
June 2025...........        7,915.54
July 2025...........        7,564.37
August 2025.........        7,227.72
September 2025......        6,905.01
October 2025........        6,595.68
November 2025.......        6,299.18
December 2025.......        6,015.01
January 2026........        5,742.66
February 2026.......        5,481.65
March 2026..........        5,231.54
April 2026..........        4,991.88
May 2026............        4,762.24
June 2026...........        4,542.22
July 2026...........        4,331.43
August 2026.........        4,129.50
September 2026......        3,936.07
October 2026........        3,750.78

    Distribution         Planned
        Date             Balance
    ------------         -------
                   November 2026.......  $     3,573.32
December 2026.......        3,403.35
January 2027........        3,240.59
February 2027.......        3,084.72
March 2027..........        2,935.47
April 2027..........        2,792.57
May 2027............        2,655.76
June 2027...........        2,524.79
July 2027...........        2,399.41
August 2027.........        2,279.41
September 2027......        2,164.55
October 2027........        2,054.64
November 2027.......        1,949.45
December 2027.......        1,848.80
January 2028........        1,752.51
February 2028.......        1,660.38
March 2028..........        1,572.25
April 2028..........        1,487.95
May 2028............        1,407.33
June 2028...........        1,330.22
July 2028...........        1,256.49
August 2028.........        1,185.99
September 2028......        1,118.59
October 2028........        1,054.15
November 2028.......          992.56
December 2028.......          933.70
January 2029........          877.45
February 2029.......          823.69
March 2029..........          772.33
April 2029..........          723.27
May 2029............          676.40
June 2029...........          631.64
July 2029...........          588.90
August 2029.........          548.08
September 2029......          509.11
October 2029........          471.91
November 2029.......          436.40
December 2029.......          402.52
January 2030........          370.19
February 2030.......          339.34
March 2030..........          309.92
April 2030..........          281.85
May 2030............          255.09
June 2030...........          229.57
July 2030...........          205.25
August 2030.........          182.06
September 2030......          159.97
October 2030........          138.91
November 2030.......          118.86
December 2030.......           99.76
January 2031........           81.57

    Distribution         Planned
        Date             Balance
--------------------  --------------
February 2031.......  $        64.26
March 2031..........           47.78
April 2031..........           32.09

    Distribution         Planned
        Date             Balance
    ------------         -------
                   May 2031............  $        17.17
June 2031...........            2.98

    Distribution         Planned
        Date             Balance
    ------------         -------
                   July 2031 and
  thereafter........  $         0.00

AG Class Targeted Balances

    Distribution         Targeted
        Date             Balance
    ------------         --------
                   Initial Balance.....  $15,122,941.00
August 2005.........   15,113,327.38
September 2005......   15,103,673.71
October 2005........   15,093,979.81
November 2005.......   15,084,245.52
December 2005.......   15,074,470.67
January 2006........   15,064,655.10
February 2006.......   15,054,798.62
March 2006..........   15,044,901.08
April 2006..........   15,034,962.29
May 2006............   15,024,982.10
June 2006...........   15,014,960.32
July 2006...........   15,004,896.78
August 2006.........   14,994,791.32
September 2006......   14,984,643.74
October 2006........   14,974,453.89
November 2006.......   14,964,221.57
December 2006.......   14,953,946.62
January 2007........   14,943,628.86
February 2007.......   14,933,268.11
March 2007..........   14,922,864.19
April 2007..........   14,912,416.92
May 2007............   14,901,926.12
June 2007...........   14,891,391.61
July 2007...........   14,880,813.20
August 2007.........   14,870,190.72
September 2007......   14,859,523.98
October 2007........   14,848,812.79
November 2007.......   14,838,056.97
December 2007.......   14,827,256.34
January 2008........   14,816,410.70
February 2008.......   14,805,519.87
March 2008..........   14,794,583.67
April 2008..........   14,783,601.89
May 2008............   14,772,574.36
June 2008...........   14,761,500.89
July 2008...........   14,750,381.27
August 2008.........   14,739,215.32
September 2008......   14,728,002.84
October 2008........   14,716,743.65
November 2008.......   14,705,437.55
December 2008.......   14,694,084.33
January 2009........   14,682,683.81
February 2009.......   14,658,461.68
March 2009..........   14,621,140.09

    Distribution         Targeted
        Date             Balance
    ------------         --------
                   April 2009..........  $14,571,483.18
May 2009............   14,510,221.07
June 2009...........   14,438,051.24
July 2009...........   14,355,639.83
August 2009.........   14,263,622.93
September 2009......   14,162,607.78
October 2009........   14,053,173.99
November 2009.......   13,935,874.59
December 2009.......   13,811,237.18
January 2010........   13,679,764.94
February 2010.......   13,541,937.66
March 2010..........   13,398,212.66
April 2010..........   13,249,025.74
May 2010............   13,094,792.07
June 2010...........   12,935,907.04
July 2010...........   12,772,747.08
August 2010.........   12,605,670.44
September 2010......   12,435,017.96
October 2010........   12,261,113.82
November 2010.......   12,084,266.16
December 2010.......   11,904,767.86
January 2011........   11,722,897.10
February 2011.......   11,538,918.01
March 2011..........   11,353,081.28
April 2011..........   11,165,624.71
May 2011............   10,976,773.78
June 2011...........   10,786,742.14
July 2011...........   10,595,732.16
August 2011.........   10,403,935.39
September 2011......   10,211,533.06
October 2011........   10,018,696.47
November 2011.......    9,825,587.46
December 2011.......    9,632,358.85
January 2012........    9,439,154.76
February 2012.......    9,246,111.07
March 2012..........    9,053,355.74
April 2012..........    8,861,009.17
May 2012............    8,669,184.53
June 2012...........    8,477,988.12
July 2012...........    8,287,519.63
August 2012.........    8,097,872.45
September 2012......    7,909,134.01
October 2012........    7,721,385.95
November 2012.......    7,534,704.50
December 2012.......    7,349,160.63

    Distribution         Targeted
        Date             Balance
    ------------         --------
                   January 2013........  $ 7,164,820.35
February 2013.......    6,981,744.93
March 2013..........    6,799,991.12
April 2013..........    6,619,611.37
May 2013............    6,440,654.00
June 2013...........    6,263,163.44
July 2013...........    6,087,180.41
August 2013.........    5,912,742.07
September 2013......    5,739,882.22
October 2013........    5,568,631.46
November 2013.......    5,399,017.34
December 2013.......    5,231,064.52
January 2014........    5,064,794.91
February 2014.......    4,900,227.81
March 2014..........    4,737,380.05
April 2014..........    4,576,266.10
May 2014............    4,416,898.22
June 2014...........    4,259,286.54
July 2014...........    4,103,439.21
August 2014.........    3,949,362.48
September 2014......    3,797,060.82
October 2014........    3,646,536.98
November 2014.......    3,497,792.16
December 2014.......    3,350,826.01
January 2015........    3,205,636.78
February 2015.......    3,062,221.36
March 2015..........    2,920,575.42
April 2015..........    2,780,693.38
May 2015............    2,642,568.61
June 2015...........    2,506,193.38
July 2015...........    2,371,558.99
August 2015.........    2,238,655.85
September 2015......    2,107,473.47
October 2015........    1,978,000.58
November 2015.......    1,850,225.13
December 2015.......    1,724,134.41
January 2016........    1,599,715.04
February 2016.......    1,476,953.02
March 2016..........    1,355,833.83
April 2016..........    1,236,342.40
May 2016............    1,118,463.21
June 2016...........    1,002,180.28
July 2016...........      887,477.24
August 2016.........      774,337.37
September 2016......      662,743.60

    Distribution         Targeted
        Date             Balance
--------------------  --------------
October 2016........  $   552,678.55
November 2016.......      444,124.60
December 2016.......      337,063.87

    Distribution         Targeted
        Date             Balance
    ------------         --------
                   January 2017........  $   231,478.27
February 2017.......      127,349.51
March 2017..........       24,659.16

    Distribution         Targeted
        Date             Balance
    ------------         --------
                   April 2017 and
  thereafter........  $         0.00

------------------------------------------------------
                          ------------------------------------------------------
------------------------------------------------------
                          ------------------------------------------------------

    No one is authorized to give information or to make representations in connection with the Certificates other than the information and representations contained in this Prospectus Supplement and the additional Disclosure Documents. You must not rely on any unauthorized information or representation. This Prospectus Supplement and the additional Disclosure Documents do not constitute an offer or solicitation with regard to the Certificates if it is illegal to make such an offer or solicitation to you under state law. By delivering this Prospectus Supplement and the additional Disclosure Documents at any time, no one implies that the information contained herein or therein is correct after the date hereof or thereof.

The Securities and Exchange Commission has not approved or disapproved the Certificates or determined if this Prospectus Supplement is truthful and complete. Any representation to the contrary is a criminal offense.

                            ------------------------

                               TABLE OF CONTENTS

                                        Page
                                        ----
Table of Contents.....................  S- 2
Available Information.................  S- 3
Incorporation By Reference............  S- 3
Recent Developments...................  S- 4
Reference Sheet.......................  S- 7
Additional Risk Factors...............  S-14
Description of the Certificates.......  S-15
Certain Additional Federal Income Tax
  Consequences........................  S-47
Plan of Distribution..................  S-49
Legal Matters.........................  S-49
Schedule 1............................  A- 1
Principal Balance Schedules...........  B- 1

                                  $912,532,145

                                      LOGO
                                Guaranteed REMIC
                           Pass-Through Certificates
                         Fannie Mae REMIC Trust 2005-69
                            ------------------------

                             PROSPECTUS SUPPLEMENT
                            ------------------------
                            Bear, Stearns & Co. Inc.
                                 June 22, 2005

------------------------------------------------------
                          ------------------------------------------------------
------------------------------------------------------
                          ------------------------------------------------------

Single-Family
REMIC Prospectus

                                      LOGO

                   Guaranteed REMIC Pass-Through Certificates
                              -------------------
The Certificates

       We, the Federal National Mortgage Association or Fannie Mae, will issue and guarantee the certificates. Each series of certificates will have its own identification number and will represent the ownership of a trust. The assets of the trust will include certain underlying securities typically issued and guaranteed by us or by Ginnie Mae. These underlying securities represent the ownership of pools of residential mortgage loans secured by single-family properties. Each series of certificates will consist of two or more classes having various characteristics.

Fannie Mae Guaranty

       We will guarantee that required payments of interest and principal on the certificates are distributed to investors on time. Neither the certificates nor interest on the certificates are guaranteed by the United States, and they do not constitute a debt or obligation of the United States or any of its agencies or instrumentalities other than Fannie Mae.

REMIC Status

       For federal income tax purposes, we will elect to treat each trust as at least one "real estate mortgage investment conduit," commonly referred to as a REMIC. At least one class of certificates in each series will be the "residual interest" in a REMIC; the others will be the "regular interests."

   Consider carefully the risk factors beginning on page 10. Unless you understand and are able to tolerate these risks, you should not invest in the certificates.

   The certificates are exempt from registration under the Securities Act of 1933 and are "exempted securities" under the Securities Exchange Act of 1934.

                              -------------------
                   The date of this Prospectus is May 1, 2002

                               TABLE OF CONTENTS

                                                              Page
                                                              ----
Information about Prospectus Supplements....................    3
Fannie Mae..................................................    4
Additional Information about Fannie Mae.....................    4
Summary.....................................................    6
Risk Factors................................................   10
Description of Certificates.................................   14
The Trust Agreement.........................................   32
Ginnie Mae and the Ginnie Mae Programs......................   34
Certain Federal Income Tax Consequences.....................   36
Legal Investment Considerations.............................   53
Legal Opinion...............................................   53
ERISA Considerations........................................   53
Plan of Distribution........................................   54
Index of Defined Terms*.....................................   55

---------------

* Beginning with the section of this prospectus entitled "Description of the Certificates," we often use certain capitalized terms that are defined in this prospectus. The Index of Defined Terms tells you the numbers of the pages where we define these capitalized terms.

                    INFORMATION ABOUT PROSPECTUS SUPPLEMENTS

       We will prepare a prospectus supplement for each series of certificates. The disclosure documents for any particular series of certificates are this prospectus and the related prospectus supplement together with any information incorporated in these documents by reference as discussed below under the heading "Additional Information about Fannie Mae." Because the prospectus supplement will contain specific information about a particular series of certificates, you should rely on the information in the prospectus supplement to the extent it is different from the information in this prospectus. The prospectus supplement for each series generally will include the following information:

       - the aggregate principal amount and interest rate (or method of calculating the interest rate) of each class of certificates;

       -       whether any class of certificates is an accrual class;

       - a description of the underlying securities, including their interest rates, if any, and, if applicable, the range of their weighted average coupons and/or the range of the weighted average maturities of the mortgage loans backing the underlying securities;

       - the method for calculating how much principal will be paid on each class of certificates;

       - whether a class represents a "regular interest" or a "residual interest" in a REMIC;

       -       the monthly distribution date for the certificates;

       -       the final distribution date for each class of certificates;

       - a table for each class of certificates showing what percentage of the original principal balance would be outstanding on various dates based on various assumed prepayment rates for the mortgage loans backing the underlying securities; and

       - if any certificates will not be maintained on the book-entry system of the U.S. Federal Reserve Banks, a description of the book-entry system on which those certificates will be maintained.

       In connection with the initial distribution of a particular series of certificates, you should obtain a copy of this prospectus (if it has not yet been delivered to you) and the related prospectus supplement from the securities dealer offering that series. We also make copies of these documents available for informational purposes. Write us at Fannie Mae, 3900 Wisconsin Avenue, NW, Area 2H-3S, Washington, DC 20016 or call the Fannie Mae Helpline at 1-800-237-8627 or (202) 752-6547. You also can access our Web site at www.fanniemae.com and our business to business Web site at www.efanniemae.com. The prospectus supplement is generally available three to five business days before settlement of the related series of certificates.

                                   FANNIE MAE

       Fannie Mae is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, 12 U.S.C. sec. 1716 et seq. (the "Fannie Mae Charter Act"). We were established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and were transformed into a stockholder-owned and privately managed corporation by legislation enacted in 1968. Today, we are the largest investor in residential mortgage loans in the United States.

       We provide funds to the mortgage market by purchasing mortgage loans from lenders. In this way, we replenish their funds so they can make additional loans. We acquire funds to purchase these loans by issuing debt securities to capital market investors, many of whom ordinarily would not invest in mortgages. Thus, we are able to expand the total amount of funds available for housing.

       We also issue mortgage-backed certificates, receiving guaranty fees for our guaranty of timely payment of principal and interest on the certificates. We issue certificates primarily in exchange for pools of mortgage loans from lenders. By issuing certificates, we can further our statutory mandate to increase the liquidity of residential mortgage loans.

       In addition, we offer various services to lenders and others for a fee. These services include issuing certain types of mortgage-backed certificates and providing technology services for originating and underwriting mortgage loans.

       Our principal office is located at 3900 Wisconsin Avenue, NW, Washington, DC 20016 (telephone: (202) 752-7000).

                    ADDITIONAL INFORMATION ABOUT FANNIE MAE

       In addition to this prospectus and any applicable prospectus supplement, you also should read our current Information Statement and any supplements to the Information Statement.

       These documents contain important financial and other information about Fannie Mae which we are incorporating by reference in this prospectus. This means that we are disclosing important information to you by referring to these documents, so you should read them together with this prospectus.

       We publish our Information Statement annually and update it from time to time generally to reflect quarterly and annual financial results. When we use the term "Information Statement" in this prospectus, we mean our most recent Information Statement as of the issue date for a particular series of certificates, together with any Supplements to that Information Statement. You should always rely on the most current information.

       You can read our Information Statement and other information about us at the offices of the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Exchange. We are not subject to the periodic reporting requirements of the Securities Exchange Act of 1934, so we do not file reports or other information with the Securities and Exchange Commission.

       You can request free copies of our Information Statement, all the other documents incorporated by reference and additional information about us, without charge, by writing us at Office of Investor Relations, Fannie Mae, 3900 Wisconsin Avenue, NW, Washington, DC 20016, or by calling us at 1-800-701-4791. You also can obtain certain of these documents from our Web site at www.fanniemae.com or our business to business Web site at www.efanniemae.com.

       We may discontinue providing any of the information referenced in this section at any time without notice.

                                    SUMMARY

       This summary highlights information contained elsewhere in this prospectus. As a summary, it must speak in general terms without giving details or discussing any exceptions. Before buying certificates of any series, you should have the complete picture. For that, you must read this prospectus in its entirety, the related prospectus supplement and the prospectuses for the underlying securities.

Title of Security.......... Guaranteed REMIC Pass-Through Certificates

Issuer and Guarantor....... Fannie Mae, a federally chartered and stockholder-owned corporation. Neither the certificates nor interest on the certificates are guaranteed by the United States, and they do not constitute a debt or obligation of the United States or any of its agencies or instrumentalities other than Fannie Mae. We alone are responsible for making payments on our guaranty.

Description of
Certificates............... We will issue and guarantee the certificates of each series. Each certificate will represent an ownership interest in a trust consisting of certain underlying securities.

                            As trustee, we will maintain each trust under a trust agreement. We have executed the trust agreement, and will execute any applicable issue supplement for a particular series, both in our corporate capacity and as trustee.

Denominations.............. In general, we will issue the certificates only in whole dollar amounts in minimum denominations of $1,000.

Book-Entry Form............ We will issue the certificates (except for
                            "residual" certificates) in book-entry form on the book-entry system of the U.S. Federal Reserve Banks, unless we specify a different system in the related prospectus supplement. The book-entry certificates will not be convertible into physical certificates.

Underlying Securities...... In general, each underlying security will represent a fractional undivided interest in a pool of first lien residential mortgage loans. The underlying securities will be securities that we have previously issued and guaranteed or other securities, including Government National Mortgage Association (or Ginnie Mae) certificates, that the prospectus supplement will specify.

Interest Payments.......... Each interest-bearing class of certificates will accrue interest at the annual rate set forth in the related prospectus supplement. In general, we will pay interest on all interest-bearing classes on the monthly distribution date specified in the
                                        6
                            related prospectus supplement. This payment will equal the amount of interest that has accrued during the related interest accrual period.

Principal Payments......... In general, we will distribute principal on each series of certificates on each monthly distribution date in a total amount equal to the sum of the following:

                                     (i) if we issued and guaranteed the
                                underlying securities, the amount of principal that we have paid on the underlying securities since the previous monthly distribution date;

                                      if Ginnie Mae issued and guaranteed the
                                underlying securities, the amount of principal expected to be paid by Ginnie Mae for the month in which the monthly distribution date occurs plus any principal paid during the prior month that we have not yet passed through to certificateholders; and

                                     (ii) interest on any accrual classes that
                                accrued during the previous interest accrual period but is not then distributable as interest.

                            The prospectus supplement for each series will specify how we determine the total principal payment for each monthly distribution date and how the total principal payment is allocated among the classes of certificates of that series. In general, we will make principal payments on all the certificates of any single class on a pro rata basis.

Final Distribution Date.... We will specify in the prospectus supplement the date by which we have to pay the principal balance in full of each class of certificates of that series. Because we cannot predict the prepayment experience of the underlying securities or the mortgage loans backing them, we may make the actual final payment on any class of certificates much earlier than the final distribution date specified in the prospectus supplement.

Residual Certificates...... On each monthly distribution date, we will pay to the holders of each "residual" certificate of a particular series the amount of principal and interest, if any, specified in the related prospectus supplement. In addition, we will pay these holders the proceeds of any remaining assets of the related REMIC after the principal balances of all the other classes of certificates have been reduced to zero.
                                        7

                            Each residual certificate will be subject to transfer restrictions.

Fannie Mae Guaranty........ On each monthly distribution date, we will pay certificateholders the amount of principal and interest described in the related prospectus supplement. In addition, we will pay the holders of each class of certificates the outstanding principal balance of their certificates, if any, no later than the final distribution date for that class, even if we have less than the required amount in the related trust account. If we were unable to fulfill our guaranty obligations, certificateholders would receive only whatever distributions are made on the underlying securities of that series. Except in the case of Ginnie Mae certificates, those distributions would be limited to borrower payments and other recoveries on the mortgage loans backing the underlying securities. In that event, delinquencies and defaults on the mortgage loans would directly affect the amounts that certificateholders would receive each month.

Trust Account.............. We will maintain a trust account for each series into which we will deposit all distributions on the underlying securities. We will withdraw amounts from the trust account to make principal and interest payments on the related series of certificates on each monthly distribution date.

Class Factor............... Unless we specify otherwise in the related prospectus supplement, on or shortly after the 11th calendar day of each month, we will publish the "class factor" for each class of certificates. If you multiply the applicable class factor by the original principal balance of a class, you will obtain the outstanding principal balance of that class (after giving effect to the current month's principal payment).

Termination................ In general, each series trust will terminate once we have made all required principal and interest payments to the related certificateholders.

Tax Status of the
  Certificates............. For federal income tax purposes, we will elect to treat the assets of each series trust as at least one REMIC. The certificates will be treated as "regular or residual interests in a REMIC" for domestic building and loan associations, as "real estate assets" for real estate investment trusts and, except for any residual certificates, as "qualified mortgages" for other REMICs.
                                        8

                            Special tax considerations apply to residual certificates. Investors should not purchase residual certificates before consulting their tax advisors.

Legal Investment
  Considerations........... Under the Secondary Mortgage Market Enhancement Act
                            of 1984, the certificates will be considered to be "securities issued or guaranteed by . . . the Federal National Mortgage Association." Nevertheless, you should consult your own legal advisors to determine whether and to what extent the certificates of a series constitute legal investments for you.

Marginability; Repurchase
  Agreements............... The certificates are "exempted securities" for purposes of the margin rules of the Board of
                            Governors of the Federal Reserve System and the New York Stock Exchange. The margin rules treat transactions in the certificates, including repurchase agreements, in the same manner as transactions in Fannie Mae MBS certificates. However, they do not specify the collateral value of the certificates of any class.
                                        9

                                  RISK FACTORS

       We have listed below some of the risks associated with an investment in the certificates. Because each investor has different investment needs and a different risk tolerance, you should consult your own financial and legal advisors to determine whether the certificates are a suitable investment for you.

Suitability

       The certificates are not a suitable investment for every investor.

       - Before investing, you should have sufficient knowledge and experience to evaluate the merits and risks of the certificates and the information contained in this prospectus, any applicable prospectus supplement and the documents incorporated by reference.

       -       You should understand the terms of the certificates thoroughly.

       - You should understand the terms of the underlying securities thoroughly.

       - You should be able to evaluate (either alone or with the help of a financial advisor) the economic, interest rate and other factors that may affect your investment.

       - You should have sufficient financial resources and liquidity to bear all risks associated with the certificates.

       - You should investigate any legal investment restrictions that may apply to you.

Yield Considerations

       Your effective yield on the certificates will depend upon:

       -       the price you paid for the certificates;

       - the level of any interest rate index applicable to the certificates (as specified in the related prospectus supplement);

       - how quickly or slowly borrowers prepay the mortgage loans backing the related underlying securities;

       - if and when the mortgage loans backing the related underlying securities are liquidated due to borrower defaults, casualties or condemnations affecting the properties securing those loans;

       - if and when the mortgage loans backing the related underlying securities are repurchased; and

       - the actual characteristics of the mortgage loans backing the related underlying securities.

Generally, if you purchase a certificate at a discount and the mortgage loans backing the related underlying securities are prepaid at a rate slower than you expected, your yield on that certificate will be less than you expected. Similarly, if you purchase a certificate at a premium and the mortgage loans are prepaid at a rate faster than you expected, your yield on that certificate also will be less than you expected.

       Even if the average rate at which principal is paid on the mortgage loans backing the related underlying securities is consistent with your expectations, variations in the rate over time can significantly affect your yield. Generally, the earlier the payment of principal, the greater the impact on the yield to maturity. As a result, if the rate of principal prepayment during any period is faster or slower than you expected, a corresponding reduction or increase in the prepayment rate during a later period may not fully offset the impact of the earlier rate on your yield.

       The timing of changes in the level of any applicable interest rate index also may have a significant effect on your yield, even if the average level is consistent with your expectations. Generally, the earlier the change in the level of the index, the greater the impact on the yield to maturity. As a result, if the level of the index is higher or lower than you expected, a corresponding reduction or increase in the index during a later period may not fully offset the impact of the earlier level on your yield.

       You must make your own decision as to the principal prepayment assumptions you will use in deciding whether to purchase the certificates.

Prepayment Considerations

       The rate of principal payments on the certificates of a series will depend on the rate of principal payments on the underlying securities. In turn, this rate will depend on the rate of principal payments on the mortgage loans backing the underlying securities. Principal payments on the mortgage loans may occur as a result of scheduled amortization, voluntary borrower prepayments or prepayments as a result of borrower default, casualties or condemnations affecting the properties securing the loans.

       Many mortgage loans provide that the lender can require repayment in full if the borrower sells the property that secures the loan. In this way, home sales by borrowers can affect the rate of prepayment. In addition, borrowers often refinance their loans by obtaining new loans secured by the same properties. Loan refinancing also affects the prepayment rate.

       In general, prepayment rates may be influenced by:

       - the level of current interest rates relative to the rates borne by the loans in a particular pool,

       -       homeowner mobility,

       - the existence of any prepayment penalties or prepayment restrictions,

       -       borrower sophistication regarding the benefits of refinancing,

       -       solicitation by competing lenders, and

       -       general economic conditions.

Because so many factors will affect the prepayment rate of a pool of mortgage loans, we cannot estimate the prepayment experience of the mortgage loans backing the underlying securities of any series.

Repurchases Due to Breach of Representations and Warranties

       The financial institutions that sell us the mortgage loans backing underlying securities issued and guaranteed by Fannie Mae make certain representations and warranties covering the loans. If there is a material breach of these representations and warranties, we may choose to repurchase the affected loans. If we do, we will purchase the mortgage loans at a price equal to their principal balance plus accrued interest at the pass-through rate in the case of fixed-rate mortgage loans or at the accrual rate in the case of adjustable-rate mortgage loans. Our repurchase of mortgage loans from the related pools will have the same effect on the certificateholders as borrower prepayments.

Repurchases Due to Delinquency

       We may repurchase from any pool of mortgage loans backing underlying securities issued and guaranteed by Fannie Mae those loans that are delinquent by at least four consecutive monthly payments (or at least eight consecutive biweekly payments). If we do, we will purchase the mortgage loans at a price equal to their principal balance plus accrued interest at the pass-through rate in the case of fixed-rate mortgage loans or at the accrual rate in the case of adjustable-rate mortgage loans. Our repurchase of mortgage loans from the related pools will have the same effect on the certificateholders as borrower prepayments.

Reinvestment Risk

       Generally, a borrower may prepay a mortgage loan at any time. As a result, we cannot predict the amount of principal payments on the underlying securities or on the certificates. The certificates may not be an appropriate investment for you if you require a specific amount of principal on a regular basis or on a specific date. Because interest rates fluctuate, you may not be able to reinvest the principal payments on the certificates at a rate of return that is as high as your rate of return on the certificates. You may have to reinvest those funds at a much lower rate of return. You should consider this risk in light of other investments that may be available to you.

Market and Liquidity Considerations

       We cannot be sure that a market for resale of the certificates will develop. Further, if a market develops, it may not continue or be sufficiently liquid to allow you to sell your certificates. Even if you are able to sell your certificates, the sale price may not be comparable to similar investments that have a developed market. Moreover, you may not be able to sell small or large amounts of certificates at prices comparable to those available to other investors.

       These risks will be greatest in the case of certificates that are especially sensitive to interest rate or market risks, that are designed for specific investment objectives or strategies or that have been structured to meet the investment requirements of limited categories of investors. Such certificates are more likely to have a limited market for resale, little or no liquidity and more price volatility than other similar mortgage-backed securities. Limited liquidity may have a severely adverse effect on the market value of these types of certificates.

       A number of other factors may affect the resale of certificates, including the following:

       - the method, frequency and complexity of calculating principal or interest;

       - the average age of the mortgage loans backing the underlying securities;

       -       the outstanding principal amount of the certificates;

       -       the amount of certificates offered for resale from time to time;

       - any legal restrictions or tax treatment limiting demand for the certificates;

       -       the availability of comparable securities; and

       -       the level, direction and volatility of interest rates generally.

       The interest rate of an inverse floating rate class of certificates will change in the opposite direction of changes in the specified interest rate index. The prices of such certificates typically are more volatile than those of other similar floating rate mortgage-backed securities based on the same index with otherwise comparable terms. Increased volatility occurs because an increase in the index not only decreases the interest rate (and consequently the value) of the certificate, but also reflects an increase in prevailing interest rates, which further diminishes the value of such certificate.

       The market prices of principal only and interest only classes of certificates fluctuate more in response to changes in interest rates than do the prices of interest-bearing mortgage-backed securities having principal amounts and comparable maturities. Other securities issued at a substantial discount or premium from their principal amount (such as certificates issued with significantly below-market or above-market interest rates) also have higher volatility. Generally, the longer the remaining term to maturity of these types of certificates, the greater their price volatility as compared to interest-bearing mortgage-backed securities having principal amounts and comparable maturities.

       You should not purchase certificates unless you understand and are able to tolerate the risk that certain certificates may not be resold easily, that the value of certificates will fluctuate over time, and that these fluctuations may be significant and could result in losses to you. This risk is greatest if your circumstances do not permit you to hold the certificates until maturity.

Exchange Rate Risks

       We will make all payments of principal and interest on the certificates in U.S. dollars. If you conduct your financial activities in another currency, an investment in any U.S. dollar-denominated security such as the certificates has significant additional risks. These include the possibility of significant changes in the rate of exchange and the possibility that exchange controls may be imposed. In recent years, the exchange rates between the U.S. dollar and certain currencies have been highly volatile. This may continue in the future. If the value of your currency appreciates relative to the value of the U.S. dollar, the yield on the certificates, the value of payments on the certificates and the market value of the certificates all would decline in terms of your currency. A depreciation in the value of your currency relative to the value of the U.S. dollar would have the opposite effect.

Fannie Mae Guaranty Considerations

       If we were unable to perform our guaranty obligations, certificateholders would receive distributions only on the related underlying securities. If that happened, distributions generally would be limited to borrower payments and other recoveries on the mortgage loans backing the related underlying securities. As a result, delinquencies and defaults on the mortgage loans could directly affect the amounts that certificateholders would receive each month.

                          DESCRIPTION OF CERTIFICATES

       Under the authority contained in Section 304(d) of the Fannie Mae Charter Act, we will issue and guarantee our Guaranteed REMIC Pass-Through Certificates (the "Certificates") of each series and will maintain the related series trust under a trust agreement and any issue supplement for that series (together, the "Trust Agreement"). We will execute the Trust Agreement both in our corporate capacity and as trustee.

       Each series of Certificates will consist of two or more classes, which will represent the beneficial ownership interest in the series trust created by the Trust Agreement. This prospectus contains a general description of the rights of the classes of Certificates of each series. The prospectus supplement for each series will provide a more detailed description and disclose the particular terms that apply to that series. Each series trust will consist of
(i) underlying securities which represent (directly or indirectly) all or part of the beneficial ownership in pools of single-family residential mortgage loans generally in first-lien position and (ii) the trust account, including all cash and investments in the trust account (the "Trust Account").

       We summarize below certain features that are common to the Certificates of each series, unless the related prospectus supplement provides otherwise.

Denominations and Form

       We will issue the Certificates of each series that represent "regular interests" in a REMIC ("Regular Certificates") in book-entry form on the book-entry system of the U.S. Federal Reserve Banks unless we specify otherwise in the related prospectus supplement.

       The Federal Reserve Bank of New York will act as our fiscal agent for book-entry Certificates. We have a fiscal agency agreement in effect with the Federal Reserve Bank of New York. Under this agreement, the regulations(1) that govern our use of the book-entry system and the pledging and transfer of interests apply to the book-entry Certificates. These regulations may be modified, amended, supplemented, superseded, eliminated or otherwise altered without the consent of any Certificateholder. The Federal Reserve Banks' operating circulars and letters also apply. Book-entry Certificates will have a minimum denomination of $1,000 with additional increments of one dollar. Each class will be assigned a CUSIP number and will trade separately under that CUSIP number. The book-entry Certificates are freely transferable on the records of any Federal Reserve Bank but are not convertible to physical certificates.

       Certificates maintained on the book-entry system of a Federal Reserve Bank can be separately traded and owned. Acting on our behalf, the Federal Reserve Bank of New York will make payments on the book-entry Certificates on each monthly distribution date (a "Distribution Date") by crediting accounts on its records (or on the records of other Federal Reserve Banks). Only entities that are eligible to maintain book-entry accounts with a Federal Reserve Bank may hold Certificates "of record," although these entities will not necessarily be the beneficial owners of the Certificates. We refer to holders of record as "Holders" or "Certificateholders."

       Ordinarily, beneficial owners will "hold" Certificates through one or more financial intermediaries, such as banks, brokerage firms and securities clearing organizations. A Certificateholder that is not the beneficial owner of a Certificate will establish and maintain accounts for its customers. In the same way, all the other financial intermediaries in the chain to the beneficial owner of that Certificate will be responsible for establishing and maintaining accounts for their customers.

       The rights of the beneficial owner of a Certificate with respect to Fannie Mae and the Federal Reserve Banks may be exercised only through a Certificateholder. Neither we nor the Federal Reserve Banks will have any direct obligation to the beneficial owner of a Certificate who is not also a Certificateholder according to the book-entry records maintained by the Federal Reserve Banks. In recording transfers of a Certificate, the Federal Reserve Banks will act only upon the instructions of a Certificateholder.

       We will issue the Certificates of each series that represent the "residual interest" in a REMIC (the "Residual Certificates") in fully registered, certificated form. When we use the

---------------

     (1) Found at 24 C.F.R. Part 81, Subpart E.
                                        15
term "Holder" or "Certificateholder" in connection with a Residual Certificate, we mean the registered owner of the Certificate. You may transfer and exchange Residual Certificates at the corporate trust office of our transfer agent. We will furnish more specific instructions in the prospectus supplement for the related series. If you transfer or exchange a Residual Certificate and the government imposes a tax or other charge, we may require that you reimburse us. We will make payments on the Residual Certificates of each series in the way described in the related prospectus supplement.

Class Definitions and Abbreviations

       Classes of Certificates fall into different categories. The following chart identifies and generally defines most of the categories. The first column of the chart shows our abbreviation for each category. The cover page of each prospectus supplement will identify the categories of classes in that series by using one or more of these abbreviations.

Abbreviation       Category of Class                            Definition
------------       -----------------                            ----------
PRINCIPAL TYPES
AD                 Accretion Directed      Receives principal payments from the accrued and
                                           unpaid interest on one or more Accrual or Partial
                                           Accrual classes. It also may receive principal
                                           payments from principal paid on the underlying
                                           securities or other assets of the related series
                                           trust.
AFC                 Available Funds        Receives as principal, in addition to other amounts,
                                           the interest paid on the underlying assets of the
                                           series trust to the extent that the interest exceeds
                                           certain required interest distributions on this
                                           class as set forth in the prospectus supplement.
CPT                    Component           Consists of two or more segments or "components."
                                           The components of a Component class may have
                                           different principal payment characteristics but
                                           together constitute a single class. Each component
                                           of a Component class may be identified as falling
                                           into one or more of the categories in this chart.
NPR               No Payment Residual      A Residual class designed to receive no payments of
                                           principal.
NSJ                 Non-Sticky Jump        Has principal payment priorities that change
                                           temporarily upon the occurrence of one or more
                                           "trigger events." A Non-Sticky Jump class "jumps" to
                                           its new priority on each Distribution Date when the
                                           trigger condition is met. It reverts to its original
                                           priority (i.e., does not "stick" to the new
                                           priority) on each Distribution Date when the trigger
                                           condition is not met.
NTL                     Notional           Has no principal balance and bears interest on its
                                           notional principal balance. The notional principal
                                           balance is used to determine interest distributions
                                           on an Interest Only class that is not entitled to
                                           principal.

Abbreviation       Category of Class                            Definition
------------       -----------------                            ----------
PAC PAC (or Planned)                       Is designed to receive principal payments (or has a
                                           notional principal balance that is designed to
                                           decline) using a predetermined principal balance
                                           schedule (a "Planned Balance"). We derive this
                                           schedule by assuming two constant prepayment rates
                                           for the mortgage loans backing the related
                                           underlying securities. These two rates are the
                                           endpoints for the "structuring range" of the PAC
                                           classes.
PT                    Pass-Through         Is designed to receive principal payments in direct
                                           relation to actual or scheduled payments on the
                                           underlying securities, but is not a Strip class.
SC               Structured Collateral     Is designed to receive principal payments based on
                                           the actual distributions on underlying securities
                                           representing "regular interests" in a REMIC trust.
SCH                    Scheduled           Is designed to receive principal payments (or has a
                                           notional principal balance that is designed to
                                           decline) using a predetermined principal balance
                                           schedule (a "Scheduled Balance") but is not
                                           designated as a PAC or TAC class. In many cases, we
                                           derive the schedule by assuming two constant
                                           prepayment rates for the mortgage loans backing the
                                           related underlying securities. These two rates are
                                           the endpoints for the "structuring range" of the
                                           Scheduled class.
SEG                     Segment            Is combined, in whole or in part, with one or more
                                           classes (or portions of classes) to form a "Segment
                                           Group" or an "Aggregate Group" for purposes of
                                           allocating certain principal distribution amounts.
SEQ                  Sequential Pay        Receives principal payments in a prescribed sequence
                                           but without a predetermined schedule. In most cases,
                                           it receives payments of principal continuously from
                                           the first Distribution Date until the class is
                                           retired. A single class that receives principal
                                           payments before or after all other classes in the
                                           same series of Certificates may be identified as a
                                           Sequential Pay class.
SJ                    Sticky Jump          Has principal payment priorities that change
                                           permanently upon the occurrence of one or more
                                           "trigger events." A Sticky Jump class "jumps" to its
                                           new priority on the first Distribution Date when the
                                           trigger condition is met and retains (i.e., "sticks"
                                           to) that priority until the class is retired.
STP                      Strip             Receives a constant proportion, or "strip," of the
                                           principal payments on the underlying securities or
                                           other assets of the series trust.
SUP              Support (or Companion)    Receives principal payments (or has a notional
                                           principal balance that declines) on any Distribution
                                           Date only if scheduled payments have been made on
                                           specified PAC, TAC and/or Scheduled classes (except
                                           that it may also receive principal payments from the
                                           accrued and unpaid interest on specified Accrual or
                                           Partial Accrual classes).

Abbreviation       Category of Class                            Definition
------------       -----------------                            ----------
TAC                 TAC (or Targeted)      Is designed to receive principal payments (or has a
                                           notional principal balance that is designed to
                                           decline) using a predetermined principal balance
                                           schedule (a "Targeted Balance"). In most cases, we
                                           derive this schedule by assuming a single constant
                                           prepayment rate for the mortgage loans backing the
                                           related underlying securities.
XAC                 Index Allocation       Has a principal payment allocation that is based on
                                           the value of an index.
                                                              INTEREST TYPES
AFC                 Available Funds        Receives as interest certain interest and/or
                                           principal payments on the underlying assets of the
                                           related series trust. These payments may be
                                           insufficient on any Distribution Date to cover fully
                                           the accrued and unpaid interest on the Certificates
                                           of this class at its specified interest rate for the
                                           related Interest Accrual Period. In this case, the
                                           unpaid interest amount may be carried over to
                                           subsequent Distribution Dates (and any unpaid
                                           interest amount may itself accrue interest) until,
                                           as specified in the related prospectus supplement,
                                           payments are sufficient to cover all unpaid interest
                                           amounts. It is possible that these insufficiencies
                                           will remain unpaid and, if so, they will not be
                                           covered by our guaranty.
ARB                  Ascending Rate        Has an interest rate that increases one or more
                                           times on dates determined before we issue the class.
CPT                    Component           Consists of two or more segments or "components."
                                           The components of a Component class may have
                                           different interest payment characteristics but
                                           together constitute a single class. Each component
                                           of a Component class may be identified as falling
                                           into one or more categories in this chart.
DRB                 Descending Rate        Has an interest rate that decreases one or more
                                           times on dates determined before we issue the class.
EXE                      Excess            Receives any principal and interest paid on the
                                           underlying securities or other assets of a REMIC
                                           trust in excess of the amount of the principal and
                                           interest required to be paid on all classes of
                                           Certificates in the series. Excess classes sometimes
                                           have specified principal balances but no specified
                                           interest rate.
FIX                    Fixed Rate          Has an interest rate that is fixed throughout the
                                           life of the class.
FLT                  Floating Rate         Has an interest rate that resets periodically based
                                           upon a designated index and that varies directly
                                           with changes in the index.

Abbreviation       Category of Class                            Definition
------------       -----------------                            ----------
IDC                Index Differential      Bears a floating interest rate computed in part on
                                           the basis of the difference (or other specified
                                           relationship) between two designated indices (e.g.,
                                           LIBOR and the Ten-Year Treasury Index).
INV              Inverse Floating Rate     Has an interest rate that resets periodically based
                                           upon a designated index and that varies inversely
                                           with changes in the index.
IO                   Interest Only         Receives some or all of the interest payments made
                                           on the underlying securities or other assets of the
                                           series trust but little or no principal. Interest
                                           Only classes have either a notional or a nominal
                                           principal balance. A notional principal balance is
                                           the amount used as a reference to calculate the
                                           amount of interest due on an Interest Only class. A
                                           nominal principal balance represents actual
                                           principal that will be paid on the class. It is
                                           referred to as nominal since it is extremely small
                                           compared to other classes.
NPR               No Payment Residual      A Residual class designed to receive no payments of
                                           interest.
PO                   Principal Only        Does not bear interest and is entitled to receive
                                           only payments of principal.
PZ                  Partial Accrual        Accretes a portion of its accrued interest. This
                                           accreted amount will be added to the principal
                                           balance of the class on each applicable Distribution
                                           Date, while the remainder of the accrued interest is
                                           distributed currently as interest. Accretion may
                                           continue until a specified event has occurred or
                                           until the Partial Accrual class is retired.
WAC             Weighted Average Coupon    Has an interest rate that represents an effective
                                           weighted average interest rate that may change from
                                           period to period. A Weighted Average Coupon class
                                           may consist of components, some of which have
                                           different interest rates.
Z                       Accrual            Accretes the amount of accrued interest otherwise
                                           distributable on this class. This accreted amount
                                           will be added as principal to the principal balance
                                           of the class on each applicable Distribution Date.
                                           Accretion may continue until some specified event
                                           has occurred or until the Accrual class is retired.
                                                               OTHER TYPES
LIQ                   Liquid Asset         Intended to qualify as "liquid assets" for purposes
                                           of the liquidity requirements applicable to certain
                                           depository institutions, it has a Final Distribution
                                           Date not later than five years from the settlement
                                           date specified in the related prospectus supplement.
RDM                    Redeemable          Certificates that are redeemable directly or
                                           indirectly by us as specified in the related
                                           prospectus supplement.

Abbreviation       Category of Class                            Definition
------------       -----------------                            ----------
RTL                                        Retail Designated for sale to retail investors. Retail
                                           classes frequently are sold in small "units" or
                                           other increments and issued in book-entry form
                                           through the facilities of The Depository Trust
                                           Company. Retail classes may be entitled to receive
                                           distributions of principal in accordance with
                                           special priorities and allocation procedures.

Interest Payments on the Certificates

       If the Certificates of a particular class are interest-bearing, they will accrue interest for the periods (each, an "Interest Accrual Period") and at the annual rate specified or described in the related prospectus supplement. The prospectus supplement also will indicate the date on which the Certificates of each interest-bearing class begin to accrue interest. Interest will be calculated on the basis of an assumed 360-day year consisting of twelve 30-day months. Interest will continue to accrue until we have fully paid the outstanding principal amount of the Certificates of the class. Except in the case of an Accrual class, interest that accrues during an Interest Accrual Period will be paid to Certificateholders on the related Distribution Date specified in the prospectus supplement.

       As for Certificates of an Accrual class, the prospectus supplement will describe how and when the interest that accrues during an Interest Accrual Period will be paid. Any accrued interest that is not to be paid on a Distribution Date will be added to the principal balance of each Certificate of that class and, having been converted to principal, will itself begin to accrue interest.

Indexes for Floating Rate Classes and Inverse Floating Rate Classes

        General

       Unless we specify otherwise in the applicable prospectus supplement, the "Index Determination Date" for a Floating Rate or Inverse Floating Rate class means the second business day before the first day of each Interest Accrual Period (other than the initial Interest Accrual Period) for that class. Unless we specify otherwise in the applicable prospectus supplement, the term "business day" means any day that is not a Saturday, a Sunday or any other day on which either the Federal Reserve Bank of New York or the Federal Reserve Bank of Boston authorizes banking institutions in the Second or First Federal Reserve Banking District, respectively, to be closed. For purposes of calculating LIBOR, however, the term "business day" means a day on which banks are open for dealing in foreign currency and exchange in London, Boston and New York City.

        LIBOR

       If a class of Certificates accrues interest based on the London interbank offered rate ("LIBOR"), we will be responsible for calculating LIBOR on each Index Determination Date using either the LIBO Method or the BBA Method. The prospectus supplement for each series that has a LIBOR-based class of Certificates will specify the calculation method for that series.

       LIBO Method. This method uses the quotations for one-month U.S. dollar deposits offered by the principal London office of each of the Reference Banks as of 11:00 a.m. (London time) on each Index Determination Date. We may rely on these quotations as they appear on the Reuters Screen LIBO Page (as defined in the International Swap Dealers Association, Inc. Code of Standard Wording, Assumptions and Provisions for Swaps, 1986 Edition). Alternatively, we may obtain them directly from the Reference Banks.

       Under the LIBO Method, LIBOR is calculated on each Index Determination Date as follows:

       - If at least two Reference Banks are making quotations, LIBOR for the next Interest Accrual Period shall be the arithmetic mean of those quotations (rounded upwards, if necessary, to the nearest 1/32 of 1%).

       - Otherwise, LIBOR for the next Interest Accrual Period shall be the LIBOR that was determined on the previous Index Determination Date or the Reserve Interest Rate, whichever is higher. The "Reserve Interest Rate" means the annual rate that we determine as the arithmetic mean (rounded upwards, if necessary, to the nearest 1/32 of 1%) of the one-month U.S. dollar lending rates that New York City banks (which we select) are then quoting to the principal London offices of at least two of the Reference Banks. If we cannot establish this arithmetic mean, then the Reserve Interest Rate is the lowest one-month U.S. dollar lending rate that New York City banks (which we select) are then quoting to leading European banks.

       The prospectus supplement may provide that, if we cannot determine the Reserve Interest Rate for the initial Index Determination Date, as described above, LIBOR will be the rate specified in the prospectus supplement.

       The term "Reference Bank" means a leading bank (that we do not control either by ourselves or with a third party) which engages in Eurodollar deposit transactions in the international Eurocurrency market.

       BBA Method. Under the BBA Method, LIBOR is calculated on each Index Determination Date based on the Interest Settlement Rate of the British Bankers' Association ("BBA") for one-month U.S. dollar deposits. The "Interest Settlement Rate" is found on Telerate page 3750 as of 11:00 a.m. (London time) on that date. Currently, it is based on rates quoted by 16 BBA-designated banks as being, in their view, the offered rate at which these deposits are being quoted to prime banks in the London interbank market. The Interest Settlement Rate is calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the percentage result to six decimal places and rounding to five decimal places.

       If we are unable to use the BBA Method on any Index Determination Date, we will use the LIBO Method.

       Our calculation of each LIBOR-based interest rate on each Index Determination Date will be final and binding, absent manifest error.

        COFI Index

       The Eleventh District Costs of Funds or "COFI Index" is published by the Federal Home Loan Bank of San Francisco.(3) The COFI Index represents the monthly weighted average costs of funds for savings institutions in Arizona, California and Nevada that are members of the Eleventh Federal Home Loan Bank District. The COFI Index for a given month reflects the interest costs paid by these member institutions on all types of funds that they held (such as savings deposits, time deposits, advances from the Federal Home Loan Bank of San Francisco, repurchase agreements and all other borrowings). The COFI Index is calculated by dividing the costs of funds by the average of the total funds outstanding at the end of that month and the prior month. That result is then annualized and adjusted to reflect the actual number of days in that month. Sometimes, before these calculations are made, the component figures have to be adjusted to neutralize the effect of events such as a member institution leaving the Eleventh District or acquiring an institution outside the Eleventh District. The COFI Index is also weighted to reflect the relative amounts of each type of funds that the member institutions held at the end of that month.

       Because these funds mature at various times and their costs can react in different ways to changing conditions, the COFI Index does not necessarily reflect current market rates on new liabilities with similar maturities. Indeed, sometimes the COFI Index does not even move in the same direction as current market rates, because as longer term deposits and borrowings mature and are renewed at current rates, the COFI Index is still affected by the differential between the old and new rates on these deposits and borrowings.

---------------

     (3) The COFI Index is published in the monthly Federal Home Loan Bank of San Francisco Bulletin. You can obtain a copy by writing to the Office of Public Information, Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120 or by calling (415) 616-1000. You can also obtain the COFI Index by calling (415) 616-2600.
                                        22

       The following table lists historical values for the COFI Index since January 1994(4).

                 Month                         1998        1997        1996        1995        1994
                 -----                         -----       -----       -----       -----       -----
January.................................       4.987%      4.821%      5.033%      4.747%      3.710%
February................................       4.968       4.759       4.975       4.925       3.687
March...................................       4.917       4.780       4.874       5.007       3.629
April...................................       4.903       4.822       4.841       5.064       3.672
May.....................................       4.881       4.864       4.823       5.141       3.726
June....................................       4.881       4.853       4.809       5.179       3.804
July....................................       4.911       4.887       4.819       5.144       3.860
August..................................       4.899       4.904       4.839       5.133       3.945
September...............................          *        4.941       4.834       5.111       4.039
October.................................          *        4.957       4.839       5.116       4.187
November................................          *        4.949       4.835       5.119       4.367
December................................          *        4.963       4.842       5.059       4.589

---------------
*Not yet available

       If a class of Certificates accrues interest based on the COFI Index (a "COFI Class") and the COFI Index value for a given month is announced on or before the tenth day of the second following month, we will determine the interest rate for the Interest Accrual Period commencing in that second following month based on that COFI Index value. If the COFI Index value is not announced until later, the interest rate for that Interest Accrual Period will be based on the COFI Index value for the third preceding month.

       If, on the tenth day of the month in which any Interest Accrual Period begins, the most recently announced COFI Index value relates to a month prior to the third preceding month, from then on we will determine the interest rate of each COFI Class based on the National Cost of Funds Index value for the third preceding month (or the fourth preceding month if the National Cost of Funds Index was not published by the tenth day of that Interest Accrual Period). The "National Cost of Funds Index" means the National Monthly Median Cost of Funds Ratio to SAIF-Insured Institutions published by the Office of Thrift Supervision.(5) If, however, on the tenth day of the month in which any Interest Accrual Period begins, the most recently published National Cost of Funds Index value relates to a month prior to the fourth preceding month, from then on we will determine the interest rate for each COFI Class based on LIBOR (calculated under the BBA Method). Any change from the COFI Index will result in a change in the index level and could increase the volatility of the index level. This would be the case especially if LIBOR is the alternative index.

       Our calculation of the rate of interest of each COFI Class on each Index Determination Date will be final and binding, absent manifest error.

---------------

     (4) The Federal Home Loan Bank of San Francisco has stated in its Information Bulletin that the COFI Index for a given month "will be announced on or near the last working day" of the following month. However, it has also stated that it "cannot guarantee the announcement" of the COFI Index on an exact date.

     (5) You can obtain general information about the National Cost of Funds Index by writing the Office of Thrift Supervision at 1700 G Street, N.W., Washington, D.C. 20552 or by calling (202) 906-6000. You can obtain the current National Cost of Funds Index value by calling (202) 906-6988.
                                        23

        Treasury Index

       If a class of Certificates accrues interest based on a Treasury Index, we will be responsible for determining the Treasury Index for Treasury securities of the maturity and for the dates specified in the related prospectus supplement. Generally, the "Treasury Index" for any period means the yield for the specified date (or the average of the yield for each business day in the specified period) on U.S. Treasury securities adjusted to the "constant maturity" specified in the prospectus supplement (or, if the prospectus supplement does not specify a "constant maturity," U.S. Treasury securities trading in the secondary market having the maturity specified in the prospectus supplement). In either case, this yield, expressed as a percentage, is published by the Federal Reserve Board on Monday or Tuesday of each week in its Statistical Release No. H.15(519).(6) If we have not yet received the Statistical Release for a week, we will use the Statistical Release from the prior week. We understand that the Federal Reserve Board's current method of official publication of Statistical Release No. H.15(519) is by hard copy release, although the Federal Reserve Board does provide unofficial rates on its World Wide Web site and possibly by other means.

       Yields on U.S. Treasury securities at "constant maturity" are derived from the U.S. Treasury's daily yield curve. This curve relates to the yield on a security to its time of maturity and is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method provides a yield for a given maturity even if no security with that exact maturity is outstanding. In the event that the Treasury Index is no longer published, we will designate a new index based upon comparable data and methodology.

       Our calculation of each Treasury Index-based interest rate on each Interest Determination Date will be final and binding, absent manifest error.

        Prime Rate

       If a class of Certificates accrues interest based on the Prime Rate, we will be responsible for ascertaining the Prime Rate on each Index Determination Date. Unless the prospectus supplement for a series specifies otherwise, "Prime Rate" means the Prime Rate as published in the "Money Rates" section of The Wall Street Journal on the related Index Determination Date. If The Wall Street Journal is not then published, we will choose another newspaper of general circulation. If a prime rate range is given, we will use the average of the range. If no Prime Rate is then being published, we will designate a new index based upon comparable data and methodology.

---------------

     (6) You can obtain it by writing the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, Washington, D.C. 20551 or by calling (202) 452-3244.
                                        24

       Our calculation of each Prime Rate-based interest rate on each Interest Determination Date will be final and binding, absent manifest error.

Principal Payments on the Certificates

       On each Distribution Date for a given series of Certificates, we will pay Certificateholders the amount of principal specified in the related prospectus supplement. We will pay the Certificateholders the outstanding principal balance of each class in full no later than the Final Distribution Date for that class.

       Unless the prospectus supplement for the related series provides otherwise, we will pay Certificateholders on each Distribution Date an amount of principal equal to the sum of the following:

          (i)(a) if we issued and guaranteed the underlying securities, the principal amount that we have paid on the underlying securities since the previous Distribution Date (or, in the case of the first Distribution Date, since the first day of the month in which we issued those Certificates); and

              (b) if Ginnie Mae issued and guaranteed the underlying securities, the principal amount that Ginnie Mae expected to be paid on the underlying securities for the month in which that Distribution Date occurs (as calculated under the prospectus supplement for the series) plus any principal paid by Ginnie Mae during the month prior to the month in which that Distribution Date occurs that we have not yet passed through to the Certificateholders; and

            (ii) if the series contains Accrual classes, interest on any Accrual classes that accrued during the previous Interest Accrual Period but is not distributable as interest on that Distribution Date.

       The prospectus supplement for each series will specify how we determine the aggregate principal distribution for each Distribution Date and how that aggregate principal distribution is allocated among the classes of Certificates of that series. We will make principal payments on each class of Certificates of a series on a pro rata basis among all the Certificates of that class, unless the related prospectus supplement provides otherwise.

The Fannie Mae Guaranty

       Our guaranty requires that we pay Certificateholders in a timely manner the amounts of principal and interest described in the related prospectus supplement. We also must pay the full outstanding principal amount of the Certificates of each class no later than the Final Distribution Date for that class. Our guaranty is effective whether or not sufficient funds are available in the Trust Account for the series. If we were unable to perform our guaranty obligations, Certificateholders of a series would receive only the amounts paid on the underlying securities of that series. If that happened, those amounts generally would be limited to borrower payments and other recoveries on the mortgage loans backing those underlying securities. As a result, delinquencies and defaults on the mortgage loans backing the underlying securities could directly affect the amounts that Certificateholders would receive each month.

       Neither the Certificates nor interest on the Certificates are guaranteed by the United States, and they do not constitute a debt or obligation of the United States or any of its agencies or instrumentalities other than Fannie Mae. We alone are responsible for making payments on our guaranty.

Distributions on Underlying Securities, Deposits in the Trust Account

       The prospectus supplement for each series will specify the day(s) of each month on which we will make deposits into one or more accounts (collectively, the "Trust Account") for that series. Our deposit obligation will begin in the month of the initial Distribution Date of the series. The amount we deposit will equal the sum of the principal and interest payments on the underlying securities in the series trust.

       Any amounts deposited into the Trust Account on a Distribution Date are generally available for payment to Certificateholders on the same day. Certain amounts that are still in the Trust Account after we have paid the required principal and interest to the Certificateholders will be used to pay administrative expenses of the related series trust. Certain remaining amounts will be paid to Holders of Residual Certificates. If the underlying securities of a series are Ginnie Mae Certificates, the prospectus supplement may provide that certain amounts on deposit in the Trust Account on a Distribution Date will not be paid to Certificateholders until the following Distribution Date. We will use any reinvestment earnings on these various deposits to pay expenses of the series trust. They will not be included in payments to Certificateholders.

       The Trust Agreement permits us, as trustee, to maintain the Trust Account in one of two ways:

       - as a trust account with an eligible depository institution (which account may contain other funds that we hold in a trust capacity), or

       - as part of our general assets (with appropriate credit entries to the related REMIC trust).

We are required to hold all such appropriately credited funds in our general accounts (and all funds in each Trust Account that we have invested) for the related Certificateholders. Nevertheless, if a liquidation, reorganization or similar proceeding involving our assets were to occur, it is not clear what law would be applicable. As a result, we cannot render a legal opinion about the Certificateholders' rights to those funds in the event of a proceeding of this type.

Reports to Certificateholders

       Unless we specify otherwise in the related prospectus supplement, we will publish the "class factor" for each class of Certificates on or shortly after the 11th calendar day of each month. If you multiply the class factor for a class of Certificates by the original principal balance (or notional balance) of that class of Certificates, you will obtain the current principal balance (or notional balance) of that class of Certificates, after giving effect to the current month's principal payment and after adding the current month's accrued interest to any Accrual class.

       After the end of each calendar year, we will furnish to each person who was a Certificateholder at any time during that year any information required by the Internal Revenue Service.

       We, or a special agent that we engage, will make all the necessary numerical calculations.

The Underlying Securities

       In general, each underlying security will represent a direct or indirect beneficial ownership interest in a pool of mortgage loans. These pools may contain Conventional Mortgage Loans or Government Mortgage Loans. "Conventional Mortgage Loans" are not government insured or guaranteed. "Government Mortgage Loans" are insured by the Federal Housing Administration ("FHA") or guaranteed by the Department of Veterans Affairs ("VA"), the Department of Housing and Urban Development ("HUD") or the Rural Housing Service ("RHS"). In addition, up to 10% of the principal balance of the Fannie Mae-issued underlying securities backing a series may include any one of the following:

       -       relocation mortgage loans,

       -       cooperative share mortgage loans, or

       -       substantial buydown mortgage loans.

Moreover, up to 15% of the principal balance of the Fannie Mae-issued underlying securities backing a series may include more than one of the types of mortgage loans listed in the previous sentence.

       For a description of the general characteristics of underlying securities that are Ginnie Mae Certificates, see "Ginnie Mae and the Ginnie Mae Programs." Other disclosure documents that we may refer to in a prospectus supplement will describe the general characteristics of other types of underlying securities.

       In addition, the prospectus supplement for a series of Certificates generally will include the following information:

       -       interest rates of the underlying securities,

       - weighted average coupon ("WAC") of the mortgage loans backing the underlying securities,

       - weighted average calculated loan age ("CAGE") of the mortgage loans backing the underlying securities or weighted average loan age ("WALA") of the mortgage loans backing the underlying securities that are Ginnie Mae Certificates, and

       - weighted average terms to maturity ("WAM") of the mortgage loans backing the underlying securities or weighted average remaining term to maturity ("WARM") of the mortgage loans backing the underlying securities that are Ginnie Mae Certificates.

Weighted Average Life and Final Distribution Date

       The "weighted average life" of a class of Certificates refers to the average length of time, weighted by principal, that will elapse from the time we issue the Certificates until we pay you the full amount of outstanding principal. We determine the weighted average life of a class of Certificates by:

       - first, calculating the amount of principal to be paid to the Holders of that class on each Distribution Date, based on the prepayment assumption specified in the related prospectus supplement;

       - second, multiplying each of those amounts by the number of years from the Settlement Date for that series (as specified in the prospectus supplement) to the related Distribution Date;

       -       third, totaling the results; and

       - fourth, dividing that total by the aggregate amount of principal payments that were calculated in the first step.

The weighted average life of a class of certificates will be affected by the rate at which principal payments are made on the underlying mortgage loans. Principal payments include scheduled principal payments, voluntary principal prepayments, liquidations due to default, casualty and condemnation, guaranty payments by us or by Ginnie Mae, and repurchases that we make. Each of these types of principal payments on the mortgage loans backing the underlying securities will be applied to payments of principal of the Certificates of the related series.

       The "Final Distribution Date" for the Certificates of a particular class is the date by which we must pay the Holders the full outstanding principal balance of the Certificates. We determine the Final Distribution Dates for the classes of a given series based on the payments that we will receive on the underlying securities. We do not take our guaranty into account for this purpose.

       In each prospectus supplement, we will provide a table showing the weighted average life of each class of Certificates of that series. The table also will show for each class of Certificates the percentage of the original principal balance that would be outstanding on specified Distribution Dates. In each case, this table will be based on certain assumptions, including prepayment assumptions, that we will specify in the prospectus supplement.

       It is likely that we will pay the full outstanding principal balance of any class of Certificates earlier, and perhaps much earlier, than its Final Distribution Date. There are two reasons for this. First, the rate at which we pay principal on the Certificates will be affected by the rate at which borrowers pay principal on the mortgage loans backing the underlying securities. Second, some of the mortgage loans will have stated maturities that occur prior to the dates contained in the assumptions and have interest rates that are lower than the rates contained in the assumptions. We cannot predict whether the outstanding principal balance of any class of Certificates will be paid in full before its Final Distribution Date.

       We do not have an option, in the nature of a clean-up call, to repurchase the underlying securities and thereby to retire the Certificates. In some cases, another party may have such a right. If so, the prospectus supplement for the series will describe the terms and conditions of that right. In addition, we do not have an option, in the nature of a clean-up call, to repurchase the mortgage loans backing the underlying securities that are Fannie Mae Guaranteed Mortgage Pass-Through Certificates ("MBS").

Prepayment Models

       It is common to measure how mortgage loans prepay relative to a standard prepayment model. The prospectus supplement for each series will indicate which model it uses.

       "PSA" is a prepayment model that was developed by The Bond Market Association. It represents an assumed rate at which a pool of new mortgage loans will prepay. When we refer to "100% PSA," we mean an annual prepayment rate of 0.2% of the then unpaid principal balance of the pool in the first month after the origination of those mortgage loans and an additional 0.2% each month until the 30th month. (For example, the assumed annual prepayment rate would be 0.4% in month 2, 0.6% in month 3, and so on, and would level out at 6% at month 30 for the remaining term.) Beginning in month 30 and for all later months, "100% PSA" means a constant annual prepayment rate of 6%.

       Multiples of PSA are calculated in the same way. Thus, "150% PSA" means an annual prepayment rate of 0.3% in month 1, 0.6% in month 2, 0.9% in month 3 and 9% in month 30 and afterwards. Similarly, "200% PSA" means an annual prepayment rate of 0.4% in month 1, 0.8% in month 2, 1.2% in month 3 and 12% in month 30 and afterwards.

       Another model that is commonly used is the constant prepayment rate model ("CPR"). It represents the annual rate of prepayments relative to the then outstanding principal balance of a pool of new mortgage loans. Thus, "0% CPR" means no prepayments, "15% CPR" means an annual prepayment rate of 15%, and so forth.

       These models do not predict the prepayment experience of the mortgage loans backing any underlying securities or describe the historic performance of any particular pool of mortgage loans.

Special Characteristics of Residual Certificates

       No Residual Certificate may be transferred to a "disqualified organization" or to anyone acting on behalf of a disqualified organization. The term "transfer" can include any transfer of record ownership or of beneficial ownership, whether as a result of a sale, gift, pledge, default or otherwise. The term "disqualified organization" includes the United States, any State or other political subdivision, any foreign government, any international organization, or any agency or instrumentality of any of them (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax, unless such organization is subject to a tax on unrelated business income. Each person or entity to which a Residual Certificate is transferred will be required to execute an affidavit, acceptable to us, stating that:

       -       the transferee is not a disqualified organization;

       - it is not acquiring the Residual Certificate for the account of a disqualified organization;

       - it consents to any amendment of the Trust Agreement that we deem necessary (upon the advice of our counsel) to ensure that the Residual Certificate will not be owned directly or indirectly by a disqualified organization;

       - it is not acquiring the Residual Certificate to avoid or impede the assessment or collection of tax;

       - it understands that it may incur tax liabilities in excess of any cash that it will receive on the Residual Certificate;

       - it intends to pay taxes on the Residual Certificate as they become due; and

       - it will not transfer the Residual Certificate unless it has received from the new transferee an affidavit containing these same seven representations and it does not have actual knowledge that this other affidavit is false.

See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Residual Certificates--Sales and Other Distributions of Residual
Certificates--Residual Certificates Transferred to or Held by Disqualified Organizations." The transferee also must deliver a properly executed Internal Revenue Service Form W-9 (or, if applicable, a Form W-8ECI)

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



with its taxpayer identification number. In addition, if a pass-through entity (including a nominee) holds a Residual Certificate, it may be subject to additional taxes if a disqualified organization is a record holder in the entity.

       No Residual Certificate may be transferred to any person that is not a U.S. Person without our written consent. The term "U.S. Person" means

       -       a citizen or resident of the United States;

       - a corporation, partnership or other entity created under the laws of the United States or any of its political subdivisions;

       - an estate the income of which is subject to U.S. federal income tax regardless of the source of its income; or

       - a trust if a court within the United States can exercise primary supervision over its administration, and one or more United States persons have the authority to control all substantial decisions of the trust.

       Under regulations issued by the Treasury Department, if a "noneconomic residual interest" is transferred to a U.S. Person, the transfer will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A Residual Certificate generally would be treated as constituting a noneconomic residual interest. The only exception would be if, at the time of the transfer, two conditions are met. First, the present value of the expected future payments on the Residual Certificate is no less than the product of the present value of the "anticipated excess inclusions" on that Certificate and the highest corporate rate of tax for the year in which the transfer occurs. Second, the transferor reasonably expects that the transferee will receive payments from the applicable REMIC trust in an amount sufficient to satisfy the liability for income tax on any "excess inclusions" at or after the time when the liability accrues. The term "anticipated excess inclusions" means excess inclusions that are anticipated to be allocated to each calendar quarter (or portion of a quarter) following the transfer of the Residual Certificate, determined as of the date the Residual Certificate is transferred and based on events that have occurred as of that date and on the prepayment assumptions. See "Certain Federal Income Tax Consequences--Taxation of Beneficial Owners of Regular Certificates--Original Issue Discount" and "--Taxation of Beneficial Owners of Residual Certificates--Excess Inclusions."

       Under the Treasury regulations, the phrase "a significant purpose of the transfer to impede the assessment or collection of tax" means that the transferor of the Residual Certificate had "improper knowledge" at the time of the transfer. In other words, the transferor knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC trust. A transferor is presumed not to have improper knowledge if two conditions are met. First, the transferor conducts, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, based on the results, finds that the transferee has historically paid its

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



debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future. Second, the transferee makes certain representations to the transferor in the affidavit relating to disqualified organizations discussed above. If you plan to transfer a Residual Certificate, you should consult your tax advisor for further information.

                              THE TRUST AGREEMENT

       We summarize below certain provisions of the Trust Agreement that are not discussed elsewhere in this prospectus. However, you must understand that these summaries are not complete. If there is ever a conflict between the information in this prospectus and the actual terms of the Trust Agreement, the terms of the Trust Agreement will prevail.

Transfer of Underlying Securities to a Series Trust

       The Trust Agreement for each series trust will contain a mortgage security schedule that will identify the underlying securities that are being transferred to that series trust. As trustee, we will hold (directly or indirectly) the underlying securities for the Holders of the Certificates of that series.

Certain Fannie Mae Matters

       We may not resign from our duties under the Trust Agreement unless a change in law requires it. Even then, our resignation would not become effective until a successor has assumed our duties under the Trust Agreement. In no event, however, would any successor take over our guaranty obligations. Even if our other duties under the Trust Agreement should terminate, we would still be obligated under our guaranty.

       We are not liable under the Trust Agreement to the series trust or to Certificateholders for our errors in judgment or for anything we do, or do not do, in good faith. This also applies to our directors, officers, employees and agents. Nevertheless, neither we nor they will be protected from liability that results from willful misfeasance, bad faith or gross negligence or as a result of a willful disregard of duties.

       The Trust Agreement also provides that we are free to refuse involvement in any legal action that we think will expose us to expense or liability unless the action is related to our duties under the Trust Agreement. On the other hand, we may decide to participate in legal actions if we think our participation would be in the interests of the Certificateholders. In this case, we will pay our legal expenses and costs.

       If we merge or consolidate with another corporation, the successor corporation will be our successor under the Trust Agreement.

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



Voting Under any Underlying Trust Indenture

       If the underlying securities of a series are guaranteed by Fannie Mae, the holders of a certain minimum percentage ownership in those securities will have the right to terminate certain of our duties under the related indenture (the "Underlying Trust Indenture"), if there is an event of default under the Underlying Trust Indenture. Under the Trust Agreement, if there is an event of default under the Underlying Trust Indenture, the Certificateholders may vote their respective ownership shares in the underlying securities.

       If the underlying securities of a series are guaranteed by Fannie Mae, the holders of a certain minimum percentage ownership in those securities may give their consent to an amendment or waiver of the Underlying Trust Indenture. The Trust Agreement, however, does not permit us, as trustee, to vote the underlying securities in favor of an amendment or waiver unless we have been directed to do so by holders of Certificates whose principal balances (or notional principal balances) together equal at least 66% of the aggregate balances of all the Certificates of that series.

Events of Default

       Any of the following will be considered an "Event of Default" under the Trust Agreement:

       - if we fail to pay Certificateholders of a class any required amount and our failure continues uncorrected for 15 days after Certificateholders owning at least 5% of that class have given us written notice;

       - if we fail in a material way to fulfill any of our obligations under the Trust Agreement and our failure continues uncorrected for 60 days after Certificateholders owning at least 25% of any class have given us written notice; or

       - if we become insolvent or unable to pay our debts or if other events of insolvency occur.

Rights upon Event of Default

       If one of the Events of Default under the Trust Agreement for a particular series has occurred and continues uncorrected, Certificateholders who own at least 25% of any class have the right to terminate, in writing, all of our obligations under that Trust Agreement. These obligations include our duties as trustee as well as in our corporate capacity. However, the Fannie Mae guaranty will continue in effect. The same proportion of Certificateholders also may appoint, in writing, a successor to assume all of our terminated obligations. This successor will take legal title to the underlying securities and other assets of the related trust.

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



Amendment

       We may amend the Trust Agreement for any trust, without notifying the Certificateholders or obtaining their consent, for any of the following purposes:

       -       to add to our duties;

       - to evidence that another party has become our successor and has assumed our duties under the Trust Agreement as trustee or in our corporate capacity or both;

       - to eliminate any of our rights in our corporate capacity under the Trust Agreement;

       - to cure any ambiguity or correct or add to any provision in the Trust Agreement, so long as no Certificateholder is adversely affected; and

       - to modify the Trust Agreement to maintain the legal status of each REMIC as a REMIC.

       If Certificateholders who own at least 66% of each class give their consent, we may amend the Trust Agreement to eliminate, change or add to its terms or to waive our compliance with any of those terms. Nevertheless, we may not terminate or change our guaranty obligations or reduce the percentage of Certificateholders who must consent to the types of amendments listed in the previous sentence. In addition, unless each affected Certificateholder consents, no amendment may reduce or delay the funds that we must pay on any Certificate. Similarly, unless all affected Holders of the Residual Certificates give their consent, no amendment may adversely affect their rights.

Termination

       Each series trust will terminate when we have paid the Certificateholders all required interest and principal amounts. We do not have an option, in the nature of a clean-up call, to repurchase the underlying securities and thereby to retire the Certificates. In some cases, another party may have such a right. If so, the prospectus supplement will describe the terms and conditions of that right. In addition, we do not have an option, in the nature of a clean-up call, to repurchase the mortgage loans backing the underlying securities that are MBS.

                     GINNIE MAE AND THE GINNIE MAE PROGRAMS

Ginnie Mae

       The Government National Mortgage Association (or Ginnie Mae) is a wholly-owned corporate instrumentality of the United States within HUD. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes Ginnie Mae to guarantee the timely payment of principal and interest on certificates that are backed by a pool of mortgage loans insured or guaranteed by the FHA, VA or RHS.

       Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." To meet these guaranty obligations, Ginnie Mae may borrow from the United States Treasury without limitation.

Ginnie Mae Programs

       Each "Ginnie Mae Certificate" underlying a series of Certificates will be a "fully modified pass-through" mortgage-backed security issued and serviced by a mortgage banking company or other financial concern approved by Ginnie Mae as a seller-servicer. The mortgage loans backing each Ginnie Mae Certificate will be insured or guaranteed by the FHA, VA or RHS. Ginnie Mae Certificates are issued under the Ginnie Mae I program ("Ginnie Mae I Certificates") and the Ginnie Mae II program ("Ginnie Mae II Certificates"). Holders of Ginnie Mae I Certificates and Ginnie Mae II Certificates have essentially similar rights, although there are certain differences between the two programs.

        Ginnie Mae I Program

       Monthly payments will be made to the registered holder of the Ginnie Mae Certificate by the 15th of each month. An individual Ginnie Mae issuer assembles a pool of mortgage loans against which it issues and markets Ginnie Mae I Certificates. All mortgage loans underlying a particular Ginnie Mae I Certificate must be of the same type (for example, level payment, single-family mortgage loans) and have the same annual interest rate. The annual pass-through rate on each Ginnie Mae I Certificate will be 0.5% less than the annual interest rate on the mortgage loans included in the pool of mortgage loans backing that Ginnie Mae I Certificate.

        Ginnie Mae II Program

       Monthly payments will be made to the registered holder of the Ginnie Mae II Certificate through a paying agent (currently The Chase Manhattan Bank) by the 20th of each month. Mortgage pools may be formed through the aggregation of loan packages of more than one Ginnie Mae issuer. Under this option, packages submitted by various Ginnie Mae issuers for a particular issue date and pass-through rate are aggregated into a single pool which backs a single issue of Ginnie Mae II Certificates. Each Ginnie Mae II Certificate issued under a multiple issuer pool is backed by a proportionate interest in the entire pool rather than solely by the loan package contributed by any one Ginnie Mae issuer. In addition, single issuer pools also may be formed under the Ginnie Mae II program.

       Each Ginnie Mae II Certificate pool generally consists entirely of fixed rate mortgages or entirely of adjustable rate mortgages. Fixed rate mortgages underlying a particular Ginnie Mae II Certificate must be of the same type, but may have annual interest rates that vary by up to 1%. The annual pass-through rate on each Ginnie Mae II Certificate will be between 0.5% and 1.5% less than the highest annual interest rate on any mortgage loan included in the pool of mortgage loans backing that Ginnie Mae II Certificate.

       Generally, adjustable rate mortgage loans underlying any particular Ginnie Mae II Certificate will have interest rates that adjust annually based on the weekly average of the U.S. Treasury one-year constant maturity index. Ginnie Mae pooling specifications require that all adjustable rate mortgage loans in a given pool have identical first adjustment dates, index reference dates and means of adjustment. All of the mortgage loans must have interest rates that are at least 0.5% but not more than 1.5% above the interest rate of the related Ginnie Mae II Certificate. In addition, the mortgage margin for any given mortgage loan must be at least 0.5% but not more than 1.5% greater than the margin for the related Ginnie Mae II Certificate. The mortgage loans and Ginnie Mae II Certificates will be subject to an annual interest rate adjustment cap of 1% and a lifetime interest rate cap of 5% above or below the initial interest rate. On each annual adjustment date, the payment amount of an adjustable rate mortgage loan will be reset so that the remaining principal balance of that mortgage loan would fully amortize in equal monthly payments over its remaining term to maturity, assuming its interest rate were to remain constant at the new rate. The new payment amount will be effective beginning in the month following the annual adjustment date.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

       The Certificates and payments on the Certificates are not generally exempt from taxation. Therefore, you should consider the tax consequences of holding a Certificate before you acquire one. The following discussion describes certain U.S. federal income tax consequences to beneficial owners of Certificates. The discussion is general and does not purport to deal with all aspects of federal taxation that may be relevant to particular investors. This discussion may not apply to your particular circumstances for one of the following, or other, reasons:

       - This discussion is based on federal tax laws in effect as of the date of this prospectus. Changes to any of these laws after the date of this prospectus may affect the tax consequences discussed below.

       - This discussion addresses only Certificates acquired at original issuance and held as "capital assets" (generally, property held for investment).

       - This discussion does not address tax consequences to beneficial owners subject to special rules, such as dealers in securities, certain traders in securities, banks, tax-exempt organizations, life insurance companies, persons that hold Certificates as part of a hedging transaction or as a position in a straddle or conversion transaction, or persons whose functional currency is not the U.S. dollar.

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



       - This discussion may be supplemented by a discussion in the applicable prospectus supplement.

       - This discussion does not address taxes imposed by any state, local or foreign taxing jurisdiction.

For these reasons, you should consult your own tax advisors regarding the federal income tax consequences of holding and disposing of Certificates as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

       The topics in this discussion are addressed in the order of the following captions:

       -       REMIC Election and Special Tax Attributes

       -       Taxation of Beneficial Owners of Regular Certificates

       -       Taxation of Beneficial Owners of Residual Certificates

       -       Taxes on a REMIC

       -       Reporting and Other Administrative Matters

       -       Backup Withholding

       -       Foreign Investors

                   REMIC Election and Special Tax Attributes

       We will elect to treat the assets comprising each series trust as at least one REMIC (each, a "REMIC Trust") under the Internal Revenue Code of 1986, as amended (the "Code"). Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of Certificates, our special tax counsel, Arnold & Porter, will deliver its opinion that (unless otherwise limited in the applicable prospectus supplement), assuming compliance with the Trust Agreement, each REMIC Trust will be treated as a REMIC for federal income tax purposes. The Certificates of each class for a REMIC Trust will be designated as "regular interests" in the REMIC constituted by that REMIC Trust, except that a separate class will be designated as the "residual interest" in the REMIC constituted by that REMIC Trust. The prospectus supplement for each series of Certificates will state whether Certificates of each class will constitute Regular Certificates or Residual Certificates.

       Regular and Residual Certificates will be "regular or residual interests in a REMIC" within the meaning of section 7701(a)(19)(C)(xi) of the Code and "real estate assets" within the meaning of section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of "qualified mortgages," then the portion of the Regular and Residual Certificates that are qualifying assets under those sections during the calendar year may be limited to the portion of the assets of the REMIC that are "qualified mortgages." Similarly, income on the Regular and Residual Certificates will be treated as "interest on obligations secured by mortgages on real property" within the
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



meaning of section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence. For purposes of applying this limitation, a REMIC should be treated as owning the assets represented by the underlying securities. In general, an underlying security will be a "qualified mortgage" if the mortgage loans underlying that security are "principally secured by an interest in real property" within the meaning of section 860G(a)(3) of the Code. The assets of a REMIC will include, in addition to underlying securities representing mortgage loans, payments on underlying securities held pending distribution on the Regular and Residual Certificates and any reinvestment income thereon.

       Regular and Residual Certificates held by a financial institution (as referred to in section 582(c)(2) of the Code) will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the Code. Regular Certificates will also be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code with respect to other REMICs and "permitted assets" within the meaning of section 860L(c)(1) of the Code with respect to financial asset securitization investment trusts.

             Taxation of Beneficial Owners of Regular Certificates

       For federal income tax purposes, the Regular Certificates will be treated as debt instruments issued by a REMIC on the date the Certificates are first sold to the public (the "Settlement Date") and not as ownership interests in a REMIC or its assets. Interest, original issue discount and market discount with respect to a Regular Certificate will represent ordinary income to the beneficial owner of the Certificate (a "Regular Owner"). A Regular Owner must report interest on a Regular Certificate using an accrual method of accounting, regardless of whether it otherwise reports income using a cash method of accounting. Rules regarding original issue discount and market discount are discussed below.

Treatment of Original Issue Discount

       Certain Regular Certificates may be issued with "original issue discount" ("OID") within the meaning of section 1273(a) of the Code. A Regular Owner must include in gross income the sum of the "daily portions" of OID on its Regular Certificate for each day during its taxable year on which it held the Certificate, generally in advance of receipt of the cash attributable to that income. We will supply to Holders, brokers and middlemen information with respect to the original issue discount accruing on the Regular Certificates. We will supply this information at the time and in the manner required by the Internal Revenue Service (the "IRS").

Definition of Original Issue Discount

       In general, a Regular Certificate will be considered to be issued with OID equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a Regular Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Regular Certificates was sold. The issue price also includes any accrued interest attributable to the period before the Settlement Date. The stated redemption price at maturity of a Regular Certificate generally is its stated principal amount, plus an amount equal to the excess (if any) of the interest payable on the first Distribution Date over the interest that accrues for the period from the Settlement Date to the first Distribution Date. The stated redemption price at maturity of a Regular Certificate of a Notional class or an Accrual class, however, is equal to the sum of all distributions to be made under that Regular Certificate.

       Notwithstanding the general definition, OID on a Regular Certificate will be treated as zero if the discount is less than 0.25 percent of the stated redemption price at maturity of the Certificate multiplied by its weighted average life. The weighted average life of a Regular Certificate is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity of the Certificate, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Settlement Date until the date on which each such distribution is expected to be made under the assumption that the mortgage loans backing the related underlying securities prepay at the rate specified in the applicable prospectus supplement (the "Prepayment Assumption") by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Regular Certificate's stated redemption price at maturity. If OID is treated as zero under this rule, the actual amount of OID must be allocated to the principal distributions on the Regular Certificate and, when each principal distribution is received, gain equal to the discount allocated to that distribution will be recognized.

Daily Portions of Original Issue Discount

       For Regular Certificates considered to be issued with OID, the daily portions of OID will be determined as follows. A calculation will first be made of the portion of OID that accrued during each "accrual period." OID accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of OID.

       Final regulations issued by the Treasury Department relating to the tax treatment of debt instruments with OID (the "OID Regulations") provide that for purposes of measuring the accrual of OID on a debt instrument, a holder of the debt instrument may use an accrual period of any length, up to one year, as long as each distribution of principal or interest occurs on either the final day or the first day of an accrual period. Unless otherwise disclosed in the applicable prospectus supplement, we will report OID based on accrual periods of one month, beginning on a Distribution Date and ending on the day before the next Distribution Date.

       The portion of OID treated as accruing for any accrual period will equal the excess, if any, of

           (i) the sum of (A) the present values of all the distributions remaining to be made on the Regular Certificate, if any, as of the end of the accrual period and

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



            (B) the distribution made on the Certificate during the accrual period of amounts included in the stated redemption price at maturity, over

          (ii) the adjusted issue price of the Certificate at the beginning of the accrual period.

       The present value of the remaining distributions will be calculated based on the following:

       - the yield to maturity of the Regular Certificate, calculated as of the Settlement Date, giving effect to the Prepayment Assumption,

       - events (including actual prepayments) that have occurred prior to the end of the accrual period,

       -       the Prepayment Assumption, and

       - in the case of a Regular Certificate calling for a variable rate of interest, an assumption that the value of the index upon which the variable rate is based remains the same as its value on the Settlement Date over the entire life of the Certificate.

       The adjusted issue price of a Regular Certificate at any time will equal the issue price of the Certificate, increased by the aggregate amount of previously accrued OID with respect to the Certificate, and reduced by the amount of any distributions made on the Certificate as of that time of amounts included in the stated redemption price at maturity.

       The Code requires that the Prepayment Assumption be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. We anticipate that the Prepayment Assumption for each series of Regular Certificates will be consistent with this standard. We make no representation, however, that the mortgage loans backing the underlying securities for a given series will prepay at the rate reflected in the Prepayment Assumption for that series or at any other rate. You must make your own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Certificates.

Subsequent Holders' Treatment of Original Issue Discount

       If a Regular Certificate is issued with OID and a subsequent holder purchases the Certificate at a cost of less than its remaining stated redemption price at maturity, that holder also will be required to include in income the daily portion of OID with respect to the Certificate for each day it holds the Certificate. If the cost of the Certificate to the subsequent holder exceeds the adjusted issue price of the Certificate, however, the holder can reduce the daily accruals by an amount equal to the product of (i) the daily portion and
(ii) a constant fraction. The numerator of the constant fraction is the excess of the purchase price over the adjusted issue price of the Certificate, and the denominator is the sum of the daily portions of OID on the Certificate for all days on or after the day of purchase.

Interest and Original Issue Discount on Floating Rate and Inverse Floating Rate Classes

       The OID Regulations define and provide special rules applicable to variable rate debt instruments ("VRDIs"). Most Floating Rate and Inverse Floating Rate classes will be VRDIs under the OID Regulations. To be a VRDI, a Regular Certificate generally must satisfy three requirements. First, the issue price (including accrued interest) must not exceed the total noncontingent principal payments by more than (i) 1.5 percent of the product of the total noncontingent principal payments and the weighted average life, or (ii) 15 percent of the total noncontingent principal payments, whichever is smaller. Second, the Regular Certificate must bear interest at a "qualified floating rate" or an "objective rate," or certain combinations of such rates and possibly a fixed rate. Third, under the terms of the Regular Certificate, the qualified floating rate or objective rate must be based on a current value of the applicable interest index. An interest index (such as LIBOR, COFI, Treasury or the Prime Rate) and an interest index plus or minus a fixed rate generally are qualified floating rates. A floating or inverse floating rate equal to a positive or negative multiple of an interest index plus or minus a fixed rate is an objective rate and may be a qualified floating rate.

       Under the OID Regulations, a debt instrument that provides for a variable rate of interest but that does not meet all three requirements is a contingent payment debt instrument. The regulations governing contingent payment debt instruments, however, do not apply to Regular Certificates. Therefore, in the absence of further guidance and unless otherwise stated in the applicable prospectus supplement, we will compute accruals of interest and OID on all Floating Rate and Inverse Floating Rate classes by applying the principles of the OID Regulations applicable to VRDIs.

Regular Certificates Purchased at a Premium

       If a Regular Owner purchases a Certificate for an amount (net of accrued interest) greater than its remaining stated redemption price at maturity, the Owner generally will have premium with respect to the Certificate (a "Premium Certificate") in the amount of the excess. Such a purchaser need not include in income any remaining OID and may elect, under section 171(c)(2) of the Code, to treat the premium as "amortizable bond premium."

       If a Regular Owner makes this election, the amount of any interest payment that must be included in the Regular Owner's income for each period ending on a Distribution Date will be reduced by the portion of the premium allocable to the period based on the Premium Certificate's yield to maturity. In addition, the legislative history of the Tax Reform Act of 1986 states that premium should be amortized under principles analogous to those governing the accrual of market discount (as discussed below under "--Regular Certificates Purchased with Market Discount"). The election will also apply to all bonds (as well as all REMIC regular interests) the interest on which is not excludible from gross income ("fully taxable bonds") held by the Regular Owner at the beginning of the first taxable year to which the election applies and to all fully taxable bonds thereafter acquired by it. A Regular Owner may revoke the election only with the consent of the IRS.

       If the election is not made, (i) a Regular Owner must include the full amount of each interest payment in income as it accrues, and (ii) the premium must be allocated to the principal distributions on the Premium Certificate and, when each principal distribution is received, a loss equal to the premium allocated to the distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Certificate.

Regular Certificates Purchased with Market Discount

       A Regular Owner that purchases a Regular Certificate at a price that is less than the remaining stated redemption price at maturity of the Certificate (or in the case of a Regular Certificate issued with OID, less than the adjusted issue price of the Certificate) has market discount with respect to the Certificate in the amount of the difference. In general, three consequences arise if a Regular Owner acquires a Regular Certificate with market discount. First, the Regular Owner must treat any principal payment with respect to a Regular Certificate acquired with market discount as ordinary income to the extent of the market discount that accrued while the Regular Owner held the Certificate. Second, the Regular Owner must treat gain on the disposition or retirement of such a Certificate as ordinary income under the circumstances discussed below under "--Sales and Other Dispositions of Regular Certificates." Third, a Regular Owner that incurs or continues indebtedness to acquire a Regular Certificate at a market discount may be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. Alternatively, a Regular Owner may elect to include market discount in income on a current basis as it accrues, in which case the three consequences discussed above will not apply. If a Regular Owner makes this election, the Regular Owner must also apply the election to all debt instruments the Regular Owner acquires on or after the beginning of the first taxable year to which the election applies. A Regular Owner may revoke the election only with the consent of the IRS.

       The legislative history to the Tax Reform Act of 1986 states that market discount on a Regular Certificate may be treated as accruing in proportion to remaining accruals of OID, if any, or, if none, in proportion to remaining distributions of interest on a Regular Certificate. A beneficial owner may instead elect to determine the accrual of market discount under a constant yield method. We will make available to Holders information necessary to compute the accrual of market discount, in the manner and form as required by the IRS.

       Notwithstanding the above rules, market discount on a Regular Certificate will be considered to be zero if the discount is less than 0.25 percent of the remaining stated

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redemption price at maturity of the Certificate multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments (including prepayments) prior to the date of acquisition of the Regular Certificate by the subsequent purchaser. If market discount on a Regular Certificate is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the Regular Certificate and, when each principal distribution is received, gain equal to the discount allocated to that distribution will be recognized.

Special Election

       For any Regular Certificate acquired on or after April 4, 1994, the OID Regulations permit a Regular Owner to elect to include in gross income all "interest" that accrues on the Regular Certificate by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, OID, de minimis OID, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium or acquisition premium. You should consult your own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Regular Certificates with Nominal Distributions of Principal

       Some Regular Certificates may provide for only nominal distributions of principal in comparison to distributions of interest. Under current law, it is unclear whether the rules generally applicable to debt instruments issued at a premium should apply to these Certificates or whether each of these Certificates should instead be treated as having been issued with OID equal to the excess of the total payments to be received on each Certificate over its issue price. For purposes of information reporting, we intend to treat these Certificates as having been issued with OID.

Sales and Other Dispositions of Regular Certificates

       Upon the sale, exchange, retirement or other disposition of a Regular Certificate, the beneficial owner generally will recognize gain or loss equal to the difference between the amount realized upon the disposition and the beneficial owner's adjusted basis in the Certificate. In addition, the Code requires the recognition of gain upon the "constructive sale of an appreciated financial position." In general, a constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of transactions with respect to a financial instrument that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. These provisions only apply to Certificates of a Notional class.

       The adjusted basis of a Regular Certificate generally will equal the cost of the Certificate to the beneficial owner, increased by any OID or market discount included in the beneficial owner's gross income with respect to the Certificate and reduced by distributions
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



previously received by the beneficial owner of amounts included in the Certificate's stated redemption price at maturity and by any premium that has reduced the beneficial owner's interest income with respect to the Certificate.

       The gain or loss, if any, will be capital gain or loss, provided the Certificate is held as a "capital asset" (generally, property held for investment) within the meaning of section 1221 of the Code and none of the following apply. First, gain that might otherwise be capital gain will be treated as ordinary income to the extent that the gain does not exceed the excess, if any, of (i) the amount that would have been includible in the income of the Regular Owner had income accrued at a rate equal to 110 percent of the "applicable Federal rate" (generally, an average of current yields on Treasury securities) as of the date of purchase over (ii) the amount actually includible in the Regular Owner's income. Second, gain recognized by a Regular Owner who purchased a Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the market discount that accrued during the period the Certificate was held by the Regular Owner, reduced by any market discount includible in income under the rules described above under "--Regular Certificates Purchased with Market Discount." Third, any gain or loss resulting from a sale or exchange described in section 582(c) of the Code (which generally applies to banks) will be taxable as ordinary income or loss.

Termination

       In general, no special tax consequences will apply to a Regular Owner upon the termination of a series trust by virtue of the final payment or liquidation of the last mortgage loan that backs the last underlying security remaining in the series trust.

             Taxation of Beneficial Owners of Residual Certificates

Daily Portions

       Except as indicated below, a beneficial owner of a Residual Certificate with respect to a REMIC (a "Residual Owner") generally will be required to report its daily portion of the taxable income or net loss of the REMIC for each day during a calendar quarter that the Residual Owner owns the Residual Certificate. For this purpose, the daily portion is determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC for the quarter and then allocating that amount among the Residual Owners in accordance with their percentage interests on that day. Daily portions of income or loss allocated to a Residual Owner will be treated as ordinary income or loss. A Residual Owner must continue to report its daily portion of the taxable income or net loss of the REMIC until no Certificates of any class are outstanding, even though the Residual Owner may have received full payment of any stated interest and principal on its Residual Certificate.

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



Taxable Income or Net Loss of a REMIC

       The taxable income or net loss of a REMIC will be the income from the "qualified mortgages" it holds and any reinvestment earnings less deductions allowed to the REMIC. In general, an underlying security will be a "qualified mortgage" if the mortgage loans backing that security are "principally secured by an interest in real property" within the meaning of section 860G(a)(3) of the Code or if that security is a regular interest in another REMIC.

       The taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable year and using the accrual method of accounting, with the following modifications and limitations:

       - A deduction will be allowed for accruals of interest (including any OID, but without regard to the investment interest limitation in section 163(d) of the Code) on the Regular Certificates (but not the Residual Certificates).

       - Market discount equal to any excess of the total Stated Principal Balances of the qualified mortgages over the REMIC's basis in these mortgages generally will be included in income by the REMIC as it accrues under a constant yield method, taking into account the Prepayment Assumption.

       - If a REMIC is treated as having acquired qualified mortgages at a premium, the premium also will be amortized using a constant yield method.

       - No item of income, gain, loss or deduction allocable to a prohibited transaction (see "--Taxes on a REMIC--Prohibited Transactions" below) will be taken into account.

       - A REMIC generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of section 703(a)(2) of the Code.

       - The limitation on miscellaneous itemized deductions imposed on individuals by section 67 of the Code will not be applied at the REMIC level to any administrative fees, such as servicing and guaranty fees. (See, however, "--Pass-Through of Servicing and Guaranty Fees to Individuals" below.)

       - No deduction is allowed for any expenses incurred in connection with the formation of a REMIC and the issuance of the Regular and Residual Certificates.

       - Any gain or loss to a REMIC from the disposition of any asset, including a qualified mortgage or "permitted investment" as defined in section 860G(a)(5) of the Code), will be treated as ordinary gain or loss.

A REMIC's basis in qualified mortgages is the aggregate of the issue prices of all the Regular and Residual Certificates in the REMIC on the Settlement Date. If, however, the amount sold to the public of any class of Regular or Residual Certificates is not substantial, then the fair market value of all the Regular or Residual Certificates in that class as of the date of the prospectus supplement should be substituted for the issue price. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be a net loss for the REMIC for that calendar quarter.

       For purposes of determining the taxable income or net loss of a REMIC, OID will be calculated by taking into account the following. First, if all the regular interests of a REMIC are issued to another REMIC, the regular interests will be treated as a single debt instrument because they were issued to a single holder in a single transaction. Second, if a REMIC holds a regular interest as a qualified mortgage (an "Underlying Certificate"), the REMIC will elect to include in gross income all interest that accrues on the Underlying Certificate by using a constant yield method. See "--Taxation of Beneficial Owners of Regular Certificates--Special Election" above. Third, if a REMIC holds an Underlying Certificate, the accruals of OID on the Underlying Certificate will be determined using the same Prepayment Assumption used to calculate the accruals of OID on the related regular interests in the REMIC as specified in the applicable prospectus supplement. The IRS, however, could take the position that the proper Prepayment Assumption to be used is the Prepayment Assumption originally established for the Underlying Certificate.

       A Residual Owner may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the mortgage loans are considered to be purchased by the REMIC at a discount, some or all of the Regular Certificates are issued at a discount, and the discount included as a result of a prepayment on a mortgage loan that is used to pay principal on the Regular Certificates exceeds the REMIC's deduction for unaccrued original issue discount relating to the Regular Certificates. Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the Regular Certificates, may increase over time as the earlier classes of Regular Certificates are paid, whereas interest income of the REMIC from each mortgage loan, expressed as a percentage of the outstanding principal amount of that mortgage loan, may remain constant over time.

Basis Rules and Distributions

       A Residual Owner has an initial basis in its Residual Certificate equal to the amount paid for the Residual Certificate. The basis is increased by amounts included in the income of the Residual Owner and decreased by distributions and by any net loss taken into account with respect to the Residual Certificate. A distribution on a Residual Certificate to a Residual Owner is not included in gross income to the extent it does not exceed the Residual Owner's basis in the Residual Certificate (adjusted as described above) and, to the extent it exceeds the adjusted basis of the Residual Certificate, is treated as gain from the sale of the Residual Certificate.

       A Residual Owner is not allowed to take into account any net loss for a calendar quarter to the extent the net loss exceeds the Residual Owner's adjusted basis in its Residual

Certificate as of the close of that calendar quarter (determined without regard to that net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the Residual Certificate.

Treatment of Excess Inclusions

       Any excess inclusions with respect to a Residual Certificate are subject to certain special tax rules. With respect to a Residual Owner, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during the quarter that the Residual Certificate was held by the Residual Owner. (The determination of daily accruals is discussed below.) The Treasury Department has the authority to issue regulations that would treat all taxable income of a REMIC as excess inclusions if the Residual Certificate does not have "significant value." The Treasury Department has not yet exercised this authority, but may do so in the future.

       Any excess inclusions cannot be offset by losses from other activities. For Residual Owners that are subject to tax only on unrelated business taxable income (as defined in section 511 of the Code), an excess inclusion of the Residual Owner is treated as unrelated business taxable income. With respect to variable contracts (within the meaning of section 817 of the Code), a life insurance company cannot adjust its reserve to the extent of any excess inclusion, except as provided in regulations. If a Residual Owner is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICs held by members of the affiliated group. For purposes of the alternative minimum tax, taxable income does not include excess inclusions, the alternative minimum taxable income cannot be less than excess inclusions, and excess inclusions are disregarded in computing the alternative tax net operating loss deduction. For a discussion of the effect of excess inclusions on certain foreign investors that own Residual Certificates, see "--Foreign Investors--Residual Certificates" below.

       In the case of any Residual Certificates that are held by a real estate investment trust, the aggregate excess inclusions with respect to the Residual Certificates reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of section 857(b)(2) of the Code, excluding any net capital gain) would, under regulations yet to be prescribed, be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated would be treated as an excess inclusion with respect to a Residual Certificate as if held directly by the shareholder. Similar rules would apply in the case of regulated investment companies, common trust funds and certain cooperatives that hold a Residual Certificate.

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



Determination of Daily Accruals

       The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the Residual Certificate at the beginning of the calendar quarter and 120 percent of the "Federal long-term rate" in effect on the Settlement Date, based on quarterly compounding and properly adjusted for the length of the quarter. The Federal long-term rate is a blend of current yields on Treasury securities having a maturity of more than nine years computed and published monthly by the IRS. For each series of Certificates, if the Federal long-term rate based on quarterly compounding that will be in effect on the Settlement Date is available as of the date of the related prospectus supplement, 120 percent of that rate will be set forth in the prospectus supplement.

       The adjusted issue price of a Residual Certificate as of the beginning of any calendar quarter is equal to the issue price of the Residual Certificate, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to the Residual Certificate before the beginning of the quarter. The issue price of a Residual Certificate generally is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the Residual Certificates was sold.

Pass-Through of Servicing and Guaranty Fees to Individuals

       A Residual Owner who is an individual will be required to include in income a share of the administrative fees of the REMIC, including the servicing and guaranty fees imposed at the level of the underlying securities. See, for example, "Certain Federal Income Tax Consequences" in our MBS prospectus. A deduction for such fees generally will be allowed to such a Residual Owner only to the extent that such fees, along with certain of the Residual Owner's other miscellaneous itemized deductions, exceed 2 percent of the Residual Owner's adjusted gross income. A Residual Owner's share of such fees generally will be determined by (i) allocating the amount of such expenses for each calendar quarter on a pro rata basis to each day in the calendar quarter, and (ii) allocating the daily amount among the Residual Owners in proportion to their respective holdings on that day. Similar rules apply in the case of (i) estates and trusts, and (ii) individuals owning an interest in a Residual Certificate through an investment in a "pass-through entity." Pass-through entities include partnerships, S corporations, grantor trusts, certain limited liability companies and non-publicly offered regulated investment companies, but do not include estates, trusts other than grantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies.

       Section 68 of the Code may provide for certain limitations on itemized deductions otherwise allowable for a Residual Owner who is an individual. In addition, a Residual Owner may not be able to deduct any portion of such fees in computing its alternative minimum tax liability.

Sales and Other Dispositions of Residual Certificates

       Upon the sale, exchange or other disposition of a Residual Certificate, the Residual Owner generally will recognize gain or loss equal to the difference between the amount realized upon the disposition and the Residual Owner's adjusted basis in the Certificate. The adjusted basis of a Residual Certificate is determined as described above under "--Basis Rules and Distributions." Except as provided in section 582(c) of the Code, the gain or loss, if any, will be capital gain or loss, provided the Certificate is held as a capital asset.

       If a Residual Owner sells or otherwise disposes of its Residual Certificate at a loss, the loss will not be recognized if, within six months before or after the sale or other disposition of the Residual Certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in section 7701(i) of the Code) comparable to a residual interest in a REMIC. The disallowed loss would be allowed upon the sale or other disposition of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale or other disposition. While this rule may be modified by Treasury regulations, no such regulations have yet been published.

Residual Certificates Transferred to or Held by Disqualified Organizations

       Section 860E(e) of the Code imposes a substantial tax, payable by the transferor (or, if a transfer is through a broker, nominee, or other middleman as the transferee's agent, payable by that agent) upon any transfer of a Residual Certificate to a "disqualified organization." A transfer includes any transfer of record or beneficial ownership, whether pursuant to a purchase, a default under a secured lending agreement or otherwise. The term "disqualified organization" is defined above under "Description of the Certificates--Special Characteristics of Residual Certificates." A transferor of a Residual Certificate (or an agent of a transferee of a Residual Certificate, as the case may be) will be relieved of this tax liability if (i) the transferee furnishes to the transferor (or the transferee's agent) an affidavit that the transferee is not a disqualified organization, and (ii) the transferor (or the transferee's agent) does not have actual knowledge that the affidavit is false at the time of the transfer.

       In addition, a tax may be imposed upon a pass-through entity (including a regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate and nominee and certain cooperatives) that owns a Residual Certificate if the pass-through entity has a disqualified organization as a record holder. For this purpose, all interests in an electing large partnership are treated as held by disqualified organizations. No such tax will be imposed on a pass-through entity for a period with respect to an interest therein owned by a disqualified organization if (i) the record holder of the interest furnishes to the pass-through entity an affidavit that it is not a disqualified organization, (ii) during that period, the pass-through entity has no actual knowledge that the affidavit is false and (iii) the entity is not an electing large partnership.

Other Transfers of Residual Certificates

       A transfer of a Residual Certificate that has tax avoidance potential is disregarded for federal income tax purposes if the transferee is not a U.S. Person (a "Non-U.S. Person"), unless the transferee's income from the Certificate is otherwise subject to U.S. income tax. A Residual Certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each excess inclusion, the REMIC will pay to the transferee an amount that will equal at least 30 percent of the excess inclusion, and that each amount will be paid at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. Certain transfers by a Non-U.S. Person to a U.S. Person or another Non-U.S. Person are also disregarded if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions. See "Description of the Certificates--Special Characteristics of Residual Certificates" for a discussion of additional provisions applicable to transfers of Residual Certificates.

Amounts Paid to a Transferee of a Residual Certificate

       The federal income tax consequences of any consideration paid to a transferee on the transfer of a Residual Certificate are unclear. You should consult your own tax advisor regarding the tax consequences of receiving such consideration.

Termination

       Although the matter is not entirely free from doubt, it appears that a Residual Owner will be entitled to a loss if:

     - the REMIC terminates by virtue of the final payment or liquidation of the last mortgage loan that backs the last underlying security remaining in the REMIC and
     - the Residual Owner's adjusted basis in its Residual Certificate at the time the termination occurs exceeds the amount of cash distributed to the Residual Owner in liquidation of its interest.

The amount of the loss will equal the amount by which the Residual Owner's adjusted basis exceeds the amount of cash distributed to the Residual Owner in liquidation of its interest.

                                Taxes on a REMIC

       A REMIC will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances described below. It is not anticipated that a series trust will engage in any transactions that will give rise to a tax on a related REMIC. In any event, pursuant to our guaranty obligations, we will make distributions on the Regular Certificates and Residual Certificates without offset or deduction for any tax imposed on the related REMIC.

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



Prohibited Transactions

       The Code imposes a tax on a REMIC equal to 100 percent of the net income derived from "prohibited transactions." In general, the term "prohibited transaction" means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or the disposition of a "cash flow investment" as defined in Section 8606(a)(6) of the Code.

Contributions to a REMIC After the Startup Day

       The Code imposes a tax on a REMIC equal to 100 percent of the value of any property contributed to the REMIC after the "startup day" (generally the same as the Settlement Date). Exceptions are provided for cash contributions to a REMIC if made (i) during the three-month period beginning on the startup day,
(ii) to a qualified reserve fund by a holder of a residual interest, (iii) in the nature of a guarantee, or (iv) to facilitate a qualified liquidation or clean-up call.

Net Income from Foreclosure Property

       The Code imposes a tax on a REMIC equal to the highest corporate rate on "net income from foreclosure property." The terms "foreclosure property" (which includes property acquired by deed in lieu of foreclosure) and "net income from foreclosure property" are defined by reference to the rules applicable to real estate investment trusts. Generally, foreclosure property would be treated as such until the close of the third taxable year following the taxable year in which the acquisition occurs, with possible extensions. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust, net of deductions directly connected with the production of such income.

                   Reporting and Other Administrative Matters

       For purposes of the administrative provisions of the Code, each REMIC will be treated as a partnership and the Residual Owners will be treated as partners. We will prepare, sign and file federal income tax returns for each REMIC, which returns are subject to audit by the IRS. We do not intend to register any REMIC as a tax shelter pursuant to section 6111 of the Code. We will also act as the tax matters partner for each REMIC, either as a beneficial owner of a Residual Certificate or as a fiduciary for the Residual Owner. Each Residual Owner, by the acceptance of its Residual Certificate, agrees that we will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

       Within a reasonable time after the end of each calendar year, we will furnish to each Holder that received a distribution during that year a statement setting forth the portions of any distributions that constitute interest distributions, OID and any other information as is required by Treasury regulations and, with respect to Holders of Residual Certificates, information necessary to compute the daily portions of the taxable income (or net loss) of the REMIC for each day during that year.

       If there is more than one Residual Owner for a taxable year, each Residual Owner is required to treat items on its return consistently with the treatment on the return of the REMIC, unless the Residual Owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level.

                               Backup Withholding

       Distributions of interest and principal, as well as distributions of proceeds from the sale of Regular and Residual Certificates, may be subject to the "backup withholding tax" under section 3406 of the Code if recipients of the distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from this tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Certain penalties may be imposed by the IRS on a recipient of distributions required to supply information who does not do so in the proper manner.

                               Foreign Investors

Regular Certificates

       Distributions made on a Regular Certificate to, or on behalf of, a Regular Owner that is a Non-U.S. Person generally will be exempt from U.S. federal income and withholding taxes, provided (a) the Regular Owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the Certificate, (b) the Regular Owner signs a statement under penalties of perjury that certifies that the Regular Owner is a Non-U.S. Person, and provides the name and address of the Regular Owner, and (c) the last U.S. Person in the chain of payment to the Regular Owner receives the statement from the Regular Owner or a financial institution holding on its behalf and does not have actual knowledge that the statement is false. You should be aware that the IRS might take the position that this exemption does not apply to a Regular Owner that also owns 10 percent or more of the Residual Certificates or of the voting stock of Fannie Mae, or to a Regular Owner that is a "controlled foreign corporation" described in section 881(c)(3)(C) of the Code.

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



Residual Certificates

       Amounts distributed to a Residual Owner that is a Non-U.S. Person generally will be treated as interest for purposes of applying the 30 percent (or lower treaty rate) withholding tax on income that is not effectively connected with a U.S. trade or business. Amounts not constituting excess inclusions that are distributed on a Residual Certificate to a Non-U.S. Person generally will be exempt from U.S. federal income and withholding taxes, subject to the same conditions applicable to distributions on Regular Certificates, as described above, but only to the extent that the obligations directly underlying the REMIC that issued the Residual Certificate (e.g., mortgage loans or regular interests in another REMIC) were issued after July 18, 1984. In no case will any portion of REMIC income that constitutes an excess inclusion be entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See "--Taxation of Beneficial Owners of Residual Certificates--Treatment of Excess Inclusions" above.

                        LEGAL INVESTMENT CONSIDERATIONS

       If you are an institution whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities, you may be subject to restrictions on investment in certain classes of the Certificates of a series. If you are a financial institution that is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration, the Department of the Treasury or other federal or state agencies with similar authority, you should review the rules, guidelines and regulations that apply to you prior to purchasing or pledging the Certificates of a series. In addition, if you are a financial institution, you should consult your regulators concerning the risk-based capital treatment of any Certificate. Investors should consult their own legal advisors in determining whether and to what extent the Certificates of a series constitute legal investments or are subject to restrictions on investment and whether and to what extent the Certificates of a series can be used as collateral for various types of borrowings.

                                 LEGAL OPINION

       If you purchase Certificates of a series, we will send you, upon request, an opinion of our General Counsel (or one of our Deputy General Counsels) as to the validity of the Certificates and the related Trust Agreement.

                              ERISA CONSIDERATIONS

       The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and the Code impose certain requirements on employee benefit plans subject to ERISA (such as employer-sponsored retirement plans) and upon other types of benefit plans and arrange-ments subject to section 4975 of the Code (such as individual retirement accounts). ERISA and the Code also impose these requirements on certain entities in which the benefit plans or arrangements that are subject to ERISA and the Code invest. We refer to these plans, arrangements and entities as "Plans." Any person who is a fiduciary of a Plan also is subject to the requirements imposed by ERISA and the Code. Before a Plan invests in any Certificate, the Plan fiduciary must consider whether the governing instruments for the Plan would permit the investment, whether the Certificates would be a prudent and appropriate investment for the Plan under its investment policy and whether such an investment might result in a prohibited transaction under ERISA or the Code for which no exemption is available.

       The U.S. Department of Labor issued a final regulation covering the acquisition by a Plan of a "guaranteed governmental mortgage pool certificate," defined to include certificates which are "backed by, or evidencing an interest in specified mortgages or participation interests therein" and are guaranteed by Fannie Mae as to the payment of interest and principal. Under the regulation, investment by a Plan in a "guaranteed governmental mortgage pool certificate" does not cause the assets of the Plan to include the mortgages underlying the certificate or cause the sponsor, trustee and other servicers of the mortgage pool to be subject to the fiduciary responsibility provisions of ERISA or section 4975 of the Code in providing services with respect to the mortgages in the pool. Our counsel, Sidley, Austin, Brown & Wood LLP, has advised us that the Certificates qualify under the definition of "guaranteed governmental mortgage pool certificates" and, as a result, the purchase and holding of Certificates by Plans will not cause the underlying mortgage loans or the assets of Fannie Mae to be subject to the fiduciary requirements of ERISA or to the prohibited transaction requirements of ERISA and the Code.

                              PLAN OF DISTRIBUTION

       Pursuant to a Fannie Mae commitment, we will deliver the Certificates of a series to one or more securities dealers (each, a "Dealer") in exchange for the assets specified in the related prospectus supplement, unless the prospectus supplement provides otherwise. Each Dealer will offer the Certificates as specified in the prospectus supplement. Each Dealer may, in turn, offer the Certificates to or through other dealers. These Dealers engage in transactions with us and perform services for us in the ordinary course of their business. We, the Dealers or other parties may receive compensation, trading gain or other benefits in connection with these transactions. We typically receive a fee from the Dealer or Dealers for each offering. We reserve the right to acquire Certificates for our own account at the time they are issued or subsequently in the secondary market and may retain or dispose of any Certificates that we acquire.

                             INDEX OF DEFINED TERMS

                                 Accretion Directed................      16
Accrual...........................      19
Ascending Rate....................      18
Available Funds...................   16,18
BBA...............................      21
BBA Method........................      21
CAGE..............................      28
Certificateholders................      15
Certificates......................      14
Code..............................      37
COFI Class........................      23
COFI Index........................      22
Companion.........................      17
Component.........................   16,18
Conventional Mortgage Loans.......      27
CPR...............................      30
Dealer............................      54
Descending Rate...................      18
Distribution Date.................      15
ERISA.............................      53
Event of Default..................      33
Excess............................      18
Fannie Mae Charter Act............       4
FHA...............................      27
Final Distribution Date...........      28
Fixed Rate........................      18
Floating Rate.....................      18
Ginnie Mae Certificate............      35
Ginnie Mae I Certificates.........      35
Ginnie Mae II Certificates........      35
Government Mortgage Loans.........      27
Holders...........................      15
Housing Act.......................      35
HUD...............................      27
Index Allocation..................      18
Index Determination Date..........      20
Index Differential................      19
Information Statement.............       4
Interest Accrual Period...........      20
Interest Only.....................      19
Interest Settlement Rate..........      21
Inverse Floating Rate.............      19
IRS...............................      38
LIBO Method.......................      21
LIBOR.............................      20
Liquid Asset......................      19
MBS...............................      29
National Cost of Funds Index......      23
Non-Sticky Jump...................      16
Non-U.S. Person...................      50
No Payment Residual...............   16,19
Notional..........................      16
OID...............................      38
OID Regulations...................      39
PAC...............................      17
Partial Accrual...................      19
Pass-Through......................      17
Planned...........................      17
Planned Balance...................      17
Plans.............................      54
Premium Certificate...............      41
Prepayment Assumption.............      39
Prime Rate........................      24
Principal Only....................      19
PSA...............................      29
Redeemable........................      19
Reference Bank....................      21
Regular Certificates..............      15
Regular Owner.....................      38
REMIC.............................       1
REMIC Trust.......................      37
Reserve Interest Rate.............      21
Residual Certificate..............      37
Residual Owner....................      41
Retail............................      20
RHS...............................      27
Scheduled.........................      17
Scheduled Balance.................      17
Segment...........................      17
Sequential Pay....................      17
Settlement Date...................      38
Sticky Jump.......................      17
Strip.............................      17
Structured Collateral.............      17
Support...........................      17
TAC...............................      18

                                 Targeted..........................      18
Targeted Balance..................      18
Treasury Index....................      24
Trust Account.....................   14,26
Trust Agreement...................      14
Underlying Certificate............      46
Underlying Trust Indenture........      33
U.S. Person.......................      31
VA................................      27
VRDIs.............................      41
WAC...............................      28
WALA..............................      28
WAM...............................      28
WARM..............................      28
Weighted Average Coupon...........      19

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
                          ------------------------------------------------------

No one is authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus, any prospectus supplement or any other disclosure document referred to in a prospectus supplement. You must not rely on any unauthorized information or representation. This prospectus, any prospectus supplement and any other disclosure document referred to in a prospectus supplement do not constitute an offer or solicitation with regard to any securities other than the certificates or an offer or solicitation with regard to the certificates if it is illegal to make such an offer or solicitation to you under state law. By delivering this prospectus at any time, no one implies that the information contained herein is correct after its date.

The Securities and Exchange Commission has not approved or disapproved the certificates or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

                            ------------------------

                               Table of Contents

                                        Page
                                        ----
                                     Information about Prospectus
  Supplements.........................    3
Fannie Mae............................    4
Additional Information about Fannie
  Mae.................................    4
Summary...............................    6
Risk Factors..........................   10
Description of the Certificates.......   14
The Trust Agreement...................   32
Ginnie Mae and the Ginnie Mae
  Programs............................   34
Certain Federal Income Tax
  Consequences........................   36
Legal Investment Considerations.......   53
Legal Opinion.........................   53
ERISA Considerations..................   53
Plan of Distribution..................   54
Index of Defined Terms................   55

LOGO

                                Guaranteed REMIC
                                  Pass-Through
                                  Certificates
                            ------------------------

                         SINGLE-FAMILY REMIC PROSPECTUS
                            ------------------------

------------------------------------------------------
                          ------------------------------------------------------
------------------------------------------------------
                          ------------------------------------------------------

Single-Family MBS Prospectus

                                      LOGO

                 Guaranteed Mortgage Pass-Through Certificates
                   (Single-Family Residential Mortgage Loans)

The Certificates

     We, the Federal National Mortgage Association or Fannie Mae, will issue and guarantee the mortgage pass-through certificates. Each issue of certificates will have its own identification number and will represent the ownership of a pool of residential mortgage loans secured by single-family one-to four-unit dwellings, or by a pool of participation interests in loans of that type.

Fannie Mae Guaranty

     We guarantee that the holders of the certificates will receive timely payments of interest and principal. We alone are responsible for making payments under our guaranty. The certificates and payments of principal and interest on the certificates are not guaranteed by the United States, and do not constitute a debt or obligation of the United States or any of its agencies or instrumentalities other than Fannie Mae.

       Consider carefully the risk factors section beginning on page 9. Unless you understand and are able to tolerate these risks, you should not invest in the certificates.

       The certificates are exempt from registration under the Securities Act of 1933, as amended, and are "exempted securities" under the Securities Exchange Act of 1934, as amended. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                  The date of this Prospectus is July 1, 2004.

                               TABLE OF CONTENTS

                                        Page
                                        ----
                                     Information about this Prospectus and
  Prospectus Supplements..............    3
Incorporation by Reference............    3
Summary...............................    5
Risk Factors..........................    9
Fannie Mae............................   16
Use of Proceeds.......................   16
Description of the Certificates.......   16
  The Certificates....................   17
  Issuance in Book-Entry Form.........   17
  Distributions on Certificates.......   17
  Reports to Certificateholders.......   19
  Fannie Mae Guaranty.................   19
  Collection and Other Servicing
     Procedures.......................   20
  Certain Matters Regarding Our Duties
     as Trustee.......................   20
  Events of Default...................   21
  Amendment...........................   21
  Termination.........................   21
Yield, Maturity, and Prepayment
  Considerations......................   23
  Effective Yield.....................   23
  Yield of Adjustable-Rate
     Certificates.....................   23
  Maturity and Prepayment
     Considerations...................   25
The Mortgage Pools....................   28
  Pool Prefixes and Subtypes..........   28
  Monthly Pool Factor.................   29
  Minimum Pool Size...................   29
  Mortgage Pool Statistics............   29
The Mortgage Loans....................   30
  Conventional and Government Mortgage
     Loans............................   30

                                        Page
                                        ----
                                       Fixed-Rate Loans....................   31
  Adjustable-Rate Mortgages (ARMs)....   32
  Fannie Majors.......................   37
  Special Feature Mortgage Loans......   37
Fannie Mae Purchase Program...........   39
  Selling and Servicing Guides........   39
  Mortgage Loan Eligibility
     Standards--Conventional Loans....   40
  Mortgage Loan Eligibility
     Standards--Government Insured
     Loans............................   40
  Seller and Servicer Eligibility.....   41
  Servicing Arrangements..............   42
  Servicing Compensation and Payment
     of Certain Expenses..............   42
  Seller Representations and
     Warranties.......................   42
Certain Federal Income Tax
  Consequences........................   43
  Internal Revenue Service Guidance
     Regarding the Certificates.......   43
  Application of Revenue Ruling
     84-10............................   44
  Sales and Other Dispositions of
     Certificates.....................   46
  Special Tax Attributes..............   47
  Mortgage Loan Servicing.............   48
  Information Reporting and Backup
     Withholding......................   49
  Foreign Investors...................   49
ERISA Considerations..................   50
Legal Opinion.........................   51
Exhibits
       Exhibit A  Pool Prefixes.......  A-1
       Exhibit B  Sample Pool
                    Statistics........  B-1

          INFORMATION ABOUT THIS PROSPECTUS AND PROSPECTUS SUPPLEMENTS

     We will provide information that supplements this prospectus in connection with each issue of certificates. This prospectus and the prospectus supplement for each issuance of certificates will be available in paper form. We will deliver these documents electronically to parties who so request in accordance with our procedures. The disclosure documents for any particular issue of certificates are this prospectus and the prospectus supplement, together with any information incorporated in these documents by reference as discussed below under the heading "INCORPORATION BY REFERENCE." We also provide updated information and corrections regarding mortgage pools through our "PoolTalk"(R) application or other locations on our Web site, listed below. In determining whether to purchase any issue of certificates in any initial offering, you should rely ONLY on the information in this prospectus, the related prospectus supplement and any information which we have otherwise incorporated into these documents by reference. You should not rely on information that may be offered to you by a third party. It may not be reliable.

     Each prospectus supplement will include information about the pooled mortgage loans backing that particular issue of certificates and about the certificates themselves. Unless otherwise stated in this prospectus or a related prospectus supplement, information about the mortgage loans will be given as of the issue date stated in the prospectus supplement, which is the first day of the month in which the certificates are being issued. Because the prospectus supplement will contain specific information about a particular issue of certificates, you should rely on the information in the prospectus supplement to the extent it is different from or more complete than the information in this prospectus.

     Certificateholders should note that the certificates are not traded on any exchange and the market price of a particular issuance of certificates or a benchmark price may not be readily available.

     You may obtain copies of this prospectus and the related prospectus supplement by writing to Fannie Mae, Attention: Fixed Income Investor Marketing, 3900 Wisconsin Avenue, NW, Area 2H-3S, Washington, DC 20016 or by calling the Fannie Mae Helpline at 1-800-237-8627 or (202) 752-7115. Generally, the prospectus supplement is available two business days before settlement of the related issue of certificates. These documents generally will also be available on our corporate Web site at www.fanniemae.com. We are providing our internet address solely for the information of prospective investors. We do not intend the internet address to be an active link. This means that we are not using this internet link to incorporate additional information into this prospectus or into any prospectus supplement.

                           INCORPORATION BY REFERENCE

     We are incorporating by reference in this prospectus the documents listed below. This means that we are disclosing information to you by referring you to these documents. These documents are considered part of this prospectus, so you should read this prospectus, and any applicable supplements or amendments, together with these documents.

     You should rely only on the information provided or incorporated by reference in this prospectus and any applicable supplement, and you should rely only on the most current information.

     We incorporate by reference the following documents we have filed, or may file, with the Securities and Exchange Commission ("SEC"):

     - our Annual Report on Form 10-K for the fiscal year ended December 31, 2003 ("Form 10-K"), dated March 15, 2004;

     - our Quarterly Report on Form 10-Q for the quarter ended March 31, 2004, dated May 10, 2004; and

     - any subsequent annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K that we file with the SEC prior to the completion of the offering of the

       Certificates. Information we furnish to the SEC on Form 8-K is not incorporated by reference in this prospectus.

     You may read our SEC filings and other information about Fannie Mae at the offices of the New York Stock Exchange, the Chicago Stock Exchange and the Pacific Exchange. Our SEC filings also will be available at the SEC's Web site at www.sec.gov. You also may read and copy any document we file with the SEC by visiting the SEC's Public Reference Room at 450 Fifth Street, NW, Washington, DC 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. We are providing the address of the SEC's internet site solely for the information of prospective investors. We do not intend the internet address to be an active link. This means that information which appears on the SEC's Web site is not incorporated into this prospectus or into any prospectus supplement, except as specifically stated in this prospectus.

     You can obtain copies of the periodic reports we file with the SEC without charge from our Office of Investor Relations, Fannie Mae, 3900 Wisconsin Avenue, NW, Washington, DC 20016, telephone: (202) 752-7115. The periodic reports that we file with the SEC will be also available on our Web site.

                                    SUMMARY

     This summary highlights information contained elsewhere in this prospectus. As a summary, it speaks in general terms without giving details or discussing any exceptions. Before buying any issue of certificates, you should have the complete picture. For that, you must read this prospectus (as well as any documents we refer you to in this prospectus) in its entirety as well as any applicable prospectus supplement for that issue.

Title of Security.............   Guaranteed Mortgage Pass-Through Certificates
                                 (Single-Family Residential Mortgage Loans).

Issuer and Guarantor..........   Fannie Mae, a federally chartered and
                                 stockholder-owned corporation.

                                 Neither the certificates nor payments of principal and interest on the certificates are guaranteed by the United States, and the certificates do not constitute a debt or obligation of the United States or any of its agencies or instrumentalities other than Fannie Mae. We alone are responsible for making payments on our guaranty.

Description of Certificates...   Each certificate will represent an ownership
                                 interest in a pool of mortgage loans. We will issue the certificates in book-entry form on the book-entry system of the U.S. Federal
                                 Reserve Banks, unless we specify a different system in the related prospectus supplement.
                                 The book-entry certificates will not be
                                 convertible into physical certificates.

Minimum Denomination..........   We will issue the certificates in minimum
                                 denominations of $1,000 with additional
                                 increments of $1.

Issue Date....................   The first day of the month in which the
                                 certificates are issued.

Distribution Date.............   The 25th day of each month is the date
                                 designated for payments to certificateholders.
                                 If that day is not a business day, payment will be made on the next business day. The first distribution date following an issuance will occur in the month following the month in which the certificates are issued. For example, if an issue date is March 1st, the first distribution date will be April 25th or, if April 25th is not a business day, the first business day following the 25th.

Interest......................   We will pay interest on the certificates each
                                 month on the distribution date.

                                 If a pool contains fixed-rate mortgage loans, we will pay to certificateholders interest at the fixed pass-through rate stated in the related prospectus supplement.

                                 If a pool contains adjustable-rate loans, other than those permitting negative amortization, we will pay to certificateholders interest at the variable pool accrual rate. The initial pool accrual rate is described in the related prospectus supplement. If a pool contains adjustable-rate loans that permit negative amortization, we will pay to certificateholders interest at the variable pool accrual rate minus the aggregate amount of any deferred interest that is added to the principal balance of the mortgage loans.

Principal.....................   We receive collections on the mortgage loans on
                                 a monthly basis. The period we use to
                                 differentiate between collections in one month and collections in another month is called the due period. The due period is the period from and including the second day of the preceding month to and including the first day of the month in which the distribution date occurs.

                                 On each distribution date, we will pass through to certificateholders:

                                 - the aggregate amount of the borrowers'
                                   scheduled principal payments for the related due period,

                                 - the stated principal balance of mortgage
                                   loans that were prepaid in full during the calendar month preceding the month in which the distribution date occurs,

                                 - the stated principal balance of mortgage
                                   loans that were purchased out of the pool for any reason during the calendar month preceding the month in which the distribution date occurs, and

                                 - the amount of any partial prepayments on
                                   mortgage loans received during the calendar month preceding the month in which the distribution date occurs.

                                 Prepayments in full received on the first day of a month may be treated as if received on the last day of the preceding month. If they are so treated, they will be passed through on the distribution date in the month of actual receipt. For example, if a prepayment is received on February 1st, it may be treated as if it had been received on January 31st and, if it is so treated, the prepayment will be passed through on February 25th (or the next business day, if February 25th is not a business day).

Monthly Pool Factors..........   On or about the fourth business day of each
                                 month, we will publish the monthly pool factor for each issue of certificates. If you multiply the monthly pool factor by the original principal balance of the certificates, you will obtain the current principal balance of the certificates, after giving effect to the monthly principal payment to be passed through on the distribution date in that month.

Guaranty......................   On each distribution date, we guarantee payment
                                 to certificateholders of:

                                 - the aggregate amount of the borrowers'
                                   scheduled principal payments for the related due period, whether or not received, and

                                 - an amount equal to one month's interest on
                                   the certificates.

                                 For fixed-rate pools, we guarantee payment of interest at the stated pass-through rate provided in the prospectus supplement. For adjustable-rate pools, we guarantee payment of
                                        6
                                 interest at the pool accrual rate minus the aggregate amount of any deferred interest that is added to the principal balance of the mortgage loans.

                                 In addition, we guarantee the full and final payment of the unpaid principal balance of the certificates by the distribution date in the month of the maturity date specified in the prospectus supplement.

Servicing.....................   We are responsible for servicing the mortgage
                                 loans in each pool, but we generally contract with mortgage lenders to perform servicing functions for us.

Trustee.......................   Fannie Mae serves as the trustee for each
                                 issuance of certificates pursuant to the terms of the trust indenture.

Mortgage Pools................   We require each mortgage loan to meet our
                                 published standards for loans that we purchase, except to the extent that we have permitted variances from those standards. We may change our standards from time to time. Each mortgage pool will contain the types of mortgage loans described in the related prospectus supplement.

Security Type.................   Each mortgage loan will be secured by a first
                                 or subordinate lien on residential real
                                 property containing one to four dwelling units
                                 (including manufactured housing) or on a share in a cooperative housing corporation representing the right to occupy a residential dwelling.

Mortgage Loan Types...........   Loan pools include the following types of
                                 mortgage loans:

                                 - Fixed-rate, equal monthly payment, fully
                                   amortizing loans

                                 - Fixed-rate, equal biweekly payment, fully
                                   amortizing loans

                                 - Fixed-rate loans with monthly payments of
                                   interest only for a specified initial period, followed by fully amortizing equal monthly payments of principal and interest for the remaining loan term

                                 - Fixed-rate loans with a balloon payment due
                                   at maturity

                                 - Adjustable-rate, monthly pay, fully
                                   amortizing loans

                                 - Adjustable-rate loans with monthly payments
                                   of interest only during a specified initial fixed-rate period, followed by fully amortizing monthly payments of principal and interest for the remaining loan term

                                 - Adjustable-rate loans that may permit
                                   deferred interest (which is added to
                                   outstanding principal) as a result of
                                   negative amortization or provide for a
                                   balloon payment due at maturity.

Minimum Pool Size.............   Unless the related prospectus supplement
                                 provides otherwise, each of our pools will consist of either:

                                 - Fixed-rate loans that have an aggregate
                                   unpaid principal balance of at least
                                   $1,000,000 as of the issue date, or

                                 - Adjustable-rate loans that have an aggregate
                                   unpaid principal balance of at least $500,000 as of the issue date.

No Optional Termination.......   Fannie Mae has no clean-up call option. That
                                 is, Fannie Mae has no right to terminate the trust early when the unpaid principal balance of a pool reaches a certain amount or reaches a certain percentage of the original issue date unpaid principal balance of a pool.

Federal Tax Consequences......   Each mortgage pool will be classified as a
                                 grantor trust. Each beneficial owner of a certificate will be treated as the owner of a pro rata undivided interest in each of the mortgage loans included in that pool.
                                 Accordingly, each owner will be required to include in income its pro rata share of the entire income from each mortgage loan in the pool, and generally will be entitled to deduct its pro rata share of the expenses of the trust, subject to the limitations described in this prospectus.

                                  RISK FACTORS

     We have listed below some of the risks associated with an investment in the certificates. Because each investor has different investment needs and different risk tolerances, you should consult your own financial and legal advisors to determine whether the certificates are a suitable investment for you.

INVESTMENT FACTORS:

The certificates may not be a
suitable investment for you.         The certificates are complex financial
                                     instruments. They are not a suitable
                                     investment for every investor. Before
                                     investing, you should:

                                     - have sufficient knowledge and experience
                                       to evaluate (either alone or with the
                                       help of a financial or legal advisor) the merits and risks of the certificates and the information contained in this prospectus, the applicable prospectus supplement, and the documents incorporated by reference;

                                     - understand thoroughly the terms of the
                                       certificates;

                                     - be able to evaluate (either alone or with
                                       the help of a financial or legal advisor) the economics, interest rate and other factors that may affect your investment;

                                     - have sufficient financial resources and
                                       liquidity to bear all risks associated
                                       with the certificates; and

                                     - investigate any legal investment
                                       restrictions that may apply to you. You
                                       should exercise particular caution if
                                       your circumstances do not permit you to
                                       hold the certificates until maturity.

PREPAYMENT FACTORS:

General

Mortgage loans in the pool could
be
repaid at a different speed than
you
expected, affecting the timing of
repayment of principal on your
certificates.                        If mortgage loans in the pool are repaid at
                                     a different speed than you expected, the return on your investment in the certificates could be less than you expected when you purchased the certificates. Some of the specific reasons that loans could be repaid at a different speed are described in separate paragraphs below. Regardless of the reason, if the loans are repaid more quickly than you expected, then the principal on your certificates will be repaid to you sooner than you had predicted. Depending on then-prevailing economic conditions and interest rates, you might not be able to reinvest those proceeds at a yield that is equal to or greater than the yield on your certificates. If the loans are repaid more slowly than you expected, then the principal on your certificates will be repaid to you later than you had predicted.
                                     Your ability to reinvest these funds would therefore be delayed. If the yield on your certificates is lower than comparable investments available when you expected your certificates to prepay or mature, you will be disadvantaged by not having as much principal available to reinvest, and by having your investment dollars remain invested in the certificates for a longer than expected period.

Even if the mortgage loans are
prepaid at a rate that on average
is
consistent with your
expectations,
variations in the rate of
prepayment over time can
significantly affect your yield.     Generally, the earlier the payment of
                                     principal, the greater the effect on the yield to maturity. As a result, if the rate of principal prepayment during any period is faster or slower than you expected, a corresponding reduction or increase in the prepayment rate during a later period may not fully offset the effect of the earlier prepayment rate on your yield.

Borrowers could make full or
partial prepayments of principal,
accelerating the rate at which
you
receive your return of principal
on
the certificates.                    Some borrowers may elect to make a full or
                                     partial principal prepayment and thereby reduce or eliminate their outstanding loan balance. The outstanding principal balance of the certificates will be reduced by the amount of this prepaid principal, resulting in an earlier return of principal than otherwise might be the case. While this risk of prepayment is applicable to all pool types, it is particularly noteworthy in the context of pools that contain loans obligating the borrower to pay only interest for a stated period, before beginning to amortize principal. Although these loans are interest-only for that stated period, distributions on the certificates during and after that stated period will typically include any unscheduled payment of principal made by the borrower.

Refinance Environment

Prevailing interest rates could
decline, causing borrowers to
prepay their loans and refinance
at
a lower mortgage interest rate,
accelerating the rate at which
you
receive your return of principal
on
the certificates.                    If prevailing rates decline and borrowers
                                     are able to obtain new loans at lower
                                     rates, they are more likely to refinance their mortgage loans. As a result, you could receive payments of principal on the certificates more quickly than you expected, at a time when reinvestment rates are lower. The mortgage loans may or may not contain prepayment premiums that discourage borrowers from prepaying.

The mortgage origination industry
could change its procedures and
prices for refinancing loans,
accelerating the rate at which
you
receive your return of principal
on
the certificates.                    Mortgage originators are continually
                                     reviewing and revising procedures to ease the burden for themselves and borrowers of processing refinance loans. Sometimes these changes occur with our cooperation. Their changes may include reducing the amount of documentation required to refinance and easing their underwriting standards. In addition, mortgage originators are working to find ways to reduce borrower costs to refinance. To the extent mortgage originators are successful in streamlining procedures and reducing costs for refinancing, this could encourage borrowers to refinance their loans. An increase in the prevalence of refinances of the mortgage loans in the pool will accelerate the rate at which you receive payments of principal on your certificates.

Prevailing interest rates could
rise,
causing borrowers not to prepay
their loans, slowing the rate at
which you receive your return of
principal on the certificates.       If prevailing rates rise and borrowers are
                                     less able to obtain new loans at lower
                                     rates, they may elect less frequently to
                                     move to a new home or refinance their
                                     existing loan. The effect of these
                                     decisions by the borrow-
                                        10
                                     ers would be that the loans in the pool
                                     may, on average, prepay less rapidly than you expected. As a result, you could receive payments of principal on the certificates more slowly than you expected, and the certificates could remain outstanding longer than you expected, at a time when reinvestment rates are higher.

Certain hybrid adjustable-rate
mortgage loans with long initial
fixed-rate periods may be more
likely to be refinanced than
other
mortgage loans.                      Certain adjustable-rate mortgage loans that
                                     have long initial fixed interest rate
                                     periods have the potential for a
                                     significant rate increase at the first
                                     interest rate change date. For these loans, borrowers may be more likely to refinance at the first change date or in anticipation of the upcoming first change date.

Property/Credit

Borrowers could default on their
loans, resulting in prepayment of
a
portion of the principal on the
certificates.                        Because we guarantee the payment of
                                     principal on the certificates, a default by a borrower does not reduce the amount of principal that will be paid to certificateholders. If a mortgage loan becomes delinquent with respect to four or more consecutive monthly payments (or eight biweekly payments), however, we have the option to purchase the delinquent loan out of the pool. We will pass through the stated principal balance of the repurchased loan to certificateholders on the distribution date in the month after the month in which the loan is repurchased.
                                     Thus, a loan that is delinquent with
                                     respect to four or more consecutive monthly payments (or eight biweekly payments) can have essentially the same effect on the timing of certificate principal repayment as a borrower prepayment. Factors affecting the likelihood of a borrower default include:

                                     - the general economic conditions;

                                     - local and regional employment conditions;

                                     - borrower creditworthiness;

                                     - significant changes in the size of
                                       required loan payments;

                                     - borrower's death or a borrower's change
                                       in family status;

                                     - uninsured natural disasters; and

                                     - borrower bankruptcy or other insolvency.

We could withdraw some mortgage
loans from the pool due to a
breach
of representations and
warranties,
accelerating the rate at which
you
receive your return of principal.    Each seller that sells loans to us makes
                                     various representations and warranties
                                     about the seller and the loans. For a
                                     description of the subjects covered by
                                     these representations and warranties, see
                                     "FANNIE MAE PURCHASE PROGRAM--Seller
                                     Representations and Warranties," below. If these representations and warranties were not true when they were made, we can require the seller to repurchase the affected loans at any time. The affected loans could be all of the loans in the pool or only a portion of the pool. When a loan is repurchased, its stated principal balance is passed through to certificateholders on the distribution date in the month following the month of repurchase. Thus, a breach of a representation and warranty may accelerate the rate of repayment of principal on your certificates.

Anti-predatory lending laws
recently adopted and currently
being contemplated may result in
increased repurchases for breach
of
representations or warranties,
resulting in accelerated
repayment
of principal to you.                 Many states have introduced or enacted
                                     legislation modifying or adopting
                                     anti-predatory lending laws. As of the date of this prospectus, several of these state laws, and potential actions the federal government may take, are continually evolving. We require representations and warranties that loans delivered to us comply with all applicable federal, state and local laws (which would include laws intended to address predatory lending). In addition, we also require representations and warranties that certain loans subject to such laws will not be delivered to us, even if they do not actually violate those laws (for example, loans that may have unusually high costs associated with the origination of the loan). In addition, in 2000, we announced certain requirements with respect to predatory lending practices, and we required representations and warranties that lenders have complied with those requirements as well. If more loans become subject to such anti-predatory lending laws and violate the required representations and warranties (including our additional requirements), there is a possibility that the number of loans we require to be repurchased may increase.
                                     When a loan is repurchased, its stated
                                     principal balance is passed through to
                                     certificateholders on the distribution date in the month following the month of repurchase. Thus, a breach of a representation and warranty may accelerate the rate of repayment of principal on your certificates.

The characteristics of loans may
differ from pool to pool, causing
prepayment speeds to differ for
different issues of certificates.    We purchase mortgage loans with many
                                     different characteristics. For a
                                     description of these characteristics, see
                                     "THE MORTGAGE LOANS," below. We change our
                                     loan eligibility requirements and
                                     underwriting standards from time to time. A
                                     loan pool may include a mix of loans with
                                     differing characteristics and loans
                                     originated at different times. This means
                                     it is possible that not all the mortgage
                                     loans in a particular pool will be subject
                                     to the same eligibility and underwriting
                                     standards. The differences among the loan
                                     characteristics and the eligibility and
                                     underwriting standards that were applied in
                                     the loan
                                        12
                                     purchases may affect the likelihood that a borrower will prepay a loan under various prevailing economic circumstances and/or the likelihood that a borrower will become delinquent. Thus, the differences among pools may have an effect upon the extent to which the prepayment of a particular issue of certificates will follow historical averages or averages of otherwise similar certificates issued concurrently.

Location

The location of real property
securing loans in a pool may
differ
from pool to pool, causing
prepayment speeds to differ for
different issues of certificates.    We purchase mortgage loans throughout the
                                     United States and its territories. A pool may include loans secured by property in one or several states, and may be relatively concentrated or diverse in location. Regional economic differences among locations may affect the likelihood that a borrower will prepay a loan and/or the likelihood that a borrower will become delinquent. Thus, the differences among geographic concentrations in pools may have an effect upon the extent to which the prepayment of a particular issue of certificates will follow historical averages or averages of otherwise similar certificates issued concurrently.

Other Prepayments

If the pool includes
adjustable-rate
loans that permit conversion to a
fixed rate, borrowers may so
convert the loans, accelerating
the
rate at which you receive your
return of principal.                 Some adjustable-rate loans contain
                                     conversion options, permitting the borrower to convert the loan to a fixed-rate loan.
                                     If these loans are included in an
                                     adjustable-rate pool, and the borrower
                                     exercises the option, thereby converting the loan to a fixed-rate loan, we will buy the loan out of the pool prior to its conversion to a fixed-rate loan. The stated principal balance of that loan is passed through to certificateholders on the distribution date in the month following the month of our repurchase. Thus, conversion of these loans to fixed-rate loans may accelerate the rate of repayment of principal on your certificates.

LIQUIDITY FACTORS:

There may be no market for the
certificates of a particular
issue,
and no assurance can be given
that
a market will develop and
continue.                            We cannot be sure that each new issue of
                                     certificates, when created, will have a
                                     ready market, or, if a market does develop, that the market will remain during the entire term for which the certificates are outstanding. Therefore, it is possible that if you wish to sell your certificates in the future, you may have difficulty finding potential purchasers. Some of the factors that may affect the resale of certificates are:

                                     - the method, frequency and complexity of
                                       calculating principal or interest on the loans or the certificates;

                                     - the age of the mortgage loans in the
                                       pool;

                                     - the outstanding principal amount of the
                                       certificates of that series and other
                                       series with similar features;

                                     - the amount of certificates of that series
                                       or of a series with similar features
                                       offered for resale from time to time;

                                     - any legal restrictions or tax treatment
                                       that limits the demand for the
                                       certificates;

                                     - the availability of comparable
                                       securities; and

                                     - the level of interest rates generally,
                                       the volatility with which prevailing
                                       interest rates are changing and the
                                       direction in which interest rates are, or appear to be, trending.

Terrorist activities and
accompanying military and
political
actions by the United States
Government could cause reductions
in investor confidence and
substantial volatility in real
estate
and securities markets.              It is impossible to predict the extent to
                                     which terrorist activities may occur or, if they do occur, the extent of the effect on the certificates of a particular issue.
                                     Moreover, it is uncertain what effects any past or future terrorist activities and/or any consequent military and/or political actions on the part of the United States
                                     Government and others will have on the
                                     United States and world financial markets;
                                     local, regional and national economies;
                                     real estate markets across the United
                                     States; or particular business segments, including those that are important to the performance by the borrowers of the mortgage loans. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. As a result, defaults on the mortgage loans could increase causing early payments of principal to you and, regardless of the performance of the underlying mortgage loans, the liquidity and market value of the certificates may be impaired.

A disproportionate incidence of
prepayments and repurchases
among adjustable-rate loans of
different interest rates will
affect
your yield.                          Certificateholders in pools of
                                     adjustable-rate mortgage loans will receive a yield that is the weighted average of the loan rates, net of our fees. That weighted average will change whenever a loan in the pool is prepaid, either in whole or in part, or is repurchased out of the pool. A disproportionate incidence of prepayments and repurchases among loans of different interest rates will increase or decrease the effective yield to you.

CREDIT FACTORS:

If we failed to pay under our
guaranty, the amount distributed
to
certificateholders would be
reduced. If borrowers fail to make their mortgage loan payments on time, we have agreed to make payments under our guaranty. If, however, we become unable to pay, or fail to pay for any reason, the payments of principal and/or interest that you receive as a certificateholder will be reduced as a result of borrowers' late payments or complete failure to pay.

If our credit should become
impaired, a buyer may be willing
to
pay only a reduced price for your
certificates, if you wanted to
sell
them in the future.                  There could be an adverse change in our
                                     financial condition that would impair the perception of our credit. Even if we were to make all the payments required under our guaranty, potential buyers may offer less for your certificates than they would offer if our financial condition had remained unchanged.

                                   FANNIE MAE

     Fannie Mae is a federally chartered and stockholder-owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended. We were established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market. We became a stockholder-owned and privately managed corporation by legislation enacted in 1968. We are the largest investor in residential mortgage loans in the United States.

     Under our Charter Act, we were created to:

     - provide stability in the secondary market for residential mortgages;

     - respond appropriately to the private capital markets;

     - provide ongoing assistance to the secondary market for residential mortgages (including activities relating to mortgages on housing for low- and moderate-income families involving a reasonable economic return that may be less than the return earned on other activities) by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for residential mortgage financing; and

     - promote access to mortgage credit throughout the nation (including central cities, rural areas and underserved areas) by increasing the liquidity of mortgage investments and improving the distribution of investment capital available for residential mortgage financing.

     In accordance with our statutory purpose, we provide funds to the mortgage market by purchasing mortgage loans from lenders. In this way, we replenish their funds so they can make additional loans. We acquire funds to purchase these loans by issuing debt securities to capital market investors, many of whom ordinarily would not invest in mortgages. Thus, we are able to expand the total amount of funds available for housing.

     We also issue mortgage-backed certificates, receiving guaranty fees for our guaranty of timely payment of scheduled principal and interest on the certificates. We issue mortgage-backed certificates primarily in exchange for pools of mortgage loans from lenders. By issuing mortgage-backed certificates, we further fulfill our statutory mandate to increase the liquidity of residential mortgage loans.

     In addition, we offer various services to lenders and others for a fee. These services include issuing certain types of structured mortgage-backed certificates and providing technology services for originating and underwriting mortgage loans.

     Our principal office is located at 3900 Wisconsin Avenue, NW, Washington, DC 20016, telephone: (202) 752-7000.

                                USE OF PROCEEDS

     We usually issue certificates in swap transactions, in which the certificates are issued in exchange for the mortgage loans in the pool that backs the certificates. In some instances, we may issue certificates backed by pools of mortgage loans that we already own. In those transactions, we would receive cash proceeds. Unless stated otherwise in the prospectus supplement, we would apply the cash proceeds to the purchase of other mortgage loans and for other general corporate purposes.

                        DESCRIPTION OF THE CERTIFICATES

     We will issue the certificates under a trust indenture. For each issuance of certificates, there will be an issue supplement to the trust indenture. We have summarized the important terms of the trust indenture below. This summary is not complete. If there is any conflict between the information in this prospectus and the actual provisions of the trust indenture, the terms of the trust indenture and its related issue supplement will govern. You may obtain a copy of the trust indenture and issue supplement that applies to your certificates from our Washington, DC office.

The Certificates

     The certificates represent fractional undivided beneficial ownership interests in the pool of mortgage loans held in the trust created under the trust indenture and the issue supplement. We will hold the mortgage loans, in our capacity as trustee under the trust indenture, for the benefit of all the holders of certificates of the same issue. The fractional undivided interest of each certificate of the issue will be equal to the initial principal balance of that certificate divided by the aggregate principal balance of the loans in the pool on the issue date.

     Occasionally, if so stated in the related prospectus supplement, the certificates represent fractional undivided beneficial ownership interests in a pool of participation certificates, rather than whole mortgage loans. We will hold the participation certificates, in our capacity as trustee under the trust indenture, for the benefit of all holders of certificates of the same issue. The description of the certificates throughout this prospectus is written on the assumption that the certificates represent interests in whole loans.

Issuance in Book-Entry Form

     We will issue the certificates in book-entry form using the book-entry system of the U.S. Federal Reserve Banks, unless we specify a different method in the applicable prospectus supplement. Physical certificates are not available. Book-entry certificates must be issued in a minimum denomination of $1,000 with additional increments of $1. They are freely transferable on the records of any Federal Reserve Bank, but are not convertible to physical certificates. Any transfers are subject to the minimum denomination requirements.

     A certificateholder is an entity that appears in the records of a Federal Reserve Bank as the owner of the certificate. Only entities that are eligible to maintain book-entry accounts with a Federal Reserve Bank may be certificateholders. These entities are not necessarily the beneficial owners of the certificates. They are banks, brokerage firms, securities clearing organizations and similar companies, which act as financial intermediaries. Ordinarily, beneficial owners hold certificates by having accounts at financial intermediaries, which either have book-entry accounts with a Federal Reserve Bank or hold through other financial intermediaries, one of which has a book-entry account with a Federal Reserve Bank. A certificateholder that is not also the beneficial owner of a certificate, and all the other financial intermediaries in the chain between the certificateholder and the beneficial owner, are responsible for establishing and maintaining accounts for their customers.

     Neither we nor the Federal Reserve Banks will have any direct obligation to the beneficial owner of a certificate who is not also a certificateholder. We and the Federal Reserve Bank may treat the certificateholder as the absolute owner of the certificate for all purposes, regardless of any contrary notice you may provide. For example, we will make distribution payments on the certificates only to certificateholders, and will give effect to a transfer of a certificate only if we receive the notice from a certificateholder.

     The Federal Reserve Bank credits the account of the certificateholder when we make a distribution on the certificates. Each certificateholder and any financial intermediaries are responsible for remitting distributions to the beneficial owners of the certificate.

Distributions on Certificates

     We will make distributions to certificateholders on the 25th day of each month, or if the 25th day is not a business day, on the first business day following the 25th day of the month. We refer to this date as a distribution date. We will make the first payment for each issue of certificates on the distribution date in the month following the month in which the certificates are issued. For example, if an issue date occurs on March 1st, the first distribution date for that issuance will be April 25th, or the following business day if April 25th is not a business day. We will pay the certificateholder who is listed as the holder in the records of any Federal Reserve Bank as of the record date. The record date is the last day of the month immediately preceding the month in which the distribution date occurs.

     Interest Payments. On each distribution date, we will distribute to certificateholders one month's interest. Interest will be calculated on the certificate's principal balance immediately prior to that distribution date.

     For pools of fixed-rate loans, we will distribute one month's interest at the pass-through rate stated in the prospectus supplement. For pools of adjustable-rate loans, other than those adjustable-rate loans that permit negative amortization, we will distribute one month's interest at the pool accrual rate.

     In the case of adjustable-rate pools composed of mortgage loans that permit negative amortization, we will distribute one month's interest at the pool accrual rate minus the aggregate amount of any deferred interest that is added to the principal balance of the mortgage loans during the related due period. During periods when the mortgage loans are negatively amortizing, although your certificate balance will be increasing (as deferred interest is added to the principal balance of the mortgage loans), the amount of interest you receive might not increase.

     The due period for each distribution date is the period beginning with and including the second day of the calendar month preceding the month in which the distribution date occurs and ending with and including the first day of the month in which that distribution date occurs.

     Interest Accrual Basis. We will calculate the amount of interest due each month on the certificates by assuming that each month consists of 30 days and each year consists of 360 days. We calculate interest this way even if some or all of the mortgage loans in the pool provide that interest is calculated on a different basis, such as simple interest. Simple interest, also called daily interest, means that interest on the mortgage loans is calculated daily based on the actual number of days in each month with a year consisting of 365 days (or 366 days, as applicable) and with the borrower's payment being credited on the date it is received.

     Principal Distributions. On each distribution date, we will distribute to certificateholders, as payments of principal on the certificates, an amount equal to the aggregate of the following amounts:

     - the scheduled principal due on the mortgage loans in the pool during the related due period;

     - the stated principal balance of each mortgage loan that was prepaid in full during the calendar month preceding the month in which that distribution date occurs;

     - the stated principal balance of each mortgage loan that was purchased out of the pool for any reason during the calendar month preceding the month in which that distribution date occurs; and

     - the amount of any partial prepayment of a mortgage loan, sometimes referred to as a curtailment, received during the calendar month preceding the month in which that distribution date occurs.

     The stated principal balance of a mortgage loan is the principal balance of the loan as of the issue date of the certificates, reduced by all payments of principal received and paid to certificateholders after that date, and increased by accrued interest, if any, that has been added to principal as a result of negative amortization under the loan's terms.

     For mortgage loans that do not have their first scheduled principal payment due until the second due period following the issue date of the certificates, certificateholders will receive no scheduled principal payment on the first distribution date (but will receive interest). The prospectus supplement will indicate the percentage of such mortgage loans in the pool, if any.

     For mortgage loans that provide for interest to be calculated on a daily or simple interest basis, the scheduled principal payment will be determined as the amount of principal that would have been due on the mortgage loan under an amortization schedule that assumes interest accrues monthly on the basis of a 360-day year consisting of twelve 30-day months, rather than on a daily or simple interest basis.

     There are some instances when the distribution date for prepayments may differ from that described above. Sometimes the servicer is unable to provide us with prepayment information in sufficient time to allow the monthly pool factor for that distribution date to reflect the prepayment. In those instances, we will distribute those prepayments to certificateholders on the distribution date that occurs in the second month following the month in which the borrower makes the prepayment. Also, our servicing guide permits servicers to treat prepayments in full occurring on the first day of a month as if they actually occurred on the last day of the preceding month. For example, if a prepayment is received on February 1st, it may be treated as if it had been received on January 31st and, if it is so treated, the prepayment will be passed through on February 25th (or the next business day, if February 25th is not a business day).

Reports to Certificateholders

     Monthly Reports. Each certificateholder who is listed as the holder in the records of any Federal Reserve Bank will be provided the information below on a monthly basis with respect to each payment, adjusted to reflect each certificateholder's pro rata interest in the related pool as of the distribution date:

     - the amount due on the certificates on that distribution date on account of total scheduled and unscheduled principal;

     - the amount due on the certificates on that distribution date on account of interest;

     - the total cash distribution on the certificates on that distribution date;

     - the amount of any deferred interest added to principal as of that distribution date as a result of negative amortization on loans;

     - the principal balances of the certificates on that distribution date after giving effect to any distribution of principal on that date and to any deferred interest added to the principal balances of the mortgage loans in that pool during the related due period; and

     - for pools of adjustable-rate loans, the pool accrual rate for that distribution date.

     Annual Reports. Within a reasonable time after the end of each calendar year, we will furnish to each person who was listed as a certificateholder in the records of any Federal Reserve Bank at any time during that year a statement containing any information required by the federal income tax laws.

Fannie Mae Guaranty

     We guarantee to certificateholders, on each distribution date:

     - an amount equal to the borrowers' scheduled principal payments for the related due period, whether or not received, plus

     - an amount equal to one month's interest on the certificates.

     For fixed-rate pools, we guarantee payment of interest at the fixed pass-through rate stated in the prospectus supplement. For adjustable-rate pools, we guarantee payment of interest at the variable pool accrual rate minus the aggregate amount of any deferred interest. Deferred interest is added to the principal balance of the mortgage loans.

     In addition, we guarantee the full and final payment of the unpaid principal balance of the certificates on the distribution date in the month of the maturity date specified in the prospectus supplement for the certificates.

     If we were unable to perform our guaranty obligations, certificateholders would receive only the payments that borrowers actually made and any other recoveries on the mortgage loans in the pool from sources such as insurance, condemnation and foreclosure proceeds. If that were to happen, delinquencies and defaults on the mortgage loans would directly affect the amount of principal and interest that certificateholders would receive each month.

     Neither the certificates nor payments of principal and interest on the certificates are guaranteed by the United States government. The certificates do not constitute a debt or obligation of the United States or any of its agencies or instrumentalities other than Fannie Mae. We alone are responsible for making payments on our guaranty.

     Our guaranty covers any interest shortfalls on the certificates arising from reductions in the interest rate of a mortgage loan due to application of the Servicemembers Civil Relief Act, as amended, and similar state laws.

Collection and Other Servicing Procedures

     We are responsible for servicing the mortgage loans in each pool. We typically service loans through lenders or other approved mortgage servicers. See "FANNIE MAE PURCHASE PROGRAM--Seller and Servicer Eligibility" for information on our servicer requirements. Our servicing procedures include collecting payments from borrowers, seeing that the mortgaged property is insured, and foreclosing upon defaulted mortgage loans.

Certain Matters Regarding Our Duties as Trustee

     We may not resign from our duties as trustee under the trust indenture unless a change in law requires it. Even then, our resignation would not become effective until a successor has assumed our duties. A successor trustee would not take over our guaranty obligations. Even if our other duties under the trust indenture terminate, we still would be obligated under our guaranty.

     If we are ever unable to fulfill our guaranty obligations, the trust indenture may be modified to provide for monthly distributions to certificateholders from mortgage loan payments and other mortgage loan recoveries in a manner similar to practices and procedures followed in the servicing of whole loans for institutional investors. See "--Amendment" below.

     We are not liable under the trust indenture to certificateholders for errors in judgment or for anything we do, or do not do, in good faith. This standard of care also applies to our directors, officers, employees and agents. Nevertheless, neither we nor they will be protected against any liability if it results from willful misfeasance, bad faith or gross negligence or as a result of willful disregard of our duties.

     The trust indenture provides that we are free to refuse involvement in any legal action that we think will expose us to expense or liability unless the action is related to our duties under the trust indenture. On the other hand, we may decide to participate in legal actions, such as actions involving the mortgage loans, if we think our participation would be necessary or in the interests of the certificateholders. In that case, we will pay the legal expenses and costs of the action.

     If we merge or consolidate with another corporation, the successor corporation will be our successor under the trust indenture and will assume all of our duties under the trust indenture, including our guaranty.

Events of Default

     Any of the following events will be considered an event of default under the trust indenture for an issue of certificates:

     - if we fail to make a required payment to the certificateholders, and our failure continues uncorrected for 15 days after certificateholders owning at least 5% of that issue of certificates have given us written notice of nonpayment; or

     - if we fail in any material way to fulfill any of our other obligations under the trust indenture or the related issue supplement, and our failure continues uncorrected for 60 days after certificateholders owning at least 25% of that issue of certificates have given us written notice; or

     - if we become insolvent or unable to pay our debts or if other events of insolvency occur.

     If one of the events of default occurs and continues uncorrected, certificateholders who own at least 25% of the related issue of certificates will have the right to terminate all of our rights and obligations under the trust indenture for that issue. These obligations include our duties as trustee and in our corporate capacity. However, our guaranty obligations will continue in effect. The same proportion of certificateholders that has the right to terminate us also may appoint a successor to all of our terminated obligations. This successor will take legal title to the mortgage loans included in the related trust fund. The acts of certificateholders to terminate us and appoint a successor must be in writing.

Amendment

     We may amend the trust indenture without notifying or obtaining the consent of the certificateholders, to do any of the following:

     - add to our duties;

     - evidence that another party has become our successor and has assumed our duties under the trust indenture in our capacity as trustee or in our corporate capacity or both;

     - eliminate any of our rights in our corporate capacity under the trust indenture;

     - cure any ambiguity or correct or add to any provision (as long as no certificateholder is adversely affected) in the trust indenture or the related issue supplement; and

     - if we cannot fulfill our guaranty obligations, modify the trust indenture to provide for monthly distributions from payments and other recoveries on the mortgage loans in the pool in a manner similar to practices and procedures followed in the servicing of whole loans for institutional investors.

     In addition, if certificateholders beneficially owning at least 66% of an issue of certificates give their consent, we may amend the trust indenture for a purpose not listed above, except that we may not terminate or change our guaranty obligations, reduce or delay payments to certificateholders, or reduce the 66% requirement of certificateholders who must give their consent, unless all certificateholders of an issue have agreed.

Termination

     The trust indenture will terminate with respect to each issue of certificates when the last mortgage loan in that pool has been paid off or liquidated (and the resulting proceeds have been distributed to certificateholders). We do not have an option, in the nature of a clean-up call (early termination of the trust when the unpaid principal balance of a pool reaches a certain amount or reaches a certain percentage of the original unpaid principal balance of a pool), to repurchase the mortgage loans before the last mortgage loan in that pool has been paid off or liquidated (and the resulting proceeds have been distributed to certificateholders) and retire the certificates and terminate the trust indenture.

                 YIELD, MATURITY, AND PREPAYMENT CONSIDERATIONS

Effective Yield

     Your yield will depend in part upon whether you purchase certificates at a discount from or a premium over the outstanding principal. In general, if you purchase a certificate at a discount from the outstanding principal and the mortgage loans are prepaid at a rate that is slower than you expected, your yield on that certificate will be less than you expected. If you purchase a certificate at a premium over the outstanding principal and the mortgage loans are prepaid at a rate that is faster than you expected, your yield on that certificate also will be less than you expected. You must make your own decision about the prepayment assumptions you will use in deciding whether to purchase the certificates. We do not provide delinquency experience or decrement tables for the certificates.

     Although interest on the certificates accrues during a calendar month, we do not distribute interest to certificateholders until the distribution date in the following calendar month. Because of this delay, the effective yield on the certificates will be less than it would be if we paid interest earlier.

Yield of Adjustable-Rate Certificates

     Certificates backed by adjustable-rate loans bear interest at a rate that also adjusts and that is calculated on the basis of the changing rates on the loans in the pool. How the index value is determined and how it changes, along with other features of adjustable-rate loans, will affect the yield on the certificates. See "THE MORTGAGE LOANS--Adjustable-Rate Mortgages (ARMs)" for information regarding the different types of adjustable-rate loans, and the methods for adjusting their interest rates. The adjustment of interest rates on the loans in the pool affects the yield on the certificates. The effective yield on the certificates is the result of the combined effect of some or all of the following factors:

     - The index. All mortgage loans in a single pool have the same index, which will be identified in the prospectus supplement.

     - Initial fixed-rate period. If the mortgage loans in the pool have an initial interest rate that is not based on the index, the certificates will have an interest rate that is also not initially based on the index. This will continue to be true until all of the mortgage loans in the pool have had their first rate adjustment date. Not all the mortgage loans in the pool will have the same first rate adjustment date.

     - Mortgage margin. On each rate change date, the interest rate is adjusted to equal the sum of the index value available as of a recent date and the mortgage margin, each as specified in the mortgage note. The result is rounded according to the rounding convention stated in the mortgage note (usually to the nearest, next lower or next higher 1/8 or 1/4 percent).

     - Index change frequency. If the interest rates on the mortgage loans change less frequently than the index value, changes in the effective yield on the certificates will lag changes in the index. A change in the index value will not necessarily cause an immediate change in the pool accrual rate. The pool accrual rate will only be affected as, and to the extent that, mortgage loans in the pool experience interest rate adjustments.

     - Interest rate adjustment dates. Since not all the mortgage loans in the pool will have the same rate adjustment date, the index values upon which interest rate adjustments are based may vary among the mortgage loans in a pool at any given time.

     - The lookback period. The lookback period has the effect of creating a lag (45 days, unless the prospectus supplement specifies otherwise) between the index value upon which interest rate adjustments are based and the index value in effect at the time the interest rate on the mortgage loan adjusts.

     - Interest rate caps and floors. Interest rate caps and floors can have the effect of preventing the interest rate on a loan from increasing as high or declining as low as it would as a result of a change in the index value without the application of a floor or cap. Therefore, whenever one or more mortgage loans in the pool are affected by a cap or a floor, the yield on the certificates usually will be affected.

     - Negative amortization. For pools that include adjustable-rate mortgage loans that permit negative amortization, the yield on the related certificates can be affected in several ways.

          -- Principal may increase. During periods when a mortgage loan is negatively amortizing, the unpaid principal balance on the mortgage loan will be increasing, as deferred interest is added to the outstanding principal balance of the mortgage loan. The same amount is also added to the outstanding principal balance of the certificates, so that the unpaid principal balance of the certificates equals the stated principal balance of the mortgage loans.

          -- Interest paid is affected. When a loan is negatively amortizing, certificateholders will be paid interest equal to only the portion of the borrower's scheduled payment for the related due period that is allocable to interest. This interest excludes the amount of any deferred interest. As a result, during periods when one or more mortgage loans in the pool are negatively amortizing, certificateholders will receive less interest than they would have expected if they were calculating the anticipated interest solely on the outstanding certificate balance at the applicable pool accrual rate.

          -- Effect of periodic reamortization. Whenever the mortgage loans are reamortized, certificateholders' monthly interest payments will no longer be reduced by deferred interest, unless another period of negative amortization occurs.

     - Options to convert to fixed rate loan. If the borrower exercises any option to convert the adjustable-rate mortgage loan to a fixed-rate mortgage loan, we will repurchase the mortgage loan from the pool during the calendar month before the loan begins to accrue interest at the new fixed rate. We will repurchase the loan at a price equal to its stated principal balance, together with one month's interest at its then-current pool accrual rate. The stated principal balance of that mortgage loan will be passed through to certificateholders, and will reduce the outstanding principal balance of the certificates, on the distribution date in the month following the month of repurchase. As a result, the weighted average life of the certificates for a pool of convertible adjustable-rate mortgage loans may be significantly shorter than for a comparable pool of non-convertible adjustable-rate mortgage loans.

     - Adjustments upon assumption. To the extent that any adjustable-rate mortgage loan in the pool has an adjustment in the interest rate caps, floors or the mortgage margin in connection with an assumption of the loan upon the sale of the real property, the effective yield on the certificates may be affected.

     - Prepayments and repurchases of loans. Adjustable-rate pools generally contain mortgage loans having several different interest rates. The certificateholders receive a rate of interest that is the weighted average of the loan rates, net of our fees. Thus, the resulting rate of interest for certificateholders will change whenever a loan in the pool is prepaid, either in whole or in part, or is repurchased out of the pool. A disproportionate incidence of prepayments and repurchases among loans of different interest rates could increase or decrease the effective yield to certificateholders.

     - Low initial interest rates. In some cases, prevailing market interest rates may be so low that the initial interest rate for adjustable-rate loans is less than the applicable mortgage margin specified in the mortgage note. Therefore, the mortgage interest rate may not increase to an amount greater than or equal to the applicable mortgage margin until after one or more adjustments, depending on the applicable periodic caps. As a result, distributions of interest to
                                        24
       certificateholders that are based on the initial mortgage interest rate for the loans may be less than the applicable MBS margin (which is the mortgage margin of a loan less the sum of the servicing fee and our guaranty fee on that loan).

Maturity and Prepayment Considerations

     The weighted average life of the certificates will depend upon the extent to which each payment on the loans is applied to principal, rather than interest. For a description of the types of loans that may be included in a pool, see "THE MORTGAGE LOANS" below.

     Loan prepayments may occur for a variety of reasons. Some of the chief reasons are discussed in this section. They are not all equally applicable to all pools, as they relate in part to features of the loans that differ among pools. Because of these variables, we cannot estimate the future prepayment experience of the mortgage loans in our pools. You may wish to refer to our Form 10-K for recent information regarding the prepayment experience of our mortgage loan portfolio. This prepayment experience is not, however, indicative of any one pool of mortgage loans, including the pool backing your certificates.

     Fully amortizing loans with equal monthly payments (including both fixed-rate loans and adjustable-rate loans that are reamortized each time the payment is adjusted) have most of their payments allocated to interest in the early years, with greater portions of the payments allocated to principal as the loans remain outstanding. For example, in the case of a fully amortizing loan with equal monthly payments and an original maturity of 30 years, if a borrower makes all scheduled payments (but no prepayments), one-half of the original principal balance of the loan will be repaid by the 20th to 23rd year, depending on the level of the mortgage interest rate of the loan. (Higher mortgage interest rates result in a slower scheduled amortization of principal.) Similarly, on a fully amortizing loan with equal monthly payments that instead has an original term of 15 years, if a borrower makes all scheduled payments (but no prepayments), one-half of the original principal balance of the loan will be repaid by the 8th to 10th year. These examples assume interest rates in the four to seven percent range.

     Balloon loans have equal monthly payments that are calculated on the basis of an amortization schedule (generally 30 years) that is a longer period of time than the contractual maturity date for the loan (typically 7 to 10 years). The remaining principal balance becomes due in a lump sum payment on the loan's contractual maturity date. Only a small portion of the principal amount of the loans will have amortized before the balloon payment on the loan is due.

     Some mortgage loans provide for the payment of interest only for an initial period, after which the payments are increased so that the principal balance of the loan fully amortizes over the remaining term. There is no scheduled amortization of principal during the interest-only period, and, assuming no prepayments by the borrower, the loan amortizes more slowly than does a loan of the same term and interest rate that provides for monthly payments of principal and interest from the outset. Certificates backed by pools of these loans likewise pay only interest for an initial period, except to the extent of borrower prepayments during the initial period. If they do, these payments of principal will be passed through to certificateholders, resulting in earlier than anticipated receipt of any principal.

     Biweekly Mortgage Loans. Most mortgage loans provide for monthly payments by the borrower. Biweekly mortgage loans, however, have terms that provide for payments by the borrower every 14 days. The amount that is due every 14 days is one-half of the amount that would have been due on an otherwise identical loan with 12 equal monthly payments. Since payments are made every 14 days, 26 payments are made per year (27 in some years). Therefore, biweekly payments are made as if there were one additional payment made each year (1 1/2 in some years) on a comparable monthly payment loan. In addition, because of the manner in which the biweekly payment amount is calculated, a biweekly loan with a higher interest rate will amortize more rapidly than an otherwise identical biweekly loan with a lower interest rate. Consequently, biweekly mortgage loans have a reduced term, when compared with otherwise identical monthly payment loans. This is because the
                                        25
principal balance of each loan is reduced every 14 days, and because the total dollar amount of payments made in a year is more than the total dollar amount of the payments made in a year on a monthly payment mortgage loan with the same principal balance and interest rate. Certificates backed by pools of biweekly mortgage loans have shorter stated maturities, usually in the range of approximately 20 years, as compared with certificates backed by monthly payment loans. Certificates backed by pools of biweekly loans with higher interest rates will have shorter stated terms to maturity as compared with certificates backed by biweekly loans with lower interest rates.

     Biweekly Collection Option Mortgage Loans. Unlike the traditional biweekly mortgage loans described above, which require biweekly payment for the entire term of a mortgage loan, some mortgage loans have terms that allow a borrower to switch between a biweekly and monthly payment during the mortgage term. If borrowers choose the biweekly payment option, then principal collections on these mortgage loans during that collection period may reduce the mortgage loan principal balance faster than if the principal balance of the mortgage loans was being reduced with monthly payments. If we include mortgage loans with a biweekly collection option in a pool, we will use a special prefix or prospectus supplement.

     Borrower Refinancing. Generally, when current interest rates decline below the mortgage interest rates on existing loans, prepayments will increase. In a declining interest rate environment, borrowers often refinance their mortgage loans. When a borrower refinances a loan in a pool, the proceeds from the borrower's new loan pay off the loan in the pool. This results in a prepayment for the certificateholders. Certain adjustable-rate loans have long initial fixed-rate interest periods. Because of the potential for a significant rate increase for these loans at the first interest rate change date, borrowers may be more likely to refinance at the first change date or in anticipation of the upcoming first change date.

     It is increasingly difficult to predict how far interest rates must decline before significant prepayments occur. This difficulty results from several developments. For instance, various lenders (in some cases in conjunction with us) have instituted streamlined refinance procedures and liberalized fee structures and underwriting guidelines. That may increase the number of borrowers who are eligible for refinance loans, and may narrow the interest rate differential that would make refinancing attractive to borrowers. In addition, increased borrower sophistication regarding the benefits of refinancing and extensive mass solicitation of borrowers by lenders (including our mortgage loan servicers) may increase the frequency with which borrowers refinance their mortgage loans. Our policy permits lenders who service mortgage loans in our pools to advertise in a general manner their availability and willingness to make new refinancing loans, but does not permit them to specifically target borrowers whose loans are in our pools.

     Loan Modifications. While we do allow repurchase and modification of certain non-performing loans under terms specified in our trust indenture, we generally prohibit lenders servicing our performing loans from (i) repurchasing mortgage loans from our pools for the purpose of making loan modifications or
(ii) modifying mortgage loans that are in our pools.

     In the case of some adjustable-rate loan pools, however, a lender may repurchase performing adjustable-rate loans in order to modify them as part of the lender's borrower retention strategy. Our policy prohibiting lenders from specifically targeting borrowers whose loans are in our pools in their solicitations applies. Repurchase of those adjustable-rate loans will result in an early repayment of principal on the certificates in the same manner as borrower full prepayments. We will specify in a prospectus supplement and by a separate subtype designation if a pool of adjustable-rate loans is subject to repurchase for the purpose of modification. See "THE MORTGAGE POOLS--Pool Prefixes and Subtypes," below for information about subtype designations. Otherwise, we generally do not permit lenders to repurchase performing adjustable-rate loans from our pools for the purpose of modification.

     Other Borrower Considerations. Prepayment rates are influenced by a variety of factors, including homeowner mobility and general economic circumstances. Certain mortgage loan features
                                        26
may also impact prepayment rates. For example, loans which permit borrowers to pay only accrued interest for extended periods of time without requiring any principal amortization may impact borrower decisions or reflect borrower's expectations regarding sale of the property or refinancing because the borrower will not have been required to reduce the principal balance of the loan. Furthermore, a borrower's payment of additional principal, a borrower's request to re-amortize a mortgage after a large principal prepayment, a borrower's decision to enter into an agreement at loan origination to have the borrower's monthly payment cancelled or reduced (or in extremely limited circumstances, have the borrower's unpaid principal balance cancelled) in the event of an adverse event in the borrower's life, or a borrower's decision to enter into a bi-weekly payment option after origination, may affect the timing of prepayments and prepayment rates. Prepayments may result from borrowers making additional principal payments in order to reduce their loan-to-value ratio to 80 percent and thereby eliminate their payment for mortgage insurance on a mortgage loan. Other factors that may influence a borrower's decision on prepayment are described below under the subheadings "--Prepayment Premiums" and "--Due-On-Sale Clause."

     Repurchases. Our option to repurchase delinquent mortgage loans and mortgage loans for which a breach of a representation or warranty has occurred may result in prepayment of principal on the certificates in the same manner as borrower prepayments. The rate of prepayment may also be impacted by the repurchase of those adjustable-rate loans that permit conversion to a fixed rate.

     Special Feature Mortgage Loans. Some mortgage loans, which we refer to as special feature mortgage loans in this prospectus, have features that may affect the likelihood of their prepayment or other aspects of their performance. These mortgage loans, which include cooperative share loans, buydown mortgage loans, and relocation loans, are discussed below under the headings "THE MORTGAGE LOANS--Special Feature Mortgage Loans."

     Prepayment Premiums. Some mortgage loans provide that the noteholder may charge the borrower a prepayment premium if the loan is paid in full or in part prior to its maturity. Prepayment premiums apply for the time period specified in the mortgage note (such as for three years after the loan's origination). Prepayment premiums will not be paid to certificateholders, unless so stated in the prospectus supplement. If a prepayment premium provision is included in a mortgage loan, however, it may affect a borrower's decision whether or when to sell the property, refinance, or otherwise pay off the mortgage loan. Thus, inclusion of prepayment premium provisions in mortgage loans may affect the speed with which the mortgage loans in a pool prepay. Unless the prospectus supplement states otherwise, none of the mortgage loans in the pool will contain prepayment premium provisions. If the mortgage loans contain prepayment premium provisions, all of the mortgage loans in that pool will have prepayment premium features unless the prospectus supplement states otherwise. If a pool of fixed-rate mortgage loans has prepayment premium provisions, we will use a special pool prefix and the prospectus supplement will describe any prepayment premium features.

     We prohibit our servicers from charging a prepayment premium if the prepayment arises because the borrower must sell the property to cure a default, or when enforcement of the prepayment premium is otherwise prohibited by law.

     Furthermore, state and federal laws may affect if or when a prepayment premium may be collected or may limit the premium that a lender may collect from a borrower when a mortgage loan is prepaid. We cannot ensure whether the imposition of a prepayment premium is enforceable under any of these laws or if a change in any law will affect a borrower's decision whether or when to sell the property, refinance, or otherwise pay off the mortgage loan.

     Due-on-Sale Clause. Many fixed-rate loans include a provision (called a due-on-sale clause) stating that the lender can require payment in full if the borrower sells or transfers the related property. There are, however, several laws that limit the enforceability of this provision. With fixed-rate loans, when a borrower sells or transfers the property securing a loan in a pool, we will either enforce the due-on-sale provision of the loan or repurchase the mortgage loan from the pool (except if we are prohibited by law from enforcing the provision). In either case, the principal of the loan will be
                                        27
paid to the certificateholders by the distribution date in the month following the month of prepayment or repurchase of the loan. We will not, however, in most situations, enforce the due-on-sale clause if the related property is being transferred from one co-borrower to another co-borrower, even if the borrowers are unrelated.

     Some fixed-rate mortgage loans may contain a provision that allows the mortgage loan to be assumed by new borrowers that meet certain eligibility standards. If a particular pool contains assumable fixed-rate mortgage loans, all of the mortgage loans in that pool will be assumable and the prefix of the pool will indicate this feature.

     Most adjustable-rate loans contain a due-on-sale clause with an exception that generally permits a buyer of the related property to assume the loan under certain conditions, e.g., if the buyer meets the credit underwriting requirements of the lender or after an initial fixed period. For all other adjustable-rate loans, even those with terms that prohibit assumptions, we will permit buyers of the related properties to assume the loans if they meet credit underwriting requirements, unless the related prospectus supplement says otherwise.

     Loans that are guaranteed or insured by a government agency contain clauses that provide that the loan will be assumable upon the sale of the related property, subject generally to the purchaser's compliance with the credit and underwriting guidelines of the governmental agency, unless the related prospectus supplement says otherwise.

     Subordinate Lien Mortgage Loans. Borrowers may be more likely to prepay subordinate lien mortgage loans than first lien mortgage loans for several reasons. Borrowers may not view subordinate lien loans as permanent financing. Compared to a first lien loan, the loan term of a subordinate lien loan is typically shorter (although a subordinate lien mortgage loan can have an original maturity of up to 30 years). The interest rate on a subordinate lien loan is typically higher than that of a first lien loan originated in the same interest rate environment. The principal amount is typically smaller, and its prepayment may, therefore, be easier for the borrower to fund. We are not aware of any reliable statistics or studies on the prepayment rates of subordinate lien mortgage loans.

                               THE MORTGAGE POOLS

     We have a program in which we combine residential mortgage loans into pools and issue our guaranteed mortgage pass-through certificates, which evidence beneficial ownership interests in the pooled loans. We also create pools of participation interests in mortgage loans. For purposes of our description here, a participation interest is considered as if it were a separate mortgage loan, and payments on the participation interest are treated as if they were payments on the underlying loan.

Pool Prefixes and Subtypes

     Each mortgage loan pool, and the related issue of guaranteed mortgage pass-through certificates, is assigned a separate pool number and a two-character prefix that identifies the type of mortgage loans in that pool and the basic terms of the certificates. The type of information reflected by the prefix includes whether the loans are conventional or government-insured or guaranteed, whether they bear interest at a fixed-rate or an adjustable-rate and, in the case of fixed-rate pools, the general term to maturity, and, in the case of adjustable-rate pools, various other features. Each adjustable-rate pool is also assigned a subtype designation, which provides a summary of the loan characteristics for that pool, such as the index, the frequency of rate and payment adjustments, the percent and timing of certain interest rate caps, any prepayment premiums or interest-only payment periods, and any option of the borrower to convert the loan to a fixed-rate loan. We will provide information regarding these characteristics in a prospectus supplement. While pool prefixes and adjustable-rate subtypes provide a quick and easy reference source for the pool's loan characteristics, when determining whether to purchase certificates, you should rely on them ONLY in conjunction with the information in this prospectus, the related prospectus supplement and any information that we have incorporated into these documents by reference.

     Some frequently used prefixes are listed in Exhibit A at the end of this prospectus. Current information about prefixes, including prefixes that may be created after the date of this prospectus, and subtypes, can be found on our Web site.

Monthly Pool Factor

     On or about the fourth business day of each month, we will publish the current monthly pool factor for each issue of certificates that remains outstanding. If you multiply the monthly pool factor by the original unpaid principal balance of the certificates, you will obtain the then current principal balance of the certificates, after giving effect to the monthly principal payment to be passed through on the distribution date in that month. These monthly pool factors are made available each month on our Web site and in various financial publications.

Minimum Pool Size

     Unless we state otherwise in the prospectus supplement for a particular pool, each of our pools will consist of either:

     - Fixed-rate loans that have an aggregate unpaid principal balance of at least $1,000,000, or

     - Adjustable-rate loans that have an aggregate unpaid principal balance of at least $500,000.

     In each case, the aggregate unpaid principal balance is measured as of the first day of the month in which the certificates are issued. No pool will contain both fixed-rate and adjustable-rate loans.

Mortgage Pool Statistics

     In each prospectus supplement, we will set forth certain characteristics of the underlying mortgage loans in the pools. We will provide some of these characteristics both by a weighted average (or simple average, in some cases) for that pool and in a quartile distribution (including a maximum and a minimum). We will provide certain other characteristics in either tabular or quartile format only.

     The statistics listed in each prospectus supplement will be the following (some of the statistics are only applicable to adjustable-rate mortgages and will not be found in a prospectus supplement for fixed-rate mortgages):

Quartiles                Tabular                         Additional Tabular for ARMs
---------                -------                         ---------------------------
- Loan-to-Value Ratio    -   Loan Purpose                -   Distribution by First Payment
                                                             Date
-   Credit Score         -   Occupancy Type              -   Current Interest Rates
-   Loan Age             -   Property Type               -   Next Rate Change Date Information
-   Loan Term            -   Origination Year            -   Loan Margins
-   Loan Size            -   Geographic Distribution
-   Coupon Rate          -   Servicer
-   Remaining Maturity   -   Seller (available on the
                             first page of the pool
                             statistics)

     A sample pool statistics section of a prospectus supplement including more detail on each of the above statistics is provided in Exhibit B at the end of this prospectus. For a description of how we obtain information provided in the pool statistics section, you should read the Pool Statistics Methodology section of Exhibit B. Certificateholders should determine for themselves how to use the pool statistics.

     We generally update certain information about the pool on an ongoing monthly basis on our Web site. Certificateholders should note that, unless otherwise stated in this prospectus or a prospectus supplement, information on our Web site is not incorporated by reference in this prospectus or in any prospectus supplement.

                               THE MORTGAGE LOANS

     Each mortgage loan in a pool is evidenced by a promissory note and secured by a deed of trust, mortgage or similar security instrument creating a first lien (or, if the prospectus supplement so states, a subordinate lien) on a one-to four-unit residential property. These may include manufactured housing loans and loans secured by pledges of ownership interests and assignments of occupancy rights in cooperative housing corporations. The loans bear interest at either a fixed or an adjustable-rate. Each mortgage loan requires the borrower to make monthly payments of principal and interest, except as provided otherwise in the related prospectus supplement. Our pools include loans originated for the purpose of purchase or refinancing of one- to four-unit residential properties. The properties may be either owner-occupied or non-owner-occupied.

     We or our custodian either takes possession of the original note endorsed in blank (or a duplicate copy of the original note along with a lost note affidavit, in the case of notes that have been lost or are missing). If we use a custodian, the custodian must be an institution that is supervised and regulated, or a subsidiary or affiliate of an institution that is supervised and regulated, by the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Office of Thrift Supervision, the Federal Deposit Insurance Corporation or the National Credit Union Administration. Before issuing a series of certificates, we review the mortgage loan schedule for that series, and afterwards we may, from time to time, conduct random spot checks to confirm that the related documents are held by the custodian.

     We have the right to change these document delivery and custody requirements at any time so long as we determine that the change will not materially and adversely affect certificateholders' interests. We have set up these requirements to protect certificateholders' interests in the mortgage loans contained in the related pool. Nevertheless, because the law is unclear regarding a liquidation, reorganization or similar proceeding involving the assets of Fannie Mae, no assurance can be made regarding the status of the certificateholders' interests in the mortgage loans if a proceeding of that type should occur.

Conventional and Government Mortgage Loans

     Most of the loans included in our pools are conventional mortgage loans--that is, loans that are not insured by the Federal Housing Administration, referred to as the FHA, or guaranteed by the Department of Veterans Affairs, referred to as the VA, the Department of Housing and Urban Development, referred to as HUD, or the Rural Housing Service, referred to as the RHS, formerly known as the Farmers' Home Administration. We refer to non-conventional loans as government loans.

     We refer to pools that include exclusively government loans as government pools. Some conventional loan pools may include loans that are guaranteed directly by HUD or RHS.

     Both conventional loans and government loans can bear interest at either a fixed rate or an adjustable rate, and can provide for repayment of the principal on several different bases. The following discussion describes the types of interest rate and loan repayment terms that may be features of the loans in a pool. The prospectus supplement identifies which of these types of loans are included in the pool.

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Fixed-Rate Loans

     Fixed-rate pools consist entirely of fixed-rate loans. Although the loans in a fixed-rate pool bear various fixed rates of interest, certificateholders will receive interest at a single fixed pass-through rate, which is specified in the related prospectus supplement. In most instances, the interest rates of the underlying fixed-rate loans in a single pool are grouped so that the rates on the mortgage loans are all within a two percent (two hundred basis points) range. Because the pass-through rate for each loan in a fixed-rate pool is the same, the pass-through rate will not change if prepayments occur, even if those prepayments cause a change in the weighted average interest rate of the remaining loans in the pool. However, because interest is paid based on the outstanding principal balance of the certificates, and principal prepayments are passed through as repayment of principal on the certificates, principal prepayments may affect the yield on the certificates. For a discussion of how prepayments can affect yield, see "YIELD, MATURITY, AND PREPAYMENT CONSIDERATIONS" above.

     Each fixed-rate pool will be designated with a distinct prefix, indicating that the mortgage loans in the pool are one of the following types. No fixed-rate pool may include mortgage loans of more than one of these types within the same pool, except that graduated payment mortgage loans and growing equity mortgage loans that have become eligible for inclusion may be pooled with fully amortizing loans.

     - Fully amortizing loans--Each scheduled monthly payment of principal and interest is in the same amount and fully amortizes the principal of the loan over its term. The term is usually 10, 15, 20, 25, or 30 years. The pool prefix indicates the general maturity of the loans in the pool. If we include mortgage loans with 40-year maturities, we will do so by using a separate pool prefix.

     - Interest-only initially to fully amortizing equal payment loans--During an initial period of time, no scheduled principal payment is due on the loan, and the borrower's required monthly payment is set at an amount sufficient to pay only the monthly interest due on the outstanding principal balance at the mortgage interest rate. Consequently, during this initial period, distributions on certificates backed by pools of this type of mortgage loan will consist only of interest and unscheduled principal from partial or full prepayments on the mortgage loans. On the first payment due date following the end of the initial interest-only period, the monthly payment amount will change to an amount necessary to pay interest at the mortgage interest rate plus principal in an amount that fully amortizes the outstanding principal balance of the loan on a level debt service basis over the remainder of its term. Accordingly, distributions on the certificates following the end of the initial interest-only period related to the new monthly payment will include scheduled principal (as well as unscheduled principal).

     - Balloon loans--Each scheduled monthly payment of principal and interest, except the final payment, is in the same amount. That amount is not sufficient, however, to amortize the loan fully over its term. The final scheduled payment at maturity is a lump sum or balloon payment that is substantially larger than any previous scheduled payment.

     - Biweekly loans--Each scheduled payment of principal and interest is in the same amount and fully amortizes the loan over its term. Payments are due every 14 days. The borrower's biweekly payment is equal to one-half the amount of the monthly payment for a fully amortizing 30, 20, 15, or 10 year loan, as applicable, with the same principal amount and interest rate. Because the borrower's payments are due every 14 days, there are 26 payments in a year (or 27 in some years). Biweekly loans generally have two biweekly payments during ten months of the year and three payments in the other two months. In years with 27 payments, biweekly loans have two biweekly payments during nine months and three payments in the other three months.

     - Graduated payment mortgage loans--The scheduled monthly payments of principal and interest gradually increase over a fixed period of time, in accordance with a pre-set schedule. The early payment amounts are not sufficient to pay all of the accrued interest, so during the early portion of the term some of the interest is deferred. The only graduated payment

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       mortgage loans that are eligible for inclusion in our fixed-rate pools are those as to which no further payment increases are scheduled and as to which no further interest will be deferred after the issue date of the related certificates.

     - Growing equity mortgage loans--The scheduled monthly payments of principal and interest gradually increase over a fixed period of time, in accordance with a pre-set schedule. The amount of the increases is applied solely to principal. The only growing equity mortgage loans that we include in our fixed-rate pools are those growing equity mortgage loans for which no future payment increases are scheduled after the issue date of the related certificates.

Adjustable-Rate Mortgages (ARMs)

     We will calculate interest for each adjustable-rate pool at a monthly rate, which we call the pool accrual rate. The pool accrual rate is equal to the weighted average of the mortgage interest rate (net of the sum of our servicing fee and our guaranty fee) for each loan in that pool. Therefore, the pool accrual rate is not a fixed pass-through rate and generally will vary from month to month as mortgage loans adjust, amortize or prepay. We refer to the sum of the servicing fee and our guaranty fee as our fee percentage. We refer to the difference between the loan's mortgage margin (a percentage specified in a mortgage note) and our fee percentage as the MBS margin.

Pool Accrual Rate   =   Weighted Average of
                        (Mortgage Interest Rate*   -   Fee Percentage*)
Fee Percentage*     =   Servicing Fee*             +   Guaranty Fee*
MBS Margin*         =   Mortgage Margin*           -   Fee Percentage*

---------------

         * For each loan in the pool.

     ARMs generally have an initial fixed interest rate period during which the interest for the loans accrues at a fixed market rate that is not based upon an index or the note's mortgage margin. Beginning on the first interest rate change date for each of the ARMs in a pool, the interest on the loans will accrue at a rate equal to the index value plus the mortgage margin (subject to rounding and to interest rate caps and floors).

     In some adjustable-rate pools, the mortgage margin may be zero percent. Because we usually charge a fee percentage, where the mortgage margin is zero the MBS margin will be expressed as a negative value MBS margin in the pool statistics. However, the pool accrual rate for pools containing these loans will still be equal to the weighted average of the mortgage interest rate (net of the sum of our servicing fee and guaranty fee) for each loan in the pool.

     We generally establish the MBS margin for loans in an adjustable-rate pool in one of two ways:

     - In some adjustable-rate pools, the MBS margin is the same for all loans in the pool, even though the mortgage margins may vary from loan to loan. We accomplish this by varying the fee percentage from loan to loan, so that the difference between each loan's mortgage margin and its corresponding fee percentage results in an MBS margin that is the same for each loan. We refer to this type of adjustable-rate pool as a fixed MBS margin pool.

     - In other adjustable-rate pools, our fee percentage is the same for each of the loans in the pool, with the result that the MBS margins vary to the same degree as the mortgage margins among the loans in the pool. We refer to this type of adjustable-rate pool as a weighted average MBS margin pool.

     - Increasing Fee Percentage Pools--For most pools, the fee percentage for each loan remains constant for the life of the loan. For some pools, however, the fee percentage for each loan in the pool will increase at the first interest rate change date for such loan. Thereafter, the fee percentage for each loan will remain constant for the life of the loan. We refer to these pools as

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       increasing fee percentage pools. If your pool has an increasing fee percentage, we will indicate this in the prospectus supplement. The pool accrual rate for increasing fee percentage pools will be calculated according to the same formula as set forth above for pools with fee percentages that remain constant. When the fee percentage increases, however, this will result in a pool accrual rate that will be lower than it otherwise would be if that pool did not have increasing fee percentage loans. After all the loans in a pool have reached their first adjustment, the amount of the difference in the pool accrual rate from what the pool accrual rate would be for that pool if that pool did not have the increasing fee percentage feature will equal the amount as calculated pursuant to the formula set forth in Exhibit B at the end of this prospectus.

     The prospectus supplement will provide information about the MBS margin for your pool. Each month we make available updated MBS margin information for the pool on our Web site and in various financial publications.

     Each adjustable-rate loan is of one of the following types. An adjustable-rate pool will include loans of one of these types. Unless the prospectus supplement states otherwise, adjustable-rate pools will not include mortgage loans that commingle one or more of the features described below. The prospectus supplement will describe each of the following features to the extent they apply to a particular issue of certificates.

     - Fully amortizing ARMs--The interest rate adjusts periodically during the term of the loan. Each time the rate is adjusted, the monthly payment amount is adjusted to cover accrued interest and full amortization of principal on a level payment basis over the remaining loan term, based on the current interest rate. Unless we specify otherwise in the applicable prospectus supplement, each loan included in an ARM pool is a fully amortizing adjustable-rate loan.

     - Interest-only initially to fully amortizing loans--For an initial period of time, the interest rate is a fixed rate and no scheduled principal payment is due on the loan. The borrower's required monthly payment is set at an amount sufficient to pay only the monthly interest due on the outstanding principal balance at the fixed rate. Consequently, during this initial period, distributions on certificates backed by pools of this type of mortgage loan will consist only of interest and unscheduled principal from partial or full prepayments on the mortgage loans. Beginning on the payment due date of the last scheduled interest-only payment, the interest rate on the loan will begin adjusting in accordance with the provisions of the mortgage note to a rate based on the index and margin specified in the mortgage note. On the first payment due date following the end of the initial interest-only period, the monthly payment amount will change to an amount necessary to pay interest at the new mortgage interest rate plus principal in an amount that fully amortizes the outstanding principal balance of the loan on a level debt service basis over the remainder of its term. Accordingly, distributions on the certificates following the end of the initial interest-only period related to the new monthly payment will include scheduled principal (as well as unscheduled principal) and monthly interest based on the pool accrual rate then in effect.

     - Deferred interest/negative amortization ARMs--As with ARMs that do not permit negative amortization, the interest rate and payment amount adjust periodically during the term of the loan. There is, however, either an adjustment schedule in which the payment amounts are adjusted less frequently than the interest rate or a payment cap limiting the amount by which the payment can increase as a result of an interest rate increase, or, in some cases, both. In any case, this feature creates the possibility that after an interest rate adjustment, the monthly payment will be insufficient to cover the accrued interest. Whenever that occurs, the portion of interest that is not included in the payment amount will be added to the loan's principal balance. This addition to principal is referred to as negative amortization.

     - Fully amortizing ARMs with fixed-rate conversion option--The interest rate and payments adjust in the same manner as fully amortizing ARMs, described above, unless the loan is
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       converted. The borrower has the option to convert the interest rate to a fixed rate at specified times.

     How adjustable-rate loans work

     Adjustable-rate loans bear interest at rates that adjust periodically in response to changes in an index. Some of the frequently used indices are described below.

     - Initial fixed-rate period. For an initial period, interest on most adjustable-rate loans accrues at a fixed rate, which may not be based on the index value in effect at the time of the loan's origination. The prospectus supplement will state the length of time from loan origination to the first interest rate change for the loans in the pool and the frequency of subsequent interest rate adjustments.

     - Calculation of the adjustable interest rate. After the initial fixed-rate period, if any, the interest rate on the loan is adjusted at regular intervals specified in the mortgage note. On each rate change date, the interest rate is adjusted to equal the sum of the index value most recently available as of a date specified in the mortgage note plus an amount specified in the mortgage note and referred to as the mortgage margin. The result is rounded according to the rounding convention stated in the mortgage note (usually to the nearest, next lower or next higher 1/8 or 1/4 percent). Unless the prospectus supplement states otherwise, the index value used in this calculation is the index value that was most recently available as of the date that is 45 days before the adjustment date. (This 45-day period is referred to as the lookback period.)

     - Interest rate caps and floors; payment change and payment caps. Most adjustable-rate loans contain periodic interest rate caps and floors, which limit the amount by which the interest can increase or decrease on each interest rate change date. The prospectus supplement will describe the periodic interest rate caps and floors that apply to the initial rate adjustment and to each subsequent interest rate adjustment. Adjustable-rate loans also include a lifetime interest rate cap. The interest rate on the adjustable-rate loan can never exceed the lifetime interest rate cap, regardless of the applicable index value. Some adjustable-rate loans also have lifetime interest rate floors below which the interest rate cannot be set. Unless the prospectus supplement states otherwise, all payment adjustments on ARM loans will be effective in the month after each interest rate change and no payment caps (which limit the amount by which the payment can increase or decrease) will apply to the loans in the pool.

     - Options to convert to fixed rate. Some adjustable-rate mortgage loans permit the borrower to convert the loan to a fixed interest rate loan at certain times specified in the mortgage loan documents. If the borrower exercises the right to convert the ARM to a fixed-rate loan, we will repurchase the loan from the pool during the calendar month before the loan begins to accrue interest at the new fixed rate at a price equal to its stated principal balance, together with one month's interest at its then-current pool accrual rate. As a result, the weighted average life of the certificates for a pool of convertible ARMs may be significantly shorter than for a comparable pool of non-convertible ARMs. In general, the new fixed rate is based on a spread of at least 0.375% above the net yield we require or the Federal Home Loan Mortgage Corporation requires when purchasing 30-year fixed-rate loans under short-term mandatory delivery commitments in effect at the time the ARM converts to its fixed rate. (If the original term of the convertible ARM is 15 years or less, the required net yield for 15-year fixed-rate loans is used.) Unless stated in the related prospectus supplement, we will not include convertible ARM loans in a pool. The prospectus supplement for a convertible ARM pool will specify the times when the ARMs may begin to accrue interest at a fixed rate.

     - Negative amortization. Unless we specify otherwise in the prospectus supplement, the pool will contain no loans that have a possibility of negative amortization.

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



              - Payment change frequency and payment caps.  If the mortgage note permits negative amortization, there may be times when the monthly payment is insufficient to pay all of the interest that has accrued during the month. This usually occurs when payments are not adjusted as frequently as the interest rate adjusts, when a payment cap applies, or both. Payment caps and floors limit the amount by which the borrower's payment can increase or decrease with each interest rate change, frequently to 7.5% above or below the amount of the monthly payment before the interest rate change. If a payment cap or floor applies, the prospectus supplement will so state. In either case, when this happens, the amount by which the payment is insufficient to pay the interest due is deferred and added to the principal balance of the mortgage loan. Interest then accrues on the new higher mortgage loan balance.

              - Periodic reamortization.  Most adjustable-rate loans that permit negative amortization provide for a full reamortization of principal periodically, usually five or ten years from the first payment due date for the loan and, then, every five years for the remainder of the loan term. These loans also usually provide that, between these dates of planned reamortization, if the addition of deferred interest to principal would cause the then outstanding principal balance of the loan to exceed a specified percent of the original principal balance, then the loan is reamortized. The levels that are most frequently specified to trigger this unscheduled reamortization are 110%, 115% and 125% of the original principal balance. Reamortization is the adjustment of the monthly payment amount to an amount sufficient to pay the then outstanding principal balance of the loan, together with interest at the then applicable rate, in equal monthly payments for its remaining term. This readjustment is made without regard to the caps on payment adjustments that would otherwise apply. If a loan permits negative amortization, the prospectus supplement will indicate the dates for scheduled reamortizations and the trigger level for unscheduled reamortizations.

              - Rate adjustments upon assumption.  Adjustable-rate loans generally permit the purchaser of the real property that secures the loan to assume the loan, provided that the purchaser is creditworthy. For additional information about the rules that apply in this circumstance, see "YIELD, MATURITY, AND PREPAYMENT CONSIDERATIONS--Due-on-Sale Clause." In some cases, at the time of the assumption, the maximum and minimum interest rates and payment or lifetime interest rate caps may be reset to reflect then-prevailing market interest rates. If a pool includes loans that provide for resets of any of these features at the time a loan is assumed, the prospectus supplement will disclose the parameters applicable to any reset.

     ARM Indices

     Some of the most frequently used indices are described below. The prospectus supplement for each pool will specify the index used (which may be one described below or a different one) to determine the mortgage interest rates for the mortgage loans in the pool. We make no representations as to the continued availability of these indices or the date on which the index is published or made publicly available. If an index becomes unavailable, we generally will use a comparable index.

     - US Treasury Indices: The weekly average yield on United States Treasury securities adjusted to a constant maturity of one year (One-Year Treasury Index), three years (Three-Year Treasury Index), five years (Five-Year Treasury Index) and ten years (Ten-Year Treasury

       Index), in each case as made available by the Federal Reserve Board.(1) These indices are sometimes referred to as the constant maturity Treasury indices or "CMT" indices.

     - WSJ LIBOR Indices: The average of the London Interbank Offered Rates for six-month (Six-Month WSJ LIBOR Index) and one-year (One-Year WSJ LIBOR Index) United States dollar-denominated deposits, as published in The Wall Street Journal.

     - Fannie Mae LIBOR Index: The average of the London Interbank Offered Rates for six month (Six-Month Fannie Mae LIBOR Index) United States dollar-denominated deposits, as published by Fannie Mae.

     - COFI Index: The 11th district monthly weighted average cost of funds index of the Federal Home Loan Bank of San Francisco, as made available by the Bank (COFI Index).(2)

     Uniform Hybrid Adjustable-Rate Mortgage Pools

     A pool may contain certain adjustable-rate mortgage loans that have fixed interest rates for an initial period of years and then adjust annually after this initial period. We call these adjustable-rate mortgage loans "hybrid ARMs." Certain pools of these hybrid ARMs will be designated with a specific prefix and a subtype indicating that the pool is composed entirely of loans with a uniform set of attributes. We refer to this type of pool as a "uniform hybrid ARM" pool. Generally, the initial fixed interest rate period for these uniform hybrid ARMs will be 3, 5, 7, or 10 years. When we identify these uniform hybrid ARMs by prefix and subtype, they will not be pooled with hybrid ARMs of a different type.

     A pool of uniform hybrid ARMs has a structure that combines both fixed and weighted attributes. All uniform hybrid ARM pools will have a fixed MBS margin. Also, all uniform hybrid ARM pools will have a fixed pool accrual rate in an increment of one quarter of one percent (0.25%) until the first interest rate adjustment date for the mortgage loans in the pool. After this initial adjustment, the pool accrual rate will equal the weighted average of the mortgage interest rates (net of our fee percentage) of the adjustable-rate mortgage loans. Although the first interest rate adjustment dates vary among the mortgage loans in the pool, they are all within a specified range that is more constricted than the range for most other hybrid ARM products.

     All uniform hybrid ARMs will have an initial fixed interest rate period that is a specified range of scheduled payments. As an example, for the uniform hybrid ARM with an initial period of five years ("5/1 uniform hybrid ARM"), this range will be 54 to 62 scheduled payments. During this period, the initial interest rate for each of the ARMs in the pool will be fixed at a competitive market rate. After the initial fixed-rate period, the mortgage interest rate will vary annually in response to the One-Year WSJ LIBOR Index and subject to certain interest rate caps described below and in the related prefix and subtype. The adjustable mortgage interest rate will be equal to (i) the One-Year WSJ LIBOR Index value that is most recently available 45 days before the interest rate change date plus (ii) a specified percentage that a lender sets when the adjustable-rate mortgage is originated.

     All uniform hybrid ARMs will be subject to certain periodic and lifetime interest rate caps (as specified in the related prefix and subtype). The following is an example of this cap structure using the 5/1 uniform hybrid ARM. At the first annual interest rate change date, the mortgage interest rate may

---------------

(1) These indices are published by the Board of Governors of the Federal Reserve System in Federal Reserve Statistical Release: Selected Interest Rates No.
    H.15 (519). This release usually appears on Monday (or Tuesday, if Monday is not a business day) of every week. You can obtain a copy by writing the Publications Department at the Board of Governors of the Federal Reserve System, 20th and "C" Streets, NW, Washington, D.C. 20551, by calling (202) 452-3244, or by accessing their Web site at www.federalreserve.gov/releases. We do not intend this internet address to be an active link.

(2) The COFI Index is published in the monthly Federal Home Loan Bank of San Francisco Bulletin. You can obtain a copy by writing to the Office of Public Information, Federal Home Loan Bank of San Francisco, P.O. Box 7948, 600 California Street, San Francisco, California 94120 or by calling (415) 616-1000. You can also obtain the COFI Index by calling (415) 616-2600 or by accessing the FHLB-SF Web site at www.fhlbsf.com. We do not intend this internet address to be an active link.
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not be adjusted to a rate that is more than five percentage points above or below the initial interest rate. Additionally, at any subsequent annual interest rate change date for the 5/1 uniform hybrid ARM, the mortgage interest rate may not be adjusted to a rate that is more than two percentage points above or below the previous mortgage interest rate. Finally, the lifetime cap for the 5/1 uniform hybrid ARM will not allow the mortgage interest rate to adjust to a rate that is more than five percentage points above the initial interest rate. We refer to the lifetime cap as the maximum mortgage interest rate. Furthermore, the mortgage interest rate for each of the ARMs in any uniform hybrid ARM pool may never decrease to less than the related mortgage margin. We call this the minimum mortgage interest rate.

     The uniform hybrid ARMs in a pool generally will not be assumable until the expiration of the initial fixed-rate period. See "YIELD, MATURITY, AND PREPAYMENT CONSIDERATIONS--Due-on-Sale Clause" above. The original terms of the uniform hybrid ARMs may range up to 30 years.

Fannie Majors

     Each Fannie Majors(R) pool is composed of a single mortgage type originated within 12 months of the issue date and usually exceeds $200 million at issuance. Some Fannie Majors pools are larger than $500 million. Fannie Majors pools are backed by fixed-rate, adjustable-rate, or balloon mortgages. Fannie Majors pools are generally larger and potentially more geographically diversified than non-Fannie Majors pools and contain mortgage loans typically delivered to us by multiple lenders. Fannie Majors pools are identified by the same set of prefixes assigned to single-lender pools.

Special Feature Mortgage Loans

     The following types of mortgage loans are sometimes treated separately in establishing loan pools. These loans may have either a fixed or an adjustable interest rate, and may have payment structures of one or more of the types described above with respect to fixed- and adjustable-rate loans.

     Relocation Loans

     Some employers enter into an agreement with a lender for the lender to make mortgage loans to one or more employees who are moving to a new job location. The mortgage loans are to finance the purchase of a home at the new job location. In general, these employees are highly mobile and expect to be relocated frequently. These loans may involve financial contribution by the employer, which can include subsidies and interest rate buydowns. We cannot estimate the future prepayment performance of relocation loans or how their performance might compare with that of loans that are not relocation loans. However, since the employer frequently has a financial interest in the loan, a beneficial change in the interest rate environment may cause the employer to encourage the employee to refinance the loan. We are not aware of any studies or statistics on the prepayment rates of relocation loans. In addition to the factors affecting loan prepayment rates in general, the prepayment of relocation loans depends on the circumstances of individual employees and employers and the characteristics of the specific relocation programs involved. Furthermore, a change in the economy or in the employer's business, such as an economic downturn or accelerated expansion of the employer's business, could cause an employer to suspend its relocation program or to move employees more frequently.

     If a pool contains more than 10% of relocation loans, the pool prefix and the prospectus supplement, in the case of fixed-rate pools, will indicate that the pool contains only relocation loans. Relocation loans also may be included in other pools. When this occurs, unless the prospectus supplement states otherwise, the relocation loans in such pools will not exceed 10%, by aggregate principal balance, of the pool on its issue date.

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     Cooperative Share Loans

     In some communities (particularly in the New York City metropolitan area), residents of residential units in multi-tenant housing projects own their dwellings through ownership in a cooperative housing corporation. Unlike borrowers under traditional mortgage loans, the borrowers do not buy the real estate but rather acquire interests in the cooperative housing corporation with rights to occupy their respective dwelling units.

     A cooperative share loan is secured by two things: the stock or certificate of membership (or other similar evidence of ownership) issued by the cooperative housing corporation to the borrower as tenant-stockholder or resident-member, and the proprietary lease, occupancy agreement or other similar agreement granting the borrower as tenant-stockholder or resident-member the right to occupy a particular dwelling unit in the housing project owned by the cooperative housing corporation. The borrower's ownership interest and occupancy rights are subject to restrictions on sale or transfer.

     In addition to making the monthly mortgage payment, the borrower generally must pay a proportional share of real estate taxes on the housing project and of any blanket mortgage loan payments owed by the cooperative housing corporation and secured by the housing project. If the borrower fails to do so, the cooperative housing corporation can terminate the borrower's occupancy rights. In addition, the borrower's occupancy rights are subordinate to the lien of any blanket mortgage loan on the housing project. If the corporation should default on its blanket mortgage loan, the holder of the corporation's blanket mortgage loan (which could be Fannie Mae, given that we purchase such blanket mortgage loans under our multifamily programs) could foreclose on the housing project and terminate the occupancy rights of the borrower. This increases the likelihood of a repurchase of the cooperative share loan out of the pool due to borrower default, and a resulting prepayment of principal on the related certificates.

     It is often the case that a single lender will have made several cooperative share loans to residents of the same housing project, and those loans may be included in the same pool. In that case, the certificateholders that have invested in the related series of certificates would be significantly at risk for multiple loan repurchases, and resulting prepayment of principal on the certificates, arising from a default by that particular cooperative housing corporation under its blanket mortgage loan.

     If a pool contains more than 10% of cooperative share loans, the pool prefix and the prospectus supplement, in the case of fixed-rate pools, will indicate that the pool contains only cooperative share loans. Cooperative share loans also may be included in other pools. When this occurs, unless the prospectus supplement states otherwise, the cooperative share loans in such pools will not exceed 10%, by aggregate principal balance, of the pool on its issue date.

     Buydown Mortgage Loans

     To induce people to buy homes, builders and sellers of homes, or other interested parties, including lenders, may agree to pay some of the costs of the loan, including subsidizing the monthly mortgage payments for an agreed period of time. This arrangement, which we refer to as a "buydown," may enable borrowers to qualify for loans, even though their available funds ordinarily would not enable them to do so.

     A pool may contain significant temporary interest rate buydown loans, which are buydowns of more than two percent (2%) below the note rate or a buydown that is extended for more than two years. If a pool contains more than 10% of significant temporary interest rate buydown loans, the pool prefix and the prospectus supplement, in the case of fixed-rate pools, will indicate that the pool contains only significant temporary interest rate buydown loans. Significant temporary interest rate buydown mortgage loans also may be included in other pools. If this occurs, unless the prospectus supplement states otherwise, significant temporary interest rate buydown mortgage loans in such pools will not exceed 10%, by aggregate principal balance, of the pool on its issue date.

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     "J" Prefix Pools

     If over 15% of the aggregate principal balance of a pool on its issue date is composed of at least two types of the three special feature mortgage loans described above (relocation loans, cooperative share loans, and buydown loans), we will designate the pool with a special "J" prefix. For example, if relocation mortgage loans constitute 9% and buydown mortgage loans constitute 8% of a pool, the pool will be designated with a "J" prefix, and the percentages of each category of mortgage loans will be included in the prospectus supplement. The "J" prefix also may be used to call attention to additional special disclosure characteristics that are included in a prospectus supplement for certain fixed-rate pools.

     Community Reinvestment Act Mortgage Loans

     Many lenders that sell loans to us are required to ensure that they meet the credit needs of their entire community, including low- and moderate-income neighborhoods, pursuant to the Community Reinvestment Act. Mortgage loans originated to meet the Community Reinvestment Act objectives are subject to our eligibility and underwriting criteria and policies as we may waive or modify them from time to time. In addition, the mortgaged properties may be concentrated in low-and moderate-income neighborhoods and localities. The prospectus supplement for certain pools may include loan-level details regarding the census tract information of the properties securing the mortgage loans, the borrowers' income levels and loan balances, or information on how and when these loan-level details can be obtained at a later time. An investor must make its own determination as to whether a particular pool meets the Community Reinvestment Act objectives or other objectives relevant to that particular investor.

     Reperforming Government Mortgage Loans

     Some pools are composed entirely of FHA and VA mortgage loans that were ninety days or more delinquent during the twelve months immediately prior to issuance of the certificates. The pool prefix or the prospectus supplement will indicate if this is the case. These loans are referred to as reperforming mortgage loans because all the mortgage loans in the pool will be current as of the date of issuance of the related certificates. Reperforming FHA and VA mortgage loans may experience more delinquencies and a faster rate of prepayment than mortgage loans without similar delinquency histories, although we have no statistical data to indicate if this is the case.

                          FANNIE MAE PURCHASE PROGRAM

     The mortgage loans we purchase must meet standards required by the law under which we were chartered, which we refer to as the Charter Act. These standards require that the mortgage loans be, in our judgment, of a quality, type and class consistent with the purchase standards imposed by private institutional mortgage investors. Consistent with those requirements, and with the purposes for which we were chartered, we establish eligibility criteria and policies for the mortgage loans we purchase, for the sellers from whom we purchase loans, and for the servicers who service our mortgage loans. See "FANNIE MAE," above, for information regarding the Charter Act and the charter purpose.

Selling and Servicing Guides

     Our eligibility criteria and policies, summarized below, are set forth in our Selling and Servicing Guides (Guides) and updates and amendments to these Guides. We amend our Guides and our eligibility criteria and policies from time to time. This means it is possible that not all the mortgage loans in a particular pool will be subject to the same eligibility standards. It also means that the standards described in the Guides may not be the same as the standards that applied when loans in a particular pool were originated. We also may waive or modify our eligibility and loan underwriting requirements or policies when we purchase mortgage loans.

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Mortgage Loan Eligibility Standards--Conventional Loans

     Dollar Limitations

     The Charter Act requires that we establish maximum original principal balance dollar limitations for the conventional loans that we purchase. These limitations, which we refer to as our conforming loan limits, typically are adjusted annually. As of January 1, 2004, our conforming loan limit for conventional loans secured by first liens on residences containing one dwelling unit is $333,700, except for mortgage loans secured by property in Alaska, Guam, Hawaii or the Virgin Islands where it is $500,550. Our conforming loan limit as of January 1, 2004 for conventional loans secured by first liens on residences containing two dwelling units is $427,150, three dwelling units is $516,300 and four dwelling units is $641,650, except for mortgage loans secured by property in Alaska, Guam, Hawaii or the Virgin Islands where for two dwelling units it is $640,725, for three dwelling units it is $774,450 and for four dwelling units it is $962,475. Our conforming loan limit for mortgage loans secured by subordinate liens on single-family one- to four-unit residences is 50% of the amount for first lien loans secured by one unit residences, or, as of January 1, 2004, $166,850, except in Alaska, Guam, Hawaii and the Virgin Islands, where it is $250,275. In addition, the aggregate original principal balance of all the mortgage loans we own that are secured by the same residence cannot exceed the amount of our first lien conforming loan limit for single-family one- to four-unit residences. Aside from the limits imposed under the Charter Act, we may, from time to time, impose maximum dollar limitations on specific types of mortgage loans that we purchase.

     Loan-to-Value Ratios

     The Charter Act requires that we obtain credit enhancement whenever we purchase a conventional mortgage loan secured by a single-family one- to four-unit residence with a loan-to-value ratio over 80%. The credit enhancement may take several forms, including mortgage insurance issued by an insurer acceptable to us covering the amount in excess of 80%, repurchase arrangements with the seller of the mortgage loans, and seller-retained participation interests. In our discretion, we may impose credit enhancement requirements that are more restrictive than those of the Charter Act.

     Our loan-to-value ratio requirements for loans we purchase vary depending upon a variety of factors which, for example, can include the type of loan, the loan purpose, loan amount, number of dwelling units in the property securing the loan, repayment terms and borrower credit history. Depending upon these factors, the loan-to-value ratio can be as high as 100%.

     Underwriting Guidelines

     We have established underwriting guidelines for mortgage loans that we purchase. These guidelines are designed to provide a comprehensive analysis of the characteristics of a borrower and a mortgage loan, including such factors as the borrower's credit history, the purpose of the loan, the property value and the loan amount.

     We review and change our underwriting guidelines, from time to time, including expanding our underwriting criteria in order to make home loans more accessible to borrowers who are members of groups that have been underserved by mortgage lenders, including low and moderate income families, people with no prior credit history and those with less than perfect credit history, rural residents and people with special housing needs. In our discretion, we may grant waivers from our underwriting guidelines when we purchase any particular mortgage loan.

Mortgage Loan Eligibility Standards--Government Insured Loans

     Dollar Limitations

     The Charter Act sets no maximum dollar limitations on the loans that we can purchase if the loans are government loans.

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     The maximum loan amount for FHA-insured single-family mortgage loans is established by statute. As of January 1, 2004, the basic maximum loan amount for most FHA-insured single-family mortgage loans is $160,176 for a one-unit dwelling, $205,032 for a two-unit dwelling, $247,824 for a three-unit dwelling, and $307,992 for a four-unit dwelling. In high-cost areas, as designated by HUD/ FHA, the maximum loan amount may be increased up to $290,319 for a one-unit dwelling, $371,621 for a two-unit dwelling, $449,181 for a three-unit dwelling, and $558,236 for a four-unit dwelling. In addition, the maximum loan amount for FHA-insured mortgages secured by property located in Alaska, Guam, Hawaii or the Virgin Islands may be adjusted up to 150% of HUD/FHA's high-cost area limits. We purchase FHA mortgages up to the maximum original principal amount that the FHA will insure for the area in which the property is located.

     The VA does not establish a maximum loan amount for VA guaranteed loans secured by single-family one- to four-unit properties. We will purchase VA mortgages up to our current maximum original principal amount for conforming loans secured by similar one- to four-unit properties.

     The RHS has no maximum dollar limit for loans it guarantees. We will purchase RHS mortgages up to our current maximum original principal amount for conforming loans secured by similar one- to four-unit properties.

     Loan-to-Value Ratios

     The maximum loan-to-value ratio for FHA-insured and VA-guaranteed mortgage loans we purchase is the maximum established by the FHA or VA for the particular program under which the mortgage was insured or guaranteed. The maximum loan-to-value ratio for RHS guaranteed mortgage loans we purchase is 100%.

     Underwriting Guidelines

     FHA-insured, VA-guaranteed and RHS mortgage loans that we purchase must be originated in accordance with the applicable requirements and underwriting standards of the agency providing the insurance or guaranty. Each insured or guaranteed loan that we purchase must have in effect a valid mortgage insurance certificate or loan guaranty certificate. In the case of VA loans, the unguaranteed portion of the VA loan amount cannot be greater than 75% of the purchase price of the property or 75% of the VA's valuation estimate, whichever is less.

Seller and Servicer Eligibility

     Before we approve a company to become a seller or servicer for us, we require that it demonstrate to our satisfaction the following:

     - that it has a proven ability to originate or service, as applicable, the type of mortgages for which our approval is being requested;

     - that it employs a staff with adequate experience in that area;

     - that it has as one of its principal business purposes the origination or servicing, as applicable, of residential mortgages;

     - that it is properly licensed, or otherwise authorized, to originate, sell or service, as applicable, residential mortgages in each of the jurisdictions in which it does business;

     - that its financial condition is acceptable to us;

     - that it has quality control and management systems to evaluate and monitor the overall quality of its loan production and servicing activities; and

     - that it is covered by a fidelity bond and errors and omissions insurance acceptable to us.

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     We enter into a written mortgage selling and servicing contract with each seller and servicer we approve, under which, among other things, such seller and/or servicer agrees to maintain the foregoing attributes to our satisfaction.

Servicing Arrangements

     We are responsible for servicing and administering the mortgage loans. We may contract with other entities to perform those functions under our supervision and on our behalf. Often, the entity with whom we contract is the seller that sold the loans to us. Even if we hire a servicer, we will remain responsible to certificateholders for all the servicing and administrative functions related to the mortgage loans.

     Servicers must meet the eligibility standards and performance obligations in our Guides. All servicers are obligated to perform diligently all services and duties customary to servicing mortgage loans. We monitor the servicer's performance and we have the right to remove any servicer at any time we consider its removal to be in the certificateholders' best interest. Duties performed by the servicer include general loan servicing responsibilities, collection and remittance of payments on the mortgage loans, administration of mortgage escrow accounts, collection of insurance claims and foreclosure, if necessary.

Servicing Compensation and Payment of Certain Expenses

     Unless otherwise stated in the prospectus supplement, each month we retain the portion of interest collected on the loans that is not required to be paid to certificateholders to pay various expenses of the trust, including the amount of the fee payable to the servicer and the fee payable to us for providing our guaranty. We also retain prepayment premiums, assumption fees, late payment charges and other similar charges, to the extent they are collected from borrowers, as additional servicing compensation unless the prospectus supplement states otherwise. We pay all the expenses we incur in connection with our servicing responsibilities, including (but not limited to) fees for any party with whom we contract to service the mortgage loans on our behalf. We are not entitled to reimbursement for such expenses from the related trust fund except for our servicing compensation and guaranty fees described above.

Seller Representations and Warranties

     Our sellers make representations and warranties to us about the mortgage loans we purchase. In general, the representations and warranties relate to:

     - compliance with our eligibility standards and with our underwriting guidelines;

     - characteristics of the mortgage loans in each pool;

     - compliance with applicable federal and state laws and regulations in the origination of the loans, including consumer protection laws;

     - compliance with all applicable laws and regulations related to authority to do business in the jurisdiction where a mortgaged property is located;

     - our acquisition of loans free and clear of any liens;

     - validity and enforceability of the loan documents; and

     - the lien position of the mortgage.

     We rely on these representations and warranties at the time of purchase to ensure that loans meet our eligibility standards. After purchase, we perform random quality control reviews of selected loans to monitor compliance with our guidelines, our eligibility standards and applicable laws and regulations. We can require a seller or servicer to repurchase a loan if we find a breach of warranties and representations. For a discussion of how these repurchases can affect the performance of the
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certificates, see "RISK FACTORS--PREPAYMENT FACTORS--Property/Credit--We could withdraw some mortgage loans from the pool due to a breach of representations and warranties, accelerating the rate at which you receive your return of principal," above.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The certificates and payments on the certificates generally are subject to taxation. Therefore, you should consider the tax consequences of holding a certificate before you acquire one. The following discussion describes certain U.S. federal income tax consequences to beneficial owners of certificates. The discussion is general and does not purport to deal with all aspects of federal taxation that may be relevant to particular investors. This discussion may not apply to your particular circumstances for various reasons including the following:

     - This discussion reflects federal tax laws in effect as of the date of this prospectus. Changes to any of these laws after the date of this prospectus may affect the tax consequences discussed below.

     - This discussion addresses only certificates acquired by beneficial owners at original issuance and held as capital assets (generally, property held for investment).

     - This discussion does not address tax consequences to beneficial owners subject to special rules, such as dealers in securities, certain traders in securities, banks, tax-exempt organizations, life insurance companies, persons that hold certificates as part of a hedging transaction or as a position in a straddle or conversion transaction, or persons whose functional currency is not the U.S. dollar.

     - This discussion may be supplemented by a discussion in any applicable prospectus supplement.

     - This discussion does not address taxes imposed by any state, local or foreign taxing jurisdiction.

     For these reasons, you should consult your own tax advisors regarding the federal income tax consequences of holding and disposing of certificates as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

     For purposes of this discussion, the term mortgage loan, in the case of a participation interest, means the interest in the underlying mortgage loan represented by that participation interest; and in applying a federal income tax rule that depends on the origination date of a mortgage loan or the characteristics of a mortgage loan at its origination in such a case, the term mortgage loan means the underlying mortgage loan and not the participation interest.

Internal Revenue Service Guidance Regarding the Certificates

     In Revenue Ruling 84-10, 1984-1 C.B. 155, the Internal Revenue Service set forth certain federal income tax consequences relating to investments in the certificates issued with respect to a pool. Pursuant to Revenue Ruling 84-10, a pool will not be classified as an association taxable as a corporation for federal income tax purposes. Instead, a pool will be classified as a trust under subpart E of part I of subchapter J of the Internal Revenue Code of 1986, as amended (the "Code"), and each beneficial owner of a certificate will be considered to be the beneficial owner of a pro rata undivided interest in each of the mortgage loans included in that particular pool.

     Although Revenue Ruling 84-10 does not specifically address participation interests in mortgage loans, other IRS pronouncements clearly indicate that the holdings of Revenue Ruling 84-10 are equally applicable to a certificate backed by a pool consisting (in whole or in part) of participation interests. Revenue Ruling 84-10 also does not contemplate (i) the mandatory repurchase of ARMs from pools pursuant to a borrower's exercise of an option to convert an ARM to a fixed-rate mortgage loan, (ii) the difference between the biweekly payments of interest received under biweekly loans from mortgagors and the monthly payments of interest made to beneficial owners of certificates, or (iii) the

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differences between the principal and interest amounts received from mortgagors under mortgage loans that provide for the daily accrual of interest and the monthly payments of principal and interest made to beneficial owners of certificates. However, our special tax counsel, Arnold & Porter LLP, has rendered an opinion to us that the conclusions of Revenue Ruling 84-10 will be applicable to ARM pools and biweekly mortgage pools and pools that include mortgage loans providing for the daily accrual of interest.

Application of Revenue Ruling 84-10

     Pursuant to the holdings of Revenue Ruling 84-10, a beneficial owner of a particular issue of certificates must report on its federal income tax return its pro rata share of the entire income from each mortgage loan in that particular pool, consistent with the beneficial owner's method of accounting. The items of income from a mortgage loan include interest, original issue discount (discussed below), prepayment premiums, assumption fees and late payment charges, plus any amount paid by us as interest under our guaranty. A beneficial owner can deduct its pro rata share of the expenses of the trust as provided in section 162 or section 212 of the Code, consistent with its method of accounting and subject to the discussion below.

     A beneficial owner must also allocate its basis in a certificate among the mortgage loans included in that pool in proportion to the relative fair market values of those mortgage loans. If the basis allocated to a mortgage loan is less than the principal amount of that mortgage loan, the beneficial owner may have market discount with respect to that mortgage loan, and if the basis exceeds the principal amount, the beneficial owner may have premium with respect to that mortgage loan. (Market discount and premium are discussed below.)

     Original Issue Discount

     Certain mortgage loans may be issued with original issue discount within the meaning of section 1273(a) of the Code. Original issue discount generally arises only with respect to ARMs that provide for an incentive interest rate (sometimes referred to as a teaser rate) or mortgage loans, including ARMs, that provide for the deferral of interest. If a mortgage loan is issued with original issue discount, a beneficial owner must include the original issue discount in income as it accrues, generally in advance of the receipt of cash attributable to such income.

     Market Discount

     A beneficial owner that acquires a mortgage loan for less than its principal amount generally has market discount in the amount of the difference between the principal amount and the beneficial owner's basis in that mortgage loan. In general, three consequences arise if a beneficial owner acquires an interest in a mortgage loan with market discount. First, the beneficial owner must treat any principal payment with respect to a mortgage loan acquired with market discount as ordinary income to the extent of the market discount that accrued while such beneficial owner held an interest in that mortgage loan. Second, the beneficial owner must treat gain on the disposition or retirement of such a certificate as ordinary income under the circumstances discussed below under "--Sales and Other Dispositions of Certificates." Third, a beneficial owner that incurs or continues indebtedness to acquire a certificate at a market discount may be required to defer the deduction of all or a portion of the interest on the indebtedness until the corresponding amount of market discount is included in income. Alternatively, a beneficial owner may elect to include market discount in income on a current basis as it accrues, in which case the three consequences discussed above will not apply. If a beneficial owner makes this election, the beneficial owner must also apply the election to all debt instruments acquired by the beneficial owner on or after the beginning of the first taxable year to which the election applies. A beneficial owner may revoke the election only with the consent of the IRS.

     A beneficial owner must determine the amount of accrued market discount for a period using a straight-line method, based on the maturity of the mortgage loan, unless the beneficial owner elects to

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determine accrued market discount using a constant yield method. The IRS has authority to provide regulations for determining the accrual of market discount in the case of debt instruments, including mortgage loans, that provide for more than one principal payment, but has not yet issued such regulations. In addition, the legislative history to the Tax Reform Act of 1986 states that market discount on certain types of debt instruments may be treated as accruing in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest. You should consult your own tax advisors regarding the method a beneficial owner should use to determine accrued market discount.

     Notwithstanding the above rules, market discount on a mortgage loan is considered to be zero if the discount is less than 0.25 percent of the principal balance of the mortgage loan multiplied by the number of complete years from the date the beneficial owner acquires an interest in the mortgage loan to the maturity of the mortgage loan (referred to as the market discount de minimis amount). The IRS has authority to provide regulations to adjust the computation of the market discount de minimis amount in the case of debt instruments, including mortgage loans, that provide for more than one principal payment, but has not yet issued such regulations. The IRS could assert, nonetheless, that the market discount de minimis amount should be calculated using the remaining weighted average life of a mortgage loan rather than its final maturity. You should consult your own tax advisors regarding the ability to compute the market discount de minimis amount based on the final maturity of a mortgage loan.

     Premium

     A beneficial owner that acquires a mortgage loan for more than its principal amount generally has premium with respect to that mortgage loan in the amount of the excess. In that event, the beneficial owner may elect to treat the premium as amortizable bond premium. This election is available only with respect to an undivided interest in a mortgage loan that was originated after September 27, 1985. If the election is made, a beneficial owner must also apply the election to all debt instruments the interest on which is not excludible from gross income (fully taxable bonds) held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all fully taxable bonds thereafter acquired by the beneficial owner. A beneficial owner may revoke the election only with the consent of the IRS.

     If a beneficial owner makes this election, the beneficial owner reduces the amount of any interest payment that must be included in the beneficial owner's income by the portion of the premium allocable to the period based on the mortgage loan's yield to maturity. Correspondingly, a beneficial owner must reduce its basis in the mortgage loan by the amount of premium applied to reduce any interest income. The amount of premium to be allocated among the interest payments on an ARM is determined by reference to an equivalent fixed-rate debt instrument constructed as of the date the beneficial owner acquires an interest in the ARM.

     If a beneficial owner does not elect to amortize premium, (i) the beneficial owner must include the full amount of each interest payment in income, and (ii) the premium must be allocated to the principal distributions on the mortgage loan and, when each principal distribution is received, a loss equal to the premium allocated to that distribution will be recognized. Any tax benefit from premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the certificate. See "--Sales and Other Dispositions of Certificates."

     Accrual Method Election

     A beneficial owner may elect to include in income its entire return on a mortgage loan (i.e., the excess of all remaining payments to be received on the mortgage loan over the amount of the beneficial owner's basis in the mortgage loan) based on the compounding of interest at a constant yield. Such an election for a mortgage loan with amortizable bond premium (or market discount) will result in a deemed election to amortize premium for all the beneficial owner's debt instruments with amortizable

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bond premium (or to accrue market discount currently for all the beneficial owner's debt instruments with market discount) as discussed above.

     Expenses of the Trust

     A beneficial owner's ability to deduct its share of the fee payable to the servicer, the fee payable to us for providing our guaranty and other expenses to administer the pool is limited under section 67 of the Code in the case of (i) estates and trusts, and (ii) individuals owning an interest in a certificate directly or through an investment in a pass-through entity (other than in connection with such individual's trade or business). Pass-through entities include partnerships, S corporations, grantor trusts, certain limited liability corporations and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies.

     Generally, a beneficial owner can deduct its share of these costs only to the extent that these costs, when aggregated with certain of the beneficial owner's other miscellaneous itemized deductions, exceed two percent of the beneficial owner's adjusted gross income. For this purpose, an estate or nongrantor trust computes adjusted gross income in the same manner as in the case of an individual, except that deductions for administrative expenses of the estate or trust that would not have been incurred if the property were not held in such trust or estate are treated as allowable in arriving at adjusted gross income.

     In addition, section 68 of the Code may provide for certain limitations on itemized deductions otherwise allowable for a beneficial owner who is an individual. Further, a beneficial owner may not be able to deduct any portion of these costs in computing its alternative minimum tax liability.

Sales and Other Dispositions of Certificates

     Upon the sale, exchange or other disposition of a certificate, the beneficial owner generally will recognize gain or loss equal to the difference between the amount realized upon the disposition and the beneficial owner's adjusted basis in the certificate. The adjusted basis of a certificate generally will equal the cost of the certificate to the beneficial owner, increased by any amounts of original issue discount and market discount included in the beneficial owner's gross income with respect to the certificate, and reduced by distributions on the certificate previously received by the beneficial owner as principal and by any premium that has reduced the beneficial owner's interest income with respect to the certificate. Any such gain or loss generally will be capital gain or loss, except (i) as provided in section 582(c) of the Code (which generally applies to banks) or (ii) to the extent any gain represents original issue discount or accrued market discount not previously included in income (to which extent such gain would be treated as ordinary income). Any capital gain (or loss) will be long-term capital gain (or loss) if at the time of disposition the beneficial owner held the certificate for more than one year. The ability to deduct capital losses is subject to limitations.

     The Taxpayer Relief Act of 1997 amended section 1271 of the Code to provide that amounts received by a beneficial owner on retirement of any mortgage loan of a natural person are considered to be amounts received in exchange therefor. The legislation applies to mortgage loans originated after June 8, 1997, and any interest in a mortgage loan acquired after June 8, 1997. The application of section 1271 to a retirement of a mortgage loan that was acquired at a discount is unclear, and you should consult your own tax advisors regarding the application of section 1271 to a certificate in such a case.

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Special Tax Attributes

     In Revenue Ruling 84-10, the IRS ruled on the status of the certificates under specific sections of the Code. In particular, the IRS ruled as follows:

     1. A Certificate owned by a domestic building and loan association is considered as representing loans secured by an interest in real property within the meaning of section 7701(a)(19)(C)(v) of the Code, provided the real property underlying each mortgage loan is (or, from the proceeds of the mortgage loans, will become) the type of real property described in that section of the Code.

     2. A certificate owned by a real estate investment trust is considered as representing real estate assets within the meaning of section 856(c)(5)(B) of the Code, and the interest income is considered interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code.

     If a certificate represents an interest in a pool that contains a cooperative share loan, an escrow mortgage loan, a buydown loan, a government loan, or a loan secured by a manufactured home, you should also consider the following tax consequences applicable to an undivided interest in those loans.

     Cooperative Share Loans

     The IRS has ruled that a cooperative share loan will be treated as a loan secured by an interest in real property, within the meaning of section 7701(a)(19)(C)(v) of the Code, provided that the dwelling unit that the cooperative's stock entitles the tenant-shareholder to occupy is to be used as a residence. The IRS also has ruled that stock in a cooperative qualifies as an interest in real property within the meaning of section 856(c)(5)(C) of the Code. Accordingly, interest on cooperative share loans qualifies as interest on obligations secured by mortgages on interests in real property for purposes of section 856(c)(3)(B) of the Code.

     Escrow Mortgage Loans

     In certain cases, a mortgage loan may be secured by additional collateral consisting of an escrow account held with a financial institution, referred to as an escrow mortgage loan. The escrow account could consist of an interest rate buydown account that meets the requirements of our Selling Guide or any other escrow account described in the related prospectus supplement. A beneficial owner's investment in an escrow mortgage loan generally should be treated as a loan secured by an interest in real property within the meaning of section 7701(a)(19)(C)(v) of the Code, provided the escrow account does not represent an account with the beneficial owner. In addition, an investment in an escrow mortgage loan by a real estate investment trust generally should be treated in its entirety as a real estate asset within the meaning of section 856(c)(5)(B) of the Code, provided the fair market value of the real property securing the escrow mortgage loan equals or exceeds the principal amount of such escrow mortgage loan at the time the real estate investment trust makes a commitment to acquire a certificate. Because of uncertainties regarding the tax treatment of escrow mortgage loans, you should consult with your tax advisors concerning the federal income tax treatment of investments in escrow mortgage loans.

     Buydown Loans

     Sometimes a lender, builder, seller or other third party may provide the funds for the interest rate buydown accounts that secure certain escrow mortgage loans, sometimes referred to as buydown loans. Under our Selling Guide, the borrower is liable for the entire payment on a buydown loan, without offset by any payments due from the buydown account. Accordingly, we plan to treat buydown loans entirely as the obligation of the borrower.

     The IRS could take the position, however, that a buydown loan should be treated as if the borrower were obligated only to the extent of the net payment after application of the interest rate
                                        47
buydown account. If the IRS were able to maintain this position successfully, a beneficial owner of a buydown loan would be treated as holding two instruments: one representing the lender's rights with respect to the buydown account, and the other representing the borrower's debt to the extent of the net payment by the borrower. With respect to the instrument represented by the borrower's debt, this treatment would require the beneficial owner to accelerate the recognition of a portion of the interest payable after the buydown period. Moreover, during the buydown period and to the extent of the buydown account, the rulings described above regarding sections 856(c)(3)(B), 856(c)(5)(B) and 7701(a)(19)(C)(v) of the Code would be inapplicable. Because of uncertainties regarding the tax treatment of buydown loans, you should consult with your tax advisors concerning the federal income tax treatment of investments in buydown loans.

     Government Mortgage Loans

     Because generally information is not available with respect to the loan-to-value ratios of government mortgage loans contained in pools denoted by prefix GA, GL, GO, TJ, TK, TQ or TT, no representations can be made regarding the qualification of such loans under sections 856(c)(3)(B), 856(c)(5)(B) and 7701(a)(19)(C)(v) of the Code.

     Loans Secured by Manufactured Homes

     For certain purposes of the Code, a mortgage loan secured by a manufactured home is treated as secured by an interest in real property if the manufactured home satisfies the conditions set forth in section 25(e)(10) of the Code. That section requires a manufactured home to have a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and to be of a kind customarily used at a fixed location. Although Revenue Ruling 84-10 does not specifically refer to mortgage loans secured by manufactured homes, the conclusions discussed above regarding sections 856(c)(3)(B), 856(c)(5)(B) and 7701(a)(19)(C)(v) of the Code should be applicable to a beneficial owner's investment in a mortgage loan that is secured by property described in section 25(e)(10). With respect to mortgage loans secured by manufactured homes, the conditions of section 25(e)(10) will be satisfied.

Mortgage Loan Servicing

     The IRS issued guidance on the tax treatment of mortgage loans in cases in which the fee retained by the servicer of the mortgage loans exceeds what is established under tax law to be reasonable compensation for the services to be performed. This guidance is directed primarily to servicers and, in most cases, should not have a significant effect on beneficial owners of mortgage loans.

     Under the IRS guidance, if a servicing fee on a mortgage loan is determined to exceed reasonable compensation, the payments of the excess servicing fee are treated as a series of stripped coupons and the mortgage loan is treated as a stripped bond within the meaning of section 1286 of the Code. In general, if a mortgage loan is treated as a stripped bond, any discount with respect to that mortgage loan will be treated as original issue discount. Any premium with respect to such a mortgage loan may be treated as amortizable bond premium regardless of the date the mortgage loan was originated, because a stripped bond is treated as originally issued on the date a beneficial owner acquires the stripped bond. See "--Application of Revenue Ruling 84-10--Premium." In addition, the excess portion of servicing compensation will be excluded from the income of owners and thus will not be subject to the limitations on the deductibility of miscellaneous itemized deductions. See "--Application of Revenue Ruling 84-10--Expenses of the Trust."

     A mortgage loan is effectively not treated as a stripped bond, however, if the mortgage loan meets either the 100 basis point test or the de minimis test. A mortgage loan meets the 100 basis point test if the total amount of servicing compensation on the mortgage loan does not exceed reasonable compensation for servicing by more than 100 basis points. A mortgage loan meets the de minimis test if (i) the discount at which the mortgage loan is acquired is less than
0.25 percent of the remaining
principal balance of the mortgage loan multiplied by its weighted average remaining life; or (ii) in the case of wholly self-amortizing mortgage loans, the acquisition discount is less than 1/6 of one percent times the number of whole years to final stated maturity. In addition, servicers are given the opportunity to elect to treat mortgage servicing fees up to a specified number of basis points (which depends on the type of mortgage loans) as reasonable servicing. No guidance has been provided as to the effect, if any, of such safe harbors and any elections thereunder on beneficial owners of mortgage loans.

     The IRS guidance contains a number of ambiguities. For example, it is not clear whether the rules described above are to be applied on an individual loan or an aggregate basis. You should consult your tax advisors about the IRS guidance and its application to investments in the certificates.

Information Reporting and Backup Withholding

     With each distribution, we will furnish to each certificateholder a statement setting forth the portions of such distribution allocable to principal and to interest. In addition, we will furnish or make available, within a reasonable time after the end of each calendar year, to each certificateholder who at any time during such year received a distribution from us, a statement setting forth that holder's pro rata share of income and administrative expense for such calendar year.

     Payments of interest and principal, as well as payments of proceeds from the sale of certificates, may be subject to the backup withholding tax under section 3406 of the Code if the recipient of the payment is not an exempt recipient and fails to furnish certain information, including its taxpayer identification number, to us or our agent, or otherwise fails to establish an exemption from such tax. Any amounts deducted and withheld from such a payment would be allowed as a credit against the beneficial owner's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a holder or owner who is required to supply information but who does not do so in the proper manner.

Foreign Investors

     Additional rules apply to a beneficial owner that is not a U.S. Person (a "Non-U.S. Person"). "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one U.S. Person has the authority to control all substantial decisions of the trust.

     Payments on a certificate made to, or on behalf of, a beneficial owner that is a Non-U.S. Person generally will be exempt from U.S. federal income and withholding taxes, provided the following conditions are satisfied:

     - the beneficial owner does not hold the certificate in connection with its conduct of a trade or business in the United States;

     - the beneficial owner is not, with respect to the United States, a personal holding company or a corporation that accumulates earnings in order to avoid U.S. federal income tax;

     - the beneficial owner is not a U.S. expatriate or former U.S. resident who is taxable in the manner provided in section 877(b) of the Code;

     - the beneficial owner is not an excluded person (i.e., a 10-percent shareholder of Fannie Mae within the meaning of section 871(h)(3)(B) of the Code or a controlled foreign corporation related to Fannie Mae within the meaning of section 881(c)(3)(C) of the Code);

     - the beneficial owner signs a statement under penalties of perjury certifying that it is a Non-U.S. Person or, in the case of an individual, that the beneficial owner is neither a citizen nor resident of the United States, and provides the name, address and taxpayer identification number, if any, of the beneficial owner;

     - the last U.S. Person in the chain of payment to the beneficial owner (the withholding agent) receives such non-U.S. beneficial ownership statement from the beneficial owner or a financial institution holding on behalf of the beneficial owner and does not have actual knowledge that such statement is false; and

     - the certificate represents an undivided interest in a pool of mortgage loans all of which were originated after July 18, 1984.

     That portion of interest income of a beneficial owner who is a Non-U.S. Person on a certificate that represents an interest in one or more mortgage loans originated before July 19, 1984 will be subject to a U.S. withholding tax at the rate of 30 percent or lower treaty rate, if applicable. Regardless of the date of origination of the mortgage loans, backup withholding will not apply to payments made to a beneficial owner that is a Non-U.S. Person if the beneficial owner or a financial institution holding on behalf of the beneficial owner provides a non-U.S. beneficial ownership statement to the withholding agent.

     A non-U.S. beneficial ownership statement may be made on an IRS Form W-8BEN or a substantially similar substitute form. The beneficial owner or financial institution holding on behalf of the beneficial owner must inform the withholding agent of any change in the information on the statement within 30 days of such change. In all cases, the withholding agent must file the Form W-8BEN or substitute form with the IRS.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act ("ERISA") or section 4975 of the Code imposes requirements on employee benefit plans subject to ERISA (such as employer-sponsored retirement plans) and upon other types of benefit plans and arrangements subject to section 4975 of the Code (such as individual retirement accounts). ERISA and the Code also impose these requirements on some entities in which these benefit plans or arrangements invest. We refer to these plans, arrangements and entities, collectively, as plans. Any person who is a fiduciary of a plan also is subject to the requirements imposed by ERISA and the Code. Before a plan invests in any certificate, the plan fiduciary must consider whether the governing instruments for the plan permit the investment, whether the certificates are a prudent and appropriate investment for the plan under its investment policy and whether such an investment might result in a transaction prohibited under ERISA or the Code for which no exemption is available.

     The U.S. Department of Labor has issued a regulation covering the acquisition by a plan of a guaranteed governmental mortgage pool certificate, defined to include certificates which are backed by, or evidencing an interest in, specified mortgages or participation interests therein and are guaranteed by Fannie Mae, as to the payment of interest and principal. Under the regulation, investment by a plan in a guaranteed governmental mortgage pool certificate does not cause the assets of the plan to include the mortgage loans underlying the certificate or cause the sponsor, trustee and other servicers of the mortgage pool to be subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA or section 4975 of the Code in providing services with respect to the mortgages in the pool. Our counsel, Hunton & Williams LLP, has advised us that the certificates qualify under the definition of guaranteed governmental mortgage pool certificates and, as a result, the purchase and holding of certificates by plans will not cause the underlying mortgage loans or the assets of Fannie Mae to be subject to the fiduciary requirements of ERISA or to the prohibited transaction provisions of ERISA and the Code merely by reason of that plan's holding of a certificate. However, investors should consult with their own counsel regarding the ERISA eligibility of certificates they may purchase.

                                 LEGAL OPINION

     If you purchase certificates, we will send you, upon request, an opinion of our general counsel (or one of our deputy general counsels) as to the validity of the certificates, the issue supplement and the trust indenture for that issue.

                                   Exhibit A
                Frequently Used Single-Family MBS Pool Prefixes

     Below is a listing of some of the most frequently used pool prefixes. For a complete listing and description of pool prefixes, please refer to our corporate Web site at www.fanniemae.com.

           AS..........  Conventional adjustable-rate mortgages.
BL..........  Conventional long term, level payment biweekly mortgages, maturing or due in 30 years or less.
CA..........  Conventional long term, level payment mortgages; assumable.
CI..........  Conventional intermediate term, level payment mortgages;
              maturing or due in 15 years or less.
CL..........  Conventional long term, level payment mortgages; maturing or due in 30 years or less.
CN..........  Conventional short term, level payment mortgages; maturing or due in 10 years or less.
CT..........  Conventional intermediate term, level payment mortgages;
              maturing or due in 20 years or less.
CX..........  Conventional balloon, level payment mortgages; maturing or due in 7 years or less.
GA..........  Government, adjustable-rate mortgages.
GL..........  Government, level payment mortgages; maturing or due in 30 years or less.
GO..........  Government, level payment mortgages; each pool is comprised entirely of loans which were delinquent for 90 days or more during the 12 months prior to the pool issue date. All loans are current as of the pool issue date.
K0..........  Conventional, long term, level payment mortgages; maturing or due in greater than 15 years but less than or equal to 30 years. The pool issue balance is comprised entirely of loans that have a 3-year prepayment premium provision.
JI..........  Conventional, intermediate-term, level payment mortgages;
              maturing or due in fifteen (15) years or less. Either: (1) more than fifteen percent (15%) of pool issue balance is comprised of loans with more than one special product characteristic (as defined in the Fannie Mae Selling and Servicing Guides) or (2) more than ten percent (10%) of pool issue balance is comprised of loans with one or more other unique characteristics. See individual prospectus supplement for details.
JL..........  Conventional, long term, level payment mortgages; initial terms greater than fifteen (15) years. Either: (1) more than fifteen percent (15%) of pool issue balance is comprised of loans with more than one special product characteristic (as defined in the Fannie Mae Selling and Servicing Guides) or
              (2) more than ten percent (10%) of pool issue balance is comprised of loans with one or more other unique characteristics. See individual prospectus supplement for details.
K1..........  Conventional, intermediate term, level payment mortgages;
              maturing or due in 15 years or less. The pool issue balance is comprised entirely of loans that have a 3-year prepayment premium provision.
KI..........  Conventional, intermediate term, level payment mortgages;
              maturing or due in 15 years or less. The pool issue balance is comprised entirely of loans that have a prepayment premium provision.
KL..........  Conventional, long term, level payment mortgages; maturing or due in 30 years or less. The pool issue balance is comprised entirely of loans that have a prepayment premium provision.
LA..........  Adjustable-Rate Mortgage; Single-Family; uniform 5/1 hybrid;
              indexed to the one-year Wall Street Journal London Interbank Offered Rate (LIBOR); five-year initial fixed period; 5 percent cap initial interest rate adjustment, 2 percent cap subsequent interest rate adjustments, with a 5 percent lifetime cap. Minimum servicing of 12.5 basis points; stated MBS pool accrual rate in initial fixed period and stated MBS margin.

LB..........  Adjustable-rate mortgages, LIBOR, lifetime caps are pool specific.
RE..........  Conventional long term, level payment relocation mortgages.
W2..........  Adjustable-rate mortgages; 1-year CMT; 2% per interest rate adjustment; lifetime caps are pool specific.
WC..........  Adjustable-rate mortgages; 1-year CMT; 2% per interest rate adjustment; lifetime caps are pool specific. Convertible to a fixed rate any month beginning on the first interest rate change date and ending on the fifth interest rate change date.
WD..........  Adjustable-rate mortgages; 1-year CMT; extended fixed initial period; annual changes thereafter; various caps at first adjustment; 2% per interest rate adjustment thereafter; lifetime caps are pool specific.
WE..........  Adjustable-rate mortgages; COFI adjustable monthly; lifetime caps are pool specific.
WS..........  Conventional adjustable-rate mortgages; includes a wide variety of ARM types and indices.
WT..........  Adjustable-rate mortgages; six-month CD; semi-annual rate/payment change; 1% per interest rate adjustment; lifetime caps are pool specific; convertible to a fixed rate any month beginning on the second interest rate change date and ending on the tenth interest rate change date.

                                                                       Exhibit B

ALL INFORMATION IN THIS EXHIBIT IS FOR ILLUSTRATIVE PURPOSES ONLY AND SHOULD NOT BE DEEMED TO REPRESENT ANY ACTUAL ISSUANCE. FURTHERMORE, CERTAIN INFORMATION WILL ONLY BE APPLICABLE TO ADJUSTABLE-RATE MORTGAGES. PLEASE SEE THE POOL STATISTICS METHODOLOGY SECTION FOLLOWING THIS SAMPLE FOR FURTHER INFORMATION ON THE POOL STATISTICS DISCLOSED BY THIS SAMPLE PROSPECTUS SUPPLEMENT.

                                   FANNIE MAE
                       MORTGAGE-BACKED SECURITIES PROGRAM
                  SUPPLEMENT TO PROSPECTUS DATED JULY 01, 2004

                                 $1,167,254.00
                            ISSUE DATE JULY 01, 2004
                  SECURITY DESCRIPTION FNAR 01.2345 WD-123456
                        3.2240 INITIAL POOL ACCRUAL RATE
                        FANNIE MAE POOL NUMBER WD-123456
                                CUSIP 12345ABC1
            PRINCIPAL AND INTEREST PAYABLE ON THE 25TH OF EACH MONTH
                           BEGINNING AUGUST 25, 2004

                                POOL STATISTICS
(1)SELLER                                                             ABC SELLER
(1)SERVICER                                                         XYZ SERVICER
 NUMBER OF MORTGAGE LOANS                                                      6
(2)AVERAGE ORIGINAL LOAN SIZE                                        $194,725.00
(10)MATURITY DATE                                                     10/01/2032
(3)INITIAL INTEREST RATE CHANGE DATE                                  09/01/2005
(4)WEIGHTED AVERAGE MONTHS TO ROLL                                         35 mo
 SUBTYPE                                                                    204W
 CONVERTIBLE                                                                  NO
 TRANSFER TYPE                                                          W (Wire)
 PASS THROUGH METHOD                                                W (Weighted)
(5)WEIGHTED AVERAGE COUPON RATE                                          3.8490%
(6)MAXIMUM POOL ACCRUAL RATE                                             9.2240%
(7)MINIMUM POOL ACCRUAL RATE                                             0.0000%
(8)WEIGHTED AVERAGE LOAN AGE                                                1 mo
(9)WEIGHTED AVERAGE LOAN TERM                                             360 mo
(10)WEIGHTED AVERAGE REMAINING MATURITY                                   359 mo
(11)WEIGHTED AVERAGE LTV                                                     73%
(12)WEIGHTED AVERAGE CREDIT SCORE                                            690
(12)% UPB WITHOUT CREDIT SCORE                                             25.7%
(13)% UPB WITH INTEREST ONLY FIRST DISTRIBUTION                          0.0000%

             THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JULY 1, 2004
                                       B-1

                                   FANNIE MAE
                       MORTGAGE-BACKED SECURITIES PROGRAM
                  SUPPLEMENT TO PROSPECTUS DATED JULY 01, 2004
                        FANNIE MAE POOL NUMBER WD-123456
                                CUSIP 12345ABC1
                          POOL STATISTICS PAGE 2 OF 4

                           (14)QUARTILE DISTRIBUTION

----------------   ----------  -------------   --------
Loan Size          Coupon      LTV             Credit
                   Rate                        Score
----------------   ----------  -------------   --------
     $300,000.00   MAX  4.250  MAX  95         MAX  720
MAX
----------------   ----------  -------------   --------
      300,000.00   75%  4.000  75%  88         75%  700
75%
----------------   ----------  -------------   --------
      199,050.00   MED  3.750  MED  80         MED  675
MED
----------------   ----------  -------------   --------
      172,100.00   25%  3.750  25%  40         25%  650
25%
----------------   ----------  -------------   --------
      127,200.00   MIN  3.500  MIN  40         MIN  600
MIN
----------------   ----------  -------------   --------

----------------   ----------  -------------
Loan Term         Loan Age     Remaining
(# Of Months)      (# Of       Maturity
                   Months)     (# Of Months)
----------------   ----------  -------------
             360   MAX  1      MAX  360
MAX
----------------   ----------  -------------
             360   75%  1      75%  360
75%
----------------   ----------  -------------
             360   MED  1      MED  359
MED
----------------   ----------  -------------
             360   25%  0      25%  359
25%
----------------   ----------  -------------
             360   MIN  0      MIN  359
MIN
----------------   ----------  -------------

                                (15)LOAN PURPOSE

------------------------------------------------------------
# Of Loans             % Aggregate UPB
------------------------------------------------------------
 PURCHASE                  6         100.00    $1,167,254.62
------------------------------------------------------------
 REFINANCE                 0           0.00             0.00
------------------------------------------------------------

                               (16)PROPERTY TYPE

------------------------------------------------------------
# Of Units         # Of Loans          %       Aggregate UPB
------------------------------------------------------------
          1                6         100.00    $1,167,254.62
------------------------------------------------------------
        2 - 4              0           0.00             0.00
------------------------------------------------------------

                               (17)OCCUPANCY TYPE

-------------------------------------------------------------
Type                # Of Loans          %       Aggregate UPB
-------------------------------------------------------------
 PRINCIPAL RESIDENCE        6         100.00    $1,167,254.62
-------------------------------------------------------------
 SECOND HOME                0           0.00             0.00
-------------------------------------------------------------
 INVESTOR                   0           0.00             0.00
-------------------------------------------------------------

             THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JULY 1, 2004

                                   FANNIE MAE
                       MORTGAGE-BACKED SECURITIES PROGRAM
                  SUPPLEMENT TO PROSPECTUS DATED JULY 01, 2004
                        FANNIE MAE POOL NUMBER WD-123456
                                CUSIP 12345ABC1
                          POOL STATISTICS PAGE 3 OF 4

                              (18)ORIGINATION YEAR

--------------------------------------------  --------------------------------------------
Year   # Of Loans      %       Aggregate UPB  Year   # Of Loans      %       Aggregate UPB
--------------------------------------------  --------------------------------------------
2002       6         100.00    $1,167,254.62
--------------------------------------------  --------------------------------------------

                          (19)GEOGRAPHIC DISTRIBUTION

----------------------------------------   -----------------------------------------------
           # Of                                              # Of
  State    Loans     %     Aggregate UPB        State        Loans     %     Aggregate UPB
----------------------------------------   -----------------------------------------------
 GEORGIA     1     17.96    $209,669.51    NEW HAMPSHIRE       1     14.72    $171,862.89
----------------------------------------   -----------------------------------------------
LOUISIANA    2     42.73     498,763.20    TEXAS               1     13.69     159,759.02
----------------------------------------   -----------------------------------------------
 MICHIGAN    1     10.90     127,200.00
----------------------------------------   -----------------------------------------------

             THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JULY 1, 2004
                                       B-3

                                   FANNIE MAE
                       MORTGAGE-BACKED SECURITIES PROGRAM
                  SUPPLEMENT TO PROSPECTUS DATED JULY 01, 2004
                        FANNIE MAE POOL NUMBER WD-123456
                                CUSIP 12345ABC1
                          POOL STATISTICS PAGE 4 OF 4

                (20)DISTRIBUTION OF LOANS BY FIRST PAYMENT DATE

--------------------------------------------------------------------------
Date              Original Interest Rate   # Of Loans       Aggregate UPB
--------------------------------------------------------------------------
 10-01-02                   BELOW - 5.00            4         $740,054.62
--------------------------------------------------------------------------
 11-01-02                   BELOW - 5.00            2          427,200.00
--------------------------------------------------------------------------

                             CURRENT INTEREST RATES

---------------------------------------------------
                                   Current Mortgage
     Interest Rate       # Of Loans   Aggregate UPB
---------------------------------------------------
     BELOW - 5.00            6        $1,167,254.62
---------------------------------------------------

                               (21)GROSS MARGINS

--------------------------------------------------
Current Loan Margins    # Of Loans   Aggregate UPB
--------------------------------------------------
        2.7500               6       $1,167,254.62
--------------------------------------------------

                        (22)NEXT RATE CHANGE DATE TABLE

---------------------------------------------------------------------------------------------------------------------------------
                                  MBS      MBS                Net      Net   Wtd Avg   Net Life              Net Life   Net Life
                        % Of     Margin   Margin    MBS     Coupon   Coupon    Net       Caps      Net Life    Floor      Floor
        Date             Bal      High     Low     Margin    High     Low     Coupon     High      Caps Low    High        Low
---------------------------------------------------------------------------------------------------------------------------------
 09/01/05              63.0000   2.1250   2.1250   2.1250   3.6250   2.8750   3.2370     9.6250     8.8750     0.0000     0.0000
---------------------------------------------------------------------------------------------------------------------------------
 10/01/05              37.0000   2.1250   2.1250   2.1250   3.3750   3.1250   3.1990     9.3750     9.1250     0.0000     0.0000
---------------------------------------------------------------------------------------------------------------------------------
Wt Avg                           2.1250                     3.2240                                   9.2240                0.0000

             THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JULY 1, 2004
                                       B-4

                          POOL STATISTICS METHODOLOGY

     We provide to certificateholders the information as reported to us by lenders. If a lender has delivered mortgages that are not within the parameters that a lender represents and warrants to us, the lender may be obligated to repurchase the affected mortgage loans. Certificateholders should make their own conclusions regarding the data provided in the prospectus supplement.

     We may update certain information about each pool on an ongoing monthly basis on our Web site.

(1)Seller and Servicer

     We will provide the name of the seller (the entity that delivered the mortgage loans to us) and the servicer (the entity that is servicing the mortgage loans upon delivery to us) for each pool. For pools that have multiple sellers, we will state "multiple" in the pool statistics section of the prospectus supplement. For pools that have multiple servicers, we will provide a table in the pool statistics section of the prospectus supplement listing the names of all servicers that service five or more percent of the pool (calculated by unpaid principal balance as of the issue date), the number of loans serviced by each of these servicers, the percent of the pool's unpaid principal balance as of the issue date that they service and the aggregate unpaid principal balance of the loans each of them services.

(2)Average Original Loan Size

     On the issue date, we will calculate both a simple average and a quartile distribution of the original unpaid principal balances of all the underlying mortgage loans.

(3)Initial Interest Rate Change Date

     For adjustable-rate mortgage loans, we state the first interest rate change date of the loan that has the earliest first interest rate change date in the pool.

(4)Weighted Average Months to Roll

     For adjustable-rate mortgage loans, on the issue date, we will calculate a weighted average of the number of months until the next interest rate change date for each mortgage loan in the pool.

(5)Weighted Average Coupon Rate

     On the issue date, we will calculate both a weighted average and a quartile distribution of the interest rates then in effect on the underlying mortgage loans.

(6)Maximum Pool Accrual Rate

     For a pool containing adjustable-rate mortgage loans, on the issue date, we will calculate the maximum pool accrual rate that would accrue for that pool if all of the underlying mortgage loans were accruing interest at the maximum rate provided in their respective loan documents.

(7)Minimum Pool Accrual Rate

     For a pool containing adjustable-rate mortgage loans, on the issue date, we will calculate the minimum pool accrual rate that would accrue for that pool if all of the underlying mortgage loans were accruing interest at the minimum rate provided in their respective loan documents. Generally, the minimum pool accrual rate will not be less than the weighted average of the MBS margins of the mortgage loans in the pool.

(8)Loan Age

     On the issue date, we will calculate both a weighted average and a quartile distribution of the ages of the underlying mortgage loans. The age of a mortgage loan is the number of months from the loan's origination to the issue date of the security. For purposes of calculating this data element, origination shall mean the date on which the first full month of interest begins to accrue on the mortgage loan.

(9)Loan Term

     On the issue date, we will calculate both a weighted average and a quartile distribution of the loan terms of the underlying mortgage loans. The loan term for a mortgage loan is the number of months in which regular scheduled borrower payments are due under the terms of the related mortgage note.

(10)Remaining Maturity

     On the issue date, we will calculate both a weighted average and a quartile distribution of the calculated maturity for the underlying mortgage loans. The calculated maturity for a mortgage loan is the number of months remaining until the borrower will pay off his mortgage loan, assuming that a borrower makes all future scheduled required payments on time as set forth in the mortgage note but makes no additional prepayment after the date of calculation. The calculated maturity for a loan may be earlier than the maturity date stated in the note if a borrower has made any partial prepayments prior to the date of calculation. The maturity date of a pool as stated in the prospectus supplement is the latest calculated maturity for any of the underlying mortgage loans, as calculated on the issue date for such pool.

(11)Loan-to-Value Ratio

     We will calculate both a weighted average and a quartile distribution of the loan-to-value ratios for the mortgage loans, which are expressed as percentages. We generally require the loan-to-value ratio of an underlying mortgage loan in a pool to be a comparison of the delivery date unpaid principal balance of the mortgage loan and either (1) in the case of a purchase, the lower of the sales price of a mortgaged property or its appraised value at the time of a sale or (2) in the case of a refinancing, the appraised or estimated value of the mortgaged property at the time of refinancing. However, we sometimes use other methods to determine the value of a mortgaged property. For instance, the loan-to-value ratio for some mortgage loans that are refinancings is based on a comparison of the delivery date unpaid principal balance of that loan and the value that was determined at the origination of the mortgage loan being refinanced. In any case, appraisals or other valuation methods are merely estimates of the mortgaged property values and may not reflect the actual amount received upon sale or liquidation. For pools containing government mortgage loans, such as mortgage loans insured by FHA or guaranteed by VA, we do not provide loan-to-value ratios.

(12)Credit Score of Borrowers

     Credit scores are often used by the financial services industry to evaluate the quality of borrowers' credit. Credit scores are typically based on a proprietary statistical model that is developed for use by credit data repositories. These credit repositories apply the model to borrower credit information to come up with a credit score. One statistical model used widely in the financial services industry was developed by Fair, Isaac & Company, Inc. ("Fair Isaac"). This model is used to create a credit score called the FICO(R) score. FICO scores can vary depending on which credit repository is using the Fair Isaac model to supply the score. FICO scores, as reported by the credit repositories, may range from a low of 150 to a high of 950. According to Fair Isaac, a high FICO score indicates a lesser degree of credit risk.

     Sellers that provide us with credit scores typically deliver FICO credit scores. If credit scores have been provided to us for underlying mortgage loans in a pool, we will provide both a weighted average and a quartile distribution of the scores in the prospectus supplement. We request our sellers to provide us credit scores, as a matter of course. If no credit score is delivered, the prospectus supplement will set forth the percentage of the unpaid principal balance of the loans for which no credit score was delivered. These loans will be excluded from the quartile distribution and from the weighted average calculation. The credit scores provided to us were obtained at a single point between the date of application for a mortgage loan and the date of origination of a mortgage loan. Certificateholders should note that a borrower's credit score may have changed after the date it was obtained Thus, a credit score obtained at application or at origination may have no relation to a borrower's credit score at the time the MBS backed by that loan is issued. We do not guarantee the methodology used to determine the credit score or the utility of a credit score to a certificateholder.

(13)% UPB with Interest Only First Distribution

     We provide the percent of the aggregate issue date unpaid principal balance of mortgage loans in a pool that do not have their first scheduled principal payment due until the second due period following the issue date of the certificates. Certificateholders will receive no scheduled principal payment on the first distribution date (but will receive interest) with respect to that percentage of loans.

(14)Quartile Calculations

     We calculate the quartile figures set forth in the pool statistics as follows. For each mortgage loan characteristic where quartile figures appear, we order each loan in the pool from the highest to the lowest value. For example, we would, in the case of loan-to-value ratios, order each loan in the pool from that with the highest loan-to-value ratio to that with the lowest loan-to-value ratio. The lowest loan-to-value ratio would appear in the pool statistics under "MIN." We determine the next figure in the quartile table for such mortgage loan characteristic by counting the loans starting with the lowest value and continuing upward until the unpaid principal balance of the loans so counted equals twenty-five percent of the issue date principal balance of all the loans in the pool. The value associated with the last loan so counted appears in the quartile distribution table under "25%." We then determine the next figures in the quartile table by counting all of the loans starting with the lowest value and continuing upward until the unpaid principal balance of the loans so counted equals fifty percent of the issue date principal balance of all the loans in the pool. We then repeat this process to determine the value in the quartile table associated with seventy-five percent. The values of the last loan so counted in each case appears in the quartile distribution table under "MED" and "75%," respectively. The highest such value for any mortgage loan in a pool appears in the quartile distribution table under "MAX."

(15)Loan Purpose

     We will provide information as of the issue date, in a tabular format, on the number of mortgage loans in a pool that are either refinance mortgage loans or purchase money mortgage loans. We also will provide the aggregate dollar amount of these mortgage loans and the percentage of the entire pool (by unpaid principal balance) that these loans constitute.

(16)Property Type

     We will provide information as of the issue date, in a tabular format, on the number of mortgage loans in a pool that are secured by one unit properties and by two to four unit properties. We also will provide the aggregate dollar amount of these mortgage loans and the percentage of the entire pool (by unpaid principal balance) that these loans constitute.

(17)Occupancy Type

     We will provide information as of the issue date, in a tabular format, on the number of mortgage loans in a pool that, as of their respective origination dates, were secured by principal residences, second homes, or investment properties. We also will provide the aggregate dollar amount of these mortgage loans and the percentage of the entire pool (by unpaid principal balance) that these loans constitute. The actual occupancy of the properties as of the issue date has not been verified.

(18)Origination Year

     We will provide information as of the issue date, in a tabular format, regarding the aggregate unpaid principal balance of the underlying mortgage loans originated in a particular year, the count of the loans by such year, and the percentage of the pool's issue date unpaid principal balance that such loans constitute. For purposes of this calculation, origination year shall mean the year in which such loan closed.

(19)Geographic Distribution

     We will provide information as of the issue date, in a tabular format, regarding the geographic distribution by state of the mortgaged properties underlying the mortgage loans in a pool. We will provide the count of the loans by state, the aggregate unpaid principal balance of those loans, and the percentage of the pool's issue date unpaid principal balance that such loans constitute.

(20)Distribution of Loans by First Payment Date

     For adjustable-rate mortgage loans, we will provide information as of the issue date, in a tabular format, regarding distribution of the underlying mortgage loans in a pool by their first payment date and the number of the mortgage loans having each such listed first payment date. We will also provide the aggregate dollar amount of these mortgage loans.

(21)Gross Margins

     For adjustable-rate mortgage loans, we will provide information as of the issue date, in a tabular format, regarding the mortgage loan margins (as stated in the mortgage note) and the number of mortgage loans having each such listed mortgage loan margin. We will also provide the aggregate dollar amount of these mortgage loans.

(22)Next Rate Change Date Table

     For adjustable-rate mortgage loans, we will provide information as of the issue date, in a tabular format, regarding the next rate change date for the underlying mortgage loans in a pool, including the percentage of the pool (by unpaid principal balance) that will have its next rate change on the listed dates, MBS margin, coupon, cap, and floor information.

                   Calculation of Increase in Fee Percentage

     For pools with an increasing fee percentage feature, you can calculate the amount by which the pool accrual rate will be less after all loans in the pool have had their first interest rate adjustment (from what it would otherwise be for that pool if such pool did not have an increasing fee percentage feature) by looking at the pool statistics of your prospectus supplement.

     Weighted Average Coupon Rate    -     Initial Pool Accrual Rate     =     X
     (value is set forth on the            (value is set forth on the
     first page of the pool                first page of the pool
     statistics)                           statistics)

     Weighted Average Gross Margin   -     Weighted Average MBS Margin   =     Y
     (you can calculate by taking          (value is set forth on the
     the gross margins presented on        last page of the pool
     the gross margin table on the         statistics on the next rate
     last page of the pool                 change date table)
     statistics and weighting these
     margins on the basis of their
     unpaid principal balances)

     Difference in pool accrual rate for increasing fee percentage pools after all loans in the pool have adjusted equals the difference between X and Y.

------------------------------------------------------
                          ------------------------------------------------------
------------------------------------------------------
                          ------------------------------------------------------

No one is authorized to give information or to make representations in connection with the MBS certificates other than the information and representations contained in this prospectus. You must not rely on any unauthorized information or representation. This prospectus does not constitute an offer or solicitation with regard to the MBS certificates if it is illegal to make such an offer or solicitation to you under state law. By delivering this prospectus at any time, no one implies that the information contained in it is correct after its date.

The Securities and Exchange Commission has not approved or disapproved the MBS certificates or determined if this prospectus or any supplement to this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

Additional prospectuses and information regarding outstanding pools are available upon request by calling us at 800-237-8627 or (202) 752-7115 or on our corporate Web site at www.fanniemae.com.

                            ------------------------

                               TABLE OF CONTENTS

                                             Page
                                             ----
Information about Prospectus Supplements...    3
Incorporation by Reference.................    3
Summary....................................    5
Risk Factors...............................    9
Fannie Mae.................................   16
Use of Proceeds............................   16
Description of the Certificates............   16
Yield, Maturity and Prepayment
  Considerations...........................   23
The Mortgage Pools.........................   28
The Mortgage Loans.........................   30
Fannie Mae Purchase Program................   39
Certain Federal Income Tax Consequences....   43
ERISA Considerations.......................   50
Legal Opinion..............................   51
Exhibit A Pool Prefixes....................  A-1
Exhibit B Sample Pool Statistics...........  B-1

                              Guaranteed Mortgage
                           Pass-Through Certificates
                           (Single-Family Residential
                                Mortgage Loans)
                      ------------------------------------

                          SINGLE-FAMILY MBS PROSPECTUS
                      ------------------------------------

                                      LOGO
                                  July 1, 2004

------------------------------------------------------
                          ------------------------------------------------------
------------------------------------------------------
                          ------------------------------------------------------

                                                                       EXHIBIT B

                    GINNIE MAE UNDERLYING OFFERING DOCUMENTS

Offering Circular Supplement
(To Base Offering Circular dated October 1, 2004)

                                                                  [LOGO] Ginnie
                                                                          Mae


                                  $910,198,959

                    Government National Mortgage Association

                                  GINNIE MAE(R)

                    Guaranteed REMIC Pass-Through Securities
                                and MX Securities
                         Ginnie Mae REMIC Trust 2005-058

                                -----------------

--------------------------------------------------------------------------------
      The Securities may not be suitable investments for you. You should consider carefully the risks of investing in them.

      See "Risk Factors" beginning on page S-7 which highlights some of these risks.
--------------------------------------------------------------------------------

The Securities

The Trust will issue the Classes of Securities listed on the inside front cover.

The Ginnie Mae Guaranty

Ginnie Mae will guarantee the timely payment of principal and interest on the securities. The Ginnie Mae Guaranty is backed by the full faith and credit of the United States of America.

The Trust and its Assets

The Trust will own Ginnie Mae Certificates.

      The Sponsor and the Co-Sponsor will offer the securities from time to time in negotiated transactions at varying prices. We expect the closing date to be August 30, 2005.

      You should read the Base Offering Circular as well as this Supplement.

      The securities are exempt from registration under the Securities Act of 1933 and are "exempted securities" under the Securities Exchange Act of 1934.



Bear, Stearns & Co., Inc.           Utendahl Capital Partners, L.P.


        The date of this Offering Circular Supplement is August 23, 2005

                         Ginnie Mae REMIC Trust 2005-058

      The Trust will issue the classes of securities listed in the table below. If you own exchangeable securities identified in the table, you can exchange them for the corresponding MX Securities, and vice versa.


 Class of              Original                                                       Final
  REMIC                Principal      Interest          Principal    Interest     Distribution        CUSIP
Securities            Balance(2)        Rate             Type(3)      Type(3)        Date(4)         Number
----------            ----------      --------          ---------    --------     ------------       ------

AF(1) .........      $ 75,000,000        (5)             TAC/AD         FLT        August 2035   38374L L4 1
AS(1) .........        75,000,000        (5)              NTL         INV/IO       August 2035   38374L L5 8
                                                        (TAC/AD)
FB(1) .........       123,578,326        (5)             SUP/AD        SP(6)       August 2035   38374L L6 6
GF ............       199,064,000        (5)             TAC/AD         FLT        August 2035   38374L L7 4
GS ............       199,064,000        (5)              NTL         INV/IO       August 2035   38374L L8 2
                                                        (TAC/AD)
IO ............        47,806,545       5.5%              NTL         FIX/IO       August 2035   38374L L9 0
                                                        (TAC/AD)
MA(1) .........        16,201,000    2.956885377         PAC/AD         FIX        August 2035   38374L M2 4
MF(1) .........       150,000,000        (5)             TAC/AD         FLT        August 2035   38374L M3 2
MS(1) .........       150,000,000        (5)              NTL         INV/IO       August 2035   38374L M4 0
                                                        (TAC/AD)
MZ ............           100,000        5.5               SEQ         FIX/Z       August 2035   38374L M5 7
NF(1) .........        95,343,000        (5)             TAC/AD         FLT        August 2035   38374L M6 5
NI(1) .........        13,481,271        (5)               NTL         SP(6)       August 2035   38374L M7 3
                                                        (SUP/AD)
NS(1) .........        95,343,000        (5)              NTL         INV/IO       August 2035   38374L M8 1
                                                        (TAC/AD)
NW ............        50,000,000        5.0             PAC/AD         FIX        August 2035   38374L M9 9
NX ............           188,000        4.5             PAC/AD         FIX        August 2035   38374L N2 3
PA(1) .........       132,332,000        4.5             PAC/AD         FIX       November 2034  38374L N3 1
PB(1) .........        24,310,000        4.5             PAC/AD         FIX        April 2035    38374L N4 9
PC(1) .........        18,064,000        4.5             PAC/AD         FIX        August 2035   38374L N5 6
SA(1) .........        24,715,665        (5)             SUP/AD        SP(6)       August 2035   38374L N6 4
ZA ............         1,208,968        5.5             TAC/AD        FIX/Z       August 2035   38374L N7 2
ZB ............            94,000        4.5             PAC/AD        FIX/Z       August 2035   38374L N8 0
Residual
RR ............                 0        0.0               NPR          NPR        August 2035   38374L N9 8

---------------
(1)   These Securities may be exchanged for MX Securities  described in Schedule
      I.
(2) Subject to increase as described under "Increase in Size" in this Supplement. The amount shown for each Notional Class (indicated by "NTL" under Principal Type) is its original Class Notional Balance and does not represent principal that will be paid.
(3) As defined under "Class Types" in Appendix I to the Base Offering Circular. The type of Class with which the Class Notional Balance of each Notional Class will be reduced is indicated in parentheses.
(4) See "Yield, Maturity and Prepayment Considerations -- Final Distribution Date" in this Supplement.

(5)   See "Terms Sheet -- Interest Rates" in this Supplement.

(6) Each of these Securities has an Interest Type designation of "SP" because the interest rate will be determined on each Distribution Date based on whether the Class ZA has been retired as described in "Terms Sheet -- Interest Rates" in this Supplement. Prior to the retirement of Class ZA, each of Class FB and SA will constitute Fixed Rate Accrual Classes. After Class ZA is retired, Class FB and Class SA will constitute a Floating Rate Delay Class and an Inverse Floating Rate Delay Class, respectively. Prior to the retirement of Class ZA, Class NI will bear no interest. After Class ZA is retired, Class NI will constitute a Fixed Rate Interest Only Class.

                              AVAILABLE INFORMATION

      You should purchase the securities only if you have read and understood the following documents:

      o     this Offering Circular Supplement (this "Supplement") and

      o     the Base Offering Circular.

      The Base Offering Circular is available on Ginnie Mae's website located at http://www.ginniemae.gov.

      If you do not have access to the internet, call JPMorgan Chase Bank, N.A. which will act as information agent for the Trust, at (800) 234-GNMA, to order copies of the Base Offering Circular.

      Please consult the standard abbreviations of Class Types included in the Base Offering Circular as Appendix I and the Glossary included in the Base Offering Circular as Appendix II for definitions of capitalized terms.


                                ----------------


                                TABLE OF CONTENTS


                                                     Page
Terms Sheet....................................      S-4
Risk Factors...................................      S-7
The Trust Assets...............................      S-9
Ginnie Mae Guaranty............................     S-10
Description of the Securities..................     S-10
Yield, Maturity and Prepayment
  Considerations...............................     S-14
Certain Federal Income Tax
  Consequences.................................     S-24
ERISA Matters..................................     S-26
Legal Investment Considerations................     S-26
Plan of Distribution...........................     S-26
Increase in Size...............................     S-27
Legal Matters..................................     S-27
Schedule I: Available Combinations.............    S-I-1
Schedule II: Scheduled Principal
   Balances....................................   S-II-1

                                -----------------

================================================================================
                                   TERMS SHEET

      This terms sheet contains selected information for quick reference only. You should read this Supplement, particularly "Risk Factors," and each of the other documents listed under "Available Information."

Sponsor: Bear, Stearns & Co., Inc.

Trustee: U.S. Bank National Association

Tax Administrator: The Trustee


Closing Date: August 30, 2005

Distribution Date: The 20th day of each month or, if the 20th day is not a Business Day, the first Business Day thereafter, commencing in September 2005.

Trust Assets:

                                                               Original Term
                                      Certificate               To Maturity
       Trust Asset Type                  Rate                    (in years)
       ----------------               -----------              --------------
         Ginnie Mae II                   5.5%                        30

Assumed Characteristics of the Mortgage Loans Underlying the Trust Assets(1):


                        Weighted Average    Weighted Average      Weighted
       Principal        Remaining Term to     Loan Age            Average
      Balance(2)      Maturity (in months)    (in months)      Mortgage Rate(3)
  ----------------- ----------------------- ------------------ -----------------
     $910,198,959              354                  5                 5.95%


-------------
(1) As of August 1, 2005.
(2) Does not include the Trust Assets that will be added to pay the Trustee Fee.
(3) The Mortgage Loans underlying the Trust Assets may bear interest at rates ranging from 0.25% to 1.50% per annum above the related Certificate Rate.

The actual remaining terms to maturity, loan ages and Mortgage Rates of many of the Mortgage Loans will differ from the weighted average shown above, perhaps significantly. See "The Trust Assets -- The Mortgage Loans" in this Supplement.

Issuance of Securities: The Securities, other than the Residual Securities, will initially be issued in book-entry form through the book-entry system of the U.S. Federal Reserve Banks (the "Fedwire Book-Entry System"). The Residual Securities will be issued in fully registered, certificated form. See "Description of the Securities -- Form of Securities" in this Supplement.

Modification and Exchange: If you own exchangeable Securities you will be able, upon notice and payment of an exchange fee, to exchange them for a proportionate interest in the related Securities shown on Schedule I to this Supplement. See "Description of the Securities -- Modification and Exchange" in this Supplement.

Increased Minimum Denomination Classes: Each Class that constitutes a Principal Only, Interest Only, Interest Only Inverse Floating Rate or Special Class. See "Description of the Securities -- Form of Securities" in this Supplement.

Interest Rates: The Interest Rates for the Fixed Rate Classes are shown on the inside cover page of this Supplement or on Schedule I to this Supplement.

NI will bear interest at a rate equal to 0.0% as long as ZA is outstanding. After ZA is retired, NI will bear interest at 5.5%.
================================================================================

================================================================================

The Floating Rate and Inverse Floating Rate Classes will bear interest at per annum rates based on one-month LIBOR (hereinafter referred to as "LIBOR") as follows:

                                          Initial                                           LIBOR
                                          Interest       Minimum     Maximum     Delay    for Minimum
Class       Interest Rate Formula(1)      Rate(2)         Rate        Rate     (in days)  Interest Rate
-------     ------------------------      --------       -------     -------   --------   -------------

AF ......   LIBOR + 0.35%                 3.92125%       0.35%        4.50%       0       0.0000%
AS .....    4.15% - LIBOR                 0.57875%       0.00%        4.15%       0       4.1500%
FB .....    LIBOR + 1.20%                 5.50000%(3)    1.20%        6.00%      19       0.0000%
GF .....    LIBOR + 0.2%                  3.58000%       0.20%        7.00%       0       0.0000%
GS .....    6.80% - LIBOR                 3.42000%       0.00%        6.80%       0       6.8000%
MF .....    LIBOR + 0.40%                 3.97125%       0.40%        4.50%       0       0.0000%
MS .....    4.10% - LIBOR                 0.52875%       0.00%        4.10%       0       4.1000%
NF .....    LIBOR + 0.41%                 3.98125%       0.41%        4.50%       0       0.0000%
NS .....    4.09% - LIBOR                 0.51875%       0.00%        4.09%       0       4.0900%
SA .....    24.0% - (LIBOR x 5.0)         5.50000%(3)    0.00%       24.00%      19       4.8000%

-------------
(1) LIBOR will be established on the basis of the BBA LIBOR method, as described under "Description of the Securities -- Interest Distributions -- Floating Rate and Inverse Floating Rate Classes" in this Supplement.
(2) The initial Interest Rate will be in effect during the first Accrual Period and in the case of FB and SA, each Accrual Period until ZA has retired; the Interest Rate will adjust monthly thereafter.
(3) FB and SA will bear interest at a rate equal to 5.5% as long as ZA is outstanding. After ZA is retired, FB and SA will bear interest in accordance with their Interest Rate Formulas subject to the applicable Minimum and Maximum Rates.
Allocation of Principal: On each Distribution Date, a percentage of the Principal Distribution Amount will be applied to the Trustee Fee, and the remainder of the Principal Distribution Amount (the "Adjusted Principal Distribution Amount") and the FB, SA, MZ, ZA and ZB Accrual Amounts will be allocated as follows:
      o The ZB Accrual Amount, in the following order of priority:
        1. To MA and NW, pro rata, until retired
        2. To ZB, until retired
      o The MZ Accrual Amount, in the following order of priority:
        1. While ZA is outstanding, to MZ, until retired
        2. To FB and SA, pro rata, until retired
        3. To MZ, until retired
      o The Adjusted Principal Distribution Amount and the ZA Accrual Amount, and while ZA is outstanding, the FB Accrual Amount and the SA Accrual Amount, in the following order of priority:

            1. To AF, GF, MA, MF, NF, NW, NX, PA, PB, PC and ZB until reduced to their Aggregate Scheduled Principal Balance for that Distribution Date, concurrently, as follows:
           A. 26.1721071370% to GF, until retired
           B. 73.8278928630% in the following order of priority:
              (1) To the PAC Classes, until reduced to their Aggregate Scheduled Principal Balance for that Distribution Date, in the following order of priority:
                  a. To PA, PB, PC, and NX, in that order, until reduced to their Aggregate Scheduled Principal Balance for that Distribution Date
                   b. To MA and NW, pro rata, until retired
                   c. To ZB, until retired
                   d. To PA,  PB, PC and NX, in that  order,  without  regard to their Aggregate Scheduled Principal Balance, until retired
              (2) To AF, MF and NF, pro rata, until retired
              (3) To the PAC Classes, in the same manner and order of priority described in Step 1.B(1) above without regard to their Aggregate Scheduled Principal Balance, until retired
        2. To ZA, until reduced to its Scheduled Principal Balance for that Distribution Date
        3. To FB and SA,  pro rata,  until  retired

================================================================================

        4. To ZA, without regard to its Scheduled Principal Balance, until retired
        5. To AF, GF, MA, MF, NF, NW, NX, PA, PB, PC and ZB, in the same manner and order of priority described in Step 1 above without regard to the their Aggregate Schedule Principal Balance, until retired
        6. To MZ, until retired

Scheduled  Principal  Balances:  The Scheduled  Principal  Balances or Aggregate
Scheduled  Principal  Balances  for the  Classes  listed  below are  included in
Schedule II to this Supplement. They were calculated using, among other things, the following Structuring Ranges or Rate:

Class                                               Structuring Ranges or Rate
----                                                --------------------------
MA, NW, NX, PA, PB, PC and ZB
  (in the aggregate) ............................   100% PSA through 350% PSA(1)
AF, GF, MA, MF, NF, NW, NX, PA, PB, PC and ZB
  (in the aggregate) ............................           331% PSA(2)
NX, PA, PB and PC (in the aggregate)                 100% PSA through 350% PSA
ZA ..............................................             20% CPR

--------------
(1)   Effective  Range is 101% PSA to 273% PSA.
(2)   Does not have an Effective Rate.

Accrual Classes: Interest will accrue on each Accrual Class identified on the inside front cover and Schedule I of this Supplement at the per annum rate set forth on that page. However, no interest will be distributed to the Accrual Classes, other than Classes FB and SA, as interest. No interest will be distributed to Classes FB and SA until the Distribution Date following the Distribution Date on which the Class ZA Principal Balance has been reduced to zero. The MZ Accrual Amount will be distributed to the Class MZ until the Distribution Date following the Distribution Date on which the Class ZA Principal Balance has been reduced to zero. Interest so accrued on each Accrual Class on each Distribution Date will constitute an Accrual Amount, which will be added to the Class Principal Balance of that Class on each Distribution Date and will be distributable as principal as set forth in this Terms Sheet under "Allocation of Principal." After interest distributions commence on the Class FB and Class SA, interest distributions will continue until the Class Principal Balances of such Classes are reduced to zero.

Notional Classes: The Notional Classes will not receive distributions of principal but have Class Notional Balances for convenience in describing their entitlements to interest. The Class Notional Balance of each Notional Class represents the percentage indicated below of, and reduces to that extent with, the Class Principal Balance indicated:

                 Original Class
Class           Notional Balance               Represents Approximately
-------      ----------------------  -------------------------------------------
AS ............   $ 75,000,000                 100% of AF (TAC/AD Class)
GS ............    199,064,000                 100% of GF (TAC/AD Class)
IO ............     47,806,545            24.015665816% of GF (TAC/AD Class)
MS ............    150,000,000                 100% of MF (TAC/AD Class)
NI ............     13,481,271*      9.0909090909% of FB and SA (SUP/AD Classes)
                                                  (in the aggregate)
NS ............     95,343,000                 100% of NF (TAC/AD Class)

--------------
* The notional balance also will accrete based on 9.0909090909% of the accretion of FB and SA in the aggregate.

Tax Status: Double REMIC Series. See "Certain Federal Income Tax Consequences" in this Supplement and in the Base Offering Circular.

Regular and Residual Classes: Class RR is a Residual Class and includes the Residual Interest of the Issuing REMIC and the Pooling REMIC; all other Classes of REMIC Securities are Regular Classes.

================================================================================

                                  RISK FACTORS

      You should purchase securities only if you understand and are able to bear the associated risks. The risks applicable to your investment depend on the principal and interest type of your securities. This section highlights certain of these risks.

The rate of principal payments on the underlying mortgage loans will affect the rate of principal payments on your securities. The rate at which you will receive principal payments will depend largely on the rate of principal payments, including prepayments, on the mortgage loans underlying the related trust assets. We expect the rate of principal payments on the underlying mortgage loans to vary. Borrowers generally may prepay their mortgage loans at any time without penalty.

Rates of principal payments can reduce your yield. The yield on your securities probably will be lower than you expect if:

o you bought your securities at a premium (interest only securities, for example) and principal payments are faster than you expected, or

o you bought your securities at a discount (principal only securities, for example) and principal payments are slower than you expected.

In addition, if your securities are interest only securities or securities purchased at a significant premium, you could lose money on your investment if prepayments occur at a rapid rate.

Under certain circumstances, a Ginnie Mae issuer has the right to repurchase a defaulted mortgage loan from the related pool of mortgage loans underlying a particular Ginnie Mae MBS Certificate, the effect of which would be comparable to a prepayment of such mortgage loan. At its option and without Ginnie Mae's prior consent, a Ginnie Mae issuer may repurchase any mortgage loan at an amount equal to par less any amounts previously advanced by such issuer in connection with its responsibilities as servicer of such mortgage loan to the extent that
(i) in the case of a mortgage loan included in a pool of mortgage loans underlying a Ginnie Mae MBS Certificate issued on or before December 1, 2002, such mortgage loan has been delinquent for four consecutive months, and at least one delinquent payment remains uncured or (ii) in the case of a mortgage loan included in a pool of mortgage loans underlying a Ginnie Mae MBS Certificate issued on or after January 1, 2003, no payment has been made on such mortgage loan for three consecutive months. Any such repurchase will result in prepayment of the principal balance or reduction in the notional balance of the securities ultimately backed by such mortgage loan. No assurances can be given as to the timing or frequency of such repurchases.

The level of LIBOR will affect the yields on floating rate and inverse floating rate securities. If LIBOR performs differently from what you expect, the yield on your securities may be lower than you expect. Lower levels of LIBOR will generally reduce the yield on floating rate securities; higher levels of LIBOR will generally reduce the yield on inverse floating rate securities. You should bear in mind that the timing of changes in the level of LIBOR may affect your yield: generally, the earlier a change, the greater the effect on your yield. It is doubtful that LIBOR will remain constant.

An investment in the securities is subject to significant reinvestment risk. The rate of principal payments on your securities is uncertain. You may be unable to reinvest the payments on your securities at the same returns provided by the securities. Lower prevailing interest rates may result in an unexpected return of principal. In that interest rate climate, higher yielding reinvestment opportunities may be limited. Conversely, higher prevailing interest rates may result in slower returns of principal and you may not be able to take advantage of higher yielding investment opportunities. The final payment on your security may occur much earlier than the final distribution date.

Support securities will be more sensitive to rates of principal payments than other securities. If principal prepayments result in principal distributions on any distribution date equal to or less than the amount needed to produce scheduled payments on the PAC and TAC classes, the support classes will not receive any principal distribution on that date (other than from any applicable accrual amounts). If prepayments result in principal distributions on any distribution date greater than the amount needed to produce scheduled payments on the PAC and TAC classes for that distribution date, this excess will be distributed to the related support classes.

The securities may not be a suitable investment for you. The securities, in particular, the special, the support, interest only, principal only, inverse floating rate, interest only inverse floating rate, accrual and residual classes, are not suitable investments for all investors.

In addition, although the sponsor intends to make a market for the purchase and sale of the securities after their initial issuance, it has no obligation to do so. There is no assurance that a secondary market will develop, that any secondary market will continue, or that the price at which you can sell an investment in any class will enable you to realize a desired yield on that investment.

You will bear the market risks of your investment. The market values of the classes are likely to fluctuate. These fluctuations may be significant and could result in significant losses to you.

The secondary markets for mortgage-related securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of classes that are especially sensitive to prepayment or interest rate risk or that have been structured to meet the investment requirements of limited categories of investors.

The residual securities may experience significant adverse tax timing consequences. Accordingly, you are urged to consult tax advisors and to consider the after-tax effect of ownership of a residual security and the suitability of the residual securities to your investment objectives. See "Certain Federal Income Tax Consequences" in this supplement and in the base offering circular.

You are encouraged to consult advisors regarding the financial, legal, tax and other aspects of an investment in the securities. You should not purchase the securities of any class unless you understand and are able to bear the prepayment, yield, liquidity and market risks associated with that class.

The actual characteristics of the underlying mortgage loans will affect the weighted average lives and yields of your securities. The yield and prepayment tables in this supplement are based on assumed characteristics which are likely to be different from the actual characteristics. As a result, the yields on your securities could be lower than you expected, even if the mortgage loans prepay at the constant prepayment rates set forth in the applicable table.

It is highly unlikely that the underlying mortgage loans will prepay at any of the prepayment rates assumed in this supplement, or at any constant prepayment rate.

                                THE TRUST ASSETS

General

      The Sponsor intends to acquire the Trust Assets in privately negotiated transactions prior to the Closing Date and to sell them to the Trust according to the terms of a Trust Agreement between the Sponsor and the Trustee. The Sponsor will make certain representations and warranties with respect to the Trust Assets. All Trust Assets will evidence, directly or indirectly, Ginnie Mae Certificates.


The Trust MBS

      The Trust MBS are either:

      1. Ginnie Mae II MBS Certificates guaranteed by Ginnie Mae, or

      2.  Ginnie  Mae  Platinum   Certificates  backed  by  Ginnie  Mae  II  MBS
Certificates and guaranteed by Ginnie Mae.

      Each Mortgage Loan underlying a Ginnie Mae II MBS Certificate issued prior to July 1, 2003 bears interest at a Mortgage Rate 0.50% to 1.50% per annum greater than the related Certificate Rate. Each Mortgage Loan underlying a Ginnie Mae II MBS Certificate issued on or after July 1, 2003 bears interest at a Mortgage Rate 0.25% to 0.75% per annum greater than the related Certificate Rate. Ginnie Mae receives a fee (the "Ginnie Mae Certificate Guaranty Fee") for its guaranty of each Ginnie Mae II MBS Certificate of 0.06% per annum of the outstanding principal balance of each related Mortgage Loan. The difference between (a) the Mortgage Rate and (b) the sum of the Certificate Rate and the Ginnie Mae Certificate Guaranty Fee is used to pay the related servicers of the Mortgage Loans a monthly servicing fee.


The Mortgage Loans

      The Mortgage Loans underlying the Trust Assets are expected to have, on a weighted average basis, the characteristics set forth in the Terms Sheet under "Assumed Characteristics of the Mortgage Loans Underlying the Trust Assets" and the general characteristics described in the Base Offering Circular. The Mortgage Loans will consist of first lien, single-family, fixed rate, residential mortgage loans that are insured or guaranteed by the Federal Housing Administration, the United States Department of Veterans Affairs, the Rural Housing Service or the United States Department of Housing and Urban Development ("HUD"). See "The Ginnie Mae Certificates -- General" in the Base Offering Circular.

      Specific information regarding the characteristics of the Mortgage Loans is not available. For purposes of this Supplement, certain assumptions have been made regarding the remaining terms to maturity, loan ages and Mortgage Rates of the Mortgage Loans. However, the actual remaining terms to maturity, loan ages and Mortgage Rates of many of the Mortgage Loans will differ from the characteristics assumed, perhaps significantly. This will be the case even if the weighted average characteristics of the Mortgage Loans are the same as the assumed characteristics. Small differences in the characteristics of the Mortgage Loans can have a significant effect on the weighted average lives and yields of the Securities. See "Risk Factors" and "Yield, Maturity and Prepayment Considerations" in this Supplement.


The Trustee Fee

      On each Distribution Date, the Trustee will retain a fixed percentage of all principal and interest distributions received on specified Trust Assets in payment of its fee.

                               GINNIE MAE GUARANTY

      The Government National Mortgage Association ("Ginnie Mae"), a wholly-owned corporate instrumentality of the United States of America within HUD, guarantees the timely payment of principal and interest on the Securities. The General Counsel of HUD has provided an opinion to the effect that Ginnie Mae has the authority to guarantee multiclass securities and that Ginnie Mae guaranties will constitute general obligations of the United States, for which the full faith and credit of the United States is pledged. See "Ginnie Mae Guaranty" in the Base Offering Circular.


                          DESCRIPTION OF THE SECURITIES

General

      The description of the Securities contained in this Supplement is not complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the Trust Agreement. See "Description of the Securities" in the Base Offering Circular.


Form of Securities

      Each Class of Securities other than the Residual Securities initially will be issued and maintained, and may be transferred only on the Fedwire Book-Entry System. Beneficial Owners of Book-Entry Securities will ordinarily hold these Securities through one or more financial intermediaries, such as banks, brokerage firms and securities clearing organizations that are eligible to maintain book-entry accounts on the Fedwire Book-Entry System. By request accompanied by the payment of a transfer fee of $25,000 per Certificated Security to be issued, a Beneficial Owner may receive a Regular Security in certificated form.

      The Residual Securities will not be issued in book-entry form but will be issued in fully registered, certificated form and may be transferred or exchanged, subject to the transfer restrictions applicable to Residual Securities set forth in the Trust Agreement, at the Corporate Trust Office of the Trustee. See "Description of the Securities -- Forms of Securities; Book-Entry Procedures" in the Base Offering Circular.

      Each Class (other than the Increased Minimum Denomination Classes) will be issued in minimum dollar denominations of initial principal balance of $1,000 and integral multiples of $1 in excess of $1,000. The Increased Minimum Denomination Classes will be issued in minimum denominations that equal $100,000 in initial principal or notional balance.


Distributions

      Distributions on the Securities will be made on each Distribution Date as specified under "Terms Sheet -- Distribution Date" in this Supplement. On each Distribution Date for a Security, or in the case of the Certificated Securities, on the first Business Day after the related Distribution Date, the Distribution Amount will be distributed to the Holders of record as of the close of business on the last Business Day of the calendar month immediately preceding the month in which the Distribution Date occurs. Beneficial Owners of Book-Entry Securities will receive distributions through credits to accounts maintained for their benefit on the books and records of the appropriate financial intermediaries. Holders of Certificated Securities will receive distributions by check or, subject to the restrictions set forth in the Base Offering Circular, by wire transfer. See "Description of the Securities Distributions" and "-- Method of Distributions" in the Base Offering Circular.

Interest Distributions

      The Interest Distribution Amount will be distributed on each Distribution Date to the Holders of all Classes of Securities entitled to distributions of interest.

      o Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months.
      o Interest distributable on any Class for any Distribution Date will consist of 30 days' interest on its Class Principal Balance (or Class Notional Balance) as of the related Record Date.
      o Investors can calculate the amount of interest to be distributed on each Class of Securities for any Distribution Date by using the Class Factors published in the preceding month. See "-- Class Factors" below.


Categories of Classes

      For purposes of interest distributions, the Classes will be categorized as shown under "Interest Type" on the inside cover page of this Supplement and on
Schedule I to this Supplement. The abbreviations used on the inside cover page and on Schedule I to this Supplement are explained under "Class Types" in Appendix I to the Base Offering Circular.


Accrual Periods

      The Accrual Period for each Class is set forth in the table below:

   Class                                   Accrual Period
   ----                                    --------------

Fixed Rate Classes                    The  calendar  month  preceding
and the Special                       the related Distribution Date
Classes

Floating Rate and                     From the 20th day of the month preceding
Inverse Floating Rate                 the month of the related Distribution
Classes other than                    Date through the 19th day of the
the Special Classes                   month of that Distribution Date

Fixed Rate Classes

      Each Fixed Rate Class will bear interest at the per annum Interest Rate shown on the inside cover page of this Supplement or on Schedule I to this Supplement.

Special Classes

      Each Special Class will bear interest at the per annum Interest Rate as described under "Terms Sheet -- Interest Rates."


Floating Rate and Inverse Floating Rate Classes

      The Floating Rate and Inverse Floating Rate Classes will bear interest as shown under "Terms Sheet -- Interest Rates" in this Supplement. The Interest Rates for the Floating Rate and Inverse Floating Rate Classes will be based on LIBOR. LIBOR will be determined based on the BBA LIBOR method, as described under "Description of the Securities -- Interest Rate Indices -- Determination of LIBOR -- BBA LIBOR" in the Base Offering Circular.

      For information regarding the manner in which the Trustee determines LIBOR and calculates the Interest Rates for the Floating Rate and Inverse Floating Rate Classes, see "Description of the Securities -- Interest Rate Indices -- Determination of LIBOR" in the Base Offering Circular.

      The Trustee's determination of LIBOR and its calculation of the Interest Rates will be final, except in the case of clear error. Investors can obtain LIBOR levels and Interest Rates for the current and preceding Accrual Periods from Ginnie Mae's Multiclass Securities e-Access located on Ginnie Mae's website ("e-Access") or by calling the Information Agent at (800) 234-GNMA.


Accrual Classes

      Each of Class MZ, ZA and ZB is an Accrual Class. Interest will accrue on the Accrual Classes and be distributed as described under "Terms Sheet -- Accrual Classes" in this Supplement.

      Until Class ZA retires, each of Class FB and SA will accrue interest that will be distributed as described under "Terms Sheet -- Accrual Classes" in this Supplement.


Principal Distributions

      The Adjusted Principal Distribution Amount and the FB, MZ, SA, ZA and ZB Accrual Amounts will be distributed to the Holders entitled thereto as described under "Terms Sheet -- Allocation of Principal" in this Supplement. Investors can calculate the amount of principal to be distributed with respect to any Distribution Date by using the Class Factors published in the preceding and current months. See "-- Class Factors" below.


Categories of Classes

      For purposes of principal distributions, the Classes will be categorized as shown under "Principal Type" on the inside cover page of this Supplement and on Schedule I to this Supplement. The abbreviations used on the inside cover page, in the Terms Sheet and on Schedule I to this Supplement are explained under "Class Types" in Appendix I to the Base Offering Circular.


Notional Classes

      The Notional Classes will not receive principal distributions. For convenience in describing interest distributions, the Notional Classes will have the original Class Notional Balances shown on the inside cover page of this Supplement. The Class Notional Balances will be reduced, and in the case of Class NI also be increased, as shown under "Terms Sheet -- Notional Classes" in this Supplement.


Residual Securities

      The Class RR Securities will represent the beneficial ownership of the Residual Interest in the Issuing REMIC and the beneficial ownership of the
Residual Interest in the Pooling REMIC, as described under "Certain Federal Income Tax Consequences" in the Base Offering Circular. The Class RR Securities have no Class Principal Balance and do not accrue interest. The Class RR Securities will be entitled to receive the proceeds of the disposition of any assets remaining in the Trust REMICs after the Class Principal Balance of each Class of Regular Securities has been reduced to zero. However, any remaining proceeds are not likely to be significant. The Residual Securities may not be transferred to a Plan Investor, a Non-U.S. Person or a Disqualified Organization.


Class Factors

      The Trustee will calculate and make available for each Class of Securities, no later than the day preceding the Distribution Date, the factor (carried out to eight decimal places) that when multiplied by the Original Class Principal Balance (or original Class Notional Balance) of that Class, determines the Class Principal Balance (or Class Notional Balance) after giving effect to the distribution of principal to be made on the Securities (and any addition to the Class Principal Balance of an Accrual Class or any reduction of Class Notional Balance (and any addition to the Class Notional Balance of Class NI) on that Distribution Date (each, a "Class Factor").

      o The Class Factor for any Class of Securities for the month following the issuance of the Securities will reflect its remaining Class Principal Balance (or Class Notional Balance) after giving effect to any principal distribution (or addition to principal) to be made or any reduction of Class Notional Balance (or addition to Class Notional Balance of Class NI) on the Distribution Date occurring in that month.
      o     The  Class  Factor  for each  Class  for the  month of  issuance  is
            1.00000000.
      o     The  Class  Factors  for the MX  Classes  and the  Classes  of REMIC
            Securities that are exchangeable for the MX Classes will be calculated assuming that the maximum possible amount of each Class is outstanding at all times, regardless of any exchanges that may occur.
      o Based on the Class Factors published in the preceding and current months (and Interest Rates), investors in any Class (other than an Accrual Class or Class NI ) can calculate the amount of principal and interest to be distributed to that Class, and investors in an Accrual Class can calculate the total amount of principal and interest to be distributed to (or interest to be added to the Class Principal Balance of) and investors in the Class NI can calculate the total amount of interest to be distributed to (or interest to be added to the Class Notional Balance of) that Class on the Distribution Date in the current month.
      o     Investors may obtain current Class Factors on e-Access.

      See "Description of the Securities -- Distributions" in the Base Offering Circular.


Termination

      The Trustee, at its option, may purchase or cause the sale of the Trust Assets and thereby terminate the Trust on any Distribution Date on which the aggregate of the Class Principal Balances of the Securities is less than 1% of the aggregate Original Class Principal Balances of the Securities. The Trustee will terminate the Trust and retire the Securities on any Distribution Date upon the Trustee's determination that the REMIC status of either Trust REMIC has been lost or that a substantial risk exists that this status will be lost for the then current taxable year.

      Upon any termination of the Trust, the Holder of any outstanding Security (other than a Residual or Notional Class Security) will be entitled to receive that Holder's allocable share of the Class Principal Balance of that Class plus any accrued and unpaid interest thereon at the applicable Interest Rate, and any Holder of any outstanding Notional Class Security will be entitled to receive that Holder's allocable share of any accrued and unpaid interest thereon at the applicable Interest Rate. The Residual Holders will be entitled to their pro rata share of any assets remaining in the Trust REMICs after payment in full of the amounts described in the foregoing sentence. However, any remaining assets are not likely to be significant.


Modification and Exchange

      All or a portion of the Classes of REMIC Securities specified on the inside cover page may be exchanged for a proportionate interest in the related MX Class or Classes shown on Schedule I to this Supplement. Similarly, all or a portion of the related MX Class or Classes may be exchanged for proportionate interests in the related Class or Classes of REMIC Securities and, in the case of Combination 2, other related MX Classes. This process may occur repeatedly.

      Each exchange may be effected only in proportions that result in the principal and interest entitlements of the Securities received being equal to the entitlements of the Securities surrendered.

      In the case of Combination 2, Class MA may be exchanged for proportionate interests in various subcombinations of MX Classes. Similarly, all or a portion of these MX Classes may be exchanged for proportionate interests in Class MA or in other subcombinations of the MX Classes. Each subcombination may be effected only in proportions that result in the principal and interest entitlements of the Securities received being equal to the entitlements of the Securities surrendered. See the example under "Description of the Securities -- Modification and Exchange" in the Base Offering Circular.

      A Beneficial Owner proposing to effect an exchange must notify the Trustee through the Beneficial Owner's Book-Entry Depository participant. This notice must be received by the Trustee not later than two Business Days before the proposed exchange date. The exchange date can be any Business Day other than the last Business Day of the month. The notice must contain the outstanding principal balance of the Securities to be included in the exchange and the proposed exchange date. The notice is required to be delivered to the Trustee in writing at its Corporate Trust Office at One Federal Street, 3rd Floor, Boston, Massachusetts, 02110, Attention: Corporate Trust Services. The Trustee may be contacted by telephone at (617) 603-6451 and by fax at (617) 603-6644.

      A fee will be payable to the Trustee in connection with each exchange equal to 1/32 of 1% of the outstanding principal balance of the Securities surrendered for exchange (but not less than $2,000 or more than $25,000). The fee must be paid concurrently with the exchange.

      The first distribution on a REMIC Security or an MX Security received in an exchange will be made on the Distribution Date in the month following the month of the exchange. The distribution will be made to the Holder of record as of the Record Date in the month of exchange.

      See "Description of the Securities -- Modification and Exchange" in the Base Offering Circular.


                  YIELD, MATURITY AND PREPAYMENT CONSIDERATIONS

General

      The prepayment experience of the Mortgage Loans underlying the Trust Assets will affect the Weighted Average Lives of and the yields realized by investors in the Securities.

      o The Mortgage Loans do not contain "due-on-sale" provisions, and any Mortgage Loan may be prepaid in full or in part at any time without penalty.

      o The rate of payments (including prepayments and payments in respect of liquidations) on the Mortgage Loans is dependent on a variety of economic, geographic, social and other factors, including prevailing market interest rates and general economic factors.

      The rate of prepayments with respect to single-family mortgage loans has fluctuated significantly in recent years. Although there is no assurance that prepayment patterns for the Mortgage Loans will conform to patterns for more traditional types of conventional fixed-rate mortgage loans, generally:

      o if mortgage interest rates fall materially below the Mortgage Rates on any of the Mortgage Loans (giving consideration to the cost of refinancing), the rate of prepayment of those Mortgage Loans would be expected to increase; and

      o if mortgage interest rates rise materially above the Mortgage Rates on any of the Mortgage Loans, the rate of prepayment of those Mortgage Loans would be expected to decrease.

      In addition, following any Mortgage Loan default and the subsequent liquidation of the underlying Mortgaged Property, the principal balance of the Mortgage Loan will be distributed through a combination of liquidation proceeds, advances from the related Ginnie Mae Issuer and, to the extent necessary, proceeds of Ginnie Mae's guaranty of the Ginnie Mae Certificates. As a result, defaults experienced on the Mortgage Loans will accelerate the distribution of principal of the Securities.

      Under certain circumstances, the Trustee has the option to purchase the Trust Assets, thereby effecting early retirement of the Securities. See "Description of the Securities -- Termination" in this Supplement.

      Accretion Directed Classes

      Each  principal  bearing  Class (other than MZ) is an  Accretion  Directed
Class. The related Accrual Amount will be applied to making principal distributions on those Classes as described in this Supplement. Each of Class AS, GS, IO, MS and NS is a Notional Class whose Class Notional Balance is determined by reference to the Class Principal Balance of a TAC Class or Classes, and Class NI is a Notional Class whose Class Notional Balance is determined by reference to the Class Principal Balance of support classes.

      Each Accretion Directed Class has the AD designation in the suffix position, rather than the prefix position, in its class principal type because it does not have principal payment stability through the applicable pricing prepayment assumption. Although each of the Accretion Directed Classes is entitled to receive payments from the related Accrual Amounts, they do not have principal payment stability through any prepayment rate significantly higher than 0% PSA.


Securities that Receive Principal on the Basis of Schedules

      As described in this Supplement, each PAC and TAC Class will receive principal payments in accordance with a schedule calculated on the basis of, among other things, a Structuring Range or Rate. See "Terms Sheet -- Scheduled Principal Balances." However, whether any such Class will adhere to its schedule and receive "Scheduled Payments" on a Distribution Date will largely depend on the level of prepayments experienced by the Mortgage Loans.

      Each PAC and TAC Class (other than AF, GF, MF and NF) exhibits an Effective Range or Rate of constant prepayment rates at which such Class will receive Scheduled Payments. That range or rate may differ from the Structuring Range or Rate used to create the related principal balance schedule. Based on the Modeling Assumptions, the initial Effective Ranges or Rates for the PAC and TAC Classes are as follows:

PAC Classes                                       Initial Effective Ranges
----------------                               ---------------------------------
MA, NW, NX, PA, PB, PC and ZB
  (in the aggregate) ...................          101% PSA through 273% PSA
NX, PA, PB and PC (in the aggregate) ...          80% PSA through 409% PSA

PAC and TAC Classes                                Initial Effective Rate
----------------------------                   ---------------------------------
AF, GF, MA, MF, NF, NW, NX, PA, PB,
  PC and ZB (in the aggregate) .........                         *
ZA .....................................                   20% CPR

-------------
*  No Effective Rate

      o The principal payment stability of the PAC Classes will be supported in part by the related, TAC and Support Classes.
      o The principal payment stability of the TAC Classes will be supported by the related Support Classes.

      If all of the Classes supporting a given Class are retired before the Class being supported is retired, the outstanding Class will no longer have an Effective Range or Rate and will become more sensitive to prepayments on the Mortgage Loans.

      There is no assurance that the Mortgage Loans will have the characteristics assumed in the Modeling Assumptions, which were used to determine the initial Effective Ranges or Rates. If the initial Effective Ranges or Rates were calculated using the actual characteristics of the Mortgage Loans, the initial Effective Ranges or Rates could differ from those shown in the above tables or an initial Effective Rate might not exist. Therefore, even if the Mortgage Loans were to prepay at a constant rate within the initial Effective Range or at the initial Effective Rate shown for any Class in the above tables, that Class could fail to receive Scheduled Payments.

      Moreover, the Mortgage Loans will not prepay at any constant rate. Non-constant prepayment rates can cause any PAC or TAC Class not to receive Scheduled Payments, even if prepayment rates remain within the initial Effective Range (or if prepayment rates average the Effective Rate), if any, for that Class. Further, the Effective Range for any PAC or Class can narrow, shift over time or cease to exist and the Effective Rate for any TAC Class can change or cease to exist depending on the actual characteristics of the Mortgage Loans.

      If the Mortgage Loans prepay at rates that are generally below the Effective Range or Rate for any PAC or TAC Class, the amount available to pay principal on the Securities may be insufficient to produce Scheduled Payments on such PAC or TAC Class, if any, and its Weighted Average Life may be extended, perhaps significantly.

      If the Mortgage Loans prepay at rates that are generally above the Effective Range or Rate for any PAC or TAC Class, its supporting Classes may be retired earlier than that PAC or TAC Class, and its Weighted Average Life may be shortened, perhaps significantly.


Assumability

      Each Mortgage Loan may be assumed, subject to HUD review and approval, upon the sale of the related Mortgaged Property. See "Yield, Maturity and Prepayment Considerations -- Assumability of Government Loans" in the Base Offering Circular.


Final Distribution Date

      The Final Distribution Date for each Class, which is set forth on the inside cover page of this Supplement or on Schedule I to this Supplement, is the latest date on which the related Class Principal Balance or Class Notional Balance will be reduced to zero.

      o The actual retirement of any Class may occur earlier than its Final Distribution Date.

      o According to the terms of the Ginnie Mae Guaranty, Ginnie Mae will guarantee payment in full of the Class Principal Balance of each Class of Securities no later than its Final Distribution Date.


Modeling Assumptions

      The tables that follow have been prepared on the basis of the following assumptions (the "Modeling Assumptions"), among others:

      1. The Mortgage Loans underlying the Trust Assets have the assumed characteristics shown under "Assumed Characteristics of the Mortgage Loans Underlying the Trust Assets" in the Terms Sheet, except in the case of information set forth under the 0% PSA Prepayment Assumption Rate, for which each Mortgage Loan is assumed to have an original and a remaining term to maturity of 360 months a Mortgage Rate of 1.50% per annum higher than the Certificate Rate.

      2. The Mortgage Loans prepay at the constant percentages of PSA (described below) shown in the related table.

      3. Distributions on the Securities are always received on the 20th day of the month, whether or not a Business Day, commencing in September 2005.

      4.    A termination of the Trust does not occur.

      5.    The Closing Date for the Securities is August 30, 2005.

      6.    No  expenses  or fees are paid by the Trust  other than the  Trustee
            Fee.

      7. Each Class is held from the Closing Date and is not exchanged in whole or in part.

      When reading the tables and the related text, investors should bear in mind that the Modeling Assumptions, like any other stated assumptions, are unlikely to be entirely consistent with actual experience.

      o For example, most of the Mortgage Loans will not have the characteristics assumed, many Distribution Dates will occur on a Business Day after the 20th of the month, and the Trustee may cause a termination of the Trust as described under "Description of the Securities -- Termination" in this Supplement.

      o In addition, distributions on the Securities are based on Certificate Factors and Calculated Certificate Factors, if applicable, which may not reflect actual receipts on the Trust Assets.

      See "Description of the Securities -- Distributions" in the Base Offering Circular.


Decrement Tables

      Prepayments of mortgage loans are commonly measured by a prepayment standard or model. The model used in this Supplement ("PSA") is the standard prepayment assumption model of The Bond Market Association. PSA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the Mortgage Loans to which the model is applied. See "Yield, Maturity and Prepayment Considerations -- Standard Prepayment Assumption Models" in the Base Offering Circular.

      The decrement tables set forth below are based on the assumption that the Mortgage Loans prepay at the indicated percentages of PSA (the "PSA Prepayment Assumption Rates"). As used in the table, each of the PSA Prepayment Assumption Rates reflects a percentage of the 100% PSA assumed prepayment rate. The Mortgage Loans will not prepay at any of the PSA Prepayment Assumption Rates and the timing of changes in the rate of prepayments actually experienced on the Mortgage Loans will not follow the pattern described for the PSA assumption.

      The decrement tables set forth below illustrate the percentage of the Original Class Principal Balance (or, in the case of a Notional Class, the original Class Notional Balance) that would remain outstanding following the distribution made each specified month for each Regular or MX Class, based on the assumption that the Mortgage Loans prepay at the PSA Prepayment Assumption Rates. The percentages set forth in the following decrement tables have been rounded to the nearest whole percentage (including rounding down to zero).

      The decrement tables also indicate the Weighted Average Life of each Class under each PSA Prepayment Assumption Rate. The Weighted Average Life of each Class is calculated by:

      (a) multiplying the net reduction, if any, of the Class Principal Balance (or the net reduction of the Class Notional Balance, in the case of any Notional Class) from one Distribution Date to the next Distribution Date by the number of years from the date of issuance thereof to the related Distribution Date,

      (b)   summing the results, and

      (c) dividing the sum by the aggregate amount of the assumed net reductions in principal balance or notional amount, as applicable, referred to in clause (a).

      The information shown for each Notional Class is for illustrative purposes only, as a Notional Class is not entitled to distributions of principal and has no weighted average life. The weighted average life shown for each Notional Class has been calculated on the assumption that a reduction in the Class Notional Balance thereof is a distribution of principal.

      The Weighted Average Lives are likely to vary, perhaps significantly, from those set forth in the tables below due to the differences between the actual characteristics of the Mortgage Loans underlying the Trust Assets and the Modeling Assumptions.

      Percentages of Original Class Principal (or Class Notional) Balances
                           and Weighted Average Lives


                                                        PSA Prepayment Assumption Rates
                    ---------------------------------------------------------------------------------------------------------
                    Classes AF, AS, AW, MF, MG,
                          MS, NF, NG and NS                Classes FB, NA, NI and SA              Classes GF, GS and IO
                    ----------------------------        -----------------------------             ---------------------------

Distribution Date   0%     100%   130%  350%    500%     0%   100%   130%  350%    500%      0%     100%   130%   350%   500%
----------------   --      ----   ---   ----    ----     --   ----   ----  ----    ----      --     ----   ----   ----   ----
Initial Percent ..  100    100   100    100    100       100   100    100    100    100      100    100    100    100    100
August 2006 ......   96     91    89     80     80       106   106    106    103     83       98     95     94     89     88
August 2007 ......   92     76    72     46     45       112   112    112    103     50       95     87     84     69     69
August 2008 ......   90     70    62     21     19       118   118    118    103     30       93     77     73     50     49
August 2009 ......   90     70    60      9      6       125   125    125    103     27       90     68     63     34     32
August 2010 ......   90     70    58      3      0       132   132    132    103     27       87     60     53     22     21
August 2011 ......   90     70    56      1      0       139   139    139    103     27       84     52     44     13     12
August 2012 ......   90     69    54      1      0       147   147    147    103     27       80     44     36      5      7
August 2013 ......   90     64    49      0      0       155   155    155    100     27       77     37     28      0      3
August 2014 ......   90     51    36      0      0       164   164    164     77     27       73     29     20      0      0
August 2015 ......   90     39    23      0      0       173   173    173     59     20       69     22     13      0      0
August 2016 ......   90     27    11      0      0       183   183    183     45     13       64     16      6      0      0
August 2017 ......   90     16     0      0      0       193   193    193     35      9       60      9      0      0      0
August 2018 ......   90      4     0      0      0       204   204    173     26      6       55      2      0      0      0
August 2019 ......   87      0     0      0      0       216   198    153     20      4       49      0      0      0      0
August 2020 ......   77      0     0      0      0       228   178    136     15      3       44      0      0      0      0
August 2021 ......   66      0     0      0      0       241   160    120     11      2       38      0      0      0      0
August 2022 ......   55      0     0      0      0       254   143    105      9      1       31      0      0      0      0
August 2023 ......   43      0     0      0      0       269   127     91      6      1       25      0      0      0      0
August 2024 ......   30      0     0      0      0       284   112     79      5      0       17      0      0      0      0
August 2025 ......   17      0     0      0      0       300    98     67      3      0       10      0      0      0      0
August 2026 ......    2      0     0      0      0       317    84     57      2      0        1      0      0      0      0
August 2027 ......    0      0     0      0      0       299    72     48      2      0        0      0      0      0      0
August 2028 ......    0      0     0      0      0       270    60     39      1      0        0      0      0      0      0
August 2029 ......    0      0     0      0      0       239    49     31      1      0        0      0      0      0      0
August 2030 ......    0      0     0      0      0       206    39     24      0      0        0      0      0      0      0
August 2031 ......    0      0     0      0      0       170    29     18      0      0        0      0      0      0      0
August 2032 ......    0      0     0      0      0       132    20     12      0      0        0      0      0      0      0
August 2033 ......    0      0     0      0      0        91    12      7      0      0        0      0      0      0      0
August 2034 ......    0      0     0      0      0        47     4      2      0      0        0      0      0      0      0
August 2035 ......    0      0     0      0      0         0     0      0      0      0        0      0      0      0      0
Weighted Average
  Life (years) ... 16.0    7.7   6.2    2.1    2.0      26.1  20.2   18.5   11.6    4.3     12.9    6.5    5.7    3.3    3.3


                                                        PSA Prepayment Assumption Rates

                   Classes MA, NB, NO, NW and NY                   Class MZ                             Class NJ
                   -----------------------------         -----------------------------      -----------------------------
Distribution Date  0%     100%   130%  350%    500%      0%   100%   130%  350%    500%     0%   100%   130%   350%   500%
-----------------  --     ----   ----  ----    ----      --   ----   ----  ----    ----     --   ----   ---    ---    ---

Initial Percent .  100    100   100    100    100       100   100    100    100    100      100  00     100    100    100
August 2006 .....  100    100   100    100    100       100   100    100    103    105      100  00     100    100    100
August 2007 .....  100    100   100    100    100       100   100    100    109    111      100  00     100    100    100
August 2008 .....  100     94    94     94     94       100   100    100    115    117       95  85      85     85     85
August 2009 .....  100     83    83     83     83       100   100    100    121    123       86  61      61     61     61
August 2010 .....  100     71    71     71     71       100   100    100    128    130       76  38      38     38     38
August 2011 .....  100     59    59     59     61       100   100    100    135    138       66  17      17     17     17
August 2012 .....  100     41    41     41     59       100   100    100    143    145       55   0       0      0      0
August 2013 .....  100      0     0      0     26       100   100    100    151    154       44   0       0      0      0
August 2014 .....  100      0     0      0      4       100   100    100    159    162       31   0       0      0      0
August 2015 .....  100      0     0      0      0       100   100    100    168    172       18   0       0      0      0
August 2016 .....  100      0     0      0      0       100   100    100    178    181        4   0       0      0      0
August 2017 .....   72      0     0      0      0       100   100    100    188    191        0   0       0      0      0
August 2018 .....   30      0     0      0      0       100   100    105    199    202        0   0       0      0      0
August 2019 .....    0      0     0      0      0       100   103    111    210    214        0   0       0      0      0
August 2020 .....    0      0     0      0      0       100   109    117    222    226        0   0       0      0      0
August 2021 .....    0      0     0      0      0       100   115    124    234    238        0   0       0      0      0
August 2022 .....    0      0     0      0      0       100   121    131    247    252        0   0       0      0      0
August 2023 .....    0      0     0      0      0       100   128    138    261    266        0   0       0      0      0
August 2024 .....    0      0     0      0      0       100   135    146    276    281        0   0       0      0      0
August 2025 .....    0      0     0      0      0       100   143    154    292    297        0   0       0      0      0
August 2026 .....    0      0     0      0      0       100   151    163    308    314        0   0       0      0      0
August 2027 .....    0      0     0      0      0       104   159    172    325    213        0   0       0      0      0
August 2028 .....    0      0     0      0      0       110   168    182    344    133        0   0       0      0      0
August 2029 .....    0      0     0      0      0       116   178    192    363     81        0   0       0      0      0
August 2030 .....    0      0     0      0      0       123   188    203    384     48        0   0       0      0      0
August 2031 .....    0      0     0      0      0       130   199    215    405     27        0   0       0      0      0
August 2032 .....    0      0     0      0      0       137   210    227    322     14        0   0       0      0      0
August 2033 .....    0      0     0      0      0       145   222    240    157      6        0   0       0      0      0
August 2034 .....    0      0     0      0      0       153   234    253     43      1        0   0       0      0      0
August 2035 .....    0      0     0      0      0         0     0      0      0      0        0   0       0      0      0
Weighted Average
  Life (years) .. 12.5    6.0   6.0    6.0    6.5      30.0  29.5   29.5   27.8   23.2      7.3   4.5     4.5    4.5    4.5

                                                        PSA Prepayment Assumption Rates

                              Class NX                             Class PA                             Class PB
                   ------------------------------       ------------------------------      --------------------------------

Distribution Date  0%     100%  130%   350%   500%      0%    100%   130%  350%    500%     0%     100%   130%   350%   500%
-----------------  --     ----  ----   ---   ----       ---   ----   ----  ----    ----     --     ----   ----   ----   ----
Initial Percent .. 100    100   100    100    100       100   100    100    100    100      100    100    100    100    100
August 2006 ...... 100    100   100    100    100       100   100    100    100    100      100    100    100    100    100
August 2007 ...... 100    100   100    100    100       100   100    100    100    100      100    100    100    100    100
August 2008 ...... 100    100   100    100    100        93    80     80     80     80      100    100    100    100    100
August 2009 ...... 100    100   100    100    100        81    48     48     48     48      100    100    100    100    100
August 2010 ...... 100    100   100    100    100        69    18     18     18     18      100    100    100    100    100
August 2011 ...... 100    100   100    100    100        55     0      0      0      0      100     46     46     46     46
August 2012 ...... 100      0     0      0      0        41     0      0      0      0      100      0      0      0      0
August 2013 ...... 100      0     0      0      0        26     0      0      0      0      100      0      0      0      0
August 2014 ...... 100      0     0      0      0         9     0      0      0      0      100      0      0      0      0
August 2015 ...... 100      0     0      0      0         0     0      0      0      0       56      0      0      0      0
August 2016 ...... 100      0     0      0      0         0     0      0      0      0        0      0      0      0      0
August 2017 ......   0      0     0      0      0         0     0      0      0      0        0      0      0      0      0
August 2018 ......   0      0     0      0      0         0     0      0      0      0        0      0      0      0      0
August 2019 ......   0      0     0      0      0         0     0      0      0      0        0      0      0      0      0
August 2020 ......   0      0     0      0      0         0     0      0      0      0        0      0      0      0      0
August 2021 ......   0      0     0      0      0         0     0      0      0      0        0      0      0      0      0
August 2022 ......   0      0     0      0      0         0     0      0      0      0        0      0      0      0      0
August 2023 ......   0      0     0      0      0         0     0      0      0      0        0      0      0      0      0
August 2024 ......   0      0     0      0      0         0     0      0      0      0        0      0      0      0      0
August 2025 ......   0      0     0      0      0         0     0      0      0      0        0      0      0      0      0
August 2026 ......   0      0     0      0      0         0     0      0      0      0        0      0      0      0      0
August 2027 ......   0      0     0      0      0         0     0      0      0      0        0      0      0      0      0
August 2028 ......   0      0     0      0      0         0     0      0      0      0        0      0      0      0      0
August 2029 ......   0      0     0      0      0         0     0      0      0      0        0      0      0      0      0
August 2030 ......   0      0     0      0      0         0     0      0      0      0        0      0      0      0      0
August 2031 ......   0      0     0      0      0         0     0      0      0      0        0      0      0      0      0
August 2032 ......   0      0     0      0      0         0     0      0      0      0        0      0      0      0      0
August 2033 ......   0      0     0      0      0         0     0      0      0      0        0      0      0      0      0
August 2034 ......   0      0     0      0      0         0     0      0      0      0        0      0      0      0      0
August 2035 ......   0      0     0      0      0         0     0      0      0      0        0      0      0      0      0
Weighted Average
  Life (years) .. 11.3    6.9   6.9    6.9    7.0       6.3   4.0    4.0    4.0    4.0     10.1    6.0    6.0    6.0    6.0

                                                        PSA Prepayment Assumption Rates
                   ---------------------------------------------------------------------------------------------------------
                              Class PC                             Class ZA                             Class ZB
                   ------------------------------       ------------------------------      --------------------------------
Distribution Date  0%     100%   130%  350%   500%      0%    100%   130%   350%   500%     0%     100%   130%   350%   500%
-----------------  --     ----   ----  ----   ---       --    ----   ----   ----   ----     --     ----   ----   ----   ----
Initial Percent .. 100    100   100    100    100       100   100    100    100    100      100    100    100    100    100
August 2006 ...... 100    100   100    100    100       106   106    106      0      0      105    105    105    105    105
August 2007 ...... 100    100   100    100    100       112   112    112      0      0      109    109    109    109    109
August 2008 ...... 100    100   100    100    100       118   118    118      0      0      114    114    114    114    114
August 2009 ...... 100    100   100    100    100       125   125    125      0      0      120    120    120    120    120
August 2010 ...... 100    100   100    100    100       132   132    132      0      0      125    125    125    125    125
August 2011 ...... 100    100   100    100    100       139   139    139      0      0      131    131    131    131    131
August 2012 ...... 100      0     0      0      0       147   147    147      0      0      137    137    137    137    137
August 2013 ...... 100      0     0      0      0       155   155    155      0      0      143      0      0      0    143
August 2014 ...... 100      0     0      0      0       164   164    164      0      0      150      0      0      0    150
August 2015 ...... 100      0     0      0      0       173   173    173      0      0      157      0      0      0      0
August 2016 ......  40      0     0      0      0       183   183    183      0      0      164      0      0      0      0
August 2017 ......   0      0     0      0      0       193   193     92      0      0      171      0      0      0      0
August 2018 ......   0      0     0      0      0       204   204      0      0      0      179      0      0      0      0
August 2019 ......   0      0     0      0      0       216     0      0      0      0        0      0      0      0      0
August 2020 ......   0      0     0      0      0       228     0      0      0      0        0      0      0      0      0
August 2021 ......   0      0     0      0      0       241     0      0      0      0        0      0      0      0      0
August 2022 ......   0      0     0      0      0       254     0      0      0      0        0      0      0      0      0
August 2023 ......   0      0     0      0      0       269     0      0      0      0        0      0      0      0      0
August 2024 ......   0      0     0      0      0       284     0      0      0      0        0      0      0      0      0
August 2025 ......   0      0     0      0      0       300     0      0      0      0        0      0      0      0      0
August 2026 ......   0      0     0      0      0       317     0      0      0      0        0      0      0      0      0
August 2027 ......   0      0     0      0      0         0     0      0      0      0        0      0      0      0      0
August 2028 ......   0      0     0      0      0         0     0      0      0      0        0      0      0      0      0
August 2029 ......   0      0     0      0      0         0     0      0      0      0        0      0      0      0      0
August 2030 ......   0      0     0      0      0         0     0      0      0      0        0      0      0      0      0
August 2031 ......   0      0     0      0      0         0     0      0      0      0        0      0      0      0      0
August 2032 ......   0      0     0      0      0         0     0      0      0      0        0      0      0      0      0
August 2033 ......   0      0     0      0      0         0     0      0      0      0        0      0      0      0      0
August 2034 ......   0      0     0      0      0         0     0      0      0      0        0      0      0      0      0
August 2035 ......   0      0     0      0      0         0     0      0      0      0        0      0      0      0      0
Weighted Average
  Life (years) .. 10.9    6.6   6.6    6.6    6.6      21.2  13.4   12.0    0.3    0.1     13.7    7.8    7.8    7.8    9.2

Yield Considerations

      An investor seeking to maximize yield should make a decision whether to invest in any Class based on the anticipated yield of that Class resulting from its purchase price, the investor's own projection of Mortgage Loan prepayment rates under a variety of scenarios and, in the case of a Floating Rate or an Interest Only Inverse Floating Rate Class, the investor's own projection of levels of LIBOR under a variety of scenarios. No representation is made regarding Mortgage Loan prepayment rates LIBOR levels or the yield of any Class.


Prepayments: Effect on Yields

      The yields to investors will be sensitive in varying degrees to the rate of prepayments on the Mortgage Loans.

      o In the case of Regular Securities or MX Securities purchased at a premium (especially Interest Only Classes), faster than anticipated rates of principal payments could result in actual yields to investors that are lower than the anticipated yields.

      o Investors in the Interest Only Classes should also consider the risk that rapid rates of principal payments could result in the failure of investors to recover fully their investments.

      o In the case of Regular Securities or MX Securities purchased at a discount (especially the Principal Only Class), slower than anticipated rates of principal payments could result in actual yields to investors that are lower than the anticipated yields.

      See "Risk Factors -- Rates of principal payments can reduce your yield" in this Supplement.

      Rapid rates of prepayments on the Mortgage Loans are likely to coincide with periods of low prevailing interest rates.

      During periods of low prevailing interest rates, the yields at which an investor may be able to reinvest amounts received as principal payments on the investor's Class of Securities may be lower than the yield on that Class.

      Slow rates of prepayments on the Mortgage Loans are likely to coincide with periods of high prevailing interest rates.

      During periods of high prevailing interest rates, the amount of principal payments available to an investor for reinvestment at those high rates may be relatively low.

      The Mortgage Loans will not prepay at any constant rate until maturity, nor will all of the Mortgage Loans prepay at the same rate at any one time. The timing of changes in the rate of prepayments may affect the actual yield to an investor, even if the average rate of principal prepayments is consistent with the investor's expectation. In general, the earlier a prepayment of principal on the Mortgage Loans, the greater the effect on an investor's yield. As a result, the effect on an investor's yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the Closing Date is not likely to be offset by a later equivalent reduction (or increase) in the rate of principal prepayments.


LIBOR: Effect on Yields of the Floating Rate and Inverse Floating Rate Classes

      Low levels of LIBOR can reduce the yield of the Floating Rate Classes. High levels of LIBOR can significantly reduce the yield of the Inverse Floating Rate Classes. In addition, the Floating Rate Classes will not benefit from a higher yield at high levels of LIBOR because the rate on such Classes is capped at a maximum rate described under "Terms Sheet -- Interest Rates."

Payment Delay: Effect on Yields of the Fixed Rate Classes and Delay Classes

      The effective yield on any Fixed Rate or Delay Class will be less than the yield otherwise produced by its Interest Rate and purchase price because, on each Distribution Date, 30 days' interest will be payable on (or added to the principal amount of) that Class even though interest began to accrue approximately 50 days earlier.


Yield Tables

      The following tables show the pre-tax yields to maturity on a corporate bond equivalent basis of specified Classes at various constant percentages of PSA and, in the case of the Inverse Floating Rate Classes, at various constant levels of LIBOR.

      The Mortgage Loans will not prepay at any constant rate until maturity, and it is unlikely that LIBOR will remain constant. Moreover, it is likely that the Mortgage Loans will experience actual prepayment rates that differ from those of the Modeling Assumptions. Therefore, the actual pre-tax yield of any Class may differ from those shown in the applicable table below for that Class even if the Class is purchased at the assumed price shown.

      The yields were calculated by

      1. determining the monthly discount rates that, when applied to the applicable assumed streams of cash flows to be paid on the applicable Class, would cause the discounted present value of the assumed streams of cash flows to equal the assumed purchase price of that Class plus accrued interest (in the case of interest-bearing Classes), and

      2. converting the monthly rates to corporate bond equivalent rates.

      These calculations do not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as distributions on their Securities and consequently do not purport to reflect the return on any investment in any Class when those reinvestment rates are considered.

      The information set forth in the following tables was prepared on the basis of the Modeling Assumptions and the assumptions that (1) the Interest Rate applicable to the Class SA and each Inverse Floating Rate Class for each Accrual Period following the first Accrual Period will be based on the indicated level of LIBOR, if applicable, and (2) the purchase price of each Class (expressed as a percentage of its original Class Principal Balance or Class Notional Balance) plus accrued interest (in the case of the interest-bearing Classes) is as indicated in the related table. The assumed purchase price is not necessarily that at which actual sales will occur.

                               Sensitivity of Class AS to Prepayments
                                        Assumed Price 0.25%*
                                   PSA Prepayment Assumption Rates
                            ---------------------------------------------
LIBOR                          100%       130%        350%        500%
----------                  ---------- ----------  ----------  ----------
2.57125% ................... 1596.1%     1588.2%    1535.5%     1534.8%
3.57125% ...................  350.3%      346.5%     320.7%      319.8%
4.00000% ...................   62.5%       58.8%      26.3%       23.8%
4.15000% and above .........   **          **         **          **

* The price does not include accrued interest. Accrued interest has been added to the price in calculating the yields set forth in the table.
** Indicates that investors will suffer a loss of virtually all of their investment.

                                  Sensitivity of Class GS to Prepayments
                                          Assumed Price 7.65625%*
                                      PSA Prepayment Assumption Rates
                             ----------------------------------------------
LIBOR                            100%       130%        350%        500%
----------                    ---------- ----------  ----------  ----------
2.38% ........................   53.9%      51.8%       37.5%       37.0%
3.38% ........................   37.9%      35.6%       20.3%       20.0%
5.38% ........................    4.9%       1.7%      (17.4)%     (16.8)%
6.80% and above ..............   **         **          **          **



                     Sensitivity of Class IO to Prepayments
                            Assumed Price 19.203125%*
                         PSA Prepayment Assumption Rates
--------------------------------------------------------------------------------
    100%                130%           278%           350%           500%
 ----------          ----------     ----------     ----------     ----------
    17.3%               14.6%          0.1%          (2.7)%         (2.7)%


                                    Sensitivity of Class MS to Prepayments
                                           Assumed Price 0.316406%*
                                        PSA Prepayment Assumption Rates
                                ---------------------------------------------
LIBOR                              100%       130%        350%        500%
----------                      ---------- ----------  ----------  ----------
2.57125% .....................      983.8%      978.0%     938.9%      938.1%
3.57125% .....................      216.6%      213.0%     188.1%      187.1%
4.00000% .....................       25.8%       21.9%     (18.8)%     (23.7)%
4.10000% and above ...........       **          **         **          **



                     Sensitivity of Class NI to Prepayments
                            Assumed Price 11.041667%*
                         PSA Prepayment Assumption Rates
-------------------------------------------------------------------------------
   100%            130%            350%            500%           546%
----------      ----------      ----------      ----------     ----------
  11.2%            11.5%           45.1%           21.5%           0.3%


                     Sensitivity of Class NO to Prepayments
                             Assumed Price 78.84375%
                         PSA Prepayment Assumption Rates
-------------------------------------------------------------------------------
   100%            130%               350%                   500%
----------      ---------         ----------              ----------
   4.0%           4.0%               4.0%                    3.8%

                                  Sensitivity of Class NS to Prepayments
                                           Assumed Price 0.25%*
                                      PSA Prepayment Assumption Rates
                              ---------------------------------------------
LIBOR                            100%       130%        350%        500%
----------                    ---------- ----------  ----------  ----------
2.57125% ......................  1470.3%     1462.8%    1412.8%     1412.1%
3.57125% ......................   296.9%      293.3%     268.0%      267.1%
4.00000% ......................    32.0%       28.2%     (10.7)%     (15.1)%
4.09000% and above ............    **          **         **          **


                                    Sensitivity of Class SA to Prepayments
                                             Assumed Price 89.0%*
                                        PSA Prepayment Assumption Rates
                                ---------------------------------------------
LIBOR                              100%       130%        350%        500%
----------                      ---------- ----------  ----------  ----------
2.50% ..............................  7.7%        7.9%      13.2%       16.1%
3.50% ..............................  6.5%        6.5%       8.0%       10.4%
4.50% ..............................  4.9%        4.9%       2.8%        4.7%
4.80% and above ....................  4.4%        4.3%       1.2%        3.1%
-----------------
* The price does not include accrued interest. Accrued interest has been added to the price in calculating the yields set forth in the table.
** Indicates that investors will suffer a loss of virtually all of their investment.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following tax discussion, when read in conjunction with the discussion of "Certain Federal Income Tax Consequences" in the Base Offering Circular, describes the material federal income tax considerations for investors in the Securities. However, these two tax discussions do not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules.


U.S. Treasury Circular 230 Notice

      The discussion contained in this Supplement and the Base Offering Circular as to certain federal tax consequences is not intended or written to be used, and cannot be used, for the purpose of avoiding United States federal tax penalties. Such discussion is written to support the promotion or marketing of the transactions or matters addressed in this Supplement and the Base Offering Circular. Each taxpayer to whom such transaction or matters are being promoted, marketed or recommended should seek advice based on its particular circumstances from an independent tax advisor.


REMIC Elections

      In the opinion of Stroock, Stroock & Lavan LLP, the Trust will constitute a Double REMIC Series for federal income tax purposes. Separate REMIC elections will be made for the Pooling REMIC and the Issuing REMIC.


Regular Securities

      The Regular Securities will be treated as debt instruments issued by the Issuing REMIC for federal income tax purposes. Income on the Regular Securities must be reported under an accrual method of accounting.

      The Class AS, GS, IO, MS, NI and NS Securities are "Interest Weighted Securities" as described in "Certain Federal Income Tax Consequences -- Tax Treatment of Regular Securities -- Interest Weighted Securities and Non-VRDI Securities" in the Base Offering Circular. Although the tax treatment of Interest Weighted Securities is not entirely certain, Holders of the Interest Weighted Securities should expect to accrue all income on these Securities
(other than income attributable to market discount or de minimis market discount) under the original issue discount ("OID") rules based on the expected payments on these securities at the prepayment assumption described below.

      The Class MZ, ZA and ZB Securities are Accrual Securities. Because the Class FB and SA Securities do not require unconditional payments of interest at least annually, the Class FB and SA Securities will be treated as Accrual Securities for purposes of this paragraph. Holders of Accrual Securities are required to accrue all income from their Securities (other than income attributable to market discount or de minimis market discount) under the OID rules based on the expected payments on the Accrual Securities at the prepayment assumption described below.

      In addition to the Regular Securities described in the preceding two paragraphs, based on anticipated prices (including accrued interest), the assumed Mortgage Loan characteristics, the prepayment assumption described below and, in the case of the Floating Rate Classes, the constant LIBOR value described below, Classes MA, NX, PB and PC are expected to be issued with OID.

      Prospective investors in the Regular Securities should be aware, however, that the foregoing expectations about OID could change because of differences
(1) between anticipated purchase prices and actual purchase prices or (2) between the assumed characteristics of the Trust Assets and the characteristics of the Trust Assets actually delivered to the Trust. The prepayment assumption that should be used in determining the rates of accrual of OID, if any, on the Regular Securities is 130% PSA

(as described in "Yield, Maturity and Prepayment Considerations" in this Supplement). In the case of the Floating Rate and Inverse Floating Rate Classes, the constant value of LIBOR to be used for these determinations is 3.5% in the case of Classes FB and SA, 3.38% in the case of Classes GF and GS and 3.57125% for all other Floating Rate and Inverse Floating Rate Classes. No representation is made, however, about the rate at which prepayments on the Mortgage Loans underlying the Trust Assets actually will occur or the level of LIBOR at any time after the date of this Supplement. See "Certain Federal Income Tax Consequences" in the Base Offering Circular.

      The Regular Securities generally will be treated as "regular interests" in a REMIC for domestic building and loan associations and "real estate assets" for real estate investment trusts ("REITs") as described in "Certain Federal Income Tax Consequences" in the Base Offering Circular. Similarly, interest on the
Regular Securities will be considered "interest on obligations secured by mortgages on real property" for REITs.


Residual Securities

      The Class RR Securities will represent the beneficial ownership of the Residual Interest in the Pooling REMIC and the beneficial ownership of the Residual Interest in the Issuing REMIC. The Residual Securities, i.e., the Class RR Securities, generally will be treated as "residual interests" in a REMIC for domestic building and loan associations and as "real estate assets" for REITs, as described in "Certain Federal Income Tax Consequences" in the Base Offering Circular, but will not be treated as debt for federal income tax purposes. Instead, the Holders of the Residual Securities will be required to report, and will be taxed on, their pro rata shares of the taxable income or loss of the Trust REMICs, and these requirements will continue until there are no outstanding regular interests in the respective Trust REMICs. Thus, Residual Holders will have taxable income attributable to the Residual Securities even though they will not receive principal or interest distributions with respect to the Residual Securities, which could result in a negative after-tax return for the Residual Holders. It is not expected that the Pooling REMIC will have a substantial amount of taxable income or loss in any period. However, even though the Holders of the Class RR Securities are not entitled to any stated principal or interest payments on the Class RR Securities the Issuing REMIC may have substantial taxable income in certain periods, and offsetting tax losses may not occur until much later periods. Accordingly, a Holder of the Class RR Securities may experience substantial adverse tax timing consequences. Prospective investors are urged to consult their own tax advisors and consider the after-tax effect of ownership of the Residual Securities and the suitability of the Residual Securities to their investment objectives.

      Prospective Holders of Residual Securities should be aware that, at issuance, based on the expected prices of the Regular and Residual Securities and the prepayment assumption described above, the residual interests represented by the Residual Securities will be treated as "noneconomic residual interests" as that term is defined in Treasury regulations.


MX Securities

      For a discussion of certain federal income tax consequences applicable to the MX Classes, see "Certain Federal Income Tax Consequences -- Tax Treatment of MX Securities", "-- Exchanges of MX Classes and Regular Classes" and "-- Taxation of Foreign Holders of REMIC Securities and MX Securities" in the Base Offering Circular.

      Investors should consult their own tax advisors in determining the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

                                  ERISA MATTERS

      Ginnie Mae guarantees distributions of principal and interest with respect to the Securities. The Ginnie Mae Guaranty is supported by the full faith and credit of the United States of America. The Regular and MX Securities will qualify as "guaranteed governmental mortgage pool certificates" within the meaning of a Department of Labor regulation, the effect of which is to provide that mortgage loans and participations therein underlying a "guaranteed governmental mortgage pool certificate" will not be considered assets of an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or subject to section 4975 of the Code (each, a
"Plan"),   solely  by  reason  of  the  Plan's  purchase  and  holding  of  that certificate.

      Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and the Code, may nevertheless be subject to local, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any of the Securities.

      Prospective Plan Investors should consult with their advisors, however, to determine whether the purchase, holding, or resale of a Security could give rise to a transaction that is prohibited or is not otherwise permissible under either ERISA or the Code.

      See "ERISA Considerations" in the Base Offering Circular.

      The Residual Securities are not offered to, and may not be transferred to, a Plan Investor.


                         LEGAL INVESTMENT CONSIDERATIONS

      Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in the Securities. No representation is made about the proper characterization of any Class for legal investment or other purposes, or about the permissibility of the purchase by particular investors of any Class under applicable legal investment restrictions.

      Investors should consult their own legal advisors regarding applicable investment restrictions and the effect of any restrictions on the liquidity of the Securities prior to investing in the Securities.

      See "Legal Investment Considerations" in the Base Offering Circular.


                              PLAN OF DISTRIBUTION

      Subject to the terms and conditions of the Sponsor Agreement, the Sponsor has agreed to purchase all of the Securities if any are sold and purchased. The Sponsor proposes to offer each Class to the public from time to time for sale in negotiated transactions at varying prices to be determined at the time of sale, plus accrued interest, if any, from (1) August 1, 2005 on the Fixed Rate Classes and the Special Classes, and (2) August 20, 2005 on the Floating Rate and Inverse Floating Rate Classes other than the Special Classes. The Sponsor may effect these transactions by sales to or through certain securities dealers. These dealers may receive compensation in the form of discounts, concessions or commissions from the Sponsor and/or commissions from any purchasers for which they act as agents. Some of the Securities may be sold through dealers in relatively small sales. In the usual case, the commission charged on a relatively small sale of securities will be a higher percentage of the sales price than that charged on a large sale of securities.

                                INCREASE IN SIZE

      Before the Closing Date, Ginnie Mae, the Trustee and the Sponsor may agree to increase the size of this offering. In that event, the Securities will have the same characteristics as described in this Supplement, except that (1) the Original Class Principal Balance (or original Class Notional Balance), and (2) the Scheduled Principal Balances and Aggregate Scheduled Principal Balances of each Class receiving principal distributions or interest distributions based upon a notional balance will increase by the same proportion. The Trust Agreement, the Final Data Statement, the Final Schedules and the Supplemental Statement, if any, will reflect any increase in the size of the transaction.


                                  LEGAL MATTERS

      Certain legal matters will be passed upon for Ginnie Mae by Hunton & Williams LLP, for the Trust by Stroock & Stroock & Lavan LLP and Marcell Solomon & Associates, P.C., and for the Trustee By Nixon Peabody LLC.

                                                                                                                 Schedule I


                                                    Available Combinations(1)

      REMIC Securities                                                                  MX Securities
----------------------------------- ------------------------------------------------------------------------------------------------
                   Original Class               Maximum Original
                  Principal Balance              Class Principal                                                        Final
                     or Class        Related   Balance or Class     Principal Interest    Interest        CUSIP       Distribution
     Class        Notional Balance   MX Class  Notional Balance(2)   Type(3)    Rate       Type(3)       Number          Date(4)
     -----        ----------------   --------  -------------------  --------- --------    --------       -------      ------------
Combination 1
   FB              $ 123,578,326      NA        $148,293,991         SUP/AD     5.5%        FIX/Z      38374L P2 1    August 2035
   SA                 24,715,665
   NI                 13,481,271
Combination 2(5)
   MA              $  16,201,000      NB        $ 10,645,444         PAC/AD     4.5%        FIX       38374L P3 9    August 2035
                                      NO           6,620,100         PAC/AD     0.0         PO        38374L P4 7
                                      NY           9,580,900         PAC/AD     5.0         FIX       38374L P6 2
Combination 3
   PA              $  132,332,000     NJ        $174,706,000         PAC/AD     4.5%        FIX       38374L P5 4    August 2035
   PB                 24,310,000
   PC                 18,064,000
Combination 4
   NF              $  95,343,000      NG        $ 95,343,000         TAC/AD     4.5%        FIX       38374L P7 0    August 2035
   NS                 95,343,000
Combination 5
   MF              $  150,000,000     MG        $150,000,000         TAC/AD     4.5%        FIX       38374L P8 8    August 2035
   MS                 150,000,000
Combination 6
   AF              $  75,000,000      AW        $ 75,000,000         TAC/AD     4.5%        FIX       38374L P9 6    August 2035
   AS                 75,000,000

-----------------

(1)   All exchanges must comply with minimum denomination restrictions.
(2) The amount shown for each MX Class represents the maximum Original Class Principal Balance of that Class, assuming it were to be issued on the Closing Date.
(3)   As  defined  under  "Class  Types"  in  Appendix  I to the  Base  Offering
      Circular.
(4) See "Yield, Maturity and Prepayment Considerations -- Final Distribution Date" in this Supplement.
(5) In the case of Combination 2, various subcombinations are permitted. See "Description of the Securities -- Modification and Exchange" in the Base Offering Circular for a discussion of subcombinations.

                                                                                                 Schedule II


                                               SCHEDULED PRINCIPAL BALANCES

                             Classes AF, GF, MA,
                               MF, NF, NW, NX,      Classes MA, NW, NX,    Classes NX, PA,
                               PA, PB, PC and ZB     PA, PB, PC and ZB        PB and PC
Distribution Date             (in the aggregate)    (in the aggregate)    (in the aggregate)         Class ZA
----------------------       ---------------------  -------------------   ------------------    ---------------
Initial Balance ..............  $760,596,000.00      $241,189,000.00      $174,894,000.00       $1,208,968.00
September 2005 ...............   755,896,325.40       241,189,000.00       174,894,000.00          120,896.00
October 2005 .................   750,685,623.56       241,189,000.00       174,894,000.00                0.00
November 2005 ................   744,968,029.59       241,189,000.00       174,894,000.00                0.00
December 2005 ................   738,748,548.15       241,189,000.00       174,894,000.00                0.00
January 2006 .................   732,033,049.20       241,189,000.00       174,894,000.00                0.00
February 2006 ................   724,828,261.39       241,189,000.00       174,894,000.00                0.00
March 2006 ...................   717,141,762.84       241,189,000.00       174,894,000.00                0.00
April 2006 ...................   708,981,969.52       241,189,000.00       174,894,000.00                0.00
May 2006 .....................   700,358,121.19       241,189,000.00       174,894,000.00                0.00
June 2006 ....................   691,280,264.84       241,189,000.00       174,894,000.00                0.00
July 2006 ....................   681,759,235.66       241,189,000.00       174,894,000.00                0.00
August 2006 ..................   671,806,635.76       241,189,000.00       174,894,000.00                0.00
September 2006 ...............   661,434,810.38       241,189,000.00       174,894,000.00                0.00
October 2006 .................   650,656,821.94       241,189,000.00       174,894,000.00                0.00
November 2006 ................   639,486,421.78       241,189,000.00       174,894,000.00                0.00
December 2006 ................   627,938,019.79       241,189,000.00       174,894,000.00                0.00
January 2007 .................   616,026,651.99       241,189,000.00       174,894,000.00                0.00
February 2007 ................   603,767,946.10       241,189,000.00       174,894,000.00                0.00
March 2007 ...................   591,178,085.25       241,189,000.00       174,894,000.00                0.00
April 2007 ...................   578,273,769.97       241,189,000.00       174,894,000.00                0.00
May 2007 .....................   565,072,178.49       241,189,000.00       174,894,000.00                0.00
June 2007 ....................   551,590,925.59       241,189,000.00       174,894,000.00                0.00
July 2007 ....................   537,848,020.03       241,189,000.00       174,894,000.00                0.00
August 2007 ..................   523,861,820.77       241,189,000.00       174,894,000.00                0.00
September 2007 ...............   509,650,992.08       241,189,000.00       174,894,000.00                0.00
October 2007 .................   495,693,408.03       241,189,000.00       174,894,000.00                0.00
November 2007 ................   481,984,212.00       241,189,000.00       174,894,000.00                0.00
December 2007 ................   468,518,637.75       241,189,000.00       174,894,000.00                0.00
January 2008 .................   455,292,007.75       241,189,000.00       174,894,000.00                0.00
February 2008 ................   442,299,731.54       236,847,512.00       171,130,515.90                0.00
March 2008 ...................   429,537,304.08       232,522,883.69       167,386,540.74                0.00
April 2008 ...................   417,000,304.18       228,215,002.57       163,661,974.15                0.00
May 2008 .....................   404,684,392.94       223,923,756.58       159,956,716.27                0.00
June 2008 ....................   392,585,312.21       219,649,034.14       156,270,667.77                0.00
July 2008 ....................   380,698,883.12       215,390,724.12       152,603,729.84                0.00
August 2008 ..................   369,021,004.55       211,148,715.81       148,955,804.14                0.00
September 2008 ...............   357,547,651.73       206,922,899.00       145,326,792.86                0.00
October 2008 .................   346,274,874.80       202,713,163.90       141,716,598.71                0.00
November 2008 ................   335,198,797.42       198,519,401.15       138,125,124.86                0.00
December 2008 ................   324,315,615.39       194,341,501.85       134,552,275.01                0.00
January 2009 .................   313,621,595.33       190,179,357.53       130,997,953.34                0.00
February 2009 ................   303,113,073.35       186,032,860.16       127,462,064.53                0.00
March 2009 ...................   292,786,453.73       181,901,902.14       123,944,513.74                0.00
April 2009 ...................   282,638,207.69       177,786,376.30       120,445,206.63                0.00
May 2009 .....................   272,664,872.15       173,686,175.89       116,964,049.34                0.00
June 2009 ....................   262,863,048.44       169,601,194.59       113,500,948.50                0.00
July 2009 ....................   253,229,401.18       165,531,326.50       110,055,811.21                0.00
August 2009 ..................   243,760,657.04       161,476,466.13       106,628,545.04                0.00
September 2009 ...............   234,453,603.63       157,436,508.43       103,219,058.05                0.00

                                    S-II-1

                               Classes AF, GF, MA,
                                 MF, NF, NW, NX,      Classes MA, NW, NX,    Classes NX, PA,
                                 PA, PB, PC and ZB    PA, PB, PC and ZB       PB and PC
Distribution Date               (in the aggregate)    (in the aggregate)   (in the aggregate)           Class ZA
----------------------         -------------------    ------------------   ------------------           --------
October 2009 ..................  225,305,088.32       153,411,348.73        99,827,258.79                0.00
November 2009 .................  216,312,017.17       149,400,882.79        96,453,056.24                0.00
December 2009 .................  207,471,353.80       145,405,006.77        93,096,359.88                0.00
January 2010 ..................  198,780,118.33       141,423,617.24        89,757,079.62                0.00
February 2010 .................  190,235,386.35       137,456,611.18        86,435,125.87                0.00
March 2010 ....................  181,834,287.82       133,503,885.94        83,130,409.49                0.00
April 2010 ....................  173,574,006.15       129,565,339.29        79,842,841.80                0.00
May 2010 ......................  165,451,777.11       125,640,869.40        76,572,334.57                0.00
June 2010 .....................  157,464,887.91       121,730,374.82        73,318,800.01                0.00
July 2010 .....................  149,610,676.24       117,833,754.48        70,082,150.82                0.00
August 2010 ...................  141,886,529.30       113,950,907.71        66,862,300.12                0.00
September 2010 ................  134,289,882.87       110,081,734.21        63,659,161.47                0.00
October 2010 ..................  126,818,220.45       106,226,134.09        60,472,648.91                0.00
November 2010 .................  119,469,072.32       102,384,007.80        57,302,676.88                0.00
December 2010 .................  112,240,014.71        98,555,256.19        54,149,160.29                0.00
January 2011 ..................  105,128,668.90        94,739,780.49        51,012,014.47                0.00
February 2011 .................   98,132,700.39        90,937,482.27        47,891,155.21                0.00
March 2011 ....................   91,249,818.11        87,148,263.50        44,786,498.70                0.00
April 2011 ....................   84,477,773.56        83,372,026.49        41,697,961.58                0.00
May 2011 ......................   77,814,360.02        79,608,673.93        38,625,460.91                0.00
June 2011 .....................   71,257,411.82        75,858,108.87        35,568,914.19                0.00
July 2011 .....................   64,804,803.50        72,120,234.72        32,528,239.33                0.00
August 2011 ...................   58,454,449.11        68,394,955.22        29,503,354.68                0.00
September 2011 ................   52,204,301.46        64,682,174.50        26,494,179.00                0.00
October 2011 ..................   46,052,351.36        60,981,797.01        23,500,631.46                0.00
November 2011 .................   39,996,626.99        57,293,727.58        20,522,631.65                0.00
December 2011 .................   34,035,193.09        53,676,338.22        17,560,099.57                0.00
January 2012 ..................   28,166,150.38        50,133,404.57        14,612,955.66                0.00
February 2012 .................   22,387,634.82        46,663,418.64        11,681,120.72                0.00
March 2012 ....................   16,697,816.98        43,264,902.66         8,764,516.01                0.00
April 2012 ....................   11,094,901.38        39,936,408.44         5,863,063.14                0.00
May 2012 ......................    5,577,125.86        36,676,516.82         2,976,684.17                0.00
June 2012 .....................      142,760.95        33,483,837.09           105,173.96                0.00
July 2012 .....................            0.00        30,357,006.37                 0.00                0.00
August 2012 ...................            0.00        27,294,689.15                 0.00                0.00
September 2012 ................            0.00        24,295,576.67                 0.00                0.00
October 2012 ..................            0.00        21,358,386.41                 0.00                0.00
November 2012 .................            0.00        18,481,861.59                 0.00                0.00
December 2012 .................            0.00        15,664,770.62                 0.00                0.00
January 2013 ..................            0.00        12,905,906.62                 0.00                0.00
February 2013 .................            0.00        10,204,086.95                 0.00                0.00
March 2013 ....................            0.00         7,558,152.68                 0.00                0.00
April 2013 ....................            0.00         4,966,968.15                 0.00                0.00
May 2013 ......................            0.00         2,429,420.50                 0.00                0.00
June 2013
  and thereafter ..............            0.00                 0.00                 0.00                0.00


                                    S-II-2

Base Offering Circular
October 1, 2004

                                                                   [LOGO] Ginnie
                                                                          Mae

                    Government National Mortgage Association

                                 Ginnie Mae(R)
                    Guaranteed REMIC Pass-Through Securities
                              (Issuable in Series)

      The Government National Mortgage Association Guaranteed REMIC Pass-Through Securities, which will be sold from time to time in one or more series, represent interests in separate Ginnie Mae REMIC Trusts established from time to time. The Government National Mortgage Association ("Ginnie Mae"), a wholly-owned corporate instrumentality of the United States of America within the U.S. Department of Housing and Urban Development, guarantees the timely payment of principal and interest on each Class of Securities. The Ginnie Mae Guaranty is backed by the full faith and credit of the United States of America.

      The terms of each Series will be described in an Offering Circular Supplement. Each Trust will be comprised primarily of (i) "fully modified pass-through" mortgage-backed certificates as to which Ginnie Mae has guaranteed the timely payment of principal and interest pursuant to the Ginnie Mae I Program or the Ginnie Mae II Program, (ii) certificates backed by Ginnie Mae MBS Certificates as to which Ginnie Mae has guaranteed the timely payment of principal and interest pursuant to the Ginnie Mae Platinum Program, (iii) previously issued REMIC or comparable mortgage certificates or Underlying
Callable Securities or (iv) previously issued Ginnie Mae Guaranteed Stripped Mortgage-Backed Securities, in each case, evidencing interests in trusts consisting primarily of direct or indirect interests in Ginnie Mae Certificates, as further described in the related Offering Circular Supplement. The mortgage loans underlying the Ginnie Mae Certificates consist of one- to four-family residential mortgage loans that are insured or guaranteed by the Federal Housing Administration ("FHA"), the U.S. Department of Veterans Affairs ("VA"), the U.S. Department of Housing and Urban Development ("HUD") or the Rural Housing Service ("RHS"), formerly the Farmers Home Administration. See "The Ginnie Mae Certificates."

      Each Series will be issued in two or more Classes. Each Class of Securities of a Series will evidence an interest in future principal payments and/or an interest in future interest payments on the Trust Assets included in the related Trust or a group of Trust Assets in the related Trust. The Holders of one or more Classes of Securities of a Series may be entitled to receive distributions of principal, interest, other revenues or any combination thereof prior to the Holders of one or more other Classes of Securities of that Series or after the occurrence of specified events, in each case, as specified in the related Offering Circular Supplement.

      The Weighted Average Life of each Class of Securities of a Series may be affected by the rate of payment of principal (including prepayments and payments of certain other amounts resulting from defaults) on the Mortgage Loans underlying the related Trust Assets and the timing of receipt of those payments, as described in this Base Offering Circular and in the related Offering Circular Supplement. The Ginnie Mae Guaranty of timely payment of principal and interest is not a guarantee of the Weighted Average Life of a Class of Securities or of any particular rate of principal prepayments with respect to the Mortgage Loans underlying the Trust Assets or any Trust Asset Group. A Trust may be subject to early termination under the circumstances described in the related Offering Circular Supplement.

      An election will be made to treat each Trust or certain assets of each Trust as one or more real estate mortgage investment conduits for federal income tax purposes. See "Certain Federal Income Tax Consequences" in this Base Offering Circular.

                                   ----------

  THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION GUARANTEES THE TIMELY PAYMENT OF PRINCIPAL AND INTEREST ON THE SECURITIES. THE GINNIE MAE GUARANTY IS BACKED BY
  THE FULL FAITH AND CREDIT OF THE UNITED STATES OF AMERICA. THE SECURITIES ARE
   EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND
    CONSTITUTE EXEMPTED SECURITIES UNDER THE SECURITIES EXCHANGE ACT OF 1934.

                                   ----------

  Offers of the Securities may be made through one or more different methods, including offerings through the Sponsor, as more fully described in the related Offering Circular Supplement. This Base Offering Circular may not be used to consummate sales of Securities unless you have received the related
                         Offering Circular Supplement.
           The date of this Base Offering Circular is October 1, 2004.

                          OFFERING CIRCULAR SUPPLEMENT

      The Offering Circular Supplement relating to the Securities (or separate Classes of Securities) of a Series to be offered under this Offering Circular will, among other things, set forth with respect to those Securities, as appropriate: (a) information about the assets comprising the related Trust; (b) a description of each Class of Securities in that Series and the Interest Rate or method of determining the amount of interest, if any, to be passed through to Holders of Securities of those Classes; (c) the Original Class Principal Balance or original Class Notional Balance of each of those Classes; (d) the method for determining the amount of principal, if any, to be distributed on each of those Classes on each Distribution Date; (e) additional information about the plan of distribution of those Securities; (f) information about the Trustee; (g) designation of the Securities offered pursuant to the Offering Circular Supplement as Regular Interests or Residual Interests in a Trust REMIC; and (h) the circumstances, if any, under which the related Trust may be subject to early termination.

                                  DEFINED TERMS

      Capitalized terms used in this Base Offering Circular and any Offering Circular Supplement shall have the meanings assigned in the glossary included in Appendix II, unless otherwise specified. Capitalized terms used only in "Certain Federal Income Tax Consequences" in this Base Offering Circular and in the Offering Circular Supplement will be defined within those sections.

      This Base Offering Circular, together with the Offering Circular Supplement for each Series, constitutes an offer to sell only that Series of Securities. No broker, dealer, salesperson, or other person has been authorized to provide any information or to make any statements or representations other than those contained in this Base Offering Circular and the related Offering Circular Supplement. Investors must not rely upon any other such information, statements or representations. Neither this Base Offering Circular nor any Offering Circular Supplement constitutes an offer to sell or a solicitation of an offer to buy any Securities in any jurisdiction in which such an offer or solicitation would be unlawful.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

OFFERING CIRCULAR SUPPLEMENT...................................................2

DEFINED TERMS..................................................................2

DESCRIPTION OF THE SECURITIES..................................................5

         General...............................................................5
         Forms of Securities; Book-Entry Procedures............................5
         Minimum Denominations.................................................6
         Standard Definitions and Abbreviations for Classes and
           Components..........................................................6
         Distributions.........................................................6
         Method of Distributions...............................................7
         Interest Rate Indices.................................................7
         Modification and Exchange............................................11

THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION..................................13

GINNIE MAE GUARANTY...........................................................13

THE GINNIE MAE CERTIFICATES...................................................13

         General..............................................................13
         The VA Loan Program..................................................15
         The FHA Insurance Programs...........................................16
         The RHS Loan Program.................................................16
         The HUD Loan Program.................................................16

UNDERLYING CERTIFICATES.......................................................16

UNDERLYING CALLABLE SECURITIES................................................16

UNDERLYING SMBS SECURITIES....................................................17

YIELD, MATURITY AND PREPAYMENT CONSIDERATIONS.................................17

         General..............................................................17
         Payment Delay........................................................18
         Assumability of Government Loans.....................................18
         Weighted Average Life................................................18
         Standard Prepayment Assumption Models................................18

THE TRUSTS....................................................................19

         Certain Policies of the Trusts.......................................19
         Amendment............................................................19
         The Trustee..........................................................19
         Tax Matters Person...................................................20
         Tax Administrator....................................................20
         REMIC Reporting......................................................20

CERTAIN FEDERAL INCOME TAX CONSEQUENCES.......................................20

         General..............................................................21
         Tax Treatment of Regular Securities..................................21
         Tax Treatment of Residual Securities.................................30
         REMIC Qualification..................................................38
         Tax Treatment of MX Securities.......................................39
         Exchanges of MX Classes and Regular Classes..........................40

                                                                            Page
                                                                            ----

         Taxation of Foreign Holders of REMIC Securities and
           MX Securities......................................................40
         Reporting and Tax Administration.....................................41
         Backup Withholding...................................................42

STATE TAX CONSIDERATIONS......................................................42

ERISA CONSIDERATIONS..........................................................42

LEGAL INVESTMENT CONSIDERATIONS...............................................43

SECONDARY MARKET..............................................................43

     APPENDIX I ..............................................................44
     APPENDIX II .............................................................45

                          DESCRIPTION OF THE SECURITIES

General

      Ginnie Mae guarantees the timely payment of principal and interest on the Securities. The full faith and credit of the United States of America stands behind each Ginnie Mae Guaranty. Pursuant to a Trust Agreement, dated as of the related Closing Date, between the Sponsor and the Trustee, a separate Trust will issue Ginnie Mae REMIC Securities. In the event that a series provides for the issuance of MX Securities in exchange for REMIC Securities, a separate MX Trust established pursuant to an MX Trust Agreement dated as of the related Closing Date between the Sponsor and the Trustee will issue Modifiable Securities (relating to REMIC Securities that may be but have not yet been exchanged) and MX Securities (relating to REMIC Securities that have been exchanged).

Forms of Securities; Book-Entry Procedures

      Unless otherwise provided in the related Offering Circular Supplement, each Regular Security that is not subject to exchange for MX Securities, each Modifiable Security and each MX Security initially will be issued and maintained in book-entry form through the book-entry system of the U.S. Federal Reserve Banks (the "Fedwire Book-Entry System") and each Residual Security will be issued in certificated, fully-registered form. Each Class of Book-Entry Securities initially will be registered in the name of the Federal Reserve Bank of New York (together with any successor or other depository selected by Ginnie Mae, the "Book-Entry Depository")

      The Fedwire Book-Entry System is an electronic facility operated by the U.S. Federal Reserve Banks for maintaining securities accounts and for effecting transfers. The Fedwire Book-Entry system is a real-time, delivery-versus-payment, gross settlement system that allows for the simultaneous transfer of securities against payment. The Fedwire Book-Entry System is used to clear, settle and pay not only Ginnie Mae Securities, but also all U.S. Treasury marketable debt instruments, the majority of book-entry securities issued by other government agencies and government sponsored enterprises and the mortgage-backed securities issued by the Federal National Mortgage Association and the Federal Home Loan Mortgage Corporation.

      Beneficial ownership of a Book-Entry Security will be subject to the rules and procedures governing the Book-Entry Depository and its participants as in effect from time to time. The Book-Entry Depository will maintain evidence of the interests of its participants in any Book-Entry Securities by appropriate entries in the Book-Entry Depository's books and records. Only participants of the Fedwire Book-Entry System are eligible to maintain book-entry accounts directly with the Book-Entry Depository. A Beneficial Owner that is not a participant of the Fedwire Book-Entry System generally will evidence its interest in a Book-Entry Security by appropriate entries in the books and records of one or more financial intermediaries. A Beneficial Owner of a Book-Entry Security must rely upon these procedures to evidence its beneficial ownership, and may transfer its beneficial ownership only if it complies with the procedures of the appropriate financial intermediaries. Correspondingly, a Beneficial Owner of a Book-Entry Security must depend upon its financial intermediaries (including the Book-Entry Depository, as Holder) to enforce its rights with respect to a Book- Entry Security. Alternatively, a Beneficial Owner of a Book-Entry Security may receive, upon (i) compliance with the procedures of the Book-Entry Depository and its participants and (ii) payment of a required exchange fee of $25,000 per physical certificate, one or more certificated, fully-registered Securities in authorized denominations evidencing that Beneficial Owner's interest in the appropriate Class of Securities.

      The Trustee will authenticate the Certificated Securities. The Securities will be freely transferable and exchangeable, subject to the transfer restrictions applicable to Residual Securities set forth in the related Trust Agreement or MX Trust Agreement, at the Corporate Trust Office of the Trustee. Among other restrictions, the Residual Securities may not be transferred to (i) a Plan Investor (ii) a Non-U.S. Person or (iii) a Disqualified Organization. The Trustee may impose a service charge upon Holders for any registration of exchange or transfer of Certificated Securities (other than Residual Securities), and the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge incurred in connection with any transfer, including the transfer of a Residual Security.

Minimum Denominations

      Unless otherwise noted in the applicable Offering Circular Supplement, each Trust and MX Trust will issue Regular Securities and MX and/or Modifiable Securities, respectively (other than Securities of Increased Minimum
Denomination Classes), in minimum dollar denominations representing initial principal balances of $1,000 and integral multiples of $1 in excess of $1,000. Unless otherwise noted in the applicable Offering Circular Supplement, Residual Securities will be issued in minimum Percentage Interests of 10% and integral multiples of 10%.

      An Offering Circular Supplement may identify one or more Increased Minimum Denomination Classes, as described in the Offering Circular Supplement.

      An Increased Minimum Denomination Class is a Class that is deemed to be a suitable investment only for an institutional Accredited Investor that has substantial experience in mortgage-backed securities and that is capable of understanding, and is able to bear, the risks associated with an investment in a Class such as an Increased Minimum Denomination Class.

      An investor should not conclude, however, that Classes not designated as Increased Minimum Denomination Classes are suitable for all investors. No investor should purchase Securities of any Class unless the investor understands, and is able to bear, the risks associated with that Class.

Standard Definitions and Abbreviations for Classes and Components

      Classes of Securities (as well as Components of such Classes) are categorized according to "Principal Types," "Interest Types" and "Other Types." The chart attached as Appendix I identifies the standard abbreviations for most of these categories. Definitions of Class Types may be found in Appendix II. The first column of the chart shows the standard abbreviation for each Class Type. Each Offering Circular Supplement will identify the category of Classes of the related Securities (and the related Terms Sheet will identify the category of any related Components) by means of one or more of these abbreviations.

Distributions

      Each month, the Trustee for a Series shall calculate the amount of principal and interest distributable on the Securities on the Distribution Date. The Distribution Amount for each Series (or, if the Series is segregated into Security Groups, for each Security Group) for any Distribution Date for the related Series (or Security Group) will equal the sum of the Principal Distribution Amount (less principal, if any, payable to the Trustee as described in the Offering Circular Supplement), the Accrual Amount, if any, and the Interest Distribution Amount for the related Series (or Security Group).

      In the case of Trust MBS, the Trustee will determine the amount of principal expected to be received on each Trust MBS during that month on the basis of Certificate Factors for those Trust MBS for that month. The Trustee will obtain the Certificate Factors from the Information Agent on the seventh Business Day of the month in the case of Ginnie Mae I Certificates or on the eighth Business Day of the month in the case of Ginnie Mae II Certificates (the "Certificate Factor Date"). For any Trust MBS (other than Trust MBS that consist of Ginnie Mae Platinum Certificates) for which a Certificate Factor is not available on the Certificate Factor Date, the Trustee will determine a Calculated Certificate Factor.

      In the case of Underlying Certificates or Underlying SMBS Securities, the Trustee will determine the amount of principal expected to be received on each Underlying Certificate or Underlying SMBS Security during that month on the basis of the Underlying Certificate Factor for such Underlying Certificate or Underlying SMBS Security for that month. The Trustee will obtain the Underlying Certificate Factors in accordance with the related Trust Agreement. In the event that an Underlying Certificate Factor is not available on the date specified in the related Trust Agreement, no amounts in respect of principal for the related Underlying Certificate or Underlying SMBS Security, as applicable, will be distributable to the related Securities on the following Distribution Date.

      The Class Factors for each Distribution Date will reflect the Certificate Factors and/or the Calculated Certificate Factors for that month (or, in the case of Underlying Certificates or Underlying SMBS Securities, the
amount of principal distributable thereon on the preceding Underlying Certificate Payment Date or Underlying SMBS Security Payment Date). Amounts calculated by the Trustee based on the Class Factors will be distributed to Holders of Securities on the applicable Distribution Date, whether or not those amounts are actually received on the Trust Assets.

      Each Class Factor is the factor (carried to eight decimal places) that, when multiplied by the Original Class Principal Balance (or the original Class Notional Balance) of the related Class, determines the Class Principal Balance (or Class Notional Balance) of that Class after giving effect to the distribution of principal to be made on the Securities (and any addition to the Class Principal Balance of any Accrual Class or Partial Accrual Class) on the related Distribution Date. The Information Agent identified in the Offering Circular Supplement will post the Class Factors, along with the Interest Rate for each Class, on e-Access.

      For any Distribution Date, investors can calculate the amount of principal to be distributed on any Class (other than an Accrual Class or Partial Accrual Class) by multiplying the Original Class Principal Balance of that Class by the difference between its Class Factors for the preceding and current months. The amount of interest to be distributed on any Class (other than an Accrual Class or Partial Accrual Class) on each Distribution Date will equal 30 days' interest at the Interest Rate for that Class on its Class Principal Balance (or Class Notional Balance) as determined by its Class Factor for the preceding month. Based on the Class Factors and Interest Rates published each month, investors in an Accrual Class or Partial Accrual Class can calculate the total amount of principal and interest to be distributed to (or interest to be added to the Class Principal Balance of) that Class.

Method of Distributions

      Distributions of principal and interest (or, where applicable, of principal only or interest only) on a Series (or, if the Series is segregated into Security Groups, on a Security Group) will be made on each Distribution Date for that Series (or Security Group) (or, with respect to Certificated Securities, the Business Day following the Distribution Date) to the Persons in whose names the Securities are registered on the related Record Date.

      The Book-Entry Depository will make distributions on any Book-Entry Securities, and Beneficial Owners of Book-Entry Securities will receive distributions, through credits to accounts maintained on the books and records of appropriate financial intermediaries (including the Federal Reserve Bank of New York as Holder) for the benefit of those Beneficial Owners.

      The Trustee will make distributions on any Certificated Securities (a) by check mailed to the Holder at the Holder's address as it appears in the applicable Register on the applicable Record Date or (b) upon receipt by the Trustee of a written request of a Holder accompanied by the appropriate wiring instructions at least five Business Days prior to a Record Date, by wire transfer of immediately available funds, on the Business Day following the related and each subsequent Distribution Date, to the account of the Holder thereof, if the Holder holds Securities issued by the related Trust or MX Trust in an initial aggregate principal amount of at least $5,000,000 or another amount specified in the Offering Circular Supplement. Notwithstanding the foregoing, the final distribution in retirement of any Certificated Security will be made only upon presentation and surrender of the Security at the Corporate Trust Office.

Interest Rate Indices

      Unless otherwise provided in the related Offering Circular Supplement, each Floating Rate and Inverse Floating Rate Class will bear interest during each Accrual Period for that Class by reference to one of the following indices:
"LIBOR," "COFI," a "Treasury Index," or the "Prime Rate," each as defined in the glossary in Appendix II (or any other index set forth in the related Offering Circular Supplement). Classes bearing interest by reference to the above-mentioned indices are called "LIBOR Classes," "COFI Classes," "Treasury Index Classes" and "Prime Rate Classes," respectively.

      The Trustee will determine the applicable interest rate index level in accordance with the procedures described below and will compare its results with the interest rate index level posted by the Information Agent on e-Access. If there is a discrepancy, the Trustee and Information Agent will attempt to resolve it, but ultimately, absent clear error, the determination by the Trustee or its agent of the applicable interest rate index levels and its calculation of the Interest Rates of the Floating Rate and Inverse Floating Rate Classes for each Accrual Period will be final and binding. Investors can obtain the rates for the current and preceding Accrual Periods on e-Access.

      Determination of LIBOR

      Unless otherwise provided in the applicable Offering Circular Supplement, the Trustee (or its agent) will calculate the Interest Rates of LIBOR Classes for each Accrual Period (after the initial Accrual Period) on the second Business Day before the Accrual Period begins (a "Floating Rate Adjustment Date"). On each Floating Rate Adjustment Date, the Trustee or its agent will determine the applicable LIBOR in accordance with one of the two following methods described below. The method that is used for determining LIBOR in a particular transaction will be specified in the related Offering Circular Supplement.

      BBA LIBOR. If using this method of determining LIBOR, the Trustee or its agent will determine LIBOR on the basis of the British Bankers' Association ("BBA") "Interest Settlement Rate" for one-month deposits in U.S. Dollars as it appears on the Dow Jones Telerate Service page 3750 (or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA for the purpose of displaying BBA Interest Settlement Rates) as of 11:00 a.m. London time on the related Floating Rate Adjustment Date. BBA Interest Settlement Rates currently are based on rates quoted by sixteen BBA designated banks as being, in the view of such banks, the offered rate at which deposits are being quoted to prime banks in the London interbank market. BBA Interest Settlement Rates are calculated by eliminating the four highest rates and the four lowest rates, averaging the eight remaining rates, carrying the result (expressed as a percentage) out to six decimal places, and rounding to five decimal places.

      If, on any Floating Rate Adjustment Date, the Trustee or its agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next Accrual Period will be calculated in accordance with the method described below under "-- LIBO Method."

      LIBO Method. If using this method of determining LIBOR, the Trustee or its agent will determine LIBOR on the basis of the offered quotations of the Reference Banks, as those quotations appear on the Reuters Screen LIBO Page, to the extent available. If not available from the Reuters Screen LIBO Page, the Trustee or its agent will request the Reference Banks to provide the offered quotations to the Trustee as of 11:00 a.m. (London time) on that Floating Rate Adjustment Date, and will determine the applicable LIBOR based on those quotations.

      On each Floating Rate Adjustment Date, the Trustee or its agent will determine LIBOR for the next Accrual Period as follows:

      (i) If on any Floating Rate Adjustment Date two or more of the Reference Banks provide offered quotations of the applicable maturity, LIBOR for the next Accrual Period will be the arithmetic mean of those offered quotations (rounding that arithmetic mean upwards, if necessary, to the nearest whole multiple of 1/16%).

      (ii) If on any Floating Rate Adjustment Date only one or none of the Reference Banks provides these offered quotations, LIBOR for the next Accrual Period will be whichever is the higher of (x) LIBOR as determined on the previous Floating Rate Adjustment Date and (y) the Reserve Interest Rate.

      (iii) If on any Floating Rate Adjustment Date the Trustee is required but is unable to determine the Reserve Interest Rate, LIBOR for the next Accrual
Period will be LIBOR as determined on the previous Floating Rate Adjustment Date, or, in the case of the first Floating Rate Adjustment Date, the level of LIBOR used to calculate the initial Interest Rate of the particular LIBOR Class.

      Determination of COFI

      Unless otherwise provided in the applicable Offering Circular Supplement, the Trustee (or its agent) will calculate the Interest Rates of COFI Classes for each Accrual Period (after the first) on the related Floating Rate Adjustment Date by reference to COFI as published most recently by the Federal Home Loan Bank of San Francisco

(the "FHLB of San Francisco"). The FHLB of San Francisco currently publishes COFI on or about its last working day of each month. COFI is designed to represent the monthly weighted average cost of funds for savings institutions in the Eleventh District (which consists of Arizona, California and Nevada) for the month prior to the month of publication. The FHLB of San Francisco computes COFI for each month by first dividing the cost of funds (that is, interest paid during the month by Eleventh District savings institutions on savings, advances and other borrowings) by the average of the total amount of these funds outstanding at the end of that month and the prior month and second annualizing and adjusting the result to reflect the actual number of days in the particular month. If necessary, before these calculations are made, the FHLB of San Francisco adjusts the component figures to neutralize the effect of events such as member institutions leaving the Eleventh District or acquiring institutions outside the Eleventh District. COFI has been reported each month since August 1981.

      The FHLB of San Francisco has stated that it intends COFI to reflect the interest costs paid on all types of funds held by Eleventh District member savings associations and savings banks. COFI is weighted to reflect the relative amount of each type of funds held at the end of the relevant month. There are three major components of funds of Eleventh District member institutions: (i) savings deposits, (ii) Federal Home Loan Bank advances and (iii) all other borrowings, such as reverse repurchase agreements and mortgage-backed bonds. Unlike most other interest rate measures, COFI does not necessarily reflect current market rates because the component funds represent a variety of terms to maturity whose costs may react in different ways to changing conditions. The FHLB of San Francisco periodically prepares percentage breakdowns of the types of funds held by Eleventh District member institutions. Investors can obtain these breakdowns from the FHLB of San Francisco.

      A number of factors affect the performance of COFI, which may cause COFI to move in a manner different from indices tied to specific interest rates, such as LIBOR or any Treasury Index. Because of the various terms to maturity of the liabilities upon which COFI is based, COFI may not necessarily reflect the average prevailing market interest rates on new liabilities of similar maturities. Additionally, COFI may not necessarily move in the same direction as market interest rates at all times because as longer term deposits or borrowings mature and are renewed at prevailing market interest rates, COFI is influenced by the differential between the prior and the new rates on those deposits or borrowings. Moreover, as stated above, COFI is designed to represent the average cost of funds for Eleventh District savings institutions for the month prior to the month in which COFI is published. Because COFI is based on a regional and not a national cost of funds, it may not behave as would a nationally based index. In addition, the movement of COFI, as compared to other indices tied to specific interest rates, may be affected by changes instituted by the FHLB of San Francisco in the method used to calculate COFI. Investors can order an informational brochure explaining COFI by writing or calling the FHLB of San Francisco's Marketing Department, P.O. Box 7948, San Francisco, California 94120, phone 415/616-2610. The current level of COFI can be obtained by calling the FHLB of San Francisco at 415/616-2600.

      If the FHLB of San Francisco fails to publish COFI for a period of 65 calendar days (an event that will constitute an "Alternative Rate Event"), then the Trustee (or its agent) will calculate the Interest Rates of the COFI Classes for the subsequent Accrual Periods by using, in place of COFI, (i) the replacement index, if any, that the FHLB of San Francisco publishes or designates or (ii) if the FHLB of San Francisco does not publish or designate a replacement index, an alternative index selected by the Trustee (or its agent) and approved by Ginnie Mae that has performed, or that the Trustee expects to perform, in a manner substantially similar to COFI. At the time that the Trustee first selects an alternative index, the Trustee will determine the average number of basis points, if any, by which the alternative index differed from COFI for whatever period the Trustee, in its sole discretion, reasonably determines to reflect fairly the long-term difference between COFI and the alternative index, and will adjust the alternative index by that average. The Trustee (or its agent) will select a particular index as the alternative index only if it receives an Opinion of Counsel that the selection of that index will not cause the related Trust REMIC or Trust REMICs to lose their status as REMICs for federal income tax purposes.

      If at any time after the occurrence of an Alternative Rate Event, the FHLB of San Francisco resumes publication of COFI, the Interest Rates of the COFI Classes for each subsequent Accrual Period will be calculated by reference to COFI.

      Determination of the Treasury Index

      Unless otherwise provided in the applicable Offering Circular Supplement, the Trustee (or its agent) will calculate the Interest Rates of Treasury Index Classes for each Accrual Period (after the first) on the Floating Rate Adjustment Date. On each Floating Rate Adjustment Date, the Trustee will determine the applicable Treasury Index, which will be either (i) the weekly average yield, expressed as a per annum rate, on U.S. Treasury securities adjusted to a constant maturity of one, three, five, seven or ten years or to some other constant maturity (as specified in the applicable Offering Circular Supplement) as published by the Federal Reserve Board in the most recent edition of Federal Reserve Board Statistical Release No. H.15 (519) that is available to the Trustee or (ii) the weekly auction average (investment) yield, expressed as a per annum rate, on three-month or six-month U.S. Treasury bills that is available on the Treasury Public Affairs Information Line, an automated telephone system.

      The Statistical Release No. H.15 (519) is published by the Federal Reserve on Monday or Tuesday of each week. Investors can order it from the Publications Department at the Board of Governors of the Federal Reserve System, 21st and C Streets, N.W., M.S. 138, Washington, D.C. 20551. The Trustee will consider a new value for the Treasury Index to have been available on the day following the date that Statistical Release No. H.15 (519) is released by the Federal Reserve Board or the Public Debt News is placed on the Treasury Public Affairs Public Information Line and available to the public.

      The applicable auction average (investment) yield for a given week is the yield resulting from the auction of three-month or six-month U.S. Treasury bills held the preceding week. The weekly average yield reflects the average yields of the five calendar days ending on Friday of the previous week. Yields on Treasury securities at "constant maturity" are estimated from the Treasury's daily yield curve. This curve, which relates the yield on a security to its time to maturity, is based on the closing market bid yields on actively traded Treasury securities in the over-the-counter market. These market yields are calculated from composites of quotations reported by five leading U.S. Government securities dealers to the Federal Reserve Bank of New York. This method permits estimation of the yield for a given maturity even if no security with that exact maturity is outstanding.

      In the event that the applicable Treasury Index becomes unavailable, the Trustee (or its agent) will designate a new index, approved by Ginnie Mae, based upon comparable information and methodology. The Trustee will select a particular index as the alternative index only if it receives an Opinion of Counsel that the selection of the alternative index will not cause the related Trust REMIC or Trust REMICs to lose their status as REMICs for federal income tax purposes.

      If at any time after the applicable Treasury Index becomes unavailable it again becomes available, the Interest Rates for the related Treasury Index Classes for each subsequent Accrual Period will be calculated by reference to the applicable Treasury Index.

      Determination of the Prime Rate

      Unless otherwise provided in the applicable Offering Circular Supplement, on each Floating Rate Adjustment Date, the Trustee (or its agent) will calculate the Interest Rates of Prime Rate Classes for the next Accrual Period by reference to the rate published as the "Prime Rate" in the "Money Rates" section or other comparable section of The Wall Street Journal on that Floating Rate Adjustment Date. If The Wall Street Journal publishes a prime rate range, then the average of that range, as determined by the Trustee, will be the Prime Rate. In the event The Wall Street Journal no longer publishes a "Prime Rate" entry, the Trustee (or its agent) will designate a new methodology for determining the Prime Rate based on comparable data. The Trustee (or its agent) will select a particular methodology as the alternative methodology only if it receives an Opinion of Counsel that the selection of that methodology will not cause the related Trust REMIC or Trust REMICs to lose their status as REMICs for federal income tax purposes.

      If at any time after the Prime Rate becomes unavailable in The Wall Street Journal it again becomes available, the Trustee will calculate the Interest Rates for the Prime Rate Classes for each subsequent Accrual Period by reference to the Prime Rate published in The Wall Street Journal.

Modification and Exchange

      General

      Certain Series will provide for the issuance of one or more Classes of MX Securities. In any such Series, subject to the rules, regulations and procedures of the Book-Entry Depository, all or a portion of a specified Class or Classes of REMIC Securities will be delivered to a grantor trust that will issue Modifiable Securities that represent beneficial ownership of those REMIC Securities. All or a portion of the interests in such REMIC Securities may be exchanged for a proportionate interest in one or more related MX Classes, as provided in the applicable Offering Circular Supplement. Similarly, all or a portion of the related MX Class or Classes may be exchanged for proportionate interests in the related Class or Classes of REMIC Securities and, if so provided, in other related MX Classes. This process may occur repeatedly. For this purpose, "related" Classes are those within the same "Combination" shown in the Available Combinations Schedule in the applicable Offering Circular Supplement.

      Each MX Security issued in an exchange will represent a beneficial ownership interest in, and will be entitled to receive a proportionate share of the distributions on, the related REMIC Securities (or the related MX Securities), and the Beneficial Owners of the MX Classes will be treated as the Beneficial Owners of proportionate interests in the related Class or Classes of REMIC Securities (or the related MX Securities).

      In  each  Series  that  includes  MX  Securities,  the  Classes  of  REMIC
Securities identified in the applicable Offering Circular Supplement will initially be issued. Certain of those Classes may be exchanged, in whole or in part, for MX Classes at any time on or after their date of issuance, unless otherwise provided in the applicable Offering Circular Supplement.

      The Classes of REMIC Securities and MX Securities that are outstanding at any given time, and the outstanding Class Principal Balances or Class Notional Balances of such Classes, will depend upon principal distributions of such Classes as well as any exchanges that occur.

      Exchanges

      Any exchange of related Classes within a Series will be permitted, so long as the following criteria are met:

      o The aggregate principal balance (exclusive of any notional balance) of the Securities received must equal that of the Securities surrendered (except for de minimis differences due to rounding).

      o The aggregate monthly principal and interest entitlements on the Securities received must equal that of the Securities surrendered (except for de minimis differences due to rounding).

      In some cases, interests in a Class or Classes of REMIC Securities may be exchanged for proportionate interests in various subcombinations of MX Classes. Similarly, all or a portion of such MX Classes may be exchanged for proportionate interests in such REMIC Securities or in other subcombinations of such MX Classes. Each subcombination may be effected only in such proportions that result in the principal and interest entitlements of the Securities received being equal to such entitlements of the Securities surrendered. The following illustrates a Combination within which various subcombinations are permitted:

                     REMIC Securities                              MX Securities
                  Original                                     Maximum Original Class
                  Principal      Interest                  Principal Balance or original        Interest
     Class         Balance         Rate       Class            Class Notional Balance             Rate
     -----         -------         ----       -----            ----------------------             ----
      AB         $10,000,000       7.00%        WI              $10,000,000 (notional)            7.00%
                                                WA                   10,000,000                   6.00
                                                WB                   10,000,000                   6.25
                                                WC                   10,000,000                   6.50
                                                WD                   10,000,000                   6.75
                                                WE                   9,655,172                    7.25
                                                WF                   9,333,333                    7.50
                                                WG                   9,032,258                    7.75
                                                WH                   8,750,000                    8.00
                                                WP                   10,000,000                   0.00

      Within the above  Combination,  a  Beneficial  Owner  could,  for example, exchange any one of the first four subcombinations of Classes shown in the following table for any other such subcombination, or any one of the last three subcombinations shown for any other such subcombination. Numerous subcombinations are possible.

                                 Subcombinations

                                         Original Class
                                        Principal Balance
                                        or original Class                             Interest
      Subcombination      Class         Notional Balance         Interest Rate       Entitlement
      --------------      -----         ----------------         -------------       -----------
            1               AB             $10,000,000               7.00%             $700,000
            2               WI       $10,000,000 (notional)          7.00%             $700,000
                            WP              10,000,000               0.00                     0
                                     ----------------------                            --------
                                           $10,000,000                                 $700,000
                                     ======================
            3               WI       $ 1,428,571 (notional)          7.00%             $100,000
                            WA             10,000,000                6.00               600,000
                                     ----------------------                            --------
                                           $10,000,000                                  700,000
                                     ======================                            ========
            4               WB             $ 1,600,000               6.25%             $100,000
                            WH              7,500,000                8.00               600,000
                            WP               900,000                 0.00                     0
                                     ----------------------                            --------
                                           $10,000,000                                 $700,000
                                     ======================                            ========
            5               WF             $ 5,000,000               7.50%             $375,000
            6               WH             $ 4,687,500               8.00%             $375,000
                            WP               312,500                 0.00                     0
                                     ----------------------                            --------
                                           $ 5,000,000                                 $375,000
                                     ======================                            ========
            7               WA             $ 2,500,000               6.00%             $150,000
                            WB              2,500,000                6.25               156,250
                            WI            982,143 (notional)         7.00                68,750
                                     ------------                                      --------
                                           $ 5,000,000                                 $375,000
                                     ======================                            ========

      At any given time, a Beneficial Owner's ability to exchange REMIC Securities for MX Securities, MX Securities for REMIC Securities or MX
Securities for other MX Securities will be limited by a number of factors. A Beneficial Owner must, at the time of the proposed exchange, own the appropriate Classes in the appropriate proportions in order to effect a desired exchange. A Beneficial Owner that does not own the appropriate Classes or the appropriate proportions of such Classes may not be able to obtain the necessary Class or Classes of REMIC Securities or MX Securities. The Beneficial Owner of a needed Class may refuse or be unable to sell at a reasonable price or any price, or certain Classes may have been purchased and placed into other financial structures. Principal distributions will, over time, diminish the amounts available for exchange. Only the combinations shown in the Available Combinations Schedule in each Offering Circular Supplement are permitted. In addition, REMIC Securities (which may include Increased Minimum Denomination Classes) issued in exchange for the related MX

Securities may be issued only in denominations not less than the minimum denominations specified in each Offering Circular Supplement.

      A Beneficial Owner proposing to effect an exchange must so notify the Trustee through the Beneficial Owner's Book-Entry Depository participant. The procedures for effecting exchanges of MX Securities are described in "Description of the Securities-Modifications and Exchange" in the related Offering Circular Supplement.

      The Securities to be exchanged must be in the correct exchange proportions. The Trustee will verify that the proposed proportions ensure that the principal and interest entitlements of the Securities received equal such entitlements of the Securities surrendered. If there is an error, the exchange will not occur until such error is corrected. Unless rejected for error, the notice of exchange will become irrevocable two Business Days prior the proposed exchange.

      The first distribution on a REMIC Security or an MX Security received in an exchange will be made on the Distribution Date in the month following the month of the exchange. Such distribution will be made to the Holder of record as of the Record Date in the month of exchange.

                  THE GOVERNMENT NATIONAL MORTGAGE ASSOCIATION

      The Government National Mortgage Association is a wholly-owned corporate instrumentality of the United States within the Department of Housing and Urban Development. Section 306(g) of Title III of the National Housing Act of 1934, as amended (the "Housing Act"), authorizes Ginnie Mae to guarantee the timely payment of the principal of, and interest on, certificates or securities that are based on and backed by a pool of mortgage loans insured by the Federal Housing Administration under the Housing Act (each, an "FHA Loan"), the Rural Housing Service (formerly the Farmers Home Administration) under Title V of the Housing Act of 1949 (each, an "RHS Loan"), the U.S. Department of Veterans Affairs under the Servicemen's Readjustment Act of 1944, as amended, or HUD under Section 184 of the Housing and Community Development Act of 1992 (each, a "HUD Loan"), or guaranteed under Chapter 37 of Title 38, United States Code (each, a "VA Loan" and, together with FHA Loans, RHS Loans and HUD Loans, "Government Loans").

      Section 306(g) of the Housing Act provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection." To meet its obligations under its guaranties, Ginnie Mae is authorized, under section 306(d) of the Housing Act, to borrow from the U.S. Treasury with no limitations as to amount.

                               GINNIE MAE GUARANTY

      Ginnie Mae guarantees the timely payment of principal and interest on each Class of Securities (in accordance with the terms of those Classes as specified in the related Offering Circular Supplement). The Ginnie Mae Guaranty is backed by the full faith and credit of the United States of America. The Ginnie Mae Guaranty will be set forth on the Certificated Securities.

                           THE GINNIE MAE CERTIFICATES

General

      The Trust Assets for a Series of Securities may include Ginnie Mae Certificates conveyed by the Sponsor to a Trust pursuant to the terms and conditions of the Trust Agreement.

      The Sponsor will represent and warrant in the Trust Agreement that the information set forth in the Offering Circular Supplement and Final Data Statement, if any, including the principal balance and Certificate Rate for each Trust MBS as of the Closing Date, is true and correct as of the Closing Date. If this representation and warranty is untrue for any Trust MBS, the Sponsor, at its option, may (a) cure the breach, (b) substitute another

Ginnie Mae Certificate for the affected Trust MBS, or (c) with Ginnie Mae's consent, repurchase the affected Trust MBS from the Trust, in each case only to the extent permitted under the Trust Agreement and REMIC Provisions.

      The Mortgage Loans underlying the Trust MBS will consist of Government Loans secured by first lien mortgages on single-family residential properties including condominiums, including level-payment mortgage loans and "buy down" mortgage loans. All mortgages underlying a particular Trust MBS must be of the same type (for example, all level-payment single-family mortgages).

      Ginnie Mae will have guaranteed the timely payment of principal and interest on each Trust MBS in accordance with a Certificate Guaranty Agreement or a Ginnie Mae Platinum Guaranty Agreement, as the case may be.

      Ginnie Mae guarantees the timely payment of principal of and interest on each Trust MBS, and this obligation is backed by the full faith and credit of the United States. Each Trust MBS will have an original maturity of not more than 30 years. Each Ginnie Mae MBS Certificate will be based on and backed by a pool of Government Loans and will provide for the payment to the registered holder of that Ginnie Mae MBS Certificate of monthly payments of principal and interest equal to the aggregate amount of the scheduled monthly principal and interest payments on the Government Loans underlying that Ginnie Mae MBS Certificate, less applicable servicing and guaranty fees totaling between 0.25% and 1.50% per annum of the outstanding principal balance. In addition, each payment will include any prepayments and other unscheduled recoveries of principal of the Government Loans underlying that Ginnie Mae MBS Certificate.

      Each Ginnie Mae Issuer will perform the routine functions required for servicing of Government Loans and Ginnie Mae MBS Certificates for which it is responsible, including mortgagor billings, receipt and posting of payments, payment of property taxes and hazard insurance premiums, remittance, collections and customer service. Each Ginnie Mae Issuer will be obligated under its Certificate Guaranty Agreements with Ginnie Mae to service the pooled Government Loans in accordance with FHA, RHS and VA requirements and with generally accepted practices in the mortgage lending industry. Each Ginnie Mae Issuer's responsibilities with respect to the pooled Government Loans will include collection of all principal and interest payments and payments made by borrowers toward escrows established for taxes and insurance premiums; maintenance of necessary hazard insurance policies, institution of all actions necessary to foreclose on, or take other appropriate action with respect to, loans in default; and collection of insurance and guaranty benefits.

      The Trust Asset Depository or its nominees, as registered holder (on behalf of the Trustee) of the related Trust MBS, will have the right to proceed directly against Ginnie Mae under the terms of the related Trust MBS for any amounts that are not paid when due.

      Ginnie Mae Certificates are issued under either the Ginnie Mae I Program, the Ginnie Mae II Program or the Ginnie Mae Platinum Program.

      Under the Ginnie Mae I Program, Ginnie Mae I Certificates are issued and marketed by a single Ginnie Mae Issuer that has assembled a pool of current mortgage loans (within two years of issuance) to back those Ginnie Mae I Certificates. All mortgage loans underlying a particular Ginnie Mae I Certificate must have the same fixed annual interest rate. The per annum pass-through rate on each Ginnie Mae I Certificate is 50 basis points less than the annual interest rate on the mortgage loans included in the pool backing the Ginnie Mae I Certificate. Payments of principal and interest are made to holders of Ginnie Mae I Certificates on the 15th of each month (or the first Business Day thereafter).

      Under the Ginnie Mae II Program, mortgage pools may be formed by aggregating packages of current mortgage loans submitted by more than one Ginnie Mae Issuer for a particular issue date and pass-through rate. The resulting pool, which backs a single issue of Ginnie Mae II Certificates, is administered by each participating issuer to the extent of the mortgage loans contributed by it to the pool. Each Ginnie Mae II Certificate issued under a multiple issuer pool, however, is backed by a proportionate interest in the entire pool (and not just the mortgage loans contributed to the pool by any one Ginnie Mae Issuer). Ginnie Mae II Certificates may also be backed by a custom pool of current mortgage loans formed by a single Ginnie Mae Issuer. Payments of principal and interest are made to holders of Ginnie Mae II Certificates on the 20th of each month or the first Business Day thereafter by JPMorgan Chase Bank, the paying and transfer agent for Ginnie Mae II Certificates.

      Each Ginnie Mae II Certificate pool consists entirely of fixed rate mortgage loans or entirely of adjustable rate mortgage loans. Fixed rate mortgage loans underlying any particular Ginnie Mae II Certificate may have annual interest rates that vary from each other by up to 1.00% per annum. The per annum pass-through rate on each Ginnie Mae II Certificate will be between 0.50% and 1.50% per annum, in the case of Ginnie Mae II Certificates issued prior to July 1, 2003, and will be between 0.25% and 0.75%, in the case of Ginnie Mae II Certificates issued on or after July 1, 2003, less than the highest annual interest rate on any mortgage loan included in the pool of mortgage loans backing that Ginnie Mae II Certificate.

      The adjustable rate mortgage loans underlying any particular Ginnie Mae II Certificate will have interest rates that adjust annually based on the One-Year Treasury Index. Ginnie Mae pooling specifications require that all adjustable rate mortgage loans in a given pool have an identical first interest adjustment date, annual interest adjustment date, first payment adjustment date, annual payment adjustment date, index reference date and means of adjustment. With respect to mortgage loans underlying Ginnie Mae II Certificates issued prior to July 1, 2003, the mortgage loans must have initial interest rates that are at least 0.50% but not more than 1.50% per annum above the interest rate of the related Ginnie Mae II Certificate. In addition, the mortgage loan margin with respect to those mortgage loans must be at least 0.50% but not more than 1.50% per annum greater than the margin for the related Ginnie Mae II Certificate. With respect to mortgage loans underlying Ginnie Mae II Certificates issued on or after July 1, 2003, the mortgage loans must have initial interest rates that are at least 0.25% but not more than 0.75% per annum above the interest rate of the related Ginnie Mae II Certificates. In addition, the mortgage margin with respect to those mortgage loans must be at least 0.25% but not more than 0.75% per annum greater than the margin for the related Ginnie Mae II Certificate. Ginnie Mae II Certificates and the related mortgage loans will be subject to an annual adjustment cap of 1.00% per annum above or below the interest rate being adjusted and a lifetime cap of 5.00% per annum above or below the initial interest rate; provided however, that with respect to Ginnie Mae II Certificates issued on or after October 1, 2003 and backed by 7-year and 10-year hybrid adjustable rate mortgages, these Ginnie Mae II Certificates and the related mortgage loans will be subject to an annual adjustment cap of 2.00% per annum above or below the interest rate being adjusted and a lifetime cap of 6.00% per annum above or below the initial interest rate. Thirty days after each annual interest adjustment date, the payment amount of an adjustable rate mortgage loan will be reset so that the remaining principal balance of that mortgage loan would fully amortize in equal monthly payments over its remaining term to maturity, assuming its interest rate were to remain constant at the new rate.

      Under the Ginnie Mae Platinum Program, a holder of a number of Ginnie Mae I Certificates with identical Certificate Rates may deposit them into a trust, and the holder of a number of fixed-rate Ginnie Mae II Certificates with identical Certificate Rates may deposit them into a trust, and in each case the depositor will receive a larger denominated Ginnie Mae Platinum Certificate with the same fixed coupon rate as the underlying Ginnie Mae Certificates. For purposes of this Base Offering Circular, (a) the term "Ginnie Mae I Certificate" means a Ginnie Mae I MBS Certificate or a Ginnie Mae Platinum Certificate backed by Ginnie Mae I MBS Certificates, and (b) the term "Ginnie Mae II Certificate" means a Ginnie Mae II MBS Certificate or a Ginnie Mae Platinum Certificate backed by fixed-rate Ginnie Mae II MBS Certificates.

The VA Loan Program

      VA is an Executive Branch Department of the United States, headed by the Secretary of Veterans Affairs. VA currently administers a variety of federal assistance programs on behalf of eligible veterans and their dependents and beneficiaries. VA administers a loan guaranty program pursuant to which VA guarantees a portion of loans made to eligible veterans.

      Under the VA loan guaranty program, a VA Loan may be made to any eligible veteran by an approved private sector mortgage lender. VA guarantees payment to the holder of that loan of a fixed percentage of the loan indebtedness, up to a maximum dollar amount, in the event of default by the veteran borrower. When a delinquency is reported to VA and no realistic alternative to foreclosure is developed by the loan holder or through VA's supplemental servicing of the loan, VA determines, through an economic analysis, whether VA will (a) authorize the holder to convey the property securing the VA Loan to the Secretary of Veterans Affairs following termination or

(b) pay the loan guaranty amount to the holder. The decision as to disposition of properties securing defaulted VA Loans is made on a case-by-case basis using the procedures set forth in 38 U.S.C. section 3732(c), as amended.

The FHA Insurance Programs

      FHA is an organizational unit within the United States Department of Housing and Urban Development. FHA was established to encourage improvement in housing standards and conditions, to provide an adequate home financing system by insuring housing mortgages and credit and to exert a stabilizing influence on the mortgage market. FHA provides insurance for private lenders against loss on eligible mortgages.

      Under the FHA mortgage insurance program, an FHA home mortgage may be made to borrowers meeting certain credit standards by an approved mortgage lender. FHA insures payment to the holder of that loan in the event of default by the borrower. Upon default, the lender, depending upon the circumstances, may (a) assign the mortgage to FHA, (b) acquire (through foreclosure or deed in lieu of foreclosure) and convey title to FHA or (c) work with the borrower to sell the property before the foreclosure sale. The lender will receive insurance benefits equal to the unpaid principal balance of the loan, plus approved expenses.

The RHS Loan Program

      RHS is a division of the United States Department of Agriculture, authorized to insure loans made by private sector mortgage lenders to low and moderate-income rural families in an amount equal to 90% of the loan. Less than 1% of Ginnie Mae Certificates are backed by RHS-insured loans.

The HUD Loan Program

      HUD guarantees loans to construct, acquire or rehabilitate one-to-four family dwellings that are located on trust land in an Indian or Alaska Native area made by lenders approved by FHA, authorized by VA, approved by the United States Department of Agriculture to make guaranteed loans under the Housing Act of 1949, and lenders that are supervised, approved, regulated or insured by any agency of the United States Government. Upon default, the lender, depending upon the circumstances, may (a) assign the mortgage to the Secretary, (b) acquire (through foreclosure or deed in lieu of foreclosure) and convey the obligation and security to the Secretary, or (c) work with the borrower to sell the property. The lender will receive guaranty benefits equal to the unpaid balance of the loan, plus approved expenses.

                             UNDERLYING CERTIFICATES

      The Trust Assets for a Series of Securities may include one or more Underlying Certificates. Any such Underlying Certificate will evidence a direct or indirect beneficial ownership interest in a separate pool of Ginnie Mae
Certificates and will have been issued and guaranteed as described in the Underlying Certificate Disclosure Document. Each Offering Circular Supplement will include a general description of the characteristics of each Underlying Certificate and will incorporate by reference the related Underlying Certificate Disclosure Documents. In the event that any issue arises under the trust agreement that governs the Underlying Trust, which requires a vote of the holders of the Underlying Certificates, the Trustee will vote the Underlying Certificates in a manner that, in its sole judgment, is consistent with the best interests of the holders of such Underlying Certificates.

      Investors in any Security representing an interest in one or more Underlying Certificates are urged to review, in particular, the related Underlying Certificate Disclosure Documents, which may be obtained from the Information Agent as described in the related Offering Circular Supplement.

                         UNDERLYING CALLABLE SECURITIES

      The Trust Assets for a Series may include one or more Underlying Callable Securities. Any Underlying Callable Security evidences a direct beneficial ownership interest in the related Ginnie Mae Platinum Certificates. Underlying Callable Securities are subject to redemption by the Holders of the related Call Class on any distribution date on or after an initial redemption date. The occurrence of the redemption of any Underlying Callable Securities will result in the prepayment of the related Securities.

      Investors in any Security representing an interest in one or more Underlying Callable Securities are urged to review the related Offering Circular included as an exhibit to the Offering Circular Supplement and the offering circular supplement related to the Ginnie Mae Platinum Certificates, which may be obtained from the Information Agent.

                           UNDERLYING SMBS SECURITIES

      The Trust Assets for a Series of Securities may include one or more Underlying SMBS Securities. Any such Underlying SMBS Security will evidence a direct or indirect beneficial ownership interest in a separate pool of Ginnie Mae Certificates, Underlying Certificates or Underlying SMBS Securities and will have been issued and guaranteed as described in the Underlying SMBS Security Disclosure Document. Each Offering Circular Supplement will include a general description of the characteristics of each Underlying SMBS Security and will incorporate by reference the related Underlying SMBS Security Disclosure Documents. In the event that any issue arises under the trust agreement that governs the Underlying Trust, which requires a vote of the holders of the Underlying SMBS Securities, the related trustee will vote the Underlying SMBS Securities in a manner that, in its sole judgment, is consistent with the best interests of the holders of such Underlying SMBS Securities.

      Investors in any Security representing an interest in one or more Underlying SMBS Securities are urged to review, in particular, the related Underlying SMBS Security Disclosure Documents, which may be obtained from the Information Agent as described in the related Offering Circular Supplement.

                  YIELD, MATURITY AND PREPAYMENT CONSIDERATIONS

General

      The prepayment experience of the Mortgage Loans underlying the related Trust Assets will affect the Weighted Average Life of and the yield realized by investors in the related Securities. Mortgagors may voluntarily prepay their Mortgage Loan in full or in part at any time without penalty. The rate of principal payments (including prepayments and payments in respect of liquidations) on the Mortgage Loans generally depends on a variety of economic, geographic, social and other factors, including prevailing market interest rates and general economic factors. The rate of prepayments on conventional mortgage loans has fluctuated significantly in recent years. There is no assurance, however, that prepayment patterns for the Mortgage Loans will conform to patterns for more traditional types of conventional fixed-rate mortgage loans. In general, if prevailing mortgage interest rates fall materially below the Mortgage Rates on the Mortgage Loans (giving consideration to the cost of refinancing), the rate of prepayment of the Mortgage Loans would be expected to increase. If mortgage interest rates rise materially above the Mortgage Rates on the Mortgage Loans, the rate of prepayment of the Mortgage Loans would be expected to decrease. There can be no assurance, however, that prepayments will occur in accordance with these patterns.

      If the prepayment rate on the Mortgage Loans increases during a period of declining interest rates, investors may receive increased principal distributions at a time when those investors are unable to reinvest at interest rates as favorable as the Interest Rates of the applicable Classes of Securities. If the prepayment rate on the Mortgage Loans decreases during a period of rising interest rates, investors may receive declining principal distributions when those investors otherwise may have been able to reinvest at higher interest rates than the Interest Rates of the applicable Classes of Securities.

      In general, changes in the rate of prepayments on the Mortgage Loans, whether as a result of borrower prepayments, payments in respect of liquidations, or cash payments by the Sponsor as a result of the Sponsor's breach of a representation or warranty, will have a greater effect on the yield of a Class of Securities having an earlier Final Distribution Date than for any Class having a later Final Distribution Date.

Payment Delay

      Distributions of interest on the Securities on any Distribution Date will include interest accrued thereon through the Accounting Date, which for Fixed-Rate Classes and Delay Classes is the last day of the month preceding the month in which such Distribution Date occurs. The effective yield to the Holders of such Securities will be lower than the yield otherwise produced by the applicable Interest Rate and purchase price because interest will not be distributed on such Securities that are Book-Entry Securities until the Distribution Date in the month following the month in which such interest accrues on the Trust Assets, and interest will not be distributed on Certificated Securities until the Business Day after such Distribution Date.

Assumability of Government Loans

      All Government Loans may be assumed upon the sale of the related Mortgaged Property, subject generally to the purchaser's compliance with certain then-existing credit requirements and underwriting guidelines. The Weighted Average Lives of the Securities may be increased to the extent that the Mortgage Loans are assumed by purchasers of the Mortgaged Properties in connection with the sales of such Mortgaged Properties.

Weighted Average Life

      The Weighted Average Life of a security refers to the average amount of time that will elapse from the date of its issuance until each dollar of principal of that security will be repaid to the investor. As a result, any projection of the Weighted Average Life of and yield on any Class of the Securities must include an assumption about the anticipated timing and amount of payments on those Securities, which will depend upon the rate of prepayments of the Mortgage Loans, including optional borrower prepayments and prepayments resulting from liquidation of defaulted Mortgage Loans. In general, prepayments of principal and defaults on the Mortgage Loans will shorten the Weighted Average Life and term to maturity of each related Class of Securities.

      The Weighted Average Life of a Class is determined by (a) multiplying the amount of the net reduction, if any, of the Class Principal Balance (or Class Notional Balance) of such Class from one Distribution Date to the next Distribution Date by the number of years from the Closing Date to such next Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the net reductions in Class Principal Balance (or Class Notional Balance) of such Class referred to in clause (a).

      The Weighted Average Lives of the Securities will be influenced by, among other things, the rate at which principal is paid on the Mortgage Loans (or, in the case of a Security Group, on the Mortgage Loans underlying the related Trust Asset Group). In general, the Weighted Average Lives of the Securities will be shortened if the rate of prepayments of principal of the Mortgage Loans increases. However, the Weighted Average Lives will depend upon a variety of other factors, including the timing of changes in such rate of principal prepayments. Accordingly, no assurance can be given as to the Weighted Average Life of any Class. Further, to the extent the prices of the Securities represent discounts or premiums to their respective original principal balances, variability in the Weighted Average Lives of such Classes could result in variability in the related yields to maturity.

Standard Prepayment Assumption Models

      Prepayments of Mortgage Loans are commonly measured by a prepayment standard or model. The models used in the Offering Circular Supplement are the standard prepayment assumption model of The Bond Market Association ("PSA") and or the constant prepayment rate ("CPR") model.

      CPR represents a constant rate of prepayment on the Mortgage Loans each month relative to the then outstanding aggregate principal balance of the Mortgage Loans for the life of those Mortgage Loans.

      PSA represents an assumed rate of prepayment each month relative to the then outstanding principal balance of the Mortgage Loans to which the model is applied. A prepayment assumption of 100% PSA assumes prepayment of the then aggregate outstanding principal balances of the Mortgage Loans in the month following their origination at an annual rate of 0.2% and an additional 0.2% in each month after that (for example, at an annual rate of 0.4% in the second month) until the thirtieth month. Beginning in the thirtieth month, and in each month after that 18.until all of the Mortgage Loans are paid in full, 100% PSA assumes that the rate of prepayment remains constant at 6% per annum. A prepayment assumption of 0% PSA assumes no prepayments, and a prepayment assumption of 200% PSA assumes prepayment rates equal to the product of 2.0 and the 100% PSA assumed prepayment rates. PSA does not purport to be an historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any of the Mortgage Loans.

      The Offering Circular Supplement for each Series will contain a table setting forth (i) the weighted average life of each related Class of Securities and (ii) the percentage of the initial Class Principal Balance of each related Class of Securities that would be outstanding on specified Distribution Dates for the related Series, in each case, based on the assumption that prepayments on the related Mortgage Loans are made at specified constant rates and based on such other assumptions as may be specified in such Offering Circular Supplement. The actual final distribution on each Class is likely to be made earlier, and could be made significantly earlier, than its Final Distribution Date because
(i) the rate of distributions on the Securities of the related Series will be affected by the actual rate of payment (including prepayments) of principal on the related Mortgage Loans and (ii) some of the related Mortgage Loans have stated maturities prior to the dates assumed and may have interest rates lower than those assumed. However, there can be no assurance that the final distribution of principal of any Class will be earlier than the Final Distribution Date specified for such Class in the related Offering Circular Supplement.

      No representation is made about the anticipated rate of prepayments or foreclosures on the Mortgage Loans underlying the Trust Assets or about the anticipated yield to maturity of any Class of Securities. Investors are urged to base their decisions whether to invest in any Class of Securities upon a comparison of desired yield to maturity with the yield to maturity that would result based on the price that the investor pays for the Securities and upon the investor's own determinations about anticipated rates of prepayments, foreclosures, substitutions and cash payments by the Sponsor with respect to the Mortgage Loans.

                                   THE TRUSTS

Certain Policies of the Trusts

      No Trust Agreement will authorize a Trust to engage in any activities other than the issuance of the related Securities (or Pooling REMIC Interests) and the purchase, servicing and disposition of the related Trust Assets and certain related activities. Each Trust Agreement may be amended only as set forth below under "-- Amendment."

Amendment

      Subject to the  limitations  set forth below,  the Sponsor and the Trustee
(with Ginnie Mae's consent) may amend any Trust Agreement for any purpose, without the consent of any Holder, provided the Trustee receives an Opinion of Counsel to the effect that the proposed amendment will not result in a significant risk that any related Trust REMIC will lose its status as a REMIC. For that purpose, a significant risk is a risk that would have prevented counsel from giving an unqualified opinion with respect to the REMIC status of any related Trust REMIC had such amendment been an original term of the Trust Agreement. The Sponsor and the Trustee may not amend any Trust Agreement, however, if the effect of that amendment would be to alter the timing or amount of any required distribution of principal or interest (including distributions made pursuant to the Ginnie Mae Guaranty) to any Holder, or the right of any Holder to institute suit for the enforcement of any payment, without the consent of each affected Holder.

The Trustee

      The Trustee may resign at any time by giving written notice to Ginnie Mae. Upon notice of the Trustee's resignation, Ginnie Mae will appoint a successor Trustee. Ginnie Mae also may remove the Trustee and appoint a successor if the Trustee breaches its obligations under the Trust Agreement, if the Trustee ceases to be eligible to continue as the Trustee under the related Trust Agreement or if the Trustee becomes incapable of acting, or is adjudged a bankrupt or becomes insolvent, or a receiver for the Trustee or its property is appointed, or any public officer takes control of the Trustee or its property for the purpose of rehabilitation, conservation or liquidation of that property. Any resignation or removal of the Trustee and appointment of a successor Trustee will become effective only upon the acceptance of the appointment by a successor Trustee.

Tax Matters Person

      The Tax Administrator will serve as the agent for the Tax Matters Person of each related Trust REMIC. Each Holder of a Residual Security, by its acquisition of such Security, consents to the appointment of the Tax Administrator as such agent on behalf of such Holder if that Holder would by virtue of its ownership percentage be treated as the Tax Matters Person for the related Trust REMIC. No successor agent may be appointed without the consent of Ginnie Mae.

Tax Administrator

      The Tax Administrator, which may be the same person as the Trustee, generally is responsible for the federal and state tax administration of the Trust and the related Trust REMIC or Trust REMICs. Foremost among the Tax Administrator's duties will be the preparation of the income tax returns and reports of the Trust and the related Trust REMIC or Trust REMICs and the related underlying tax accounting. Additional information about the duties and activities of the Tax Administrator is set forth in "Certain Federal Income Tax Consequences."

REMIC Reporting

      Each Trust Agreement will require the Tax Administrator to undertake the following responsibilities, among others, in respect of the related Trust:

            (a) to cause an election to be made with respect to each related Asset Pool to be treated as a REMIC;

            (b) to prepare and cause to be timely filed a Form 8811 and to prepare and cause to be filed annually, on a calendar year basis, Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return and any other required federal or state tax returns with respect to each related Trust REMIC and the related Trust;

            (c) to prepare all information reports and returns required to be provided to Holders under federal or state tax provisions concerning REMICs, including Schedule Q to Form 1066, and to forward their reports and returns to the appropriate Holders; and

            (d) to pay when due, on behalf of the affected Trust REMIC or the Trust, the amount of any federal, state and local taxes imposed thereon, which amount generally will be paid from assets of the related Trust. Ginnie Mae does not guarantee the accuracy or timeliness of the tax administration and reporting.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

      The following discussion, prepared by Ginnie Mae's Legal Advisor, is a summary of the anticipated material federal income tax consequences of the purchase, ownership, and disposition of the Securities. The summary is based upon laws, regulations, rulings, and decisions now in effect, all of which are subject to change. The discussion does not purport to deal with the federal income tax consequences to all categories of investors, some of which may be subject to special rules. The discussion focuses primarily on investors who will hold the Securities as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Code, although much of the discussion is applicable to other investors as well. Investors should note that, although final regulations under the REMIC Provisions of the Code (the "REMIC Regulations") have been issued by the U.S. Treasury, no currently effective regulations or other administrative guidance has been issued with respect to certain provisions of the Code that are or may be applicable to Holders, particularly the provisions dealing with market discount and stripped debt instruments. Although the Treasury issued final regulations dealing with original issue discount ("OID") and premium (such regulations, the "OID Regulations"), the OID Regulations do not address directly the treatment of "Regular Securities" (as defined below). Furthermore, the REMIC Regulations do not address all of the issues that arise in connection with the formation and operation of a REMIC. Hence, definitive guidance cannot be provided with respect to many aspects of the tax treatment of Holders. Moreover, there can be no assurance that the Internal Revenue Service (the "Service") will not take positions that would be materially adverse to investors. Finally, the summary does not purport to address the anticipated state income tax consequences to investors of owning and disposing of the Securities. Consequently, investors should consult their own tax advisors in determining the federal, state, local, foreign, and any other tax consequences to them of the purchase, ownership, and disposition of the Securities.

General

      With respect to each Trust, counsel to the Trust ("Trust Counsel") will deliver a separate opinion generally to the effect that, assuming timely filing of a REMIC election and compliance with all provisions of the related Trust Agreement and the other issuance and closing documents, the Trust, or one or more segregated pools of Trust Assets (each, an "Asset Pool"), will qualify as one or more REMICs (each, a "Trust REMIC") for federal income tax purposes. Trust Counsel also will deliver its opinion that the discussion set forth in this Offering Circular under "Certain Federal Income Tax Consequences," as amplified or modified by Trust Counsel in the related Offering Circular Supplement, is correct and complete in all material respects. The foregoing opinions will be based on existing law, but there can be no assurance that the law will not change or that contrary positions will not be taken by the Service.

      The Securities (other than any Modifiable or MX Securities) will be designated either as one or more classes of "regular interests" in a Trust REMIC ("Regular Securities"), which generally are treated as debt for federal income tax purposes, or the "residual interest" in one or more Trust REMICs ("Residual Securities"), which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Trust REMIC. The Offering Circular Supplement for each Trust will indicate which of the Securities in the Trust will be designated as Regular Securities and which will be designated as Residual Securities. In certain cases, a single Residual Security may represent the residual interest in more than one of the Trust REMICs relating to a particular Series. In such cases, the discussion of Residual Securities set forth below should be interpreted as applying to each residual interest separately.

      Securities held by a "domestic building and loan association" (a "DB&L") will constitute assets described in section 7701(a)(19)(C)(xi) of the Code; Securities held by a real estate investment trust ("REIT") will constitute "real estate assets" within the meaning of section 856(c)(4)(A) of the Code; and interest on such Securities will be considered "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B), all in the same proportion that the related Trust REMIC's assets would so qualify. If 95% or more of the assets of a given Trust REMIC constitute qualifying assets for DB&Ls and REITs, the related Securities and the income thereon will be treated entirely as qualifying assets and income for DB&Ls and REITs. In the case of a Trust that issues a Double REMIC Series, the Trust REMICs related to such Double REMIC Series will be treated as a single REMIC for purposes of determining the extent to which the related Securities and the income thereon will be treated as such assets and income. Regular and Residual Securities held by a financial institution to which section 585 of the Code applies will be treated as evidences of indebtedness for purposes of section 582(c)(1) of the Code. Regular Securities also will be "qualified mortgages" within the meaning of section 860G(a)(3) of the Code with respect to other REMICs.

Tax Treatment of Regular Securities

      General

      Except as described below for Regular Securities issued with OID or acquired with market discount or premium, interest paid or accrued on a Regular Security will be treated as ordinary income to the Holder and a principal payment on such Security will be treated as a return of capital to the extent that the Holder's basis in the Security is allocable to that payment. Holders of Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. The Tax Administrator will report annually to the Service and to Holders of record with respect to interest paid or accrued and OID, if any, accrued on the Securities.

      Single Class REMICs

      In the case of certain Trust REMICs that are considered to be "single-class REMICs" under temporary Treasury regulations, Holders of Regular Securities who are individuals, trusts, estates, or pass-through entities in which such persons hold interests may be required to recognize certain amounts of income in addition to interest and discount income. A single-class REMIC, in general, is a REMIC that (i) would be classified as an investment trust in the absence of a REMIC election or (ii) is substantially similar to an investment trust and was structured with the principal purpose of avoiding the allocation of "allocable investment expenses" (i.e., expenses normally allowable under section 212 of the Code, which may include servicing and administrative fees and the guarantee fee with respect to the Trust Assets) to Holders of Regular Securities. Under the temporary Treasury regulations, each Holder of a regular or residual interest in a single-class REMIC is allocated (i) a share of the REMIC's allocable investment expenses and (ii) a corresponding amount of additional income. Section 67 of the Code permits an individual, trust or estate to deduct miscellaneous itemized expenses (including section 212 expenses) only to the extent that such expenses, in the aggregate, exceed 2% of its adjusted gross income. Consequently, an individual, trust or estate that holds a regular interest in a single-class REMIC (either directly or through a pass-through entity) will recognize additional income with respect to such regular interest to the extent that its share of allocable investment expenses, when combined with its other miscellaneous itemized deductions for the taxable year, is less than 2% of its adjusted gross income. Any such additional income will be treated as interest income. In addition, Code section 68 currently provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a certain amount will be reduced. The amount of such additional taxable income recognized by Holders who are subject to the limitations of either section 67 or section 68 may be substantial and may reduce the after-tax yield to such Holders of an investment in the Securities of an affected Trust. Where appropriate, the Offering Circular
Supplement  for a  particular  Trust will  indicate  that the Holders of related
Securities may be required to recognize additional income as a result of the application of the limitations of either section 67 or section 68 of the Code. Non-corporate Holders of Regular Securities evidencing an interest in a single-class REMIC also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to such REMIC, are not deductible for purposes of the alternative minimum tax ("AMT").

      Original Issue Discount

      Overview. Certain Classes of Regular Securities may be issued with OID within the meaning of section 1273(a) of the Code. In general, such OID will equal the difference between the "stated redemption price at maturity" of the Regular Security and its issue price. Holders of Regular Securities as to which there is OID should be aware that they generally must include OID in income for federal income tax purposes on an annual basis under a constant yield accrual method that reflects compounding. In general, OID is treated as ordinary interest income and must be included in income in advance of the receipt of the cash to which it relates.

      The amount of OID required to be included in a Regular Holder's income in any taxable year will be computed in accordance with section 1272(a)(6) of the Code, which provides for the accrual of OID under a constant yield method on regular interests in a REMIC. Under section 1272(a)(6), as elaborated by the related legislative history, the amount and the rate of accrual of OID generally is to be calculated based on the prepayment rate for the REMIC's mortgage collateral and the reinvestment rate on amounts held pending distribution that were assumed in pricing the Regular Securities (the "Pricing Prepayment Assumptions"). The OID Regulations do not address directly the treatment of instruments that are subject to section 1272(a)(6). However, until the Treasury issues guidance to the contrary, the Tax Administrator, in its capacity as party responsible for computing the amount of OID to be reported to a Regular Holder each taxable year, will base its computations on Code section 1272(a)(6) and the OID Regulations as described below. Prospective investors should be aware that because no regulatory guidance currently exists under Code section 1272(a)(6), there can be no complete assurance that the methodology described below represents the correct manner of calculating OID on the Regular Securities.

      Amount of Original Issue Discount. The amount of OID on a Regular Security equals the excess, if any, of the Security's "stated redemption price at maturity" over its "issue price." Under the OID Regulations, a debt instrument's stated redemption price at maturity is the sum of all payments provided by the instrument other than "qualified stated interest" (such payments, "Deemed Principal Payments"). Qualified stated interest, in general, is stated interest that is unconditionally payable in cash or property (other than debt instruments of the issuer) at least annually at (i) a single fixed rate or (ii) a variable rate that meets certain requirements set out in the OID Regulations. See "-- Variable Rate Securities" below. Because an Accrual Security generally does not require unconditional payments of interest at least annually, all payments due thereon, whether designated as principal, accrued interest, or current interest will constitute Deemed Principal Payments. A portion of interest accrued on a Security of a Partial Accrual Class will also constitute Deemed Principal Payments because payments of such amounts would not be required at least annually. Consequently, all Accrual Securities will be considered to be issued with OID for federal income tax purposes. The issue price of a Regular Security generally will equal the initial price at which a substantial amount of Securities of the same Class is sold to the public (including any amounts paid for interest accrued as of the Closing Date under the terms of the Security).

      Under a de minimis rule, a Regular Security will be considered to have no OID if the amount of OID is less than 0.25% of the Security's stated redemption price at maturity multiplied by its weighted average maturity ("WAM"). For that purpose, the WAM of a Regular Security is the sum of the amounts obtained by multiplying the amount of each Deemed Principal Payment by a fraction, the numerator of which is the number of complete years from the Security's issue date until the payment is made, and the denominator of which is the Security's stated redemption price at maturity. Although no guidance has been issued regarding the application of the de minimis rule to REMIC regular interests, it is expected that the WAM of a Regular Security will be computed using the Pricing Prepayment Assumptions. A Regular Holder will include de minimis OID in income on a pro rata basis as stated principal payments on the Security are received or, if earlier, upon disposition of the Security, unless the Holder makes the "Constant Yield Election" (as defined below).

      Regular Securities may bear interest under terms that provide for a teaser rate period, interest holiday, or other period (a "Teaser Period") during which the rate of interest payable on the Securities is lower than the rate payable during the remainder of the life of the Securities ("Teaser Securities"). The OID Regulations provide an alternative test under which a Teaser Security may be considered to have a de minimis amount of OID (the "Alternative De Minimis Amount") even though the amount of OID on such Security would be more than de minimis as determined under the regular test. The Alternative De Minimis Amount applies only if the stated interest on a Teaser Security would be qualified stated interest but for the fact that the interest rate effective in the Teaser Period or Periods is below the rate applicable for the remainder of its term. Under the alternative test, the amount of OID on a Teaser Security that is measured against the Alternative De Minimis Amount is the greater of (i) the excess of the stated principal amount of the Security over its issue price ("True Discount") and (ii) the amount of interest that would be necessary to be payable on the Security in order for all stated interest to be qualified stated interest (the "Additional Interest Amount"). If the amount of OID on a Teaser Security eligible for the alternative test exceeds the Alternative De Minimis Amount, the Security will be treated as issued with OID. In that case, the stated redemption price at maturity of such Security would be deemed to include either (i) all of the stated interest on the Security or (ii) all stated interest on the Security in excess of the lowest effective interest rate on such Security in any Teaser Period. Consequently, the Holder of such a Security would be required to recognize in the Teaser Period ordinary income arising from OID in addition to any qualified stated interest for such Period.

      If the period between the Closing Date and the first Distribution Date (the "Initial Distribution Period") of a Current Interest Class is shorter than the interval between subsequent Distribution Dates, the effective rate of interest payable on a Security during the Initial Distribution Period will be higher than the stated rate of interest if a Holder receives interest on the initial Distribution Date based on a full accrual period. To the extent that the interest payment due on the first Distribution Date exceeds the amount that would have been payable had the effective rate for that period been equal to the stated interest rate, that payment (an "Excess Interest Payment") will be treated as a Deemed Principal Payment. Consequently, a Security having an Excess Interest Payment may have OID, although the determination of whether such a Security has OID will also take into account (i) the fact that the Security's issue price includes any interest accrued as of the Closing Date (which may equal or exceed the amount of the Excess Interest Payment) and (ii) the de minimis rules described above. In the absence of further guidance, the Tax Administrator will treat all interest payable on such Security other than the Excess Interest Payment as qualified stated interest, to the extent it otherwise would so qualify.

      Accrual of Original Issue Discount. The Holder of a Regular Security generally must include in gross income the sum, for all days during his taxable year on which he holds the Regular Security, of the "daily portions" of the OID on such Security. In the case of an original Holder of a Regular Security, the daily portions of OID with respect to such Security generally will be determined by allocating to each day in any accrual period the Security's ratable portion of the excess, if any, of (i) the sum of (a) the present value of all projected payments under the Security yet to be received as of the close of such period plus (b) the amount of Deemed Principal Payments received on the Security during such period over (ii) the Security's "adjusted issue price" at the beginning of such period. The accrual period that will be used by the Tax Administrator for purposes of computing the daily portions on a Regular Security will be the one month (or shorter period) ending on each Payment Date. The present value of projected payments yet to be received on a Regular Security is to be computed using the Pricing Prepayment Assumptions and the Security's original yield to maturity (adjusted to take into account the length of the particular accrual period), and taking into account Deemed Principal Payments actually received on the Security prior to the close of the accrual period. The adjusted issue price of a Regular Security at the beginning of the first accrual period is its issue price. The adjusted issue price at the beginning of each subsequent period is the adjusted issue price of the Security at the beginning of the preceding period increased by the amount of OID allocable to that period and reduced by the amount of any Deemed Principal Payments received during that period. Thus, an increased (or decreased) rate of prepayments received with respect to a Regular Security will be accompanied by a correspondingly increased (or decreased) rate of recognition of OID by the Holder of such Security.

      The yield to maturity of a Regular Security is calculated based on the Pricing Prepayment Assumptions. Contingencies, such as the exercise of "mandatory redemptions," that are taken into account by the parties in pricing the Regular Security typically will be subsumed in the Pricing Prepayment Assumptions and thus will be reflected in the Security's yield to maturity.

      If a subsequent Holder's adjusted basis in the Security immediately after the acquisition exceeds the adjusted issue price of the Security, but is less than or equal to the sum of the Deemed Principal Payments to be received under the Security after the acquisition date, the amount of OID on the Security will be reduced by a fraction, the numerator of which is the excess of the Security's adjusted basis immediately after its acquisition over the adjusted issue price of the Security and the denominator of which is the excess of the sum of all Deemed Principal Payments to be received on the Security after the acquisition date over the adjusted issue price of the Security. For that purpose, the adjusted basis of a Regular Security generally is reduced by the amount of any qualified stated interest that is accrued but unpaid as of the acquisition date. Alternatively, the subsequent Holder of a Regular Security having OID may make a Constant Yield Election with respect to the Security, as described below. If the subsequent Holder's adjusted basis in a Regular Security, immediately after its acquisition, exceeds the sum of all Deemed Principal Payments to be received on the Security after the acquisition date, the Holder will no longer be required to accrue OID on the Security, and the Holder can elect to reduce the amount of interest income recognized on the Security by the amount of amortizable premium. See "-- Amortizable Premium" below.

      Special Rules and Considerations. If the amount of OID computed for a Regular Security during an accrual period is negative ("Negative OID"), the amount of OID on such Security will be treated as zero for that period, and the Holder generally will be entitled to offset the Negative OID only against future positive OID on the Security. Although the law is unclear in some respects, a corporate Holder whose Regular Security has Negative OID may be entitled to deduct a loss when and to the extent that its adjusted basis in the Regular Security exceeds the maximum amount of future payments to which the Regular Security entitles it. Similarly, certain non-corporate Holders may be entitled to the same treatment if their Regular Securities are involved in their trade or business. It is unclear whether other non-corporate Holders may claim any tax benefit related to a Regular Security with Negative OID (other than an offset against future positive OID generated by such Security) prior to its maturity. Prospective Holders should consult their own tax advisors with respect to the tax consequences to them of Negative OID.

      The OID Regulations contain an aggregation rule (the "Aggregation Rule") under which two or more debt instruments issued in connection with the same transaction (or related transactions in certain circumstances) generally are treated as a single debt instrument for federal income tax accounting purposes if issued by a single issuer to a single Holder. The Aggregation Rule, however, does not apply if the debt instrument is part of an issue (i) a substantial portion of which is traded on an established market or (ii) a substantial portion of which is issued for cash (or property traded on an established market) to parties who are not related to the issuer or Holder and who do not purchase other debt instruments of the same issuer in connection with the same transaction or related transactions. In most cases, the Aggregation Rule will not apply to Regular Securities of different Classes that are sold to the public because one or both of the exceptions to the Aggregation Rule will have been met. Although the Tax Administrator will apply the Aggregation Rule to all regular interests in a Trust REMIC that are held by a related Trust REMIC, it generally will not apply the Aggregation Rule to Regular Securities for purposes of reporting to Holders. The OID Regulations provide that a Holder generally may make an election (a "Constant Yield Election") to include in gross income all stated interest, OID, de minimis OID, market discount (as described below under "-- Market Discount"), and de minimis market discount that accrues on a Regular Security (as reduced by any amortizable premium, as described below under "-- Amortizable Premium" or acquisition premium, as described below) under the constant yield method used to account for OID. To make the Constant Yield Election, the Holder of the Security must attach a statement to its timely filed federal income tax return for the taxable year in which the Holder acquired the Security. The statement must identify the instruments to which the election applies. A Constant Yield Election is irrevocable unless the Holder obtains the consent of the Service. In general, the Constant Yield Election may be made on an obligation-by-obligation basis. If, however a Constant Yield Election is made for a debt instrument with market discount, the Holder is deemed to have made an election to include in income currently the market discount on all debt instruments with market discount subsequently acquired during the same tax year or thereafter by the Holder, as described in "-- Market Discount" below. In addition, if a Constant Yield Election is made for a debt instrument with amortizable premium, the Holder is deemed to have made an election to amortize the premium on all of the Holder's other debt instruments with amortizable premium under the constant yield method. See "-- Amortizable Premium" below.

      The federal  income tax  treatment  of income on a Regular  Security,  the payments on which consist entirely or primarily of a specified nonvarying portion of the interest payable on one or more of the qualified mortgages held by the Trust REMIC (an "Interest Weighted Security"), is unclear. Until the Service provides contrary administrative guidance on the income tax treatment of an Interest Weighted Security, the Tax Administrator intends to take the position that an Interest Weighted Security does not bear qualified stated interest and will account for the income thereon as described in "Certain Federal Income Tax Consequences -- Original Issue Discount -- Interest Weighted Securities and Non-VRDI Securities" herein. Some Interest Weighted Securities may provide for a relatively small amount of principal and for interest that can be expressed as qualified stated interest at a very high fixed rate with respect to that principal ("Superpremium Securities"). Superpremium Securities technically are issued with amortizable premium. However, because of their close similarity to other Interest Weighted Securities, it appears more appropriate to account for Superpremium Securities in the same manner as for other Interest Weighted Securities. Consequently, in the absence of further administrative guidance, the Tax Administrator intends to account for Superpremium Securities in the same manner as other Interest Weighted Securities. However, there can be no assurance that the Service will not assert a position contrary to that taken by the Tax Administrator, and, therefore, Holders of Superpremium Securities should consider making a protective election to amortize premium on such Securities.

      The OID Regulations provide that if a principal purpose in structuring a debt instrument, engaging in a transaction, or applying the OID Regulations is to achieve a result that is unreasonable in light of the purposes of the applicable statutes, the Service can apply or depart from the OID Regulations as necessary or appropriate to achieve a reasonable result. A result is not considered unreasonable, however, in the absence of a substantial effect on the present value of a taxpayer's tax liability.

      In view of the complexities and current uncertainties as to the manner of inclusion in income of OID on Regular Securities, each investor should consult his own tax advisor to determine the appropriate amount and method of inclusion in income of OID on such Securities for federal income tax purposes.

      Variable Rate Securities

      A Regular Security may pay interest at a variable rate (a "Variable Rate Security"). The rules applicable to variable rate debt instruments, as defined in the OID Regulations ("VRDIs"), apply to a Variable Rate Security only if: (i) such Security is not issued at a premium to its noncontingent principal amount in excess of the lesser of (a) .015 multiplied by the product of such noncontingent principal amount and the WAM (as that term is defined above in the discussion of the de minimis rule) of the Security or (b) 15% of such noncontingent principal amount (an "Excess Premium"); (ii) stated interest on the Security compounds or is payable unconditionally at least annually at (a) one or more "qualified floating rates," (b) a single fixed rate and one or more qualified floating rates, (c) a single "objective rate," or (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate"; and (iii) the qualified floating rate or the objective rate in effect during an accrual period is set at a current value of that rate (i.e., the value of the rate on any day occurring during the interval that begins three months prior to the first day on which that value is in effect under the Security and ends one year following that day). However, if the Variable

Rate Security provides for any contingent payments (which do not include qualified stated interest), the Tax Administrator will account for the Variable Rate Security as described in "Certain Federal Income Tax Consequences -- Original Issue Discount -- Interest Weighted Securities and Non-VRDI Securities" herein.

      A rate is a qualified floating rate if variations in the rate reasonably can be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the debt instrument is denominated. A qualified floating rate may measure contemporaneous variations in borrowing costs for the issuer of the debt instrument or for issuers in general. A multiple of a qualified floating rate is considered a qualified floating rate only if the rate is equal to either (a) the product of a qualified floating rate and a fixed multiple that is greater than .65 but not more than 1.35 or (b) the product of a qualified floating rate and a fixed multiple that is greater than ..65 but not more than 1.35, increased or decreased by a fixed rate. If a Security provides for two or more qualified floating rates that reasonably can be expected to have approximately the same values throughout the term of the Security, the qualified floating rates together will constitute a single qualified floating rate. Two or more qualified floating rates conclusively will be presumed to have approximately the same values throughout the term of a Security if the values of all such rates on the issue date of the Security are within 25 basis points of each other.

      A variable rate will be considered a qualified floating rate if it is subject to a restriction or restrictions on the maximum stated interest rate (a "Cap"), a restriction or restrictions on the minimum stated interest rate (a "Floor"), a restriction or restrictions on the amount of increase or decrease in the stated interest rate (a "Governor"), or other similar restriction only if:
(a) the Cap, Floor, or Governor is fixed throughout the term of the related Security or (b) the Cap, Floor, or Governor, or similar restriction is not reasonably expected, as of the issue date, to cause the yield on the Security to be significantly less or significantly more than the expected yield on the Security determined without such Cap, Floor, Governor, or similar restriction, as the case may be. Although the OID Regulations are unclear, it appears that a VRDI, the primary rate on which is subject to a Cap, Floor, or Governor that itself is a qualified floating rate, bears interest at an objective rate and not at a qualified floating rate.

      An objective  rate is a rate (other than a qualified  floating  rate) that
(i) is determined using a single fixed formula, (ii) is based on objective financial or economic information, and (iii) is not based on information that is within the control of the issuer (or a related party) or that is unique to the circumstances of the issuer (or a related party), such as the level of the issuer's dividends, profits, or stock value. The definition includes, for example, a rate that is based on changes in a general inflation index and a "qualified inverse floating rate" (generally a fixed rate minus a qualified floating rate). A variable rate is not an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of the term will be either significantly less than or greater than the average value for the second half of the term.

      If interest on a Variable Rate Security is stated at a fixed rate for an initial period of less than one year followed by a variable rate that is either a qualified floating rate or an objective rate for a subsequent period, and the value of the variable rate on the issue date approximates the fixed rate, the fixed rate and the variable rate together constitute a single qualified floating rate or objective rate. A variable rate conclusively will be presumed to approximate an initial fixed rate if the value of the variable rate on the issue date does not differ from the value of the fixed rate by more than 25 basis points.

      Under the OID Regulations, all stated interest on a Variable Rate Security that qualifies as a VRDI and provides for stated interest unconditionally payable in cash or property at least annually at a single qualified floating rate or a single objective rate, including a qualified inverse floating rate (a "Single Rate VRDI Security") is treated as qualified stated interest. The amount and accrual of OID on a Single Rate VRDI Security is determined, in general, by converting such Security into a hypothetical fixed rate security and applying the rules applicable to fixed rate securities described under "Original Issue Discount" above to the hypothetical fixed rate security. A Single Rate VRDI Security that provides for a qualified floating rate or a qualified inverse floating rate is converted to a hypothetical fixed rate security by assuming that the qualified floating rate or qualified inverse floating rate will remain at its value as of the issue date. A Single Rate VRDI Security that provides for an objective rate other than a qualified inverse floating rate is converted to a hypothetical fixed rate security by substituting for the objective rate a fixed rate that reflects the yield that reasonably is expected for the Single Rate VRDI Security. Qualified stated interest or OID allocable to an accrual period with respect to a Single Rate VRDI Security must be increased (or decreased) if the interest actually accrued or paid during such accrual period exceeds (or is less than) the interest assumed to be accrued or paid during such accrual period under the related hypothetical fixed rate security.

      Except as provided below, the amount and accrual of OID on a Variable Rate Security that qualifies as a VRDI but is not a Single Rate VRDI Security (a "Multiple Rate VRDI Security") is determined by converting such Security into a hypothetical equivalent fixed rate security that has terms that are identical to those provided under the Multiple Rate VRDI Security, except that such hypothetical equivalent fixed rate security will provide for fixed rate substitutes in lieu of each qualified floating rate, qualified inverse floating rate or objective rate provided for under the Multiple Rate VRDI Security in the manner described above for Single Rate VRDI Securities. Qualified stated interest or OID allocable to an accrual period with respect to a Multiple Rate VRDI Security must be increased (or decreased) if the interest actually accrued or paid during such accrual period exceeds (or is less than) the interest assumed to be accrued or paid during such accrual period under the hypothetical equivalent fixed rate security.

      Under the OID Regulations, the amount and accrual of OID on a Multiple Rate VRDI Security that provides for stated interest at either one or more qualified floating rates or at a qualified inverse floating rate and in addition provides for stated interest at a single fixed rate (other than an initial fixed rate that is intended to approximate the subsequent variable rate) is determined using the method described above for all other Multiple Rate VRDI Securities except that prior to its conversion to a hypothetical equivalent fixed rate security, such Multiple Rate VRDI Security is treated as if it provided for a qualified floating rate (or a qualified inverse floating rate), rather than the fixed rate. The qualified floating rate (or qualified inverse floating rate) replacing the fixed rate must be such that the fair market value of the Multiple Rate VRDI Security as of its issue date would be approximately the same as the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate (or qualified inverse floating rate), rather than the fixed rate.

      Certain Regular Securities may provide for interest payable at least annually based on a weighted average of the interest rates on some or all of the qualified mortgages of the related Trust REMIC ("Weighted Average Securities"). Although the treatment of such securities is not entirely clear under the OID Regulations, it appears that Weighted Average Securities bear interest at an "objective rate" and can be considered to have qualified stated interest, provided that the average value of the rate during the first half of the Security's term is not reasonably expected to be either significantly less than or significantly greater than the average value of the rate during the final half of the Security's term (i.e., the rate will not result in a significant frontloading or backloading of interest). Until the Service provides contrary administrative guidance on the income tax treatment of Weighted Average Securities, or unless otherwise specified in the related Offering Circular Supplement, the Tax Administrator intends to account for such Securities as described above for objective rate VRDI Securities.

      Certain Regular Securities may provide for the payment of interest at a rate determined as the difference between two interest rate parameters, one of which is a fixed rate and the other of which is a variable rate (including a multiple of a variable rate) ("Inverse Floater Non-IO Securities"). Under the OID Regulations, Inverse Floater Non-IO Securities generally bear interest at objective rates because their rates either constitute "qualified inverse floating rates" as defined under those Regulations or, although not qualified floating rates themselves, are based on one or more qualified floating rates. Consequently, if such Securities are not issued at an excess premium and the interest payable thereon otherwise meets the test for qualified stated interest, the income on such Securities will be accounted for under the rules applicable to VRDI Securities described above.

      The OID Regulations are unclear as to the treatment of a Variable Rate Security that is issued at an Excess Premium. Unless and until the Service provides contrary administrative guidance on the income tax treatment of such Securities, the Tax Administrator intends to account for such Securities as described in "-- Interest Weighted Securities and Non-VRDI Securities." Holders of such Securities should be aware, however, that some other method of tax accounting ultimately might be determined to apply.

      Interest Weighted Securities and Non-VRDI Securities

      The treatment of a Variable Rate Security that is issued at an Excess Premium, any other Variable Rate Security that does not qualify as a VRDI (including a Weighted Average Security with significantly frontloaded or backloaded interest) (each, a "Non-VRDI Security") or an Interest Weighted Security is unclear under current law. The OID Regulations contain provisions (the "Contingent Payment Regulations") that address the federal income tax treatment of debt obligations with one or more contingent payments ("Contingent Payment Obligations"). Under the Contingent Payment Regulations, any variable rate debt instrument that is not a VRDI is classified as a

Contingent Payment Obligation. However, the Contingent Payment Regulations, by their terms, do not apply to REMIC regular interests (such as the Regular Securities) and other instruments that are subject to Code section 1272(a)(6). In the absence of further guidance, the Tax Administrator will account for Non-VRDI Securities and Interest Weighted Securities in accordance with Code
Section 1272(a)(6) and the accounting methodology described in this paragraph. Income will be accrued on such Securities based on a constant yield that is derived from a projected payment schedule as of the Closing Date. The projected payment schedule will take into account the Pricing Prepayment Assumptions and the other assumptions described below. To the extent that actual payments differ from projected payments, appropriate adjustments to interest income and expense accruals will be made in a manner corresponding to that described for VRDIs in "-- Variable Rate Securities." Where the Regular Security is a Weighted Average Security with significantly frontloaded or backloaded interest, an Interest Weighted Security, or a Variable Rate Security issued with an Excess Premium, the Tax Administrator will derive the projected payment schedule based on the assumption that, in the case of such a Weighted Average Security, the Security's weighted average rate in effect on the Closing Date will remain unchanged for the life of the Security and, in the case of an Interest Weighted Security or a Variable Rate Security with Excess Premium, that the interest rate or rate parameters on which the interest entitlement of the Security is based will remain unchanged for the life of the Security. In the case of an Interest Weighted Security having no principal entitlement that is "out of the money" as of the Closing Date (i.e., one on which no payments would be made if the related index or indices were not to change), no income will be accrued in any period other than a period in which a payment becomes due. All payments received on such a Security effectively will be treated as returns of capital to the extent of the Holder's basis in the Security and thereafter will be treated as ordinary income to the Holder in the period in which such payments became due. As a technical matter, the Tax Administrator will describe any income accrued on Interest-Weighted Securities and Non-VRDI Securities, as OID, rather than interest income.

      The method described in the foregoing paragraph for accounting for Interest Weighted Securities and Non-VRDI Securities is consistent with Code section 1272(a)(6) and the legislative history thereto. Because of the uncertainty with respect to the treatment of such Securities under the OID Regulations, however, there can be no assurance that the Service will not assert successfully that a method less favorable to Holders will apply. In view of the complexities and the current uncertainties as to income inclusions with respect to Non-VRDI Securities and Interest Weighted Securities, investors should consult their own tax advisors to determine the appropriate amount and method of income inclusion on such Securities for federal income tax purposes.

      Market Discount

      A subsequent purchaser of a Regular Security at a discount from its outstanding principal amount (or, in the case of a Regular Security having OID, its adjusted issue price) will acquire such Security with "market discount." The purchaser generally will be required to recognize the market discount (in addition to any OID remaining with respect to the Security) as ordinary income. A person who purchases a Regular Security at a price lower than the remaining outstanding Deemed Principal Payments but higher than its adjusted issue price does not acquire the Security with market discount, but will be required to report OID, appropriately adjusted to reflect the excess of the price paid over the adjusted issue price. See "-- Tax Treatment of Regular Securities -- Original Issue Discount." A Regular Security will not be considered to have market discount if the amount of such market discount is de minimis, i.e., less than the product of (i) 0.25% of the remaining principal amount of the Security (or, in the case of a Regular Security having OID, the adjusted issue price of such Security), multiplied by (ii) the WAM of the Security (as that term is defined above in "-- Tax Treatment of Regular Securities -- Original Issue Discount") remaining after the date of purchase. Regardless of whether the subsequent purchaser of a Regular Security with more than a de minimis amount of market discount is a cash-basis or an accrual-basis taxpayer, market discount generally will be taken into income as principal payments (including, in the case of a Regular Security having OID, any Deemed Principal Payments) are received, in an amount equal to the lesser of (i) the amount of the principal payment received or (ii) the amount of market discount that has "accrued" (as described below), but that has not yet been included in income. The purchaser may make an election, which generally applies to all market discount instruments acquired by the purchaser in the taxable year of election or thereafter, to recognize market discount currently on an uncapped accrual basis (the "Current Recognition Election"). In addition, the purchaser may make a Constant Yield Election with respect to a Regular Security purchased with market discount. See "-- Tax Treatment of Regular Securities -- Original Issue Discount."

      The relevant legislative history indicates that, until the Treasury promulgates applicable regulations, the purchaser of a Regular Security with market discount generally may elect to accrue the market discount either: (i) on the basis of a constant interest rate; (ii) in the case of a Regular Security not issued with OID, in the ratio of stated interest payable in the relevant period to the total stated interest remaining to be paid from the beginning of such period; or (iii) in the case of a Regular Security issued with OID, in the ratio of OID accrued for the relevant period to the total remaining OID at the beginning of such period. Regardless of which computation method is elected, the Pricing Prepayment Assumptions must be used to calculate the accrual of market discount.

      A Holder who has acquired a Regular Security with market discount generally will be required to treat a portion of any gain on a sale or exchange of the Security as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial principal payments were received. Moreover, such Holder generally must defer interest deductions attributable to any indebtedness incurred or continued to purchase or carry the Security to the extent they exceed income on the Security. Any such deferred interest expense, in general, is allowed as a deduction not later than the year in which the related market discount income is recognized. If a Regular Holder makes a Current Recognition Election or a Constant Yield Election, the interest deferral rule will not apply. Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Security or an Interest Weighted Security at a discount generally would continue to accrue interest and determine adjustments on such Security based on the original projected payment schedule devised by the issuer of such Security. See "Certain Federal Income Tax Consequences -- Original Issue Discount -- Interest Weighted Securities and Non-VRDI Securities" herein. The Holder of such a Security would be required, however, to allocate the difference between the adjusted issue price of the Security and its basis in the Security as positive adjustments to the accruals or projected payments on the Security over the remaining term of the Security in a reasonable manner (e.g., based on a constant yield to maturity).

      Treasury regulations implementing the market discount rules have not yet been issued, and uncertainty exists with respect to many aspects of those rules. For example, the treatment of a Regular Security subject to redemption at the option of the Tax Administrator that is acquired at a market discount is unclear. It appears likely, however, that the market discount rules applicable in such a case would be similar to the rules pertaining to OID. Due to the substantial lack of regulatory guidance with respect to the market discount rules, it is unclear how those rules will affect any secondary market that develops for a given Class of Regular Securities. Prospective investors in Regular Securities should consult their own tax advisors as to the application of the market discount rules to those Securities.

      Amortizable Premium

      A purchaser of a Regular Security who purchases the Security at a premium over the total of its Deemed Principal Payments may elect to amortize such premium under a constant yield method that reflects compounding based on the interval between payments on the Security. The relevant legislative history indicates that premium is to be accrued in the same manner as market discount. Accordingly, it appears that the accrual of premium on a Regular Security will be calculated using the Pricing Prepayment Assumptions. Under the Code, except as otherwise provided in Treasury regulations to be issued, amortized premium would be treated as an offset to interest income on a Regular Security and not as a separate deduction item. If a Holder makes an election to amortize premium on a Regular Security, such election will apply to all taxable debt instruments (including all REMIC regular interests) held by the Holder at the beginning of the taxable year in which the election is made, and to all taxable debt instruments acquired thereafter by such Holder, and will be irrevocable without the consent of the Service. Purchasers who pay a premium for the Regular Securities should consult their tax advisors regarding the election to amortize premium and the method to be employed.

      Under the Contingent Payment Regulations, a secondary market purchaser of a Non-VRDI Security or an Interest Weighted Security at a premium generally would continue to accrue interest and determine adjustments on such Security based on the original projected payment schedule devised by the issuer of such Security. See "Certain Federal Income Tax Consequences -- Original Issue Discount -- Interest Weighted Securities and Non-VRDI Securities" herein. The Holder of such a Security would allocate the difference between its basis in the Security and the adjusted issue price of the Security as negative adjustments to the accruals or projected payments on the Security over the remaining term of the Security in a reasonable manner (e.g., based on a constant yield to maturity).

      Gain or Loss on Disposition

      If a Regular Security is sold, the Holder will recognize gain or loss equal to the difference between the amount realized on the sale and his adjusted basis in the Security. Similarly, a Holder who receives a scheduled or prepaid principal payment with respect to a Regular Security will recognize income or loss equal to the difference between the amount of the payment and the allocable portion of his adjusted basis in the Security. Any such income will be treated as ordinary income, rather than capital gain, to the extent such income reflects OID that is not de minimis. The adjusted basis of a Regular Security generally will equal the cost of the Security to the Holder, increased by any OID or market discount previously includible in the Holder's gross income with respect to the Security, and reduced by the portion of the basis of the Security allocable to payments on the Security previously received by the Holder and by any amortized premium. Except to the extent that the market discount rules apply and except as provided below, any gain or loss on the sale or other disposition of a Regular Security generally will be capital gain or loss. Such gain or loss will be long-term gain or loss if the Security is held as a capital asset for more than one year.

      If the Holder of a Regular Security is a bank, a mutual savings bank, a DB&L, or a similar institution described in section 582 of the Code, any gain or loss on the sale or exchange of the Regular Security will be treated as ordinary income or loss. In the case of other types of Holders, gain from the disposition of a Regular Security that otherwise would be capital gain will be treated as ordinary income to the extent that the amount actually includible in income with respect to the Security by the Holder during his holding period is less than the amount that would have been includible in income if the yield on that Security during the holding period had been 110% of a specified U.S. Treasury borrowing rate as of the date that the Holder acquired the Security. Although the relevant legislative history indicates that the portion of the gain from disposition of a Regular Security that will be recharacterized as ordinary income is limited to the amount of OID (if any) on the Security that was not previously includible in income, the applicable Code provision contains no such limitation.

      The Code contains provisions that require the recognition of gain upon the "constructive sale of an appreciated financial position." These provisions do not apply to Classes of Certificates other than the Notional Classes. Investors in the Notional Classes should consult their own tax advisors with respect to the possible application of these provisions.

Tax Treatment of Residual Securities

      Overview

      Residual Securities will represent residual interests in the Trust REMIC or Trust REMICs to which they relate. A REMIC is an entity for federal income tax purposes consisting of a fixed pool of mortgages or other mortgage-backed assets (including Ginnie Mae Certificates, Underlying Certificates, Underlying Callable Securities and Underlying SMBS Securities) in which investors hold multiple classes of interests. To be treated as a REMIC, the Trust (or one or more segregated pools of Trust assets) must meet certain continuing qualification requirements, and a REMIC election must be in effect. See "-- REMIC Qualification." A Trust REMIC generally will be treated as a pass-through entity for federal income tax purposes, i.e., as not subject to entity-level tax. All interests in a Trust REMIC other than the Residual Securities must be regular interests, i.e., Regular Securities or Pooling REMIC Regular Interests (as defined below). As described in "-- Tax Treatment of Regular Securities" above, a regular interest generally is an interest whose terms are analogous to those of a debt instrument, and it generally is treated as such an instrument for federal income tax purposes. The Regular Securities will generate interest and OID deductions for the related Trust REMIC or, in the case of a Double REMIC Series, the Issuing REMIC (as defined below). As a residual interest, a Residual Security has a right to the income generated by the related Trust REMIC assets in excess of the amount necessary to service the related regular interests and pay such Trust REMIC's expenses. In a manner similar to that employed in the taxation of partnerships, Trust REMIC taxable income or loss will be determined at the Trust REMIC level, but passed through to the related Residual Holders. Thus, Trust REMIC taxable income or loss will be allocated pro rata to such Residual Holders, and each Residual Holder will report his share of Trust REMIC taxable income or loss on his own federal income tax return. Prospective investors in Residual Securities should be aware that the obligation to account for the Trust REMIC's income or loss will continue until all of the Regular Securities have been retired, which may not occur until well beyond the date on which the last payments, if any, on Residual Securities are made. In addition, because of the way in which REMIC taxable income is calculated, a Residual Holder may recognize "phantom income" (i.e., income recognized for tax purposes in excess of income as determined under financial accounting or economic principles) which will be matched in later years by a corresponding tax loss or reduction in taxable income, but which could lower the after-tax yield to Residual Holders due to the lower present value of such loss or reduction.

      A portion of the income of Residual Holders in certain Trust REMICs will be treated unfavorably in three contexts: (i) for federal income tax purposes and purposes of the AMT, it may not be offset by current or net operating loss ("NOL") deductions; (ii) it will be considered unrelated business taxable income ("UBTI") to tax-exempt entities; and (iii) it is ineligible for any statutory or treaty reduction in the 30% withholding tax otherwise available to a foreign Residual Holder.

      In the case of Double REMIC Series, two REMICs will be formed from the assets of the Trust. The Trust Assets will constitute the principal assets of one of such REMICs (the "Pooling REMIC"). The regular interests in the Pooling REMIC will be uncertificated interests formed pursuant to the related Trust Agreement (the "Pooling REMIC Regular Interests"). The Pooling REMIC Regular Interests will constitute the principal assets of the second REMIC (the "Issuing REMIC"). The Regular Securities will be the regular interests in the Issuing REMIC. The residual interest in the Pooling REMIC will be represented by a Class of Residual Securities, as will the residual interest in the Issuing REMIC. In some cases, as indicated in the Offering Circular Supplement, a Class of Residual Securities may represent the residual interest in both REMICs. Except where the context dictates otherwise, references in the discussion below to a Trust REMIC refer only to the Trust REMIC in which the Holder's Residual Security represents a residual interest. Prospective investors in Residual Securities relating to a Double REMIC Series should consult with their tax advisors with respect to the special considerations involved with such Residual Securities.

      If so specified in the related Offering Circular Supplement, separate REMIC elections may be made with respect to the related Trust Assets or, in the case of a Double REMIC Series, multiple Pooling REMICs may be established. In such cases, if so specified in the related Offering Circular Supplement, a single Class of Residual Securities may represent the residual interest in such REMICs.

      The concepts presented in this overview are discussed more fully below.

      Taxation of Residual Holders

      A Residual Holder will recognize its share of Trust REMIC taxable income or loss for each day during its taxable year on which it holds the Residual Security. The amount so recognized will be characterized as ordinary income or loss. If a Residual Security is transferred during a calendar quarter, Trust REMIC taxable income or net loss for that quarter will be prorated between the transferor and the transferee on a daily basis.

      A Trust REMIC generally will determine its taxable income or net loss in a manner similar to that of an individual using a calendar year and the accrual method of accounting. Trust REMIC taxable income or loss generally will be characterized as ordinary income or loss and will consist of the Trust REMIC's gross income, including interest income and any original issue or market discount income on the Trust REMIC's assets (including temporary cash flow investments) and premium amortization on the Trust REMIC's Regular Interests less its deductions, including deductions for interest and OID expense on the Regular Interests, premium amortization and servicing fees on the Trust REMIC's assets, and the administration expenses of the Trust REMIC and the Regular Interests. However, the Trust REMIC may not take into account any items allocable to a "prohibited transaction." See "-- Limitations on Offset or Exemption of REMIC Income -- REMIC-Level Taxes." The deduction of Trust REMIC expenses by Residual Holders who are individuals is subject to certain limitations as described below in "Special Considerations for Certain Types of Investors-Individuals and Pass-Through Entities." Residual Holders should be aware that there are a number of ambiguities in the determination of interest, OID and premium on the Regular Securities and that some of these ambiguities may be resolved in a way that results in an acceleration of the income taxable to Residual Holders. See "Tax Treatment of Regular Securities" above.

      The amount of the Trust REMIC's net loss with respect to a calendar quarter that may be deducted by a Residual Holder is limited to such Holder's adjusted basis in the Residual Security as of the end of that quarter (or time of disposition of the Residual Security, if earlier), determined without taking into account the net loss for that quarter. A Residual Holder's basis in its Residual Security initially is equal to the price paid for such Security. Such basis is increased by the amount of income recognized with respect to the Residual Security and decreased (but not below zero) by the amount of distributions made and the amount of net losses recognized with respect to that Security. The amount of the REMIC's net loss allocable to a Residual Holder that is disallowed under the basis limitation may be carried forward indefinitely, but may be used only to offset income with respect to the related Residual Security. The ability of Residual Holders to deduct net losses with respect to a Residual Security may be subject to additional limitations under the Code, as to which Holders should consult their tax advisors. A distribution with respect to a Residual Security is treated as a non-taxable return of capital up to the amount of the Residual Holder's adjusted basis in his Residual Security. If a distribution exceeds the adjusted basis of the Residual Security, the excess is treated as gain from the sale of such Residual Security.

      Although the law is unclear in certain respects, a Residual Holder effectively should be able to recover some or all of the basis in its Residual Security as the Trust REMIC recovers the basis of its assets through either the amortization of premium on such assets or the allocation of basis to principal payments received on such assets. The Trust REMIC's initial aggregate basis in its assets will equal the sum of the issue prices of all related Residual Securities and Regular Interests. In general, the issue price of a Regular Security of a particular Class is the initial price at which a substantial amount of the Securities of such Class is offered to the public. In the case of a Regular Interest of a Class not offered to the public in substantial amounts, the issue price is either the price paid by the first purchaser of such Interest or the fair market value of the property received in exchange for such Interest, as appropriate. The Trust REMIC's aggregate basis will be allocated among its assets in proportion to their respective fair market values.

      The mortgage loans underlying the Trust Assets of certain Trust REMICs may have bases that exceed their principal amounts. Except as indicated in "Treatment by the Trust REMIC of Original Issue Discount, Market Discount, and Amortizable Premium," the premium on such loans will be amortizable under the constant yield method and the same prepayment assumptions used in pricing the Securities. It should be noted, however, that the law concerning the amortization of premium on mortgage loans is unclear in certain respects. See "Treatment by the Trust REMIC of Original Issue Discount, Market Discount, and Amortizable Premium." If the Service were to contend successfully that part or all of the premium on the assets underlying the Ginnie Mae Certificates of certain Trust REMICs is not amortizable, the Residual Holders would recover the basis attributable to the unamortizable premium only as principal payments are received on such assets or upon the disposition or worthlessness of their Residual Securities. The inability to amortize part or all of the premium could give rise to timing differences between the Trust REMIC's income and deductions, creating phantom income. Because phantom income arises from timing differences, it will be matched by a corresponding loss or reduction in taxable income in later years, during which economic or financial income will exceed Trust REMIC taxable income. Any acceleration of taxable income, however, could lower the after-tax yield to a Residual Holder, because the present value of the tax paid on that income will exceed the present value of the corresponding tax reduction in the later years. The amount and timing of any phantom income are dependent upon (i) the structure of the particular Trust REMIC, (ii) the prices at which Regular Securities and Residual Securities are sold, and (iii) the rate of prepayment on the mortgage loans underlying the Trust REMIC's assets and, therefore, cannot be predicted without reference to a particular Trust REMIC.

      Regulations regarding the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests (i) provide tax accounting rules for the treatment of such fees as income over an appropriate period and (ii) clarify that inducement fees will be treated as income from sources within the United States. The rules set forth in the regulations apply to taxable years ending on or after May 11, 2004. Prospective purchasers of any Residual Security should consult with their tax advisors regarding the effect of these regulations.

      A Residual Holder that is not the original purchaser of the Residual Security must report on its federal income tax return its daily share of the taxable income or loss of the related Trust REMIC for each day that such Holder owns the Residual Security, regardless of whether the price paid by such Holder was the same as the adjusted basis of the Residual Security in the hands of the original purchaser. Although the legislative history indicates that adjustments may be appropriate where that price differed from the original Holder's adjusted basis, current law does not provide for any adjustments.

      Limitations on Offset or Exemption of REMIC Income

      A portion of the Trust REMIC's taxable income may be subject to special (and unfavorable) treatment. That portion (known as "excess inclusion income") generally is any taxable income beyond that which the Residual Holder would have recognized had the Residual Security been a conventional debt instrument bearing interest at 120% of the applicable long-term federal rate (based on quarterly compounding) as of the date on which the Residual Security was issued. Excess inclusion income, which is intended to approximate phantom income, may result in unfavorable tax consequences for certain investors.

      Generally, a Residual Holder's taxable income (or, if the Residual Holder is part of a consolidated filing group, the taxable income of the group) for any taxable year may not be less than such Holder's excess inclusion income for that taxable year. Excess inclusion income for a residual interest is equal to the excess of Trust REMIC taxable income for the quarterly period for such residual interest over the product of (i) 120% of the long-term applicable federal rate that would have applied to the residual interest if it were a debt instrument for federal income tax purposes on the Closing Date and (ii) the adjusted issue price of such residual interest at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Security at the beginning of a quarter is the issue price of the Residual Security, plus the amount of the daily accruals of Trust REMIC income (excluding excess inclusion income) for all prior quarters, decreased by any distributions made with respect to such Residual Security prior to the beginning of such quarterly period. If the Residual Holder is an organization subject to the tax on unrelated business income imposed by Code section 511, the Residual Holder's excess inclusion income will be treated as UBTI. In addition, under Treasury regulations yet to be issued, if a REIT or a RIC owns a Residual Security that generates excess inclusion income, a pro rata portion of the dividends paid by the REIT or the RIC generally will constitute excess inclusion income for the shareholders. With respect to variable contracts (within the meaning of section 817 of the Code), a life insurance company cannot adjust its reserve to the extent of any excess inclusion, except as provided in regulations. Finally, for purposes of the AMT, excess inclusion income cannot be offset by current losses or NOLs of a Residual Holder (although the Holder does not have to include in AMT income preference items for which the Holder received no benefit as a result of the foregoing restriction).

      Non-Recognition of Certain Transfers for Federal Income Tax Purposes

      In addition to the  limitations  specified  above,  the REMIC  Regulations provide that the transfer of a "noneconomic residual interest" to a United States person will be disregarded for tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Security will constitute a noneconomic residual interest unless, at the time the interest is transferred, (i) the present value of the expected future distributions with respect to the Residual Security equals or exceeds the product of the present value of the anticipated excess inclusion income and the highest corporate tax rate for the year in which the transfer occurs and (ii) the transferor reasonably expects that the transferee will receive distributions from the Trust REMIC in amounts sufficient to satisfy the taxes on excess inclusion income as they accrue. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of the Residual Security and thus would continue to be subject to tax on its allocable portion of the net income of the related Trust REMIC. A significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC (i.e., the transferor had "improper knowledge"). Under the REMIC Regulations, a transferor is presumed not to have such improper knowledge if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they come due, (ii) the transferee represents to the transferor that it understands that, as the Holder of a noneconomic residual interest, it may incur tax liabilities in excess of any cash flows generated by the interest and that it intends to pay the taxes associated with holding the residual interest as they become due,
(iii) the transferee represents that it will not cause income from the noneconomic residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer, and (iv) the transferee satisfies either the formula test or the asset test described below.

      Under the formula test, the transferor of a noneconomic residual interest generally will be presumed not to have improper knowledge if, in addition to meeting conditions (i), (ii) and (iii) above, the present value of the anticipated tax liabilities associated with holding the residual interest does not exceed the sum of the present values of (a) any consideration given to the transferee to acquire the interest, (b) the expected future distributions on the interest, and (c) any anticipated tax savings associated with holding the interest as the REMIC generates losses. For purposes of this calculation, the present values generally are calculated using a discount rate equal to the federal short-term rate for the month of the transfer.

      Under the asset test, a transferor of a noneconomic residual interest generally will be presumed not to have improper knowledge if, in addition to meeting the conditions in (i), (ii) and (iii) above, (a) the transferee's gross assets exceed $100 million and its net assets exceed $10 million, (b) the transferee is an "eligible corporation" as defined in Treasury regulations section 1.860E-1(c)(6)(i) other than a foreign permanent establishment of a domestic corporation, (c) the transferee agrees in writing that any subsequent transfer of the residual interest will comply with the asset test, (d) the transferor does not know or have reason to know that the transferee will not honor the restrictions on subsequent transfers of the residual interest, and (e) a reasonable person would not conclude, based on the facts and circumstances known to the transferor, that the taxes associated with the residual interest will not be paid. Holders should consult their own tax advisors regarding the transfer of a Residual Certificate.

      Ownership of Residual Interests by Disqualified Organizations

      The Code contains three sanctions that are designed to prevent or discourage the direct or indirect ownership of a REMIC residual interest (such as a Residual Security) by the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing, any tax-exempt organization (other than a farmers' cooperative described in section 521 of the Code) that is not subject to the tax on UBTI, or any rural electrical or telephone cooperative (each a "Disqualified Organization"). A corporation is not treated as an instrumentality of the United States or any state or political subdivision thereof if all of its activities are subject to tax and, with the exception of FHLMC, a majority of its board of directors is not selected by such governmental unit.

      First, the REMIC status of any REMIC created after March 31, 1988 is dependent upon the presence of reasonable arrangements designed to prevent a Disqualified Organization from acquiring record ownership of a residual interest. Residual Securities are not offered for sale to Disqualified Organizations. Furthermore, (i) Residual Securities will be registered as to both principal and any stated interest with the Trustee (or its agent) and transfer of a Residual Security may be effected only by surrender of the old Residual Security and reissuance by the Trustee of a new Residual Security to the new Holder, (ii) the applicable Trust Agreement will prohibit the ownership of Residual Securities by Disqualified Organizations, and (iii) each Residual Security will contain a legend providing notice of that prohibition. Consequently, each Trust REMIC should be considered to have made reasonable arrangements designed to prevent the ownership of residual interests by Disqualified Organizations.

      Second, the Code imposes a one-time tax on the transferor of a residual interest (including a Residual Security or an interest in a Residual Security) to a Disqualified Organization. The one- time tax equals the product of (i) the present value of the total anticipated excess inclusions with respect to the transferred residual interest for periods after the transfer and (ii) the highest marginal federal income tax rate applicable to corporations. Under the REMIC Regulations, the anticipated excess inclusions with respect to a transferred residual interest must be based on (i) both actual prior prepayment experience and the prepayment assumptions used in pricing the related REMIC's interests and (ii) any required or permitted clean up calls or required qualified liquidation provided for in the REMIC's organizational documents. The present value of anticipated excess inclusions is determined using a discount rate equal to the applicable federal rate that would apply to a debt instrument that was issued on the date the Disqualified Organization acquired the residual interest and whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the residual interest. Where a transferee is acting as an agent for a Disqualified Organization, the transferee is subject to the one-time tax. Upon the request of such transferee or the transferor, the REMIC must furnish to the requesting party and to the Service information sufficient to permit the computation of the present value of the anticipated excess inclusions. For that purpose, the term "agent" includes a broker, nominee, or other middleman. The transferor of a residual interest (including a Residual Security or interest therein) will not be liable for the one-time tax if the transferee furnishes to the transferor an affidavit that states, under penalties of perjury, that the transferee is not a Disqualified Organization, and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The one-time tax must be paid by April 15th of the year following the calendar year in which the residual interest is transferred to a

Disqualified Organization. The one-time tax may be waived by the Secretary of the Treasury if, upon discovery that a transfer is subject to the one-time tax, the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amounts as the Secretary may require.

      Third, the Code imposes an annual tax on any pass-through entity (i.e., regulated investment company ("RIC"), REIT, common trust fund, partnership, trust, estate or cooperative described in Code section 1381) that owns a direct or indirect interest in a residual interest (including a Residual Security), if record ownership of an interest in the pass-through entity is held by one or more Disqualified Organizations. The tax imposed equals the highest corporate rate multiplied by the share of any excess inclusion income of the pass-through entity for the taxable year that is allocable to the interest in the pass-through entity held by Disqualified Organizations. The same tax applies to a nominee who acquires an interest in a residual interest (including a Residual Security) on behalf of a Disqualified Organization. For example, a broker that holds an interest in a Residual Security in "street name" for a Disqualified Organization is subject to the tax. The tax due must be paid by the fifteenth day of the fourth month following the close of the taxable year of the pass-through entity in which the Disqualified Organization is a record Holder. Any such tax imposed on a pass-through entity would be deductible against that entity's ordinary income in determining the amount of its required distributions. In addition, dividends paid by a RIC or a REIT are not considered preferential dividends within the meaning of section 562(c) of the Code solely because the RIC or REIT allocates such tax expense only to the shares held by Disqualified Organizations. A pass-through entity will not be liable for the annual tax if the record Holder of the interest in the pass-through entity furnishes to the pass- through entity an affidavit that states, under penalties of perjury, that the record Holder is not a Disqualified Organization, and the pass-through entity does not have actual knowledge that such affidavit is false.

      If an "electing large partnership" holds a Residual Security, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

      The Code and the REMIC Regulations also require that reasonable arrangements be made with respect to each REMIC to enable the REMIC to provide the Treasury and the transferor with information necessary for the application of the one-time tax described above. Consequently, the applicable Trust Agreement will provide for the Tax Administrator to perform such information services as may be required for the application of the one-time tax. If a Residual Holder transfers an interest in a Residual Security in violation of the relevant transfer restrictions and triggers the information requirement, the Tax Administrator may charge such Residual Holder a reasonable fee for providing the information.

      Special Considerations for Certain Types of Investors

      Dealers in Securities. Residual Holders that are dealers in securities should be aware that the Service has issued final regulations (the "Mark to Market Regulations") under section 475 of the Code relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Security is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Securities acquired on or after January 4, 1995.

      Tax-exempt entities. Any excess inclusion income with respect to a Residual Security held by a tax-exempt entity, including a qualified profit-sharing, pension, or other employee benefit plan, will be treated as UBTI. Although the legislative history and statutory provisions imply otherwise, the Treasury conceivably could take the position that, under pre-existing Code provisions, substantially all income on a Residual Security (including non-excess inclusion income) is to be treated as UBTI. See "-- Tax Treatment of Residual Securities -- Taxation of Residual Holders."

      Individuals and Pass-Through Entities. A Residual Holder who is an individual, trust, or estate will be able to deduct its allocable share of the fees or expenses relating to servicing the assets or in some cases, the underlying assets, assigned to a Trust REMIC or administering the Trust REMIC under section 212 of the Code only to the extent that the amount of such fee, when combined with its other miscellaneous itemized deductions for the taxable year, exceeds 2% of its adjusted gross income. That same limitation will apply to individuals, trusts, or estates that hold Residual Securities indirectly through a grantor trust, a partnership, an S corporation, a common trust fund, or a nonpublicly offered RIC. A nonpublicly offered RIC is a RIC other than one whose shares are (i) continuously offered pursuant to a public offering, (ii) regularly traded on an established securities market, or (iii) held by no fewer than 500 persons at all times during the taxable year. In addition, that limitation will apply to individuals, trusts, or estates that hold Residual Securities through any other person (i) that is not generally subject to federal income tax and (ii) the character of whose income may affect the character of the income generated by that person for its owners or beneficiaries. In addition, Code section 68 currently provides that the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a certain amount will be reduced. In some cases, the amount of additional income that would be recognized as a result of the foregoing limitations by a Residual Holder who is an individual, trust, or estate could be substantial. Non-corporate Holders of Residual Securities also should be aware that miscellaneous itemized deductions, including allocable investment expenses attributable to the related Trust REMIC, are not deductible for purposes of the AMT. A Residual Holder's share of the expenses will generally be determined by (i) allocating the amount of such expenses for each calendar quarter on a pro rata basis to each day in the calendar quarter, and (ii) allocating the daily amount among the Holders in proportion to their respective holding on such day. Finally, persons holding an interest in a Residual Security indirectly through an interest in a RIC, common trust fund or one of certain corporations doing business as a cooperative generally will recognize a share of any excess inclusion allocable to that Residual Security.

      Employee benefit plans. See "-- Limitations on Offset or Exemption of REMIC Income"; "-- Special Considerations for Certain Types of Investors -- Tax-exempt entities" and "ERISA Considerations."

      REITs and RICs. If the Residual Holder is a REIT and the Trust REMIC generates excess inclusion income, a portion of REIT dividends will be treated as excess inclusion income for the REIT's shareholders, in a manner to be provided by regulations. Thus, shareholders in a REIT that invests in Residual Securities could face unfavorable treatment of a portion of their REIT dividend income for purposes of (i) using current deductions or NOL carryovers or carrybacks, (ii) UBTI in the case of tax-exempt shareholders, and (iii) withholding tax in the case of foreign shareholders (see "-- Limitations on Offset or Exemption of REMIC Income -- Foreign Residual Holders" below). Moreover, because Residual Holders may recognize phantom income (see "-- Tax Treatment of Residual Securities -- Taxation of Residual Holders"), a REIT contemplating an investment in Residual Securities should consider carefully the effect of any phantom income upon its ability to meet its income distribution requirements under the Code. The same rules regarding excess inclusion income will apply to a Residual Holder that is a RIC, common trust fund, or one of certain corporations doing business as a cooperative.

      A Residual Security held by a REIT will be treated as a real estate asset for purposes of the REIT qualification requirements in the same proportion that the Trust REMIC's assets would be treated as real estate assets if held directly by the REIT, and interest income derived from such Residual Security will be treated as qualifying interest income for REIT purposes ("Qualifying REIT Interest") to the same extent. If 95% or more of a Trust REMIC's assets qualify as real estate assets for REIT purposes, 100% of that Trust REMIC's regular and residual interests (including Residual Securities) will be treated as real estate assets for REIT purposes, and all of the income derived from such interests will be treated as Qualifying REIT Interest. The REMIC Regulations provide that payments of principal and interest on the qualified mortgages held by a Trust REMIC that are reinvested pending distribution to the Holders of the related REMIC's Securities constitute real estate assets for REIT purposes. Multiple Trust REMICs that are part of a tiered structure (as in the case of a Double REMIC Series) will be treated as one REMIC for purposes of determining the percentage of the assets of each Trust REMIC that constitutes real estate assets. It is expected that at least 95% of the assets of a Trust REMIC will be real estate assets throughout the Trust REMIC's life. The amount treated as a real estate asset in the case of a Residual Security apparently is limited to the REIT's adjusted basis in the Security.

      Partnerships. Partners in a partnership that acquires a Residual Security generally must take into account their allocable share of any income, including excess inclusion income, that is produced by the Residual Security. The partnership itself is not subject to tax on income from the Residual Security other than any excess inclusion income that is allocable to partnership interests owned by Disqualified Organizations.

      Foreign Residual Holders. Residual Securities may not be transferred to a Non-U.S. Person.

      Banks and certain other financial institutions. Residual Securities will be treated as qualifying real property loans and loans secured by interests in real property for DB&Ls in the same proportion that the assets of the Trust REMIC would be so treated. However, if 95% or more of the assets of a given Trust REMIC are qualifying assets for DB&Ls, 100% of that Trust REMIC's regular and residual interests (including Residual Securities) would be treated as qualifying assets. In addition, the REMIC Regulations provide that payments of principal and interest on the qualified mortgages held by a Trust REMIC that are reinvested pending their distribution to the Holders of the Securities will be treated as qualifying real property loans for DB&Ls. Moreover, multiple Trust REMICs that are part of a tiered structure will be treated as one REMIC for purposes of determining the percentage of the assets of each Trust REMIC that constitute qualifying assets for DB&L purposes. It is expected that at least 95% of the assets of any Trust REMIC will be qualifying assets for DB&Ls throughout the Trust REMIC's life. The amount of a Residual Security treated as a qualifying asset for DB&Ls, however, cannot exceed the Holder's adjusted basis in that Residual Security.

      Generally, gain or loss arising from the sale or exchange of Residual Securities held by certain financial institutions will give rise to ordinary income or loss, regardless of the length of the holding period for the Residual Securities. Those financial institutions include banks, mutual savings banks, cooperative banks, domestic building and loan institutions, savings and loan institutions, and similar institutions.

      Disposition of Residual Securities

      A Residual Holder will recognize gain or loss on the disposition of his Residual Security equal to the difference between the amount of proceeds (or the fair market value of any property) received and his adjusted basis in the Residual Security. If the Holder has held the Residual Security for more than the applicable holding period, such gain or loss generally will be characterized as long-term capital gain or loss. In the case of banks, Thrift Institutions, and certain other financial institutions, however, gain or loss on the disposition of a Residual Security will be treated as ordinary gain or loss, regardless of the length of the holding period. See "-- Gain or Loss on Disposition" and "-- Limitations on Offset or Exemption of REMIC Income -- Special Considerations for Certain Types of Investors."

      A special version of the wash sale rules will apply to dispositions of Residual Securities. Under that version, losses on dispositions of Residual Securities generally will be disallowed where, within six months before or after the disposition, the seller of such Securities acquires any residual interest in a REMIC or any interest in a taxable mortgage pool. Regulations providing for appropriate exceptions to the application of the wash sale rules have been authorized, but have not yet been promulgated.

      Liquidation of the REMIC

      A REMIC may liquidate without the imposition of entity-level tax only in a "qualified liquidation." A liquidation is considered a qualified liquidation if the REMIC (i) adopts a plan of complete liquidation, (ii) sells all of its non-cash assets within 90 days of the date on which it adopts the plan, and
(iii) credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims against it) to its Holders within the 90-day period. Under the REMIC Regulations, a plan of liquidation need not be in any special form. Furthermore, if a REMIC specifies the first day in the 90-day liquidation period in a statement attached to its final tax return, the REMIC will be considered to have adopted a plan of liquidation on that date.

      Treatment by the Trust REMIC of Original Issue Discount, Market Discount, and Amortizable Premium

      Original Issue Discount. Generally, a Trust REMIC's deductions for OID expense on its Regular Securities will be determined in the same manner as for determining the OID income of the Holders of such Securities as described in "Tax Treatment of Regular Securities -- Original Issue Discount" above, without regard to the de minimis rule described in that section.

      Market Discount. In general, a Pooling REMIC or, in the case of a Series involving only a single Trust REMIC, that Trust REMIC (a "Single Trust REMIC") will be considered to have acquired the mortgage loans underlying its Trust Assets with market discount if the basis of the Trust REMIC in such mortgage loans is exceeded by their adjusted issue prices by more than a statutory de minimis amount. The Trust REMIC's aggregate initial basis in such mortgage loans (and any other assets transferred to the Trust REMIC on the Startup Day) equals the aggregate of the issue prices of the regular and residual interests in the Trust REMIC. That basis is allocated among the Trust REMIC's assets based on their relative fair market values. Any market discount that accrues on the mortgage loans underlying the Trust REMIC's Ginnie Mae Certificates will be recognized currently as an item of Trust REMIC ordinary income. The amount of market discount income to be recognized in any period is determined in a manner generally similar to that used in the determination of OID, as if the mortgage loans had been issued (i) on the date they were acquired by the Trust REMIC and
(ii) for a price equal to the Trust REMIC's initial basis in the mortgage loans. The Pricing Prepayment Assumptions will be used to compute the yield to maturity of the mortgage loans underlying a Trust REMIC's Ginnie Mae Certificates. Pooling REMIC Regular Interests are acquired by Issuing REMICs at original issue, and thus the market discount rules do not apply to them.

      Premium. Generally, if the basis of a Pooling REMIC or a Single Trust REMIC in the mortgage loans underlying its Ginnie Mae Certificates exceeds the unpaid principal balances of those mortgage loans, such Trust REMIC will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, such Trust REMIC's basis in the mortgage loans underlying its Ginnie Mae Certificates will equal the fair market value of such mortgage loans immediately after the transfer to the Trust REMIC or at such time prior to their transfer as is provided in Treasury regulations yet to be issued. As described above under "Tax Treatment of Regular Securities -- Amortizable Premium," such a Trust REMIC that holds its qualified mortgages as capital assets generally may elect under Code section 171 to amortize premium on the underlying mortgage loans under a constant interest method, to the extent such mortgage loans were originated, or treated as originated, after September 27, 1985, which will include all mortgage loans underlying the Ginnie Mae Certificates eligible for inclusion in a Trust. All Pooling REMIC Regular Interests acquired by an Issuing REMIC will be treated as a single newly issued debt instrument in the hands of the Issuing REMIC, including for purposes of determining the amortization of premium, if any, by the Issuing REMIC.

      REMIC-Level Taxes

      A Trust REMIC may be subject to a number of taxes, including a 100% tax on its net income from any "prohibited transactions" and a 100% tax on certain contributions to the Trust REMIC after the closing date. The imposition of taxes on a Trust REMIC that could affect distributions to Holders is not anticipated.

REMIC Qualification

      The Trust or one or more designated pools of the assets of the Trust will qualify under the Code as a REMIC in which the Regular Securities and Residual Securities will constitute the "regular interests" and "residual interests," respectively, if a REMIC election is in effect and certain tests concerning (i) the composition of the Trust REMIC's assets and (ii) the nature of the Holders' interests in the Trust REMIC are met on a continuing basis. A loss of REMIC status could have a number of consequences for Holders. If, as the result of REMIC disqualification, the Trust were treated as an association taxable as a corporation, distributions on the Securities could be recharacterized in part as dividends from a non-includible corporation and in part as returns of capital. Alternatively, distributions on a Regular Security could continue to be treated as comprised of interest and principal notwithstanding REMIC disqualification, in which case a cash-basis Holder might not be required to continue to recognize interest and market discount with respect to the Security on the accrual basis. Under the first alternative, a loss of REMIC status would, and under the second alternative, a loss of REMIC status could cause the Securities and the associated distributions not to be qualified assets and income for the various purposes of DB&Ls and REITs described in the last paragraph under "Certain Federal Income Tax Consequences -- General" above, although such a loss would not affect the status of the Securities as "government securities" for REITs. The Securities should continue to qualify as "government securities" for RICs, regardless of whether REMIC status is lost.

Tax Treatment of MX Securities

      General

      In the event that a Series provides for the issuance of one or more Classes of MX Securities, the arrangement pursuant to which the MX Classes are created, sold and administered (an "MX Pool") will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The REMIC Securities related to the MX Securities will be contributed to the MX Pool on the Closing Date and the MX Pool will issue the Modifiable Securities and the MX Securities. Regular Securities that have been exchanged for MX Securities (including any exchanges effective on the Closing Date) will be assets of the MX Pool and the related MX Securities will represent beneficial ownership of these interests in such Regular Securities. Regular Securities that may be but have not yet been exchanged for MX Securities will also be assets of the MX Pool and the related Modifiable Securities will represent beneficial ownership of such Regular Securities. A Holder of a Modifiable Security will be treated for tax purposes and in this discussion in the same manner as a Holder of the related Regular Security.

      Tax Status

      The MX Classes should be considered to represent "real estate assets" within the meaning of section 856(c)(4)(A) of the Code and assets described in section 7701(a)(19)(C) of the Code. Original issue discount and interest accruing on the MX Classes should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of section 856(c)(3)(B) of the Code. MX Classes will be "qualified mortgages" under section 860G(a)(3) of the Code for a REMIC.

      Tax Accounting for MX Securities

      An MX Class will represent beneficial ownership of an interest in one or more related Regular Classes. If it represents an interest in more than one Regular Class, a purchaser must allocate its basis in an MX Class among the interests in the Regular Classes in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an MX Class, the Holder must allocate the amount received on the sale among the interests in the Regular Classes in accordance with their relative fair market values as of the time of sale.

      The Holder of an MX Class must account separately for each interest in a Regular Class (there may be only one such interest). Where the interest represents a pro rata part of a Regular Class, the Holder of an MX Class should account for such interest as described under "-- Tax Treatment of Regular Securities" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a Regular Class (a "Strip"), the Holder will be treated as owning, pursuant to section 1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such Regular Class. Although the tax treatment of a Strip is unclear, the Tax Administrator intends to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the Regular Class to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.

      A Holder of an MX Class should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be prior to the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. See "Tax Treatment of Regular Securities -- Original Issue Discount" above. The Holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular Holder, it is not clear whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related Regular Class.

      If OID accruing with respect to a Strip, computed as described above, is negative for any period, the MX Holder will be entitled to offset such amount only against future positive OID accruing from such Strip, and the Tax Administrator intends to report income in all cases in this manner. Although not entirely free from doubt, such a Holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the Holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption with respect to the related Regular Class). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the Holder. An investor should consult its tax advisor regarding this matter.

      An MX Holder will realize gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The seller's adjusted basis generally is equal to the seller's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale will be capital gain or loss if the MX Holder has held its interest as a capital asset and will be long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (i) for a bank or thrift institution or (ii) to the extent income recognized by the Holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under section 1274(d) of the Code.

      If an investor exchanges a Regular Class for several MX Classes and then sells one of such MX Classes, the sale will subject the investor to the coupon stripping rules of section 1286 of the Code. The investor must allocate its basis in the exchanged Regular Class between the part of the Regular Class underlying the MX Class sold and the part of the Regular Class underlying the MX Classes retained in proportion to their relative fair market values as of the date of such sale. The investor is treated as purchasing the interest retained for the amount of basis allocated to such interest. The investor must calculate original issue discount with respect to the retained interest as described above.

      Although the matter is not free from doubt, an investor that acquires in one transaction a combination of MX Classes that may be exchanged for a Regular Class should be treated as owning the Regular Class.

Exchanges of MX Classes and Regular Classes

      An exchange, as described under "Description of Securities -- Modification and Exchange" herein, by a Beneficial Owner of (i) REMIC Securities for MX Securities, (ii) MX Securities for interests in the related REMIC Securities or
(iii) MX Securities for other MX Securities will not be a taxable exchange. Such Beneficial Owner will be treated as continuing to own after the exchange the same combination of interests in the related REMIC Securities that it owned immediately prior to the exchange.

Taxation of Foreign Holders of REMIC Securities and MX Securities

      Regular Securities and MX Securities

      Interest, including OID, paid on a Regular Security or MX Security to a Non-U.S. Person generally will be treated as "portfolio interest" and, therefore, will not be subject to any United States withholding tax, provided that (i) such interest is not effectively connected with a trade or business in the United States of the Holder, and (ii) the Trustee (or other person who would otherwise be required to withhold tax) is provided with appropriate certification on Form W-8IMY or Form W-8BEN (or substitute form) signed under penalties of perjury that the beneficial owner of the Security is a Non-U.S. Person ("Foreign Person Certification"). If Foreign Person Certification is not provided, interest (including OID) paid on such a Security may be subject to a 30% withholding tax, the applicable treaty rate, or the then applicable rate for backup withholding. See "Backup Withholding."

      A Holder of a Regular or MX Security who is not a U.S. Person and is seeking the protection of an income tax treaty with respect to the imposition of United States withholding tax generally will be required to obtain a taxpayer identification number from the Internal Revenue Service in advance and to follow certain certification requirements establishing under penalties of perjury that such Holder is entitled to an exemption from United States withholding tax on interest from the Regular or MX Securities under a tax treaty between the United States and its country or residence. To claim this exemption, such Certificateholder should submit a completed Form W-8BEN (or substitute form) with its name and address and taxpayer identification and the statement described above. Prospective investors are strongly urged to consult their own tax advisors with respect to the withholding regulations governing payments on the Regular and MX Securities.

Residual Securities

      Under each Trust Agreement, transfers of Residual Securities to Non-U.S. Persons generally will be prohibited.

Reporting and Tax Administration

Regular Securities

      To the extent required by statute, regulation, or administrative ruling, reports will be made at least annually to Holders of record of Regular Securities and to the Service with respect to (i) interest paid or accrued on the Securities, (ii) OID, if any, accrued on the Securities, and (iii) information necessary to compute the accrual of any market discount or the amortization of any premium on the Securities.

Residual Securities

      For purposes of federal income tax reporting and administration, a Trust REMIC generally will be treated as a partnership, and the related Residual Holders as its partners. A Trust REMIC will file an annual return on Form 1066 and will be responsible for providing information to Residual Holders sufficient to enable them to report properly their shares of the REMIC's taxable income or loss, although it is anticipated that such information actually will be supplied by the Tax Administrator. The REMIC Regulations require reports to be made by a REMIC to its Residual Holders each calendar quarter in order to permit such Holders to compute their taxable income accurately. A person that holds a Residual Security as a nominee for another person is required to furnish those quarterly reports to the person for whom it is a nominee within 30 days of receiving such reports. A REMIC is required to file all such quarterly reports for a taxable year with the Service as an attachment to the REMIC's income tax return for that year. As required by the Code, a Trust REMIC's taxable year will be the calendar year.

      Residual Holders should be aware that their responsibilities as Holders of the residual interest in a Trust REMIC, including the duty to account for their shares of the Trust REMIC's income or loss on their returns, continue for the life of the Trust REMIC, even after any principal and interest on their Residual Securities has been paid in full.

      Under the REMIC Regulations, a Residual Holder must be designated as the REMIC's tax matters person ("TMP") if there is more than one such Holder. The TMP generally has responsibility for overseeing and providing notice to the other Residual Holders of certain administrative and judicial proceedings regarding the REMIC's tax affairs, although other Holders of the Residual Securities of the same REMIC would be able to participate in such proceedings in appropriate circumstances. Ginnie Mae will obtain from the Residual Holders an irrevocable appointment to perform the functions of each Trust REMIC's TMP. Unless otherwise indicated in the related Offering Circular Supplement, Ginnie Mae will assign its rights and obligations under such appointment to the Tax Administrator for the related Trust REMIC. The Tax Administrator for a Trust
REMIC will prepare and file the REMIC's federal and state income tax and information returns.

      Temporary Treasury regulations provide that a Holder of a Residual Security is not required to treat items on its return consistently with their treatment on the Trust REMIC's return if a Holder owns 100% of the Residual Securities for the entire calendar year. Otherwise, each Holder of a Residual Security is required to treat items on its return consistently with their treatment on the REMIC's return, unless the Holder of the Residual Security either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The Service may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. A Trust REMIC typically will not register as a tax shelter pursuant to Code section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Security as a nominee for another person may be required to furnish the Trust REMIC, in a manner to be provided in Treasury regulations, with the name and address of such person and other specified information.

Backup Withholding

      Under federal income tax law, a Holder may be subject to "backup withholding" under certain circumstances. Backup withholding may apply to a Holder who is a United States person if the Holder, among other things, (i) fails to furnish his social security number or other taxpayer identification number ("TIN") to the Trustee, (ii) furnishes the Trustee an incorrect TIN,
(iii) fails to report properly interest and dividends, or (iv) under certain circumstances, fails to provide the Trustee or the Holder's securities broker with a certified statement, signed under penalties of perjury, that the TIN provided to the Trustee is correct and that the Holder is not subject to backup withholding. Backup withholding may apply, under certain circumstances, to a Holder who is a Non-U.S. Person if the Holder fails to provide the Trustee or the Holder's securities broker with a Non-U.S. Person Certification. Backup withholding applies to "reportable payments," which include interest payments and principal payments to the extent of accrued OID, as well as distributions of proceeds from the sale of Regular Securities or Residual Securities. Backup withholding, however, does not apply to payments on a Security made to certain exempt recipients, such as tax-exempt organizations, and to certain Foreign Persons. Holders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Security.

DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO HOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state income tax consequences of the acquisition, ownership, and disposition of the Securities. State income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state. Therefore, potential investors should consult their own tax advisors with respect to the various state tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

      Distributions of principal and interest with respect to the Securities are guaranteed by Ginnie Mae. The Ginnie Mae Guaranty is supported by the full faith and credit of the United States of America.

      A Department of Labor regulation (the "Regulation") provides that, if an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (each, a "Plan") acquires a "guaranteed governmental mortgage pool certificate," then, for purposes of the fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code, the Plan's assets include the certificate and all rights with respect to the certificate under applicable law, but do not, solely by reason of the Plan's holding of that certificate, include any of the mortgages underlying the certificate. For purposes of the Regulation, a guaranteed governmental mortgage pool certificate is a certificate backed by, or evidencing an interest in, specified mortgages or participation interests in mortgages and with respect to which interest and principal payable pursuant to the certificate is guaranteed by the United States or an agency or instrumentality of the United States. The effect of the Regulation is that the Sponsor, the Trustee and other Persons providing services with respect to mortgages in the pool will not be subject to the fiduciary responsibility provisions of Title I of ERISA or to the prohibited transaction provisions of ERISA and the Code, merely by reason of the Plan's investment in a certificate. The Regular and MX Securities will qualify as "guaranteed governmental mortgage pool certificates" within the meaning of the Regulation.

      Plan Investors should be aware that the Plan Asset Regulations does not relieve fiduciaries, other parties in interest, or disqualified persons from provisions of ERISA and the Code other than those indicated above, including, for example, the general fiduciary responsibility provisions of section 404 of ERISA and the requirement of section 401(a) of the Code that a qualified plan must operate for the exclusive benefit of the employees of the employer maintaining the plan and their beneficiaries. Plan Investors should consult with their advisors to determine whether the purchase, holding, or resale of a Security could give rise to a transaction that is prohibited or is not otherwise permissible under either ERISA or the Code. Prospective Plan Investors also should be aware that because the Securities will not be rated by any rating agency, certain prohibited transaction exemptions that would otherwise be available will not apply to the purchase or holding of the Securities.

      Governmental plans and certain church plans, while not subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of ERISA and the Code, may nevertheless be subject to local, state or other federal laws that are substantially similar to the foregoing provisions of ERISA and the Code. Fiduciaries of any such plans should consult with their counsel before purchasing any of the Securities.

      Residual Securities may not be transferred to a Plan Investor.

                         LEGAL INVESTMENT CONSIDERATIONS

      Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in certain types of Securities. Any financial institution that is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing any Securities. In addition, financial institutions should consult their regulators concerning the risk-based capital treatment of any Securities. Investors should consult their own legal advisors in determining whether and to what extent Securities constitute legal investments or are subject to restrictions on investment.

                                SECONDARY MARKET

      There can be no assurance that a secondary market for the Securities in any Series will develop or, if a secondary market does develop, that it will provide the Holders of the Securities with liquidity of investment or that it will continue for the life of the Securities. Furthermore, because interests in each Trust are offered in multiple Classes, the liquidity of any Class may be less than it would be if only one Class of Securities were offered. Each Sponsor intends to establish a market in the Securities. No Sponsor, however, will be obligated to establish any market in the Securities or to maintain one if so established. For some Classes of Securities, no secondary trading market exists or is likely to develop. For that reason, investors must be able to bear the risks of their investment in such Securities for an indefinite period of time. See "Legal Investment Considerations" for a description of other factors that may limit the liquidity of certain of the Securities.

                                                                      APPENDIX I

                                   CLASS TYPES

      The following list contains standard abbreviations used to describe certain class types. Definitions of the class types may be found in Appendix II. The definitions are not intended as descriptions of the material risks associated with any Class. For a discussion of the risks associated with particular class types, investors should see "Risk Factors -- Class Investment Considerations" in the related Offering Circular Supplement.

             Standard                              Category of
           Abbreviation                         Class Definition
           ------------                         ----------------

          PRINCIPAL TYPES
                AD                             Accretion Directed
                AS                            Accelerated Security
                CC                               Callable Class
                CPT                                 Component
                JMP                                   Jump
                NPR                            No Payment Residual
                NSJ                              Non-Sticky Jump
                NTL                                 Notional
                PAC                    PAC (or Planned Amortization Class)
                PT                                Pass-Through
                SC                            Structured Collateral
                SCH                                 Scheduled
                SEQ                              Sequential Pay
                SJ                                 Sticky Jump
                STP                                   Strip
                SUP                          Support (or Companion)
                TAC                   TAC (or Targeted Amortization Class)
                XAC                             Index Allocation

          INTEREST TYPES
                ARB                              Ascending Rate
                DLY                                   Delay
                DIF                               Differential
                DRB                              Descending Rate
                EXE                                  Excess
                FIX                                Fixed Rate
                FLT                               Floating Rate
                INV                           Inverse Floating Rate
                IO                                Interest Only
                NPR                            No Payment Residual
                PO                               Principal Only
                PZ                               Partial Accrual
                WAC                     WAC (or Weighted Average Coupon)
                 Z                                   Accrual

            OTHER TYPES
                SP                                   Special

                                                                     APPENDIX II

                                    GLOSSARY

         The following list contains an abbreviated definition of certain capitalized terms used in this Base Offering Circular, in Offering Circular Supplements and in Trust Agreements for any Series. These definitions will apply unless otherwise specified in the text of the Base Offering Circular or an Offering Circular Supplement. The Trust Agreement and, if relevant, the MX Trust Agreement relating to a Series of Securities may contain a more complete definition of certain of the terms defined herein, and reference should be made to the applicable Trust Agreement or MX Trust Agreement for more complete definitions of all the terms.

Accountants........................     With   respect   to  each   Series,   an
                                        accounting   firm,   designated  in  the
                                        related  Sponsor   Agreement,   that  is
                                        responsible   for   performing   certain
                                        agreed-upon   procedures   relating   to
                                        certain numerical information (a) in the
                                        Offering  Circular  and (b) on the Final
                                        Data  Statement,   Final  Schedules  and
                                        Supplemental Statement, if any.

Accounting Date....................     For  any  Class,  with  respect  to each
                                        Distribution Date, the last day of the related Accrual Period.

Accretion Directed Class...........     A Class  that  is  designed  to  receive
                                        principal  distributions  from  interest
                                        accretions on specified  Partial Accrual
                                        or  Accrual  Classes.  Such a Class  may
                                        also  receive  principal  payments  from
                                        principal   paid  in  respect  of  Trust
                                        Assets.

Accredited Investor................     An  "accredited  investor" as defined in
                                        Rule  501(a)(1),  (2),  (3)  or  (7)  of
                                        Regulation  D of the  Securities  Act of
                                        1933.

Accrual Amount.....................     With  respect to each Series (or, if the
                                        Series  is   segregated   into  Security
                                        Groups,  each  Security  Group) and each
                                        Distribution   Date,   the   amount   of
                                        interest  accrued on any Partial Accrual
                                        Class   or   Accrual   Class   and   not
                                        distributable as interest on such Class on that Distribution Date.

                                        When  preceded  by a  Class  designation
                                        (e.g., the "Z Accrual Amount"), such amount with respect to the specified Partial Accrual Class or Accrual Class.

Accrual Class......................     A Class on which interest accrues during
                                        any  Accrual   Period  and  the  accrued
                                        interest  (a)  is  added  to  its  Class
                                        Principal  Balance on each  Distribution
                                        Date and (b) is not distributable as interest thereon until a later date or the occurrence of a specified future event, if ever.

Accrual Period.....................     Unless   otherwise   provided   in   the
                                        applicable Trust Agreement,  the Accrual
                                        Period relating to any Distribution Date
                                        will be (a)  for  Fixed  Rate,  Variable
                                        Rate and  Delay  Classes,  the  calendar
                                        month   preceding   the   month  of  the
                                        Distribution  Date or (b)  for  Floating
                                        Rate and Inverse  Floating  Rate Classes
                                        that are not Delay  Classes,  the period
                                        from the Distribution  Date in the month
                                        preceding the month of the  Distribution
                                        Date  through  the  day   preceding  the
                                        Distribution Date.

Accrual Security...................     A  Security  of  an  Accrual   Class  or
                                        Partial Accrual Class.

Affiliate..........................     With  respect to any  specified  Person,
                                        any   other   Person    controlling   or
                                        controlled  by or under  common  control
                                        with  such  specified  Person.  For  the
                                        purposes of this  definition,  "control"
                                        when used with respect
                                        to any specified  Person means the power
                                        to direct the management and policies of
                                        such  Person,  directly  or  indirectly,
                                        whether  through the ownership of voting
                                        securities      (including,      without
                                        limitation,   partnership  interests  or
                                        interests   of   members  of  a  limited
                                        liability   company),   by  contract  or
                                        otherwise;  and the terms  "controlling"
                                        and    "controlled"     have    meanings
                                        correlative to the foregoing.

Alternative Rate Event.............     The failure by the FHLB of San Francisco
                                        to publish COFI for a period of 65 calendar days.

Ascending Rate Class...............     Classes that have predetermined Interest
                                        Rates that increase one or more times on dates determined before issuance.

Asset Pool.........................     For  any   Trust,   a  group  of  assets
                                        identified in the Trust  Agreement or in
                                        Section 1.03 of the REMIC Standard Trust
                                        Provisions as comprising a Trust REMIC.

Available Combinations Schedule....     The   schedule    entitled    "Available
                                        Combinations" attached as a Schedule to an Offering Circular Supplement.

Base Offering Circular.............     The offering  document  containing basic
                                        information about Securities in general, to which, for each Series an Offering
                                        Circular Supplement relates.

BBA................................     British Bankers' Association.

BBA Interest Settlement Rate.......     The rate,  expressed as a percentage per
                                        annum,   for   one-month   U.S.   Dollar
                                        deposits  as it appears on the Dow Jones
                                        Telerate  Service  page  3750  (or  such
                                        other page as may  replace  page 3750 on
                                        that  service or such  other  service as
                                        may be  nominated  by the  BBA  for  the
                                        purpose  of   displaying   BBA  Interest
                                        Settlement   Rates)  as  of  11:00  a.m.
                                        London time on the related Floating Rate
                                        Adjustment Date.

Beneficial Owner...................     The beneficial owner of any Security.

Book-Entry Depository..............     The Federal  Reserve Bank of New York or
                                        any other depository  selected by Ginnie
                                        Mae to act in the equivalent capacity as the Federal Reserve Bank of New York.

Book-Entry Security................     Any Security the beneficial ownership of
                                        which is  reflected in  book-entry  form
                                        rather than  certificated  form  through
                                        the   facilities   of   the   Book-Entry
                                        Depository.

Business Day.......................     A  day  other  than  (a) a  Saturday  or
                                        Sunday,  (b) a day on which the  banking
                                        institutions  in the  State  of New York
                                        are  authorized  or  obligated by law or
                                        executive  order to remain closed or (c)
                                        a  federal   legal  public   holiday  as
                                        defined in 5 U.S.C. section 6103.

Calculated Certificate Factor......     With  respect  to any Trust  MBS  (other
                                        than  Trust MBS that  consist  of Ginnie
                                        Mae Platinum  Certificates)  for which a
                                        Certificate  Factor is not  available on
                                        the  Certificate  Factor  Date, a factor
                                        calculated  by the Trustee for such date
                                        by  assuming  receipt  of all  scheduled
                                        principal and interest on such Trust MBS
                                        and taking into account actual  receipts
                                        through   the   applicable   Ginnie  Mae
                                        Certificate   Payment  Date  during  the
                                        month    preceding    the    month    of
                                        calculation.   For   purposes   of  that
                                        calculation, the Trustee shall assume that such

                                        Trust MBS  represents a single  mortgage
                                        loan   that   amortizes   on   a   level
                                        installment  basis and has the following
                                        characteristics: (a) a principal balance
                                        equal  to  the   outstanding   principal
                                        balance   of  the  Trust   MBS,   (b)  a
                                        remaining  term to maturity equal to the
                                        period from the date of  calculation  to
                                        the Maturity  Date of such Trust MBS and
                                        (c)  an  interest   rate  equal  to  the
                                        Certificate  Rate of such Trust MBS plus
                                        0.50%  (in the  case of a  Ginnie  Mae I
                                        Certificate), 1.50% (in the case of a Ginnie Mae II Certificate issued prior to July 1, 2003 or 0.75% (in the case of a Ginnie Mae II Certificate issued on or after July 1, 2003)).

Call Class.........................     Any  Class  of  Ginnie  Mae   Guaranteed
                                        Callable      Pass-Through      Security
                                        denominated as a Call Class.

Callable Class.....................     Any   REMIC   Security   for  which  the
                                        underlying   Trust  Assets   consist  of
                                        Underlying Callable Securities.

Callable Class Security............     Any  Ginnie  Mae   Guaranteed   Callable
                                        Pass-Through  Security  denominated as a
                                        Callable Class Security and guaranteed by Ginnie Mae under the Ginnie Mae
                                        Multiclass Securities Program.

Callable Standard Trust Provisions.     With respect to each Callable Trust, the
                                        standard  trust  provisions in effect as
                                        of  the  date  of  the   related   trust
                                        agreement and incorporated by reference therein.

Callable Trust.....................     A  trust  created  pursuant  to a  trust
                                        agreement  for the  purpose  of  issuing
                                        Call and Callable Class Securities.

Certificate Factor.................     With   respect  to  each  Trust  MBS  or
                                        Underlying  Callable  Security  and each
                                        Certificate Factor Date, the factor for such date.

Certificate Factor Date............     With respect to each Distribution  Date,
                                        the  seventh   Business  Day  (for  each
                                        Ginnie Mae I Certificate)  or the eighth
                                        Business  Day (for  each  Ginnie  Mae II
                                        Certificate)  of the month in which such
                                        Distribution  Date occurs.  With respect
                                        to  each   Distribution   Date  and  any
                                        Underlying   Callable   Security,    the
                                        Business  Day  during the month in which
                                        such  Distribution  Date occurs on which
                                        the   Certificate   Factor  therefor  is
                                        published.

Certificate Guaranty Agreement.....     With  respect  to  each  Ginnie  Mae MBS
                                        Certificate,  an agreement  under which,
                                        among  other  things,  (a)  the  related
                                        Ginnie  Mae Issuer has agreed to advance
                                        its own  funds in  order to make  timely
                                        payments   on   the   Ginnie   Mae   MBS
                                        Certificate,   even   if   the   amounts
                                        received  on  the  underlying   Mortgage
                                        Loans are less than required to make these payments, and (b) Ginnie Mae has agreed to guarantee payments on the Ginnie Mae MBS Certificates.

Certificate Margin.................     With    respect   to   any   Trust   MBS
                                        representing a Ginnie Mae II Certificate
                                        backed  by   adjustable   rate  Mortgage
                                        Loans,  the  percentage  per annum to be
                                        added to the One-Year  Treasury Index on
                                        a Certificate  Rate  Adjustment  Date to
                                        determine  the  new   Certificate   Rate
                                        applicable to the Trust MBS representing a Ginnie Mae II Certificate until the next Certificate Rate Adjustment Date.

Certificate Payment Adjustment
  Date ............................     With    respect   to   any   Trust   MBS
                                        representing a Ginnie Mae II Certificate
                                        backed  by   adjustable   rate  Mortgage
                                        Loans,   the  Ginnie   Mae   Certificate
                                        Payment Date in the month  following the
                                        month  in  which  the  Certificate  Rate
                                        Adjustment   Date  for  the   Trust  MBS
                                        representing a Ginnie Mae II Certificate occurs.

Certificate Rate...................     For any Distribution  Date and as to any
                                        Trust MBS, the per annum  interest  rate
                                        payable   on  the   Trust   MBS  on  the
                                        applicable    Ginnie   Mae   Certificate
                                        Payment Date. For any Distribution  Date
                                        and  as to any  Underlying  Certificate,
                                        the per annum  interest  rate payable on
                                        such   Underlying   Certificate  on  the
                                        applicable    Underlying     Certificate
                                        Payment Date. For any Distribution  Date
                                        and  as  to  any   Underlying   Callable
                                        Security,  the per annum  interest  rate
                                        payable  on  such  Underlying   Callable
                                        Security  on the  applicable  Ginnie Mae
                                        Certificate   Payment   Date.   For  any
                                        Distribution   Date   and   as  to   any
                                        Underlying SMBS Security,  the per annum
                                        interest rate payable on such Underlying
                                        SMBS   Security   on   the    applicable
                                        Underlying SMBS Security Payment Date.

Certificate Rate Adjustment Date...     With respect to a Trust MBS representing
                                        a Ginnie  Mae II  Certificate  backed by
                                        adjustable  rate  Mortgage  Loans,   the
                                        Mortgage  Rate  Adjustment  Date  of the
                                        Mortgage Loans.

Certificate Rate Formula...........     With respect to a Trust MBS representing
                                        a Ginnie  Mae II  Certificate  backed by
                                        adjustable  rate  Mortgage  Loans,   the
                                        formula,   consisting  of  the  One-Year
                                        Treasury Index and a Certificate Margin, upon which the Certificate Rate is based when the initial Certificate Rate for the Trust MBS representing a Ginnie Mae
                                        II Certificate is no longer in effect.

Certificated Security .............     With  respect to each Trust or MX Trust,
                                        as applicable, a Security represented by one or more physical certificates that is not a Book-Entry Security.

Class..............................     As  to  any  Trust  REMIC,  all  of  the
                                        Securities  that together  represent one
                                        of the  Regular  Interests  in the Trust
                                        REMIC  or  all of  the  Securities  that
                                        together represent the Residual Interest
                                        in such Trust REMIC. As to any MX Trust,
                                        all   MX    Securities   or   Modifiable
                                        Securities sharing the same designation.
                                        As to any  Callable  Series,  all of the
                                        securities sharing the same designation.
                                        As  to  any   SMBS   Trust,   all   SMBS
                                        Securities sharing the same designation.
                                        The Trust Agreement,  MX Trust Agreement
                                        or SMBS Trust Agreement,  as applicable,
                                        shall   specify,    the    designations,
                                        Original Class Principal Balances (if any), original Class Notional Balances
                                        (if any), Interest Rates (if any) and other specific characteristics of each
                                        Class of Securities.

Class Factor.......................     With  respect  to each  Class,  a number
                                        truncated   to  eight   decimal   places
                                        calculated  by the Trustee and published
                                        or otherwise made available to investors
                                        on or about one Business  Day  preceding
                                        each   Distribution   Date  that,   when
                                        multiplied   by   the   Original   Class
                                        Principal  Balance  (or  original  Class
                                        Notional   Balance)   of   that   Class,
                                        determines the Class  Principal  Balance
                                        (or  Class  Notional   Balance),   after
                                        giving  effect  to any  distribution  of
                                        principal  to be made on the  Securities
                                        (and any addition to the Class Principal
                                        Balance of any Accrual  Class or Partial
                                        Accrual  Class)  on  that   Distribution
                                        Date.

Class Notional Balance.............     The  balance  used  as  a  reference  to
                                        calculate the amount of interest due on a Notional Class.

Class Principal Balance............     As to any Class  other  than a  Notional
                                        Class as of any  Distribution  Date, the
                                        Original Class Principal Balance of that
                                        Class  less all  payments  of  principal
                                        previously allocated to that Class (plus
                                        amounts,  if  any,  added  to the  Class
                                        Principal     Balance)    on    previous
                                        Distribution  Dates, except as otherwise
                                        provided   in   the   related   Offering
                                        Circular and Trust Agreement or MX Trust
                                        Agreement, as applicable.

Class R Security...................     A Security  that  represents  a Residual
                                        Interest in a Trust REMIC.

Class RI Security..................     A Security  that  represents  a Residual
                                        Interest in an Issuing REMIC.

Class RP Security..................     A Security  that  represents  a Residual
                                        Interest in a Pooling REMIC.

Class RR Security..................     A Security  that  represents  a Residual
                                        Interest in two or more Trust REMICs.

Class Type.........................     An  Interest  Type,  Principal  Type  or
                                        Other Type.

Closing Date.......................     For each Series, the date upon which the
                                        Sponsor, pursuant to the Trust Agreement or MX Trust Agreement, as applicable, deposits the Trust Assets in the Trust or MX Trust, as the case may be, in exchange for the Securities and settles for the Securities.

Closing Documents..................     With  respect  to  each  Series,   those
                                        documents,   specified  in  the  related
                                        Sponsor   Agreement,   that  are  to  be
                                        executed   by   the   parties   to   the
                                        transaction  on or  before  the  Closing
                                        Date.

Code...............................     The Internal  Revenue  Code of 1986,  as
                                        amended.

COFI...............................     The  weighted  average cost of funds for
                                        member  savings   institutions   of  the
                                        Eleventh    Federal   Home   Loan   Bank
                                        District.

COFI Class.........................     A  Class  bearing  interest  at  a  rate
                                        determined by reference to COFI.

Combination........................     Any  permitted   combination   of  REMIC
                                        and/or MX Securities set forth in an Available Combinations Schedule.

Component..........................     With respect to any Component Class, one
                                        of the  component  parts of such  Class.
                                        The Components of a Component  Class may
                                        have different principal and/or interest
                                        distribution    characteristics,     but
                                        together they constitute a single Class and are not separately transferable from the related Class. Each Component may be categorized according to one or more
                                        Class Types.

Component Class....................     A Class composed of Components.

Component Principal Balance........     As  to  any  Component  other  than  any
                                        Notional    Component    as    of    any
                                        Distribution    Date,    the    Original
                                        Component   Principal  Balance  of  that
                                        Component less all principal  previously
                                        allocated   to  that   Component   (plus
                                        Accrual  Amounts,  if any,  added to the
                                        Component Principal Balance) on previous
                                        Distribution Dates, except as otherwise
                                        provided   in   the   related   Offering
                                        Circular and Trust Agreement.

Corporate Trust Office.............     With  respect to a Series,  the  meaning
                                        specified    in   the   related    Trust
                                        Agreement.

Co-Sponsor.........................     With  respect to a Series,  the  Person,
                                        identified  in  the  Sponsor  Agreement,
                                        with whom the Sponsor  has entered  into
                                        an  agreement   pursuant  to  which  the
                                        Co-Sponsor    at   its    election   may
                                        distribute certain of the Securities.

Co-Trust Counsel...................     With  respect  to a Series,  a law firm,
                                        identified  in  the  Sponsor  Agreement,
                                        whom the Sponsor has retained to perform
                                        legal work  assisting  Trust  Counsel in
                                        the   discharge   of   Trust   Counsel's
                                        responsibilities.

Current Interest Classes...........     A Class that bears  interest  and is not
                                        an Accrual or Partial Accrual Class.

CUSIP Number.......................     A  unique   nine-character   designation
                                        assigned by the CUSIP Service Bureau to each Class.

Delay Class........................     A  Class  for  which  there  is a  delay
                                        between the end of its Accrual Period and the related Distribution Date.

Depository.........................     The Book-Entry Depository or Trust Asset
                                        Depository, as the context requires.

Descending Rate Class..............     A Class that has predetermined  Interest
                                        Rates that decrease one or more times on dates determined before issuance.

Differential Class.................     A Class  with  Interest  Rates  that are
                                        equal to the difference between two specified indices.

Disqualified Organization..........     Either  (a) the United  States,  (b) any
                                        state or political  subdivision thereof,
                                        (c)  any  foreign  government,  (d)  any
                                        international   organization,   (e)  any
                                        agency or  instrumentality of any of the
                                        foregoing,     (f)    any     tax-exempt
                                        organization  (other than a  cooperative
                                        described  in  Section  521 of the Code)
                                        that is exempt from  federal  income tax
                                        unless that  organization  is subject to
                                        tax under the unrelated business taxable
                                        income  provisions of the Code,  (g) any
                                        organization    described   in   Section
                                        1381(a)(2)(C)  of  the  Code,  or (h) an
                                        "electing large  partnership" as defined
                                        in  Section  775 of the  Code or (i) any
                                        other    entity    identified    as    a
                                        disqualified  organization  by the REMIC
                                        Provisions.  A  corporation  will not be
                                        treated  as an  instrumentality  of  the
                                        United  States or any state or political
                                        subdivision   thereof   if  all  of  its
                                        activities  are subject to tax and, with
                                        the exception of Freddie Mac, a majority
                                        of  its  board  of   directors   is  not
                                        selected by that governmental unit.

Distribution Amount................     With  respect to each Series (or, if the
                                        Series  is   segregated   into  Security
                                        Groups,  each  Security  Group) and each
                                        Distribution   Date,   the  sum  of  the
                                        Principal   Distribution   Amount  (less
                                        principal,   if  any,   payable  to  the
                                        Trustee as a Trustee Fee),  the Interest
                                        Distribution   Amount  and  the  Accrual
                                        Amount(s),  if any,  for the  Series (or
                                        Security Group).

Distribution Date..................     The   date   specified   in  the   Trust
                                        Agreement or MX Trust Agreement, as applicable, relating to each Series (or
                                        Security Group) upon which distributions are required to be made to Holders of Securities of such Series (or Security
                                        Group).

Double REMIC Series................     A Series  that  provides  for an Issuing
                                        REMIC and one or more Pooling REMICs.

e-Access...........................     Ginnie   Mae's   Multiclass   Securities
                                        e-Access,   a  database  of  information
                                        relating  to the Ginnie  Mae  Securities
                                        and  Ginnie  Mae  Platinum  Certificates
                                        located  on  Ginnie  Mae's   website  at
                                        http://www.ginniemae.gov.

Effective Range....................     With  respect to any PAC,  Scheduled  or
                                        TAC  Class or  Component,  the  range of
                                        constant prepayment rates for which such
                                        Class  or   Component   adheres  to  its
                                        schedule    of    Scheduled    Principal
                                        Balances.

Eligible Certificates..............     Any  Ginnie Mae  Securities,  as well as
                                        any Fannie Mae Securities or Freddie Mac
                                        Securities that are held in book-entry form.

ERISA..............................     The Employee  Retirement Income Security
                                        Act of 1974, as amended.

Excess Class.......................     A Class that  receives any principal and
                                        interest  paid on the  underlying  Trust
                                        Assets in  excess  of the  amount of the
                                        prescribed    principal   and   interest
                                        required to be paid on all Classes in the Series.

Fannie Mae.........................     The    Federal     National     Mortgage
                                        Association.

Fannie Mae Securities..............     Any  securities  previously  issued  and
                                        guaranteed by Fannie Mae that evidence beneficial ownership interests in Ginnie
                                        Mae Certificates.

Fedwire Book-Entry System..........     The  book-entry  system  for  securities
                                        operated  and  maintained  by  the  U.S.
                                        Federal Reserve Banks.

FHA................................     The Federal Housing Administration.

FHA Loans..........................     Residential  mortgage  loans  insured by
                                        FHA.

FHLB of San Francisco..............     The  Federal   Home  Loan  Bank  of  San
                                        Francisco.

Final Data Statement...............     With respect to each  Series,  the final
                                        list of Trust  Assets to be  included in
                                        the  related  Trust.   This  Final  Data
                                        Statement  will be prepared on the basis
                                        of  a  document   in   computer-readable
                                        format    furnished   to   the   related
                                        Accountants,   Financial   Advisors  and
                                        Trustee by the Sponsor, and a copy of it will be attached to the related Trust
                                        Agreement as of the Closing Date.

Final Distribution Date............     As to each Class, the Distribution Date,
                                        set  forth  in the  related  Trust or MX
                                        Trust  Agreement,  as applicable,  on or
                                        before  which the final  payment  due on
                                        that Class will be made. With respect to
                                        each Pooling REMIC Regular Interest, the
                                        Final  Distribution  Date  shall  be the
                                        latest of the Final  Distribution  Dates
                                        of   the   corresponding   Security   or
                                        Securities.

Final Schedule.....................     With  respect to any PAC,  Scheduled  or
                                        TAC Class or Component, a
                                        final  schedule of  Scheduled  Principal
                                        Balances,   which   schedule   will   be
                                        attached to the related Trust Agreement or MX Trust Agreement.

Final Structure Date...............     The  date  by  which  the  Sponsor  must
                                        submit a final Securities Structure to Ginnie Mae.

Financial Advisor..................     The entity,  chosen by Ginnie Mae,  that
                                        serves as  financial  advisor  to Ginnie
                                        Mae in  connection  with the  Ginnie Mae
                                        Multiclass  Securities Program. The name
                                        and  address  of the  current  Financial
                                        Advisor is  contained  in the Ginnie Mae
                                        Multiclass   Securities   Guide  in  the
                                        document   entitled  "Ginnie  Mae  REMIC
                                        Transaction Participants."

Fixed Rate Class...................     A Class  with an  Interest  Rate that is
                                        fixed throughout the life of the Class.

Floating Rate Adjustment Date......     With respect to REMIC  Securities  or MX
                                        Securities,   if  any,   that   evidence
                                        beneficial  ownership  interest in Trust
                                        MBS,  unless  otherwise  provided in the
                                        related  Trust  Agreement,   as  to  any
                                        Accrual   Period   (after  the   initial
                                        Accrual Period), the second business day
                                        before that Accrual Period  begins,  or,
                                        in the case of a COFI Class that is also
                                        a Delay Class,  the second  business day
                                        of that Accrual Period.  With respect to
                                        one or more  Securities  that evidence a
                                        beneficial   ownership  interest  in  an
                                        Underlying Certificate, unless otherwise
                                        provided in the related Trust Agreement,
                                        as to  any  Accrual  Period  (after  the
                                        initial  Accrual  Period ), the business
                                        day on which  the  Certificate  Rate for
                                        such    Underlying     Certificate    is
                                        determined. For this purpose, "business day" means a day on which banks are open for dealing in foreign currency and exchange in New York City or London.

Floating Rate Class................     A Class  with an  Interest  Rate that is
                                        reset periodically based on an index and that varies directly with changes in that index.

Freddie Mac........................     The   Federal    Home   Loan    Mortgage
                                        Corporation.

Freddie Mac Securities.............     Any  securities  previously  issued  and
                                        guaranteed by Freddie Mac that evidence beneficial ownership interests in Ginnie
                                        Mae Certificates.

Ginnie Mae.........................     The   Government    National    Mortgage
                                        Association.

Ginnie Mae Certificate.............     A Ginnie Mae I Certificate or Ginnie Mae
                                        II Certificate.

Ginnie Mae Certificate Payment
  Date ............................     For any Trust MBS, the day of each month
                                        on which payment is required to be made to the holder of that Trust MBS.

Ginnie Mae Guaranty................     The  guaranty of Ginnie Mae with respect
                                        to the timely  payment of all  principal
                                        and   interest   on  each   Security  in
                                        accordance   with  the   terms  of  that
                                        Security  as set  forth  in the  related
                                        Trust Agreement. The Ginnie Mae Guaranty
                                        is  set   forth  on  each   Certificated
                                        Security.

Ginnie Mae Guaranty Fee............     The  fee   payable   to  Ginnie  Mae  in
                                        exchange   for  its   guaranty   of  the
                                        Securities of a Series. The fee consists
                                        of  a   percentage   of  the   aggregate
                                        Original Class Principal Balance of the related Securities, payable to Ginnie
                                        Mae on the Closing Date. Notwithstanding the foregoing, the Ginnie Mae Guaranty
                                        Fee shall not be less than $75,000.

Ginnie Mae Guaranty Fee
  Percentage ......................     With respect to a Series, the percentage
                                        used  to   calculate   the   Ginnie  Mae
                                        Guaranty   Fee,  as   specified  in  the
                                        related Trust Agreement.

Ginnie Mae Guaranty Payment........     Any payment  made by Ginnie Mae pursuant
                                        to the Ginnie Mae Guaranty.

Ginnie Mae I Certificate...........     A  Ginnie  Mae  I MBS  Certificate  or a
                                        Ginnie Mae Platinum Certificate backed by Ginnie Mae I MBS Certificates.

Ginnie Mae II Certificate..........     A  Ginnie  Mae II MBS  Certificate  or a
                                        Ginnie Mae Platinum Certificate backed by Ginnie Mae II MBS Certificates.

Ginnie Mae II MBS Certificate......     A  certificate   backed  by  a  pool  of
                                        single-family Mortgage Loans, guaranteed by Ginnie Mae pursuant to a Certificate
                                        Guaranty Agreement and issued pursuant to the Ginnie Mae II Program.

Ginnie Mae II Program..............     The program  governed by the  provisions
                                        contained in Ginnie Mae Handbook  5500.3
                                        or its successor.

Ginnie Mae I MBS Certificate.......     A  certificate,  directly or indirectly,
                                        backed   by  a  pool  of   single-family
                                        Mortgage Loans, guaranteed by Ginnie Mae
                                        pursuant  to  a   Certificate   Guaranty
                                        Agreement and issued pursuant to the Ginnie Mae I Program.

Ginnie Mae I Program...............     The program  governed by the  provisions
                                        contained in Ginnie Mae Handbook  5500.3
                                        or its successor.

Ginnie Mae Issuer..................     A Person who has issued a Ginnie Mae MBS
                                        Certificate  or a  Ginnie  Mae  Platinum
                                        Certificate or such Person's successors and assigns.

Ginnie Mae MBS Certificate.........     Any  Ginnie  Mae  I MBS  Certificate  or
                                        Ginnie Mae II MBS Certificate.

Ginnie Mae Multiclass Securities
  Guide............................     The  Ginnie  Mae  Multiclass  Securities
                                        Guide, as amended from time to time, which includes the Ginnie Mae REMIC
                                        Guide in Parts I and II,  the Ginnie Mae
                                        Platinum  Guide in Part III,  Ginnie Mae
                                        Multifamily  Guide in Part  IV,  and the
                                        Callable Securities Addendum.

Ginnie Mae Multiclass Securities
  Program..........................     The  program  established  by Ginnie Mae
                                        pursuant   to  Section   306(g)  of  the
                                        National Housing Act, as amended, for the issuance of Securities.

Ginnie Mae Multifamily Guide.......     Part  IV of the  Ginnie  Mae  Multiclass
                                        Securities Guide.

Ginnie Mae Platinum Certificate....     One of the  certificates  issued  by the
                                        Ginnie Mae Platinum Trust  guaranteed by
                                        Ginnie  Mae  pursuant  to a  Ginnie  Mae
                                        Platinum    Guaranty    Agreement    and
                                        transferred to a depositor of the Ginnie
                                        Mae Platinum Trust in exchange for the Ginnie Mae MBS Certificates transferred to the Ginnie Mae Platinum Trust by the depositor.

Ginnie Mae Platinum
  Guaranty Agreement...............     With  respect  to a series of Ginnie Mae
                                        Platinum  Certificates,   the  agreement
                                        pursuant to which Ginnie Mae guarantees the timely payment of principal and interest on the Ginnie Mae Platinum
                                        Certificates in accordance with their terms.

Ginnie Mae Platinum Guide..........     Part III of the  Ginnie  Mae  Multiclass
                                        Securities Guide.

Ginnie Mae Platinum Trust..........     The trust,  formed  pursuant  to a trust
                                        agreement,   that   issues   Ginnie  Mae
                                        Platinum Certificates.

Ginnie Mae REMIC Guide.............     Parts  I  and  II  of  the   Ginnie  Mae
                                        Multiclass Securities Guide.

Ginnie Mae REMIC Security..........     A   Ginnie    Mae    Guaranteed    REMIC
                                        Pass-Through Security.

Ginnie Mae REMIC Trust.............     A  trust  created  pursuant  to a  Trust
                                        Agreement  for the  purpose  of  issuing
                                        Ginnie Mae REMIC Securities.

Ginnie Mae Security................     Any   Ginnie    Mae   REMIC    Security,
                                        Modifiable Security or MX Security.

Government Loans...................     Collectively,  FHA Loans, VA Loans,  RHS
                                        Loans and HUD Loans.

Guaranty Agreement.................     With   respect  to  each   Series,   the
                                        agreement  pursuant to which  Ginnie Mae
                                        guarantees   the   timely   payment   of
                                        principal and interest on the Securities in accordance with their terms.

Guide..............................     The  Ginnie  Mae  Multiclass  Securities
                                        Guide.

Holder.............................     Any  person  whose  name  appears on the
                                        books and  records of the  Registrar  as
                                        the   record   holder  of  a   Security.
                                        Notwithstanding  the  foregoing,   where
                                        used under  "Certain  Federal Income Tax
                                        Consequences" in the Offering  Circular,
                                        the term "Holder"  refers to "Beneficial
                                        Owners"  of  Securities,  regardless  of
                                        whether the Beneficial Owner is also the
                                        registered  Holder,   except  where  the
                                        context requires otherwise.

HUD................................     The United States  Department of Housing
                                        and Urban Development.

HUD Loans..........................     Residential mortgage loans guaranteed by
                                        HUD pursuant to Section 184 of the Housing and Community Development Act of
                                        1992.

Increased Minimum Denomination
  Class............................     A Class  designated as such in the Trust
                                        Agreement or MX Trust Agreement, if applicable, which is to be offered and sold in higher minimum denominations than $1,000.

Index Allocation Class.............     A  Class  whose  principal  distribution
                                        allocations are based on the value of an index.

Information Agent..................     JPMorgan  Chase Bank or  another  Person
                                        designated  by Ginnie  Mae,  that  will,
                                        among   other   things,    (a)   provide
                                        information  about  the  factors  on the
                                        Trust Assets to the Trustee of the Trust
                                        that owns those Trust  Assets,  (b) make
                                        certain information about the Securities
                                        available  to the public (by  posting it
                                        on    e-Access)    and   forward    that
                                        information   to  Ginnie   Mae  and  the
                                        Holders  as  provided  in  the  Standard
                                        Trust   Provisions   and  (c)  keep  and
                                        furnish to investors, upon
                                        request,   copies   of  any   Underlying
                                        Certificate     Disclosure     Documents
                                        relating to any Underlying Certificates,
                                        the Underlying SMBS Security  Disclosure
                                        Documents related to any Underlying SMBS
                                        Securities  and   disclosure   documents
                                        related  to  any   Underlying   Callable
                                        Securities.

Interest Distribution Amount.......     With  respect to each Series (or, if the
                                        Series  is   segregated   into  Security
                                        Groups,  each  Security  Group) and each
                                        Distribution    Date,    the   aggregate
                                        interest accrued at the Interest Rate of each related Class for the applicable
                                        Accrual  Period  excluding  any  related
                                        Accrual Amount.

Interest Only Class................     A Class  that  (a) does not have a Class
                                        Principal  Balance  (other  than a Class
                                        Notional Balance) and is entitled to payments of interest only or (b) has only a nominal Class Principal Balance and a disproportionately high Interest
                                        Rate.

Interest Only Security.............     A Security of an Interest Only Class.

Interest Rate......................     As of any date of determination and with
                                        respect to each  Class or Pooling  REMIC
                                        Interest,  the annual  interest  rate on
                                        that Class or Pooling REMIC  Interest or
                                        determined   in   accordance   with  the
                                        related  Trust  Agreement  or  MX  Trust
                                        Agreement, as applicable.

Interest Type......................     With respect to a Security, the category
                                        of its interest payment allocation, as identified in Appendix I of the Base
                                        Offering Circular.

Inverse Floating Rate Class........     A Class  with an  Interest  Rate that is
                                        reset periodically based on an index and that varies inversely with changes in that index.

Issue Date.........................     The date of  issuance  of a Trust MBS or
                                        an   Underlying    Certificate   or   an
                                        Underlying SMBS Security.

Issuing REMIC......................     With respect to a Trust  Agreement  that
                                        provides  for the  issuance  of a Double
                                        REMIC Series, the Trust REMIC that holds
                                        the  Pooling  REMIC  Regular   Interests
                                        issued by one or more Pooling REMICs.

Jump Class.........................     A  Class   for   which   the   principal
                                        distribution  priorities change upon the
                                        occurrence of multiple  "trigger" events
                                        or  any   Class   for   which  the  jump
                                        condition    fails   to   satisfy    the
                                        requirements  for  the  Non-Sticky  Jump
                                        Class or Sticky Jump Class designations.
                                        A Jump Class "jumps" to its new priority on the first Distribution Date when any of the related trigger conditions are met as further described in the related
                                        Offering Circular Supplement.

Legal Advisor......................     With respect to each Series,  a law firm
                                        designated by Ginnie Mae to act as legal advisor to Ginnie Mae. The names and addresses of the current Legal Advisors are contained in the Ginnie Mae REMIC
                                        Guide in the document  entitled  "Ginnie
                                        Mae REMIC Transaction Participants."

LIBOR..............................     The   arithmetic   mean  of  the  London
                                        interbank    offered    quotations   for
                                        Eurodollar deposits with a maturity of one month, or, if so specified in the related Trust Agreement or MX Trust
                                        Agreement, as the case may be, and the Offering Circular Supplement, a maturity of three months, one year or some other specified duration.

LIBOR Class........................     A  Class  bearing  interest  at  a  rate
                                        determined    by    reference   to   the
                                        applicable LIBOR.

Maturity Date......................     With  respect to a Trust MBS,  the final
                                        Ginnie Mae Certificate  Payment Date for
                                        such  Trust  MBS.  With  respect  to  an
                                        Underlying   Certificate,    the   final
                                        Underlying  Certificate Payment Date for
                                        such   Underlying   Certificate.    With
                                        respect   to  an   Underlying   Callable
                                        Security,  the final Underlying Callable
                                        Security    Payment    Date   for   such
                                        Underlying   Callable   Security.   With
                                        respect to an Underlying  SMBS Security,
                                        the  final   Underlying   SMBS  Security
                                        Payment  Date for such  Underlying  SMBS
                                        Security.

Maximum Rate.......................     With    respect   to   any   Trust   MBS
                                        representing a Ginnie Mae II Certificate
                                        backed  by   adjustable   rate  Mortgage
                                        Loans, the initial Certificate Rate on the Ginnie Mae II Certificate plus 5%.

Minimum Rate.......................     With    respect   to   any   Trust   MBS
                                        representing a Ginnie Mae II Certificate
                                        backed  by   adjustable   rate  Mortgage
                                        Loans,  the  greater of (a) the  initial
                                        Certificate  Rate on the  Ginnie  Mae II
                                        Certificate   less   5%  and   (b)   the
                                        applicable Certificate Margin.

Modifiable Class...................     Each  Class  issued in  respect of an MX
                                        Trust   that   may  be   exchanged   for
                                        proportionate  interests in a related MX
                                        Class  or  Classes  but  is  not  itself
                                        identified   as  an  MX   Class  in  the
                                        Available  Combinations  Schedule.  Each
                                        Modifiable  Class  relates to a Class of
                                        REMIC    Securities    with   the   same
                                        designation  (for example,  a Modifiable
                                        Class designated Class A corresponds to the Class of REMIC Securities designated
                                        Class A).

Modifiable Securities..............     Any Ginnie Mae Guaranteed  Grantor Trust
                                        Pass-Through   Security  relating  to  a
                                        Modifiable Class that is issued pursuant to the Ginnie Mae Multiclass Securities
                                        Program.

Monthly Information................     With   respect  to  each   Series,   the
                                        information, such as the Class Factors and Interest Rates, posted on e-Access on a monthly basis.

Mortgage...........................     A   first-lien,   one-  to   four-family
                                        residential mortgage, either insured or guaranteed by FHA, RHS or VA, that underlies a Ginnie Mae Certificate.

Mortgaged Property.................     The  one-  to  four-family   residential
                                        property,   including   a   condominium,
                                        located in any one of the 50 states, the
                                        District   of   Columbia   or  any  U.S.
                                        territory, commonwealth or possession, securing or the subject of a Mortgage
                                        Loan.

Mortgage Loan......................     With respect to each Trust  Asset,  each
                                        of the mortgage loans in the pool or pools underlying such Trust Asset.

Mortgage Margin....................     With  respect  to  any  adjustable  rate
                                        Mortgage  Loan  backing a Ginnie  Mae II
                                        MBS  Certificate,   the  percentage  per
                                        annum  to  be  added  to  the   One-Year
                                        Treasury   Index  on  a  Mortgage   Rate
                                        Adjustment  Date  to  determine  the new
                                        Mortgage Rate applicable to the Mortgage
                                        Loan  until  the  next   Mortgage   Rate
                                        Adjustment Date.

Mortgage Note......................     The   instrument   evidencing  the  debt
                                        underlying the related Mortgage.

Mortgage Payment Adjustment Date...     With  respect  to  any  adjustable  rate
                                        Mortgage  Loan  backing a Ginnie  Mae II
                                        Certificate, the first day of the month immediately following the month in which the Mortgage Rate Adjustment Date for the Mortgage Loan occurs.

Mortgage Rate......................     With respect to any Mortgage  Loan,  the
                                        per annum  interest  rate on the related
                                        Mortgage Note.

Mortgage Rate Adjustment Date......     With  respect  to  any  adjustable  rate
                                        Mortgage  Loan  backing a Ginnie  Mae II
                                        MBS Certificate, the annual date, which shall be either January 1, April 1, July
                                        1 or  October  1, on which the  Mortgage
                                        Rate is adjusted.

Mortgagor..........................     The obligor on a Mortgage Note.

MX Class...........................     Each  class  issued in  respect of an MX
                                        Trust   that   may  be   exchanged   for
                                        proportionate   interests   in   related
                                        Classes of Modifiable Securities.

MX Security........................     Any Ginnie Mae Guaranteed  Grantor Trust
                                        Pass-Through Security issued pursuant to the Ginnie Mae Multiclass Securities
                                        Program in respect of an MX Class.

MX Standard Trust Provisions.......     With  respect  to  each  MX  Trust,  the
                                        standard trust provisions in effect as of the date of the related MX Trust
                                        Agreement and which are incorporated therein by reference.

MX Trust...........................     A trust that is  established to hold one
                                        or more REMIC Securities and issue one or more Modifiable Securities and/or MX
                                        Securities.

MX Trust Agreement.................     An agreement between the Sponsor and the
                                        Trustee that identifies and establishes an MX Trust.

MX Trust Asset.....................     As to any MX Trust, any Ginnie Mae REMIC
                                        Securities   conveyed   thereto  by  the
                                        related Sponsor.

Nonpermitted Transferee............     Any Person that  acquires  an  Ownership
                                        Interest   in   a   Transfer   that   is
                                        considered null and void by the Trustee under the Trust Agreement.

Non-U.S. Person....................     A Person other than a U.S. Person.

No Payment Residual Class..........     A Class that is  designed  to receive no
                                        distributions of principal or interest.

Non-Sticky Jump Class..............     A  Class   for   which   the   principal
                                        distribution      priorities      change
                                        temporarily  upon  the  occurrence  of a
                                        single  "trigger"  event.  A  Non-Sticky
                                        Jump Class  "jumps" to its new  priority
                                        on  each   Distribution  Date  when  the
                                        related  trigger  condition  is met  and
                                        reverts to its original  priority (i.e.,
                                        does not "stick" to the new priority) on
                                        each  Distribution Date when the related
                                        trigger   condition   is  not  met.  Any
                                        trigger  calculated  with reference to a
                                        prepayment  speed  or  schedule  must be
                                        structured   at  a  single  PSA  or  CPR
                                        prepayment speed. No other vectors or schedules without a single structuring speed will qualify for the Non-Sticky
                                        Jump Class designation.

Notional Class.....................     A  Class  that  does  not  have a  Class
                                        Principal Balance (but rather has a Class Notional Balance) and is entitled to payments of interest only.

Offering Circular..................     In  connection  with  each  offering  of
                                        Ginnie  Mae REMIC  Securities,  the Base
                                        Offering   Circular   therefor  and  the
                                        related Offering Circular Supplement. In
                                        connection  with each offering of Ginnie
                                        Mae  Guaranteed  Callable   Pass-Through
                                        Securities,    the   offering   circular
                                        therefor.   In   connection   with  each
                                        offering  of SMBS  Securities,  the Base
                                        Offering   Circular   therefor  and  the
                                        related Offering Circular Supplement.

Offering Circular Supplement.......     The  supplement  to  the  Base  Offering
                                        Circular constituting a part of the Offering Circular.

One-Year Treasury Index............     The index, determined in accordance with
                                        the  Ginnie Mae II  Program,  upon which
                                        changes   in  the   Mortgage   Rates  on
                                        adjustable rate Mortgage Loans that back
                                        Ginnie  Mae  II  MBS   Certificates  are
                                        based.

Opinion of Counsel.................     A written  opinion of counsel,  given by
                                        counsel reasonably acceptable to the addressee and Ginnie Mae, upon which Ginnie Mae is authorized to rely.

Original Class Principal Balance...     As to each Class, the original principal
                                        amount of that Class of  Securities,  as
                                        set  forth  in  the   related   Offering
                                        Circular Supplement and Trust Agreement or MX Trust Agreement, as applicable.

Original Component Principal
  Balance..........................     As  to  each  Component,   the  original
                                        principal  amount of that Component,  as
                                        set  forth  in  the   related   Offering
                                        Circular Supplement and Trust Agreement or MX Trust Agreement, as applicable.

Other Type.........................     With respect to a Security, the category
                                        of a characteristic other than principal
                                        or  interest  payment   allocation,   as
                                        identified  in  Appendix  I of the  Base
                                        Offering Circular.

Ownership Interest.................     Any  ownership  interest  in a  Residual
                                        Interest, including any interest in that Residual Interest as the Holder of the Residual Interest and any other interest in the Residual Interest, whether direct or indirect, legal or beneficial.

PAC or Planned Amortization
  Class ...........................     A Class  that  is  designed  to  receive
                                        distributions   of  principal   using  a
                                        predetermined    schedule   derived   by
                                        assuming two constant  prepayment  rates
                                        for the underlying Mortgage Loans. These
                                        two  rates  are  the  endpoints  for the
                                        Structuring Range for the PAC Class. The
                                        endpoints must be at least 30 percentage
                                        points   above  and  below  the  pricing
                                        speed. The PAC Classes in any Series or Security Group may be subdivided into different categories (e.g., PAC I, PAC
                                        II) having different structuring ranges.
                                        The structuring range for a PAC I Class of a Series or Security Group usually is wider than the structuring range for a PAC II Class of such Series or Security
                                        Group, as applicable.

PAC Component......................     A Component  that is designed to receive
                                        distributions   of  principal   using  a
                                        predetermined    schedule   derived   by
                                        assuming two constant  prepayment  rates
                                        for the underlying Mortgage Loans. These
                                        two
                                        rates   are   the   endpoints   for  the
                                        Structuring Range for the PAC Component.
                                        The  endpoints   must  be  at  least  30
                                        percentage  points  above  and below the
                                        pricing speed. The PAC Components in any
                                        Series   or   Security   Group   may  be
                                        subdivided  into  different   categories
                                        (e.g.,  PAC I, PAC II) having  different
                                        structuring   ranges.   The  structuring
                                        range for a PAC I Component of a Series or Security Group usually is wider than the structuring range for a PAC II
                                        Component  of such  Series  or  Security
                                        Group, as applicable.

Partial Accrual Class..............     A Class on which interest accrues during
                                        any Accrual  Period and (a) a portion of
                                        such  accrued  interest  is added to its
                                        principal  amount  on each  Distribution
                                        Date   and  is  not   distributable   as
                                        interest  until  a  later  date  or  the
                                        occurrence of a specified  future event,
                                        and (b) the Class receives  distribution
                                        of  the   remainder  as  interest.   The
                                        interest  that  accrues on such  Classes
                                        but is not  distributed  to such Classes
                                        is  distributed  to  certain   Accretion
                                        Directed Classes or other Classes as principal.

Participating Affiliate............     As specified  in the Sponsor  Agreement,
                                        an  Affiliate  of  the  Sponsor,   which
                                        Affiliate   is   participating   in  the
                                        related transaction.

Pass-Through Class.................     A  Class  that  either  individually  or
                                        together with other  Classes  receive on
                                        each    Distribution    Date    all   or
                                        substantially   all  of  the   principal
                                        payments  received on the related  Trust
                                        Assets and that is not a Strip or Sequential Pay Class.

Paying Agent.......................     The  Book-Entry  Depository  or  another
                                        Person   appointed   with  Ginnie  Mae's
                                        consent  to act,  pursuant  to the Trust
                                        Agreement  and,  if  applicable,  the MX
                                        Trust Agreement, as paying agent.

Percentage Interest................     As to  any  Security  or  Pooling  REMIC
                                        Interest,  for  purposes  of  allocating
                                        distributions,  the percentage  interest
                                        evidenced   thereby   in   distributions
                                        required  to  be  made  on  the  related
                                        Class,  that  percentage  interest being
                                        (a)  set  forth  on  the  face  of  that
                                        Security  or Pooling  REMIC  Interest or
                                        (b) equal to the percentage  obtained by
                                        dividing   the   denomination   of  that
                                        Security or Pooling REMIC  Interest,  as
                                        applicable,  by  the  aggregate  of  the
                                        denominations   of  all   Securities  or
                                        Pooling REMIC Interests, as applicable, of the related Class.

Periodic Rate Cap..................     With respect to a Trust MBS representing
                                        a Ginnie Mae II MBS Certificate backed by adjustable rate Mortgage Loans, the maximum permissible annual adjustment, upward or downward, in the Certificate
                                        Rate.

Permitted Transferee...............     Any person that  acquires  an  Ownership
                                        Interest through a Transfer that is not considered null and void by the Trustee under the Trust Agreement.

Person.............................     Any       individual,       corporation,
                                        partnership,  limited liability company,
                                        joint  venture,   trust  (including  any
                                        beneficiary   thereof),   unincorporated
                                        organization or government or agency or political division thereof.

Plan...............................     An  employee  benefit  plan  subject  to
                                        ERISA or Code section 4975.

Plan Asset Regulations.............     The Department of Labor  regulations set
                                        forth in 29 C.F.R.  ss.  2510.3-101,  as
                                        amended from time to time.

Plan Investor......................     Any of  the  following:  (a) a  "benefit
                                        plan  investor"  that is described in or
                                        subject to the Plan  Asset  Regulations;
                                        (b)  a  plan  or  arrangement   that  is
                                        subject  to  Code  section  4975;  (c) a
                                        "governmental   plan"  as   defined   in
                                        section 3(32) of ERISA;  (d) any plan or
                                        arrangement   that  is  subject  to  any
                                        federal,  state,  or  local  law that is
                                        substantially  similar to the Plan Asset
                                        Regulations, Code section 4975, or ERISA
                                        section 3(32);  (e) any person acting on
                                        behalf of or utilizing the assets of any
                                        of the foregoing;  and (f) any insurance
                                        company that is  considered to be a Plan
                                        Investor   pursuant  to  the   following
                                        sentence. An insurance company is a Plan
                                        Investor  unless  all funds  used by the
                                        insurance   company   in   acquiring   a
                                        Security  were  held  by  the  insurance
                                        company  in  its  general  account,  the
                                        insurance company will hold the Security
                                        in  its   general   account,   and   the
                                        insurance  company  reasonably  believes
                                        that  its   general   account   and  the
                                        Security do not and will not  constitute
                                        "plan assets" for purposes of ERISA and the Plan Asset Regulations.

Pooling REMIC......................     In the case of a REMIC Series in respect
                                        of multiple  Trust  REMICS  (including a
                                        Double REMIC Series), a Trust REMIC that
                                        holds  assets  specified  in  the  Trust
                                        Agreement,   and  issues  Pooling  REMIC
                                        Regular Interests.

Pooling REMIC Interest.............     Each  of  the  Pooling   REMIC   Regular
                                        Interests   and   each   Pooling   REMIC
                                        Residual Interest.

Pooling REMIC Regular Interest.....     Each  of  the  Regular  Interests  in  a
                                        Pooling REMIC.

Pooling REMIC Residual Interest....     The  Residual   Interest  in  a  Pooling
                                        REMIC.

Pooling REMIC Subaccounts..........     In the  case of a Double  REMIC  Series,
                                        the accounts established by the Trustee for tax purposes that represent the Pooling REMIC Regular Interests.

Prime Rate.........................     With  respect to the  Securities  of any
                                        Series, the prime lending rate of major banks as published in The Wall Street
                                        Journal  or, if not  available  from The
                                        Wall Street Journal, as determined by the Trustee in accordance with the Trust
                                        Agreement.

Prime Rate Class...................     A  Class  bearing  interest  at  a  rate
                                        determined  by  reference  to the  Prime
                                        Rate.

Principal Distribution Amount......     With  respect to each  Series (or if the
                                        Series  is   segregated   into  Security
                                        Groups,  each  Security  Group) and each
                                        Distribution  Date,  the sum of (I) with
                                        respect to each Trust MBS, the amount by
                                        which  (a)  the   product   of  (i)  the
                                        original  principal amount of that Trust
                                        MBS and (ii) the  Certificate  Factor or
                                        Calculated    Certificate   Factor,   as
                                        applicable,     for    the     preceding
                                        Distribution   Date   exceeds   (b)  the
                                        product  of (i) the  original  principal
                                        amount  of the  Trust  MBS and  (ii) the
                                        Certificate    Factor   or    Calculated
                                        Certificate  Factor, as applicable,  for
                                        the current  Distribution Date; and (II)
                                        with   respect   to   each    Underlying
                                        Certificate,     Underlying     Callable
                                        Security or Underlying SMBS Security, the amount by which (a) the product of
                                        (i) the original principal amount of that Underlying Certificate, Underlying


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

                                        Callable  Security  or  Underlying  SMBS
                                        Security   and   (ii)   the   Underlying
                                        Certificate Factor or Certificate Factor
                                        for  the  preceding   Distribution  Date
                                        exceeds  (b)  the  product  of  (i)  the
                                        original   principal   amount   of   the
                                        Underlying    Certificate,    Underlying
                                        Callable  Security  or  Underlying  SMBS
                                        Security   and   (ii)   the   Underlying
                                        Certificate Factor or Certificate Factor
                                        for  the  current   Distribution   Date;
                                        provided   however,   that  the   amount
                                        calculated  pursuant  to clause  (II) is
                                        subject to  adjustment  pursuant  to the
                                        applicable  Trust Agreement in the event
                                        that Underlying  Certificate  Factors or
                                        Certificate  Factors are  unavailable in
                                        respect of any  Distribution  Date. (For
                                        the first Distribution Date, the product
                                        in  clause  (I)  (a) or (II)  (a)  above
                                        shall  be the  principal  amount  of the
                                        Trust Asset as of the Closing Date.) The
                                        sum of the  amounts  so  calculated  for
                                        each Trust Asset conveyed to a Trust for
                                        a  Series   (or,   if  the   Series   is
                                        segregated into Security Groups, for each Trust Asset included in the related Trust Asset Group) is the Principal Distribution Amount for that Series (or Security Group(s)).

                                        When  preceded  by a  group  designation
                                        (e.g.,    the    "Group   2    Principal
                                        Distribution Amount"), such amount for the specified Trust Asset Group.

Principal Only Class...............     A Class  with a fixed  Interest  Rate of
                                        zero.

Principal Only Security............     A Security of a Principal Only Class.

Principal Type.....................     With respect to a Security, the category
                                        of   its   principal   allocation,    as
                                        identified  in  Appendix  I of the  Base
                                        Offering Circular.

Program Legal Advisor..............     A law firm  designated  by Ginnie Mae to
                                        act as legal  advisor  to Ginnie  Mae in
                                        connection    with   the    Ginnie   Mae
                                        Multiclass  Securities Program. The name
                                        and address of the current Program Legal
                                        Advisor are  contained in the Ginnie Mae
                                        REMIC  Guide  in the  document  entitled
                                        "Ginnie     Mae    REMIC     Transaction
                                        Participants."

Record Date........................     For each Security,  with respect to each
                                        Distribution   Date,   unless  otherwise
                                        specified in the related Trust Agreement or MX Trust Agreement, if applicable, the last Business Day of the month immediately preceding the month in which that Distribution Date occurs.

Reference Banks....................     The  four  leading   banks   engaged  in
                                        transactions  in Eurodollar  deposits in
                                        the  international  Eurocurrency  market
                                        (a)   with  an   established   place  of
                                        business in London, (b) whose quotations
                                        appear on the  Reuters  Screen LIBO Page
                                        on the Floating Rate  Adjustment Date in
                                        question   and  (c)   which   have  been
                                        designated  as such by the  Trustee  and
                                        are able and  willing to  provide  those
                                        quotations   to  the   Trustee  on  each
                                        Floating  Rate  Adjustment  Date. If any
                                        Reference Bank designated by the Trustee
                                        should  be  removed   from  the  Reuters
                                        Screen  LIBO  Page or in any  other  way
                                        fails  to meet the  qualifications  of a
                                        Reference  Bank, the Trustee may, in its
                                        sole     discretion,     designate    an
                                        alternative Reference Bank.

Register...........................     The register maintained by the Registrar
                                        for the Holders with respect to each Trust and MX Trust.


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

Registrar..........................     With  respect to each Series the Trustee
                                        or any successor registrar appointed pursuant to the related Trust Agreement and MX Trust Agreement, as applicable.

Regular Class......................     A Class of Regular Securities.

Regular Holder.....................     A Holder of a Regular Security.

Regular Interest...................     An  interest  in a Trust  REMIC  that is
                                        designated as a "regular interest" under
                                        the REMIC  Provisions.  In the case of a
                                        Double   REMIC   Series,   the   Regular
                                        Interests in the Pooling REMIC will be the Pooling REMIC Subaccounts.

Regular Security...................     Any Security that is a Regular  Interest
                                        in a Trust REMIC.

REMIC..............................     A  real   estate   mortgage   investment
                                        conduit  within  the  meaning of section
                                        860D(a) of the Code.

REMIC Provisions...................     Provisions of the federal income tax law
                                        relating  to  REMICs,  which  appear  at
                                        Section 860A through 860G of  Subchapter
                                        M of  Chapter  1 of  Subtitle  A of  the
                                        Code,   and   related   sections,    and
                                        regulations      and      administrative
                                        pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

REMIC Security.....................     A Ginnie Mae REMIC Security.

REMIC Series.......................     A series of Ginnie Mae REMIC  Securities
                                        issued pursuant to a Trust Agreement and
                                        having    the    numerical    or   other
                                        designation  specified  in  the  related
                                        Trust Agreement.

REMIC Standard Trust Provisions....     With respect to each Trust, the standard
                                        trust provisions in effect as of the date of the Trust Agreement and which are incorporated therein by reference.

Reserve Interest Rate..............     With respect to each Trust, the rate per
                                        annum   that   the    related    Trustee
                                        determines   to  be   either   (a)   the
                                        arithmetic     mean    (rounding    such
                                        arithmetic mean upwards, if necessary, to the nearest whole multiple of 1/16%) of the Eurodollar lending rates of the applicable maturity that the New York
                                        City banks selected by the Trustee are quoting, on the relevant Floating Rate
                                        Adjustment Date, to the principal London offices of leading banks in the London interbank market or (b) in the event that the Trustee can determine no such arithmetic mean, the lowest Eurodollar lending rate of the applicable maturity that the New York City banks selected by the Trustee are quoting on that Floating
                                        Rate Adjustment Date to leading European banks.

Residual Class.....................     A Class representing the entire Residual
                                        Interest in one or more Trust REMICs.

Residual Holder....................     A Holder of a Residual Security.

Residual Interest..................     An  interest  in a Trust  REMIC  that is
                                        designated  in the Trust  Agreement as a
                                        "residual   interest"  under  the  REMIC
                                        Provisions.

Residual Security..................     Any Security that  represents a Residual
                                        Interest in one or more Trust REMICs.

Reuters Screen LIBO Page...........     The display designated as page "LIBO" on
                                        the Reuters  Monitor Money Rates Service
                                        (or such other page as may  replace  the
                                        LIBO  page  on  that   service  for  the
                                        purpose of displaying London interbank offered quotations of major banks).

RHS................................     The Rural Housing Service.

RHS Loans..........................     Residential  mortgage  loans  insured by
                                        RHS.

Scheduled Class....................     A Class  that  is  designed  to  receive
                                        distributions   of  principal   using  a
                                        predetermined schedule, but that fits neither the definition of a PAC Class, nor the definition of a TAC Class.

Scheduled Component................     A Component  that is designed to receive
                                        distributions   of  principal   using  a
                                        predetermined  schedule,  but that  fits
                                        neither   the   definition   of  a   PAC
                                        Component,  nor the  definition of a TAC
                                        Component.

Scheduled Principal Balance........     For any PAC,  Scheduled  or TAC Class or
                                        Component and any Distribution Date, an amount indicated for such Distribution
                                        Date on the Final Schedule.

Securities Structure...............     The  structure of a  particular  Series,
                                        including,     as    applicable,     the
                                        designation,  Original  Class  Principal
                                        Balance  or  original   Class   Notional
                                        Balance, Interest Rate and Class Type of
                                        each    Class,     the    priority    of
                                        distributions among the Classes and any call rights related to a Class.

Security...........................     A   Ginnie    Mae    Guaranteed    REMIC
                                        Pass-Through   Security   or  an  MX  or
                                        Modifiable Security.

Security Group.....................     One of two or more groups into which the
                                        Securities of a Series may be segregated
                                        as  described   in  the  related   Trust
                                        Agreement  or  MX  Trust  Agreement  and
                                        Offering Circular Supplement.

Sequential Pay Class...............     A Class that receives  distributions  of
                                        principal in a prescribed sequence, that
                                        do not have predetermined  schedules and
                                        that  generally  are designed to receive
                                        distributions of principal  continuously
                                        from  the  first  Distribution  Date  on
                                        which they receive  principal until they
                                        are retired.  Sequential Pay Classes may
                                        receive     principal      distributions
                                        concurrently  with  one  or  more  other
                                        Sequential Pay Classes.

Series.............................     A series of Securities  issued  pursuant
                                        to the terms of a Trust  Agreement  and,
                                        if  applicable,  MX Trust  Agreement and
                                        having    the    numerical    or   other
                                        designation  specified  in  the  related
                                        Trust Agreement and any related MX Trust
                                        Agreement.

Single REMIC Series................     A Series  that  establishes  one or more
                                        single tier Trust REMICs.

SMBS Security......................     A   Ginnie   Mae   Guaranteed   Stripped
                                        Mortgage-Backed Security.

SMBS Standard Trust Provisions.....     With  respect to each  Series,  the SMBS
                                        Standard Trust Provisions in effect as of the date of the related SMBS Trust
                                        Agreement.


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

SMBS Trust.........................     A  trust  created  pursuant  to an  SMBS
                                        Trust   Agreement  for  the  purpose  of
                                        issuing SMBS Securities.

SMBS Trust Agreement...............     An agreement between the Sponsor and the
                                        Trustee that  identifies and establishes
                                        the Trust as a "grantor  trust" for U.S.
                                        federal  income tax purposes.  Each SMBS
                                        Trust Agreement incorporates the related
                                        SMBS   Standard   Trust   Provisions  by
                                        reference  and  may  modify,   amend  or
                                        supplement  the  conditions of such SMBS
                                        Standard   Trust   Provisions   in   any
                                        respect.

Special Tax Consent................     The written consent of a Residual Holder
                                        to any tax (or risk thereof) arising out of a proposed transaction or activity that may be imposed upon that Holder or that may affect adversely the value of that Holder's Residual Security.

Sponsor............................     With  respect  to any Trust or MX Trust,
                                        the  Person,  identified  in the related
                                        Trust   Agreement   and  any  MX   Trust
                                        Agreement,  who establishes the Trust by
                                        (a)  executing  such  Trust  or MX Trust
                                        Agreement,   and  (b)   depositing   the
                                        appropriate Trust Assets in the Trust or MX Trust in exchange for the Securities.

Sponsor Agreement..................     An  agreement,   which  incorporates  by
                                        reference the related  Standard  Sponsor
                                        Provisions,  pursuant  to  which,  among
                                        other   things,   the  Sponsor   agrees,
                                        subject to certain conditions, to convey
                                        the  Trust  Assets  to the  Trust and to
                                        purchase the Securities  from the Trust,
                                        and  Ginnie  Mae   agrees,   subject  to
                                        certain  conditions,  to  guarantee  the
                                        Securities.

Standard Sponsor Provisions........     With   respect  to  each   Series,   the
                                        Standard Sponsor Provisions in effect as of the date of the related Sponsor
                                        Agreement.

Standard Trust Provisions..........     The REMIC Standard Trust Provisions, the
                                        MX Standard Trust Provisions or the SMBS
                                        Standard   Trust   Provisions,   as  the
                                        context requires.

Startup Day........................     With respect to a Trust REMIC, the first
                                        date on which the Regular  Interests and
                                        the Residual Interest in respect of such
                                        Trust  REMIC are  issued  or such  other
                                        date  designated in the Trust  Agreement
                                        as  the  startup  day of  the  REMIC  in
                                        accordance  with  Treasury   Regulations
                                        Sections 1.860G-1(a)(4) and 1.860G-2(k).

Sticky Jump Class..................     A  Class   for   which   the   principal
                                        distribution      priorities      change
                                        permanently  upon  the  occurrence  of a
                                        single  "trigger"  event.  A Sticky Jump
                                        Class "jumps" to its new priority on the
                                        first Distribution Date when the related
                                        trigger  condition  is met  and  retains
                                        ("sticks"   to)  that   priority   until
                                        retired.  Any  trigger  calculated  with
                                        reference  to  a  prepayment   speed  or
                                        schedule  must be structured at a single
                                        PSA or CPR prepayment speed. No other vectors or schedules without a single structuring speed will qualify for the Sticky Jump Class designation.

Strip Class........................     A  Class   that   receives   a  constant
                                        proportion, or "strip," of the principal payments on the underlying Trust Assets.

Structural Excess..................     As of any Distribution  Date, (i) in the
                                        case of Trust REMIC that issues a Single
                                        REMIC  Series  the  excess  of  (a)  any
                                        amounts that
                                        would  have been  received  on the Trust
                                        Assets  included in such Trust REMIC for
                                        the   current   period   based   on  the
                                        Structural  Excess  Assumptions over (b)
                                        amounts then due on the related  Regular
                                        Securities, the allocable portion of the
                                        Trustee Fee then due, and the  allocable
                                        portion  of  any  other  unpaid  related
                                        administrative expenses of the Trust and
                                        (ii) in the case of one or more  Pooling
                                        REMICs  that  relate  to a Double  REMIC
                                        Series,  the  excess of (a) any  amounts
                                        that  would  have been  received  on the
                                        portion  of  Trust  Assets  held by each
                                        such  Pooling   REMIC  for  the  current
                                        period  based on the  Structural  Excess
                                        Assumptions over (b) amounts then due on
                                        the  related   Pooling   REMIC   Regular
                                        Interests,  and the allocable portion of
                                        the  Trustee  Fee  then  due,   and  the
                                        allocable portion of any other unpaid related administrative expenses of the
                                        Trust.

Structural Excess Assumptions......     The   assumptions   in   respect   of  a
                                        Distribution Date that (a) no defaults or late payments occur on the Trust
                                        Assets and (b) the amount of principal received on the Trust Assets in the Accrual Period related to a Distribution
                                        Date is equal to the aggregate amount of principal to be distributed to Holders on such Distribution Date.

Structured Collateral Class........     A Class  that  is  designed  to  receive
                                        payments  based  on   distributions   of
                                        Underlying  Certificates  or  Underlying
                                        SMBS Securities, as applicable.

Structuring Range..................     With respect to a PAC Class or Component
                                        or group of PAC Classes or Components or a Scheduled Class or Component or group of Scheduled Classes or Components, the range of constant prepayment rates that was used to calculate its Scheduled
                                        Principal Balances.

Structuring Rate...................     With respect to a TAC Class or Component
                                        or group of TAC  Classes or  Components,
                                        the  constant  prepayment  rate that was
                                        used   to   calculate    its   Scheduled
                                        Principal Balances.

Supplemental Statement.............     A statement  posted on e-Access  showing
                                        any characteristics of the Securities that differ significantly from those shown in the Offering Circular.

Support Class......................     A Class that receives  distributions  of
                                        principal on any Distribution  Date only
                                        if scheduled  payments have been made on
                                        specified  PAC,  TAC  and/or   Scheduled
                                        Classes.

TAC or Targeted Amortization
  Class ...........................     A Class  that  is  designed  to  receive
                                        distributions   of  principal   using  a
                                        predetermined    schedule   derived   by
                                        assuming a single constant prepayment rate for the underlying Mortgage Loans.

TAC Component......................     A Component  that is designed to receive
                                        distributions   of  principal   using  a
                                        predetermined    schedule   derived   by
                                        assuming a single constant prepayment rate for the underlying Mortgage Loans.

Tax Administrator..................     With  respect  to a  Trust,  the  Person
                                        designated    in   the   related   Trust
                                        Agreement  or,  as the case  may be,  MX
                                        Trust Agreement to perform certain tax administrative functions for such trust.

Tax Matters Person.................     The  Person or Persons  designated  from
                                        time to time in the Trust Agreement to act as tax matters person (within the meaning of the REMIC Provisions) of a Trust REMIC.

Terms Sheet........................     With respect to each Series, the portion
                                        of  the  Offering  Circular   Supplement
                                        summarizing   the  basic  terms  of  the
                                        transaction.

Transfer...........................     Any direct or indirect transfer, sale or
                                        other   form   of   assignment   of  any
                                        Ownership Interest.

Transfer Affidavit.................     An  affidavit,  in the form  provided in
                                        the REMIC Standard Trust Provisions, required in connection with any Transfer from the related Transferor.

Transferee.........................     Any Person who is acquiring an Ownership
                                        Interest.

Transferor.........................     Any  Person  who  is   disposing  of  an
                                        Ownership Interest.

Treasury...........................     The United States Treasury Department.

Treasury Index.....................     Either   (i)   the    auction    average
                                        (investment)  yield  on  three-month  or
                                        six-month  U.S.  Treasury  bills or (ii)
                                        the   weekly   average   yield  on  U.S.
                                        Treasury   securities   adjusted   to  a
                                        constant  maturity of one, three,  five,
                                        seven  or ten  years  or to  some  other
                                        constant  maturity,   in  each  case  as
                                        specified    in   the   related    Trust
                                        Agreement.

Treasury Index Class...............     A  Class  bearing  interest  at  a  rate
                                        determined    by    reference   to   the
                                        applicable Treasury Index.

Treasury Regulations...............     The  regulations,   including   proposed
                                        regulations and temporary regulations, promulgated under the Code from time to time.

Trust..............................     A Ginnie Mae REMIC Trust.

Trust Agreement....................     An agreement between the Sponsor and the
                                        Trustee that  identifies and establishes
                                        the Trust in respect  of which  Trust an
                                        election  will  be  made  to  treat  the
                                        assets  of  such  Trust  as one or  more
                                        "real   estate    mortgage    investment
                                        conduits"   for   federal   income   tax
                                        purposes.     Each    Trust    Agreement
                                        incorporates  the related REMIC Standard
                                        Trust  Provisions  by reference  and may
                                        modify,    amend   or   supplement   the
                                        conditions of such REMIC  Standard Trust
                                        Provisions in any respect.

Trust Asset........................     As  to  any   Trust,   any  Trust   MBS,
                                        Underlying    Certificate,    Underlying
                                        Callable  Security  or  Underlying  SMBS
                                        Security conveyed thereto by the related
                                        Sponsor.

Trust Asset Depository.............     Any depository institution acceptable to
                                        Ginnie  Mae  at  which  a  Trust   Asset
                                        Depository Account is established.

Trust Asset Depository Account.....     With  respect  to  each  Trust,  to  the
                                        extent required by the applicable  Trust
                                        Agreement,  a  limited  purpose  account
                                        maintained by the Trustee at one or more
                                        Trust Asset Depositories,  which account
                                        shall be credited with all distributions
                                        in respect of Trust  Assets  (other than
                                        Trust  Assets  maintained   through  the
                                        book-entry system of the Federal Reserve
                                        Bank of New  York)  held in the  related
                                        Trust Asset Depository.

Trust Asset Group..................     One of two or more groups into which the
                                        Trust Assets conveyed to
                                        a Trust may be  segregated  as described
                                        in  the  related  Trust   Agreement  and
                                        Offering Circular Supplement. Each Trust
                                        Asset  Group  will  be   identified   by
                                        numerical designation.

Trust Asset Payment Date...........     A Ginnie Mae  Certificate  Payment Date,
                                        Underlying   Certificate  Payment  Date,
                                        Underlying   Callable  Security  Payment
                                        Date or Underlying SMBS Security Payment
                                        Date, as the context requires.

Trust Counsel......................     With  respect  to each  Series,  the law
                                        firm,    designated   in   the   Sponsor
                                        Agreement  as  counsel  to  the  related
                                        REMIC  Trust  and  MX  Trust,   if  any,
                                        responsible  for  preparing the Offering
                                        Circular  and  Closing  Documents,   for
                                        coordinating  preclosing and closing and
                                        for   providing   certain   Opinions  of
                                        Counsel.

Trust Fund.........................     The corpus of the Trust or MX Trust,  as
                                        the case may be,  established  the Trust
                                        Agreement or MX Trust Agreement, as applicable, as further described in the respective agreements.

Trust MBS..........................     As to any Trust or Callable  Trust,  any
                                        Ginnie Mae Certificates conveyed thereto by the related Sponsor.

Trust REMIC........................     Any REMIC formed from an Asset Pool of a
                                        Trust.

Trustee............................     The   person   identified   in  a  Trust
                                        Agreement  or  MX  Trust   Agreement  as
                                        trustee for the related trust.

Trustee Fee........................     For each  Series,  with  respect to each
                                        Distribution Date, the fee payable to the Trustee, as provided in the related
                                        Trust Agreement.

Trustee Fee Rate...................     The  per  annum   fee   rate,   if  any,
                                        designated in the Trust Agreement, at which the Trustee Fee accrues.

Underlying Callable Security.......     Any  Ginnie  Mae   Guaranteed   Callable
                                        Pass-Through  Security  denominated as a
                                        Callable Class Security and guaranteed by Ginnie Mae under the Ginnie Mae
                                        Multiclass Securities Program.

Underlying Callable Security
  Payment Date.....................     For any  Underlying  Callable  Security,
                                        the day of each month on which payment is required to be made to the Holder of that Underlying Callable Security.

Underlying Callable Series.........     A  Series  of  Ginnie   Mae   Guaranteed
                                        Pass-Through  Securities issued pursuant
                                        to a callable trust agreement and having
                                        the   numerical  or  other   designation
                                        specified    in   the   related    trust
                                        agreement.

Underlying Certificate.............     As to any Trust,  any previously  issued
                                        certificates,    which    directly    or
                                        indirectly represent "regular interests"
                                        in a REMIC  and  evidence  a  direct  or
                                        indirect  beneficial  ownership interest
                                        in  a   separate   pool  of  Ginnie  Mae
                                        Certificates.

Underlying Certificate Disclosure
  Documents........................     The  prospectus,  offering  circular  or
                                        other  disclosure  document  pursuant to
                                        which  an  Underlying   Certificate  was
                                        offered.

Underlying Certificate Distribution
  Date.............................     With    respect    to   an    Underlying
                                        Certificate, the day of each month on which distributions are required to be made to the holder of such Underlying
                                        Certificate.

Underlying Certificate Factor......     With   respect   to   each    Underlying
                                        Certificate or Underlying SMBS Security,
                                        the  factor   provided  by  the  related
                                        issuer, information agent or trustee for
                                        such    Underlying     Certificate    or
                                        Underlying SMBS Security, as applicable.

Underlying REMIC Security..........     Any Ginnie Mae Securities conveyed to an
                                        MX Trust by a Sponsor  pursuant to an MX
                                        Trust Agreement.

Underlying Series..................     As to  each  Underlying  Certificate  or
                                        Underlying  SMBS  Security,  the related
                                        Series  of  Underlying  Certificates  or
                                        Underlying SMBS Securities.

Underlying SMBS Security...........     As to any  SMBS  Trust,  any  previously
                                        issued SMBS Security that is included in an SMBS Trust.

Underlying SMBS Security
  Payment Date.....................     With  respect  to  an  Underlying   SMBS
                                        Security, the day of each month on which
                                        distributions are required to be made to
                                        the  Holder  of  such   Underlying  SMBS
                                        Security.

Underlying Trust...................     As to any Underlying Series, the related
                                        segregated Trust.

U.S. Person........................     A  Person  that  is  (i)  a  citizen  or
                                        resident  of the United  States;  (ii) a
                                        corporation  that is organized under the
                                        laws of the  United  States,  any  state
                                        thereof  or the  District  of  Columbia,
                                        including   an  entity   treated   as  a
                                        corporation   for  federal   income  tax
                                        purposes; (iii) a partnership, including
                                        any entity treated as a partnership  for
                                        federal income tax purposes  (other than
                                        a  partnership  that is not treated as a
                                        United    States    person   under   any
                                        applicable     Treasury      regulation)
                                        organized  under the laws of the  United
                                        States,   any  state  thereof,   or  the
                                        District   of   Columbia   none  of  the
                                        interests  of which are owned,  directly
                                        or  indirectly  through one or more pass
                                        through entities,  by any person that is
                                        not a U.S.  Person within the meaning of
                                        this  paragraph;  (iv) an estate that is
                                        subject to United States  federal income
                                        taxation regardless of the source of its
                                        income;  (v) a trust  if a court  within
                                        the  United  States is able to  exercise
                                        primary      supervisor     over     the
                                        administration  of such trust and one or
                                        more  United  States  persons  have  the
                                        authority  to  control  all  substantial
                                        decisions of the trust (or to the extent
                                        provided  in  the  applicable   Treasury
                                        regulations, certain trusts in existence on August 20, 1996, that are eligible to be treated as United States persons); or
                                        (vi)  a  foreign  person  who  would  be
                                        subject to United States income taxation on a net basis on income derived from the Residual Securities.

VA.................................     The United States Department of Veterans
                                        Affairs.

VA Loans...........................     Residential   mortgage   loans  made  to
                                        veteran borrowers under one of VA's loan guaranty programs.

Variable Rate Class................     A  Class  with  an  Interest  Rate  that
                                        varies on a basis other than an index.

Voting Rights......................     The voting rights of the Securities.

WAC or Weighted Average Coupon
  Class............................     A Class whose  interest rate is based on
                                        the Weighted Average

                                        Coupon for the Trust MBS related to such Class.

Weighted Average Certificate
  Rate ............................     For any Distribution Date, the per annum
                                        rate of interest  equal to the  average,
                                        expressed  as  a   percentage,   of  the
                                        Certificate  Rates of sole or all  Trust
                                        MBS in a  Series  (or  designated  Trust
                                        Asset Group or Groups),  weighted on the
                                        basis   of   the   respective    current
                                        principal  balances  of such  Trust  MBS
                                        immediately  following  the  Ginnie  Mae
                                        Certificate  Payment  Date in the  month
                                        preceding the month of that Distribution
                                        Date. Such average  interest rate may be
                                        subject    to     certain     additions,
                                        subtractions, multiples, caps, flows and governors.

Weighted Average Coupon............     With  respect  to a Series  (or,  if the
                                        Trust  MBS  are  segregated  into  Trust
                                        Asset   Groups,   the  Trust  MBS  in  a
                                        designated  Trust  Asset  Group) and for
                                        any  Distribution   Date,  the  weighted
                                        average  of the  Mortgage  Rates  of the
                                        Mortgage Loans underlying the Trust MBS,
                                        weighted on the basis of the  respective
                                        current  principal   balances  of  those
                                        Mortgage Loans immediately following the
                                        applicable    Ginnie   Mae   Certificate
                                        Payment Date in the month preceding the month of that Distribution Date.

Weighted Average Coupon Class......     A Class whose  Interest Rate is based on
                                        a Weighted  Average  Certificate Rate or
                                        Weighted   Average   Coupon   Rate,   as
                                        described   in  the   related   Offering
                                        Circular Supplement.

Weighted Average Coupon Rate.......     For any Trust REMIC and any Distribution
                                        Date,  the per  annum  rate of  interest
                                        equal  to the  average,  expressed  as a
                                        percentage,  of the  interest  rates  on
                                        some  or  all  of  the   Trust   REMIC's
                                        "qualified  mortgages"  (as that term is
                                        defined   in  the   REMIC   Provisions),
                                        weighted  on  the  basis  of  respective
                                        current   principal   balances  of  such
                                        qualified  mortgages after giving effect
                                        to  all  payments  of  principal  in the
                                        month preceding the  Distribution  Date.
                                        Such  average   interest   rate  may  be
                                        subject    to     certain     additions,
                                        subtractions, multipliers, caps, floors, and governors, as permitted under the REMIC Provisions.

Weighted Average Life..............     With  respect to any Class,  the average
                                        amount  of time  (in  years)  that  will
                                        elapse  from  the  date of its  issuance
                                        until each dollar of principal  has been
                                        repaid to the  investor,  determined  by
                                        (a)  multiplying  the  amount of the net
                                        reduction,   if   any,   of  the   Class
                                        Principal  Balance  (or  Class  Notional
                                        Balance)   of  such   Class   from   one
                                        Distribution    Date    to   the    next
                                        Distribution Date by the number of years
                                        from  the  Closing  Date  to  such  next
                                        Distribution   Date,   (b)  summing  the
                                        results and (c) dividing the sum by the aggregate amount of the net reductions of the Class Principal Balance (or Class
                                        Notional Balance) of such Class referred to in clause (a).

Weighted Average Loan Age..........     With  respect  to a Series  (or,  if the
                                        Trust  MBS  are  segregated  into  Trust
                                        Asset   Groups,   the  Trust  MBS  in  a
                                        designated  Trust  Asset  Group) and for
                                        any  Distribution   Date,  the  weighted
                                        average  loan  age  (in  months)  of the
                                        Mortgage Loans underlying the Trust MBS,
                                        weighted on the basis of the  respective
                                        current  principal   balances  of  those
                                        Mortgage Loans immediately following the
                                        applicable    Ginnie   Mae   Certificate
                                        Payment Date in the month preceding the month of that Distribution Date.

Weighted Average Remaining Term to
  Maturity.........................     With  respect  to a Series  (or,  if the
                                        Trust  MBS  are  segregated  into  Trust
                                        Asset   Groups,   the  Trust  MBS  in  a
                                        designated  Trust  Asset  Group) and for
                                        any  Distribution  Date,  the average of
                                        the  remaining  terms to maturity of the
                                        Mortgage Loans underlying the Trust MBS,
                                        weighted on the basis of the  respective
                                        current  principal   balances  of  those
                                        Mortgage Loans immediately following the
                                        applicable    Ginnie   Mae   Certificate
                                        Payment Date in the month preceding the month of that Distribution Date.

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                                                                      SCHEDULE I

                   Interest Rate Cap for Class FA Certificates
                    (all such dates subject to adjustment in
                  accordance with the Business Day Convention)

                                                          Projected Principal
           From and including      To but excluding          Balances (USD)
           ------------------      ----------------       -------------------
                25-Aug-05              25-Sep-05             69,260,554.84
                25-Sep-05              25-Oct-05             68,470,475.94
                25-Oct-05              25-Nov-05             67,630,795.43
                25-Nov-05              25-Dec-05             66,742,637.73
                25-Dec-05              25-Jan-06             65,807,217.28
                25-Jan-06              25-Feb-06             64,825,836.07
                25-Feb-06              25-Mar-06             63,799,880.83
                25-Mar-06              25-Apr-06             62,730,819.96
                25-Apr-06              25-May-06             61,620,200.19
                25-May-06              25-Jun-06             60,469,642.99
                25-Jun-06              25-Jul-06             59,280,840.71
                25-Jul-06              25-Aug-06             58,055,552.50
                25-Aug-06              25-Sept-06            56,795,599.99
                25-Sep-06              25-Oct-06             55,502,862.77
                25-Oct-06              25-Nov-06             54,179,273.67
                25-Nov-06              25-Dec-06             52,826,813.87
                25-Dec-06              25-Jan-07             51,447,507.80
                25-Jan-07              25-Feb-07             50,043,417.98
                25-Feb-07              25-Mar-07             48,616,639.66
                25-Mar-07              25-Apr-07             47,218,686.57
                25-Apr-07              25-May-07             45,848,982.79
                25-May-07              25-Jun-07             44,506,963.81
                25-Jun-07              25-Jul-07             43,192,076.29
                25-Jul-07              25-Aug-07             41,903,777.89
                25-Aug-07              25-Sep-07             40,641,537.04
                25-Sep-07              25-Oct-07             39,404,832.66
                25-Oct-07              25-Nov-07             38,193,154.07
                25-Nov-07              25-Dec-07             37,006,000.67
                25-Dec-07              25-Jan-08             35,842,881.82
                25-Jan-08              25-Feb-08             34,703,316.61
                25-Feb-08              25-Mar-08             33,586,833.67
                25-Mar-08              25-Apr-08             32,492,970.99
                25-Apr-08              25-May-08             31,421,275.74
                25-May-08              25-Jun-08             30,371,304.06
                25-Jun-08              25-Jul-08             29,342,620.92
                25-Jul-08              25-Aug-08             28,334,799.91
                25-Aug-08              25-Sep-08             27,347,423.11
                25-Sep-08              25-Oct-08             26,380,080.89
                25-Oct-08              25-Nov-08             25,432,371.76

                                                          Projected Principal
           From and including      To but excluding          Balances (USD)
           ------------------      ----------------       -------------------
                25-Nov-08              25-Dec-08             24,503,902.20
                25-Dec-08              25-Jan-09             23,594,286.52
                25-Jan-09              25-Feb-09             22,703,146.68
                25-Feb-09              25-Mar-09             21,844,305.61
                25-Mar-09              25-Apr-09             21,017,708.67
                25-Apr-09              25-May-09             20,222,150.66
                25-May-09              25-Jun-09             19,456,471.24
                25-Jun-09              25-Jul-09             18,719,553.30
                25-Jul-09              25-Aug-09             18,010,321.34
                25-Aug-09              25-Sep-09             17,327,739.92
                25-Sep-09              25-Oct-09             16,670,812.15
                25-Oct-09              25-Nov-09             16,038,578.30
                25-Nov-09              25-Dec-09             15,430,114.42
                25-Dec-09              25-Jan-10             14,844,530.96
                25-Jan-10              25-Feb-10             14,280,971.55
                25-Feb-10              25-Mar-10             13,738,611.73
                25-Mar-10              25-Apr-10             13,216,657.79
                25-Apr-10              25-May-10             12,714,345.59
                25-May-10              25-Jun-10             12,230,939.52
                25-Jun-10              25-Jul-10             11,765,731.38
                25-Jul-10              25-Aug-10             11,318,039.39
                25-Aug-10              25-Sep-10             10,887,207.21
                25-Sep-10              25-Oct-10             10,472,603.00
                25-Oct-10              25-Nov-10             10,073,618.47
                25-Nov-10              25-Dec-10              9,689,668.06
                25-Dec-10              25-Jan-11              9,320,188.05
                25-Jan-11              25-Feb-11              8,964,635.77
                25-Feb-11              25-Mar-11              8,622,488.81
                25-Mar-11              25-Apr-11              8,293,244.26
                25-Apr-11              25-May-11              7,976,418.01
                25-May-11              25-Jun-11              7,671,544.02
                25-Jun-11              25-Jul-11              7,378,173.67
                25-Jul-11              25-Aug-11              7,095,875.08
                25-Aug-11              25-Sep-11              6,824,232.53
                25-Sep-11              25-Oct-11              6,562,845.83
                25-Oct-11              25-Nov-11              6,311,329.76
                25-Nov-11              25-Dec-11              6,069,313.47
                25-Dec-11              25-Jan-12              5,836,440.01
                25-Jan-12              25-Feb-12              5,612,365.76
                25-Feb-12              25-Mar-12              5,396,759.95
                25-Mar-12              25-Apr-12              5,189,304.20
                25-Apr-12              25-May-12              4,989,692.03
                25-May-12              25-Jun-12              4,797,628.42

                                                          Projected Principal
           From and including      To but excluding          Balances (USD)
           ------------------      ----------------       -------------------
                25-Jun-12              25-Jul-12              4,612,829.41
                25-Jul-12              25-Aug-12              4,435,021.65
                25-Aug-12              25-Sep-12              4,263,942.04
                25-Sep-12              25-Oct-12              4,099,337.30
                25-Oct-12              25-Nov-12              3,940,963.69
                25-Nov-12              25-Dec-12              3,788,586.54
                25-Dec-12              25-Jan-13              3,641,980.01
                25-Jan-13              25-Feb-13              3,500,926.70
                25-Feb-13              25-Mar-13              3,365,217.37
                25-Mar-13              25-Apr-13              3,234,650.61
                25-Apr-13              25-May-13              3,109,032.57
                25-May-13              25-Jun-13              2,988,176.67
                25-Jun-13              25-Jul-13              2,871,903.30
                25-Jul-13              25-Aug-13              2,760,039.62
                25-Aug-13              25-Sep-13              2,652,419.25
                25-Sep-13              25-Oct-13              2,548,882.07
                25-Oct-13              25-Nov-13              2,449,273.94
                25-Nov-13              25-Dec-13              2,353,446.55
                25-Dec-13              25-Jan-14              2,261,257.10
                25-Jan-14              25-Feb-14              2,172,568.21
                25-Feb-14              25-Mar-14              2,087,247.61
                25-Mar-14              25-Apr-14              2,005,168.02
                25-Apr-14              25-May-14              1,926,206.94
                25-May-14              25-Jun-14              1,850,246.46
                25-Jun-14              25-Jul-14              1,777,173.13
                25-Jul-14              25-Aug-14              1,706,877.73
                25-Aug-14              25-Sep-14              1,639,255.17
                25-Sep-14              25-Oct-14              1,574,204.28
                25-Oct-14              25-Nov-14              1,511,627.74
                25-Nov-14              25-Dec-14              1,451,431.85
                25-Dec-14              25-Jan-15              1,393,526.45
                25-Jan-15              25-Feb-15              1,337,824.79
                25-Feb-15              25-Mar-15              1,284,243.35
                25-Mar-15              25-Apr-15              1,232,701.77
                25-Apr-15              25-May-15              1,183,122.72
                25-May-15              25-Jun-15              1,135,431.79
                25-Jun-15              25-Jul-15              1,089,557.34
                25-Jul-15              25-Aug-15              1,045,430.47
                25-Aug-15              25-Sep-15              1,002,984.84
                25-Sep-15              25-Oct-15                962,156.63
                25-Oct-15              25-Nov-15                922,884.43
                25-Nov-15              25-Dec-15                885,109.12
                25-Dec-15              25-Jan-16                848,773.84

                                                          Projected Principal
           From and including      To but excluding          Balances (USD)
           ------------------      ----------------       -------------------
                25-Jan-16              25-Feb-16                813,823.85
                25-Feb-16              25-Mar-16                780,206.49
                25-Mar-16              25-Apr-16                747,871.08
                25-Apr-16              25-May-16                716,768.85
                25-May-16              25-Jun-16                686,852.90
                25-Jun-16              25-Jul-16                658,078.04
                25-Jul-16              25-Aug-16                630,400.85
                25-Aug-16              25-Sep-16                603,779.52
                25-Sep-16              25-Oct-16                578,173.82
                25-Oct-16              25-Nov-16                553,545.04
                25-Nov-16              25-Dec-16                529,855.94
                25-Dec-16              25-Jan-17                507,070.68
                25-Jan-17              25-Feb-17                485,154.79
                25-Feb-17              25-Mar-17                464,075.09
                25-Mar-17              25-Apr-17                443,799.65
                25-Apr-17              25-May-17                424,297.78
                25-May-17              25-Jun-17                405,539.90
                25-Jun-17              25-Jul-17                387,497.60
                25-Jul-17              25-Aug-17                370,143.52
                25-Aug-17              25-Sep-17                353,451.35
                25-Sep-17              25-Oct-17                337,395.75
                25-Oct-17              25-Nov-17                321,952.37
                25-Nov-17              25-Dec-17                307,097.77
                25-Dec-17              25-Jan-18                292,809.40
                25-Jan-18              25-Feb-18                279,065.57
                25-Feb-18              25-Mar-18                265,845.40
                25-Mar-18              25-Apr-18                253,128.82
                25-Apr-18              25-May-18                240,896.51
                25-May-18              25-Jun-18                229,129.88
                25-Jun-18              25-Jul-18                217,811.07
                25-Jul-18              25-Aug-18                206,922.86
                25-Aug-18              25-Sep-18                196,448.71
                25-Sep-18              25-Oct-18                186,372.71
                25-Oct-18              25-Nov-18                176,679.54
                25-Nov-18              25-Dec-18                167,354.48
                25-Dec-18              25-Jan-19                158,383.36
                25-Jan-19              25-Feb-19                149,752.54
                25-Feb-19              25-Mar-19                141,448.91
                25-Mar-19              25-Apr-19                133,459.87
                25-Apr-19              25-May-19                125,773.28
                25-May-19              25-Jun-19                118,377.47
                25-Jun-19              25-Jul-19                111,261.22
                25-Jul-19              25-Aug-19                104,413.72

                                                          Projected Principal
           From and including      To but excluding          Balances (USD)
           ------------------      ----------------       -------------------
                25-Aug-19              25-Sep-19                 97,824.59
                25-Sep-19              25-Oct-19                 91,483.85
                25-Oct-19              25-Nov-19                 85,381.89
                25-Nov-19              25-Dec-19                 79,509.45
                25-Dec-19              25-Jan-20                 73,857.66
                25-Jan-20              25-Feb-20                 68,417.96
                25-Feb-20              25-Mar-20                 63,182.12
                25-Mar-20              25-Apr-20                 58,142.25
                25-Apr-20              25-May-20                 53,290.73
                25-May-20              25-Jun-20                 48,620.24
                25-Jun-20              25-Jul-20                 44,123.76
                25-Jul-20              25-Aug-20                 39,794.50
                25-Aug-20              25-Sep-20                 35,625.97
                25-Sep-20              25-Oct-20                 31,611.90
                25-Oct-20              25-Nov-20                 27,746.28
                25-Nov-20              25-Dec-20                 24,023.31
                25-Dec-20              25-Jan-21                 20,437.43
                25-Jan-21              25-Feb-21                 16,983.28
                25-Feb-21              25-Mar-21                 13,655.71
                25-Mar-21              25-Apr-21                 10,449.78
                25-Apr-21              25-May-21                  7,360.71
                25-May-21              25-Jun-21                  4,383.94
                25-Jun-21              25-Jul-21                  1,515.06

                   Interest Rate Cap for Class FB Certificates
                    (all such dates subject to adjustment in
                  accordance with the Business Day Convention)

                                                          Projected Principal
           From and including      To but excluding          Balances (USD)
           ------------------      ----------------       -------------------
                20-Aug-05              20-Sep-05             95,343,380.00
                20-Sep-05              20-Oct-05             94,310,710.00
                20-Oct-05              20-Nov-05             93,165,751.00
                20-Nov-05              20-Dec-05             91,909,411.00
                20-Dec-05              20-Jan-06             90,542,791.00
                20-Jan-06              20-Feb-06             89,067,180.00
                20-Feb-06              20-Mar-06             87,484,056.00
                20-Mar-06              20-Apr-06             85,795,084.00
                20-Apr-06              20-May-06             84,002,115.00
                20-May-06              20-Jun-06             82,107,178.00
                20-Jun-06              20-Jul-06             80,112,481.00
                20-Jul-06              20-Aug-06             78,020,404.00
                20-Aug-06              20-Sept-06            75,833,497.00
                20-Sep-06              20-Oct-06             73,554,473.00
                20-Oct-06              20-Nov-06             71,186,202.00
                20-Nov-06              20-Dec-06             68,731,706.00
                20-Dec-06              20-Jan-07             66,194,150.00
                20-Jan-07              20-Feb-07             63,576,839.00
                20-Feb-07              20-Mar-07             60,883,206.00
                20-Mar-07              20-Apr-07             58,116,809.00
                20-Apr-07              20-May-07             55,281,315.00
                20-May-07              20-Jun-07             52,380,500.00
                20-Jun-07              20-Jul-07             49,418,235.00
                20-Jul-07              20-Aug-07             46,398,476.00
                20-Aug-07              20-Sep-07             43,325,258.00
                20-Sep-07              20-Oct-07             40,202,682.00
                20-Oct-07              20-Nov-07             37,135,751.00
                20-Nov-07              20-Dec-07             34,123,399.00
                20-Dec-07              20-Jan-08             31,164,579.00
                20-Jan-08              20-Feb-08             28,258,263.00
                20-Feb-08              20-Mar-08             26,695,588.00
                20-Mar-08              20-Apr-08             25,178,401.00
                20-Apr-08              20-May-08             23,705,763.00
                20-May-08              20-Jun-08             22,276,754.00
                20-Jun-08              20-Jul-08             20,890,472.00
                20-Jul-08              20-Aug-08             19,546,031.00
                20-Aug-08              20-Sep-08             18,242,564.00
                20-Sep-08              20-Oct-08             16,979,219.00
                20-Oct-08              20-Nov-08             15,755,161.00

                                                          Projected Principal
           From and including      To but excluding          Balances (USD)
           ------------------      ----------------       -------------------
                20-Nov-08              20-Dec-08             14,569,569.00
                20-Dec-08              20-Jan-09             13,421,642.00
                20-Jan-09              20-Feb-09             12,310,591.00
                20-Feb-09              20-Mar-09             11,235,642.00
                20-Mar-09              20-Apr-09             10,196,039.00
                20-Apr-09              20-May-09              9,191,037.00
                20-May-09              20-Jun-09              8,219,907.00
                20-Jun-09              20-Jul-09              7,281,934.00
                20-Jul-09              20-Aug-09              6,376,416.00
                20-Aug-09              20-Sep-09              5,502,667.00
                20-Sep-09              20-Oct-09              4,660,011.00
                20-Oct-09              20-Nov-09              3,847,786.00
                20-Nov-09              20-Dec-09              3,065,344.00
                20-Dec-09              20-Jan-10              2,312,049.00
                20-Jan-10              20-Feb-10              1,587,276.00
                20-Feb-10              20-Mar-10                890,414.00
                20-Mar-10              20-Apr-10                220,862.00

                   Interest Rate Cap for Class FC Certificates
                    (all such dates subject to adjustment in
                  accordance with the Business Day Convention)

                                                          Projected Principal
           From and including      To but excluding          Balances (USD)
           ------------------      ----------------       -------------------
                20-Aug-05              20-Sep-05            150,000,000.00
                20-Sep-05              20-Oct-05            148,476,281.82
                20-Oct-05              20-Nov-05            146,792,451.42
                20-Nov-05              20-Dec-05            144,949,727.94
                20-Dec-05              20-Jan-06            142,949,576.86
                20-Jan-06              20-Feb-06            140,793,708.96
                20-Feb-06              20-Mar-06            138,484,078.24
                20-Mar-06              20-Apr-06            136,022,879.60
                20-Apr-06              20-May-06            133,412,545.74
                20-May-06              20-Jun-06            130,655,743.34
                20-Jun-06              20-Jul-06            127,755,368.68
                20-Jul-06              20-Aug-06            124,714,542.76
                20-Aug-06              20-Sept-06           121,536,605.56
                20-Sep-06              20-Oct-06            118,225,109.88
                20-Oct-06              20-Nov-06            114,783,814.58
                20-Nov-06              20-Dec-06            111,216,677.12
                20-Dec-06              20-Jan-07            107,527,845.72
                20-Jan-07              20-Feb-07            103,721,650.84
                20-Feb-07              20-Mar-07             99,802,596.26
                20-Mar-07              20-Apr-07             95,775,349.46
                20-Apr-07              20-May-07             91,644,731.96
                20-May-07              20-Jun-07             87,415,708.70
                20-Jun-07              20-Jul-07             83,093,377.42
                20-Jul-07              20-Aug-07             78,682,957.42
                20-Aug-07              20-Sep-07             74,189,778.28
                20-Sep-07              20-Oct-07             69,619,267.84
                20-Oct-07              20-Nov-07             65,121,513.82
                20-Nov-07              20-Dec-07             60,695,258.90
                20-Dec-07              20-Jan-08             56,339,266.74
                20-Jan-08              20-Feb-08             52,052,321.60
                20-Feb-08              20-Mar-08             49,866,123.08
                20-Mar-08              20-Apr-08             47,738,705.98
                20-Apr-08              20-May-08             45,668,967.04
                20-May-08              20-Jun-08             43,655,821.94
                20-Jun-08              20-Jul-08             41,698,205.16
                20-Jul-08              20-Aug-08             39,795,069.56
                20-Aug-08              20-Sep-08             37,945,386.12
                20-Sep-08              20-Oct-08             36,148,143.60
                20-Oct-08              20-Nov-08             34,402,348.28

                                                          Projected Principal
           From and including      To but excluding          Balances (USD)
           ------------------      ----------------       -------------------
                20-Nov-08              20-Dec-08             32,707,023.62
                20-Dec-08              20-Jan-09             31,061,209.96
                20-Jan-09              20-Feb-09             29,463,964.34
                20-Feb-09              20-Mar-09             27,914,360.12
                20-Mar-09              20-Apr-09             26,411,486.74
                20-Apr-09              20-May-09             24,954,449.38
                20-May-09              20-Jun-09             23,542,368.88
                20-Jun-09              20-Jul-09             22,174,381.26
                20-Jul-09              20-Aug-09             20,849,637.60
                20-Aug-09              20-Sep-09             19,567,303.70
                20-Sep-09              20-Oct-09             18,326,559.94
                20-Oct-09              20-Nov-09             17,126,600.92
                20-Nov-09              20-Dec-09             15,966,635.34
                20-Dec-09              20-Jan-10             14,845,885.60
                20-Jan-10              20-Feb-10             13,763,587.72
                20-Feb-10              20-Mar-10             12,718,991.06
                20-Mar-10              20-Apr-10             11,711,358.10
                20-Apr-10              20-May-10             10,739,964.12
                20-May-10              20-Jun-10              9,804,097.20
                20-Jun-10              20-Jul-10              8,903,057.78
                20-Jul-10              20-Aug-10              8,036,158.56
                20-Aug-10              20-Sep-10              7,202,724.32
                20-Sep-10              20-Oct-10              6,402,091.66
                20-Oct-10              20-Nov-10              5,633,608.78
                20-Nov-10              20-Dec-10              4,896,635.36
                20-Dec-10              20-Jan-11              4,190,542.32
                20-Jan-11              20-Feb-11              3,514,711.64
                20-Feb-11              20-Mar-11              2,868,536.12
                20-Mar-11              20-Apr-11              2,251,419.30
                20-Apr-11              20-May-11              1,662,775.24
                20-May-11              20-Jun-11              1,102,028.26
                20-Jun-11              20-Jul-11                568,612.86
                20-Jul-11              20-Aug-11                 61,973.56

                   Interest Rate Cap for Class FD Certificates
                    (all such dates subject to adjustment in
                  accordance with the Business Day Convention)

                                                          Projected Principal
           From and including      To but excluding          Balances (USD)
           ------------------      ----------------       -------------------
                20-Aug-05              20-Sep-05             75,000,000.00
                20-Sep-05              20-Oct-05             74,278,715.60
                20-Oct-05              20-Nov-05             73,484,027.67
                20-Nov-05              20-Dec-05             72,616,466.64
                20-Dec-05              20-Jan-06             71,676,666.34
                20-Jan-06              20-Feb-06             70,665,363.44
                20-Feb-06              20-Mar-06             69,583,396.73
                20-Mar-06              20-Apr-06             68,431,706.09
                20-Apr-06              20-May-06             67,211,331.28
                20-May-06              20-Jun-06             65,923,410.43
                20-Jun-06              20-Jul-06             64,569,178.32
                20-Jul-06              20-Aug-06             63,149,964.44
                20-Aug-06              20-Sept-06            61,667,190.74
                20-Sep-06              20-Oct-06             60,122,369.23
                20-Oct-06              20-Nov-06             58,517,099.31
                20-Nov-06              20-Dec-06             56,853,064.89
                20-Dec-06              20-Jan-07             55,132,031.29
                20-Jan-07              20-Feb-07             53,355,841.96
                20-Feb-07              20-Mar-07             51,526,414.93
                20-Mar-07              20-Apr-07             49,645,739.16
                20-Apr-07              20-May-07             47,715,870.64
                20-May-07              20-Jun-07             45,738,928.38
                20-Jun-07              20-Jul-07             43,717,090.13
                20-Jul-07              20-Aug-07             41,652,588.11
                20-Aug-07              20-Sep-07             39,547,704.46
                20-Sep-07              20-Oct-07             37,404,766.65
                20-Oct-07              20-Nov-07             35,292,697.63
                20-Nov-07              20-Dec-07             33,211,010.28
                20-Dec-07              20-Jan-08             31,159,224.81
                20-Jan-08              20-Feb-08             29,136,868.72
                20-Feb-08              20-Mar-08             28,159,925.82
                20-Mar-08              20-Apr-08             27,207,541.31
                20-Apr-08              20-May-08             26,279,290.11
                20-May-08              20-Jun-08             25,374,753.85
                20-Jun-08              20-Jul-08             24,493,520.76
                20-Jul-08              20-Aug-08             23,635,185.61
                20-Aug-08              20-Sep-08             22,799,349.53
                20-Sep-08              20-Oct-08             21,985,620.00
                20-Oct-08              20-Nov-08             21,193,610.69

                                                          Projected Principal
           From and including      To but excluding          Balances (USD)
           ------------------      ----------------       -------------------
                20-Nov-08              20-Dec-08             20,422,941.41
                20-Dec-08              20-Jan-09             19,673,237.97
                20-Jan-09              20-Feb-09             18,944,132.12
                20-Feb-09              20-Mar-09             18,235,261.47
                20-Mar-09              20-Apr-09             17,546,269.36
                20-Apr-09              20-May-09             16,876,804.80
                20-May-09              20-Jun-09             16,226,522.37
                20-Jun-09              20-Jul-09             15,595,082.16
                20-Jul-09              20-Aug-09             14,982,149.65
                20-Aug-09              20-Sep-09             14,387,395.64
                20-Sep-09              20-Oct-09             13,810,496.20
                20-Oct-09              20-Nov-09             13,251,132.54
                20-Nov-09              20-Dec-09             12,708,990.94
                20-Dec-09              20-Jan-10             12,183,762.72
                20-Jan-10              20-Feb-10             11,675,144.09
                20-Feb-10              20-Mar-10             11,182,836.14
                20-Mar-10              20-Apr-10             10,706,544.73
                20-Apr-10              20-May-10             10,245,980.41
                20-May-10              20-Jun-10              9,800,858.37
                20-Jun-10              20-Jul-10              9,370,898.38
                20-Jul-10              20-Aug-10              8,955,824.66
                20-Aug-10              20-Sep-10              8,555,365.89
                20-Sep-10              20-Oct-10              8,169,255.07
                20-Oct-10              20-Nov-10              7,797,229.51
                20-Nov-10              20-Dec-10              7,439,030.74
                20-Dec-10              20-Jan-11              7,094,404.42
                20-Jan-11              20-Feb-11              6,763,100.33
                20-Feb-11              20-Mar-11              6,444,872.26
                20-Mar-11              20-Apr-11              6,139,477.97
                20-Apr-11              20-May-11              5,846,679.13
                20-May-11              20-Jun-11              5,566,241.24
                20-Jun-11              20-Jul-11              5,297,933.60
                20-Jul-11              20-Aug-11              5,041,529.23
                20-Aug-11              20-Sep-11              4,796,804.82
                20-Sep-11              20-Oct-11              4,563,540.68
                20-Oct-11              20-Nov-11              4,341,520.66
                20-Nov-11              20-Dec-11              4,130,532.12
                20-Dec-11              20-Jan-12              3,916,675.59
                20-Jan-12              20-Feb-12              3,698,840.93
                20-Feb-12              20-Mar-12              3,477,156.72
                20-Mar-12              20-Apr-12              3,251,747.79
                20-Apr-12              20-May-12              3,022,735.40
                20-May-12              20-Jun-12              2,790,237.25

                                                          Projected Principal
           From and including      To but excluding          Balances (USD)
           ------------------      ----------------       -------------------
                20-Jun-12              20-Jul-12              2,554,367.62
                20-Jul-12              20-Aug-12              2,315,237.43
                20-Aug-12              20-Sep-12              2,072,954.32
                20-Sep-12              20-Oct-12              1,827,622.72
                20-Oct-12              20-Nov-12              1,579,343.97
                20-Nov-12              20-Dec-12              1,328,216.34
                20-Dec-12              20-Jan-13              1,074,335.15
                20-Jan-13              20-Feb-13                817,792.81
                20-Feb-13              20-Mar-13                558,678.90
                20-Mar-13              20-Apr-13                297,080.27
                20-Apr-13              20-May-13                 33,081.06

                                     ANNEX I

                        GLOBAL CLEARANCE, SETTLEMENT AND
                          TAX DOCUMENTATION PROCEDURES

      Except in certain limited circumstances, the certificates, which are referred to in this Annex I as the global securities, will be available only in book-entry form. Investors in the global securities may hold interests in these global securities through any of DTC, Clearstream or Euroclear. Initial settlement and all secondary trades will settle in same-day funds.

      Secondary market trading between investors holding interests in global securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice. Secondary market trading between investors holding interests in global securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

      Secondary cross-market trading between investors holding interests in global securities through Clearstream or Euroclear and investors holding interests in global securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear, in such capacity, and other DTC participants.

      Although DTC, Euroclear and Clearstream are expected to follow the procedures described below in order to facilitate transfers of interests in the global securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform those procedures, and those procedures may be discontinued at any time. Neither the depositor nor the trustee agent will have any responsibility for the performance by DTC, Euroclear and Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their obligations.

      Non-U.S. holders of global securities will be subject to U.S. withholding taxes unless those holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

      The global securities will be registered in the name of Cede & Co. as nominee of DTC. Investors' interests in the global securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

      Investors electing to hold interests in global securities through DTC participants, rather than through Clearstream or Euroclear accounts, will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors' securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

      Investors electing to hold interests in global securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Interests in global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

      Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

      Transfers between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

      Transfers between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants and/or investors holding interests in global securities through them will be settled using the procedures applicable to conventional eurobonds in same-day funds.

      Transfers between DTC Seller and Clearstream or Euroclear Purchaser. When interests in global securities are to be transferred on behalf of a seller from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant for a purchaser, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or the Euroclear operator will instruct its respective depository to receive an interest in the global securities against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant's account against delivery of an interest in the global securities. After this settlement has been completed, the interest will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear participant's account. The credit of this interest will appear on the next business day and the cash debit will be back-valued to, and the interest on the global securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed through DTC on the intended value date, i.e., the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

      Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement from cash on hand, in which case the Clearstream participants or Euroclear participants will take on credit exposure to Clearstream or the Euroclear operator until interests in the global securities are credited to their accounts one day later.

      As an alternative, if Clearstream or the Euroclear operator has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon. Under this procedure, Clearstream participants or Euroclear participants receiving interests in global securities for purchasers would incur overdraft charges for one day, to the extent they cleared the overdraft when interests in the global securities were credited to their accounts. However, interest on the global securities would accrue from the value date. Therefore, the investment income on the interest in the global securities earned during that one-day period, would tend to offset the amount of these overdraft charges, although this result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds.

      Since the settlement through DTC will take place during New York business hours, DTC participants are subject to DTC procedures for transferring interests in global securities to the respective depository of Clearstream or Euroclear for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the seller settling the sale through a DTC participant, a cross-market transaction will settle no differently than a sale to a purchaser settling through a DTC participant.

      Finally, intra-day traders that use Clearstream participants or Euroclear participants to purchase interests in global securities from DTC participants or sellers settling through them for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action is taken. At least three techniques should be available to eliminate this potential condition:

      o borrowing interests in global securities through Clearstream or Euroclear for one day, until the purchase side of the intra-day trade is reflected in the relevant Clearstream or Euroclear accounts, in accordance with the clearing system's customary procedures;

      o borrowing interests in global securities in the United States from a DTC participant no later than one day prior to settlement, which would give sufficient time for such interests to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

      o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

      Transfers between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which interests in global securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to credit an interest in the global securities to the DTC participant's account against payment. Payment will include interest accrued on the global securities from and including the last distribution date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date, which would be the preceding day, when settlement occurred through DTC in New York. If settlement is not completed on the intended value date, i.e., the trade fails, receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

      A beneficial owner who is an individual or corporation holding the global security on its own behalf of global securities holding securities through Clearstream or Euroclear, or through DTC if the holder has an address outside the U.S., will be subject to the 30% U.S. withholding tax that typically applies to payments of interest, including original issue discount, on registered debt issued by U.S. persons, unless:

      o each clearing system, bank or other institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between the beneficial owner or a foreign corporation or foreign trust and the U.S. entity required to withhold tax complies with applicable certification requirements; and

      o the beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate.

      o Exemption for Non-U.S. Persons--Form W-8BEN. Beneficial holders of global securities that are Non-U.S. persons generally can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN, or Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding. Non-U.S. persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate, depending on the treaty terms, by filing Form W-8BEN. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of the change.

      o Exemption for Non-U.S. persons with effectively connected income-Form W-8ECI. A Non-U.S. person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI, or Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States.

      o Exemption for U.S. Persons--Form W-9. U.S. persons can obtain a complete exemption from the withholding tax by filing Form W-9, or Payer's Request for Taxpayer Identification Number and Certification.

      U.S. Federal Income Tax Reporting Procedure. The holder of a global security or, in the case of a Form W-8BEN or Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security--the clearing agency, in the case of persons holding directly on the books of the clearing agency. Form W-8BEN and Form W-8ECI generally are effective until the third succeeding calendar year from the date the form is signed. However, the W-8BEN and W-8ECI with a taxpayer identification number will remain effective until a change in circumstances makes any information on the form incorrect, provided that the withholding agent reports at least annually to the beneficial owner on Form 1042-S. The term "U.S. person" means:

      o     a citizen or resident of the United States;

      o a corporation, partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, unless, in the case of a partnership, future Treasury regulations provide otherwise;

      o an estate that is subject to U.S. federal income tax regardless of the source of its income; or

      o a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust.

If the information shown on Form W-8BEN or Form W-8ECI changes, a new Form W-8BEN or Form W-8ECI, as applicable, must be filed within 30 days of the change. Certain trusts not described in the final bullet of the preceding sentence in existence on August 20, 1996 that elect to be treated as a United States Person will also be a U.S. person. The term "Non-U.S. person" means any person who is not a U.S. person. This summary does not deal with all aspects of U.S. federal income tax withholding that may be relevant to foreign holders of the global securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the global securities.

                  STRUCTURED ASSET MORTGAGE INVESTMENTS II INC.
                                    Depositor

                       MORTGAGE PASS-THROUGH CERTIFICATES
                              MORTGAGE-BACKED NOTES

--------------------------------------------------------------------------------
YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS IN THE PROSPECTUS SUPPLEMENT.
--------------------------------------------------------------------------------

THE OFFERED SECURITIES

The depositor proposes to establish one or more trusts to issue and sell from time to time one or more classes of offered securities, which shall be mortgage pass-through certificates or mortgage-backed notes.

THE TRUST FUND

Each series of securities will be secured by a trust fund consisting primarily of a segregated pool of mortgage loans, including:

o mortgage loans secured by first and junior liens on the related mortgage property;

o  home equity revolving lines of credit;

o mortgage loans where the borrower has little or no equity in the related mortgaged property;

o  mortgage loans secured by one-to-four-family residential properties;

o mortgage loans secured by multifamily properties, commercial properties and mixed residential and commercial properties, provided that the concentration of these properties is less than 10% of the pool;

o manufactured housing conditional sales contracts and installment loan agreements or interests therein; and

o mortgage securities issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies or privately issued mortgage securities;

in each case acquired by the depositor from one or more affiliated or unaffiliated institutions.

CREDIT ENHANCEMENT

If so specified in the related prospectus supplement, the trust for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, currency or interest rate exchange agreements or other type of credit enhancement, even if not specified herein. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization.

The offered securities may be offered to the public through different methods as described in "Methods of Distribution" in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES OFFERED HEREBY OR DETERMINED THAT THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is December 20, 2004.

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

                                TABLE OF CONTENTS

Caption                                                                    Page
-------                                                                    ----

INTRODUCTION .................................................................5
General ......................................................................5
THE MORTGAGE POOLS ...........................................................6
General ......................................................................6
The Mortgage Loans ...........................................................8
Underwriting Standards ......................................................12
Qualifications of Originators and Sellers ...................................14
Representations by Sellers ..................................................14
Optional Purchase of Defaulted Mortgage Loans ...............................17
SERVICING OF MORTGAGE LOANS .................................................17
General .....................................................................17
The Master Servicer .........................................................17
The Servicers ...............................................................17
Collection and Other Servicing Procedures; Mortgage
Loan Modifications ..........................................................18
Special Servicers ...........................................................20
Realization Upon or Sale of Defaulted Mortgage Loans ........................20
Servicing and Other Compensation and Payment of Expenses;
Retained Interest ...........................................................22
Evidence as to Compliance ...................................................24
DESCRIPTION OF THE SECURITIES ...............................................24
General .....................................................................24
Form of Securities ..........................................................26
Global Securities ...........................................................27
Exchangeable Securities .....................................................30
Assignment of Trust Fund Assets .............................................34
Distribution Account ........................................................37
Distributions ...............................................................40
Distributions of Interest and Principal on the Securities ...................41
Pre-Funding Account .........................................................42
Distributions on the Securities in Respect of Prepayment Premiums ...........42
Allocation of Losses and Shortfalls .........................................42
Advances ....................................................................42
Reports to Securityholders ..................................................43
DESCRIPTION OF CREDIT ENHANCEMENT ...........................................45
General .....................................................................45
Subordinate Securities ......................................................45
Cross-Collateralization .....................................................45
Overcollateralization .......................................................46
Financial Guaranty Insurance Policy .........................................46
Mortgage Pool Insurance Policies ............................................46
Letter of Credit ............................................................46
Special Hazard Insurance Policies ...........................................47
Reserve Funds ...............................................................47
Cash Flow Agreements ........................................................48
Maintenance of Credit Enhancement ...........................................48
Reduction or Substitution of Credit Enhancement .............................50
OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES .......................50
Swaps and Yield Supplement Agreements .......................................50
Purchase Obligations ........................................................51
DESCRIPTION OF PRIMARY MORTGAGE INSURANCE,
HAZARD INSURANCE; CLAIMS THEREUNDER .........................................52
General .....................................................................52
Primary Mortgage Insurance Policies .........................................52
Hazard Insurance Policies ...................................................53
FHA Mortgage Insurance ......................................................54
VA Mortgage Guaranty ........................................................55
THE DEPOSITOR ...............................................................55
THE AGREEMENTS ..............................................................56
General .....................................................................56
Certain Matters Regarding the Master Servicer and
the Depositor ...............................................................56
Events of Default and Rights Upon Event of Default ..........................57
Amendment ...................................................................60
Termination; Retirement of Securities .......................................62
The Securities Administrator ................................................63
Duties of Securities Administrator ..........................................63
Some Matters Regarding the Securities Administrator .........................63
Resignation and Removal of the Securities Administrator .....................63
The Trustee .................................................................63
Duties of the Trustee .......................................................64
Some Matters Regarding the Trustee ..........................................64
Resignation and Removal of the Trustee ......................................64
YIELD CONSIDERATIONS ........................................................64
MATURITY AND PREPAYMENT CONSIDERATIONS ......................................67
LEGAL ASPECTS OF MORTGAGE LOANS .............................................68
Mortgages ...................................................................68
Cooperative Mortgage Loans ..................................................69
Tax Aspects of Cooperative Ownership ........................................70
Leases and Rents ............................................................70
Contracts ...................................................................70
Foreclosure on Mortgages and Some Contracts .................................71
Foreclosure on Shares of Cooperatives .......................................73
Repossession with respect to Contracts ......................................74
Rights of Redemption ........................................................75
Anti-Deficiency Legislation and Other
Limitations on Lenders ......................................................76
Environmental Legislation ...................................................77
Consumer Protection Laws ....................................................78
Homeownership Act and Similar State Laws ....................................78
Additional Consumer Protections Laws with
Respect to Contracts ........................................................79
Enforceability of Certain Provisions ........................................79

Subordinate Financing .......................................................80
Installment Contracts .......................................................81
Applicability of Usury Laws .................................................81
Alternative Mortgage Instruments ............................................82
Formaldehyde Litigation with Respect to Contracts ...........................82
The Servicemembers Civil Relief Act .........................................83
Forfeitures in Drug and RICO Proceedings ....................................83
Junior Mortgages ............................................................83
Negative Amortization Loans .................................................84
FEDERAL INCOME TAX CONSEQUENCES .............................................85
General .....................................................................85
REMICS ......................................................................86
Notes ......................................................................100
Grantor Trust Funds ........................................................100
Taxation of Classes of Exchangeable Securities .............................108
Callable Classes ...........................................................110
Proposed Regulations on Tax Opinions .......................................110
STATE AND OTHER TAX CONSEQUENCES ...........................................111
ERISA CONSIDERATIONS .......................................................111
Underwriter Exemption ......................................................112
Other Exemptions ...........................................................115
ERISA Considerations Relating to Notes .....................................117
Exchangeable Securities and Callable Securities ............................118
Tax Exempt Investors .......................................................118
Consultation with Counsel ..................................................118
LEGAL INVESTMENT MATTERS ...................................................119
USE OF PROCEEDS ............................................................120
METHODS OF DISTRIBUTION ....................................................120
LEGAL MATTERS ..............................................................121
FINANCIAL INFORMATION ......................................................121
RATING .....................................................................121
AVAILABLE INFORMATION ......................................................121
REPORTS TO SECURITYHOLDERS .................................................122
INCORPORATION OF INFORMATION BY REFERENCE ..................................122
GLOSSARY ...................................................................123

                                  INTRODUCTION

         ALL CAPITALIZED TERMS IN THIS PROSPECTUS ARE DEFINED IN THE GLOSSARY AT THE END.

GENERAL

         The mortgage pass-through certificates or mortgage-backed notes offered by this prospectus and the related prospectus supplement will be offered from time to time in series. The securities of each series will consist of the offered securities of the series, together with any other mortgage pass-through certificates or mortgage-backed notes of the series.

         Each series of certificates will represent in the aggregate the entire beneficial ownership interest in, and each series of notes will represent indebtedness of, a trust fund to be established by the depositor. Each trust fund will consist primarily of a pool of mortgage loans or interests therein, which may include mortgage securities, acquired by the depositor from one or more affiliated or unaffiliated sellers. See "The Depositor" and "The Mortgage Pools." The mortgage loans may include sub-prime mortgage loans. The trust fund assets, may also include, if applicable, reinvestment income, reserve funds, cash accounts, swaps and other derivatives, and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related securityholders pursuant to: (1) with respect to each series of certificates, a pooling and servicing agreement or other agreement, or
(2) with respect to each series of notes, an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered securities of a series, and the general characteristics of the mortgage loans and other trust fund assets in the related trust fund, will be set forth in the related prospectus supplement.

         Each series of securities will include one or more classes. Each class of securities of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the securities, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other trust fund assets in the related trust fund in the manner described in this prospectus under "Description of the Securities" and in the related prospectus supplement. A series may include one or more classes of securities entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of securities which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

         The depositor's only obligations with respect to a series of securities will be pursuant to representations and warranties made by the depositor, except as provided in the related prospectus supplement. The master servicer and each principal servicer for any series of securities will be named in the related prospectus supplement. The principal obligations of the master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans if the servicer of a mortgage loan fails to make such advance. See "Description of the Securities."

         If so specified in the related prospectus supplement, the trust fund for a series of securities may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund, currency or interest rate exchange agreements or any other type of credit enhancement specified in the related prospectus supplement, even if not specified herein. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of securities, by cross-collateralization or by overcollateralization. See "Description of Credit Enhancement."

         The rate of payment of principal of each class of securities entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the trust fund assets will depend on the priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payments lower or faster than that anticipated may affect the yield on a class of securities in the manner described in this prospectus and in the related prospectus supplement. See "Yield Considerations."

         With respect to each series of securities, one or more separate elections may be made to treat the related trust fund or a designated portion thereof as a REMIC for federal income tax purposes. If applicable, the prospectus supplement for a series of securities will specify which class or classes of the securities will be considered to be regular interests in the related REMIC and which class of securities or other interests will be designated as the residual interest in the related REMIC. See "Federal Income Tax Consequences" in this prospectus.

         The offered securities may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" and in the related prospectus supplement.

         There will be no secondary market for the offered securities of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the offered securities will develop or, if it does develop, that it will continue. The offered securities will not be listed on any securities exchange, unless so specified in the related prospectus supplement.

                               THE MORTGAGE POOLS

GENERAL

         Each mortgage pool will consist primarily of mortgage loans, minus any interest retained by the depositor or any affiliate of the depositor. The mortgage loans may consist of single family loans, multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

         The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first or junior lien on the related mortgagor's fee or leasehold interest in the related mortgaged property. The related mortgaged property for a single family loan may be owner-occupied or may be a vacation, second or non-owner-occupied home.

         If specified in the related prospectus supplement relating to a series of securities, the single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

         The multifamily loans will be evidenced by mortgage notes and secured by mortgages that create a first or junior lien on residential properties consisting of five or more dwelling units in high-rise, mid- rise or garden apartment structures or projects.

         The commercial loans will be evidenced by mortgage notes and secured mortgages that create a first or junior lien on commercial properties including office building, retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

         The mixed-use loans will be evidenced by mortgage loans and secured by mortgages that create a first or junior lien on properties consisting of mixed residential and commercial structures.

         The aggregate concentration by original principal balance of commercial, multifamily and mixed-use loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

         Mortgaged properties may be located in any one of the 50 states, the District of Columbia or the Commonwealth of Puerto Rico.

         The mortgage loans will not be guaranteed or insured by the depositor or any of its affiliates. However, if so specified in the related prospectus supplement, mortgage loans may be insured by the FHA or guaranteed by the VA. See "Description of Primary Insurance Policies--FHA Insurance" and "--VA Mortgage Guaranty."

         A mortgage pool may include mortgage loans that are delinquent as of the date the related series of securities is issued. In that case, the related prospectus supplement will set forth, as to each mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective investor to make an investment decision. No mortgage loan in a mortgage pool shall be non-performing. Mortgage loans which are more than 30 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 days delinquent of 20% or more.

         A mortgage pool may contain more than one mortgage loan made to the same borrower with respect to a single mortgaged property, and may contain multiple mortgage loans made to the same borrower on several mortgaged properties.

         The mortgage loans may include "sub-prime" mortgage loans. "Sub-prime" mortgage loans will be underwritten in accordance with underwriting standards which are less stringent than guidelines for "A" quality borrowers. Mortgagors may have a record of outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for "A" quality borrowers. They may have had past debts written off by past lenders.

         A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie Mae and Freddie Mac, known as jumbo loans, because the mortgage loan may have been originated with limited or no documentation, because they are sub-prime mortgage loans, or because of some other failure to meet the purchase criteria of Fannie Mae and Freddie Mac. The related prospectus supplement will detail to what extent the mortgage loans are nonconforming mortgage loans.

         Each mortgage loan will be selected by the depositor or its affiliates for inclusion in a mortgage pool from among those purchased by the depositor, either directly or through its affiliates, from Unaffiliated Sellers or Affiliated Sellers. If a mortgage pool is composed of mortgage loans acquired by the depositor directly from Unaffiliated Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans will be as described in the related prospectus supplement. Other mortgage loans available for purchase by the depositor may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

         The mortgage loans may be delivered to the trust fund pursuant to a Designated Seller Transaction, concurrently with the issuance of the related series of securities. These securities may be sold in whole or in part to the Seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under "Methods of Distribution." The related prospectus supplement for a mortgage pool composed of mortgage loans acquired by the depositor pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

         If specified in the related prospectus supplement, the trust fund for a series of securities may include participations in mortgage loans or mortgage securities, as described in this prospectus. The mortgage securities may have been issued previously by the depositor or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. In addition the mortgage securities may have been issued or guaranteed by Ginnie Mae, Fannie Mae, Freddie Mac or other government agencies or government-sponsored agencies, as specified in the related prospectus supplement. The mortgage securities will be generally similar to securities offered under this prospectus. However, any mortgage securities included in a trust fund will (1) either have been (a) previously registered under the Securities Act, or (b) eligible for sale under Rule 144(k) under the Exchange Act; and (2) be acquired in bona fide secondary market transactions. As to any series of mortgage securities, the related prospectus supplement will include a description of (1) the mortgage securities and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

         In addition, if specified in the related prospectus supplement United States Treasury securities and other securities issued by the U.S. Government, any of its agencies or other issuers established by federal statute may be included in the trust fund. Such securities will be backed by the full faith and credit of the United States or will represent the obligations of the U.S. Government or such agency or such other issuer or obligations payable from the proceeds of U.S. Government Securities, as specified in the related prospectus supplement.


THE MORTGAGE LOANS

         Each of the mortgage loans will be a type of mortgage loan described or referred to below, with any variations described in the related prospectus supplement:

         o Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of not more than approximately 15 years;

         o Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or modification of more than 15 years, but not more than approximately 30 years;

         o Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 30 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month, one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the Note Index. The related prospectus supplement will set forth the relevant Index and the highest, lowest and weighted average Note Margin with respect to the ARM Loans in the related mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

         o Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 30 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

         o Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 15 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

         o Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately 30 years with monthly payments during the first year calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year thereafter to the extent necessary to fully amortize the mortgage loan over the remainder of its approximately 30-year term. Deferred Interest, if any, will be added to the principal balance of these mortgage loans;

         o Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the assumed amortization term;

         o Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time;

         o Mortgage loans that require that each monthly payment consist of an installment of interest which is calculated according to the simple interest method. This method calculates interest using the outstanding principal balance of the mortgage loan multiplied by the loan rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on the mortgage loan. As payments are received on simple interest mortgage loans, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance of the mortgage loan;

         o Mortgage loans which provide for an interest only period and do not provide for the payment of principal for the number of years specified in the related prospectus supplement; or

         o Another type of mortgage loan described in the related prospectus supplement.

         The mortgage pool may contain mortgage loans secured by junior liens. The related senior lien, which may have been made at the same time as the first lien, may or may not be included in the mortgage pool as well. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan secured by a junior lien. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer or a servicer were to foreclose on a mortgage loan secured by a junior lien, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the securities of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions or the mortgage loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

         A mortgage loan may require payment of a prepayment charge or penalty, the terms of which will be more fully described in the prospectus supplement. Prepayment penalties may apply if the borrower makes a substantial prepayment, or may apply only if the borrower refinances the mortgage loans. A multifamily, commercial or mixed-use loan may also contain a prohibition on prepayment or lock-out period.

         A multifamily, commercial or mixed-use loan may contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related mortgaged property. If the holders of any class or classes of offered securities of a series will be entitled to all or a portion of this type of equity participation, the related prospectus supplement will describe the equity participation and the method or methods by which distributions in respect thereof will be made to such holders.

         The mortgage loans may be "equity refinance" mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be "rate and term refinance" mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time of origination of the mortgage loan or thereafter. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans.

         If provided for in the related prospectus supplement, a mortgage pool may contain convertible mortgage loans which allow the mortgagors to convert the interest rates on these mortgage loans from a fixed rate to an adjustable rate, or an adjustable rate to a fixed rate, at some point during the life of these mortgage loans. In addition, if provided for in the related prospectus supplement, a mortgage pool may contain mortgage loans which may provide for modification to other fixed rate or adjustable rate programs offered by the Seller. If specified in the related prospectus supplement, upon any conversion or modification, the depositor, the related master servicer, the related servicer, the applicable Seller or a third party will repurchase the converted or modified mortgage loan as and to the extent set forth in the related prospectus supplement. Upon the failure of any party so obligated to repurchase any converted or modified mortgage loan, it will remain in the mortgage pool.

         If provided for in the related prospectus supplement, the mortgage loans may include buydown mortgage loans. Under the terms of a buydown mortgage loan, the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will be made up from:

         o funds contributed by the seller of the mortgaged property or another source and placed in a custodial account,

         o if funds contributed by the seller are contributed on a present value basis, investment earnings on these funds, or

         o additional funds to be contributed over time by the mortgagor's employer or another source.

See "Description of the Securities--Payments on Mortgage Loans; Deposits to Distribution Account."

         Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

         The prospectus supplement for each series of securities will contain information, to the extent known or reasonably ascertainable, as to the loss and delinquency experience of the Seller and/or the master servicer (if the master servicer is directly servicing the mortgage loans) and/or one or more of the servicers, with respect to mortgage loans similar to those included in the trust fund. Information generally will be provided when the Seller and/or master servicer (if the master servicer is directly servicing the mortgage loans) and/or a servicer (in the case of servicers directly servicing mortgage loans in a trust fund in excess of 10% of the total) have a seasoned portfolio of mortgage loans similar to those included in the trust.

         The prospectus supplement for each series of securities will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of securities will include information, generally as of the cut-off date and to the extent then available to the depositor, on an approximate basis, as to the following:

         o  the aggregate principal balance of the mortgage loans,

         o  the type of property securing the mortgage loans,

         o  the original or modified terms to maturity of the mortgage loans,

         o the range of principal balances of the mortgage loans at origination or modification,

         o the earliest origination or modification date and latest maturity date of the mortgage loans,

         o  the Loan-to-Value Ratios of the mortgage loans,

         o the mortgage rate or range of mortgage rates borne by the mortgage loans,

         o if any of the mortgage loans are ARM Loans, the applicable Index, the range of Note Margins and the weighted average Note Margin,

         o  the geographical distribution of the mortgage loans,

         o  the percentage of buydown mortgage loans, if applicable, and

         o the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

A Current Report on Form 8-K will be available upon request to holders of the related series of securities and will be filed, together with the related pooling and servicing agreement, with respect to each series of certificates, or the related servicing agreement, owner trust agreement and indenture, with respect to each series of notes, with the Commission within fifteen days after the initial issuance of the securities. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement, the addition or deletion will be noted in the Current Report on Form 8-K. In no event, however, will more than 5% (by principal balance at the cut-off date) of the mortgage loans or mortgage securities deviate from the characteristics of the mortgage loans or mortgage securities set forth in the related prospectus supplement.

         The depositor will cause the mortgage loans included in each mortgage pool, or mortgage securities evidencing interests therein, to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of the securities of a series. Except to the extent that servicing of any mortgage loan is to be transferred to a special servicer, the master servicer named in the related prospectus supplement will service the mortgage loans, directly or through servicers, pursuant to a pooling and servicing agreement, with respect to each series of certificates, or a servicing agreement, with respect to each series of notes, and will receive a fee for these services. See "Servicing of Mortgage Loans," "Description of the Securities" and "The Agreements." The master servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related pooling and servicing agreement or servicing agreement (including its obligation to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements), as more fully described in this prospectus under "Servicing of Mortgage Loans--Servicers," and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under "Description of the Securities--Advances") or pursuant to the terms of any mortgage securities. The obligations of a master servicer to make advances may be subject to limitations, to the extent this prospectus and the related prospectus supplement so provides.

UNDERWRITING STANDARDS

         Mortgage loans to be included in a mortgage pool will be purchased on the closing date by the depositor either directly or indirectly from Affiliated Sellers or Unaffiliated Sellers. The depositor will acquire mortgage loans utilizing re-underwriting criteria which it believes are appropriate, depending to some extent on the depositor's or its affiliates' prior experience with the Seller and the servicer, as well as the depositor's prior experience with a particular type of mortgage loan or with mortgage loans relating to mortgaged properties in a particular geographical region. A standard approach to re-underwriting is to compare loan file information and information that is represented to the depositor on a tape with respect to a percentage of the mortgage loans the depositor deems appropriate in the circumstances. The depositor will not undertake any independent investigations of the creditworthiness of particular obligors.

         The mortgage loans, as well as mortgage loans underlying mortgage securities, unless otherwise disclosed in the related prospectus supplement, will have been originated in accordance with underwriting standards described below.

         The underwriting standards to be used in originating the mortgage loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

         The primary considerations in underwriting a mortgage loan are the mortgagor's employment stability and whether the mortgagor has sufficient monthly income available (1) to meet the mortgagor's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home (including property taxes and hazard insurance) and (2) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the Loan-to-Value Ratio of the mortgage loan is another critical factor. In addition, a mortgagor's credit history and repayment ability, as well as the type and use of the mortgaged property, are also considerations.

         High LTV Loans are underwritten with an emphasis on the creditworthiness of the related mortgagor. High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

         In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the debt service coverage ratio of a multifamily loan, commercial loan or mixed-use loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. The net operating income of a mortgaged property is the total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan) secured by liens on that property. The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed-use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the Loan-to-Value Ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

         Each prospective mortgagor will generally complete a mortgage loan application that includes information on the applicant's liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor's prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.


         Mortgaged properties generally will be appraised by licensed appraisers or through an automated valuation system. A licensed appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of mortgaged properties secured by single family loans, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable homes in the area. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must support, and support in the future, the outstanding loan balance. All appraisals by licensed appraisers are required to be on forms acceptable to Fannie Mae or Freddie Mac. Automated valuation systems generally rely on publicly available information regarding property values and will be described more fully in the related prospectus supplement. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.

         Notwithstanding the foregoing, Loan-to-Value Ratios will not necessarily provide an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of securities may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Mortgage loans which are subject to negative amortization will have Loan-to-Value Ratios which will increase after origination as a result of negative amortization. Also, even when current, an appraisal is not necessarily a reliable estimate of value for a multifamily property or commercial property. As stated above, appraised values of multifamily, commercial and mixed-use properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from those approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

         If so specified in the related prospectus supplement, the underwriting of a multifamily loan, commercial loan or mixed-use loan may also include environmental testing. Under the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup. In several states, this type of lien has priority over an existing mortgage lien on that property. In addition, under the laws of some states and under CERCLA, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage as described under "Legal Aspects of Mortgage Loans--Environmental Legislation" in this prospectus.

         With respect to any FHA loan or VA loans the mortgage loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See "Description of Primary Insurance Policies--FHA Insurance" and "--VA Insurance" in this prospectus.

QUALIFICATIONS OF ORIGINATORS AND SELLERS

         Each mortgage loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the Housing Act, unless otherwise provided in the related prospectus supplement.

REPRESENTATIONS BY SELLERS

         Each Seller will have made representations and warranties in respect of the mortgage loans and/or mortgage securities sold by the Seller and evidenced by a series of securities. In the case of mortgage loans, representations and warranties will generally include, among other things, that as to each mortgage loan:

         o with respect to each mortgage loan other than a Contract or a cooperative mortgage loan, if required, (A) a title insurance policy, binder, or other assurance of title customary in the relevant jurisdiction insuring (subject only to permissible title insurance exceptions) the lien status of the mortgage was effective at the origination of the mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the Seller by the depositor, (B) if the mortgaged property securing the mortgage loan is located in an area where these policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to permissible exceptions set forth therein) the lien status of the mortgage or (C) with respect to a mortgage loan which is a refinanced mortgage loan, a title search was done by the Seller or some other type of "short-form" title insurance was obtained;

         o the Seller has good title to the mortgage loan and the mortgage loan was subject to no offsets, defenses or counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a buydown mortgage loan;

         o there are no mechanics' liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the related mortgage (subject only to permissible title insurance exceptions);

         o the mortgage loan constituted a valid first or other applicable lien on, or a perfected security interest with respect to, the mortgaged property (subject only to permissible title insurance exceptions, if applicable, and certain other exceptions described in the Agreement) and the related mortgaged property is free from damage and in good repair;

         o there are no delinquent tax or assessment liens against the related mortgaged property;

         o the mortgage loan is not more than 90 days delinquent as to any scheduled payment of principal and/or interest; and

         o to the best of the Seller's knowledge, each mortgage loan at the time it was made complied in all material respects with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws; and, to the best of the Seller's knowledge, each mortgage loan has been serviced in all material respects in accordance with applicable federal, state and local laws, including, without limitation, usury, equal credit opportunity, disclosure and recording laws and the terms of the related mortgage note, the mortgage and other loan documents.

If the mortgage loans include cooperative mortgage loans, representations and warranties with respect to title insurance or hazard insurance may not be given. Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers (tenant-stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units. In the case of mortgage securities, representations and warranties will generally include, among other things, that as to each mortgage security, the Seller has good title to the mortgage security free of any liens. In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the securityholders in a mortgage loan or mortgage security, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan or mortgage security as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if permitted, replace any mortgage loan or mortgage security as to which a breach of a representation or warranty arises.

         All of the representations and warranties of a Seller in respect of a mortgage loan or mortgage security will have been made as of the date on which the mortgage loan or mortgage security was purchased from the Seller by or on behalf of the depositor, unless a specific representation or warranty relates to an earlier date, in which case such representation or warranty shall be made as of such earlier date. As a result, the date as of which the representations and warranties were made may be a date prior to the date of initial issuance of the related series of securities or, in the case of a Designated Seller Transaction, will be the date of closing of the related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of securities. Accordingly, the Seller's repurchase obligation (or, if specified in the related prospectus supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a mortgage loan or mortgage security by the Seller, an event occurs that would have given rise to a repurchase obligation had the event occurred prior to sale of the affected mortgage loan or mortgage security, as the case may be. The only representations and warranties to be made for the benefit of holders of securities in respect of any related mortgage loan or mortgage security relating to the period commencing on the date of sale of the mortgage loan or mortgage security by the Seller to or on behalf of the depositor will be the limited corporate representations of the depositor and the master servicer described under "Description of the Securities--Assignment of Trust Fund Assets" below.

         The depositor will assign to the trustee for the benefit of the holders of the related series of securities all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan or mortgage security from a Seller insofar as the purchase agreement relates to the representations and warranties made by the Seller in respect of the mortgage loan or mortgage security and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan or mortgage security. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan or mortgage security which materially and adversely affects the interests of the securityholders therein within a specified period after having discovered or received notice of a breach, then, the Seller will be obligated to repurchase the mortgage loan or mortgage security at a purchase price set forth in the related pooling and servicing agreement or other agreement which purchase price generally will be equal to the principal balance thereof as of the date of repurchase plus accrued and unpaid interest through or about the date of repurchase at the related mortgage rate or pass-through rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing compensation, special servicing compensation or servicing compensation, as applicable, and any interest retained by the depositor).

         As to any mortgage loan required to be repurchased by a Seller as provided above, rather than repurchase the mortgage loan, the Seller, if so specified in the related prospectus supplement, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the trust fund and substitute in its place a Qualified Substitute Mortgage Loan; however, with respect to a series of certificates for which no REMIC election is to be made, the substitution must be effected within 120 days of the date of the initial issuance of the related series of certificates. With respect to a trust fund for which a REMIC election is to be made, the substitution of a defective mortgage loan must be effected within two years of the date of the initial issuance of the related series of certificates, and may not be made if the substitution would cause the trust fund, or any portion thereof, to fail to qualify as a REMIC or result in a Prohibited Transaction Tax under the Code. Any Qualified Substitute Mortgage Loan generally will, on the date of substitution:

         o have an outstanding principal balance, after deduction of the principal portion of the monthly payment due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Mortgage Loan (the amount of any shortfall to be deposited in the Distribution Account by the related Seller or the master servicer in the month of substitution for distribution to the securityholders),

         o have a mortgage rate and a Net Mortgage Rate not less than (and not materially greater than) the mortgage rate and Net Mortgage Rate, respectively, of the Deleted Mortgage Loan as of the date of substitution,

         o have a Loan-to-Value Ratio at the time of substitution no higher than that of the Deleted Mortgage Loan at the time of substitution,

         o have a remaining term to maturity not materially earlier or later than (and not later than the latest maturity date of any mortgage loan) that of the Deleted Mortgage Loan, and

         o comply with all of the representations and warranties made by the Seller as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. A Seller will have an option to substitute for a mortgage security that it is obligated to repurchase in connection with a breach of a representation and warranty only if it satisfies the criteria set forth in the related prospectus supplement.

         The master servicer or the trustee will be required under the applicable pooling and servicing agreement or servicing agreement to use reasonable efforts to enforce this repurchase or substitution obligation for the benefit of the trustee and the securityholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this repurchase or substitution obligation will not become an obligation of the master servicer in the event the applicable Seller fails to honor the obligation. In instances where a Seller is unable, or disputes its obligation, to repurchase affected mortgage loans and/or mortgage securities, the master servicer or the trustee, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the related Seller that could provide for the repurchase of only a portion of the affected mortgage loans and/or mortgage securities. Any settlement could lead to losses on the mortgage loans and/or mortgage securities which would be borne by the related securities. In accordance with the above described practices, the master servicer or trustee will not be required to enforce any repurchase obligation of a Seller arising from any misrepresentation by the Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan or mortgage security. If the Seller fails to repurchase and no breach of any other party's representations has occurred, the Seller's repurchase obligation will not become an obligation of the depositor or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a mortgage loan or mortgage security and neither the depositor nor any other entity has assumed the representations and warranties, the repurchase obligation of the Seller will not become an obligation of the depositor or any other party. The foregoing obligations will constitute the sole remedies available to securityholders or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

         Neither the depositor nor the master servicer will be obligated to repurchase a mortgage loan or mortgage security if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carry out their repurchase obligations. A default by a Seller is not a default by the depositor or by the master servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the depositor or the master servicer, as described below under "Description of the Securities--Assignment of Trust Fund Assets," the depositor or the master servicer may have a repurchase or substitution obligation. Any mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of securities.

         If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this "--Representations by Sellers" section, or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan or mortgage security for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement.

OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS

         If the related prospectus supplement so specifies, the master servicer or another entity identified in such prospectus supplement may, at its option, purchase from the trust fund any mortgage loan which is delinquent in payment by 90 days or more or is an REO Mortgage Loan as the date of such purchase. Any such purchase shall be at the price described in the related prospectus supplement.


                           SERVICING OF MORTGAGE LOANS

GENERAL

         The mortgage loans and mortgage securities included in each mortgage pool will be serviced and administered pursuant to either a pooling and servicing agreement or a servicing agreement. A form of pooling and servicing agreement and a form of servicing agreement have each been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each pooling and servicing agreement or servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a pooling and servicing agreement or servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any servicing-related provision of its related pooling and servicing agreement or servicing agreement that materially differs from the description thereof contained in this prospectus. If the related mortgage pool includes mortgage securities, the related prospectus supplement will summarize the material provisions of the related pooling and servicing agreement and identify the responsibilities of the parties to that pooling and servicing agreement.

         With respect to any series of securities as to which the related mortgage pool includes mortgage securities, the servicing and administration of the mortgage loans underlying any mortgage securities will be pursuant to the terms of those mortgage securities. Mortgage loans underlying mortgage securities in a mortgage pool will be serviced and administered generally in the same manner as mortgage loans included in a mortgage pool, however, there can be no assurance that this will be the case, particularly if the mortgage securities are issued by an entity other than the depositor or any of its affiliates.

THE MASTER SERVICER

         The master servicer, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor. The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a pooling and servicing agreement or a servicing agreement.

         The master servicer shall supervise, monitor and oversee the obligation of the servicers to service and administer their respective mortgage loans in accordance with the terms of the applicable servicing agreements and shall have full power and authority to do any and all things which it may deem necessary or desirable in connection with such master servicing and administration. In addition, the Master Servicer shall oversee and consult with each servicer as necessary from time-to-time to carry out the master servicer's obligations under the pooling and servicing agreement or servicing agreement, shall receive, review and evaluate all reports, information and other data provided to the master servicer by each servicer and shall cause each servicer to perform and observe the covenants, obligations and conditions to be performed or observed by such servicer under its applicable servicing agreement. Each pooling and servicing agreement or servicing agreement, as applicable, for a series of securities, will provide that in the event a servicer fails to perform its obligations in accordance with its servicing agreement, the master servicer shall terminate such servicer and act as servicer of the related mortgage loans or cause the trustee to enter into a new servicing agreement with a successor servicer selected by the master servicer.

THE SERVICERS

         Each of the servicers, if any, for a series of securities will be named in the related prospectus supplement and may be an affiliate of the depositor or the Seller of the mortgage loans for which it is acting as servicer. Each servicer will servicer the mortgage loans pursuant to a servicing agreement between the master servicer and the related servicer, which servicing agreement will not contain any terms which are inconsistent with the related Agreement. Each servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the servicer in connection with its activities under a servicing agreement.

COLLECTION AND OTHER SERVICING PROCEDURES; MORTGAGE LOAN MODIFICATIONS

         The master servicer for any mortgage pool will be obligated under the pooling and servicing agreement or servicing agreement to supervise, monitor and oversee the obligations of the servicers to service and administer their respective mortgage loans in the mortgage pool for the benefit of the related securityholders, in accordance with applicable law, the terms of the pooling and servicing agreement or servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related trust fund, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing, the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, the master servicer will be required to, and to cause each of the servicers to, make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer and each servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related pooling and servicing agreement or servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related trust fund. Consistent with the foregoing, the master servicer or any servicer will be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan.

         Under a pooling and servicing agreement or a servicing agreement, a master servicer and each servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans and Contracts, a master servicer or servicer may, for example, grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the master servicer or servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan. In addition, unless otherwise specified in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, commercial loan or mixed-use loan, the master servicer or servicer will be permitted, subject to any specific limitations set forth in the related pooling and servicing agreement or servicing agreement and described in the related prospectus supplement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated maturity date or otherwise adjusting the payment schedule, provided that the modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

         In the case of multifamily loans, commercial loans and mixed-use loans, a mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily, commercial or mixed-use loan that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. Generally, the related master servicer or servicer will be required to monitor any multifamily loan or commercial loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take any other actions as are consistent with the servicing standard described above and in the pooling and servicing agreement or servicing agreement. A significant period of time may elapse before the master servicer or servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer or servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the securityholders of the related series may vary considerably depending on the particular multifamily, commercial or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer or servicer may not be permitted to accelerate the maturity of the related multifamily, commercial or mixed-use loan or to foreclose on the mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans."

         Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. In any case in which a mortgaged property is being conveyed by the mortgagor, the master servicer will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights, or cause the servicer of the mortgage loan to exercise its rights, to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer or servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer or servicer determines that it is reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the master servicer or servicer may enter into (1) an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage note subject to specified conditions and the mortgagor, to the extent permitted by applicable law, remains liable thereon or
(2) a substitution of liability agreement pursuant to which the original mortgagor is released from liability and the person to whom the property has been or is about to be conveyed is substituted for the original mortgagor and becomes liable under the mortgage note, subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the master servicer or servicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. The master servicer or servicer will determine whether to exercise any right the trustee may have under any due-on-sale or due-on-encumbrance provision in a multifamily loan, commercial loan or mixed-use loan in a manner consistent with the servicing standard. The master servicer or servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See "Legal Aspects of Mortgage Loans--Enforceability of Certain Provisions." FHA loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

         Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer or the servicer may approve a request if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer or servicer for processing these requests will be retained by the master servicer or servicer, as the case may be, as additional servicing compensation.

         In the case of mortgage loans secured by junior liens on the related mortgaged properties, the master servicer will be required to file, or cause the servicer of the mortgage loans to file, of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose the junior lienholder's equity of redemption. The master servicer also will be required to notify, or cause the servicer of the mortgage loan to notify, any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer or a servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, the master servicer will be required to take, or cause the servicer of the related mortgaged property to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related securityholders, and/or to preserve the security of the related mortgage loan, subject to the REMIC Provisions, if applicable. The master servicer will be required to advance, or cause the servicer of the mortgage loan to advance, the necessary funds to cure the default or reinstate the superior lien, if the advance is in the best interests of the related securityholders and the master servicer or the servicer, as the case may be, determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

         The master servicer for any mortgage pool will also be required to perform, or cause the servicers of the mortgage loans in the mortgage pool to perform, other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for payment of taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items; adjusting mortgage rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement. See "Description of Credit Enhancement."

SPECIAL SERVICERS

         If and to the extent specified in the related prospectus supplement, a special servicer may be a party to the related pooling and servicing agreement or servicing agreement or may be appointed by the master servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.

REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS

         Except as described below, the master servicer will be required, in a manner consistent with the servicing standard, to, or to cause the servicers of the mortgage loans to, foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the related mortgage pool that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan. The master servicer and each servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer's or applicable servicer's actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related trust fund. In addition, neither the master servicer nor any other servicer will be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related securityholders after reimbursement to itself for these expenses and (2) these expenses will be recoverable to it from related Insurance Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Distribution Account in accordance with the pooling and servicing agreement or servicing agreement).

         However, unless otherwise specified in the related prospectus supplement, neither the master servicer nor any other servicer may acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of securityholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or an "operator" of such mortgaged property within the meaning of federal environmental laws, unless the master servicer or the servicer of the mortgage loan has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that either:

                  (1) the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

                  (2) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See "Legal Aspects of Mortgage Loans--Environmental Legislation."

         Neither the master servicer nor any other servicer will be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer or servicer, as applicable, will not be liable to the securityholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer or such servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

         With respect to a mortgage loan in default, the master servicer or servicer of the mortgage loan may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, neither the master servicer nor the servicer of the mortgage loan is required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related trust fund if it has not been removed previously. The master servicer or servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if a substantial portion or all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer or servicer, as applicable, from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer and servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

         As provided above, the master servicer or a servicer may pass through less than the full amount it expects to receive from the related mortgage loan; however, the master servicer or servicer may only do this if the master servicer or servicer reasonably believes it will maximize the proceeds to the securityholders in the aggregate. To the extent the master servicer or servicer receives additional recoveries following liquidation, the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the trust as Liquidation Proceeds. In the event the amount of the Realized Loss is restated, the amount of overcollateralization or the principal balance of the most subordinate class of securities in the trust may be increased. However, the holders of any securities whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their securities was lower.

         With respect to a series of securities, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan will be removed from the trust fund prior to the final liquidation thereof. In addition, a pooling and servicing agreement or servicing agreement may grant to the depositor, an affiliate of the depositor, the master servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of securities of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of securityholders to principal and interest, it will be specified in the related prospectus supplement. Furthermore, a pooling and servicing agreement or a servicing agreement may authorize the master servicer or servicer of the mortgage loan to sell any defaulted mortgage loan if and when the master servicer or servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to securityholders on a present value basis than would liquidation of the related mortgaged property.

         In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of securityholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust fund until the mortgaged property is sold and all recoverable Liquidation Proceeds and Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to securityholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the trust fund.

         If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer, on behalf of the trust fund, will be required to sell, or cause the servicer of the mortgage loan to sell, the mortgaged property within three years of acquisition, unless (1) the IRS grants an extension of time to sell the property or (2) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund for more than three years after its acquisition will not result in the imposition of a tax on the trust fund or cause the trust fund to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding. Subject to the foregoing and any other tax-related constraints, the master servicer generally will be required to solicit bids, or to cause a servicer to solicit bids, for any mortgaged property so acquired in a manner as will be reasonably likely to realize a fair price for the property. If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the master servicer will also be required to ensure that the mortgaged property is administered so that it constitutes "foreclosure property"within the meaning of Section 860G(a)(8) of the Code at all times, that the sale of the property does not result in the receipt by the trust fund of any income from non-permitted assets as described in Section 860F(a)(2)(B) of the Code, and that the trust fund does not derive any "net income from foreclosure property" within the meaning of Section 860G(c)(2) of the Code with respect to the property.

         If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer or the servicer, as applicable, with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the trust fund will realize a loss in the amount of the difference. The master servicer or servicer, as applicable, will be entitled to reimburse itself from the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of Liquidation Proceeds to securityholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. If so provided in the related prospectus supplement, the applicable form of credit enhancement may provide for reinstatement subject to specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer or servicer, as applicable, will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise. For a description of the master servicer's (or other specified person's) obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see "Description of Credit Enhancement" and "Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder."

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; RETAINED INTEREST

         The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into the applicable Distribution Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, to the extent not permitted to be retained by the servicer of the mortgage loan, the master servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Distribution Account. Any additional servicing compensation will be described in the related prospectus supplement.

         The principal servicing compensation to be paid to each servicer in respect of its servicing activities for a series of securities will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan serviced by such servicer, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into such servicer's Protected Account. This portion of the servicing fee will be calculated with respect to each mortgage loan serviced by a servicer by multiplying the fee by the principal balance of the mortgage loan. In addition, each servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in its Protected Account. Any additional servicing compensation will be described in the related prospectus supplement.

         The master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the pooling and servicing agreement or servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the security registrar, and payment of expenses incurred in enforcing the obligations of the servicers and the Sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of the servicers and the Sellers under limited circumstances. In addition, the master servicer and each servicer will be entitled to reimbursements for some of its expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of securityholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related prospectus supplement, the master servicer and each servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer and each servicer will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement.

         The prospectus supplement for a series of securities will specify whether there will be any interest in the mortgage loans retained by the depositor. Any retained interest will be a specified portion of the interest payable on each mortgage loan in a mortgage pool and will not be part of the related trust fund. Any retained interest will be established on a loan-by-loan basis and the amount thereof with respect to each mortgage loan in a mortgage pool will be specified on an exhibit to the related pooling and servicing agreement or servicing agreement. Any partial recovery of interest in respect of a mortgage loan will be allocated between the owners of any retained interest and the holders of classes of securities entitled to payments of interest as provided in the related prospectus supplement and the applicable pooling and servicing agreement or servicing agreement.

         If and to the extent provided in the related prospectus supplement, the master servicer and the servicers may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest Shortfalls resulting from mortgagor prepayments during that period. See "Yield Considerations."

EVIDENCE AS TO COMPLIANCE

         Each pooling and servicing agreement and servicing agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the depositor and the trustee (and to the master servicer if such statement is being furnished with respect to a servicer) to the effect that, on the basis of an examination by the firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac, the servicing of mortgage loans under agreements (including the related pooling and servicing agreement or servicing agreement) substantially similar to each other was conducted in compliance with the agreements except for significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac requires it to report. In rendering its statement the firm may rely, as to the matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for mortgages serviced for Freddie Mac (rendered within one year of the statement) of firms of independent public accountants with respect to those subservicers which also have been the subject of this type of examination. If the master servicer has not, during the course of a fiscal year, directly serviced any of the mortgage loans, such accountants statement will only be provided with respect to the servicers of the mortgage loans and no such accountants statement will be provided with respect to the master servicer.

         Each pooling and servicing agreement and servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by one or more officers of the master servicer to the effect that, to the best knowledge of each officer, the master servicer has fulfilled in all material respects its obligations under the pooling and servicing agreement or servicing agreement throughout the preceding year or, if there has been a material default in the fulfillment of any obligation, the statement shall specify each known default and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one pooling and servicing agreement or servicing agreement. In addition, pursuant to its respective servicing agreement, one or more officers of each servicer will also be required to provide the foregoing annual statement to the master servicer prior to the time that the master servicer is required to deliver its annual statement to the trustee.

         Copies of the annual accountants' statement and the annual statement of officers of a master servicer may be obtained by securityholders without charge upon written request to the master servicer or trustee.


                          DESCRIPTION OF THE SECURITIES

GENERAL

         The securities will be issued in series. Each series of certificates (or, in some instances, two or more series of certificates) will be issued pursuant to a pooling and servicing agreement, similar to one of the forms filed as an exhibit to the registration statement of which this prospectus is a part. Each pooling and servicing agreement will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Each series of notes (or, in some instances, two or more series of notes) will be issued pursuant to an indenture between the related Issuer and the trustee, similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The trust fund will be created pursuant to an owner trust agreement between the depositor and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Qualified counsel will render an opinion to the effect that the trust fund's assets will not be considered assets of the Seller or the depositor in the event of the bankruptcy of the Seller or the depositor. The following summaries (together with additional summaries under "The Agreements" below) describe the material provisions relating to the securities common to each Agreements.

         Certificates of each series covered by a particular pooling and servicing agreement will evidence specified beneficial ownership interests in a separate trust fund created pursuant to the pooling and servicing agreement. Each series of notes covered by a particular indenture will evidence indebtedness of a separate trust fund created pursuant to the related owner trust agreement. A trust fund will consist of, to the extent provided in the pooling and servicing agreement or owner trust agreement:

         o the mortgage loans (and the related mortgage documents) or interests therein (including any mortgage securities) underlying a particular series of securities as from time to time are subject to the pooling and servicing agreement or servicing agreement, exclusive of, if specified in the related prospectus supplement, any interest retained by the depositor or any of its affiliates with respect to each mortgage loan;

         o all payments and collections in respect of the mortgage loans or mortgage securities due after the related cut-off date, as from time to time are identified as deposited in respect thereof in the related Protected Account, Distribution Account or any other account established pursuant to the Agreement as described below;

         o any property acquired in respect of mortgage loans in the trust fund, whether through foreclosure of a mortgage loan or by deed in lieu of foreclosure;

         o hazard insurance policies, Primary Insurance Policies, FHA insurance policies and VA guarantees, if any, maintained in respect of mortgage loans in the trust fund and the proceeds of these policies;

         o  U.S. Government Securities;

         o the rights of the depositor under any mortgage loan purchase agreement, including in respect of any representations and warranties therein; and

         o any combination, as and to the extent specified in the related prospectus supplement, of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, or currency or interest rate exchange agreements as described under "Description of Credit Enhancement" or any other form of credit enhancement as may be described in the related prospectus supplement.

         If provided in the related prospectus supplement, the original principal amount of a series of securities may exceed the principal balance of the mortgage loans or mortgage securities initially being delivered to the trustee. Cash in an amount equal to this difference will be deposited into a pre-funding account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans or mortgage securities for the related trust fund. Any amounts remaining in the pre-funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of securities at the time and in the manner set forth in the related prospectus supplement.

         Each series of securities may consist of any one or a combination of the following:

         o  a single class of securities;

         o two or more classes of securities, one or more classes of which may be senior in right of payment to one or more of the other classes, and as to which some classes of senior (or subordinate) securities may be senior to other classes of senior (or subordinate) securities, as described in the respective prospectus supplement;

         o two or more classes of securities, one or more classes of which will be Strip Securities;

         o two or more classes of securities which differ as to the timing, sequential order, rate, pass-through rate or amount of distributions of principal or interest or both, or as to which distributions of principal or interest or both on a class may be made upon the occurrence of specified events, in accordance with a schedule or formula (including "planned amortization classes" and "targeted amortization classes"), or on the basis of collections from designated portions of the mortgage pool, and which classes may include one or more classes of Accrual Securities;

         o a Call Class of securities which has the right to direct the trustee to redeem a Callable Class or Classes of securities (which Call Class and its related Callable Class or Classes will be issued pursuant to a separate trust agreement);

         o other types of classes of securities, as described in the related prospectus supplement.

With respect to any series of notes, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related notes. As to each series, the offered securities will be rated in one of the four highest rating categories by one or more Rating Agencies. Credit support for the offered securities of each series may be provided by a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund, currency or interest rate exchange agreement, overcollateralization, cross-collateralization or by the subordination of one or more other classes of securities, each, as described under "Description of Credit Enhancement," or by any combination of the foregoing.

         If so specified in the prospectus supplement relating to a series of certificates, one or more elections may be made to treat the related trust fund, or a designated portion thereof, as a REMIC. If an election is made with respect to a series of certificates, one of the classes of certificates in the series will be designated as evidencing the sole class of "residual interests" in each related REMIC, as defined in the Code; alternatively, a separate class of ownership interests will evidence the residual interests. All other classes of certificates in the series will constitute "regular interests" in the related REMIC, as defined in the Code. As to each series of certificates as to which a REMIC election is to be made, the master servicer, trustee or other specified person will be obligated to take specified actions required in order to comply with applicable laws and regulations.

FORM OF SECURITIES

         Except as described below, the offered securities of each series will be issued as physical certificates or notes in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferrable and exchangeable at the corporate trust office of the registrar named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of offered securities, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. A "securityholder" or "holder" is the entity whose name appears on the records of the registrar (consisting of or including the security register) as the registered holder of a security.

         If so specified in the related prospectus supplement, specified classes of a series of securities will be initially issued through the book-entry facilities of DTC. As to any class of DTC Registered Securities, the recordholder of the securities will be DTC's nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds securities for its participants and facilitates the clearance and settlement of securities transactions between participants through electronic book-entry changes in the accounts of participants. Intermediaries have indirect access to DTC's clearance system.

         If securities are issued as DTC Registered Securities, no Beneficial Owner will be entitled to receive a security representing its interest in registered, certificated form, unless either (1) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or (2) the depositor elects, with the consent of the Beneficial Owners, to discontinue the registration of the securities through DTC. Prior to one of these events, Beneficial Owners will not be recognized by the trustee or the master servicer as holders of the related securities for purposes of the related pooling and servicing agreement or indenture, and Beneficial Owners will be able to exercise their rights as owners of the securities only indirectly through DTC, participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Securities may do so only through DTC, either directly if the Beneficial Owner is a participant or indirectly through participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC Registered Securities will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a Beneficial Owner to pledge

DTC Registered Securities to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the securities, may be limited because of the lack of physical certificates or notes evidencing the securities and because DTC may act only on behalf of participants.

         Distributions in respect of the DTC Registered Securities will be forwarded by the trustee or other specified person to DTC, and DTC will be responsible for forwarding the payments to participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their securities. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Securities under the pooling and servicing agreement or indenture only at the direction of one or more participants to whose account the DTC Registered Securities are credited and whose aggregate holdings represent no less than any minimum amount of Percentage Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of holders of securities of any class to the extent that participants authorize these actions. None of the master servicer, the depositor, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Securities, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

GLOBAL SECURITIES

         Some of the offered securities may be Global Securities. Except in some limited circumstances, the Global Securities will be available only in book-entry form. Investors in the Global Securities may hold those Global Securities through any of DTC, Clearstream, or Euroclear System (in Europe). The Global Securities will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

         Secondary market trading between investors through Clearstream and Euroclear System will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear System and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear System and DTC participants holding interests in Global Securities will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear System (in that capacity) and as DTC participants.

         Non-U.S. holders (as described below) of interests in Global Securities will be subject to U.S. withholding taxes unless those holders meet various requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear System will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants.

         Investors electing to hold their interests in Global Securities through DTC will follow DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their interests in Global Securities through Clearstream or Euroclear System accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no "lock-up" or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Secondary market trading between DTC participants will occur in accordance with DTC rules. Secondary market trading between Clearstream participants or Euroclear System participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear System participant, the purchaser will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. Clearstream or Euroclear System will instruct the relevant depositary, as the case may be, to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or Euroclear System participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails),the Clearstream or Euroclear System cash debit will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear System participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear System. Under this approach, they may take on credit exposure to Clearstream or Euroclear System until the Global Securities are credited to their account one day later. As an alternative, if Clearstream or Euroclear System has extended a line of credit to them, Clearstream participants or Euroclear System participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear System participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although the result will depend on each Clearstream participant's or Euroclear System participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Securities to the respective European depositary for the benefit of Clearstream participants or Euroclear System participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         Due to time zone differences in their favor, Clearstream participants and Euroclear System participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear System through a Clearstream participant or Euroclear System participant at least one business day prior to settlement. In these cases Clearstream or Euroclear System will instruct the respective depositary, as appropriate, to credit the Global Securities to the DTC participant's account against payment. Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of Clearstream participant or Euroclear System participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear System participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear System participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear System participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear System and that purchase interests in Global Securities from DTC participants for delivery to Clearstream participants or Euroclear System participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         o borrowing through Clearstream or Euroclear System for one day (until the purchase side of the trade is reflected in their Clearstream or Euroclear System accounts) in accordance with the clearing system's customary procedures;

         o borrowing the Global Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream or Euroclear System account in order to settle the sale side of the trade; or

         o staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear System participant.

         A beneficial owner of interests in Global Securities holding securities through Clearstream or Euroclear System (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial holders of interests in Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of that change.

         A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Non-U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Holdership, Exemption or Reduced Rate Certificate). Form W-8BEN may be filed by Noteholders or their agent.

         U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

         The holder of an interest in a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective for three calendar years. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a U.S. Person.

This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

EXCHANGEABLE SECURITIES

         Generally. As the relevant prospectus supplement will discuss, certain series will provide for the issuance of one or more classes of exchangeable securities. In any such series, the holders of one or more of the specified classes of exchangeable securities will be entitled, upon notice and payment to the trustee of an administrative fee, to exchange all or a portion of such classes for proportionate interests in one or more of the other specified classes of exchangeable securities. The classes of exchangeable securities that are exchangeable for one another will be referred to as being "related" to one another, and related classes of exchangeable securities will be referred to as"combinations." The combinations for the exchangeable securities in a series, if any, will be described in the prospectus supplement for that series.

         In each series that includes exchangeable securities, all of the classes of exchangeable securities listed on the cover page of the related prospectus supplement will be issued. The classes that are to be the basis for the exchange arrangements will be deposited in a separate trust fund, referred to herein as, the exchangeable securities trust fund, which will be established pursuant to a trust agreement between a trustee and the depositor. The trustee for the trust fund which issues the securities may serve as trustee of the exchangeable securities trust fund. The exchangeable securities trust fund initially will issue classes of exchangeable securities that are identical in all respects to the classes of securities deposited in such trust fund. At any time after their issuance, including immediately after issuance, these classes of exchangeable securities may be exchanged, in whole or in part, for other related classes of exchangeable securities that are part of the same combination, as specified in the related prospectus supplement. When an exchange is effected, the exchangeable securities trust fund will cancel the relevant portion or portions of the class or classes of exchangeable securities that are being exchanged and will issue the corresponding portion or portions of the class or classes of other related exchangeable securities into which such class or classes of securities are exchangeable. Exchangeable securities received in an exchange may subsequently be exchanged for other exchangeable securities that are part of the same combination. This process may be repeated again and again. Each exchangeable security issued by an exchangeable securities trust fund will represent a beneficial ownership interest in the class or classes of securities deposited in such trust fund.

         In general, the descriptions in this prospectus of classes of securities of a series also apply to the classes of exchangeable securities of that series, except where the context requires otherwise. For example, the classes of exchangeable securities of a series are entitled to receive payments of principal and/or interest, are issued in book-entry form or as physical securities to securityholders in prescribed denominations, may be provided with credit enhancements, and are subject to yield and prepayment considerations, in the same manner and to the same extent as are the other classes of securities of such series. Similarly, the discussions under "ERISA Considerations" and "Legal Investment Matters" apply to exchangeable securities as well as securities.

         Exchanges. The ability of a holder to exchange exchangeable securities for other exchangeable securities within a combination will be subject to three constraints, as follows:

         o The aggregate principal amount (rounded to whole dollars) of the exchangeable securities received in the exchange, immediately after the exchange, must equal that of the exchangeable securities surrendered for exchange immediately before the exchange (for this purpose, the principal amount of any interest only class will always equal $0).

         o The aggregate amount of annual interest (rounded to whole dollars) payable with respect to the exchangeable securities received in the exchange must equal that of the exchangeable securities surrendered for exchange.

         o Such classes must be exchanged in the applicable exchange proportions, if any, shown in the related prospectus supplement, which, as described below, are based at all times on the original principal amounts (or original notional amounts, if applicable) of such classes.

         Within any particular series, more than one type of combination may exist. For example, a class of exchangeable securities with an interest rate that varies directly with changes in an index and a class of exchangeable securities with an interest rate that varies inversely with changes in an index may be exchangeable for a class of exchangeable securities with a fixed interest rate. Under another combination, a class of exchangeable securities that is a principal only class and a class of exchangeable securities that is an interest only class may be exchangeable for a class of exchangeable securities that pays both principal and interest. Further, a class of exchangeable securities that accretes all of its interest for a period (such accreted interest being added to the principal of such class) and a class of exchangeable securities that receives principal payments from such accretions may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives interest until it is retired. Under another combination, a class of exchangeable securities that is designed to receive principal payments in accordance with a predetermined schedule derived by assuming two constant prepayment rates for the underlying mortgage loans or a planned amortization class and a class of exchangeable securities that receives principal payments on any distribution date only if scheduled payments have been made on the planned amortization class may be exchangeable for a class of exchangeable securities that receives payments of principal continuously from the first distribution date on which it receives principal until it is retired and that also receives a coupon. The foregoing examples describe only some of the types of combinations that are possible.

         Set forth below are additional examples that illustrate in simple mathematical terms how certain combinations might operate. The first example shows a combination in which exchangeable securities, which are referred to in the examples below with the abbreviation, ES, of a principal only class and exchangeable securities of an interest bearing class are exchangeable for exchangeable securities of a class that has the aggregate characteristics of the two original classes of exchangeable securities:

                     ORIGINAL                                               MAXIMUM ORIGINAL
  CLASS          PRINCIPAL AMOUNT     INTEREST RATES          CLASS         PRINCIPAL AMOUNT     INTEREST RATE
  -----          ----------------     --------------          -----         ----------------     -------------
   ES-1             $20,000,000            10%                ES-2            $40,000,000            5%
   ES-P*            $20,000,000

- ---------------------
* Class ES-P is a principal only class and will receive no interest.

         The following example illustrates a Combination of a floating rate exchangeable security and an inverse floating rate exchangeable security which are exchangeable for a single class of exchangeable securities with a fixed interest rate:

                    ORIGINAL                                               MAXIMUM ORIGINAL
 CLASS          PRINCIPAL AMOUNT     INTEREST RATES          CLASS         PRINCIPAL AMOUNT     INTEREST RATE
 -----          ----------------     --------------          -----         ----------------     -------------
  ES-3             $9,333,330        LIBOR + 0.75%           ES-5            $11,333,330             7%
  ES-4             $2,000,000      36.16666 - (LIBOR
                                      x 4.666667)

         In the following Combination, a exchangeable security that pays both principal and interest is exchangeable for two exchangeable securities, one of which pays only interest and the other pays only principal:

                   ORIGINAL                                               MAXIMUM ORIGINAL
CLASS          PRINCIPAL AMOUNT     INTEREST RATES          CLASS         PRINCIPAL AMOUNT     INTEREST RATE
- -----          ----------------     --------------          -----         ----------------     -------------
 ES-5             $20,000,000            10%                ES-P*           $20,000,000
                                                           ES-X**           $20,000,000             10%
                                                                           (notional)***

- ---------------------
  * Class ES-P is a principal only class and will receive no interest.
 ** Class ES-X is an interest only class and will receive no principal.
*** Notional principal amount of ES-X Class being exchanged equals principal amount of ES-P Class being exchanged.

         In some series, a combination may include a number of classes of exchangeable securities that are exchangeable for one another and that will enable a holder of one of the classes of exchangeable securities to exchange it for another class of exchangeable securities with a higher or lower coupon. As discussed below, any such exchange also will require the issuance of a third class of exchangeable securities that will pay only principal or interest, respectively. The following table illustrates such a Combination:

                    ORIGINAL                                           MAXIMUM ORIGINAL
 CLASS          PRINCIPAL AMOUNT     INTEREST RATES      CLASS         PRINCIPAL AMOUNT     INTEREST RATE
 -----          ----------------     --------------      -----         ----------------     -------------
  ES-6             $20,000,000           7.00%           ES-X*           $20,000,000            7.00%
                                                                          (notional)
                                                         ES-7             20,000,000            6.00
                                                         ES-8             20,000,000            6.25
                                                         ES-9             20,000,000            6.50
                                                         ES-10            20,000,000            6.75
                                                         ES-11            19,310,344            7.25
                                                         ES-12            18,666,666            7.50
                                                         ES-13            18,064,516            7.75
                                                         ES-14            17,500,000            8.00
                                                         ES-P**           20,000,000            0.00

- ---------------------
 * Class ES-X is an interest only class and will receive no principal. ** Class ES-P is a principal only class and will receive no interest.

         The foregoing table shows the maximum amount of each other ES Class that can be created from the related Class ES-6 exchangeable security. Such amounts could not exist concurrently, as any combination is limited to the amount of principal and interest distributable on the related exchangeable security to be exchanged. One method of calculating the maximum amount that can be created in a specific combination is to determine the aggregate amount of annual interest (rounded to whole dollars) applicable to the exchangeable security to be exchanged, and divide such interest amount by the coupon of the desired exchangeable security. The resulting principal amount can in no case be greater than the principal amount of exchangeable securities to be exchanged. For example, using the foregoing table, if Class ES-12 is desired, the maximum original principal amount of the Class ES-12 exchangeable securities that could be created would be $18,666,666, an amount arrived at by dividing the aggregate amount of annual interest (rounded to whole dollars) payable with respect to the Class ES-6 Securities ($1,400,000) by the interest rate of the Class ES-12 exchangeable securities (7.50%). Since all of the available annual interest (rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities would be used to create the Class ES-12 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-6 principal in the amount of $1,333,334 (calculated by subtracting the Class ES-12 exchangeable securities original principal amount from the Class ES-6 exchangeable securities original principal amount).

         Similarly, if Class ES-9 exchangeable securities are desired, dividing the aggregate of the annual interest (rounded to whole dollars) payable with respect to the Class ES-6 exchangeable securities ($1,400,000) by the interest rate of the Class ES-9 exchangeable securities (6.50%) would indicate an original principal amount of $21,538,461. However, since the Class ES-6 exchangeable securities have a principal balance of $20,000,000, only $20,000,000 of the Class ES-9 exchangeable securities could be created. The aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-9 exchangeable securities would be $20,000,000 multiplied by 6.50% or $1,300,000. Since the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-6 exchangeable securities is $1,400,000, the interest only Class ES-X exchangeable securities would be created to receive the remaining $100,000 of interest. The notional amount of such securities would be calculated by dividing the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-X exchangeable securities ($100,000) by the interest rate applicable to Class ES-X exchangeable securities (7.00%) to determine the notional amount ($1,428,571).

         Under the terms of this combination, the Class ES-9 exchangeable securities described in the preceding paragraph might also be exchangeable for the Class ES-14 exchangeable securities. If the aggregate of the annual interest (rounded to whole dollars) payable to the Class ES-9 exchangeable securities ($1,300,000) is divided by the interest rate on the Class ES-14 exchangeable securities (8.00%), the maximum original principal amount of the Class ES-14 exchangeable securities that can be created is $16,250,000. Since all of the available annual interest (rounded to whole dollars) payable with respect to the Class ES-9 exchangeable securities would be used to create the Class ES-14 exchangeable securities, principal only Class ES-P exchangeable securities would be created to receive the remainder of the Class ES-9 principal in the amount of $3,750,000 (calculated by subtracting the Class ES-14 exchangeable securities original principal amount from the Class ES-9 exchangeable securities original principal amount).

         The foregoing examples highlight various combinations of exchangeable securities which differ in interest characteristics such as, interest only classes, principal only classes and classes which have principal amounts and bear interest. In certain series, a security holder may also be able to exchange its exchangeable securities for other exchangeable securities that have different principal payment characteristics. For example, an exchange of two or more classes of exchangeable securities for a single class of exchangeable securities may result in an exchangeable security with the aggregate principal payment characteristics of the multiple classes of exchangeable securities for which it was exchanged. In addition, in certain series, exchangeable securities may be exchangeable for other exchangeable securities with different credit characteristics. For example, a class that is senior in priority of payment may be combined with a subordinated class, to create a new class with the aggregate credit characteristics of the two classes that were combined.

         At any given time, a number of factors will limit a securityholder's ability to exchange exchangeable securities for other exchangeable securities. A securityholder must, at the time of the proposed exchange, own the class or classes which are permitted to be exchanged in the proportions necessary to effect the desired exchange. A securityholder that does not own such class or classes or the necessary amounts of such class or classes may not be able to obtain the desired class or classes of exchangeable securities. The securityholder of a needed class may refuse or be unable to sell at a reasonable price or at any price, or certain classes may have been purchased and placed into other financial structures. ERISA may restrict or other transfer restrictions may apply to certain of the exchangeable securities in a combination, but not to others. In addition, principal payments and prepayments will, over time, diminish the amounts available for exchange.

         Procedures and Exchange Proportions. To effect an exchange, a securityholder must notify the trustee or follow other procedures as described in the related prospectus supplement. The securityholder must give such notice in writing or by telefax not later than five business days before the proposed exchange date (which date, subject to the trustee's approval, can be any business day other than the first or last business day of the month) or as otherwise specified in the related prospectus supplement. The notice must include the outstanding principal (or notional) amount of the securities to be exchanged and the securities to be received, and the proposed exchange date. Promptly after the securityholder has given the required notice, the trustee will provide instructions for delivering the securities and the payment of the administrative fee to the trustee by wire transfer. A securityholder's notice becomes irrevocable on the second business day before the proposed exchange date or as otherwise specified in the related prospectus supplement.

         An exchanging securityholder will pay an administrative fee to the trustee in connection with each exchange as specified in the related prospectus supplement. In the case of classes of exchangeable securities issued in book-entry form, any exchanges will be subject to the rules, regulations and procedures applicable to DTC's book-entry securities.

         Where exchange proportions are shown in the related prospectus supplement for classes of exchangeable securities, the trustee will follow the convention of basing such proportions on the original, rather than on the outstanding, principal or notional principal amounts of such classes. If such classes receive principal payments pro rata with each other, the exchange proportions also will apply to their outstanding principal amounts. If such classes do not receive principal payments pro rata with each other, an investor can calculate current exchange proportions for such classes, based on their outstanding principal amounts, by (1) multiplying the exchange proportion shown in the related prospectus supplement for each such class by its current Class Factor and (2) dividing each resulting percentage by the sum of such percentages. The trustee will include the Class Factor for each class of outstanding exchangeable securities having a principal amount in the statements it furnishes to securityholders in connection with each distribution date. The current Class Factor also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. A Class Factor for each interest only class having a notional amount will be included in the statements the trustee furnishes to securityholders in connection with each distribution date and also will be available to securityholders from the depositor or the trustee upon request as specified in the related prospectus supplement. Such a Class Factor will reflect the remaining notional amount of the interest only class in an analogous manner.

         The first payment on an exchangeable security received in an exchange transaction will be made on the distribution date in the month following the month of the exchange or as specified in the related prospectus supplement. Such payment will be made to the securityholder of record as of the applicable record date.

ASSIGNMENT OF TRUST FUND ASSETS

         At the time of issuance of a series of securities, the depositor will assign, or cause to be assigned, to the related trustee (or its nominee),without recourse, the mortgage loans or mortgage securities being included in the related trust fund, together with, all principal and interest received on or with respect to the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date. If specified in the related prospectus supplement, the depositor or any of its affiliates may retain an interest in the trust fund assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the securities of the series to or at the direction of the depositor in exchange for the mortgage loans and/or mortgage securities in the related trust fund. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related pooling and servicing agreement or servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related trust fund as of the cut-off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the Loan-to-Value Ratio at origination or modification (without regard to any secondary financing).

         In addition, the depositor will, as to each mortgage loan, other than
(1) mortgage loans underlying any mortgage securities and (2) Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

         o the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

         o the mortgage with evidence of recording indicated on the mortgage (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

         o an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form (or, with respect to a cooperative mortgage loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or occupancy agreements),

         o any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),

         o if applicable, any riders or modifications to the mortgage note and mortgage,

         o if the mortgage loan is secured by additional collateral, certain security and assignment documents relating to the pledge of the additional collateral, and

         o any other documents set forth in the related pooling and servicing agreement, mortgage loan purchase agreement or servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

         Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related pooling and servicing agreement or servicing agreement because the mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment because the applicable jurisdiction retains the originals of such documents, the depositor will deliver photocopies of such documents containing an original certification by the judicial or other governmental authority of the jurisdiction where such documents were recorded. Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office, except (1) where recordation is not required by the Rating Agencies rating the applicable securities, (2) in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan or (3) where Mortgage Electronic Registration Systems, Inc. is identified on the mortgage or a properly recorded assignment of mortgage as the mortgagee of record solely as nominee for a Seller and its successors and assigns. In addition, the depositor shall not be required to deliver intervening assignments or mortgage note endorsements between the underlying sellers of the mortgage loans and the Seller, between the Seller and the depositor and between the depositor and the trustee.

         As to each Contract, the depositor will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

         o the original Contract endorsed, without recourse, to the order of the trustee,

         o copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, and

         o a blanket assignment to the trustee of all Contracts in the related trust fund and the related documents and instruments.

In order to give notice of the right, title and interest of the securityholders to the Contracts, the depositor will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

         The depositor will, as to each mortgage security included in a mortgage pool, deliver, or cause to be delivered, to the related trustee (or the custodian), either (i) cause an electronic transfer of that security or (ii) provide a physical certificate or note evidencing the mortgage security, registered in the name of the related trustee (or its nominee), or endorsed in blank or to the related trustee (or its nominee), or accompanied by transfer documents sufficient to effect a transfer to the trustee (or its nominee).

         The trustee (or the custodian) will hold the documents in trust for the benefit of the related securityholders, and generally will review the documents within 180 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related pooling and servicing agreement or indenture, and within the time period specified in the related pooling and servicing agreement or indenture in the case of all other documents delivered. If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master servicer, the depositor, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of securityholders in the affected mortgage loan or mortgage security, then, the related Seller will be obligated to repurchase the mortgage loan or mortgage security from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under "The Mortgage Pools--Representations of Sellers," to substitute for the mortgage loan or mortgage security). The trustee will be obligated to enforce this obligation of the Seller to the extent described above under "The Mortgage Pools--Representations by Sellers," but there can be no assurance that the applicable Seller will fulfill its obligation to repurchase (or substitute for) the affected mortgage loan or mortgage security as described above. The depositor will not be obligated to repurchase or substitute for the mortgage loan or mortgage security if the Seller defaults on its obligation to do so. This repurchase or substitution obligation constitutes the sole remedy available to the related securityholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan or mortgage security not so repurchased or substituted for shall remain in the related trust fund.

         The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans and/or mortgage securities in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans and/or mortgage securities, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the securities will be set forth in the related prospectus supplement. A custodian may be an affiliate of the depositor or the master servicer.

         Except as to mortgage loans underlying any mortgage securities, the Seller will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan (for example, the original Loan-to-Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the securityholders in a mortgage loan, the Seller will be obligated to cure the breach in all material respects, to repurchase the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified Substitute Mortgage Loan in accordance with the provisions for substitution by Sellers as described above under "The Mortgage Pools--Representations by Sellers." This repurchase or substitution obligation constitutes the sole remedy available to securityholders or the trustee for a breach of a representation by a Seller. Any mortgage loan not so repurchased or substituted for shall remain in the related trust fund.

         Pursuant to the related pooling and servicing agreement or servicing agreement, the master servicer for any mortgage pool, either directly or through servicers, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under "Servicing of Mortgage Loans." Each of the depositor and the master servicer will make limited representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the pooling and servicing agreement or servicing agreement.

DISTRIBUTION ACCOUNT

         General. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained a Distribution Account, which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. A Distribution Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any Permitted Investments shall not cause the depositor to register under the Investment Company Act of 1940. Any interest or other income earned on funds in the Distribution Account will be paid to the related master servicer or trustee as additional compensation or will be available for payments on the securities as provided in the prospectus supplement. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Distribution Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

         Deposits. With respect to each series of securities, the related master servicer, servicers, trustee or special servicer will be required to deposit or cause to be deposited in the Distribution Account for the related trust fund within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the servicers, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans and/or mortgage securities in the trust fund (other than payments due on or before the cut-off date):

         o all payments on account of principal, including principal prepayments, on the mortgage loans;

         o all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any servicer or any special servicer as its servicing compensation or as compensation to the trustee, and further net of any retained interest of the depositor;

         o  all payments on the mortgage securities;

         o  all payments on the U.S. Government Securities (if any);

         o  all Insurance Proceeds and Liquidation Proceeds;

         o any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of securities as described under "Description of Credit Enhancement";

         o  any advances made as described under "--Advances" below;

         o any Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) required to be paid to securityholders, as described below;

         o any amounts paid by the master servicer and the servicers to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Retained Interest";

         o to the extent that any item does not constitute additional servicing compensation to the master servicer, a servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges or prepayment premiums on the mortgage loans;

         o any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Distribution Account; and

         o any other amounts required to be deposited in the Distribution Account as provided in the related pooling and servicing agreement or the related servicing agreement and indenture and described in this prospectus or in the related prospectus supplement.

         With respect to each buydown mortgage loan, the master servicer will be required to deposit, or cause the related servicer to deposit, the related Buydown Funds provided to it in a Buydown Account which will comply with the requirements set forth in this prospectus with respect to the Distribution Account. The terms of all buydown mortgage loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (1) the total payments to be made from the funds pursuant to the related buydown plan or (2) if the Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer, any servicer nor the depositor will be obligated to add to any discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the Seller, distributions to securityholders may be affected. With respect to each buydown mortgage loan, the master servicer will be required monthly to withdraw from the Buydown Account and deposit, or cause the servicer of the mortgage loans to withdraw from the Buydown Account and deposit, in the Distribution Account as described above the amount, if any, of the Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) for each buydown mortgage loan that, when added to the amount due from the mortgagor on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan.

         If the mortgagor on a buydown mortgage loan prepays the mortgage loan in its entirety during the Buydown Period, the master servicer or servicer of the mortgage loan will be required to withdraw from the Buydown Account and remit to the mortgagor or the other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the Buydown Period together with Buydown Funds will result in full prepayment of a buydown mortgage loan, the master servicer or servicer of the mortgage loan generally will be required to withdraw from the Buydown Account and deposit in the Distribution Account the Buydown Funds and investment earnings on the Buydown Funds, if any, which together with the prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under some mortgage loan programs. Any Buydown Funds so remitted to the master servicer or the servicer of the mortgage loan in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan. Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related mortgagor or the other designated party pursuant to the Buydown Agreement relating to each buydown mortgage loan. If the mortgagor defaults during the Buydown Period with respect to a buydown mortgage loan and the property securing the buydown mortgage loan is sold in liquidation (either by the master servicer, the servicer of the mortgage loan, the primary insurer, any pool insurer or any other insurer), the master servicer or related servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Distribution Account or, alternatively, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

         Prior to the deposit of funds into the Distribution Account, as described under "--Deposits" above, funds related to the mortgage loans serviced by a master servicer or a servicer may be maintained by a master servicer or a servicer in a Protected Account which will be established so as to comply with the standards of each Rating Agency that has rated any one or more classes of securities of the related series. Each Protected Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any interest or other income earned on funds in a Protected Account will be paid to the master servicer or servicer, as applicable, as additional compensation. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Protected Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others. In the event that a trust fund has multiple servicers, funds from the Protected Accounts may first be remitted to a Master Servicer Collection Account, meeting the same eligibility standards as the Protected Accounts, prior to being deposited into the Distribution Account.

         Withdrawals. With respect to each series of securities, the master servicer, trustee or special servicer generally may make withdrawals from the Distribution Account for the related trust fund for any one or more of the following purposes, unless otherwise provided in the related agreement and described in the related prospectus supplement:

         (1) to make distributions to the related securityholders on each distribution date;

         (2) to reimburse the master servicer, any servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the trust fund as described under "--Advances" below, these reimbursements to be made out of amounts received which were identified and applied by the master servicer or a servicer as late collections of interest (net of related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

         (3) to reimburse the master servicer, a servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans and properties;

         (4) to reimburse the master servicer, a servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above incurred by it which, in the good faith judgment of the master servicer, the applicable servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the trust fund or, if and to the extent so provided by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of subordinate securities of the related series;

         (5) if and to the extent described in the related prospectus supplement, to pay the master servicer, a servicer, a special servicer or another specified entity (including a provider of credit enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses described in clause (3) above incurred by it while these remain outstanding and unreimbursed;

         (6) to reimburse the master servicer, a servicer, the depositor, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Master Servicer and the Depositor";

         (7) if and to the extent described in the related prospectus supplement, to pay the fees of the trustee;

         (8) to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent described under "The Agreements--Certain Matters Regarding the Trustee";

         (9) to pay the master servicer or the trustee, as additional compensation, interest and investment income earned in respect of amounts held in the Distribution Account;

         (10) to pay (generally from related income) the master servicer, a servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged property acquired by the trust fund by foreclosure or by deed in lieu of foreclosure;

         (11) if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under "Federal Income Tax Consequences--REMICS--Prohibited Transactions and Other Possible REMIC Taxes";

         (12) to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

         (13) to pay for the cost of various opinions of counsel obtained pursuant to the related pooling and servicing agreement or the related servicing agreement and indenture for the benefit of the related securityholders;

         (14) to pay to itself, the depositor, a Seller or any other appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related pooling and servicing agreement or the related servicing agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

         (15) to make any other withdrawals permitted by the related pooling and servicing agreement or the related servicing agreement and indenture and described in the related prospectus supplement;

         (16) to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on that mortgaged properties, as described under "Servicing of Mortgage Loans--Realization Upon or Sale of Defaulted Mortgage Loans"; and

         (17) to clear and terminate the Distribution Account upon the termination of the trust fund.

DISTRIBUTIONS

         Distributions on the securities of each series will be made by or on behalf of the related trustee on each distribution date as specified in the related prospectus supplement from the available funds for the series and the distribution date. The available funds for any series of securities and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and/or mortgage securities and any other assets included in the related trust fund that are available for distribution to the securityholders of the series on that date. The particular components of the available funds for any series on each distribution date will be more specifically described in the related prospectus supplement.

         Distributions on the securities of each series (other than the final distribution in retirement of any certificate) will be made to the persons in whose names the securities are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of securities on each distribution date will be allocated in accordance with the holder's Percentage Interest in a particular class. Payments will be made either by wire transfer in immediately available funds to the account of a securityholder at a bank or other entity having appropriate facilities therefor, if the securityholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, the securityholder holds securities in any requisite amount or denomination specified therein), or by check mailed to the address of the securityholder as it appears on the security register; provided, however, that the final distribution in retirement of any class of securities will be made only upon presentation and surrender of the securities at the location specified in the notice to securityholders of the final distribution.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL ON THE SECURITIES

         Each class of securities of each series, other than Strip Securities and REMIC Residual Certificates that have no security interest rate, may have a different per annum rate at which interest accrues on that class of securities, which may be fixed, variable or adjustable, or any combination of rates. The related prospectus supplement will specify the security interest rate or, in the case of a variable or adjustable security interest rate, the method for determining the security interest rate, for each class. The related prospectus supplement will specify whether interest on the securities of the series will be calculated on the basis of a 360-day year consisting of twelve 30-day months or on a different method.

         Distributions of interest in respect of the securities of any class, other than any class of Accrual Securities, Strip Securities or REMIC Residual Certificates that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the sufficiency of the portion of the available funds allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Securities, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing securities, accrued interest for each distribution date will be equal to interest at the applicable security interest rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Securities entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is based on either (1) the principal balances of some or all of the mortgage loans and/or mortgage securities in the related trust fund or (2) the principal balances of one or more other classes of securities of the same series. Reference to a notional amount with respect to a class of Strip Securities is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. If so specified in the related prospectus supplement, the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) one or more classes of the securities of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield Considerations", exceed the amount of any sums (including, if and to the extent specified in the related prospectus supplement, the master servicer's or applicable servicer's servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of securities of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of Accrual Securities, that may otherwise be added to the principal balance of) a class of offered securities may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of securities by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.

         As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of securities will be made on each distribution date to the holders of the class or classes of securities of the series entitled thereto until the principal balance or balances of the securities have been reduced to zero. In the case of a series of securities which includes two or more classes of securities, the timing, order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior securities or subordinate securities), shall be as set forth in the related prospectus supplement. Distributions of principal with respect to one or more classes of securities may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities in the related trust fund, may not commence until the occurrence of events such as the retirement of one or more other classes of securities of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities. In addition, distributions of principal with respect to one or more classes of securities may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of securities, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans and/or mortgage securities in the related trust fund are received.



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

PRE-FUNDING ACCOUNT

         If so specified in the related prospectus supplement, the pooling and servicing agreement or other agreement may provide for the transfer by the Sellers of additional mortgage loans to the related trust after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related pooling and servicing agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund as described in the prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a pre-funding account established with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of securities of the related series will be deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an Eligible Account, the amounts therein may be required to be invested in Permitted Investments and the amount held therein shall at no time exceed 40% of the aggregate outstanding principal balance of the related securities. The related pooling and servicing agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to three months (with respect to any series of certificates) or up to one year (with respect to any series of notes) after the Closing Date, and that amounts set aside to fund the transfers (whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the securities may receive an additional prepayment, which may affect their yield to maturity. In addition, securityholders may not be able to reinvest amounts received from any pre-funding account in comparable securities, or may only be able to do so at a lower interest rate.

DISTRIBUTIONS ON THE SECURITIES IN RESPECT OF PREPAYMENT PREMIUMS

         Prepayment premiums will generally be retained by the master servicer, a servicer, or by the Seller as additional compensation. However, if so provided in the related prospectus supplement, prepayment premiums received on or in connection with the mortgage loans or mortgage securities in any trust fund will be distributed on each distribution date to the holders of the class or classes of securities of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         The amount of any losses or shortfalls in collections on the mortgage loans and/or mortgage securities in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement or applied against overcollateralization) will be allocated among the respective classes of securities of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, these allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of securities, or may be effected simply by a prioritization of payments among classes of securities.

ADVANCES

         If and to the extent provided in the related prospectus supplement, and subject to any limitations specified therein, the related master servicer or any servicer will be obligated to advance, or have the option of advancing, on or before each distribution date, from its own funds or from excess funds held in the related Master Servicing Collection Account or Protected Account that are not part of the available funds for the related series of securities for that distribution date, an amount up to the aggregate of any scheduled payments of interest (and, if specified in the related prospectus supplement, principal) on the mortgage loans that were delinquent on, or not received by, the related Determination Date (or such other date specified in the Agreement, but in any event prior to the related distribution date). No notice will be given to the certificateholders of these advances. Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of securities entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the master servicer's or a servicer's own funds will be reimbursable out of related recoveries on the mortgage loans (including, to the extent described in the prospectus supplement, amounts received under any fund or instrument constituting credit enhancement) respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered securities. No Nonrecoverable Advance will be required to be made by the master servicer or a servicer; and, if previously made by a master servicer or a servicer, a Nonrecoverable Advance will be reimbursable from any amounts in the related Master Servicer Collection Account or Protected Account prior to any distributions being made to the related series of securityholders. If advances have been made from excess funds in a Master Servicer Collection Account, the master servicer will be required to replace the funds in such account on any future distribution date to the extent that funds then in such account are insufficient to permit full distributions to securityholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer or a servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement. If any person other than the master servicer has any obligation to make advances as described above, the related prospectus supplement will identify the person. If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to securityholders or as otherwise provided in the related pooling and servicing agreement or servicing agreement and described in the prospectus supplement. As specified in the related prospectus supplement with respect to any series of securities as to which the trust fund includes mortgage securities, the advancing obligations with respect to the underlying mortgage loans will be pursuant to the terms of the mortgage securities, as may be supplemented by the terms of the applicable pooling and servicing agreements or servicing agreements for such mortgage securities, and may differ from the provisions described above.

REPORTS TO SECURITYHOLDERS

         With each distribution to securityholders of a particular class of offered securities, the related master servicer, trustee or other specified person will make available to each holder of record of the class of securities a statement or statements with respect to the related trust fund setting forth the information specifically described in the related pooling and servicing agreement or the related servicing agreement or indenture, which generally will include the following as applicable except as otherwise provided therein:

         o  the amount, if any, of the distribution allocable to principal;

         o  the amount, if any, of the distribution allocable to interest;

         o the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

         o the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any subservicer);

         o the aggregate amount of advances included in the distributions on the distribution date, and the aggregate amount of unreimbursed advances at the close of business on the distribution date;

         o the aggregate principal balance of the mortgage loans in the related mortgage pool on, or as of a specified date shortly prior to, the distribution date;

         o the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent,
            (C) three or more scheduled payments are delinquent and (D) foreclosure proceedings have been commenced;

         o the balance of the reserve fund, if any, at the close of business on the distribution date;

         o the amount of coverage remaining under any financial guaranty insurance policy, mortgage pool insurance policy or letter of credit covering default risk and a description of any credit enhancement substituted therefor;

         o the Special Hazard Amount, Fraud Loss Amount and Bankruptcy Amount, if applicable, as of the close of business on the applicable distribution date and a description of any change in the calculation of these amounts; and

         o with respect to any series of securities as to which the trust fund includes mortgage securities, additional information as required under the related Agreement and specified in the related prospectus supplement.

         In the case of information furnished pursuant to the first two items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered securities or per a specified portion of the minimum denomination. In addition to the information described above, reports to securityholders will contain other information as is set forth in the applicable pooling and servicing agreement or the applicable servicing agreement or indenture, which may include prepayments, reimbursements to subservicers and the master servicer and losses borne by the related trust fund. In addition, within a reasonable period of time after the end of each calendar year, the master servicer or trustee will furnish a report to each holder of record of a class of offered securities at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of securities during a portion of the calendar year, for the applicable portion of the year.

                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

         As set forth below and in the applicable prospectus supplement, credit enhancement may be provided by one or more of a financial guaranty insurance policy, a special hazard insurance policy, a mortgage pool insurance policy or a letter of credit. In addition, if provided in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover the losses, subordination of one or more classes of subordinate securities for the benefit of one or more classes of senior securities, of cross-collateralization or overcollateralization, or a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by guarantees provided by a third-party or any combination thereof identified in the applicable prospectus supplement. Each component will have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard Losses, Fraud Losses, Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered securities of any series is exhausted, the holders thereof will bear all further risk of loss.

         The amounts and types of credit enhancement arrangements as well as the providers thereof, if applicable, with respect to the offered securities of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the pooling and servicing agreement or indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby or the principal amount or interest due on one or more classes of securities. See "Description of Credit Enhancement--Reduction or Substitution of Credit Enhancement." If specified in the applicable prospectus supplement, credit support for the offered securities of one series may cover the offered securities of one or more other series.

         In general, references to "mortgage loans" under this "Description of Credit Enhancement" section are to mortgage loans in a trust fund. However, if so provided in the prospectus supplement for a series of securities, any mortgage securities included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

SUBORDINATE SECURITIES

         If so specified in the related prospectus supplement, one or more classes of securities of a series may be subordinate securities. Subordinate securities may be offered securities. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate securities to receive distributions from the Distribution Account on any distribution date will be subordinated to the corresponding rights of the holders of senior securities. In addition, as provided in the prospectus supplement, losses or shortfalls will be allocated to subordinate securities before they are allocated to more senior securities. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate securities in a series and the circumstances under which the subordination will be available.

CROSS-COLLATERALIZATION

         If the mortgage loans and/or mortgage securities in any trust fund are divided into separate groups, each supporting a separate class or classes of securities of the related series, credit enhancement may be provided by cross-collateralization support provisions requiring that distributions be made on senior securities evidencing interests in one group of mortgage loans and/or mortgage securities prior to distributions on subordinate securities evidencing interests in a different group of mortgage loans and/or mortgage securities within the trust fund. The prospectus supplement for a series that includes a cross-collateralization provision will describe the manner and conditions for applying the provisions.

OVERCOLLATERALIZATION

         If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the offered securities for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the securities. To the extent excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the securityholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided as to any series of securities by the issuance of securities in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

FINANCIAL GUARANTY INSURANCE POLICY

         If so specified in the related prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of securities. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement.

         A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the Sellers or the master servicer to repurchase or substitute for a defective mortgage loan, will not insure Prepayment Interest Shortfalls or interest shortfalls due to the application of the Relief Act and will not guarantee any specific rate of principal payments. The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

MORTGAGE POOL INSURANCE POLICIES

         Any mortgage pool insurance policy obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each mortgage pool insurance policy will cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date, or will cover a portion of Defaulted Mortgage Losses on any mortgage up to a specified percentage of the Value of that mortgage loan. As set forth under "Maintenance of Credit Enhancement," the master servicer will use reasonable efforts to maintain, or cause the servicers to maintain, any mortgage pool insurance policy and to present claims thereunder to the insurer on behalf of itself, the related trustee and the related securityholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of the terms of the related policy. Any exceptions to coverage will be described in the related prospectus supplement. Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

LETTER OF CREDIT

         If any component of credit enhancement as to the offered securities of a series is to be provided by a letter of credit, a bank will deliver to the related trustee an irrevocable letter of credit. The letter of credit may provide direct coverage with respect to the mortgage loans. The bank that delivered the letter of credit, as well as the amount available under the letter of credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The letter of credit may also provide for the payment of required advances which the master servicer or any servicer fails to make. The amount available under the letter of credit will, in all cases, be reduced to the extent of any unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The letter of credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

SPECIAL HAZARD INSURANCE POLICIES

         Any special hazard insurance policy covering Special Hazard Losses obtained by the depositor for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related series of securities from Special Hazard Losses. See "Description of Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder." However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials (except under some circumstances), nuclear reaction, chemical contamination, waste by the mortgagor and other risks. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus supplement and will be subject to reduction as described in the related prospectus supplement.

         Subject to the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, special servicer or the servicer, the insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and expenses incurred by the master servicer, special servicer or servicer with respect to the property. If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance policy, the amount that the issuer will pay will be the amount under (2) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the special hazard insurance policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid (all of which must be approved in advance by the issuer of the special hazard insurance policy). If the unpaid principal balance plus accrued interest and expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (1) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the mortgage pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property. The payment described under (2) above will render presentation of a claim in respect of the mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the total Insurance Proceeds paid to securityholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

         As and to the extent set forth in the applicable prospectus supplement, coverage in respect of Special Hazard Losses for a series of securities may be provided, in whole or in part, by a type of instrument other than a special hazard insurance policy or by means of a special hazard representation of the Seller or the depositor.

RESERVE FUNDS

         If so provided in the related prospectus supplement, the depositor will deposit or cause to be deposited in a reserve fund any combination of cash, one or more irrevocable letters of credit or one or more Permitted Investments in specified amounts, or any other instrument satisfactory to the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate securities, from the retained interest of the depositor or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate securities, any retained interest of the depositor or other cash flows attributable to the related mortgage loans or reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. In addition, with respect to any series of securities as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to securityholders, or applied to reimburse the master servicer or a servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related trust fund. If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of securities.

         In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the securityholders in the assets in the reserve fund. However, to the extent that the depositor, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the securityholders which could adversely affect the yield to investors on the related securities.

         Amounts deposited in any reserve fund for a series will be invested in Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

CASH FLOW AGREEMENTS

         If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract or other cash flow agreement, and the identity of the obligor, will be described in the prospectus supplement for a series of notes.

MAINTENANCE OF CREDIT ENHANCEMENT

         To the extent that the applicable prospectus supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

         If a financial guaranty insurance policy has been obtained for one or more classes of securities of a series, the trustee will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, until the specified class or classes of securities have been paid in full, unless coverage thereunder has been exhausted through payment of claims, or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable pooling and servicing agreement or servicing agreement. The trustee will agree to remit the premiums for each financial guaranty insurance policy, from available funds of the related trust, in accordance with the provisions and priorities set forth in the applicable pooling and servicing agreement or servicing agreement, on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, neither the trustee nor any other person will have any obligation to replace the insurer. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related securityholders.

         If a mortgage pool insurance policy has been obtained for some or all of the mortgage loans related to a series of securities, the master servicer will be obligated to exercise reasonable efforts to keep the mortgage pool insurance policy (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement to the extent provided in the related prospectus supplement. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis. In the event the pool insurer ceases to be a qualified insurer because it ceases to be qualified by law to transact pool insurance business or coverage is terminated for any reason other than exhaustion of the coverage, the master servicer will use reasonable efforts to obtain from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy, provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy, the coverage of the replacement policy will, unless otherwise agreed to by the depositor, be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy.

         If a letter of credit or alternate form of credit enhancement has been obtained for a series, the trustee will be obligated to exercise reasonable efforts cause to be kept or to keep the letter of credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable pooling and servicing agreement or indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." Unless otherwise specified in the applicable prospectus supplement, if a letter of credit obtained for a series of securities is scheduled to expire prior to the date the final distribution on the securities is made and coverage under the letter of credit has not been exhausted and no substitution has occurred, the trustee will draw the amount available under the letter of credit and maintain the amount in trust for the securityholders.

         If a special hazard insurance policy has been obtained for the mortgage loans related to a series of securities, the master servicer will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect throughout the term of the applicable pooling and servicing agreement or servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement." If coverage for Special Hazard Losses takes the form of a special hazard insurance policy, the policy will provide coverage against risks of the type described in this prospectus under"Description of Credit Enhancement--Special Hazard Insurance Policies." The master servicer may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer obtains written confirmation from the Rating Agency or Agencies that rated the related securities that the substitution shall not adversely affect the then-current ratings assigned to the securities by the Rating Agency or Agencies.

         The master servicer, on behalf of itself, the trustee and securityholders, will provide the trustee information required for the trustee to draw under the letter of credit and will present claims to each pool insurer, to the issuer of each special hazard insurance policy, and, in respect of defaulted mortgage loans for which there is no servicer, to each primary insurer and take any reasonable steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer under any mortgage pool insurance policy or any Primary Insurance Policy and, where the related property has not been restored, a special hazard insurance policy, are to be deposited in the related Distribution Account, subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related Distribution Account. In those cases in which a mortgage loan is serviced by a servicer, the servicer, on behalf of itself, the trustee and the securityholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a Protected Account prior to being delivered to the master servicer for ultimate deposit to the related Distribution Account.

         If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy, neither the master servicer nor any servicer is required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to one or more classes of securityholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) that the expenses will be recoverable by it through liquidation Proceeds or Insurance Proceeds. If recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy is not available because the master servicer or a servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer and each servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determinations have been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

         The amount of credit support provided pursuant to any form of credit enhancement may be reduced. In most cases, the amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related pooling and servicing agreement or indenture. Additionally, in most cases, the form of credit support (and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy Losses, Special Hazard Losses or Fraud losses may be changed, without the consent of the securityholders, upon the written assurance from each applicable Rating Agency that its then-current rating of the related series of securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating or ratings of the related series of securities may be downgraded to a corresponding level, and, neither the master servicer nor any other person will be obligated to obtain replacement credit support in order to restore the rating or ratings of the related series of securities. The master servicer will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating or ratings of the related series of securities are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the depositor, the master servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

              OTHER FINANCIAL OBLIGATIONS RELATED TO THE SECURITIES

SWAPS AND YIELD SUPPLEMENT AGREEMENTS

         The trustee on behalf of a trust fund may enter into interest rate or other swaps and related caps, floors and collars to minimize the risk to securityholders from adverse changes in interest rates or to provide credit support, which are collectively referred to as swaps, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts, which are collectively referred to as yield supplement agreements.

         An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S. Treasury Bill rates.

         Swaps may include "total return swaps," where all or a portion of the total amount of interest and principal on a security is paid by a third-party in exchange for an up front payment or a stated periodic payment, and "credit derivatives" where credit enhancement is provided in the form of a swap agreement, and which may include a "credit support annex" where securities, rights, or other amounts are pledged as collateral for the performance of the counterparty. Additionally, agreements relating to other types of derivative products that are designed to provide credit enhancement to the related series may be entered into by a trustee and one or more counterparties. The terms of total return swaps, credit derivatives and any other derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

         Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the securities of any series.

         There can be no assurance that the trustee will be able to enter into or offset swaps or enter into yield supplement agreements or other derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust fund to do so.

PURCHASE OBLIGATIONS

         Some types of trust assets and some classes of securities of any series, as specified in the related prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable securityholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related securities. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the securityholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the securities to which that obligation relate.



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


          DESCRIPTION OF PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                               CLAIMS THEREUNDER

GENERAL

         The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.

PRIMARY MORTGAGE INSURANCE POLICIES

         In a securitization of single family loans, single family loans included in the related mortgage pool having a Loan-to-Value Ratio at origination of over 80% (or other percentage as described in the related prospectus supplement) may be required by the depositor to be covered by a Primary Insurance Policy. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding 75% of the Value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a Loan-to-Value Ratio equal to or less than at least 80% (or other percentage as described in the prospectus supplement). This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above Loan-to-Value Ratio percentage as of the applicable cut-off date. Mortgage loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan's Loan-to-Value Ratio, based on the then-current balance, to subsequently exceed the limits which would have required the coverage upon their origination. Multifamily, commercial and mixed-use loans will not be covered by a Primary Insurance Policy, regardless of the related Loan-to-Value Ratio.

         While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

         o  the insured percentage of the Primary Insurance Covered Loss;

         o the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

         o at the option of the primary insurer, the sum of the delinquent monthly payments plus any advances made by the insured, both to the date of the claim payment and, thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of (1) the date the mortgage loan would have been discharged in full if the default had not occurred or (2) an approved sale.

         As conditions precedent to the filing or payment of a claim under a Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

         o advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs;

         o in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance Policy (ordinary wear and tear excepted); and

         o tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

         For any single family loan for which the coverage is required under the standard described above, the master servicer will maintain, or will cause each servicer to maintain, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the depositor had knowledge of the Primary Insurance Policy. The master servicer or the Seller will not cancel or refuse to renew a Primary Insurance Policy in effect at the time of the initial issuance of a series of securities that is required to be kept in force under the applicable pooling and servicing agreement or indenture unless the replacement Primary Insurance Policy for the canceled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or Agencies that rated the series of securities for mortgage pass-through certificates having a rating equal to or better than the highest then-current rating of any class of the series of securities. For further information regarding the extent of coverage under any mortgage pool insurance policy or primary Insurance Policy, see "Description of Credit Enhancement--Mortgage Pool insurance Policies."

HAZARD INSURANCE POLICIES

         The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the pooling and servicing agreement or servicing agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan and 100% of the insurable value of the improvements securing the mortgage loan; provided, that in any case, such amount shall be sufficient to prevent the mortgagor and/or mortgagee from becoming a co-insurer. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on it, or the servicer of the mortgage loan, being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or servicers.

         As set forth above, all amounts collected by the master servicer or a servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with teamster servicer's normal servicing procedures) will be deposited in the related Distribution Account. The pooling and servicing agreement or servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining, or causing a servicer to maintain, a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit, or will cause the applicable servicer to deposit, in the related Distribution Account all sums which would have been deposited therein but for the clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all-inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the pooling and servicing agreement or servicing agreement requires the master servicer to cause to be maintained for this mortgage loan, flood insurance (to the extent available) in an amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

         The hazard insurance policies covering the mortgaged properties typically contain a co-insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of (1) the replacement cost of the improvements damaged or destroyed less physical depreciation or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Special Hazard Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

         Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and securityholders, is obligated to present claims, or cause the servicer of the mortgage loans to present claims, under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged properties. However, the ability of the master servicer or servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer or the servicers by mortgagors.

FHA MORTGAGE INSURANCE

         The Housing Act authorizes various FHA mortgage insurance programs. Some of the mortgage loans may be insured under either Section 203(b), Section 221, Section 223, Section 234 or Section 235 of the Housing Act. Under Section 203(b), FHA insures mortgage loans of up to 30 years' duration for the purchase of one- to four-family dwelling units. Mortgage loans for the purchase of multifamily residential rental properties are insured by the FHA under Section 221 and Section 223. Mortgage loans for the purchase of condominium units are insured by FHA under Section 234. Trust assets insured under these programs must bear interest at a rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD, and may not exceed specified percentages of the lesser of the appraised value of the property and the sales price, less seller-paid closing costs for the property, up to certain specified maximums. In addition, FHA imposes initial investment minimums and other requirements on mortgage loans insured under the Section 203(b) and Section 234 programs.

         Under Section 235, assistance payments are paid by HUD to the mortgagee on behalf of eligible borrowers for as long as the borrowers continue to be eligible for the payments. To be eligible, a borrower must be part of a family, have income within the limits prescribed by HUD at the time of initial occupancy, occupy the property and meet requirements for recertification at least annually.

         The regulations governing these programs provide that insurance benefits are payable either on foreclosure, or other acquisition of possession, and conveyance of the mortgaged premises to HUD or on assignment of the defaulted mortgage loan to HUD. The FHA insurance that may be provided under these programs on the conveyance of the home to HUD is equal to 100% of the outstanding principal balance of the mortgage loan, plus accrued interest, as described below, and certain additional costs and expenses. When entitlement to insurance benefits results from assignment of the mortgage loan to HUD, the insurance payment is computed as of the date of the assignment and includes the unpaid principal amount of the mortgage loan plus mortgage interest accrued and unpaid to the assignment date.

         When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance, the insurance payment is equal to the unpaid principal amount of the mortgage loan, adjusted to reimburse the mortgagee for certain tax, insurance and similar payments made by it and to deduct certain amounts received or retained by the mortgagee after default, plus reimbursement not to exceed two-thirds of the mortgagee's foreclosure costs. Any FHA insurance relating to the mortgage loans underlying a series of securities will be described in the related prospectus supplement.

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

         The mortgage loans may also be insured under Title I Program of the FHA. The applicable provisions of this program will be described in the related prospectus supplement. The master servicer will be required to take steps, or cause the servicers of the mortgage loans to take steps, reasonably necessary to keep any FHA insurance in full force and effect.

VA MORTGAGE GUARANTY

         The Servicemen's Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down payment for the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty. Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         Since there is no limit imposed by the VA on the principal amount of a VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the depositor for VA loans in excess of amounts specified by the VA. The amount of the additional coverage will be set forth in the related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of certificates will be described in the related prospectus supplement.

                                  THE DEPOSITOR

         The depositor is Structured Asset Mortgage Investments II Inc. The depositor was incorporated in the State of Delaware on June 10, 2003 as a wholly owned subsidiary of The Bear Stearns Companies Inc. The depositor was organized for the purpose of serving as a private secondary mortgage market conduit. The depositor does not have, nor is it expected in the future to have, any significant assets.

         The depositor maintains its principal office at 383 Madison Avenue, New York, New York 10179. Its telephone number is (212) 272-2000.


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

                                 THE AGREEMENTS

GENERAL

         Each series of certificates will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. In general, the parties to a pooling and servicing agreement will include the depositor, the trustee, the master servicer and, in some cases, a special servicer. However, a pooling and servicing agreement that relates to a trust fund that includes mortgage securities may include a party solely responsible for the administration of the mortgage securities, and a pooling and servicing agreement that relates to a trust fund that consists solely of mortgage securities may not include a master servicer, special servicer or other servicer as a party. All parties to each pooling and servicing agreement under which securities of a series are issued will be identified in the related prospectus supplement. Each series of notes will be issued pursuant to an indenture. The parties to each indenture will be the related Issuer and the trustee. The Issuer will be created pursuant to an owner trust agreement between the depositor and the owner trustee and the mortgage loans or mortgage securities securing the notes will be serviced pursuant to a servicing agreement between the issuer and the master servicer.

         Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each Agreement will vary depending upon the nature of the related securities and the nature of the related trust fund. The following summaries describe provisions that may appear in a pooling and servicing agreement with respect to a series of certificates or in either the servicing agreement or indenture with respect to a series of notes. The prospectus supplement for a series of securities will describe material provisions of the related Agreements that differ from the description thereof set forth below. The depositor will provide a copy of each Agreement (without exhibits) that relates to any series of securities without charge upon written request of a holder of an offered security of the series addressed to it at its principal executive offices specified in this prospectus under "The Depositor".

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

         The pooling and servicing agreement or servicing agreement for each series of securities will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except (1) in connection with a permitted transfer of servicing or (2) upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of letter from each Rating Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the securities. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's responsibilities, duties, liabilities and obligations under the pooling and servicing agreement or servicing agreement.

         Each pooling and servicing agreement and servicing agreement will also provide that the master servicer, the depositor and their directors, officers, employees or agents will not be under any liability to the trust fund or the securityholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each pooling and servicing agreement and servicing agreement will further provide that the master servicer, the depositor, and any director, officer, employee or agent of the master servicer or the depositor are entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense (including reasonable legal fees and disbursements of counsel) incurred in connection with any legal action relating to the pooling and servicing agreement or servicing agreement or the related series of securities, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the pooling and servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each pooling and servicing agreement and servicing agreement will provide that neither the master servicer nor the depositor will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the pooling and servicing agreement or servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the depositor may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the pooling and servicing agreement or servicing agreement and the rights and



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

duties of the parties to that agreement and the interests of the securityholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or the depositor, as the case may be, will be entitled reimbursement from funds otherwise distributable to securityholders.

         Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the related pooling and servicing agreement or servicing agreement, provided that (1) the person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of securities of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a pooling and servicing agreement or servicing agreement, provided clauses (1) and (2) above are satisfied and the person is reasonably satisfactory to the depositor and the trustee. In the case of an assignment, the master servicer will be released from its obligations under the pooling and servicing agreement or servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.


EVENTS OF DEFAULT AND RIGHTS UPON EVENT OF DEFAULT

         Pooling and Servicing Agreement

         Events of default under the pooling and servicing agreement in respect of a series of certificates, unless otherwise specified in the prospectus supplement, will include:

         o any failure by the master servicer to make a required deposit to the Distribution Account (other than a Monthly Advance) which continues unremedied for 3 days (or other time period described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer;

         o any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the pooling and servicing agreement with respect to the series of certificates, which covenants and agreements materially affect the rights of certificateholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee, or to the master servicer and the trustee by the holders of certificates evidencing not less than 25% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund;

         o events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related pooling and servicing agreement;

         o any failure of the master servicer to make advances as described in this prospectus under "Description of the Securities--Advances," by the date and time set forth in the pooling and servicing agreement;

         o any assignment or delegation by the master servicer of its rights and duties under the pooling and servicing agreement, in contravention of the provisions permitting assignment and delegation in the pooling and servicing agreement; and

         o any other event of default as set forth in the pooling and servicing agreement.

Additional events of default will be described in the related prospectus supplement. A default pursuant to the terms of any mortgage securities included in any trust fund will not constitute an event of default under the related pooling and servicing agreement.

         So long as an event of default remains unremedied, either the trustee or holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund may, by written notification to the master servicer (and to the trustee if given by certificateholders), with the consent of EMC Mortgage Corporation, an affiliate of the depositor, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any right of the master servicer as certificateholder and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination) covering the trust fund and in and to the mortgage loans and the proceeds thereof, whereupon the trustee or, upon notice to the depositor and with the depositor's (or an affiliate of the depositor's) consent, its designee will succeed to all responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of, an established mortgage loan servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the pooling and servicing agreement (unless otherwise set forth in the pooling and servicing agreement). Pending an appointment, the trustee is obligated to act as master servicer. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the pooling and servicing agreement. Notwithstanding the above, upon a termination or resignation of the master servicer in accordance with terms of the pooling and servicing agreement, EMC Mortgage Corporation shall have the right to either assume the duties of the master servicer or appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement. In addition, even if none of the events of default listed above under "--Events of Default and Rights Upon Event of Default -- Pooling and Servicing Agreement" have occurred, EMC Mortgage Corporation will have the right under the pooling and servicing agreement to terminate the master servicer without cause and either assume the duties of the master servicer or a appoint a successor master servicer meeting the requirements set forth in the pooling and servicing agreement.

         No certificateholder will have any right under a pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) that holder previously gave the trustee written notice of a default that is continuing, (2) the holders of certificates evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund requested the trustee in writing to institute the proceeding in its own name as trustee and shall have offered to the trustee such reasonable indemnity as it may require against the costs, expenses and liabilities that may be incurred in or because of the proceeding and (3) the trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute any proceeding.

         The holders of certificates representing at least 51% of the aggregate undivided interests (or, if applicable, voting rights) evidenced by those certificates may waive the default or event of default (other than a failure by the master servicer to make an advance); provided, however, that (1) a default or event of default under the first or fourth items listed under "--Events of Default" above may be waived only by all of the holders of certificates affected by the default or event of default and (2) no waiver shall reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed to, or otherwise materially adversely affect, any non-consenting certificateholder.

         Servicing Agreement

         For a series of notes, a servicing default under the related servicing agreement generally will include:

         o any failure by the master servicer to make a required deposit to the Distribution Account or, if the master servicer is so required, to distribute to the holders of any class of notes or Equity Certificates of the series any required payment which continues unremedied for 5 business days (or other period of time described in the related prospectus supplement) after the giving of written notice of the failure to the master servicer by the trustee or the Issuer;

         o any failure by the master servicer to observe or perform in any material respect any other of its material covenants or agreements in the servicing agreement with respect to the series of securities, which covenants and agreements materially affect the rights of the securityholders of such series, and which failure continues unremedied for a period of 60 days after the date on which written notice of



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

            such failure, properly requiring the same to be remedied, shall have been given to the master servicer by the trustee or the Issuer;

         o events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement;

         o any failure of the master servicer to make advances as described in this prospectus under "Description of the Securities--Advances," and

         o  any other servicing default as set forth in the servicing agreement.

         So long as a servicing default remains unremedied, either the trustee or holders of notes evidencing not less than 51% of the voting rights of the related trust fund, may, by written notification to the master servicer and to the Issuer (and to the trustee if given by noteholders), with the consent of EMC Mortgage Corporation, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right of the master servicer as noteholder or as holder of the Equity Certificates and other than the right to receive servicing compensation and expenses for master servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement (other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $10,000,000 to act as successor to the master servicer under the servicing agreement (unless otherwise set forth in the servicing agreement). Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement. Notwithstanding the above, upon a termination or resignation of the master servicer in accordance with terms of the servicing agreement, EMC Mortgage Corporation shall have the right to either assume the duties of the master servicer or appoint a successor master servicer meeting the requirements set forth in the servicing agreement. In addition, even if none of the events of default listed above under "--Events of Default and Rights Upon Event of Default-- Servicing Agreement" have occurred, EMC Mortgage Corporation will have the right under the servicing agreement to terminate the master servicer without cause and either assume the duties of the master servicer or a appoint a successor master servicer meeting the requirements set forth in the servicing agreement.

         Indenture

         For a series of notes, an event of default under the indenture generally will include:

         o a default for five days or more (or other period of time described in the related prospectus supplement) in the payment of any principal of or interest on any note of the series;

         o failure to perform any other covenant of the Issuer in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

         o any representation or warranty made by the Issuer in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related indenture;

         o events of bankruptcy, insolvency, receivership or liquidation of the Issuer, as specified in the indenture; or

         o any other event of default provided with respect to notes of that series.

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

         If an event of default with respect to the notes of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the notes of the series may declare the principal amount of all the notes of the series to be due and payable immediately. The declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related notes.

         If following an event of default with respect to any series of notes, the notes of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the notes of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the notes of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the notes of a series following an event of default, unless (1) the holders of 100% of the then aggregate outstanding amount of the notes of the series consent to the sale, (2) the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding notes of the series at the date of the sale or (3) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the notes as the payments would have become due if the notes had not been declared due and payable, and the trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the notes of the series.

         In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of an event of default, the amount available for payments to the noteholders would be less than would otherwise be the case. However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the noteholders after the occurrence of the event of default.

         In the event the principal of the notes of a series is declared due and payable, as described above, the holders of the notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

         No noteholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless (1) that holder previously has given to the trustee written notice of default and the continuance thereof, (2) the holders of notes or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding, (3) the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity and (4) no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the aggregate Percentage Interests constituting that class.

AMENDMENT

         Each pooling and servicing agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by the pooling and servicing agreement,

         o  to cure any ambiguity,

         o to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein,

         o if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to the extent as shall be necessary to maintain the qualification of the trust fund as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund,



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

            provided that the trustee has received an opinion of counsel to the effect that (1) the action is necessary or desirable to maintain the qualification or to avoid or minimize the risk, and (2) the action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling and servicing agreement, or (B) to restrict the transfer of the REMIC Residual Certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable Rating Agency, and that the amendment will not give rise to any tax with respect to the transfer of the REMIC Residual Certificates to a non-permitted transferee,

         o to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement which are not materially inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any certificateholder, or

         o  to comply with any changes in the Code.

         The pooling and servicing agreement may also be amended by the parties thereto with the consent of the holders of certificates evidencing at least 51% of the aggregate Percentage Interests of the trust fund or of the applicable class or classes, if such amendment affects only such class or classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the holders of certificates covered by the pooling and servicing agreement, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of the certificate or (2) reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to the amendment without the consent of the holders of all certificates of the class covered by the pooling and servicing agreement then outstanding.

         With respect to each series of notes, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the notes covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of notes covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of notes evidencing not less than 51% of the voting rights, for any purpose; provided, however, that the amendment may not:

         (1) reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any certificate without the consent of the holder of the certificate,

         (2) adversely affect in any material respect the interests of the holders of any class of notes in a manner other than as described in (1), without the consent of the holders of notes of the class evidencing not less than 51% of the aggregate voting rights of the class or

         (3) reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the holders of all notes covered by the Agreement then outstanding.

The voting rights evidenced by any security will be the portion of the voting rights of all of the securities in the related series allocated in the manner described in the related prospectus supplement.

         Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee or indenture trustee will not be entitled to consent to any amendment to a pooling and servicing agreement or an indenture without having first received an opinion of counsel to the effect that the amendment or the exercise of any power granted to the master servicer, the depositor, the trustee or indenture trustee, or any other specified person in accordance with the amendment will not result in the imposition of a tax on the related trust fund or cause the trust fund to fail to qualify as a REMIC.



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

TERMINATION; RETIREMENT OF SECURITIES

         The obligations created by the related Agreements for each series of securities (other than the limited payment and notice obligations of the trustee) will terminate upon the payment to securityholders of that series of all amounts held in the Distribution Account or by the master servicer and required to be paid to them pursuant to the Agreements following the earlier of,
(1) the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan, REO property and/or mortgage security subject thereto and (2) the purchase by the master servicer, a servicer, the depositor or its designee (or (a) if specified in the related prospectus supplement with respect to each series of certificates, by the holder of the REMIC Residual Certificates (see "Federal Income Tax Consequences" below) or (b) if specified in the prospectus supplement with respect to each series of notes, by the holder of the Equity Certificates) from the trust fund for the series of all remaining mortgage loans, REO properties and/or mortgage securities. In addition to the foregoing, the master servicer, a servicer, the depositor or its designee may have the option to purchase, in whole but not in part, the securities specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of certificates which provides for such a purchase, the purchase shall not be made unless either: (1) the aggregate principal balance of the certificates as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the certificates as of the Closing Date or (2) the aggregate principal balance of the mortgage loans as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the mortgage loans as of the cut-off date. With respect to any series of notes which provides for such a purchase, the purchase shall not be made unless the aggregate principal balance of the notes as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the notes as of the Closing Date or a period specified in the related prospectus supplement has elapsed since the initial distribution date. Upon the purchase of the securities or at any time thereafter, at the option of the master servicer, a servicer, the depositor or its designee, the assets of the trust fund may be sold, thereby effecting a retirement of the securities and the termination of the trust fund, or the securities so purchased may be held or resold by the master servicer, the depositor or its designee. In no event, however, unless otherwise provided in the prospectus supplement, will a trust created by a pooling and servicing agreement related to a series of certificates continue beyond the expiration of 21 years from the death of the survivor of the persons named in the pooling and servicing agreement. Written notice of termination of the pooling and servicing agreement will be given to each securityholder, and the final distribution will be made only upon surrender and cancellation of the securities at an office or agency appointed by the trustee which will be specified in the notice of termination. If the securityholders are permitted to terminate the trust under the applicable pooling and servicing agreement, a penalty may be imposed upon the securityholders based upon the fee that would be foregone by the master servicer because of the termination.

         The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of securities shall be made at the option of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder of the REMIC Residual Certificates or Equity Certificates at the price specified in the related prospectus supplement. The exercise of the right will effect early retirement of the securities of that series, but the right of the master servicer, a servicer, the depositor, its designee or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans and/or mortgage securities in the trust fund for that series as of the distribution date on which the purchase is to occur being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and/or mortgage securities at the cut-off date or closing date, as specified in the prospectus supplement, for that series. The prospectus supplement for each series of securities will set forth the amounts that the holders of the securities will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the securities. With respect to any series of certificates, an optional purchase of the mortgage loans in the related trust fund may not result in the related certificates receiving an amount equal to the principal balance thereof plus accrued and unpaid interest and any undistributed shortfall on the related certificates. If a REMIC election has been made, the termination of the related trust fund will be effected in a manner consistent with applicable federal income tax regulations and its status as a REMIC.

         Following any optional termination, there will be no continuing direct or indirect liability of the trust fund or any securityholder as sellers of the assets of the trust fund.



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

THE SECURITIES ADMINISTRATOR

         Each prospectus supplement for a series of securities may provide for a securities administrator which shall be responsible for performing certain administrative and tax functions typically performed by the trustee. The securities administrator shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $40,000,000 and subject to supervision or examination by federal or state authority. The entity that serves as securities administrator may have typical banking or other relationships with the depositor and its affiliates. The securities administrator may also act as master servicer for a series of securities.

DUTIES OF SECURITIES ADMINISTRATOR

         The securities administrator for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer (unless the securities administrator is also acting as master servicer), servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. The securities administrator for each series of securities will be required to perform only those duties specifically required under the related Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a securities administrator will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

SOME MATTERS REGARDING THE SECURITIES ADMINISTRATOR

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any securities administrator may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

         The securities administrator for each series of securities generally will be entitled to indemnification, from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the securities administrator in connection with the securities administrator's administration of the trust under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the securities administrator in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

RESIGNATION AND REMOVAL OF THE SECURITIES ADMINISTRATOR

         The securities administrator for each series of securities may resign at any time, in which event the depositor will be obligated to appoint a successor securities administrator. The depositor may also remove the securities administrator if the securities administrator ceases to be eligible to continue as such under the pooling and servicing agreement or indenture or if the securities administrator becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the securities administrator or its property. Upon such resignation or removal of the securities administrator, the depositor will be entitled to appoint a successor securities administrator. The securities administrator may also be removed at any time by the holders of securities evidencing ownership of not less than 51% of the trust. In the event that the securityholders remove the securities administrator, the compensation of any successor securities administrator shall be paid by the securityholders to the extent that such compensation exceeds the amount agreed to by the depositor and the original securities administrator. Any resignation or removal of the securities administrator and appointment of a successor securities administrator will not become effective until acceptance of the appointment by the successor securities administrator.


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

THE TRUSTEE

         The trustee under each pooling and servicing agreement and indenture will be named in the related prospectus supplement. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any state or the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $40,000,000 and subject to supervision or examination by federal or state authority. The entity that serves as trustee may have typical banking relationships with the depositor and its affiliates.

DUTIES OF THE TRUSTEE

         The trustee for each series of securities will make no representation as to the validity or sufficiency of the related Agreements, the securities or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer, servicer or special servicer of any funds paid to the master servicer, servicer or special servicer in respect of the securities or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Distribution Account for the series or any other account by or on behalf of the master servicer, servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of securities will be required to perform only those duties specifically required under the related pooling and servicing agreement or indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

SOME MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

         The trustee for each series of securities generally will be entitled to indemnification, from amounts held in the Distribution Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related pooling and servicing agreement or indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue under the pooling and servicing agreement or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of securities evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. If the trustee is removed by holders of securities, such holders shall be responsible for paying any compensation payable to a successor trustee, in excess of the amount paid to the predecessor trustee.

                              YIELD CONSIDERATIONS

         The yield to maturity of an offered security will depend on the price paid by the holder for the security, the security interest rate on a security entitled to payments of interest (which security interest rate may vary if so specified in the related prospectus supplement) and the rate and timing of principal payments (including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the security (or notional amount thereof if applicable) and other factors.

         A class of securities may be entitled to payments of interest at a fixed security interest rate, a variable security interest rate or adjustable security interest rate, or any combination of security interest rates, each as specified in the related prospectus supplement. A variable security interest rate may be calculated based on the weighted average of the

Net Mortgage Rates of the related mortgage loans, or the weighted average of the interest rates (which may be net of trustee fees) paid on the mortgage securities, for the month preceding the distribution date if so specified in the related prospectus supplement. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of securities, and their yield to maturity, will be affected by the rate of payment of principal on the securities (or the rate of reduction in the notional balance of securities entitled only to payments of interest), in the case of securities evidencing interests in ARM Loans, by changes in the Net Mortgage Rates on the ARM Loans, and in the case of securities evidencing interests in mortgage securities with floating or variable rates, by changes in such rates and the indices on which they are based. See "Maturity and Prepayment Considerations" below. The yield on the securities will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations and warranties made in respect of the mortgage loans by the depositor, the master servicer and others, or conversions of ARM Loans to a fixed interest rate. See "The Mortgage Pools--Representations by Sellers" and "Descriptions of the Securities--Assignment of Trust Fund Assets" above. Holders of Strip Securities or a class of securities having a security interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Securities, as applicable.

         With respect to any series of securities, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to securityholders. That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to securityholders on or near the date they were due.

         In general, if a class of securities is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if a class of securities is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of securities having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. Such a class will likely be sold at a substantial premium to its principal balance and any faster than anticipated rate of prepayments will adversely affect the yield to its holders. Extremely rapid prepayments may result in the failure of such holders to recoup their original investment. In addition, the yield to maturity on other types of classes of securities, including Accrual Securities and securities with a security interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of securities.

         The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of securities would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of securities on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to securityholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor) may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment Interest Shortfall will result. If and to the extent that the shortfall is allocated to a class of offered securities, its yield will be adversely affected. The prospectus supplement for a series of securities will describe the manner in which the shortfalls will be allocated among the classes of the securities. If so specified in the related prospectus supplement, the master servicer, or the servicer servicing the mortgage loan which was prepaid, will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to off set the shortfalls. See "Servicing of Mortgage Loans--Servicing and Other Compensation and Payment of Expenses; Retained Interest".

         The trust fund with respect to any series may include ARM Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their refinancing in a low interest rate environment. For example, if prevailing interest rates fall significantly, ARM Loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage loans. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans.

         The trust fund with respect to any series may include convertible ARM Loans. Convertible ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related servicer or the master servicer) due to their conversion to fixed interest rate loans in a low interest rate environment. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on these mortgage loans. If the related servicer or the master servicer purchases convertible ARM Loans, a mortgagor's exercise of the conversion option will result in a distribution of the principal portion thereof to the securityholders, as described in this prospectus. Alternatively, to the extent a servicer or the master servicer fails to purchase converting ARM Loans, the mortgage pool will include fixed-rate mortgage loans.

         The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the securities. In general, defaults on single family loans are expected to occur with greater frequency in their early years. The rate of default on single family loans which are refinanced or limited documentation mortgage loans, and on mortgage loans, with high Loan-to-Value Ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the mortgage rate in effect at origination. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a buydown mortgage loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

         The mortgage rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of their minimum scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become Deferred Interest which will be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of the Deferred Interest to the principal balance of any related class or classes of securities will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the securities were purchased. In addition, with respect to ARM Loans subject to negative amortization, during a period of declining interest rates, it might be expected that each minimum scheduled monthly payment on the mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since the excess will be applied to reduce the principal balance of the related class or classes of securities, the weighted average life of the securities will be reduced and may adversely affect the yield to holders thereof, depending upon the price at which the securities were purchased.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         As indicated above under "The Mortgage Pools," the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of securities will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of securities.

         With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor's ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity in the related mortgaged property, tax laws and prevailing general economic conditions. None of the depositor, the master servicer, a servicer or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

         The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located and, in the case of multifamily, commercial and mixed-use loans, the quality of management of the mortgage properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on-sale and due-on-encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See "Servicing of Mortgage Loans--Collection and Other Servicing Procedures" and "Legal Aspects of the Mortgage Loans--Enforceability of Certain Provisions" for a description of provisions of the pooling and servicing agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

         The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" the rate or (2) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the mortgage rates on ARM Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage interest rates) plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of securities.

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

         If the applicable pooling and servicing agreement for a series of securities provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related trust fund, as described under "Description of the Securities--Pre-Funding Account" in this prospectus, and the trust fund is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of securities of the series. See "Yield Considerations."

         There can be no assurance as to the rate of prepayment of the mortgage loans. The depositor is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended period of time. All statistics known to the depositor that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

         As described in this prospectus and in the prospectus supplement, the master servicer, the depositor, an affiliate of the depositor or a person specified in the related prospectus supplement (other than holder of any class of offered certificates, other than the REMIC Residual Certificates, if offered) may have the option to purchase the assets in a trust fund and effect early retirement of the related series of securities. See "The Agreements--Termination; Retirement of Securities."


                         LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion summarizes legal aspects of mortgage loans that is general in nature. The summaries do not purport to be complete. They do not reflect the laws of any particular state nor the laws of all states in which the mortgaged properties may be situated. This is because these legal aspects are governed in part by the law of the state that applies to a particular mortgaged property and the laws of the states may vary substantially. You should refer to the applicable federal and state laws governing the mortgage loans.

MORTGAGES

         Each single family, multifamily, commercial and mixed-use loan and, if applicable, the Contracts (in each case other than cooperative mortgage loans),will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are referred to as"mortgages." Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured Homes to secure repayment of the loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. See "--Contracts" below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust. However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust, the grantee's



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authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trustor mortgage, and, in deed of trust transactions, the directions of the beneficiary.

COOPERATIVE MORTGAGE LOANS

         If specified in the prospectus supplement relating to a series of certificates, the mortgage loans and Contracts may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

         Cooperative buildings relating to the cooperative mortgage loans are located primarily in the State of New York. Generally, each Cooperative owns in fee or has a long-term leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The Cooperative is directly responsible for property management and, in most cases, payment of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling the mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (1) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

         Each Cooperative is owned by shareholders (referred to as tenant-stockholders) who, through ownership of stock or shares in the Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents the tenant-stockholder's proportional share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives" below.



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TAX ASPECTS OF COOPERATIVE OWNERSHIP

         In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation"within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code. In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, that section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under the section for any particular year. In the event that the Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly impaired because no deduction would be allowable to tenant- stockholders under Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

LEASES AND RENTS

         Mortgages that encumber income-producing multifamily and commercial properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

CONTRACTS

         Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the appropriate motor vehicle registration office, depending on state law.

         The master servicer will be required under the related pooling and servicing agreement or servicing agreement to, or to cause the servicer of the Contract to, effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the master servicer or servicer, as applicable, fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the Manufactured Home securing a Contract. As Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that Manufactured Homes may become subject to real estate title and recording laws. As a result, a security interest in a Manufactured Home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a Manufactured Home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently



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attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the depositor.

         The depositor will assign or cause to be assigned a security interest in the Manufactured Homes to the trustee, on behalf of the securityholders. Neither the depositor, the master servicer, any servicer, nor the trustee will amend the certificates of title to identify the trustee, on behalf of the securityholders, as the new secured party and, accordingly, the depositor or the Seller will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the depositor's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the depositor or Seller.

         In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the depositor on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the depositor has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the securityholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after the relocation and thereafter until the owner re-registers the Manufactured Home in the state of relocation. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in that state, and if the depositor did not take steps to re-perfect its security interest in that state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the depositor must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the depositor would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the depositor would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a Manufactured Home, re-registration could defeat perfection. Similarly, when an obligor under a manufactured housing conditional sales contract sells a Manufactured Home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related pooling and servicing agreement or servicing agreement, the master servicer will be obligated to, or to cause each of the servicers of the Contracts to, take these steps, at the master servicer's or servicers expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

         Under the laws of most states, liens for repairs performed on a Manufactured Home take priority even over a perfected security interest. The depositor will obtain the representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a Contract. However, these liens could arise at any time during the term of a Contract. No notice will be given to the trustee or securityholders in the event this type of lien arises.

FORECLOSURE ON MORTGAGES AND SOME CONTRACTS

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific



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provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust.
In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower- trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making the repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of certificates. See "Description of Credit Enhancement".

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. The junior mortgagee must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or undertake to pay on any senior mortgages on which the mortgagor is currently in default. Under either course of action, the junior mortgagee may add the amounts paid to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those single family loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior



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mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

         In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of the lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

FORECLOSURE ON SHARES OF COOPERATIVES

         The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant- stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The Cooperative may cancel the proprietary lease or occupancy agreement, even while pledged, for failure by the tenant- stockholder to pay the obligations or charges owed by the tenant-stockholder, including mechanics' liens against the Cooperative's building incurred by the tenant-stockholder. Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the Cooperative may generally terminate a proprietary lease or occupancy agreement in the event the borrower breaches its covenants in the proprietary lease or occupancy agreement. Typically, the lender and the Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on the loan.

         Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease. The approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholder.



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         Because of the nature of cooperative mortgage loans, lenders do not require the tenant-stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of any prior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

         In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York UCC and the security agreement relating to those shares. Article 9 of the New York UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and other Limitations on Lenders" below.

REPOSSESSION WITH RESPECT TO CONTRACTS

         General. Repossession of manufactured housing is governed by state law. A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current) before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in small particulars, the general repossession procedure established by the UCC is as follows:

         o Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession methods are more commonly employed, and are accomplished simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to repossession, a court order must be obtained from the appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the method employed is self-help, voluntary repossession or judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by removing the occupants and their belongings from the manufactured home and maintaining possession of the manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

         o Once repossession has been achieved, preparation for the subsequent disposition of the manufactured home can commence. The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are commercially reasonable.



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         o        Sale proceeds are to be applied first to repossession expenses
                  (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgement in those states that do not prohibit or limit deficiency judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall. Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds. In that case, the UCC requires the party suing for the deficiency judgment to remit the surplus to the debtor. Because the defaulting owner of a manufactured home generally has very little capital or income available following repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant discount in light of the defaulting owner's strained financial condition.

         Louisiana Law. Any contract secured by a manufactured home located in Louisiana will be governed by Louisiana law rather than Article 9 of the UCC. Louisiana laws provide similar mechanisms for perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two-thirds of its appraised value.

RIGHTS OF REDEMPTION

         Single Family, Multifamily and Commercial Properties. The purposes of a foreclosure action in respect of a mortgaged property is to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

         The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In



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some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         Manufactured Homes. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         Single Family, Multifamily and Commercial Loans. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security; however in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative Shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral (which, in the case of a cooperative mortgage loan, would be the shares of the Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have allowed modifications that include reducing the amount of



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each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter 13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

         Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

         Contracts. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere with or affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness. A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

ENVIRONMENTAL LEGISLATION

         Under CERCLA, and under state law in some states, a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

         The Conservation Act amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property. The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.



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         Other federal and state laws may impose liability on a secured party which takes a deed-in-lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of certificates. Moreover, federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to the lien and, in some states, even prior recorded liens are subordinated to such lien. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the depositor has not made and will not make the evaluations prior to the origination of the secured contracts. Neither the master servicer nor any servicer will be required by any Agreement to undertake these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The depositor does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, neither the master servicer nor any servicer will be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to certificateholders of the related series.

CONSUMER PROTECTION LAWS

         In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws. These laws include TILA, as implemented by Regulation Z, Real Estate Settlement Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding the mortgage loans either against the originators or assignees. Further, the failure of the borrower to use the correct form of notice of right to cancel in connection with non-purchase money transactions could subject the originator and assignees to extended borrower rescission rights.

HOMEOWNERSHIP ACT AND SIMILAR STATE LAWS

         Some of the mortgage loans, known as High Cost Loans, may be subject to special rules, disclosure requirements and other provisions that were added to the federal TILA by the Homeownership Act, if such trust assets were originated after October 1, 1995, are not loans made to finance the purchase of the mortgaged property and have interest rates or origination costs in excess of certain prescribed levels. The Homeownership Act requires certain additional disclosures, specifies the timing of those disclosures and limits or prohibits the inclusion of certain provisions in mortgages subject to the Homeownership Act. Purchasers or assignees of any High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan under the federal TILA or any other law, unless the purchaser or assignee did not know and could not with reasonable diligence have determined that the mortgage loan was subject to the provisions of the Homeownership Act. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required or if the particular mortgage includes provisions prohibited by law. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

         In addition to the Homeownership Act, a number of legislative proposals have been introduced at the federal, state and local level that are designed to discourage predatory lending practices. Some states have enacted, or may enact,



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laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the mortgage loans. In some cases, state or local law may impose requirements and restrictions greater than those in the Homeownership Act. An originators' failure to comply with these laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

         Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

         Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied, Any determination by a court that the mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the related seller will be required to purchase that mortgage loan from the trust.

ADDITIONAL CONSUMER PROTECTIONS LAWS WITH RESPECT TO CONTRACTS

         Contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected. Under the related pooling and servicing agreement or servicing agreement, late charges will be retained by the master servicer or servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to Securityholders.

         Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The FTC Rule has the effect of subjecting a seller (and some related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the Contract, and the holder of the Contract may also be unable to collect amounts still due under the Contract. Most of the Contracts in a trust fund will be subject to the requirements of the FTC Rule. Accordingly, the trust fund, as holder of the Contracts, will be subject to any claims or defenses that the purchaser of the related Manufactured Home may assert against the seller of the Manufactured Home, subject to a maximum liability equal to the amounts paid by the obligor on the Contract. If an obligor is successful in asserting the claim or defense, and if the Seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the Seller to repurchase the Contract because of breach of its Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

ENFORCEABILITY OF CERTAIN PROVISIONS

         Transfer of Mortgaged Properties. Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain due-on-sale clauses. These clauses permit the lender to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these



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clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred. These include, amongst others, intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

         Transfer of Manufactured Homes. Generally, Contracts contain provisions prohibiting the sale or transfer of the related Manufactured Home without the consent of the obligee on the Contract and permitting the acceleration of the maturity of the Contracts by the obligee on the Contract upon a sale or transfer that is not consented to. The master servicer will, or will cause the servicer of the Contract, to the extent it has knowledge of the conveyance or proposed conveyance, to exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on-sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

         In the case of a transfer of a Manufactured Home as to which the master servicer or servicer of the Contract desires to accelerate the maturity of the related Contract, the master servicer's or servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the master servicer or servicer may be prohibited from enforcing a due-on-sale clause in respect of a Manufactured Home.

         Late Payment Charges and Prepayment Restrictions. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments or the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid even when the loans expressly provide for the collection of those charges. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds. The Office of Thrift Supervision (OTS), the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS's ruling does not retroactively affect loans originated before July 1, 2003.

SUBORDINATE FINANCING

         When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior



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loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

INSTALLMENT CONTRACTS

         The trust fund assets may also consist of installment sales contracts. Under an installment contract the seller (referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by- state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

APPLICABILITY OF USURY LAWS

         Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March 31,1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of Manufactured Housing. Contracts would be covered if they satisfy conditions including, among other things, terms governing any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related



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unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1,1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted this type of law prior to the April 1,1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

         Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

         As indicated above under "The Mortgage Pools--Representations by Sellers," each Seller of a mortgage loan will have represented that the mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title VIII. Title VIII provides that, notwithstanding any state law to the contrary, (1) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,
(2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration with respect to origination of alternative mortgage instruments by federal credit unions, and (3) all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the Office of Thrift Supervision, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.

FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

         A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The depositor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         Under the FTC Rule, which is described above under "Consumer Protection Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting this claim, the related securityholders could suffer a loss if (1) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (2) the master servicer, servicer of the Contract or the trustee were unsuccessful in asserting any claim of contribution or subornation on behalf of the securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from these manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.



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THE SERVICEMEMBERS CIVIL RELIEF ACT

         Under the terms of the Relief Act, a mortgagor who enters military service after the origination of the mortgagor's mortgage loan (including a mortgagor who was in reserve status and is called to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the mortgagor's active duty status, unless a court orders otherwise upon application of the lender. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard, and officers of the U.S. Public Health Service assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act. With respect to any mortgage loan subject to the Relief Act with an interest rate in excess of 6% per annum, application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer or servicer to collect full amounts of interest on that mortgage loan. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related securities, and would not be covered by advances by the master servicer, any servicer or other entity or by any form of credit enhancement provided in connection with the related series of securities, unless described in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or servicer to foreclose on an affected single family loan or enforce rights under a Contract during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related securities in connection therewith. Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to securityholders of the related series.

         Certain states have enacted or may enact their own versions of the Relief Act which may provide for more enhanced consumer protection provisions than those set forth in the Relief Act. The Relief Act may not preempt those state laws.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes. Under procedures contained in the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is based, or (2) the lender was, at the time of execution of the mortgage, "reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

JUNIOR MORTGAGES

         Some of the mortgage loans may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the securityholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of



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trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

         The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

NEGATIVE AMORTIZATION LOANS

         A notable case decided by the United States Court of Appeals, First Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the DIDMC and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Parity Act, which authorizes lender to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire, Massachusetts, Rhode Island and Puerto Rico.




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                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion is the opinion of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP and Greenberg Traurig LLP counsel to the depositor, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered securities offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to securityholders that hold the securities as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which (such as banks, insurance companies and foreign investors) may be subject special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any REMIC or other issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the securities. See "State and Other Tax Consequences."

         The following discussion addresses securities of three general types:

         o REMIC Certificates representing interests in a trust fund, or a portion thereof, that the REMIC Administrator will elect to have treated as a REMIC under the REMIC Provisions of the Code,

         o notes representing indebtedness of a trust fund as to which no REMIC election will be made, and

         o Grantor Trust Certificates representing interests in a Grantor Trust Fund as to which no REMIC election will be made.

The prospectus supplement for each series of certificates will indicate whether a REMIC election (or elections) will be made for the related trust fund and, if this election is to be made, will identify all "regular interests" and "residual interests" in the REMIC. For purposes of this tax discussion, references to a "securityholder," "certificateholder" or a "holder" are to the beneficial owner of a security or certificate, as the case may be.

         The prospectus supplement for each series of securities will indicate which of the foregoing treatments will apply to that series. In addition, if a FASIT structure or Partnership Structure is being used, the tax treatment of such structure will be described in the related prospectus supplement.

         The following discussion is based in part upon the OID Regulations and in part upon REMIC Regulations. The OID Regulations do not adequately address issues relevant to securities such as the offered securities. In some instances, the OID Regulations provide that they are not applicable to securities such as the offered securities.




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REMICS

         Classification of REMICS. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of REMIC Certificates, any of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP, as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, for federal income tax purposes, the related trust fund (or each applicable portion thereof) will qualify as a REMIC and the REMIC Certificates offered with respect thereto will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in that REMIC within the meaning of the REMIC Provisions.

         If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for status as a REMIC during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In that event, the entity may be taxable as a corporation under Treasury regulations, and the related REMIC Certificates may not be accorded the status or given the tax treatment described below. Although the Code authorizes the Treasury Department to issue regulations providing relief in the event of an inadvertent termination of REMIC status, no such regulations have been issued. Any such relief, moreover, may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC's income for the period in which the requirements for status as a REMIC are not satisfied. The pooling and servicing agreement with respect to each REMIC will include provisions designed to maintain the related trust fund's status as a REMIC under the REMIC Provisions. It is not anticipated that the status of any trust fund as a REMIC will be inadvertently terminated.

         Characterization of Investments in REMIC Certificates. In general, the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and assets described in Section 7701(a)(19)(C) of the Code in the same proportion that the assets of the REMIC underlying the certificates would be so treated. Moreover, if 95% or more of the assets of the REMIC qualify for any of the foregoing treatments at all times during a calendar year, the REMIC Certificates will qualify for the corresponding status in their entirety for that calendar year. Interest (including original issue discount) on the REMIC Regular Certificates and income allocated to the class of REMIC Residual Certificates will be interest described in Section 856(c)(3)(B) of the Code to the extent that the certificates are treated as "real estate assets"within the meaning of Section 856(c)(4)(A) of the Code. In addition, the REMIC Regular Certificates will be "qualified mortgages" within the meaning of Section860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for regular or residual interests therein. The determination as to the percentage of the REMIC's assets that constitute assets described in the foregoing sections of the Code will be made with respect to each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during the calendar quarter. The REMIC Administrator will report those determinations to certificateholders in the manner and at the times required by applicable Treasury regulations.

         The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC Certificates and any property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether the assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the Code sections mentioned in the immediately preceding paragraph. In addition, in some instances mortgage loans may not be treated entirely as assets described in the foregoing sections of the Code. If so, the related prospectus supplement will describe the mortgage loans that may not be so treated. The REMIC Regulations do provide, however, that cash received from payments on mortgage loans held pending distribution is considered part of the mortgage loans for purposes of Section 856(c)(4)(A) of the Code. Furthermore, foreclosure property will qualify as "real estate assets" under Section 856(c)(4)(A) of the Code.

         Tiered REMIC Structures. For some series of REMIC Certificates, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs for federal income tax purposes. As to each such series of REMIC Certificates, in the opinion of counsel to the depositor, assuming compliance with all provisions of the related pooling and servicing agreement, each of the REMICs in that trust fund will qualify as a REMIC and the REMIC



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


Certificates issued by these REMICs will be considered to evidence ownership of REMIC Regular Certificates or REMIC Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

         Solely for purposes of determining whether the REMIC Certificates will be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and "loans secured by an interest in real property" under Section 7701(a)(19)(C) of the Code, and whether the income on the certificates is interest described in
Section 856(c)(3)(B) of the Code, all of the REMICs in that trust fund will be treated as one REMIC.

         Taxation of Owners of REMIC Regular Certificates.

         General. Except as otherwise stated in this discussion, REMIC Regular Certificates will be treated for federal income tax purposes as debt instruments issued by the REMIC and not as ownership interests in the REMIC or its assets. Moreover, holders of REMIC Regular Certificates that otherwise report income under a cash method of accounting will be required to report income with respect to REMIC Regular Certificates under an accrual method.

         Original Issue Discount. A REMIC Regular Certificate may be issued with "original issue discount" within the meaning of Section 1273(a) of the Code. Any holder of a REMIC Regular Certificate issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to that income. In addition,
Section 1272(a)(6) of the Code provides special rules applicable to REMIC Regular Certificates and some other debt instruments issued with original issue discount. Regulations have not been issued under that section.

         The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a REMIC in computing the accrual of original issue discount on REMIC Regular Certificates issued by that REMIC, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption. The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a REMIC Regular Certificate must be the same as that used in pricing the initial offering of the REMIC Regular Certificate. The Prepayment Assumption used in reporting original issue discount for each series of REMIC Regular Certificates will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a REMIC Regular Certificate will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of REMIC Regular Certificates will be the first cash price at which a substantial amount of REMIC Regular Certificates of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of REMIC Regular Certificates is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing Date. Under the OID Regulations, the stated redemption price of a REMIC Regular Certificate is equal to the total of all payments to be made on the certificate other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the REMIC Regular Certificate.

         In the case of REMIC Regular Certificates bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the REMIC Regular Certificates. If the original issue discount rules apply to the certificates in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the certificates in that series that bear an adjustable interest rate in preparing information returns to the certificateholders and the IRS.

         The first interest payment on a REMIC Regular Certificate may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the



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"accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the REMIC Regular Certificate and accounted for as original issue discount. Because interest on REMIC Regular Certificates must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the REMIC Regular Certificates.

         In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the Closing Date, a portion of the purchase price paid for a REMIC Regular Certificate will reflect the accrued interest. In such cases, information returns to the certificateholders and the IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of the REMIC Regular Certificate (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated redemption price of the REMIC Regular Certificate. However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a certificateholder.


         Notwithstanding the general definition of original issue discount, original issue discount on a REMIC Regular Certificate will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the REMIC Regular Certificate multiplied by its weighted average life. For this purpose, the weighted average life of a REMIC Regular Certificate is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the REMIC Regular Certificate, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the Prepayment Assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the REMIC Regular Certificate. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that certificate and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated principal amount of the REMIC Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" for a description of this election under the OID Regulations.

         If original issue discount on a REMIC Regular Certificate is in excess of a de minimis amount, the holder of the certificate must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the REMIC Regular Certificate, including the purchase date but excluding the disposition date. In the case of an original holder of a REMIC Regular Certificate, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the REMIC Regular Certificate, if any, in future periods and (b) the distributions made on the REMIC Regular Certificate during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the REMIC Regular Certificate at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the REMIC Regular Certificate will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the certificate and (3)



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taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the certificate will be calculated based on its issue price and assuming that distributions on the certificate will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a REMIC Regular Certificate at the beginning of any accrual period will equal the issue price of the certificate, increased by the aggregate amount of original issue discount that accrued with respect to the certificate in prior accrual periods, and reduced by the amount of any distributions made on the certificate in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a REMIC Regular Certificate that purchases a certificate that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the certificate. However, each such daily portion will be reduced, if the cost of the certificate is in excess of its "adjusted issue price," in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the REMIC Regular Certificate. The adjusted issue price of a REMIC Regular Certificate on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the certificate at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

         Market Discount. A certificateholder that purchases a REMIC Regular Certificate at a market discount, that is, in the case of a REMIC Regular Certificate issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a REMIC Regular Certificate issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section 1276 of the Code such a certificateholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A certificateholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the certificateholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a REMIC Regular Certificate with market discount, the certificateholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the certificateholder acquires during the taxable year of the election or thereafter. Similarly, a certificateholder that made this election for a certificate that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the certificateholder owns or acquires. See "Taxation of Owners of REMIC Regular Certificates--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a certificate on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

         However, market discount with respect to a REMIC Regular Certificate will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the REMIC Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one



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installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on REMIC Regular Certificates should accrue, at the certificateholder's option: (1) on the basis of a constant yield method,
(2) in the case of a REMIC Regular Certificate issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the REMIC Regular Certificate as of the beginning of the accrual period, or (3) in the case of a REMIC Regular Certificate issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the REMIC Regular Certificate at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a REMIC Regular Certificate purchased at a discount in the secondary market.

         To the extent that REMIC Regular Certificates provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a REMIC Regular Certificate generally will be required to treat a portion of any gain on the sale or exchange of the certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a REMIC Regular Certificate may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a REMIC Regular Certificate purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         Premium. A REMIC Regular Certificate purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a REMIC Regular Certificate may elect under Section 171of the Code to amortize the premium under the constant yield method over the life of the certificate. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally. See "Taxation of Owners of REMIC Regular Certificates--Market Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment Assumption in accruing market discount with respect to REMIC Regular Certificates without regard to whether the certificates have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code. The use of an assumption that there will be no prepayments may be required.

         Realized Losses. Under Section 166 of the Code, both corporate holders of the REMIC Regular Certificates and non-corporate holders of the REMIC Regular Certificates that acquire the certificates in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their certificates become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a non-corporate holder that does not acquire a REMIC Regular Certificate in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's certificate becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a REMIC Regular Certificate will be required to accrue interest and original issue discount with respect to the certificate, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the certificate underlying the REMIC Certificates, as the case may be, until it can be established



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that the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a REMIC Regular Certificate could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a REMIC Regular Certificate eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

         Taxation of Owners of REMIC Residual Certificates

         General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC generally is not subject to entity-level taxation, except with regard to prohibited transactions and some other transactions. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Rather, the taxable income or net loss of a REMIC is generally taken into account by the holder of the REMIC Residual Certificates. Accordingly, the REMIC Residual Certificates will be subject to tax rules that differ significantly from those that would apply if the REMIC Residual Certificates were treated for federal income tax purposes as direct ownership interests in the mortgage loans or as debt instruments issued by the REMIC.

         A holder of a REMIC Residual Certificate generally will be required to report its daily portion of the taxable income or, subject to the limitations noted in this discussion, the net loss of the REMIC for each day during a calendar quarter that the holder owned the REMIC Residual Certificate. For this purpose, the taxable income or net loss of the REMIC will be allocated to each day in the calendar quarter ratably using a "30 days per month/90 days per quarter/360 days per year" convention unless otherwise disclosed in the related prospectus supplement. The daily amounts so allocated will then be allocated among the REMIC Residual Certificateholders in proportion to their respective ownership interests on that day. Any amount included in the gross income or allowed as a loss of any REMIC Residual Certificateholder by virtue of this paragraph will be treated as ordinary income or loss. The taxable income of the REMIC will be determined under the rules described below in "Taxable Income of the REMIC" and will be taxable to the REMIC Residual Certificateholders without regard to the timing or amount of cash distributions by the REMIC. Ordinary income derived from REMIC Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to limitations under Section 469 of the Code on the deductibility of "passive losses."

         A holder of a REMIC Residual Certificate that purchased the certificate from a prior holder of that certificate also will be required to report on its federal income tax return amounts representing its daily share of the taxable income (or net loss) of the REMIC for each day that it holds the REMIC Residual Certificate. Those daily amounts generally will equal the amounts of taxable income or net loss determined as described above. The Committee Report indicates that some modifications of the general rules may be made, by regulations, legislation or otherwise to reduce (or increase) the income of a REMIC Residual Certificateholder that purchased the REMIC Residual Certificate from a prior holder of the certificate at a price greater than (or less than) the adjusted basis (as defined below) the REMIC Residual Certificate would have had in the hands of an original holder of the certificate. The REMIC Regulations, however, do not provide for any such modifications.

         Any payments received by a holder of a REMIC Residual Certificate in connection with the acquisition of the REMIC Residual Certificate will be taken into account in determining the income of the holder for federal income tax purposes. Although it appears likely that any of these payments would be includible in income immediately upon its receipt, the IRS might assert that these payments should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of these payments, holders of REMIC Residual Certificates should consult their tax advisors concerning the treatment of these payments for income tax purposes.

         The amount of income REMIC Residual Certificateholders will be required to report (or the tax liability associated with the income) may exceed the amount of cash distributions received from the REMIC for the corresponding period. Consequently, REMIC Residual Certificateholders should have other sources of funds sufficient to pay any federal income taxes due as a result of their ownership of REMIC Residual Certificates or unrelated deductions against which income may be offset, subject to the rules relating to "excess inclusions" and "noneconomic" residual interests discussed below. The fact that the tax liability associated with the income allocated to REMIC Residual Certificateholders may exceed the cash distributions received by the REMIC Residual Certificateholders for the



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corresponding period may significantly adversely affect the REMIC Residual
Certificateholders' after-tax rate of return. This disparity between income and distributions may not be offset by corresponding losses or reductions of income attributable to the REMIC Residual Certificateholder until subsequent tax years and, then, may not be completely offset due to changes in the Code, tax rates or character of the income or loss.

         Taxable Income of the REMIC. The taxable income of the REMIC will equal the income from the mortgage loans and other assets of the REMIC plus any cancellation of indebtedness income due to the allocation of realized losses to REMIC Regular Certificates, less the deductions allowed to the REMIC for interest (including original issue discount and reduced by any income from premium on issuance) on the REMIC Regular Certificates (and any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by the prospectus), amortization of any premium on the mortgage loans, bad debt losses with respect to the mortgage loans and, except as described below, for servicing, administrative and other expenses.

         For purposes of determining its taxable income, the REMIC will have an initial aggregate basis in its assets equal to the sum of the issue prices of all REMIC Certificates (or, if a class of REMIC Certificates is not sold initially, their fair market values). The aggregate basis will be allocated among the mortgage loans and the other assets of the REMIC in proportion to their respective fair market values. The issue price of any offered REMIC Certificates will be determined in the manner described above under "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." The issue price of a REMIC Certificate received in exchange for an interest in the mortgage loans or other property will equal the fair market value of the interests in the mortgage loans or other property. Accordingly, if one or more classes of REMIC Certificates are retained initially rather than sold, the REMIC Administrator may be required to estimate the fair market value of the interests in order to determine the basis of the REMIC in the mortgage loans and other property held by the REMIC.

         Subject to possible application of the de minimis rules, the method of accrual by the REMIC of original issue discount income and market discount income with respect to mortgage loans that it holds will be equivalent to the method for accruing original issue discount income for holders of REMIC Regular Certificates (that is, under the constant yield method taking into account the Prepayment Assumption). However, a REMIC that acquires loans at a market discount must include the market discount in income currently, as it accrues, on a constant yield basis. See "--Taxation of Owners of REMIC Regular Certificates" above, which describes a method for accruing discount income that is analogous to that required to be used by a REMIC as to mortgage loans with market discount that it holds.

         A mortgage loan will be deemed to have been acquired with discount (or premium) to the extent that the REMIC's basis therein, determined as described in the preceding paragraph, is less than (or greater than) its stated redemption price. Any such discount will be includible in the income of the REMIC as it accrues, in advance of receipt of the cash attributable to the income, under a method similar to the method described above for accruing original issue discount on the REMIC Regular Certificates. It is anticipated that each REMIC will elect under Section 171 of the Code to amortize any premium on the mortgage loans. Premium on any mortgage loan to which the election applies may be amortized under a constant yield method, presumably taking into account a Prepayment Assumption. Further, such an election would not apply to any mortgage loan originated on or before September 27, 1985. Instead, premium on such a mortgage loan should be allocated among the principal payments thereon and be deductible by the REMIC as those payments become due or upon the prepayment of the mortgage loan.

         A REMIC will be allowed deductions for interest (including original issue discount) on the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) equal to the deductions that would be allowed if the REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) were indebtedness of the REMIC. Original issue discount will be considered to accrue for this purpose as described above under "--Taxation of Owners of REMIC Regular certificates--Original Issue Discount," except that the de minimis rule and the adjustments for subsequent holders of REMIC Regular Certificates (including any other class of REMIC Certificates constituting "regular interests" in the REMIC not offered by this prospectus) described therein will not apply.

         If a class of REMIC Regular Certificates is issued with Issue Premium, the net amount of interest deductions that are allowed the REMIC in each taxable year with respect to the REMIC Regular Certificates of that class will be



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reduced by an amount equal to the portion of the Issue Premium that is considered to be amortized or repaid in that year. Although the matter is not entirely clear, it is likely that Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "--Taxation of Owners of REMIC Regular certificates--Original Issue Discount."

         As a general rule, the taxable income of a REMIC will be determined in the same manner as if the REMIC were an individual having the calendar year as its taxable year and using the accrual method of accounting. However, no item of income, gain, loss or deduction allocable to a prohibited transaction will betaken into account. See "--Prohibited Transactions and Other Possible REMIC Taxes" below. Further, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code (which allows these deductions only to the extent they exceed in the aggregate two percent of the taxpayer's adjusted gross income) will not be applied at the REMIC level so that the REMIC will be allowed deductions for servicing, administrative and other non-interest expenses in determining its taxable income. All such expenses will be allocated as a separate item to the holders of REMIC Certificates, subject to the limitation of Section 67 of the Code. See "--Possible Pass-Through of Miscellaneous Itemized Deductions" below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, the excess will be the net loss for the REMIC for that calendar quarter.

         Basis Rules, Net Losses and Distributions. The adjusted basis of a REMIC Residual Certificate will be equal to the amount paid for the REMIC Residual Certificate, increased by amounts included in the income of the REMIC Residual Certificateholder and decreased (but not below zero) by distributions made, and by net losses allocated, to the REMIC Residual Certificateholder.

         A REMIC Residual Certificateholder is not allowed to take into account any net loss for any calendar quarter to the extent the net loss exceeds the REMIC Residual Certificateholder's adjusted basis in its REMIC Residual Certificate as of the close of the calendar quarter (determined without regard to the net loss). Any loss that is not currently deductible by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Certificate. The ability of REMIC Residual Certificateholders to deduct net losses may be subject to additional limitations under the Code, as to which REMIC Residual Certificateholders should consult their tax advisors.

         Any distribution on a REMIC Residual Certificate will be treated as a non-taxable return of capital to the extent it does not exceed the holder's adjusted basis in the REMIC Residual Certificate. To the extent a distribution on a REMIC Residual Certificate exceeds the adjusted basis, it will be treated as gain from the sale of the REMIC Residual Certificate. Holders of REMIC Residual Certificates may be entitled to distributions early in the term of the related REMIC under circumstances in which their bases in the REMIC Residual Certificates will not be sufficiently large that the distributions will be treated as nontaxable returns of capital. Their bases in the REMIC Residual Certificates will initially equal the amount paid for the REMIC Residual Certificates and will be increased by their allocable shares of taxable income of the REMIC. However, these bases increases may not occur until the end of the calendar quarter, or perhaps the end of the calendar year, with respect to which the REMIC taxable income is allocated to the REMIC Residual Certificateholders. To the extent the REMIC Residual Certificateholders' initial bases are less than the distributions to the REMIC Residual Certificateholders, and increases in initial bases either occur after the distributions or (together with their initial bases) are less than the amount of the distributions, gain will be recognized to the REMIC Residual Certificateholders on these distributions and will be treated as gain from the sale of their REMIC Residual Certificates.

         The effect of these rules is that a REMIC Residual Certificateholder may not amortize its basis in a REMIC Residual Certificate, but may only recover its basis through distributions, through the deduction of any net losses of the REMIC or upon the sale of its REMIC Residual Certificate. See "--Sales of REMIC Certificates" below. For a discussion of possible modifications of these rules that may require adjustments to income of a holder of a REMIC Residual Certificate other than an original holder in order to reflect any difference between the cost of the REMIC Residual Certificate to the REMIC Residual Certificateholder and the adjusted basis the REMIC Residual Certificate would have in the hands of an original holder, see "--Taxation of Owners of REMIC Residual Certificates--General" above.


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

         Excess Inclusions. Any "excess inclusions" with respect to a REMIC Residual Certificate will be subject to federal income tax in all events. In general, the"excess inclusions" with respect to a REMIC Residual Certificate for any calendar quarter will be the excess, if any, of (1) the daily portions of REMIC taxable income allocable to the REMIC Residual Certificate over (2) the sum of the "daily accruals" (as defined below) for each day during the quarter that the REMIC Residual Certificate was held by the REMIC Residual Certificateholder. The daily accruals of a REMIC Residual Certificateholder will be determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Certificate at the beginning of the calendar quarter and 120% of the "long-term Federal rate" in effect on the Closing Date. For this purpose, the adjusted issue price of a REMIC Residual Certificate as of the beginning of any calendar quarter will be equal to the issue price of the REMIC Residual Certificate, increased by the sum of the daily accruals for all prior quarters and decreased (but not below zero) by any distributions made with respect to the REMIC Residual Certificate before the beginning of that quarter. The issue price of a REMIC Residual Certificate is the initial offering price to the public (excluding bond houses and brokers) at which a substantial amount of the REMIC Residual Certificates were sold. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. Although it has not done so, the Treasury has authority to issue regulations that would treat the entire amount of income accruing on a REMIC Residual Certificate as an excess inclusion if the REMIC Residual Certificates are not considered to have "significant value."

         For REMIC Residual Certificateholders, an excess inclusion (1) will not be permitted to be offset by deductions, losses or loss carryovers from other activities, (2) will be treated as "unrelated business taxable income" to an otherwise tax-exempt organization and (3) will not be eligible for any rate reduction or exemption under any applicable tax treaty with respect to the 30% United States withholding tax imposed on distributions to REMIC Residual Certificateholders that are foreign investors. See, however, "--Foreign investors in REMIC Certificates," below.

         Furthermore, for purposes of the alternative minimum tax, excess inclusions will not be permitted to be offset by the alternative tax net operating loss deduction and alternative minimum taxable income may not be less than the taxpayer's excess inclusions. The latter rule has the effect of preventing nonrefundable tax credits from reducing the taxpayer's income tax to an amount lower than the tentative minimum tax on excess inclusions.

         In the case of any REMIC Residual Certificates held by a real estate investment trust, the aggregate excess inclusions with respect to the REMIC Residual Certificates, reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain), will be allocated among the shareholders of the trust in proportion to the dividends received by the shareholders from the trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Certificate as if held directly by the shareholder. Treasury regulations yet to be issued could apply a similar rule to regulated investment companies, common trust funds and cooperatives; the REMIC Regulations currently do not address this subject.

         Noneconomic REMIC Residual Certificates. Under the REMIC Regulations, transfers of "noneconomic" REMIC Residual Certificates will be disregarded for all federal income tax purposes if "a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax." If the transfer is disregarded, the purported transferor will continue to remain liable for any taxes due with respect to the income on the "non-economic" REMIC Residual Certificate. The REMIC Regulations provide that a REMIC Residual Certificate is non-economic unless, based on the Prepayment Assumption and on any required or permitted clean up calls, or required liquidation provided for in the REMIC's organizational documents, (1) the present value of the expected future distributions (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) on the REMIC Residual Certificate equals at least the present value of the expected tax on the anticipated excess inclusions, and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC Residual Certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. Accordingly, all transfers of REMIC Residual Certificates that may constitute non-economic residual interests will be subject to restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. These restrictions will require each party to a transfer to provide an affidavit that no purpose of the transfer is to impede the assessment or collection of tax, including representations as to the financial condition of the prospective transferee, as to which the



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transferor is also required to make a reasonable investigation to determine the transferee's historic payment of its debts and ability to continue to pay its debts as they come due in the future. The IRS has issued final REMIC regulations that add to the conditions necessary to assure that a transfer of a non-economic residual interest would be respected. The additional conditions require that in order to qualify as a safe harbor transfer of a residual, the transferee represent that it will not cause the income "to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer" and either (i) the amount received by the transferee be no less on a present value basis than the present value of the net tax detriment attributable to holding the residual interest reduced by the present value of the projected payments to be received on the residual interest or (ii) the transfer is to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same "safe harbor" provision. Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the residual interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The regulations generally apply to transfers of residual interests occurring on or after February 4, 2000. Prior to purchasing a REMIC Residual Certificate, prospective purchasers should consider the possibility that a purported transfer of the REMIC Residual Certificate by such a purchaser to another purchaser at some future day may be disregarded in accordance with the above described rules which would result in the retention of tax liability by that purchaser.

         The related prospectus supplement will disclose whether offered REMIC Residual Certificates may be considered "noneconomic" residual interests under the REMIC Regulations; provided, however, that any disclosure that a REMIC Residual Certificate will not be considered "non-economic" will be based upon assumptions, and the depositor will make no representation that a REMIC Residual Certificate will not be considered "non-economic" for purposes of the above-described rules. See "--Foreign Investors in REMIC Certificates--REMIC Residual Certificates" below for additional restrictions applicable to transfers of REMIC Residual Certificates to foreign persons.

         On May 11, 2004, the Internal Revenue Service issued final regulations relating to the federal income tax treatment of "inducement fees" received by transferees of non-economic REMIC residual interests. The regulations provide tax accounting rules for the inclusion of such fees in income over an appropriate period, and clarify that inducement fees represent income from sources within the United States. These rules apply to taxable years ending on or after May 11, 2004. On the same date, the IRS issued administrative guidance addressing the procedures by which transferees of such REMIC residual interests may obtain consent to change the method of accounting for REMIC inducement fee income to one of the methods provided in the regulations. Prospective purchasers of REMIC residual certificates should consult with their tax advisors regarding the effect of these regulations and the related administrative guidance.

         Mark-to-Market Rules. In general, all securities owned by a dealer, except to the extent that the dealer has specifically identified a security as held for investment, must be marked to market in accordance with the applicable Code provision and the related regulations. However, the IRS has issued regulations which provide that for purposes of this mark-to-market requirement, a REMIC Residual Certificate is not treated as a security and thus may not be marked to market.

         Possible Pass-Through of Miscellaneous Itemized Deductions. Fees and expenses of a REMIC generally will be allocated to the holders of the related REMIC Residual Certificates. The applicable Treasury regulations indicate, however, that in the case of a REMIC that is similar to a single class grantor trust, all or a portion of these fees and expenses should be allocated to the holders of the related REMIC Regular Certificates. Except as stated in the related prospectus supplement, these fees and expenses will be allocated to holders of the related REMIC Residual Certificates in their entirety and not to the holders of the related REMIC Regular Certificates.

         With respect to REMIC Residual Certificates or REMIC Regular Certificates the holders of which receive an allocation of fees and expenses in accordance with the preceding discussion, if any holder thereof is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, (1) an amount equal to the individual's, estate's or trust's share of the fees and expenses will be added to the gross income of the holder and (2) the individual's, estate's or trust's share of the fees and expenses will be treated as a miscellaneous itemized



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deduction allowable subject to the limitation of Section 67 of the Code, which permits these deductions only to the extent they exceed in the aggregate two percent of taxpayer's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by REMIC Certificateholders that are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Furthermore, in determining the alternative minimum taxable income of such a holder of a REMIC Certificate that is an individual, estate or trust, or a "pass-through entity" beneficially owned by one or more individuals, estates or trusts, no deduction will be allowed for the holder's allocable portion of servicing fees and other miscellaneous itemized deductions of the REMIC, even though an amount equal to the amount of the fees and other deductions will be included in the holder's gross income. Accordingly, these REMIC Certificates may not be appropriate investments for individuals, estates, or trusts, or pass-through entities beneficially owned by one or more individuals, estates or trusts. Prospective investors should consult with their tax advisors prior to making an investment in the certificates.

         Sales of REMIC Certificates. If a REMIC Certificate is sold, the selling Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC Certificate. The adjusted basis of a REMIC Regular Certificate generally will equal the cost of the REMIC Regular Certificate to the certificateholder, increased by income reported by the certificateholder with respect to the REMIC Regular Certificate (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the REMIC Regular Certificate received by the certificateholder and by any amortized premium. The adjusted basis of a REMIC Residual Certificate will be determined as described under "--Taxation of Owners of REMIC Residual Certificates--Basis Rules, Net Losses and Distributions." Except as provided in the following four paragraphs, any such gain or loss will be capital gain or loss, provided the REMIC Certificate is held as a capital asset (generally, property held for investment) within the meaning of Section 1221 of the Code.

         Gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent the gain does not exceed the excess, if any, of (1) the amount that would have been includible in the seller's income with respect to the REMIC Regular Certificate assuming that income had accrued thereon at a rate equal to 110% of the "applicable Federal rate" (generally, a rate based on an average of current yields on Treasury securities having a maturity comparable to that of the certificate based on the application of the Prepayment Assumption applicable to the certificate, which rate is computed and published monthly by the IRS), determined as of the date of purchase of the REMIC Regular Certificate, over (2) the amount of ordinary income actually includible in the seller's income prior to the sale. In addition, gain recognized on the sale of a REMIC Regular Certificate by a seller who purchased the REMIC Regular Certificate at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the REMIC Certificate was held by the holder, reduced by any market discount included in income under the rules described above under "--Taxation of Owners of REMIC Regular Certificates--Market Discount" and"--Premium."

         REMIC Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a REMIC Certificate by a bank or thrift institution to which this section applies will be ordinary income or loss.

         A portion of any gain from the sale of a REMIC Regular Certificate that might otherwise be capital gain may be treated as ordinary income to the extent that the certificate is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.



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

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         Except as may be provided in Treasury regulations yet to be issued, if the seller of a REMIC Residual Certificate reacquires the REMIC Residual Certificate, or acquires any other residual interest in a REMIC or any similar interest in a "taxable mortgage pool" (as defined in Section 7701(i) of the Code) during the period beginning six months before, and ending six months after, the date of the sale, such sale will be subject to the "wash sale" rules of Section 1091 of the Code. In that event, any loss realized by the REMIC Residual Certificateholder on the sale will not be deductible, but instead will be added to the REMIC Residual Certificateholder's adjusted basis in the newly-acquired asset.

         Losses on the sale of a REMIC Residual Certificate in excess of a threshold amount (which amount could need to be aggregated with similar or previous losses) may require disclosure of such loss on an IRS Form 8886. Investors should consult with their tax advisors as to the need to file such form.

         Prohibited Transactions and Other Possible REMIC Taxes. In the event a REMIC engages in a prohibited transaction, the Code imposes a 100% tax on the income derived by the REMIC from the prohibited transaction. In general, subject to specified exceptions, a prohibited transaction means the disposition of a mortgage loan, the receipt of income from a source other than a mortgage loan or other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the mortgage loans for temporary investment pending distribution on the REMIC Certificates. It is not anticipated that any REMIC will engage in any prohibited transactions in which it would recognize a material amount of net income.

         In addition, a contribution to a REMIC made after the day on which the REMIC issues all of its interests could result in the imposition on the REMIC of a tax equal to 100% of the value of the contributed property. Each pooling and servicing agreement will include provisions designed to prevent the acceptance of any contributions that would be subject to this tax.

         REMICs also are subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. "Net income from foreclosure property" generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust. It is not anticipated that any REMIC will recognize "net income from foreclosure property" subject to federal income tax.

         To the extent permitted by then applicable laws, any tax resulting from a prohibited transaction, tax resulting from a contribution made after the Closing Date, tax on "net income from foreclosure property" or state or local income or franchise tax that may be imposed on the REMIC will be borne by the related master servicer or trustee in either case out of its own funds, provided that the master servicer or the trustee, as the case may be, has sufficient assets to do so, and provided further that the tax arises out of a breach of the master servicer's or the trustee's obligations, as the case may be, under the related pooling and servicing agreement and in respect of compliance with applicable laws and regulations. Any such tax not borne by the master servicer or the trustee will be charged against the related trust fund resulting in a reduction in amounts payable to holders of the related REMIC Certificates.

         Tax and Restrictions on Transfers of REMIC Residual Certificates to Certain Organizations. If a REMIC Residual Certificate is transferred to a "disqualified organization" (as defined below), a tax would be imposed in an amount (determined under the REMIC Regulations) equal to the product of (1) the present value (discounted using the "applicable Federal rate" for obligations whose term ends on the close of the last quarter in which excess inclusions are expected to accrue with respect to the REMIC Residual Certificate, which rate is computed and published monthly by the IRS) of the total anticipated excess inclusions with respect to the REMIC Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions must be determined as of the date that the REMIC Residual Certificate is transferred and must be based on events that have occurred up to the time of the transfer, the Prepayment Assumption and any required or permitted clean up calls or required liquidation provided for in the REMIC's organizational documents. Such a tax generally would be imposed on



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the transferor of the REMIC Residual Certificate, except that where the transfer is through an agent for a disqualified organization, the tax would instead be imposed on the agent. However, a transferor of a REMIC Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (1) residual interests in the entity are not held by disqualified organizations and (2) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of REMIC Residual Certificates and other provisions that are intended to meet this requirement will be included in the pooling and servicing agreement, and will be discussed more fully in any prospectus supplement relating to the offering of any REMIC Residual Certificate.

         In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a REMIC Residual Certificate, and a disqualified organization is the record holder of an interest in the entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC Residual Certificate that are allocable to the interest in the pass-through entity held by the disqualified organization and
(2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period, however, if each record holder of an interest in the pass-through entity furnishes to the pass-through entity (1) the holder's social security number and a statement under penalties of perjury that the social security number is that of the recordholder or (2) a statement under penalties of perjury that the record holder is not a disqualified organization. For taxable years beginning after December 31,1997, notwithstanding the preceding two sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in the partnership shall be treated as held by disqualified organizations (without regard to whether the record holders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax under the second preceding sentence is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for the tax paid by the partnership).

         For these purposes, a "disqualified organization" means:

         o the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (but would not include instrumentalities described in Section 168(h)(2)(D) of the Code or Freddie Mac),

         o any organization (other than a cooperative described in Section 521 of the Code) that is exempt from federal income tax, unless it is subject to the tax imposed by Section 511 of the Code, or

         o any organization described in Section 1381(a)(2)(C) of the Code.

For these purposes, a "pass-through entity" means any regulated investment company, real estate investment trust, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person will, with respect to the interest, be treated as a pass-through entity.

         Termination. A REMIC will terminate immediately after the distribution date following receipt by the REMIC of the final payment in respect of the mortgage loans or upon a sale of the REMIC's assets following the adoption by the REMIC of a plan of complete liquidation. The last distribution on a REMIC Regular Certificate will be treated as a payment in retirement of a debt instrument. In the case of a REMIC Residual Certificate, if the last distribution on the REMIC Residual Certificate is less than the REMIC Residual Certificateholder's adjusted basis in the certificate, the REMIC Residual Certificateholder should (but may not) be treated as realizing a loss equal to the amount of the difference, and the loss may be treated as a capital loss.

         Reporting and Other Administrative Matters. Solely for purposes of the administrative provisions of the Code, the REMIC will be treated as a partnership and REMIC Residual Certificateholders will be treated as partners. The REMIC Administrator (or other party described in the related prospectus supplement) will file REMIC federal income tax returns on behalf of the related REMIC, and under the terms of the related Agreement will either (1) be irrevocably



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appointed by the holders of the largest percentage interest in the related REMIC
Residual Certificates as their agent to perform all of the duties of the "tax matters person" with respect to the REMIC in all respects or (2) will be designated as and will act as the "tax matters person" with respect to the related REMIC in all respects and will hold at least a nominal amount of REMIC Residual Certificates.

         The REMIC Administrator, as the tax matters person or as agent for the tax matters person, subject to notice requirements and various restrictions and limitations, generally will have the authority to act on behalf of the REMIC and the REMIC Residual Certificateholders in connection with the administrative and judicial review of items of income, deduction, gain or loss of the REMIC, as well as the REMIC's classification. REMIC Residual Certificateholders generally will be required to report these REMIC items consistently with their treatment on the REMIC's tax return and may in some circumstances be bound by a settlement agreement between the REMIC Administrator, as either tax matters person or as agent for the tax matters person, and the IRS concerning any such REMIC item. Adjustments made to the REMIC tax return may require a REMIC Residual Certificateholder to make corresponding adjustments on its return, and an audit of the REMIC's tax return, or the adjustments resulting from such an audit, could result in an audit of a REMIC Residual Certificateholder's return. Any person that holds a REMIC Residual Certificate as a nominee for another person may be required to furnish the REMIC, in a manner to be provided in Treasury regulations, with the name and address of the person and other information.

         Reporting of interest income, including any original issue discount, with respect to REMIC Regular Certificates is required annually, and may be required more frequently under Treasury regulations. These information reports generally are required to be sent to individual holders of REMIC Regular Interests and the IRS; holders of REMIC Regular Certificates that are corporations, trusts, securities dealers and some other non-individuals will be provided interest and original issue discount income information and the information set forth in the following paragraph upon request in accordance with the requirements of the applicable regulations. The information must be provided by the later of 30 days after the end of the quarter for which the information was requested, or two weeks after the receipt of the request. The REMIC must also comply with rules requiring a REMIC Regular Certificate issued with original issue discount to disclose the information to the IRS. Reporting with respect to the REMIC Residual Certificates, including income, excess inclusions, investment expenses and relevant information regarding qualification of the REMIC's assets will be made as required under the Treasury regulations, generally on a quarterly basis.

         As applicable, the REMIC Regular Certificate information reports will include a statement of the adjusted issue price of the REMIC Regular Certificate at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the REMIC may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "--Taxation of Owners of REMIC Regular certificates--Market Discount."

         The responsibility for complying with the foregoing reporting rules will be borne by the REMIC Administrator or other party designated in the related prospectus supplement.

         Backup Withholding With Respect to REMIC Certificates. Payments of interest and principal, as well as payments of proceeds from the sale of REMIC Certificates, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

         Foreign Investors in REMIC Certificates. A REMIC Regular Certificateholder that is not a United States Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a REMIC Regular Certificate will not be subject to United States federal income or withholding tax in respect of a distribution on a REMIC Regular Certificate, provided that the holder complies to the extent necessary with identification requirements, including delivery of a statement, signed by the certificateholder under penalties of perjury,



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certifying that the certificateholder is not a United States person and providing the name and address of the certificateholder. This statement is generally made on IRS Form W-8BEN and must be updated whenever required information has changed or within 3 calendar years after the statement is first delivered. It is possible that the IRS may assert that the foregoing tax exemption should not apply with respect to a REMIC Regular Certificate held by a REMIC Residual Certificateholder that owns directly or indirectly a 10% or greater interest in the REMIC Residual Certificates. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of 30%, subject to reduction under any applicable tax treaty.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         In addition, in certain circumstances the foregoing rules will not apply to exempt a United States shareholder of a controlled foreign corporation from taxation on the United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a REMIC Regular Certificate would not be included in the estate of a non- resident alien individual and would not be subject to United States estate taxes. However, certificateholders who are non-resident alien individuals should consult their tax advisors concerning this question.

         Except as stated in the related prospectus supplement, transfers of REMIC Residual Certificates to investors that are not United States persons will be prohibited under the related pooling and servicing agreement.

NOTES

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of notes, any of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP as counsel to the depositor, or another law firm identified in the related prospectus supplement, will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the notes will be treated as indebtedness and (2) the Issuer, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a "noteholder" or a "holder" are to the beneficial owner of a note.

         Status as Real Property Loans

         (1) Notes held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (2) notes held by a real estate investment trust will not constitute "real estate assets" within the meaning of Code section 856(c)(4)(A) and interest on notes will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B).

         Taxation of Noteholders

         Notes generally will be subject to the same rules of taxation as REMIC Regular Certificates issued by a REMIC, as described above, except that (1) income reportable on the notes is not required to be reported under the accrual method unless the holder otherwise uses the accrual method and (2) the special rule treating a portion of the gain on sale or exchange of a REMIC Regular Certificate as ordinary income is inapplicable to the notes. See "--REMICs--Taxation of Owners of REMIC Regular Certificates" and "--Sales of REMIC Certificates."

GRANTOR TRUST FUNDS

         Classification of Grantor Trust Funds. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, any of Thacher Proffitt & Wood LLP, Orrick, Herrington & Sutcliffe LLP or Greenberg Traurig LLP, as counsel to the depositor, or another law firm identified in the



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related prospectus supplement, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related pooling and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

         Characterization of Investments in Grantor Trust Certificates.

         Grantor Trust Fractional Interest Certificates. In the case of Grantor Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the depositor will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the depositor will deliver an opinion that interest on Grantor Trust Fractional Interest Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         Grantor Trust Strip Certificates. Even if Grantor Trust Strip Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the depositor will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . . . [are] principally secured by an interest in real property" within the meaning of
Section 860G(a)(3)(A) of the Code.

         Taxation of Owners of Grantor Trust Fractional Interest Certificates. Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the



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expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

         The federal income tax treatment of Grantor Trust Fractional Interest Certificates of any series will depend on whether they are subject to the "stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional Interest Certificates may be subject to those rules if (1) a class of Grantor Trust Strip Certificates is issued as part of the same series of certificates or
(2) the depositor or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established "safe harbors." The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

         If Stripped Bond Rules Apply. If the stripped bond rules apply, each Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than "qualified stated interest," if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest Certificates--If Stripped Bond Rules Do Not Apply" for a definition of "qualified stated interest." In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the Grantor Trust Fractional Interest Certificate at the beginning of the month (see "Sales of Grantor Trust Certificates") and the yield of the Grantor Trust Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates) that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the depositor, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, Section 1272(a)(6) of the Code requires (1) the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.



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         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment. Instead, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         It is currently intended to base information reports or returns to the IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount) or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact. If the original issue discount or market discount on a Grantor Trust Fractional Interest Certificate determined under the stripped bond rules is less than 0.25% of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manner as de minimis original issue and market discount described in "Characteristics of Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and"--Market Discount" below.

         If Stripped Bond Rules Do Not Apply. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the extent it evidences an interest in mortgage loans issued with original issue discount.

         The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than "qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or



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defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any "points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the REMIC discussion. See "--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield. Section1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the IRS and certificateholders for taxable years beginning after August 5, 1997, on the use of a prepayment assumption. Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates. Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See "Grantor Trust Reporting" below.

         Market Discount. If the stripped bond rules do not apply to the Grantor Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276 through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount," that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by the trust fund in that month. A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the



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holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of REMIC Regular Certificates--Market Discount" above.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or
(3) in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income.

         Because the mortgage loans will provide for periodic payments of stated redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue Discount" with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

         Further, under the rules described in "--REMICs--Taxation of Owners of REMIC Regular Certificates--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

         Premium. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans originated after September 27, 1985. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans originated before September 28, 1985 or to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

         It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on REMIC Regular Certificates. See "REMICs--Taxation of Owners of REMIC Regular Certificates--Original Issue discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

         Taxation of Owners of Grantor Trust Strip Certificates. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip Certificates. Except as described above in "Characterization of Investments in



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

Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

         The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" and assumes that the holder of a Grantor Trust Strip Certificate will not own any Grantor Trust Fractional Interest Certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip Certificates based on a constant yield method. In effect, each holder of Grantor Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust Strip Certificate at the beginning of that month and the yield of the Grantor Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "Characterization of Investments in Grantor Trust Certificates--If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the Prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the depositor, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate, and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment Assumption.

         It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment, except possibly if prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is treated as an interest in discrete mortgage loans, or if the Prepayment Assumption is not used, then when a mortgage loan is prepaid, the holder of a Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

         Possible Application of Contingent Payment Rules. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for


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


noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the "Contingent Payment Regulations"), but it appears that Grantor Trust Strip Certificates, to the extent subject to
Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities(such as REMIC regular interests and debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment rules under the Contingent Payment Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor Trust Strip Certificates are bound by the issuer's projected payment schedule. The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

         Assuming that a prepayment assumption were used, if the Contingent Payment Regulations or their principles were applied to Grantor Trust Strip Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor Trust Strip Certificates". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the Grantor Trust Strip Certificates.

         Sales of Grantor Trust Certificates. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor Trust Certificate and its adjusted basis, recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions) except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction"within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction. Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.



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         Grantor Trust Reporting. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

         Backup Withholding. In general, the rules described in "--REMICS--Backup Withholding with Respect to REMIC Certificates" will also apply to Grantor Trust Certificates.

         Foreign Investors. In general, the discussion with respect to REMIC Regular certificates in "REMICS--Foreign Investors in REMIC Certificates" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion, only to the extent the related mortgage loans were originated after July 18, 1984.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States, the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non-resident alien individual.

TAXATION OF CLASSES OF EXCHANGEABLE SECURITIES

         General

         The arrangement pursuant to which the ES Classes of a series are created, sold and administered, an "ES Pool", will be classified as a grantor trust under subpart E, part I of subchapter J of the Code. The interests in the classes of securities that have been exchanged for ES Classes will be the assets of the ES Pool and the ES Classes represent beneficial ownership of these interests in the classes of securities.

         Tax Status

         The ES Classes should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(4)(A) and assets described in Section 7701(a)(19)(C) of the Code, and original issue discount and interest accruing on ES Classes should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code in each case to the extent the securities or income on the securities would be qualifying if held directly (although the matter is not entirely clear for Strips, defined below). ES Classes will be "qualified mortgages" under Section 860G(a) (3) of the Code for a REMIC.




                                      108
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         Tax Accounting for Exchangeable Securities

         An ES Class represents beneficial ownership of an interest in one or more classes of securities on deposit in an exchangeable security trust fund, as specified in the applicable prospectus supplement. If it represents an interest in more than one class of securities, a purchaser must allocate its basis in the ES Class among the interests in the classes of securities in accordance with their relative fair market values as of the time of acquisition. Similarly, on the sale of such an ES Class, the holder must allocate the amount received on the sale among the interests in the classes of securities in accordance with their relative fair market values as of the time of sale.

         The holder of an ES Class must account separately for each interest in a class of securities (there may be only one such interest). Where the interest represents a pro rata portion of a class of securities that are REMIC regular securities, the holder of the ES Class should account for such interest as described under "REMICS--Taxation of Owners of REMIC Regular Certificates" above. Where the interest represents beneficial ownership of a disproportionate part of the principal and interest payments on a class of securities (a "Strip"), the holder is treated as owning, pursuant to Section 1286 of the Code, "stripped bonds" to the extent of its share of principal payments and "stripped coupons" to the extent of its share of interest payments on such class of securities. We intend to treat each Strip as a single debt instrument for purposes of information reporting. The Internal Revenue Service, however, could take a different position. For example, the Internal Revenue Service could contend that a Strip should be treated as a pro rata part of the class of securities to the extent that the Strip represents a pro rata portion thereof, and "stripped bonds" or "stripped coupons" with respect to the remainder. An investor should consult its tax advisor regarding this matter.

         A holder of an ES Class should calculate original issue discount with respect to each Strip and include it in ordinary income as it accrues, which may be before the receipt of cash attributable to such income, in accordance with a constant interest method that takes into account the compounding of interest. The holder should determine its yield to maturity based on its purchase price allocated to the Strip and on a schedule of payments projected using a prepayment assumption, and then make periodic adjustments to take into account actual prepayment experience. With respect to a particular holder, Treasury regulations do not address whether the prepayment assumption used to calculate original issue discount would be determined at the time of purchase of the Strip or would be the original prepayment assumption with respect to the related class of securities. Further, if the related class of securities is subject to redemption as described in the applicable prospectus supplement, Treasury regulations do not address the extent to which such prepayment assumption should take into account the possibility of the retirement of the Strip concurrently with the redemption of such class of securities. An investor should consult its tax advisor regarding these matters. For purposes of information reporting relating to original issue discount, the original yield to maturity of the Strip, determined as of the date of issuance of the series, will be calculated based on the original prepayment assumption.

         If original issue discount accruing with respect to a Strip, computed as described above, is negative for any period, the holder may be entitled to offset such amount only against future positive original issue discount accruing from such Strip (or possibly also against original issue discount from prior periods). We intend to report by offsetting negative OID accruals only against future positive accruals of OID. Although not entirely free from doubt, such a holder may be entitled to deduct a loss to the extent that its remaining basis would exceed the maximum amount of future payments to which the holder is entitled with respect to such Strip, assuming no further prepayments of the Mortgages (or, perhaps, assuming prepayments at a rate equal to the prepayment assumption). Although the issue is not free from doubt, all or a portion of such loss may be treated as a capital loss if the Strip is a capital asset in the hands of the holder.

         A holder realizes gain or loss on the sale of a Strip in an amount equal to the difference between the amount realized and its adjusted basis in such Strip. The holder's adjusted basis generally is equal to the holder's allocated cost of the Strip, increased by income previously included, and reduced (but not below zero) by distributions previously received. Except as described below, any gain or loss on such sale generally is capital gain or loss if the holder has held its interest as a capital asset and is long-term if the interest has been held for the long-term capital gain holding period (more than one year). Such gain or loss will be ordinary income or loss (1) for a bank or thrift institution or (2) if the securities are REMIC regular securities to the extent income recognized by the holder is less than the income that would have been recognized if the yield on such interest were 110% of the applicable federal rate under Section 1274(d) of the Code.



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

         If a holder exchanges a single ES Class, an "Exchanged ES Class", for several ES Classes, each, a "Received ES Class," and then sells one of the Received ES Classes, the sale may be subject the investor to the coupon stripping rules of Section 1286 of the Code. The holder must allocate its basis in the Exchanged ES Class between the part of such class underlying the Received ES Class that was sold and the part of the Exchanged ES Class underlying the Received ES Classes that was retained, in proportion to their relative fair market values as of the date of such sale. The holder is treated as purchasing the interest retained for the amount of basis allocated to such interest. The holder must calculate original issue discount with respect to the retained interest as described above.

         Although the matter is not free from doubt, a holder that acquires in one transaction a combination of ES Classes that may be exchanged for a single ES Class that is identical to a class of securities that is on deposit in the related exchangeable security trust fund should be treated as owning the relevant class of securities.

         Exchanges of Exchangeable Securities

         An exchange of an interest in one or more ES Classes for an interest in one or more other related ES Classes that are part of the same combination, or vice versa, will not be a taxable exchange. After the exchange, the holder is treated as continuing to own the interests in the class or classes of exchangeable securities that it owned immediately before the exchange.

         Tax Treatment of Foreign Investors

         A foreign holder of an ES Class is subject to taxation in the same manner as foreign holders of REMIC regular securities. Such manner of taxation is discussed under the heading "--REMICS --Foreign Investors in REMIC Certificates."

         Backup Withholding

         A holder of an ES Class is subject to backup withholding rules similar to those applicable to REMIC regular securities. Such manner of taxation is discussed under the heading "--REMICS --Backup Withholding With Respect to REMIC Certificates."

         Reporting and Administrative Matters

         Reports will be made to the Internal Revenue Service and to holders of record of ES Classes that are not excepted from the reporting requirements.

CALLABLE CLASSES

         The tax consequences of holding or selling a Callable Class will be discussed in the related Prospectus Supplement.

PROPOSED REGULATIONS ON TAX OPINIONS

         The U.S. Department of the Treasury has proposed regulations, contained in Circular 230, governing the practice of attorneys and other tax advisors before the Internal Revenue Service. These proposed regulations classify virtually all opinions regarding federal tax treatment of securities that rely for their treatment on specialized provisions of the Code as tax shelter opinions and, consequently, subject to certain mandatory requirements applicable to tax shelter opinions. The proposed regulations provide that the final regulations will apply to opinions delivered on or after the date the final regulations are published in the Federal Register, which could occur in time to apply to the Notes or Certificates.

         If the final regulations are adopted in their present form with an effective date that is applicable to tax counsel's opinion relating to the Notes or Certificates, tax counsel expects to deliver an opinion that contains the same overall conclusion regarding the Notes or Certificates as described above [below] but which complies with the requirements of



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the new regulations. Among other largely technical changes tax counsel may add to the opinion a paragraph substantially similar to the following:

         The opinion set forth herein with respect to federal income tax may not be sufficient for an owner of the Notes or Certificates to use for the purpose of avoiding penalties relating to a substantial understatement of income tax under section 6662(d) of the Internal Revenue Code of 1986. Owners of the Notes or Certificates should seek advice based on their individual circumstances with respect to any material federal tax issue relating to the Notes or Certificates from their own tax advisors. The federal tax opinion represents tax counsel's best judgment, based on the matters referred to herein, that, except as otherwise stated herein, there is no federal tax issue for which the Internal Revenue Service has a reasonable basis for a successful challenge and the resolution of which could have a significant adverse impact on the opinion regarding federal tax treatment of the Notes or Certificates. Tax counsel expects to be paid for this opinion and related services by the Issuer of the Notes or Certificates.

         There can be no assurance that the market value of the Notes or Certificates will not be adversely affected if the opinion delivered at the time of their issuance includes language substantially similar to the language immediately above. In addition, there can be no assurance that final regulations will be promulgated with provisions that are similar to those included in the proposed regulations. Tax counsel expects that its opinion will be delivered to conform with the requirements of the final regulations, if applicable

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in "Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the securities offered under this prospectus and the prospectus supplement. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various state and other tax consequences of investments in the securities offered under this prospectus and the prospectus supplement.

                              ERISA CONSIDERATIONS

         Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and Parties in Interest, unless a statutory or administrative exemption is available with respect to any such transaction.

         Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject the ERISA requirements. Accordingly, assets of these plans may be invested in the securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of a Plan's assets, or "Plan Assets," and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the trust fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a Plan "fiduciary," and thus subject to the fiduciary responsibility provisions of ERISA and the prohibited



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

transaction provisions of ERISA and Section 4975 of the Code with respect to any investing Plan. In addition, the acquisition or holding of securities by or on behalf of a Plan or with Plan Assets, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA and the Code unless a statutory or administrative exemption is available. Further, ERISA and the Code prohibit a broad range of transactions involving Plan Assets and persons, having certain specified relationships to a Plan called Parties in Interest, unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax) imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

         Some transactions involving the trust fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan that purchases the securities, if the mortgage loans and other assets included in a trust fund are deemed to be assets of the Plan. The DOL has promulgated the DOL Regulations concerning whether or not a Plan's assets would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the trust fund), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the DOL Regulations provide that Plan Assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL Regulations provide that the term "equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no "substantial equity features." Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a certificate or a note with "substantial equity features"), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the trust fund). Without regard to whether the notes or certificates are characterized as equity interests, the purchase, sale and holding of notes or certificates by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the Plan. The depositor, Bear, Stearns & Co. Inc., the master servicer or other servicer, any pool insurer, any special hazard insurer, the trustee, and certain of their affiliates might be considered "parties in interest" or "disqualified persons" with respect to a Plan. If so, the acquisition, holding or disposition of securities by or on behalf of such Plan could be considered to give rise to a "prohibited transaction" within the meaning of ERISA and the Code unless an exemption is available. Neither Plans nor persons investing Plan Assets should acquire or hold securities solely in reliance upon the availability of any exception under the DOL Regulations.

UNDERWRITER EXEMPTION

         The DOL has issued Exemptions to some underwriters, which generally exempt from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates or other "securities" underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied. For purposes of this section "ERISA Considerations", the term "Underwriter" includes (1) the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co-manager with respect to a class of securities.

         General Conditions of Exemption. The Exemption sets forth six general conditions which must be satisfied for the Exemption to apply.

         First, the acquisition of securities by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.



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

         Second, the Exemption applies only to securities evidencing rights and interests that are not subordinated to the rights and interests evidenced by other securities of the same trust, unless none of the mortgage loans has a Current Loan-to-Value Ratio or Loan-to-Value Ratio at the date of issuance of the securities that exceeds 100%.

         Third, the securities at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption Rating Agency. However, the securities must be rated in one of the two highest generic categories by an Exemption Rating Agency if the Loan-to-Value Ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125% at the date of issuance of the securities, and in that case the Exemption will not apply: (1) to any of the securities if any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a Loan-to-Value Ratio that exceeds 100% at the Closing Date or (2) to any subordinate securities.

         Fourth, the trustee cannot be an affiliate of any member of the "Restricted Group" other than an Underwriter. The Restricted Group consists of any Underwriter, the depositor, the master servicer, the special servicer, any servicer and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the securities.

         Fifth, the sum of all payments made to and retained by the Underwriter must represent not more than reasonable compensation for underwriting the securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any servicer must represent not more than reasonable compensation for the person's services under the related Agreement and reimbursement of the person's reasonable expenses in connection therewith.

         Sixth, the investing Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act.

         The Exemption permits an interest rate swap or yield maintenance agreement to be held by the trust if it meets the conditions of the Exemption.

         Permitted trust funds include owner-trusts, as well as grantor trusts, REMICs and FASITs. Owner-trusts are subject to certain restrictions in their governing documents to ensure that their assets may not be reached by creditors of the depositor in the event of bankruptcy or other insolvency and must provide certain legal opinions.

         The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) securities evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of securities by or on behalf of a Plan or with Plan Assets; and (3) securities evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of securities by or on behalf of a Plan or with Plan Assets.

         A fiduciary of a Plan or any person investing Plan Assets to purchase a security must make its own determination that the conditions set forth above will be satisfied with respect to the security.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of securities in the initial issuance of the securities or the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets or the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a security on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of an



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Excluded Plan. For purposes of the securities, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

         If the specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of securities in the initial issuance of securities between the depositor or an Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets and (3) the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing.

         Further, if the specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan's ownership of securities.

         The Exemption generally extends exemptive relief to mortgage-backed and asset-backed securities transactions using pre-funding accounts for trusts issuing securities. With respect to the securities, the Exemption will generally allow mortgage loans supporting payments to securityholders, and having a value equal to no more than 25% of the total principal amount of the securities being offered by the trust fund, to be transferred to the trust fund within the Pre-Funding Period instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of securities which otherwise qualify for the Exemption, provided that the following general conditions are met:

         o as mentioned, the ratio of the amount allocated to the pre-funding account to the total principal amount of the securities being offered must be less than or equal to 25%;

         o all additional mortgage loans transferred to the related trust fund after the Closing Date must meet the same terms and conditions for eligibility as the original mortgage loans used to create the trust fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

         o the transfer of the additional mortgage loans to the trust fund during the Pre-Funding Period must not result in the securities to be covered by the Exemption receiving a lower credit rating from an Exemption Rating Agency upon termination of the Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust fund;

         o solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related trust fund on the Closing Date and all additional mortgage loans transferred to the related trust fund after the Closing Date at the end of the Pre-Funding Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the trust fund on the Closing Date;



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

         o        either:

                           (1) the characteristics of the additional mortgage
                  loans transferred to the related trust fund after the Closing Date must be monitored by an insurer or other credit support provider which is independent of the depositor; or

                           (2) an independent accountant retained by the
                  depositor must provide the depositor with a letter (with copies provided to the Exemption Rating Agency rating the securities, the Underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the trust fund as of the Closing Date;

         o the Pre-Funding Period must end no later than three months or 90 days after the Closing Date or earlier in some circumstances if the pre-funding accounts falls below the minimum level specified in the Agreement or an event of default occurs;

         o amounts transferred to any pre-funding accounts and/or capitalized interest account used in connection with the pre-funding may be invested only in investments which are permitted by the Exemption Rating Agencies rating the securities and must:

                           (1) be direct obligations of, or obligations fully
                  guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that the obligations are backed by the full faith and credit of the United States); or

                           (2) have been rated (or the obligor has been rated)
                  in one of the three highest generic rating categories by one of the Exemption Rating Agencies ("ERISA Permitted Investments");

         o the prospectus or prospectus supplement must describe the duration of the Pre-Funding Period;

         o the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the trust fund, must enforce all the rights created in favor of securityholders of the trust fund, including employee benefit plans subject to ERISA.

OTHER EXEMPTIONS

         Insurance companies contemplating the investment of general account assets in the securities should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA.

         Prohibited Transaction Class Exemption 83-1. The U.S. Department of Labor has issued an administrative exemption, Prohibited Transaction Class Exemption ("PTCE") 83-1, which, under certain conditions, exempts from the application of the prohibited transaction rules of ERISA and the excise tax provisions of Section 4975 of the Code transactions involving a Plan in connection with the operation of a "mortgage pool" and the purchase, sale and holding of "mortgage pool pass-through certificates." A "mortgage pool" is defined as an investment pool, consisting solely of interest bearing obligations secured by first or second mortgages or deeds of trust on single-family residential property, property acquired in foreclosure and undistributed cash. A "mortgage pool pass-through certificate" is defined as a certificate which represents a beneficial undivided interest in a mortgage pool which entitles the holder to pass-through payments of principal and interest from the mortgage loans.

         For the exemption to apply, PTCE 83-1 requires that:

         o the depositor and the trustee maintain a system of insurance or other protection for the mortgage loans and the property securing such mortgage loans, and for indemnifying holders of certificates against reductions in pass-through payments due to defaults in loan payments or property damage in an amount at least equal to the greater of 1% of the aggregate principal balance of the mortgage loans, or 1% of the principal balance of the largest covered pooled mortgage loan;

         o         the trustee may not be an affiliate of the depositor;

         o and the payments made and retained by the depositor in connection with the trust fund, together with all funds inuring to the depositor's benefit for administering the trust fund, represent no more than "adequate consideration" for selling the mortgage loans, plus reasonable compensation for services provided to the trust fund.

         In addition, if it is applicable, PTCE 83-1 exempts the initial sale of certificates to a Plan with respect to which the depositor, the special hazard insurer, the pool insurer, the master servicer, or other servicer, or the trustee are or is a party in interest if the Plan does not pay more than fair market value for such certificate and the rights and interests evidenced by such certificate are not subordinated to the rights and interests evidenced by other certificates of the same pool. PTCE 83-1 also exempts from the prohibited transaction rules any transactions in connection with the servicing and operation of the mortgage pool, provided that any payments made to the master servicer in connection with the servicing of the trust fund are made in accordance with a binding agreement, copies of which must be made available to prospective investors.

         In the case of any Plan with respect to which the depositor, the master servicer, the special hazard insurer, the pool insurer, or the trustee is a fiduciary, PTCE 83-1 will only apply if, in addition to the other requirements:

         o the initial sale, exchange or transfer of certificates is expressly approved by an independent fiduciary who has authority to manage and control those plan assets being invested in certificates;

         o the Plan pays no more for the certificates than would be paid in an arm's length transaction;

         o no investment management, advisory or underwriting fee, sale commission, or similar compensation is paid to the depositor with regard to the sale, exchange or transfer of certificates to the Plan;

         o the total value of the certificates purchased by such Plan does not exceed 25% of the amount issued; and

         o at least 50% of the aggregate amount of certificates is acquired by persons independent of the depositor, the trustee, the master servicer, and the special hazard insurer or pool insurer.

         Before purchasing certificates, a fiduciary of a Plan should confirm that the trust fund is a "mortgage pool," that the certificates constitute "mortgage pool pass-through certificates," and that the conditions set forth in PTCE 83-1 would be satisfied. In addition to making its own determination as to the availability of the exemptive relief provided in PTCE 83-1, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions. The Plan fiduciary also should consider its general fiduciary obligations under ERISA in determining whether to purchase any certificates on behalf of a Plan.

ERISA CONSIDERATIONS RELATING TO NOTES

         Under the DOL Regulations, the assets of the trust fund would be treated as "plan assets" of a Plan for the purposes of ERISA and the Code only if the Plan acquires an "equity interest" in the trust fund and none of the exceptions contained in the DOL Regulations is applicable. An equity interest is defined under the DOL Regulations as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. Assuming that the notes are treated as indebtedness without substantial equity features for purposes of the DOL Regulations, then such notes will be eligible for purchase by Plans. However, without regard to whether the notes are treated as an "equity interest" for such purposes, the acquisition or holding of notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the trust fund or any of its affiliates is or becomes a party in interest or disqualified person with respect to such Plan, or in the event that a note is purchased in the secondary market and such purchase constitutes a sale or exchange between a Plan and a party in interest or disqualified person with respect to such Plan. There can be no assurance that the trust fund or any of its affiliates will not be or become a party in interest or a disqualified person with respect to a Plan that acquires notes.

         The Exemption permits trust funds which are grantor trusts, owner-trusts, REMICs or FASITs to issue notes, as well as certificates, provided a legal opinion is received to the effect that the noteholders have a perfected security interest in the trust fund's assets. The exemptive relief provided under the Exemption for any prohibited transactions which could be caused as a result of the operation, management or servicing of the trust fund and its assets would not be necessary with respect to notes with no substantial equity features which are issued as obligations of the trust fund. Nevertheless, because other prohibited transactions might be involved, the Exemption would provide prohibited transaction exemptive relief, provided that the same conditions of the Exemption described above relating to certificates are met with respect to the notes. The same limitations of such exemptive relief relating to acquisitions of certificates by fiduciaries with respect to Excluded Plans would also be applicable to the notes as described herein.

         In the event that the Exemption is not applicable to the notes, one or more other prohibited transactions exemptions may be available to Plans purchasing or transferring the notes depending in part upon the type of Plan fiduciary making the decision to acquire the notes and the circumstances under which such decision is made. These exemptions include, but are not limited to, PTCE 90-1 (regarding investments by insurance company pooled separate accounts), PTCE 91-38 (regarding investments by bank collective investments funds), PTCE 84-14 (regarding transactions effected by "qualified professional asset managers"), PTCE 95-60 (regarding investments by insurance company general accounts) and PTCE 96-23 (regarding transactions effected by "in-house asset managers") (collectively, the "Investor-Based Exemptions"). However, even if the conditions specified in these Investor-Based Exemptions are met, the scope of the relief provided under such Exemptions might or might not cover all acts which might be construed as prohibited transactions.

         In the event that the Exemption is not applicable to the notes, there can be no assurance that any class of notes will be treated as indebtedness without substantial equity features for purposes of the DOL Regulations. There is increased uncertainty regarding the characterization of debt instruments that do not carry an investment grade rating. Consequently, in the event of a withdrawal or downgrade to below investment grade of the rating of a class of notes, the subsequent transfer of such notes or any interest therein to a Plan trustee or other person acting on behalf of a Plan, or using Plan Assets to effect such transfer, will be restricted. Unless otherwise stated in the related prospectus supplement, by acquiring a note, each purchaser will be deemed to represent that either (1) it is not acquiring the note with plan assets; or (2)
(A) either (x) none of the issuer, the depositor any underwriter, the trustee, the master servicer, any other servicer or any of their affiliates is a party in interest with respect to such purchaser that is a Plan or (y) PTCE 90-1, PTCE 91-38, PTCE 84-14, PTCE 95-60, PTCE 96-23 or some other prohibited transaction exemption is applicable to the acquisition and holding of the note by such purchaser and (B) the notes are rated investment grade or better and such person believes that the notes are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the notes. Alternatively, regardless of the rating of the notes, such person may provide the trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the issuer, the depositor, the trustee, the master servicer or any other servicer, which opines that the purchase, holding and transfer of such note or interest therein is permissible under applicable law, will not constitute or result in a non exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the issuer, the depositor, the trustee, the master servicer or any other servicer to any obligation in addition to those undertaken in the indenture.




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         EACH PROSPECTUS SUPPLEMENT WILL CONTAIN INFORMATION CONCERNING
CONSIDERATIONS RELATING TO ERISA AND THE CODE THAT ARE APPLICABLE TO THE RELATED SECURITIES. BEFORE PURCHASING SECURITIES IN RELIANCE ON PTCE 83-1, THE EXEMPTION, THE INVESTOR-BASED EXEMPTIONS OR ANY OTHER EXEMPTION, A FIDUCIARY OF A PLAN SHOULD ITSELF CONFIRM THAT REQUIREMENTS SET FORTH IN SUCH EXEMPTION WOULD BE SATISFIED.

         ANY PLAN INVESTOR WHO PROPOSES TO USE "PLAN ASSETS" OF ANY PLAN TO PURCHASE SECURITIES OF ANY SERIES OR CLASS SHOULD CONSULT WITH ITS COUNSEL WITH RESPECT TO THE POTENTIAL CONSEQUENCES UNDER ERISA AND SECTION 4975 OF THE CODE OF THE ACQUISITION AND OWNERSHIP OF SUCH SECURITIES.

EXCHANGEABLE SECURITIES AND CALLABLE SECURITIES

         With respect to those classes of exchangeable securities which were eligible for exemptive relief under the Exemption when purchased, the Exemption would also cover the acquisition or disposition of such exchangeable securities when the securityholder exercises its exchange rights. Similarly, with respect to classes of securities which were eligible for exemptive relief under the Exemption and were issued as a Callable Class, the exercise of the Call would be covered under the Exemption. However, with respect to classes of exchangeable securities and Callable Classes which were not eligible for exemptive relief under the Exemption when purchased, the exchange, purchase or sale of such securities pursuant to the exercise of exchange rights or call rights may give rise to prohibited transactions if a Plan and a party in interest with respect to such Plan are involved in the transaction. However, one or more Investor Based Exemptions discussed above may be applicable to these transactions.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code. All "excess inclusion" of a REMIC allocated to a REMIC Residual Certificate and held by such an investor will be considered "unrelated business taxable income" and thus will be subject to federal income tax. See "Federal Income Tax Consequences--Taxation of Owners of REMIC Residual Certificates--Excess Inclusions."

CONSULTATION WITH COUNSEL

         There can be no assurance that the Exemptions or any other DOL exemption will apply with respect to any particular Plan that acquires the securities or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an investment in the securities. Neither the depositor, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the securities satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the securities are an appropriate investment for Plans generally or any particular Plan.

         BEFORE PURCHASING AN OFFERED SECURITY IN RELIANCE ON THE EXEMPTION, A PTCE OR AN INVESTOR-BASED EXEMPTION, A FIDUCIARY OF A PLAN OR OTHER PLAN ASSET INVESTOR SHOULD ITSELF CONFIRM THAT (A) ALL THE SPECIFIC AND GENERAL CONDITIONS SET FORTH IN THE EXEMPTION, PTCE 83-1 ONE OF THE CLASS EXEMPTIONS OR SECTION 401(C) OF ERISA WOULD BE SATISFIED AND (B) IN THE CASE OF A SECURITY PURCHASED UNDER THE EXEMPTION, THE SECURITY CONSTITUTES A "SECURITY" FOR PURPOSES OF THE EXEMPTION. IN ADDITION TO MAKING ITS OWN DETERMINATION AS TO THE AVAILABILITY OF THE EXEMPTIVE RELIEF PROVIDED IN THE EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR
SECTION 401(C) OF ERISA, THE PLAN FIDUCIARY SHOULD CONSIDER ITS GENERAL FIDUCIARY OBLIGATIONS UNDER ERISA IN DETERMINING WHETHER TO PURCHASE THE SECURITIES ON BEHALF OF A PLAN.

         A governmental plan as defined in Section 3(32) of ERISA is not subject to ERISA, or Code Section 4975. However, such governmental plan may be subject to federal, state and local law, which is, to a material extent, similar to



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the provisions of ERISA or a Code Section 4975. A fiduciary of a governmental plan should make its own determination as to the propriety of such investment under applicable fiduciary or other investment standards, and the need for the availability of any exemptive relief under any similar law.

                            LEGAL INVESTMENT MATTERS

         Each class of certificates offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute "mortgage related securities" for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for the entities. Under SMMEA, if a State enacted legislation on or prior to October 3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered securities will be treated as high-risk under the policy statement.

         The predecessor to the OTS issued a bulletin, entitled, "Mortgage Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin established guidelines for the investment by savings institutions in certain "high-risk" mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise "troubled" institutions. According to the bulletin, such "high-risk" mortgage derivative securities include securities having specified characteristics, which may include some classes of offered securities. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered securities. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         Any class of securities that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of securities specified in the related prospectus supplement, will not constitute "mortgage related securities" for purposes of SMMEA. Prospective investors in these classes of securities, in particular, should consider the



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matters discussed in the following paragraph.

         There may be other restrictions on the ability of investors either to purchase some classes of offered securities or to purchase any class of offered securities representing more than a specified percentage of the investors' assets. The depositor will make no representations as to the proper characterization of any class of offered securities for legal investment or other purposes, or as to the ability of particular investors to purchase any class of certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered securities of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of certificates will be applied by the depositor to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans and/or mortgage securities in the respective mortgage pools and to pay other expenses. The depositor expects that it will make additional sales of securities similar to the offered securities from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the depositor, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

         The depositor will offer the securities in series. The distribution of the securities may be effected from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. If so specified in the related prospectus supplement, Bear, Stearns & Co. Inc., an affiliate of the depositor, acting as underwriter with other underwriters, if any, named in such prospectus supplement will distribute the securities in a firm commitment underwriting, subject to the terms and conditions of the underwriting agreement. In such event, the related prospectus supplement may also specify that the underwriters will not be obligated to pay for any securities agreed to be purchased by purchasers pursuant to purchase agreements acceptable to the depositor. In connection with the sale of the securities, underwriters may receive compensation from the depositor or from purchasers of the securities in the form of discounts, concessions or commissions. The related prospectus supplement will describe any such compensation that is paid by the depositor.

         Alternatively, the related prospectus supplement may specify that Bear, Stearns & Co. Inc. acting as agent or in some cases as principal with respect to securities that it has previously purchased or agreed to purchase, will distribute the securities. If Bear, Stearns & Co. Inc. acts as agent in the sale of securities, Bear, Stearns & Co. Inc. will receive a selling commission with respect to each series of securities, depending on market conditions, expressed as a percentage of the aggregate principal balance of the securities sold hereunder as of the closing date. The exact percentage for each series of securities will be disclosed in the related prospectus supplement. To the extent that Bear, Stearns & Co. Inc. elects to purchase securities as principal, Bear, Stearns & Co. Inc. may realize losses or profits based upon the difference between its purchase price and the sales price. The related prospectus supplement with respect to any series offered other than through underwriters will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of securities of such series.

         The depositor will indemnify Bear, Stearns & Co. Inc. and any underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or will contribute to payments Bear, Stearns & Co. Inc. and any underwriters may be required to make in respect thereof.

         In the ordinary course of business, the depositor and Bear, Stearns & Co. Inc. may engage in various securities and financing transactions, including repurchase agreements to provide interim financing of the depositor's mortgage loans pending the sale of such mortgage loans or interests in such mortgage loans, including the securities.


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

         Bear, Stearns & Co. Inc. may use this prospectus and the related prospectus supplement in connection with offers and sales related to market-making transactions in the securities. Bear, Stearns & Co. Inc. may act as principal or agent in such transactions. Such sales will be made at prices related to prevailing market prices at the time of sale or otherwise.

         The depositor anticipates that the securities will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with reoffers and sales by them of securities. Securityholders should consult with their legal advisors in this regard before any such reoffer or sale.

                                  LEGAL MATTERS

         Legal matters, including federal income tax matters, in connection with the securities of each series will be passed upon for the depositor by Thacher Proffitt & Wood LLP, New York, New York, Orrick, Herrington & Sutcliffe LLP, New York, New York, or Greenberg Traurig LLP, New York, New York.

                              FINANCIAL INFORMATION

         With respect to each series, a new trust fund will be formed, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.

                                     RATING

         It is a condition to the issuance of any class of offered securities that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

         Ratings on mortgage pass-through certificates and mortgage-backed notes address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the certificates and notes, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates and mortgage-backed notes do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, securityholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest securities in extreme cases might fail to recoup their initial investments.

         A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization.

                              AVAILABLE INFORMATION

         The depositor is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the depositor can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional Offices located as follows: Chicago Regional Office, 500 West Madison, 14th Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New York, New York 10279. Copies of the material can also be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates and electronically through the Commission's Electronic Data Gathering, Analysis and Retrieval system at the Commission's Website (http://www.sec.gov). The depositor does not intend to send any financial reports to securityholders.

         This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the depositor has filed with the Commission under the Securities Act and to which reference is hereby made.



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                           REPORTS TO SECURITYHOLDERS

         The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered securities of the related series with respect to each trust fund as are required under the Exchange Act and the Commission's related rules and regulations. See "Description of the Securities--Reports to Securityholders."

                    INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the depositor with respect to a trust fund pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the offered securities of the related series. The depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered securities, upon written or oral request of the person, a copy of any or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered securities, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Structured Asset Mortgage Investments II Inc., 383 Madison Avenue, New York, New York 10179, Attention: Secretary, or by telephone at (212) 272-2000. The depositor has determined that its financial statements will not be material to the offering of any offered securities.



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                                    GLOSSARY

         ACCRUAL SECURITY -- A security with respect to which some or all of its accrued interest will not be distributed as interest but rather an amount equal to that interest will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

         AFFILIATED SELLER -- Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, and other mortgage loan originators or sellers affiliated with the depositor, which may include EMC Mortgage Corporation.

         AGREEMENT -- An owner trust agreement, servicing agreement, indenture or pooling and servicing agreement.

         ARM LOAN -- A mortgage loan with an adjustable interest rate.

         BANKRUPTCY AMOUNT - The amount of Bankruptcy Losses that may be allocated to the credit enhancement of the related series.

         BANKRUPTCY CODE -- Title 11 of the United States Code, as amended from time to time.

         BANKRUPTCY LOSS -- A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

         BENEFICIAL OWNER -- A person acquiring an interest in any DTC Registered Security.

         BENEFIT PLAN INVESTORS -- Plans, as well as any "employee benefit plan" (as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans(as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include Plan Assets by reason of a Plan's investment in the entity.

         BUYDOWN ACCOUNT -- With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.

         BUYDOWN FUNDS -- With respect a buydown mortgage loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

         BUYDOWN PERIOD -- The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

         CALL CLASS -- A class of securities which entitles the holder thereof to direct the trustee to redeem a Callable class of securities.

         CALLABLE CLASS -- A class of securities of a series which is redeemable, directly or indirectly, at the direction of the holder of the related Call Class, as provided in the related prospectus supplement. A Callable Class may have a "lock-out period" during which such securities cannot be called and generally will be called only if the market value of the assets in the trust fund for such Callable Class exceeds the outstanding principal balance of such assets.

         CERCLA -- The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         CLASS FACTOR -- For any exchangeable security and any month, will be a truncated seven digit decimal which, which when multiplied by the original principal amount of that class, will equal its remaining principal amount, after giving effect to any payment of (or addition to) principal to be made on the distribution date in the following month.



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         CLEARSTREAM - Clearstream Banking, societe anonyme, formerly known as
Cedelbank SA.

         CLOSING DATE -- With respect to any series of securities, the date on which the securities are issued.

         CODE -- The Internal Revenue Code of 1986.

         COMMISSION -- The Securities and Exchange Commission.

         COMMITTEE REPORT -- The Conference Committee Report accompanying the Tax Reform Act of 1986.

         CONSERVATION ACT -- The Asset Conservation, Lender Liability and Deposit Insurance Act of 1996.

         CONTRACT -- Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

         CONTRIBUTIONS TAX -- With respect to specific contributions to a REMIC made after the Closing Date, a tax on the REMIC equal to 100% of the value of the contributed property.

         COOPERATIVE -- With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

         CRIME CONTROL ACT -- The Comprehensive Crime Control Act of 1984.

         DEFAULTED MORTGAGE LOSS -- A Realized Loss other than a Special Hazard Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

         DEFERRED INTEREST -- If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable;

         DELETED MORTGAGE LOAN -- A mortgage loan which has been removed from the related trust fund.

         DESIGNATED SELLER TRANSACTION -- A series of securities where the related mortgage loans are provided either directly or indirectly to the depositor by one or more Sellers identified in the related prospectus supplement.

         DETERMINATION DATE -- The close of business on the date on which the amount of each distribution to securityholders will be determined, which shall be stated in each prospectus supplement.

         DISTRIBUTION ACCOUNT -- One or more separate accounts for the collection of payments on the related mortgage loans and/or mortgage securities constituting the related trust fund, which may be a Master Servicer Collection Account.

         DIDMC -- The Depository Institutions Deregulation and Monetary Control Act of 1980.

         DOL -- The U.S. Department of Labor.

         DOL REGULATIONS -- Regulations by the DOL promulgated at 29 C.F.R.ss.2510.3-101.

         DTC - The Depository Trust Company.

         DTC REGISTERED SECURITY -- Any security initially issued through the book-entry facilities of the DTC.

         ELIGIBLE ACCOUNT -- An account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which account are otherwise



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secured such that, as evidenced by an opinion of counsel (obtained by and at the expense of the person requesting that the account be held pursuant to this clause (ii)) delivered to the trustee prior to the establishment of the account, the securityholders will have a claim with respect to the funds in the account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Instruments) securing the funds that is superior to claims of any other depositors or general creditors of the depository institution with which the account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating
Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Distribution Account will not have an adverse effect on the then-current ratings assigned to the classes of the securities then rated by the Rating Agencies). Eligible Accounts may or may not bear interest.

         EQUITY CERTIFICATES -- With respect to any series of notes, the certificate or certificates representing a beneficial ownership interest in the related issuer.

         ERISA -- The Employee Retirement Income Security Act of 1974, as amended.

         ERISA PLANS -- Employee pension and welfare benefit plans subject to ERISA.

         ES CLASS -- A class of exchangeable securities, as described under "Description of the Certificates -- Exchangeable Securities."

         EXEMPTION -- An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21,1997), PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000), and PTE 2002-41,
67 Fed. Reg. 54487 (August 22, 2002).

         EXEMPTION RATING AGENCY -- Standard & Poor's, a division of The McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc.

         EXCHANGE ACT -- The Securities Exchange Act of 1934, as amended.

         EXTRAORDINARY LOSS -- Any Realized Loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

         FRAUD LOSS -- A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.

         FRAUD LOSS AMOUNT - The amount of Fraud Losses that may be allocated to the credit enhancement of the related series.

         FTC RULE -- The so-called "Holder-in-Due-Course" Rule of the Federal Trade Commission.

         GARN-ST GERMAIN ACT -- The Garn-St Germain Depository Institutions Act of 1982.

         GINNIE MAE  -- The Government National Mortgage Association.

         GLOBAL SECURITIES -- The certificated securities registered in the name of DTC, its nominee or another depository representing interests in the class or classes specified in the related prospectus supplement which are held in book-entry form.

         GRANTOR TRUST CERTIFICATE -- A certificate representing an interest in a Grantor Trust Fund.

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATE -- A Grantor Trust Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.



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         GRANTOR TRUST STRIP CERTIFICATE -- A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the depositor) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

         GRANTOR TRUST FUND -- A trust fund as to which no REMIC election will be made and which qualifies as a "grantor trust" within the meaning of Subpart E, part I of subchapter J of the Code.

         HIGH COST LOANS -- Mortgage loans subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.

         HIGH LTV LOANS -- Mortgage loans with Loan-to-Value Ratios in excess of 80% and as high as 150% and which are not be insured by a Primary Insurance Policy.

         HOMEOWNERSHIP ACT --The Home Ownership and Equity Protection Act of
1994.

         HOUSING ACT -- The National Housing Act of 1934, as amended.

         INDEX -- With respect to an ARM Loan, the related index, which will be specified in the related prospectus supplement and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San Francisco, (5) the interbank offered rates for U.S. dollar deposits in the London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement.

         INSURANCE PROCEEDS -- Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

         INTERMEDIARY -- An institution that is not a participant in the DTC but clears through or maintains a custodial relationship with a participant.

         IRS -- The Internal Revenue Service.

         ISSUE PREMIUM -- The excess of the issue price of a REMIC Regular Certificate over its stated redemption price.

         ISSUER -- With respect to a series of notes, the Delaware statutory trust or other trust, created pursuant to the owner trust agreement, that issues the notes.

         LIQUIDATION PROCEEDS -- (1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise and (2) all proceeds of any mortgage loan or mortgage security purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer, the depositor, a Seller or any other person pursuant to the terms of the related pooling and servicing agreement or servicing agreement as described under "The Mortgage Pools--Representations by Sellers," "Servicing of Mortgage Loans--Realization Upon and Sale of Defaulted Mortgage Loans," "--Assignment of Trust Fund



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

Assets" above and "The Agreements--Termination."

         LOAN-TO-VALUE RATIO -- With respect to any mortgage loan at any given time is the ratio (expressed as a percentage) of the then outstanding principal balance of the mortgage loan plus the principal balance of any senior mortgage loan to the Value of the related mortgaged property.

         MANUFACTURED HOME -- Manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         MASTER SERVICER COLLECTION ACCOUNT -- One or more separate accounts established by a master servicer, into which each of the related servicers are required to remit collections of payments on the related mortgage loans included in the related trust fund.

         NET MORTGAGE RATE -- With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the depositor.

         NONRECOVERABLE ADVANCE -- An advance which, in the good faith judgment of the master servicer or a servicer, as applicable, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

         NOTE MARGIN -- With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

         OID REGULATIONS -- The rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the related Treasury regulations.

         OTS -- The Office of Thrift Supervision.

         PARITY ACT -- THE ALTERNATIVE MORTGAGE TRANSACTION PARITY ACT OF 1982.

         PARTIES IN INTEREST -- With respect to a Plan, persons who have specified relationships to the Plans, either "Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code.

         PERCENTAGE INTEREST -- With respect to a security of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the security by the aggregate initial amount or notional balance of all the securities of the class.

         PERMITTED INVESTMENTS -- United States government securities and other investment grade obligations specified in the related pooling and servicing agreement or the related servicing agreement and indenture.

         PLAN ASSETS -- "Plan assets" of a Plan, within the meaning of the DOL Regulations.

         PLANS -- ERISA Plans and Tax Favored Plans.

         PREPAYMENT ASSUMPTION -- With respect to a REMIC Regular Certificate or a Grantor Trust Certificate, the prepayment assumption used in pricing the initial offering of that security.



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

         PREPAYMENT INTEREST SHORTFALL -- With respect to any mortgage loan with a prepayment in part or in full the excess, if any, of interest accrued and otherwise payable on the related mortgage loan over the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the depositor).

         PRIMARY INSURANCE COVERED LOSS -- With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property, (2) hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan, (3) amounts expended but not approved by the primary insurer, (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

         PRIMARY INSURANCE POLICY -- A primary mortgage guaranty insurance policy.

         PRIMARY INSURER -- An issuer of a Primary Insurance Policy.

         PROTECTED ACCOUNT -- One or more separate accounts established by each servicer servicing the mortgage loans, for the collection of payments on the related mortgage loans included in the related trust fund.

         PTCE -- Prohibited Transaction Class Exemption.

         QUALIFIED SUBSTITUTE MORTGAGE LOAN -- A mortgage loan substituted for a Deleted Mortgage Loan, meeting the requirements described under "The Mortgage Pools-- Representations by Sellers" in this prospectus.

         RATING AGENCY -- A "nationally recognized statistical rating organization" within the meaning of Section 3(a)(41) of the Exchange Act.

         REALIZED LOSS -- Any loss on a mortgage loan attributable to the mortgagor's failure to make any payment of principal or interest as required under the mortgage note.

         RECORD DATE -- The close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

         RELIEF ACT -- The Servicemembers Civil Relief Act..

         REMIC -- A real estate mortgage investment conduit as defined in Sections 860A through 860G of the Code.

         REMIC ADMINISTRATOR -- The trustee, the master servicer or another specified party who administers the related REMIC.

         REMIC CERTIFICATES -- Certificates evidencing interests in a trust fund as to which a REMIC election has been made.

         REMIC PROVISIONS -- Sections 860A through 860G of the Code.

         REMIC REGULAR CERTIFICATE -- A REMIC Certificate designated as a "regular interest" in the related REMIC.

         REMIC REGULAR CERTIFICATEHOLDER -- A holder of a REMIC Regular Certificate.

         REMIC RESIDUAL CERTIFICATE -- A REMIC Certificate designated as a "residual interest" in the related REMIC.

         REMIC RESIDUAL CERTIFICATEHOLDER -- A holder of a REMIC Residual Certificate.


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


         REMIC REGULATIONS -- The REMIC Provisions and the related Treasury regulations.

         REO MORTGAGE LOAN -- A mortgage loan where title to the related mortgaged property has been obtained by the trustee or to its nominee on behalf of securityholders of the related series.

         RICO -- The Racketeer Influenced and Corrupt Organizations statute.

         SECURITIES ACT -- The Securities Act of 1933, as amended.

         SELLER -- The seller of the mortgage loans or mortgage securities included in a trust fund to the depositor with respect a series of securities, who shall be an Affiliated Seller or an Unaffiliated Seller.

         SINGLE FAMILY PROPERTY -- An attached or detached one-family dwelling unit, two-to four-family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

         SMMEA -- The Secondary Mortgage Market Enhancement Act of 1984.

         SPECIAL HAZARD AMOUNT - The amount of Special Hazard Losses that may be allocated to the credit enhancement of the related series.

         SPECIAL HAZARD LOSS -- (1) losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (2) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

         STRIP SECURITY -- A security which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or
(2) interest distributions, with disproportionate, nominal or no principal distributions.

         TAX FAVORED PLANS -- Tax-qualified retirement plans described in
Section 401(a) of the Code and on individual retirement accounts described in
Section 408 of the Code.

         TILA -- The Federal Truth-in-Lending Act.

         TITLE V -- Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980.

         TITLE VIII -- Title VIII of the Garn-St Germain Act.

         UNAFFILIATED SELLERS -- Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust Corporation, the FDIC and other mortgage loan originators or sellers not affiliated with the depositor.

         UNITED STATES PERSON -- A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia (except, in the case of a partnership, to the extent provided in regulations),or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

         VALUE -- With respect to a mortgaged property securing a single family, multifamily, commercial or mixed-use



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loan, the lesser of (x) the appraised value determined in an appraisal obtained at origination of the mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent appraisal). However, in the case of refinanced, modified or converted single family, multifamily, commercial or mixed-use loans, the "Value" of the related mortgaged property will be equal to the lesser of (x) the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements. With respect to a new Manufactured Home, the "Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including "accessories" identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used Manufactured Home, the "Value" is the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable. An appraisal for purposes of determining the Value of a mortgaged property may include an automated valuation.


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


                           $389,603,555 (Approximate)

                  Structured Asset Mortgage Investments II Inc.
                                    Depositor

             Structured Asset Mortgage Investments II Trust 2005-F1

                           Pass-Through Certificates,
                                 Series 2005-F1

                                   ----------

                              Prospectus Supplemnt

                              Dated August 26, 2005

                                   ----------

                            Bear, Stearns & Co. Inc.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the certificates offered by this prospectus supplement and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus for 90 days after the date of this prospectus supplement.